UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Trans-India Acquisition Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

The outstanding ordinary shares of Solar Semiconductor Ltd.

(2)	Aggregate number of securities to which transaction applies:

Up to 100% of the outstanding ordinary shares of Solar Semiconductor Ltd.

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

A maximum being paid for 100% of the outstanding ordinary shares of Solar Semiconductor Ltd. is $448,875,000, assuming the maximum earnout is received by the shareholders of Solar Semiconductor Ltd. The transaction value is based on the average of the high and low price of the registrant’s common stock reported on the American Stock Exchange on November 11, 2008.

(4)	Proposed maximum aggregate value of transaction:

$448,875,000

(5)	Total fee paid:

$17,640.79

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

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TRANS-INDIA ACQUISITION CORPORATION

300 South Wacker Drive, Suite 1000

Chicago, IL 60606

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD [—], 2009

TO THE STOCKHOLDERS OF TRANS-INDIA ACQUISITION CORPORATION:

NOTICE IS HEREBY GIVEN that a special meeting of stockholders of Trans-India Acquisition Corporation, or Trans-India, a Delaware corporation, relating to the proposed acquisition of Solar Semiconductor Ltd., or Solar Cayman, an exempted company incorporated with limited liability in the Cayman Islands, its subsidiaries, Solar Semiconductor Private Limited, a company formed under the laws of the Republic of India, or Solar India, and Solar Semiconductor, Inc., a California corporation, or Solar California, will be held at [—] Central standard time on [— ], 2009, at Trans-India’s offices located at 300 South Wacker Drive, Suite 1000, Chicago, IL 60606, to consider and vote upon the proposals described below.

Proposal 1 – The Acquisition Proposal. A proposal to approve the acquisition by Trans-India of at least 80%, and up to 100%, of the outstanding shares of Solar Cayman by the issuance of up to 56,245,046 shares of Trans-India common stock and the issuance of options and warrants to purchase an aggregate of 5,491,560 shares of Trans-India common stock by the assumption of outstanding Solar Cayman options and warrants, pursuant to the Share Exchange Agreement, dated October 24, 2008, between Trans-India, Solar Cayman, Solar India, Solar California, Venkata Kode, as Stockholders’ Representative, and certain shareholders of Solar Cayman.

Proposal 2 – The Incentive Plan Proposal. To approve the adoption of a 2008 Equity Incentive Plan to become effective only upon completion of the acquisition.

Proposal 3 – The Share Increase Proposal. To approve the amendment of Trans-India’s amended and restated certificate of incorporation to increase the number of authorized shares of common stock from 50,000,000 shares of common stock to 140,000,000 shares of common stock.

Proposal 4 – The Article V Proposal. To approve the amendment to Trans-India’s amended and restated certificate of incorporation to remove Article V entirely from Trans-India’s certificate of incorporation from and after the closing of the acquisition, as the provisions in Article V will no longer be applicable to Trans-India, and to make certain other changes to the certificate of incorporation to reflect this deletion.

Proposal 5 – The Name Change Proposal. To approve the amendment to Trans-India’s amended and restated certificate of incorporation to change Trans-India’s name from and after the closing of the acquisition to Solar Semiconductor Corporation.

Proposal 6 – The Adjournment Proposal. To approve any adjournment of the special meeting for the purpose of soliciting additional proxies.

The Trans-India board of directors has fixed the record date as the close of business on [—], 2009, as the date for determining stockholders entitled to receive notice of and to vote at the special meeting and any adjournment thereof.

Under Trans-India’s amended and restated certificate of incorporation, approval of the Acquisition Proposal requires the affirmative vote of the holders of a majority of the shares of common stock voted at the special meeting, provided there is a quorum at such meeting. If the stockholders approve the Acquisition Proposal, the acquisition will proceed only if common stockholders representing less than 25% of the common stock issued in Trans-India’s initial public offering, or IPO, exercise their conversion rights. If the holders of 2,875,000 or more shares of common stock (which number represents 25% of the common stock issued in Trans-India’s IPO) vote against the acquisition and demand that Trans-India convert their shares for their pro rata portion of the funds available in the trust account established at the time of its IPO, Trans-India will not be permitted to consummate the acquisition pursuant to its amended and restated certificate of incorporation.

The Share Increase Proposal, Article V Proposal and Name Change Proposal will each be approved if holders of a majority of all shares of common stock outstanding on the record date vote in favor of each of the proposals.

Each of the Incentive Plan Proposal and the Adjournment Proposal will be approved if holders of a majority of all shares of common stock that are present or represented at the special meeting and entitled to vote on such proposal vote in favor of the proposal.

We will not consummate the proposed acquisition unless each of the Incentive Plan Proposal, Share Increase Proposal, Article V Proposal and Name Change Proposal are approved. The Adjournment Proposal is not conditioned on any of the other proposals.

A quorum will be present at the Trans-India special meeting if a majority of the outstanding shares of common stock entitled to vote at the special meeting are represented in person or by proxy. Abstentions and broker non-votes will count as present for the purposes of establishing a quorum.

Your vote is important. Please sign, date and return your proxy card as soon as possible to make sure that your shares are represented at the special meeting. You may also vote by telephone or the internet, as described on the proxy card. If you are a stockholder of record, you may also cast your vote in person at the special meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank how to vote your shares, or you may cast your vote in person at the special meeting by obtaining a proxy from your brokerage firm or bank.

After careful consideration of all relevant factors, Trans-India’s board of directors has determined that the above proposals are fair to and in the best interests of Trans-India and its stockholders and has recommended that you vote or give instruction to vote “FOR” adoption of each of them. The board of directors of Trans-India did not obtain a fairness opinion on which to base its assessment.

Dated: [—], 2009

By Order of the Board of Directors,

Narayanan Vaghul Chairman of the Board

YOUR VOTE IS IMPORTANT. WHETHER YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON OR NOT, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED, OR SUBMIT A PROXY BY TELEPHONE OR THE INTERNET (AS DESCRIBED ON THE PROXY CARD) AS SOON AS POSSIBLE.

SEE “RISK FACTORS” IN THE ACCOMPANYING PROXY FOR A DISCUSSION OF VARIOUS FACTORS THAT YOU SHOULD CONSIDER IN CONNECTION WITH THE ACQUISITION OF SOLAR CAYMAN SINCE, UPON TRANS-INDIA’S ACQUISITION OF SOLAR CAYMAN, THE OPERATIONS AND ASSETS OF TRANS-INDIA WILL LARGELY BE THOSE OF SOLAR CAYMAN.

THIS PROXY STATEMENT IS DATED [—], 2009, AND IS FIRST BEING MAILED TO TRANS-INDIA’S STOCKHOLDERS ON OR ABOUT [—], 2009.

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ANNEXES

A – Share Exchange Agreement

B – Second Amended and Restated Certificate of Incorporation

C – Form of Lock-Up Agreement

D – Form of Registration Rights Agreement

E – Employment Agreement between Trans-India and Hari Surapaneni

F – Form of Non-Competition and Non-Solicitation Agreement

G – Form of Escrow Agreement

H – Form of Voting Agreement

I – 2008 Equity Incentive Plan

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SUMMARY MATERIAL TERMS OF THE TRANSACTION

This section summarizes information related to the proposals to be voted on at the special meeting. These items are described in greater detail elsewhere in this proxy statement. You should carefully read this entire proxy statement and the other documents to which you are referred.

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The parties to the share exchange agreement are Trans-India, Solar Semiconductor Ltd., or Solar Cayman, an exempted company incorporated with limited liability in the Cayman Islands, its subsidiaries, Solar Semiconductor Private Limited, a company formed under the laws of the Republic of India, or Solar India, and Solar Semiconductor, Inc., a California corporation, or Solar California, Venkata Kode, as Stockholders’ Representative, and certain shareholders of Solar Cayman. We refer to Solar Cayman, Solar India, and Solar California as “Solar Semiconductor.” See “The Share Exchange Agreement.”

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Solar Semiconductor designs, develops, manufactures and markets solar photovoltaic products to its global customers for industrial, commercial and residential applications. Solar Semiconductor is currently expanding its module manufacturing capacity and installing cell manufacturing capacity as part of its value added strategic backward integration plan. Solar Semiconductor is the recipient of ISO 9001 certification for its state of the art manufacturing plant in Hyderabad, India. Trans-India is a blank check company formed for the purpose of acquiring, through merger, capital stock exchange, asset acquisition or other similar business combination transaction, one or more target businesses with operations primarily in India. See “Information about Solar Semiconductor” and “Information about Trans-India.”

•

Pursuant to the share exchange agreement, Trans-India will complete the acquisition with the Solar Cayman shareholders, in which the Solar Cayman shareholders that are party to the share exchange agreement will receive shares of Trans-India common stock based on a purchase price of up to $375,000,000, minus the aggregate amount of Solar Cayman long-term indebtedness on the closing date of the acquisition in excess of $50,000,000, plus or minus, as applicable, the earnout amount, if any. The earnout in the share exchange agreement is based on Solar Cayman’s adjusted net income during the fiscal year ended March 31, 2010. The term “adjusted net income” means the “net income attributable to Solar Cayman after tax” pursuant to GAAP, adjusted to add back any charges for (a) “acquisition-related costs” recognized as expense, and any other fees, expenses or payments to any third party related to the business combination with Trans-India, (b) the amortization of compensation expense related to stock options and restricted stock granted prior to November 15, 2008, and (c) any fees incurred in transferring to the NASDAQ stock market, if Trans-India makes such transfer. On the closing of the share exchange agreement, Solar Cayman will be the majority owned subsidiary of Trans-India. See “The Acquisition Proposal.”

•	The closing of the acquisition with Solar Semiconductor is subject to the satisfaction by each party of various conditions prior to closing. See “The Share Exchange Agreement — Conditions to Closing.”

•	At the closing of the acquisition, Trans-India will enter into the following agreements:

•

lock-up agreements with the Solar Cayman shareholders that are party to the share exchange agreement, pursuant to which each shareholder will agree not to sell or otherwise transfer any of the common stock received in the acquisition for a period of 12 months from the closing date of the acquisition, provided that 5,000,000 shares in the aggregate issued to the Solar Cayman shareholders may be sold or transferred after six months upon the consent of Trans-India, in each case subject to exceptions for gifts or transfers to the shareholder’s equity holders, provided in each case that the transferees agree in writing to be bound by the terms of the lock-up agreement;

•

a registration rights agreement pursuant to which the Solar Cayman shareholders that are parties to the share exchange agreement will be entitled to registration rights for their Trans-India common stock received in connection with the acquisition;

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a voting agreement that provides that until March 31, 2010 at any shareholders’ meeting called for the purpose of electing directors, the Solar Cayman shareholders that are parties to the share exchange agreement will agree to vote for one director nominated by Mr. Bobba Venkatadri and Mr. Craig Colmar, on behalf of the Trans-India stockholders; and

•

an escrow agreement providing that of the Trans-India shares to be received by the Solar Cayman shareholders in the acquisition, up to 24,375,000 shares will be held in escrow by Deutsche Bank National Trust Company, of which up to 21,875,000 shares will be released upon the determination of the earnout amount, which determination will be based on Solar Cayman’s adjusted net income for the period ended March 31, 2010, and the remaining 2,500,000 shares will be held until 18 months after the initial closing of the acquisition, where an aggregate of up to 4,687,500 of such shares held in escrow may be returned to by Trans-India to satisfy any indemnification claims under the share exchange agreement made by Trans-India during this period.

•	In connection with the execution of the share exchange agreement, Trans-India entered into the following agreements:

•	an executive employment agreement with Hari Surapaneni in which Mr. Surapaneni agrees to serve as Trans-India’s chief executive officer, to be effective only upon the closing of the acquisition;

•	employment offer letters with Nava Akkineni, William Bush, Vishnu Reddy and Mike Ross, each to be effective only upon the closing of the acquisition; and

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non-competition and non-solicitation agreements with Hari Surapaneni, Nava Akkineni, Sakhamuri Satya Narayana Prasad, Vishnu Reddy, Mike Ross, Venkata Kode and William Bush in which each agreed not to compete with Trans-India or solicit employees of Trans-India for a period of two years following termination of their employment with Trans-India, each to be effective only upon the closing of the acquisition.

For a description of these agreements, please see “Certain Agreements Relating to the Acquisition.”

Upon the closing of the acquisition, Trans-India will change its name to Solar Semiconductor Corporation and its fiscal year to be the twelve-month period ending on March 31 in any applicable year.

QUESTIONS AND ANSWERS ABOUT THE ACQUISITION AND THE TRANS-INDIA SPECIAL MEETING

These Questions and Answers below are only summaries of matters described in this proxy statement. They do not contain all of the information that may be important to you. You should read carefully the entire document, including the annexes to this proxy statement.

Q. What is being voted on?

A. You are being asked to vote on six proposals:

•        A proposal to approve the acquisition by Trans-India of at least 80%, and up to 100%, of the outstanding shares of Solar Cayman by the issuance of up to 56,245,046 shares of Trans-India common stock and the issuance of options and warrants to purchase an aggregate of 5,491,560 shares of Trans-India by the assumption of outstanding Solar Cayman options and warrants, pursuant to the share exchange agreement. This proposal is called the “Acquisition Proposal.”

•        A proposal to approve the adoption of a 2008 Equity Incentive Plan. This proposal is called the “Incentive Plan Proposal.”

•        A proposal to approve the amendment of Trans-India’s amended and restated certificate of incorporation to increase the number of authorized shares of common stock from 50,000,000 shares of common stock to 140,000,000 shares of common stock. This proposal is called the “Share Increase Proposal.”

•        A proposal to approve the amendment to Trans-India’s amended and restated certificate of incorporation to remove Article V entirely from Trans-India’s amended and restated certificate of incorporation from and after the closing of the acquisition, as the provisions in Article V will no longer be applicable to Trans-India, and to make certain other changes to the amended and restated certificate of incorporation to reflect this deletion. This proposal is called the “Article V Proposal.”

•        A proposal to approve the amendment to Trans-India’s amended and restated certificate of incorporation to change Trans-India’s name from and after the closing of the acquisition to Solar Semiconductor Corporation. This proposal is called the “Name Change Proposal.”

•        A proposal for the approval of any adjournment of the special meeting for the purpose of soliciting additional proxies. This proposal is called the “Adjournment Proposal.”

Q. Why is Trans-India proposing the acquisition?	A. We were organized for the purpose of acquiring, through merger, capital stock exchange, asset acquisition or other similar business combination transaction, one or more target businesses with operations primarily in India. Solar Semiconductor is a photovoltaic module producer with manufacturing operations in India. Our board of directors believes the Solar Cayman acquisition will provide our stockholders with an opportunity to participate in a company with significant growth potential. See “The Acquisition Proposal” below.

Q. What vote is required to approve the Acquisition Proposal?

A. Under our amended and restated certificate of incorporation, approval of the acquisition requires the affirmative vote of the majority of our shares of common stock voted at the special meeting, provided that there is a quorum at such meeting.

However, if the holders of 2,875,000 or more shares (which number represents 25% of the shares issued in our IPO) vote against the acquisition and demand that we convert their shares into their pro rata portion of the funds available in the trust account established at the time of the IPO, we will not be permitted to consummate the acquisition pursuant to our certificate of incorporation.

Holders of our warrants do not have any voting rights and no action by the warrant holders is required to approve the acquisition proposal or the other proposals.

Q. What vote is required to approve the Share Increase Proposal, Article V Proposal and Name Change Proposal?	A. Approval of the Share Increase Proposal, Article V Proposal and Name Change Proposal will require the affirmative vote of the majority of our outstanding shares of common stock as of the record date.

Q. What vote is required to approve the Incentive Plan Proposal and Adjournment Proposal?	A. Approval of the Incentive Plan Proposal and Adjournment Proposal will require the affirmative vote of the majority of our shares of common stock voted at the special meeting, provided that there is a quorum at such meeting.

Q. Why is Trans-India proposing to approve any adjournment of the special meeting?	A. We are proposing to approve any adjournment of the special meeting so that we may delay the meeting in the event that it appears that the other proposals to be presented at the meeting will not be approved. This will provide our management with more time to solicit stockholders to vote or change their votes.

Q. What is the relationship if each of the proposals?	A. We will not consummate the proposed acquisition unless each of the Incentive Plan Proposal, Share Increase Proposal, Article V Proposal and Name Change Proposal are approved. The Adjournment Proposal is not conditioned on any of the other proposals.

Q. Who is entitled to vote at the special meeting?	A. The “record date” for the special meeting is [—], 2009. Record holders of our common stock at the close of business on the record date are entitled to vote or have their votes cast at the special meeting. Each share of common stock is entitled to one vote per proposal at the special meeting. Our warrants do not have voting rights.

Q. What constitutes a quorum?	A. A quorum will be present at the special meeting if a majority of the outstanding shares entitled to vote at the meeting are represented in person or by proxy. Abstentions and broker non-votes will count as present for the purposes of establishing a quorum.

Q. Does the Trans-India board of directors recommend voting in favor of the Acquisition Proposal, Incentive Plan Proposal, Share Increase Proposal, Article V Proposal, Name Change Proposal and Adjournment Proposal?	A. After careful consideration of the acquisition and the terms and conditions of the share exchange agreement, the board of directors of Trans-India has determined that the acquisition of Solar Cayman, the approval of the 2008 equity incentive plan, the increase in the number of shares authorized under our amended and restated certificate of incorporation, the removal of Article V of our amended and restated certificate of incorporation, the change of our name and any adjournment of the special meeting for the purpose of soliciting additional proxies are in the best interests of the Trans-India stockholders. The Trans-India board of directors recommends that the stockholders entitled to vote approve each of the proposals described above. See “Summary—Interests of Trans-India Officers and Directors in the Acquisition” for a discussion of how the interests of our officers and directors are different from those of yours as a stockholder.

Q. How do the Trans-India insiders intend to vote their shares?	A. All of our pre-IPO stockholders, including all of our officers and directors, which we refer to as our initial stockholders, have agreed to vote the shares held by them acquired prior to our IPO on the Acquisition Proposal in accordance with the vote of the majority of public shares present at the special meeting and voting on the Acquisition Proposal. These initial stockholders have indicated that they will vote the shares held by them acquired prior to our IPO in favor of all of the other proposals. Each of the initial stockholders have waived their ability to exercise conversion rights with respect to their pre-IPO shares.

Q. How much of Trans-India will existing Trans-India stockholders own after the acquisition?

A. After the acquisition and assuming we acquire 100% of Solar Cayman in the acquisition, if none of our stockholders exercise their conversion rights and demand that we convert their shares into a pro rata portion of the funds available in the trust account, there is no Solar Cayman long-term indebtedness adjustment at closing, and if none of the shares subject to the earnout provision are earned or returned to us, then existing Trans-India stockholders are expected to beneficially own approximately 24.6% of the outstanding shares of Trans-India, excluding shares that may be acquired upon the exercise of outstanding options and warrants following the completion of the acquisition. Existing Trans-India stockholders would own less than that percentage of shares if one or more Trans-India stockholders voted against the acquisition proposal and demanded conversion of their shares into a pro rata portion of the funds available in the trust account, the Solar Cayman long-term indebtedness at closing exceeds $50,000,000 or if some or all of the shares subject to the earnout provision were issued to the Solar Cayman shareholders.

In addition, upon the approval of the Incentive Plan Proposal, we may grant stock options or warrants to qualified employees in an amount up to 10,000,000 total shares less the options and warrants to purchase Solar Cayman shares that will be assumed in the acquisition. The issuance of such equity awards would also dilute the ownership interests of our existing stockholders at the time of issuance.

Q. Do Trans-India stockholders have appraisal rights under Delaware law?	A. The Trans-India stockholders do not have appraisal rights under Delaware corporate law.

Q. What happens post-acquisition to the funds deposited in the trust account?	A. Our stockholders exercising conversion rights will receive their pro rata portion of the funds available in the trust account. The balance of the funds available in the trust account will be released to us and will be utilized to pay expenses associated with the acquisition and for operating capital subsequent to the closing of the acquisition.

Q. What happens if the acquisition is not consummated?

A. If we do not complete the acquisition, it is likely that we will dissolve and distribute to our stockholders, other than our initial stockholders, their pro rata portion of the amount of the funds available in the trust account. Following dissolution, Trans-India would no longer exist as a corporation.

See the risk factor on page 38 of this proxy statement relating to risks associated with the dissolution of Trans-India.

Q. Who will manage Trans-India after the acquisition?

A. After the acquisition, we will be managed by the following individuals:

•        Hari Surapaneni, President and Chief Executive Officer

•        Nava Akkineni, Executive Vice President, Sales and Marketing

•        Vishnu Reddy, Vice President, Quality, Reliability and Customer Service

•        William Bush, Chief Financial Officer

•        Mike Ross, Vice President, Administration, Human Resources and Legal and Secretary

Further, upon the consummation of the acquisition, our board of directors will consist of five directors, of which Solar Semiconductor will designate four members, including Hari Surapaneni, Venkata Kode and Bharani Bobba, and representatives of Trans-India will designate one member.

Q. Will the Trans-India stockholders be taxed as a result of the acquisition?

A. You will not recognize gain or loss as a result of the acquisition if your conversion rights are not exercised. If you exercise your conversion rights and thereby terminate your stockholder’s interest in us, you will generally be required to recognize gain or loss upon the exchange of your shares of our common stock for cash. Such gain or loss will be measured by the difference between the amount of cash received by you upon the conversion and the tax basis of your shares of our common stock. This gain or loss will generally be a capital gain or loss if you held your shares as a capital asset on the date of the acquisition, and will be a long-term capital gain or loss if the holding period for the share of our common stock is more than one year.

For additional information on the material federal income tax consequences of the acquisition, please see “The Acquisition Proposal—Material Federal Income Tax Consequences of the Acquisition.”

Q. Do Trans-India stockholders have conversion rights?

A. If you hold shares of our common stock and are not one of our initial stockholders, then you have the right to vote against the Acquisition Proposal and demand that we convert these shares into a pro rata portion of the funds available in the trust account.

SIMPLY VOTING AGAINST THE ACQUISITION OR CHECKING THE “EXERCISE CONVERSION RIGHTS” BOX ON A PROXY CARD DOES NOT PERFECT YOUR CONVERSION RIGHTS; YOU MUST ALSO SEND TRANS-INDIA THE WRITTEN INSTRUCTION LETTER DESCRIBED IN “THE TRANS-INDIA SPECIAL MEETING – CONVERSION PROCEDURES.”

Q. If I have conversion rights, how do I exercise them?

A. If you wish to exercise your conversion rights, you must vote against the Acquisition Proposal and at the same time demand that we convert your shares into cash. If, notwithstanding your vote, the acquisition is completed, then you will be entitled to receive a pro rata portion of the funds available in the trust account, including any interest earned thereon (net of taxes payable) through the record date, less the portion of such interest previously released to Trans-India. Based on our estimate of the value of the trust account as of October 31, 2008 you would be entitled to convert each share of common stock that you hold for approximately $7.97. If you exercise your conversion rights, then you will be exchanging your shares for cash and will no longer own these shares. If you do not make a demand to exercise your conversion rights at the time you vote against the Acquisition Proposal (or if you do not vote against the Acquisition Proposal), you will lose your conversion rights and that loss cannot be remedied.

See “The Trans-India Special Meeting—Conversion Rights and Conversion Procedures” for information on exercising your conversion rights.

Q. When do you expect the acquisition to be completed?	A. It is anticipated that the acquisition will be completed promptly following the special meeting on [—], 2009.

Q. If I am not going to attend the special meeting in person, should I return my proxy card instead?	A. Yes. After carefully reading and considering the information in this proxy statement, please fill out and sign your proxy card. Then return it in the return envelope as soon as possible, so that your shares may be represented at the special meeting. You may also submit a proxy by telephone or on the internet, as explained on the proxy card. A properly executed proxy will be counted for the purpose of determining the existence of a quorum.

Q. How do I change my vote?	A. You must send a later-dated, signed proxy card to Trans-India’s secretary prior to the date of the special meeting or, if you are a stockholder of record, you may attend the special meeting in person and vote.

Q. If my shares are held in “street name,” will my broker automatically vote them for me?	A. No. Your broker can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares. Your broker can tell you how to provide these instructions.

Q. Who can help answer my questions?	A. If you have questions, you may write or call Trans-India Acquisition Corporation at 300 South Wacker Drive, Suite 1000, Chicago, IL 60606; Telephone: (510) 432-5492; Attention: Bobba Venkatadri.

Q. When and where will the special meeting be held?	A. The meeting will be held at [—] Central standard time on [—], 2009 at Trans-India’s offices located at 300 South Wacker Drive, Suite 1000, Chicago, IL 60606.

SUMMARY

This summary highlights selected information from this proxy statement and does not contain all of the information that is important to you. To better understand the acquisition, as well as the other proposals, you should read carefully this entire document and the other documents to which this proxy statement refers you, including the share exchange agreement attached as Annex A to this proxy statement. The share exchange agreement is the legal document that governs the acquisition. The share exchange agreement is also described in detail elsewhere in this proxy statement.

The Parties

Trans-India Acquisition Corporation

We are a blank check company organized as a corporation under the laws of the State of Delaware on April 13, 2006 for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or other similar business combination, one or more target businesses with operations primarily in India. In February 2007, we consummated an IPO of our equity securities, from which we derived net proceeds of approximately $88.5 million, including proceeds from the exercise of the underwriters’ over-allotment option. The entirety of the funds raised in the IPO plus amounts raised in a private placement completed prior to the IPO, or $89.9 million, were placed in a trust account. Such funds and a portion of the interest earned thereon will be released upon consummation of the acquisition and used to pay any amounts payable to our stockholders that vote against the acquisition and exercise their conversion rights. The remaining proceeds will be used for working capital after the acquisition. Other than our IPO and the pursuit of an acquisition, we have not engaged in any business to date.

If we do not complete the acquisition on or before February 14, 2009, upon approval of our stockholders, we will dissolve and distribute to our stockholders, other than our initial stockholders, the amount in our trust account, less interest previously released to us.

The mailing address of our principal executive office 300 South Wacker Drive, Suite 1000, Chicago, IL 60606, and our telephone number is (312) 922-1980.

Solar Semiconductor Ltd.

Solar Semiconductor Ltd. is a company formed under the laws of the Cayman Islands in October 2007. Solar Semiconductor Ltd., directly and through its subsidiaries, designs, develops, manufactures and markets solar photovoltaic modules for industrial, commercial and residential applications.

Solar Semiconductor Private Limited

Solar Semiconductor Private Limited was incorporated in April 2006 under the laws of the Republic of India with the object of carrying on the manufacture and sale of solar semiconductor products, to trade in all kinds of activities in photovoltaic solar energy, and other related, incidental and ancillary activities. Following a reorganization in early 2008 and an additional issuance of shares of Solar Semiconductor Private Limited to Solar Semiconductor Ltd. in October 2008, Solar Semiconductor Ltd. owns 86.7% of the outstanding shares of capital stock of Solar Semiconductor Private Limited.

Solar Semiconductor, Inc.

Solar Semiconductor, Inc. was incorporated in July 2006 as a California corporation. Solar Semiconductor, Inc. operates an administration and sales office in Sunnyvale, California. Solar Semiconductor Ltd. owns 99.9% of Solar Semiconductor, Inc. and the other 0.1% is owned by Solar Semiconductor Private Limited.

The Acquisition; Acquisition Consideration

The share exchange agreement provides for an acquisition transaction by means of a share exchange with the Solar Cayman shareholders, which would result in Solar Cayman becoming at least an 80% majority owned subsidiary of Trans-India. This will be accomplished through an exchange of such percentage of the issued and outstanding shares of capital stock of Solar Cayman for shares of Trans-India common stock. Trans-India and Solar Cayman plan to complete the acquisition promptly after the Trans-India special meeting, provided that:

•	our stockholders have approved the Acquisition Proposal, Incentive Plan Proposal, Share Increase Proposal, Article V Proposal and Name Change Proposal;

•	holders of less than 25% of our common stock issued in our IPO have voted against the Acquisition Proposal and demanded conversion of their shares into cash; and

•	the other conditions specified in the share exchange agreement have been satisfied or waived.

The share exchange has been structured to be completed in at least two closings. Upon the approval of the Acquisition Proposal, we will acquire at least 80% of Solar Cayman by the issuance of shares of our common stock to the Solar Cayman shareholders that are parties to the share exchange agreement. Each share of common stock to be issued in the acquisition will be valued at $8.00 per share. The number of shares to be issued, as well as the number of options and warrants that will be assumed upon closing, will be calculated based on a purchase price of $375,000,000, minus the aggregate amount of Solar Cayman long-term indebtedness on the closing date of the acquisition in excess of $50,000,000, plus or minus, as applicable, the earnout amount, if any. The earnout amount is based on Solar Cayman’s adjusted net income during the fiscal year ended March 31, 2010. The term “adjusted net income” means the “net income attributable to Solar Cayman after tax” pursuant to GAAP, adjusted to add back any charges for (a) “acquisition-related costs” recognized as expense, and any other fees, expenses or payments to any third party related to the business combination with Trans-India, (b) the amortization of compensation expense related to stock options and restricted stock granted prior to November 15, 2008, and (c) any fees incurred in transferring to the NASDAQ stock market, if Trans-India makes such transfer.

24,375,000 shares of Trans-India common stock to be received by the Solar Cayman shareholders in the acquisition will be placed in escrow with Deutsche Bank National Trust Company at the closing pursuant to the terms of the share exchange agreement and escrow agreement. Up to 21,875,000 shares will be released to the Solar Cayman shareholders that are parties to the share exchange agreement upon the determination of the earnout amount, which determination will be based on Solar Cayman’s adjusted net income for the period ended March 31, 2010, and the remaining 2,500,000 shares will be held until 18 months after the initial closing of the acquisition, where an aggregate of up to 4,687,500 of such shares may be returned to by Trans-India to satisfy any indemnification claims under the share exchange agreement made by Trans-India during this period.

If Solar Cayman’s adjusted net income during the fiscal year ended March 31, 2010 exceeds $50,000,000, the purchase price will be increased by the lesser of:

(1) $100,000,000; or

(2) an amount equal to: (i) the amount by which the 2010 adjusted net income exceeds $50,000,000, multiplied by (ii) 4.

If Solar Cayman’s adjusted net income during the fiscal year ended March 31, 2010 is less than $50,000,000, the purchase price will be decreased by the lesser of:

(1) $175,000,000; or

(2) an amount equal to (i) the amount by which the 2010 adjusted net income is less than $50,000,000, multiplied by (ii) 8.

If Solar Cayman’s 2010 adjusted net income exceeds $50,000,000, we will issue additional shares of common stock to the Solar Cayman shareholders that are parties to the share exchange agreement equal to the earnout amount divided by $8.00. If Solar Cayman’s 2010 adjusted net income is less than $50,000,000, the Solar Cayman shareholders will transfer back to us shares of common stock from those held in escrow equal to the earnout amount divided by $8.00.

Any and all purchase price consideration described above will be reduced proportionately by the percentage of any outstanding capital stock of Solar Cayman not acquired by Trans-India.

Satisfaction of the 80% Test

Our board of directors has determined that the fair market value of Solar Cayman is at least 80% of Trans India’s net assets. See “The Acquisition Proposal – Satisfaction of the 80% Test.”

Management of Trans-India

Upon the consummation of the acquisition, the Trans-India board of directors will consist of five directors, of which Solar Cayman will designate four members and representatives of Trans-India will designate one member. At least two of the four directors designated by Solar Cayman and the Trans-India director shall be “independent directors” as defined by the rules of the Securities and Exchange Commission and the American Stock Exchange. Such independent directors will serve as members of our audit committee.

Upon the consummation of the acquisition, our directors are expected to be: Hari Surapaneni, Venkata Kode, Bharani Bobba, one director to be selected by Solar Semiconductor and one director to be selected by Trans-India.

Upon the consummation of the acquisition, our executive officers are expected to be:

•	Hari Surapaneni, President and Chief Executive Officer;

•	Nava Akkineni, Executive Vice President, Sales and Marketing;

•	Vishnu Reddy, Vice President, Quality, Reliability and Customer Service;

•	William Bush, Chief Financial Officer; and

•	Mike Ross, Vice President, Administration, Human Resources and Legal and Secretary.

See the section entitled “Directors and Executive Officers” for biographical information about our directors and executive officers after the consummation of the acquisition.

Date, Time and Place of Special Meeting of Trans-India’s Stockholders

The special meeting of the stockholders of Trans-India will be held at [—], Central standard time, on [—], 2009, at Trans-India’s offices located at 300 South Wacker Drive, Suite 1000, Chicago, IL 60606, to consider and vote upon each of the proposals.

Voting Power; Record Date

You will be entitled to vote or direct votes to be cast at the special meeting if you owned shares of our common stock at the close of business on [—], 2009, the record date for the special meeting. You will have one vote for each share of common stock you owned at the close of business on the record date. Our warrants do not have voting rights. On the record date, there were 14,200,000 shares of common stock outstanding.

Approval of the Solar Cayman Shareholders

Solar Cayman shareholders representing greater than 80% of the outstanding Solar Cayman shares are parties to the share exchange agreement. Accordingly, no further action by the Solar Cayman shareholders is needed to approve the acquisition.

The Incentive Plan Proposal

We are seeking stockholder approval for the adoption of our 2008 Equity Incentive Plan which will provide for the granting of stock options and other stock-based awards. The plan will not become effective unless and until the acquisitions is completed. Up to 10,000,000 shares of common stock may be issued under the plan, of which options to purchase approximately 5,491,560 shares will be outstanding as of the closing of the acquisition from assumed Solar Cayman options and warrants outstanding as of the closing date.

The Share Increase Proposal

We are seeking stockholder approval to amend our amended and restated certificate of incorporation to increase the number of authorized shares of common stock from 50,000,000 shares of common stock to 140,000,000 shares of common stock.

The Article V Proposal

We are seeking stockholder approval to amend our amended and restated certificate of incorporation to remove Article V entirely from our amended and restated certificate of incorporation from and after the closing of the acquisition, as the provisions in Article V will no longer be applicable to us, and to make certain other changes to the amended and restated certificate of incorporation to reflect this deletion.

The Name Change Proposal

We are seeking stockholder approval to amend our amended and restated certificate of incorporation to change our name from and after the closing of the acquisition to Solar Semiconductor Corporation.

Quorum and Vote Required to Approve the Proposals by the Trans-India Stockholders

A quorum of our stockholders is necessary to hold a valid meeting. A quorum will be present at the special meeting if a majority of the outstanding shares entitled to vote at the meeting are represented in person or by proxy. Abstentions and broker non-votes will count as present for the purposes of establishing a quorum.

•

Pursuant to our amended and restated certificate of incorporation, the approval of the Acquisition Proposal will require the affirmative vote of the holders of a majority of the shares of our common stock present in person or represented by proxy and cast at the special meeting. However, the acquisition will not be consummated if the holders of 25% or more of the common stock issued in our IPO (2,875,000 shares or more) exercise their conversion rights. In connection with the Acquisition Proposal, our initial stockholders have agreed to vote the shares of common stock owned by them prior to our IPO in accordance with the majority of the shares of common stock voted by our public stockholders.

•

The approval of the Share Increase Proposal, Article V Proposal and Name Change Proposal will require the affirmative vote of the holders of a majority of the outstanding shares of our common stock on the record date.

•

The approval of the Incentive Plan Proposal and Adjournment Proposal will require the affirmative vote of holders of a majority of the shares of our common stock presented in person or represented by proxy and cast at the special meeting.

Abstaining from voting or not voting on a proposal (including broker non-votes) will not have an effect on the vote relating to the Acquisition Proposal, since our certificate of incorporation provides that only votes cast at the meeting will count toward the vote on the Acquisition Proposal. In addition, an abstention will not count toward the 25% “against and converting” vote that would result in the acquisition’s termination, and you would be unable to exercise any conversion rights upon approval of the acquisition. With respect to the Share Increase Proposal, Article V Proposal and Name Change Proposal, an abstention or a broker non-vote will have the same effect as a vote against the proposals. A broker non-vote will have no effect on the Incentive Plan Proposal or the Adjournment Proposal vote, but an abstention will have the effect of a vote against the Incentive Plan Proposal and the Adjournment Proposal. Please note that you cannot seek conversion of your shares unless you affirmatively vote against the Acquisition Proposal and specifically seek conversion as discussed under the section entitled “The Trans-India Special Meeting—Conversion Rights and Conversion Procedures.”

Relation of Proposals

The Acquisition Proposal will not be consummated unless the Incentive Plan Proposal, Share Increase Proposal, Article V Proposal and Name Change Proposal are each approved.

Conversion Rights

Pursuant to our amended and restated certificate of incorporation, a holder of shares of our common stock may, if the stockholder affirmatively votes against the acquisition, demand that we convert such shares into cash. Demand may be made by checking the box on the proxy card provided for that purpose and returning the proxy card in accordance with the instructions provided, and, at the same time, ensuring your bank or broker complies with the requirements identified elsewhere herein. You will only be entitled to receive cash for these shares if you continue to hold them through the closing of the acquisition.

In connection with tendering your shares for conversion, you must elect either to physically tender your stock certificates to our transfer agent by the day prior to the special meeting or to deliver your shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, which election would likely be determined based on the manner in which you hold your shares. Traditionally, in order to perfect conversion rights in connection with a blank check company’s acquisition, a holder could vote against a proposed acquisition and check a box on the proxy card indicating such holder was seeking to exercise such holder’s conversion rights. After the acquisition was approved, the company would contact such stockholder to arrange for it to deliver its certificate to verify ownership. As a result, the stockholder then had an “option window” after the consummation of the acquisition during which it could monitor the price of the stock in the market. If the price rose above the conversion price, it could sell its shares in the open market before actually delivering its shares to the company for cancellation in consideration for the conversion price. Thus, the conversion right to which stockholders were aware they needed to commit before the stockholder meeting, would become a “put” right surviving past the consummation of the acquisition until the converting holder delivered its certificate. The requirement for physical or electronic delivery by the day prior to the special meeting ensures that a converting holder’s election to convert is irrevocable once the acquisition is approved.

Through the DWAC system, this electronic delivery process can be accomplished by the stockholder, whether or not it is a record holder or its shares are held in “street name,” by contacting the transfer agent or its broker and requesting delivery of its shares through the DWAC system. We believe that approximately 81% of our shares are currently held in “street name.” Delivering shares physically may take significantly longer. In order to obtain a physical stock certificate, a stockholder’s broker and/or clearing broker, DTC, and our transfer agent will need to act together to facilitate this request. There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $45 and the broker would determine whether or not to pass this cost on to the converting holder. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. We do not have any control over this process or over the brokers or DTC, and it may take longer than two weeks to obtain a physical stock certificate. Such stockholders will have less time to make their investment decision than those stockholders that do not elect to exercise their conversion rights. Stockholders who request physical stock certificates and wish to convert may be unable to meet the deadline for tendering their shares before exercising their conversion rights and thus will be unable to convert their shares.

Certificates that have not been tendered in accordance with these procedures by the day prior to the special meeting will not be converted to cash. In the event that a stockholder tenders its shares and decides prior to the special meeting that it does not want to convert its shares, the stockholder may withdraw the tender. In the event that a stockholder tenders shares and the acquisition is not completed, these shares will not be converted to cash and the physical certificates representing these shares will be returned to the stockholder promptly following the determination that the acquisition will not be consummated. We will hold the certificates of stockholders that elect to convert their shares into a pro rata portion of the funds available in the trust account until such shares are converted to cash or returned to such stockholders. As of October 31, 2008, this would amount to approximately $7.97 per share.

You will be entitled to receive cash for these shares only if you affirmatively vote against the acquisition, properly demand conversion, and tender your stock certificate to our transfer agent prior to your vote. If the acquisition is not completed, these shares will not be converted into cash. However, if we are unable to complete the acquisition by February 14, 2009, we will be forced to liquidate and all holders of common stock, other than the pre-IPO shares purchased by the initial stockholders, will receive a pro rata portion of the funds available in the trust account at the time of the liquidation.

Proxies

Proxies may be solicited by mail, telephone or in person. If you grant a proxy, you may revoke your proxy before it is exercised at the special meeting by sending a notice of revocation to the secretary of Trans-India, submitting a later-dated proxy statement or, if you are a stockholder of record, voting in person at the special meeting.

Stock Ownership

On the record date, our initial stockholders beneficially owned and were entitled to vote 2,700,000 shares of common stock, representing approximately 19.0% of our issued and outstanding common stock. In connection with the Acquisition Proposal, our initial stockholders have agreed to vote these shares of common stock in accordance with the majority of the shares of common stock voted by our public stockholders.

Our initial stockholders and other affiliates of Solar Semiconductor or Trans-India may choose to buy our common stock in the open market and/or in negotiated private purchases. These shares may voted by the purchasers in their discretion. In the event that purchases do occur, the purchasers may seek to purchase shares from stockholders who would otherwise have voted against the acquisition and elected to convert their shares into a portion of the trust account. This would have the effect of making it more likely that the transaction would be consummated. Any shares purchased by the affiliates of Solar Semiconductor or Trans-India will likely be voted in favor of the acquisition. This would have the effect of reducing the number of other public stockholders of Trans-India that would have to vote in favor of the acquisition in order for the acquisition to be approved. The affiliates that vote their shares for the acquisition will not elect to convert any shares that they purchased in the open market into the trust account, provided, however, that in the event the acquisition with Solar Cayman is not consummated and Trans-India is forced to liquidate, the affiliate purchasers will be able to receive liquidation distributions for such shares, but not on the 2,700,000 shares acquired prior to our IPO.

Trans-India’s Recommendations to Stockholders

After careful consideration of the terms and conditions of the share exchange agreement, our board of directors has unanimously determined that the acquisition and the transactions contemplated thereby are fair to and in the best interests of Trans-India and its stockholders. Our board of directors has also unanimously determined that the Share Increase Proposal, the Article V Proposal, the Name Change Proposal, the Incentive Plan Proposal and the Adjournment Proposal are also in the best interests of Trans-India and its stockholders. The board of directors did not obtain a fairness opinion on which to base its assessment. Trans-India’s board of directors recommends that Trans-India stockholders vote:

•	FOR the Acquisition Proposal;

•	FOR the Incentive Plan Proposal;

•	FOR the Share Increase Proposal;

•	FOR the Article V Proposal;

•	FOR the Name Change Proposal; and

•	FOR the Adjournment Proposal.

Interests of Trans-India Officers and Directors in the Acquisition

When you consider the unanimous recommendation of our board of directors in favor of adoption of the Acquisition Proposal, you should keep in mind that our executive officers and members of our board of directors have interests in the transaction that are different from, or in addition to, your interests as a stockholder. These interests include, among other things:

•

If the Solar Cayman acquisition is not approved, we will be required to liquidate. In such event, the 2,700,000 shares of common stock and 200,000 warrants held by our initial stockholders, which include each of our officers and directors, of which 2,500,000 shares were acquired prior to our IPO for an aggregate purchase price of $20,000, and 200,000 units consisting of 200,000 shares and 200,000 warrants were acquired prior to our IPO for an aggregate purchase price of $1,600,000, will be worthless. Such common stock and units had an aggregate market value of $[—] based on the last sale price of $[—] and $[—], respectively, on the American Stock Exchange on [—], 2009, the record date.

•

In connection with the IPO, Mr. Venkatadri, our president and chief executive officer and one of our directors, agreed that if we are unable to complete a business combination and are required to liquidate, he will indemnify Trans-India for claims made by third parties that are owed money by Trans-India, but only to the extent necessary to ensure that the claims do not reduce the funds in the trust account. However, Mr. Venkatadri will not have any personal liability as to any claimed amounts owed to a third party who executed a waiver of rights to the trust account, or as to any claims under our indemnity of the underwriters in our IPO against certain liabilities, including liabilities under the Securities Act of 1933. As of the date of this proxy statement, we do not have any material vendors or service providers that have not executed a waiver of rights to the trust account. Our other directors and officers have each agreed to be personally liable, on a several basis, in accordance with their respective beneficial ownership interest in Trans-India prior to the IPO, for ensuring that the proceeds in the trust account are not reduced by the claims of any vendor or service provider that is owed money by us for services rendered or products sold to us. Therefore, if the acquisition is not consummated and vendors sue the trust account and win their cases, to the extent we do not have sufficient cash outside of the trust account, the trust account could be reduced by the amount of the claims and our officers and directors would be required to fulfill their indemnification obligations.

•

Warrants to purchase our common stock held by our initial stockholders, which include a majority of our directors, are exercisable upon consummation of the acquisition. Based upon the closing price of our common stock on the record date of $[—], if all warrants held by our initial stockholders, which include a majority of our directors, were exercised for common stock the value of such shares of common stock would be approximately $[—].

•

All rights specified in our amended and restated certificate of incorporation relating to the right of officers and directors to be indemnified by Trans-India, and of Trans-India’s officers and directors to be exculpated from monetary liability with respect to prior acts or omissions, will continue after the acquisition. If the acquisition is not approved and Trans-India liquidates, Trans-India will not be able to perform its obligations to its officers and directors under those provisions.

•	Bharani Bobba will become a director of Trans-India upon completion of the acquisition. Mr. Bobba is the son of Mr. Venkatadri, a director and the President and Chief Executive Officer of Trans-India.

Conditions to the Closing of the Share Exchange Agreement

Consummation of the share exchange agreement and the related transactions is conditioned on a majority in interest of the our common stockholders voting at the special meeting approving the acquisition, with holders of less than 25% of our common stock issued in our IPO properly exercising their rights to have their shares converted into a pro rata share of the funds available in the trust account in accordance with our amended and restated certificate of incorporation.

In addition, the consummation of the transactions contemplated by the share exchange agreement is conditioned upon a number of other conditions to the obligations of each of the parties to complete the acquisition, including the accuracy of each of the parties’ representations and warranties, the compliance by each party with its covenants and obligations, the delivery of certain ancillary agreements, the approval by the American Stock Exchange of the listing of the shares to be issued to the Solar Cayman shareholders and those to be reserved for issuance in connection with 2008 Equity Incentive Plan and the absence of a material adverse effect with respect to each of the parties. See “The Share Exchange Agreement – Conditions to Closing.”

Exclusivity; No Other Negotiation

The share exchange agreement contains detailed provisions prohibiting each of Trans-India, Solar Cayman, and the Solar Cayman shareholders party to the share exchange agreement from seeking an alternative transaction. These covenants generally prohibit Trans-India, Solar Cayman and the Solar Cayman shareholders party to the share exchange agreement, as well as their officers, directors, subsidiaries, employees, agents and representatives, from taking any action to solicit an alternative acquisition proposal.

Termination

The share exchange agreement may be terminated and/or abandoned at any time prior to the closing, whether before or after approval of the proposals being presented to our stockholders, by:

•	mutual written consent of Trans-India and representative of the Solar Cayman shareholders;

•

either Trans-India or Solar Cayman, if the closing has not occurred by February 14, 2009, subject to extension if an amendment to Trans-India’s certificate of incorporation has been approved by Trans-India’s stockholders to extend the available time to complete the acquisition beyond February 14, 2009 up to June 30, 2009;

•

either Trans-India or Solar Cayman, if a governmental entity has issued an order, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the acquisition, which order is final and nonappealable;

•

by Solar Cayman upon a breach of any representation, warranty, covenant or agreement on the part of Trans-India set forth in share exchange agreement, or if any representation or warranty of Trans-India becomes untrue, in either case such that the conditions to the closing of the acquisition would not be satisfied as of the time of the breach or as of the time the representation or warranty becomes untrue, and the breach (to the extent curable) is not cured within 30 days following receipt by Trans-India of a notice describing in reasonable detail the nature of such breach;

•

by Trans-India upon a breach of any representation, warranty, covenant or agreement on the part of Solar Semiconductor or the Solar Cayman shareholders set forth in share exchange agreement, or if any representation or warranty of Solar Semiconductor or the Solar Cayman shareholders becomes untrue, in either case such that the conditions to the closing of the acquisition would not be satisfied as of the time of the breach or as of the time the representation or warranty becomes untrue, and the breach (to the extent curable) is not cured within 30 days following receipt by Solar Cayman or the Solar Cayman shareholders, as applicable, of a notice describing in reasonable detail the nature of such breach;

•	by Trans-India, if a material adverse effect on Solar Cayman has occurred since the date of the share exchange agreement and is continuing; and

•	by Solar Cayman, if a material adverse effect on Trans-India has occurred since the date of the share exchange agreement and is continuing.

In the event of termination and abandonment by either Trans-India or the Solar Semiconductor parties, all further obligations of the parties shall terminate, no party shall have any right against the other party, and each party shall bear its own costs and expenses, provided that the confidentiality provisions of the share exchange agreement shall survive.

Amendment and Waiver

The share exchange agreement may be amended by Trans-India, Solar Cayman and Venkata Kode, as the representative of the Solar Cayman shareholders. At any time prior to the closing, such parties may, to the extent allowed by applicable law, extend the time for the performance of the obligations under the share exchange agreement, waive any inaccuracies in representations and warranties made to the other party and waive compliance with any of the agreements or conditions for the benefit of the other party. Any such extension or waiver must be in writing signed by the foregoing parties.

Quotation

Our outstanding common stock, warrants, and units are quoted on the American Stock Exchange under the symbols TIL, TIL.WS, and TIL.U, respectively. Subsequent to the acquisition, these securities will continue be quoted on the American Stock Exchange.

Indemnification

The Solar Cayman shareholders have agreed, on a joint and several basis, to indemnify Trans-India from certain damages arising from the share exchange agreement. With limited exceptions, the amount of damages suffered by Trans-India would be recoverable solely from the shares held in the escrow account. The Solar Cayman shareholders will not be responsible for any losses unless Trans-India has made claims for losses that exceed $1,500,000 in the aggregate. The maximum amount Trans-India may recover from the Solar Cayman shareholders for any loss or damage will be limited to shares valued at $37,500,000 in the aggregate. The value of any shares recoverable for an indemnification claim will be deemed to be $8.00 per share, regardless of the fair market value of the shares at the time of any claim.

Material Federal Income Tax Consequences of the Acquisition

The acquisition should qualify as a nontaxable reorganization under applicable U.S. federal income tax principles, and no gain or loss should be recognized by Trans-India stockholders or warrant holders for U.S. federal income tax purposes as a result of the business combination with Solar Cayman. If you vote against the Acquisition Proposal, properly elect a conversion of all of your shares of common stock for your pro rata portion of the funds in the trust account, terminate your interest in Trans-India, and the acquisition is consummated, and as a result you receive cash in exchange for your common stock, you will be required to recognize gain or loss upon the exchange of your shares of common stock for cash. The tax consequences to stockholders of Trans-India that properly elect conversion of less than all of their shares may be different, and those stockholders should consult their own tax advisors regarding the consequences of such an election. WE URGE YOU TO CONSULT YOUR OWN TAX ADVISORS REGARDING YOUR PARTICULAR TAX CONSEQUENCES.

Anticipated Accounting Treatment

The Solar Cayman acquisition will be accounted for as a reverse merger, whereby Solar Cayman will be the continuing entity for financial reporting purposes and will be deemed to be the acquirer of Trans-India. The acquisition is being accounted for as a reverse merger because (a) after the acquisition the former shareholders of Solar Cayman will hold the majority of the outstanding shares of Trans-India and will have the ability to initially appoint the majority of the members of the board of directors of Trans-India, and (b) Trans-India has no prior operations and was formed for the purpose of affecting a business combination such as the proposed business combination with Solar Cayman.

In accordance with the applicable accounting guidance for accounting for the acquisition as a reverse merger, first Solar Cayman will be deemed to have undergone a recapitalization, whereby its outstanding ordinary shares were converted into shares of Trans-India common stock. Immediately thereafter Solar Cayman, which is the continuing accounting entity, will have been deemed to have acquired the assets and assumed the liabilities of Trans-India in exchange for the issuance of the Trans-India shares. However, Solar Cayman will be deemed to have acquired Trans-India, in accordance with the applicable accounting guidance for accounting for business combinations as a reverse merger, Trans-India’s assets and liabilities will be recorded at their historical carrying amounts, which approximate their fair value, with no goodwill or other intangible assets recorded.

Regulatory Matters

The acquisition and the transactions contemplated by the share exchange agreement are not subject to any additional federal or state regulatory requirements or approvals, including the Hart-Scott-Rodino Antitrust Improvements Act of 1976, or HSR Act.

Risk Factors

In evaluating the proposals to be voted on at the special meeting, you should carefully read this proxy statement and especially consider the factors discussed in the section entitled “Risk Factors.”

Board Solicitation

Your proxy is being solicited by the board of directors of Trans-India on each of the proposals being presented to the stockholders at the special meeting.

RISK FACTORS

You should carefully consider the following risk factors, together with all of the other information included in this proxy statement, before you decide whether to vote or direct your vote to be cast to approve the acquisition or the other proposals.

If we complete the acquisition pursuant to the share exchange agreement, the resulting company will be subject to a number of risks. You should carefully consider the risks described below and the other information included in this proxy statement before you decide how you want to vote on the proposals. Following the closing of the share exchange agreement, the market price of our securities could decline due to any of these risks, in which case you could lose all or part of your investment

In assessing these risks, you should also refer to the other information included in this proxy statement, including the consolidated financial statements and the accompanying notes of Trans-India and Solar Cayman, as well as the pro forma financial information set forth herein. You should note that we would become a holding company with substantial operations in India. As a result, we would be subject to legal and regulatory environments that differ in many respects from those of the United States. Our business, financial condition or results of operations could be affected materially and adversely by any of the risks discussed below.

Risks Related to the Solar Semiconductor Business

The solar industry is currently experiencing and may continue to experience an industry-wide shortage of silicon wafers and other raw materials. If Solar Semiconductor’s suppliers are unable to obtain sufficient quantities of silicon wafers and other raw materials in a timely manner and fail to satisfy their obligations under our supply agreements, Solar Semiconductor’s revenue growth and gross margins and profitability will be adversely affected.

Polysilicon and silicon wafers that are required for the production of solar cells are the most important raw materials used in the production of Solar Semiconductor’s PV products. The global supply of polysilicon and silicon wafers is controlled by a limited number of producers, and there is currently an industry-wide shortage. This shortage is the result of a combination of factors, including the significant increase in demand for polysilicon and silicon wafers due to the rapid growth of the PV industry and the significant lead time required for building additional capacity for polysilicon production.

If Solar Semiconductor’s cell suppliers experience actual shortages of polysilicon and silicon wafers or are not able to obtain sufficient polysilicon or silicon wafers, they may not be able to deliver sufficient or adequate supplies of solar cells to Solar Semiconductor. Solar Semiconductor’s agreements with Q-cells and its other cell suppliers generally allow its suppliers to postpone delivery of cells if they are experiencing a silicon wafer shortage. Solar Semiconductor’s failure to obtain the required amounts of solar cells and other raw materials from its suppliers on time and at commercially reasonable prices can seriously hamper its ability to meet its contractual obligations to deliver PV products to its customers. Any failure by Solar Semiconductor to meet such obligations could have a material adverse effect on its reputation, retention of customers, market share, business and results of operations and may subject it to claims from customers and other disputes. If Solar Semiconductor is unable to obtain substitute sources of solar cells and other raw materials on a timely basis or on terms acceptable to Solar Semiconductor, it may be forced to reduce production, which will increase its marginal production costs and adversely affect its revenues. Compared to Solar Semiconductor, many of its competitors who also purchase solar cells from suppliers have longer and stronger relationships with and greater buying power and bargaining leverage over some of Solar Semiconductor’s key suppliers. Any of the above events could have a material adverse effect on Solar Semiconductor’s growth, profitability and results of operations.

Currently, Solar Semiconductor is in the process of installing a manufacturing line for solar cells at its facility in Fab City near Hyderabad, India that will meet a portion of Solar Semiconductor’s needs for solar cells. Solar Semiconductor anticipates its production of solar cells to begin in 2009. Solar Semiconductor recently signed a long-term supply agreement with Deutsche Solar AG for the supply of solar wafers required for the production of solar cells. If Deutsche Solar AG fails to deliver expected amounts of silicon wafers and in accordance to the agreed upon time schedules due to the shortage, and Solar Semiconductor is unable to secure additional silicon wafers in the spot market, Solar Semiconductor may be forced to reduce production of solar cells and PV modules, which will adversely affect its revenues.

Solar Semiconductor is dependent on a limited number of suppliers for solar cells, and other key components and equipment to manufacture its solar power products, and any shortages or price increases could adversely affect its ability to manufacture and timely deliver its products at competitive prices, which could result in order cancellations and loss of market share.

Solar Semiconductor manufactures its solar power products using materials and components procured from a limited number of suppliers, which makes it susceptible to quality issues, shortages and price changes. If Solar Semiconductor fails to develop, maintain, and in many cases, expand its relationships with these or other suppliers, Solar Semiconductor may be unable to manufacture its products or its products may be available only at a higher cost or after a long delay, which could prevent Solar Semiconductor from delivering its products to its distribution partners within required time frames, which in turn could lead to order cancellations and loss of market share. To the extent the processes that Solar Semiconductor’s current suppliers use to manufacture materials and components are proprietary, Solar Semiconductor may be unable to obtain comparable materials and components from alternative suppliers. The failure of Solar Semiconductor’s suppliers to meet their technology development milestones or to supply materials and components in a timely manner, or to supply materials and components that meet Solar Semiconductor’s quality, quantity and cost requirements could impair Solar Semiconductor’s ability to manufacture its products in a timely manner or cause Solar Semiconductor’s cost of manufacturing its product to increase, particularly if Solar Semiconductor is unable to obtain substitute sources of these materials and components on a timely basis or on terms acceptable to Solar Semiconductor.

Certain of the capital equipment used in the manufacture of Solar Semiconductor’s products has been developed and made specifically for it, is not readily available from multiple vendors and would be difficult to repair or replace if it were to become damaged or stop working. Consequently, any damage to or breakdown of Solar Semiconductor’s manufacturing equipment at a time when Solar Semiconductor is manufacturing commercial quantities of Solar Semiconductor’s products may have a material adverse impact on Solar Semiconductor’s business.

Solar Semiconductor requires a significant amount of cash to fund its operations as well as to meet working capital requirements. If Solar Semiconductor cannot obtain additional capital when it needs it, Solar Semiconductor’s growth prospects and future profitability may be materially and adversely affected.

Solar Semiconductor requires a significant amount of cash to fund its operations, especially in order to make prepayments to suppliers to secure Solar Semiconductor’s solar cell and silicon wafer requirements. For example, Solar Semiconductor is required to make total advance payments of 54 million Euros by 2010 under its long-term wafer supply agreement with Deutsche Solar, a portion of which will be credited against purchases each year of the agreement. Solar Semiconductor also requires cash generally to meet future capital requirements, which are difficult to plan in the rapidly changing PV industry. In addition, Solar Semiconductor will need capital to fund the expansion of its facilities and its research and development activities in order to remain competitive. Also, future acquisitions, expansions, or market changes or other developments may cause Solar Semiconductor to require additional funds to operate competitively. If Solar Semiconductor requires additional funds, Solar Semiconductor may be required to raise additional capital through the issuance of equity securities or debt securities. The sale of additional equity securities, including convertible debt securities, would dilute Trans-India’s stockholders. If adequate capital is not available or is not available on acceptable terms, Solar Semiconductor’s ability to fund its operations, further develop and expand its manufacturing operations and distribution network, or otherwise respond to competitive pressures would be significantly limited. In such a case, the stock price of Trans-India’s common stock would likely be materially and adversely impacted.

If Solar Semiconductor borrows a significant amount of working capital from financial institutions, Solar Semiconductor may become subject to additional risks and uncertainties that are faced by highly leveraged companies. For example, substantial indebtedness could have significant effects on Solar Semiconductor’s business, such as, among other things, requiring Solar Semiconductor to use a substantial portion of its cash flow from operations to service its indebtedness (thereby reducing available cash flow to fund working capital, capital expenditures, development projects and other general corporate purpose) and placing Solar Semiconductor at a competitive disadvantage compared to its competitors that have less debt. Further, working capital loans are generally subject to higher interest rates, which may negatively impact Solar Semiconductor’s profitability.

Solar Semiconductor’s future success depends on its ability to increase its manufacturing capacity through the development of additional manufacturing facilities. If Solar Semiconductor is unable to achieve its capacity expansion goals, this would limit its growth potential and negatively impact its operating results and financial condition.

Solar Semiconductor’s future success depends on its ability to increase its manufacturing capacity. There can be no assurance that Solar Semiconductor will be successful in establishing additional facilities or, once established, that it will attain the expected manufacturing capacity or financial results.

Solar Semiconductor’s ability to complete the planning, construction and equipping of additional manufacturing lines and facilities is subject to significant risk and uncertainty, including:

•

Solar Semiconductor may need to raise significant additional capital in order to finance the costs of constructing and equipping of additional facilities, which it may be unable to do on reasonable terms or at all, and which could be dilutive to Trans-India’s stockholders;

•

the build-out of any facilities will be subject to the risks inherent in the development of a new manufacturing facility, including risks of delays and cost overruns as a result of a number of factors, many of which may be out of its control, such as delays in receiving or denial of required approvals, permits or documents by relevant government authorities, burdensome permit conditions and delays in the delivery of manufacturing equipment from suppliers; and

•

Solar Semiconductor may be required to depend on third parties or strategic partnerships that it establishes in the development and operation of additional production capacity, which may subject it to risks that such third parties do not fulfill their obligations to it.

If Solar Semiconductor is unable to develop and successfully operate additional manufacturing facilities, or if it encounters any of the risks described above and Solar Semiconductor fails to achieve planned production milestones, it may be unable to scale its business to the extent necessary to improve results of operations and achieve profitability. Moreover, there can be no assurance that if Solar Semiconductor does expand its manufacturing capacity that it will be able to generate customer demand for its products at these production levels or that Solar Semiconductor will increase its revenues or achieve profitability.

Unfavorable changes in foreign currency exchange rates could adversely affect the cost to manufacture Solar Semiconductor’s products or decrease its revenues, either of which could result in lost profits, a reduction of orders and/or loss of market share.

Solar Semiconductor presently has currency exposure arising from sales, capital equipment purchases, prepayments, customer advances and bank loans denominated in different currencies. Currently, the ratio of Solar Semiconductor’s sales in U.S. dollars and Euros is approximately equal to the ratio of its equipment and material purchases in U.S. dollars and Euros. Changes in exchange rates between the U.S. dollar and Euro may adversely affect its operating margins. In addition, Solar Semiconductor incurs expenses and has incurred debt in Indian rupees. An increase in the value of the rupees versus the U.S. dollar and Euro would impair Solar Semiconductor’s ability to pay these expenses and repay its bank debt. In addition, currency fluctuations could make Solar Semiconductor’s products more expensive for customers in certain countries, thus potentially leading to a reduction in sales and profitability. Solar Semiconductor does not presently have in place any currency hedges although it may in the future consider implementing them. Solar Semiconductor cannot predict the impact of future exchange rate fluctuations on its business and operating results.

Technological changes in the solar power industry could render Solar Semiconductor’s solar power products uncompetitive or obsolete, which could reduce Solar Semiconductor’s market share and cause Solar Semiconductor’s revenues to decline.

The solar power market is characterized by continually changing technology requiring improved features, such as increased efficiency, higher power output and lower price. Solar Semiconductor’s failure to further refine its technology and develop and introduce new solar power products could cause its products to become uncompetitive or obsolete, which could reduce its market share and cause Solar Semiconductor’s revenues to decline. The solar power industry is rapidly evolving and competitive. Solar Semiconductor will need to invest significant financial resources in research and development to keep pace with technological advances in the solar power industry and to effectively compete in the future. A variety of competing solar power technologies are under development by other companies that could result in lower manufacturing costs or higher product performance than those expected for Solar Semiconductor’s products. Solar Semiconductor’s development efforts may be rendered obsolete by the technological advances of others, and other technologies may prove more advantageous for the commercialization of products in the solar industry. Breakthroughs in PV technologies that do not use crystalline silicon could mean that companies such as Solar that currently rely on crystalline silicon would encounter a sudden, sharp drop in sales. Solar Semiconductor’s failure to further improve its technology, develop and introduce new PV products or respond to rapid market changes and technology evolutions in the solar energy industry could render Solar Semiconductor’s products uncompetitive, and reduce its sales and market share.

The reduction or elimination of government subsidies and economic incentives for solar technology and products could cause Solar Semiconductor’s revenues to decline.

Solar Semiconductor believes that the growth of the majority of Solar Semiconductor’s target markets depends on the availability and size of government subsidies and economic incentives for solar technology and products. Today, the cost of solar power substantially exceeds the cost of power furnished by the electric utility grid. As a result, federal, state and local governmental bodies in many of Solar Semiconductor’s key markets, including Germany, Spain and the United States have provided subsidies and economic incentives in the form of rebates, tax credits and other incentives to end users, distributors, system integrators and manufacturers of solar power products to promote the use of solar energy in on-grid applications and to reduce dependency on other forms of energy. In the United States, Congress recently agreed to extend for an additional 8 years, or until December 31, 2016, the 30% tax credit for residential and commercial solar installations, which would have expired as of December 31, 2008. In addition to the tax credit extension, Congress eliminated the $2,000 limitation for such tax credits for residential solar electric installation, effective as of January 1, 2009. These government economic incentives could be reduced or eliminated altogether. In particular, political changes in a particular country could result in significant reductions or eliminations of subsidies or economic incentives. Electric utility companies that have significant political lobbying powers may also seek changes in the relevant legislation in their markets that may adversely affect the development and commercial acceptance of solar energy. A significant reduction in the scope or a discontinuation of government incentive programs, especially those in Solar Semiconductor’s target markets, could cause demand for Solar Semiconductor’s products and its revenue to decline, and have a material adverse effect on Solar Semiconductor’s business, financial condition, results of operations and prospects.

If solar power technology is not suitable for widespread adoption or sufficient demand for solar power products does not develop or takes longer to develop than Solar Semiconductor anticipates, Solar Semiconductor’s revenues would not significantly increase or may decrease and Solar Semiconductor may be unable to achieve or sustain profitability.

The market for solar power products is emerging and rapidly evolving, and its future success is uncertain. If solar power technology proves unsuitable for widespread commercial deployment or if demand for solar power products fails to develop sufficiently, Solar Semiconductor would be unable to generate enough revenues to achieve and sustain profitability. In addition, demand for solar power products in the markets and geographic regions Solar Semiconductor targets may not develop or may develop more slowly than Solar Semiconductor anticipates. Many factors will influence the widespread adoption of solar power technology and demand for solar power products, including:

•	cost-effectiveness of solar power technologies as compared with conventional and non-solar alternative energy technologies;

•	performance and reliability of solar power products as compared with conventional and non-solar alternative energy products;

•	success of alternative distributed generation technologies such as fuel cells, wind power and micro turbines;

•

fluctuations in economic and market conditions that impact the viability of conventional and non-solar alternative energy sources, such as increases or decreases in the prices of oil and other fossil fuels;

•	capital expenditures by customers that tend to decrease when the United States or global economy slows;

•	continued deregulation of the electric power industry and broader energy industry; and

•	availability of government subsidies and incentives.

Existing regulations and changes to such regulations concerning the electrical utility industry may present technical, regulatory and economic barriers to the purchase and use of solar power products, which may significantly reduce demand for Solar Semiconductor’s products.

The market for electricity generation products is heavily influenced by foreign, federal, state and local government regulations and policies concerning the electric utility industry, as well as internal policies and regulations promulgated by electric utilities. These regulations and policies often relate to electricity pricing and technical interconnection of customer-owned electricity generation. In the United States and in a number of other countries, these regulations and policies are being modified and may continue to be modified. Customer purchases of, or further investment in the research and development of, alternative energy sources, including solar power technology, could be deterred by these regulations and policies, which could result in a significant reduction in the potential demand for Solar Semiconductor’s solar power products. For example, utility companies commonly charge fees to larger, industrial customers for disconnecting from the electric grid or for having the capacity to use power from the electric grid for back-up purposes. These fees could increase the cost to Solar Semiconductor’s customers of using Solar Semiconductor’s solar power products and make them less desirable, thereby harming Solar Semiconductor’s business, prospects, results of operations and financial condition.

Solar Semiconductor anticipates that its solar power products and their installation will be subject to oversight and regulation in accordance with national, state and local laws and ordinances relating to building codes, safety, environmental protection, utility interconnection and metering and related matters. There is also a burden in having to track the requirements of individual states and design equipment to comply with the varying standards. Any new government regulations or utility policies pertaining to Solar Semiconductor’s solar power products may result in significant additional expenses to Solar Semiconductor and Solar Semiconductor’s resellers and their customers and, as a result, could cause a significant reduction in demand for Solar Semiconductor’s products.

Reduction in fuel or electricity costs could alter the demand for Solar Semiconductor’s products.

The financial benefit of energy efficiency improvements, and the perceived value of the products and services offered by Solar Semiconductor, is related to the cost of fuel or electricity. Reduction in the price of fuel or electricity could mitigate the financial benefits of investing in energy efficiency improvements. Such changes could have a material impact on demand for solar power products and could affect Solar Semiconductor’s business plans or planned growth.

The prices of polysilicon and silicon wafers may continue to rise or be subject to significant volatility, which may reduce Solar Semiconductor’s profitability or force it to scale down production. In addition, the prices of PV modules may continue to decline, which may reduce Solar Semiconductor’s revenue and profitability.

The industry-wide shortage of polysilicon and silicon wafers has resulted in sharp increases and significant volatility in polysilicon and silicon wafer prices since 2003. The increasing price of polysilicon and silicon wafers has largely contributed to the increase in production costs for PV cells and modules in recent years and may continue to have the same effect in the future, notwithstanding efforts to use polysilicon and silicon wafers more efficiently. Solar Semiconductor believes the average price of polysilicon and silicon wafers will remain high and could increase further in the near term. Although Solar Semiconductor seeks to control its costs of solar cells it purchases from its suppliers, there is no assurance that it will accurately predict future pricing trends or that it can achieve its objective of securing adequate quantities of solar cells at competitive prices. Solar Semiconductor may not be able to pass to its customers any increased production costs resulting from, among other things, the increased costs of polysilicon and silicon wafers and solar cells. Any significant decline of the price for PV modules, together with the rising production costs of PV modules, would materially and adversely affect Solar Semiconductor profitability and results of operations.

Solar Semiconductor’s dependence on a small number of customers may cause significant fluctuations or declines in Solar Semiconductor’s product revenues.

Solar Semiconductor sells a substantial portion of its products to a limited number of customers through short-term and long-term agreements. For Solar Semiconductor’s fiscal year ended March 31, 2008, approximately 30%, 23%, 15% and 15% of Solar Semiconductor’s revenues were generated from sales to Fotosolar Energy, Sunpower Systems, IberSolar Energia and Solfis GmbH-Solartechnik, respectively. The loss of sales to any of them or the decline of any of their businesses could materially adversely affect Solar Semiconductor’s business, financial condition and results of operation. Solar Semiconductor anticipates that sales of its power products to a limited number of customers will continue to account for a significant portion of its total product revenues for the foreseeable future. Solar Semiconductor’s long-term agreements typically contain standard termination provisions that allow customers to terminate with prior written notice to Solar Semiconductor or upon the payment by them of early termination penalties. Consequently, any one of the following events may cause material fluctuations or declines in Solar Semiconductor’s product revenues and negatively impact its operating results:

•	reduction, delay or cancellation of orders from one or more of Solar Semiconductor’s significant customers;

•	selection by one or more of Solar Semiconductor’s significant customers of products competitive with Solar Semiconductor’s products;

•	loss of one or more of Solar Semiconductor’s significant customers and Solar Semiconductor’s failure to recruit additional or replacement customers; and

•	failure of any of Solar Semiconductor’s significant customers to make timely payment of its invoices.

Advance payments that Solar Semiconductor provides to its suppliers and equipment suppliers expose it to the credit risks of such suppliers and may increase its costs and expenses, which could in turn have a material adverse effect on Solar Semiconductor’s liquidity and future profitability.

Under existing supply contracts with most of Solar Semiconductor’s multi-year suppliers and its equipment suppliers, consistent with industry practice, Solar Semiconductor makes advance payments prior to the scheduled delivery dates for supplies for PV products and equipment. In many such cases, Solar Semiconductor makes advance payments without receiving collateral for such payments. As a result, its claims for such payments would rank as unsecured claims, which would expose it to the credit risks of suppliers in the event of their insolvency or bankruptcy and have a material adverse impact on Solar Semiconductor’s business.

Solar Semiconductor has in the past secured, and plans to continue to secure, its supplies for PV products through prepaid supply arrangements with its suppliers. The prices of the supply contracts Solar Semiconductor entered into with some of its suppliers are fixed. If the prices of polysilicon or silicon wafers were to decrease in the future and Solar Semiconductor is locked into prepaid, fixed-price arrangements, Solar Semiconductor may not be able to adjust its materials costs, and Solar Semiconductor’s cost of revenues would be materially and adversely affected. In addition, if demand for Solar Semiconductor’s products decreases, it may incur costs associated with carrying excess materials, which may have a material adverse effect on its operating expenses. To the extent Solar Semiconductor is not able to pass these increased costs and expenses to its customers, its profitability may be materially reduced. For instance, Solar Semiconductor has entered into a long-term supply agreement with Deutsche Solar AG for the supply of solar wafers, whereby Solar Semiconductor is obligated to take and pay for an agreed upon quantity of wafers during each year of the agreement at a fixed price and to make a substantial non-refundable (with limited exceptions) advance payment to Deutsche Solar AG. The advance payments will be credited against purchases by Solar Semiconductor over the entire term of the agreement so that additional payments will be required to be made for purchases to which Solar Semiconductor has committed Further, since the prepayment amount exceeds Solar Semiconductor’s current available capital resources, Solar Semiconductor may need to raise additional capital through the issuance of equity securities or debt securities in order to satisfy the prepayment requirements in 2009 and 2010. The sale of additional equity securities, including convertible debt securities, would dilute Trans-India’s stockholders. If Solar Semiconductor borrows a significant amount of funds from financial institutions for the prepayment, such indebtedness could have significant effects on Solar Semiconductor’s business, such as, among other things, requiring Solar Semiconductor to use a substantial portion of its cash flow from operations to service its indebtedness and placing Solar Semiconductor at a competitive disadvantage compared to its competitors that have less debt.

Solar Semiconductor faces risks associated with the marketing, distribution and sale of its products internationally, and if it is unable to effectively manage these risks, they could impair its ability to expand its business.

As of the year ended March 31, 2008, Solar Semiconductor sold 38% of its products to customers in Spain, 36% of its products to customers in Italy, 22% of its products to customers in Germany and 1% of its products to customers in the United States. The international marketing, distribution and sale of Solar Semiconductor’s products expose it to a number of risks, including:

•	difficulty with staffing and managing overseas operations, such as Solar Semiconductor’s Hyderabad facility;

•	fluctuations in currency exchange rates;

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increased costs associated with maintaining the ability to understand the local markets and follow their trends, as well as develop and maintain an effective marketing and distributing presence in various countries;

•	providing customer service and support in these markets;

•	increased costs associated with maintaining marketing efforts in various countries;

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the ability to manage sales channels effectively as Solar Semiconductor expands its sales channels beyond distributors to include direct sales as well as sales to systems integrators, end users and installers;

•	difficulty and cost relating to compliance with the different commercial, legal and regulatory requirements of the overseas markets in which Solar Semiconductor offers its products;

•	failure to develop appropriate risk management and internal control structures tailored to overseas operations;

•	inability to obtain intellectual property rights;

•	unanticipated changes in prevailing economic conditions and regulatory requirements; and

•

trade barriers such as export requirements, tariffs, taxes and other restrictions and expenses, which could increase the prices of Solar Semiconductor’s products and make Solar Semiconductor less competitive in some countries.

If Solar Semiconductor is unable to effectively manage these risks, they could impair its ability to expand its business.

Solar Semiconductor faces intense competition from other companies producing solar power and other energy generation products. If Solar Semiconductor fails to compete effectively, it may be unable to increase its market share and revenues.

The solar power market is intensely competitive and rapidly evolving. According to Photon International, there are over 130 companies that are engaged in manufacturing PV modules. Many of Solar Semiconductor’s competitors have established a market position more prominent than it, and if Solar Semiconductor fails to attract and retain distribution partners and establish and maintain a successful distribution network for its solar power products, it may be unable to increase its sales and market share. There are a large number of companies in the world that produce solar power products, including BP Solar International Inc., First Solar, Inc., Kyocera Corporation, Mitsubishi, RWE Schott Solar, Inc., Sanyo Corporation, Sharp Corporation, Solar World AG, SunPower Corporation and SunTech Power Holdings Co., Ltd. Solar Semiconductor also expects that future competition will include new entrants to the solar power market offering new technological solutions. In addition, Solar Semiconductor may face competition from semiconductor manufacturers, several of which have already announced their intention to start production of solar cells. Further, many of Solar Semiconductor’s competitors are developing and are currently producing products based on new solar power technologies, including other crystalline silicon ribbon and sheet technologies, that they believe will ultimately have costs similar to, or lower than, Solar Semiconductor’s costs. Many of Solar Semiconductor’s existing and potential competitors have substantially greater financial, technical, manufacturing and other resources than it. Solar Semiconductor’s competitors in many cases have greater size and, in some cases, longer operating histories, which provide them with a competitive advantage with respect to manufacturing costs because of their economies of scale and their ability to purchase raw materials at lower prices. For example, competitors that also manufacture semiconductors may source both semiconductor grade polysilicon and solar grade polysilicon from the same supplier. As a result, such competitors may have stronger bargaining power with such suppliers and have an advantage over Solar Semiconductor in pricing and may be able to more easily secure polysilicon in times of shortages. Many competitors also have greater name recognition, more established distribution networks and larger installed bases of customers. In addition, many of Solar Semiconductor’s competitors have well-established relationships with resellers and customers and have extensive knowledge of Solar Semiconductor’s target markets. As a result, Solar Semiconductor’s competitors may be able to devote greater resources to the research, development, promotion and sale of their products and respond more quickly to evolving industry standards and changing customer requirements than Solar Semiconductor.

If Solar Semiconductor is unable to adequately protect its intellectual property rights it may obtain in the future, it could lose its competitive advantage in the solar power market.

Currently, Solar Semiconductor does not own any registered intellectual property rights or have any application pending, except for a pending application for the international registration of the trademark “Solar Semiconductor.” Solar Semiconductor currently relies on trade secret protections to protect its interests in proprietary know-how and processes; however, Solar Semiconductor may not be able to protect its trade secrets adequately. In addition, Solar Semiconductor’s ability to compete effectively against competing solar power technologies will depend, in part, on its ability to protect its future proprietary technology, product designs and manufacturing processes by obtaining, maintaining, and enforcing intellectual property rights through a combination of patents, copyrights, trademarks, and trade secrets and also through unfair competition laws. However, Solar Semiconductor may not be able to obtain, maintain or enforce adequately its intellectual property and may need to defend its products against infringement or misappropriation claims, either of which could result in the loss of its competitive advantage in the solar power market and materially harm its business and profitability. If Solar Semiconductor obtains intellectual property rights related to the solar technology, product designs or manufacturing processes of PV modules in the future, Solar Semiconductor may need to enforce its intellectual property rights against third parties for infringement or misappropriation or defend its intellectual property rights through lawsuits, which can result in significant costs and diversion of management resources, and Solar Semiconductor may not be successful in those lawsuits.

The contractual provisions on which Solar Semiconductor relies to protect its trade secrets and proprietary information, such as its confidentiality and non-disclosure agreements with its employees, consultants and other third parties, may be breached, and Solar Semiconductor’s trade secrets and proprietary information may be disclosed to competitors, strategic partners and the public, or others may independently develop equivalent technology.

Solar Semiconductor’s technology and products could infringe intellectual property rights of others, which may require costly litigation and, if Solar Semiconductor is not successful, could cause Solar Semiconductor to pay substantial damages and disrupt its business.

In recent years, there has been significant litigation involving patents and other intellectual property rights in many technology-related industries. There may be patents or patent applications in the United States or other countries that are pertinent to Solar Semiconductor’s products or business of which it is not aware. The technology that Solar Semiconductor incorporates into and uses to develop and manufacture its current and future solar power products may be subject to claims that it infringes the patents or proprietary rights of others. The success of Solar Semiconductor’s business will also depend on its ability to develop new technologies without infringing or misappropriating the proprietary rights of others. Third parties may allege that Solar Semiconductor infringes patents, trademarks or copyrights, or that Solar Semiconductor misappropriated trade secrets. These allegations could result in significant costs and diversion of the attention of management.

If a successful claim were brought against Solar Semiconductor and it were found to infringe a third party’s intellectual property rights, Solar Semiconductor could be required to pay substantial damages, including treble damages if it is determined that it has willfully infringed such rights, or be enjoined from using the technology deemed to be infringing or using, making or selling products deemed to be infringing. If Solar Semiconductor has supplied infringing products or technology to third parties, it may be obligated to indemnify these third parties for damages they may be required to pay to the patent holder and for any losses they may sustain as a result of the infringement. In addition, Solar Semiconductor may need to attempt to license the intellectual property right from such third party or spend time and money to design around or avoid the intellectual property. Any such license may not be available on reasonable terms, or at all. Regardless of the outcome, litigation can be very costly and can divert management’s efforts. An adverse determination may subject Solar Semiconductor to significant liabilities and/or disrupt its business.

Delays in obtaining required product certifications may cause quality concerns adversely affecting Solar Semiconductor’s sales and revenues.

Product certifications of Solar Semiconductor’s PV modules assure reliability and quality standards to customers. There are only a few accrediting agencies and laboratories to test and certify solar PV products. Due to the rapid growth of the solar PV industry, there is a large demand for the services of these laboratories and agencies. This demand has caused longer lead times for certification than previously experienced and the specialized laboratories and agencies cannot assure the timely granting of certifications. Moreover, there is a risk that Solar Semiconductor’s products can fail during the testing process. These uncertainties, delays and potential inabilities of obtaining certifications may cause concern and doubt in the minds of customers, in turn leading to the cancellation or delay of orders or deliveries which ultimately causes losses in revenue and adversely affects operations.

Solar Semiconductor is beginning to manufacture its own solar cells and the failure to achieve satisfactory yields could increase Solar Semiconductor’s expenses.

Solar Semiconductor is anticipating to begin manufacturing solar cells in 2009. The manufacture of solar cells and panels is a highly complex process. Minor deviations in the manufacturing process can cause substantial decreases in yield and in some cases, cause production to be suspended or yield no output. Solar Semiconductor has from time to time experienced lower than anticipated manufacturing yields. This often occurs during the production of new products or the installation and start-up of new process technologies or equipment. If Solar Semiconductor does not achieve planned yields, its product costs could increase, and product availability would decrease resulting in lower revenues than expected.

Evaluating Solar Semiconductor’s business and future prospects may be difficult due to the rapidly changing market landscape.

There is limited historical information available about Solar Semiconductor upon which you can base your evaluation of its business and prospects. Solar Semiconductor was formed in 2006 to research and develop crystalline silicon technology for use in manufacturing solar power products and began shipping products in 2007. Relative to the entire solar industry, Solar Semiconductor has shipped only a limited number of products. The solar power market is rapidly evolving and is experiencing technological advances and new market entrants. Solar Semiconductor’s future success will require it to scale its manufacturing capacity significantly beyond the capacity of its current facilities and its planned expansions. Moreover, Solar Semiconductor is only in the early stages of expansion, and it has limited experience upon which to predict whether it will continue to be successful. As a result, you should consider Solar Semiconductor’s business and prospects in light of the risks, expenses and challenges that Solar Semiconductor will face as an early-stage company seeking to develop and manufacture new products in a growing and rapidly evolving market.

Solar Semiconductor has a history of losses.

From Solar Cayman’s inception in October 2007 through its fiscal year ending March 31, 2008, it had a net loss of $25.5 million. Solar Semiconductor has never experienced operating profits and if it is not able to manage its growth and expansion it may experience further losses, which could cause the price of Trans-India’s stock to decrease. Solar Semiconductor expects to continue to make significant capital expenditures and anticipates that its expenses will increase as it seeks to:

•	expand its manufacturing operations, whether domestically or internationally;

•	develop its distribution network;

•	continue to research and develop its products and manufacturing technologies;

•	implement internal systems and infrastructure to support its growth; and

•	hire additional personnel.

Solar Semiconductor does not know whether its revenue will grow rapidly enough to absorb these costs, and its limited operating history makes it difficult to assess the extent of these expenses or their impact on its operating results.

Solar Semiconductor may be unable to effectively manage the expansion of its operations.

Solar Semiconductor expects to expand its business significantly in order to satisfy demand for its solar power products and increase its market share. To manage the expansion of its operations, Solar Semiconductor will be required to improve its operational and financial systems, procedures and controls and expand, and train and manage its growing employee base. Solar Semiconductor’s management will also be required to maintain and expand its relationships with distribution partners, suppliers and other third parties and attract new distribution partners and suppliers. In addition, its current and planned operations, personnel, systems and internal procedures and controls might be inadequate to support its future growth. If Solar Semiconductor cannot manage its growth effectively, it may be unable to take advantage of market opportunities, execute its business strategies or respond to competitive pressures, and Solar Semiconductor’s business and results of operations could be harmed.

Solar Semiconductor continues to invest significantly in research and development, and these efforts may not result in improved products or manufacturing processes.

Solar Semiconductor is investing in research and development related to new product development and improving its manufacturing processes, and expects to continue to invest heavily in research and development in the future. If it fails to successfully develop new solar power products or technologies, it will likely be unable to recover the costs it has incurred to develop these products and technologies and may be unable to increase its revenues and to become profitable. Some of Solar Semiconductor’s new product and manufacturing technologies are unproven at commercial scale and represent a departure from conventional solar power technologies, and it is difficult to predict whether it will be successful in completing their development. In addition, if Solar Semiconductor’s development efforts regarding manufacturing technologies are not successful, and it is unable to increase the efficiency and decrease the costs of its manufacturing process, it may not be able to reduce the price of its products, which might prevent its products from gaining wide acceptance, and its gross margins may be negatively impacted.

Solar Semiconductor’s products may not gain market acceptance, which would prevent it from achieving increased revenues and market share.

The development of a successful market for Solar Semiconductor’s products may be adversely affected by a number of factors, many of which are beyond its control, including:

•	Solar Semiconductor’s failure to produce products that compete favorably against other solar power products on the basis of cost, quality and performance;

•

Solar Semiconductor’s failure to produce products that compete favorably against conventional energy sources and alternative distributed generation technologies, such as wind and biomass, on the basis of cost, quality and performance; and

•	Solar Semiconductor’s failure to develop and maintain successful relationships with distributors, systems integrators, project developers and other resellers, as well as strategic partners.

If Solar Semiconductor’s products fail to gain market acceptance, it would be unable to increase revenues and market share and to achieve and sustain profitability.

Problems with product quality or product performance may cause Solar Semiconductor to incur warranty expenses and may damage its market reputation and prevent it from achieving increased sales and market share.

Consistent with standard practice in the solar industry, the duration of Solar Semiconductor’s product warranties is lengthy. Solar Semiconductor’s current standard product warranty is for a period of up to 25 years. Solar Semiconductor believes the warranty period is consistent with industry practice. Due to the long warranty period, Solar Semiconductor bears the risk of extensive warranty claims long after it has shipped product and recognized revenues.

In addition, Solar Semiconductor obtains the solar wafers and solar cells that it uses in its products from third parties, either directly or through toll manufacturing arrangements, and Solar Semiconductor has limited control over the quality of the solar wafers and solar cells Solar Semiconductor incorporates into its solar modules. Unlike solar modules, which are subject to certain uniform international standards, solar wafers and solar cells generally do not have uniform international standards, and it is often difficult to determine whether solar module product defects are a result of the solar cells or other components or reasons. As a result, Solar Semiconductor may incur replacement costs even if the defects already existed at the time Solar Semiconductor received the solar wafers or solar cells. Solar Semiconductor also relies on third party suppliers for other components that it uses in its products, such as glass, frame and backing for its solar modules, and electronic components for its specialty solar modules and products. Furthermore, the solar cells and other components that Solar Semiconductor purchases from third party suppliers are typically sold to Solar Semiconductor without any, or with only limited, warranties. The possibility of future product failures could cause Solar Semiconductor to incur substantial expense to repair or replace defective products. Furthermore, widespread product failures may damage Solar Semiconductor’s market reputation, reduce Solar Semiconductor’s market share and cause its revenues and gross margin to decline.

Because Solar Semiconductor utilizes highly flammable materials in its manufacturing processes, it is subject to the risk of losses arising from explosions and fires, which could result in delays or inabilities to fill orders on a timely basis.

Solar Semiconductor utilizes highly flammable materials such as silane and methane in its manufacturing processes. By utilizing these materials, it is subject to the risk of losses arising from explosions and fires. Its inability to fill customer orders during an extended business interruption could materially adversely impact existing distribution partner relationships resulting in market share decreases and reduced revenues.

Solar Semiconductor has limited insurance coverage and may incur losses resulting from product liability claims or business interruptions.

As with other PV product manufacturers, Solar Semiconductor is exposed to risks associated with product liability claims in the event that the use of the PV products it sells results in injury. Since the products are electricity producing devices, it is possible that users could be injured or killed by the products, whether by product malfunctions, defects, improper installation or other causes. Solar Semiconductor only commenced commercial shipment of its products in 2007 and, due to limited historical experience, it is unable to predict whether product liability claims will be brought against it in the future or the effect of any resulting adverse publicity on its business. Moreover, Solar Semiconductor only has limited product liability insurance and may not have adequate resources to satisfy a judgment in the event of a successful claim against it. The successful assertion of product liability claims against it could result in potentially significant monetary damages and require Solar Semiconductor to make significant payments. In addition, as the insurance industry in India is still in an early stage of development, business interruption insurance available in India offers limited coverage compared to that offered in many other countries. Although Solar Semiconductor has obtained business interruption insurance, any business disruption could result in substantial costs and diversion of resources.

The success of Solar Semiconductor’s business depends on the continuing contributions of its key personnel and its ability to attract and retain new qualified employees in a competitive labor market.

Solar Semiconductor has attracted a highly skilled management team and specialized workforce, including scientists, engineers, researchers and manufacturing and marketing professionals. If it were to lose the services of any of its executive officers and key employees, its business could be materially and adversely impacted. Solar Semiconductor does not carry key person life insurance on any of its senior management or other key personnel.

Solar Semiconductor had approximately 564 full-time employees as of September 30, 2008. Competition for personnel is intense, and qualified technical personnel are likely to remain a limited resource for the foreseeable future. Locating candidates with the appropriate qualifications, particularly in the desired geographic location, can be costly and difficult. Solar Semiconductor may not be able to hire the necessary personnel to implement its business strategy given its anticipated hiring needs, or it may need to provide higher compensation or more training to its personnel than it currently anticipates. Moreover, any officer or employee can terminate his or her relationship with Solar Semiconductor at any time. Loss of any of its key employees would have a material adverse effect on Solar Semiconductor’s business.

Compliance with environmental regulations can be expensive, and noncompliance with these regulations may result in potentially significant monetary damages and penalties and adverse publicity.

If Solar Semiconductor fails to comply with present or future environmental laws or regulations it may be required to pay substantial civil or criminal penalties, incur significant capital expenditures, suspend or limit production or cease operations. Solar Semiconductor uses toxic, volatile and otherwise hazardous chemicals in its research and development and manufacturing activities, and generates and discharges hazardous emissions, effluents and wastes from its operations. Any failure by Solar Semiconductor to control the use of or generation of, or to restrict adequately the discharge or disposal of, hazardous substances or wastes or to otherwise comply with the complex, technical environmental regulations governing Solar Semiconductor’s activities could subject it to potentially significant monetary damages and penalties, criminal proceedings, third party property damage or personal injury claims, natural resource damage claims, cleanup costs or other costs, or restrictions or suspensions of Solar Semiconductor’s business operations. In addition, under some foreign, federal and state statutes and regulations governing liability for releases of hazardous substances or wastes to the environment, a governmental agency or private party may seek recovery of response costs or damages from generators of the hazardous substances or operators of property where releases of hazardous substances have occurred or are ongoing, even if such party was not responsible for the release or otherwise at fault. Also, federal, state or international environmental laws and regulations may ban or restrict the availability and use of certain hazardous or toxic raw materials that are or may be used in producing Solar Semiconductor’s products, and substitute materials may be more costly or unsatisfactory in performance. Solar Semiconductor believes that it either has all environmental permits necessary to conduct its business or has initiated the process to obtain additional or modified environmental permits needed to conduct its business. While Solar Semiconductor is not aware of any outstanding, material environmental claims, liabilities or obligations, future developments such as the implementation of new, more stringent laws and regulations, more aggressive enforcement policies, or the discovery of unknown environmental conditions associated with its current or past operations or properties may require expenditures that could have a material adverse effect on its business, results of operations or financial condition. Any noncompliance with or incurrence of liability under environmental laws may subject Solar Semiconductor to adverse publicity, damage Solar Semiconductor’s reputation and competitive position and adversely affect sales of its products.

Solar Semiconductor’s manufacturing facility in Fab City near Hyderabad, India, an area designated as a Special Economic Zone, is subject to a number of governmental regulations. Solar Semiconductor could lose the benefits available to manufacturers located in a Special Economic Zone if Solar Semiconductor fails to comply with these regulations.

Solar Semiconductor is developing a new facility in Fab City near Hyderabad, India, which area has been designated by the Indian Government as a Special Economic Zone for high-tech manufacturing. To promote manufacturing in Special Economic Zones, the Indian Government provides benefits to qualifying companies, including multi-year tax incentives, subsidies on land leases and capital expenditures and established water and power infrastructure. If Solar Semiconductor fails to comply with the Special Economic Zone regulations, Solar Semiconductor could lose the benefits made available to qualifying manufacturers in the Special Economic Zone or could incur expenditures to cure such noncompliance, which could have a material adverse effect on its business, results of operations or financial condition. Further, any noncompliance with regulations enforced in the Special Economic Zone may subject Solar Semiconductor to adverse publicity, damage Solar Semiconductor’s reputation and competitive position and adversely affect sales of its products.

Development of Solar Semiconductor’s additional manufacturing facilities is dependent upon obtaining appropriate permits and/or approvals from governmental agencies. If Solar Semiconductor cannot obtain such permits or approvals in a timely manner, there will be a delay with development of additional manufacturing facilities, which will impact Solar Semiconductor’s ability to meet its planned manufacturing capacity.

Solar Semiconductor may be required to obtain appropriate permits and/or approvals from governmental agencies prior to building or developing manufacturing facilities. If the issuance of required permits or approvals by the appropriate governmental agencies is delayed and Solar Semiconductor fails to achieve planned production milestones, its product costs could increase, and product availability would decrease resulting in lower revenues than expected. These delays could cause concern and doubt in the minds of customers, in turn leading to the cancellation or delay of orders or deliveries which ultimately would cause losses in revenue and adversely affect operations.

Compliance with occupational safety and health requirements and best practices can be costly, and noncompliance with such requirements may result in potentially significant monetary penalties and adverse publicity.

Solar Semiconductor’s manufacturing operations and research and development activities involve the use of mechanical equipment and hazardous chemicals, which involve a risk of potential injury to Solar Semiconductor’s employees. These operations are subject to occupation safety and health regulation in India. If

Solar Semiconductor fails to comply with these requirements, or if an employee injury occurs, Solar Semiconductor may be required to pay substantial penalties, incur significant capital expenditures, suspend or limit production or cease operations. Also, any such violations, employee injuries or failure to comply with industry best practices may subject Solar Semiconductor to adverse publicity, damage Solar Semiconductor’s reputation and competitive position and adversely affect sales of Solar Semiconductor’s products.

Any delays of deliveries of or damages to solar wafers, solar cells or Solar Semiconductor’s products during transit could have a serious impact on Solar Semiconductor’s business.

Solar Semiconductor’s suppliers and customers are located in various geographic locations and Solar Semiconductor relies on third parties to deliver polysilicon and silicon wafers and solar cells to it and to deliver its products from Solar Semiconductor’s manufacturing facilities in India to its customers. The road conditions in certain parts of India are not as developed as in other countries, which may cause unexpected delays or damages to Solar Semiconductor’s products and supplies during transit. Further, official Indian holidays may also cause deliveries to be delayed.

If Solar Semiconductor fails to obtain delivery of silicon wafers and solar sells in amounts and according to time schedules as it expects, it may be forced to reduce production, which would adversely affect its revenues, or to secure additional polysilicon and silicon wafers or solar cells in the spot market, which could adversely affect its margins. Solar Semiconductor’s failure to obtain sufficient polysilicon and silicon wafers and solar cells may result in under-utilization of existing and new production facilities and an increase of its marginal production cost. In addition, Solar Semiconductor’s failure to obtain the required amounts of polysilicon and silicon wafers or solar cells on time and at commercially reasonable prices could seriously hamper its ability to meet its contractual obligations to deliver PV products to its customers. Within the past 12 month period, Solar Semiconductor products were not delivered on time on approximately 7 occasions. In order to avoid any delays of deliveries of Solar Semiconductor products to its customers, Solar Semiconductor must allocate additional time for delivery to leave room for delays. Any failure by Solar Semiconductor to meet its delivery obligations could have a material adverse effect on its reputation, retention of customers, market share, business and results of operations and may subject it to claims from customers and other disputes. Any of the above events could have a material adverse effect on Solar Semiconductor’s growth, profitability and results of operations.

Solar Semiconductor may not be able to deliver on promised product prices if its suppliers do not update their technology.

Prices of Solar Semiconductor products in its current contracts and agreements with its customers assume that the suppliers will be able to upgrade their technology, including, but not limited to, improvements in efficiencies and thickness of cells based on solar industry expectations. If Solar Semiconductor’s suppliers fail to upgrade their technology and fail to supply materials and components in a timely manner or to supply materials and components that meet Solar Semiconductor’s quality, quantity and cost requirements, Solar Semiconductor’s ability to manufacture its products that meet the quality expectations of its customers in a timely manner could be impaired and Solar Semiconductor’s cost of manufacturing its product may increase. If the cost of manufacturing its product is increased, Solar Semiconductor may fail to meet obligations to its customers to deliver products at promised product prices. Any failure by Solar Semiconductor to meet such obligations could have a material adverse effect on its reputation, retention of customers, market share, business and results of operations and may subject it to claims from customers and other disputes.

Risks Related to Operations in India

Political, economic, social and other factors in India may adversely affect our business.

Solar Semiconductor’s ability to grow its business may be adversely affected by political, economic, social and religious factors, changes in Indian law or regulations and the status of India’s relations with other countries. In addition, the economy of India may differ favorably or unfavorably from the U.S. economy in such respects as the rate of growth of gross domestic product, the rate of inflation, capital reinvestment, resource self-sufficiency and balance of payments position. According to the World Factbook published by the U.S. Central Intelligence Agency (updated as of November 6, 2008), the Indian government has exercised and continues to exercise significant influence over many aspects of the economy, and privatization of government-owned industries remains stalled and continues to generate political debate. Accordingly, Indian government actions in the future could have a significant effect on the Indian economy, which could have a material adverse affect on Solar Semiconductor’s business.

According to a published lecture on April 27, 2005 by Shri Montek S. Ahluwalia, Deputy Chairman, Planning Commission of the High Commission of India, London, an agency of the Indian Government, India has seen major changes in economic policies over the past two decades, which will help it to perform more effectively in a globalizing world. These policy changes have included the liberalization of the extensive government controls, which existed on private investment and technology and the easing of access to foreign technology and foreign investment. In addition, the Indian government has directed the lowering of import duties, removal of quantitative restrictions on imports and the liberalization of foreign direct investment. In the 1990s a process of financial reforms began, which were aimed at introducing greater competition and tightening prudential norms in the banking sector, stock exchanges and capital market institutions and the insurance sector. These reforms were accompanied by efforts to strengthen institutions appropriate for the functioning of a market economy, including an independent judiciary and the rule of law, the prevalence of acceptable accounting standards, functioning stock exchanges and corporate practices. While the government’s policies have resulted in improved economic performance, we cannot assure you that the economic recovery will be sustained. Moreover, we cannot assure you that these economic reforms will persist, and that any newly elected government will continue the program of economic liberalization of previous governments. Any change may adversely affect Indian laws and policies with respect to foreign investment and currency exchange. Such changes in economic policies could negatively affect the general business and economic conditions in India, which could in turn affect our business.

According to the World Factbook, religious and border disputes persist in India and remain pressing problems. For example, India has from time to time experienced civil unrest and hostilities with neighboring countries such as Pakistan. The longstanding dispute with Pakistan over the border Indian states of Jammu and Kashmir remains unresolved. If the Indian government is unable to control the violence and disruption associated with these tensions, the results could destabilize the economy and, consequently, adversely affect Solar Semiconductor’s business.

Exchange controls that exist in India may limit our ability to utilize our cash flow effectively following the business combination.

Following the business combination, we will be subject to India’s rules and regulations on currency conversion. In India, the Foreign Exchange Management Act, or FEMA, regulates the conversion of the Indian rupee into foreign currencies. FEMA provisions previously imposed restrictions on locally incorporated companies with foreign equity holdings in excess of 40%, known as FEMA companies. Following the business combination, we will likely be a FEMA company as a result of our ownership structure. However, comprehensive amendments have been made to FEMA to add strength to the liberalizations announced in their recent economic policies. Such companies are now permitted to operate in India without any special restrictions, effectively placing them on par with domestic Indian companies. In addition, foreign exchange controls have been substantially relaxed. The Indian foreign exchange market, however, is not yet fully developed and we cannot assure you that the Indian authorities will not revert back to regulating FEMA companies. FEMA may also impose new restrictions on the convertibility of the rupee. Any future restrictions on currency exchanges may limit our ability to use our cash flow for the distribution of dividends to our shareholders or to fund operations we may have outside of India.

Returns on investment in Indian companies may be decreased by withholding and other taxes.

Following the business combination, our investments in India will incur tax risk unique to investment in India and in developing economies in general. Income that might otherwise not be subject to taxation or withholding of local income tax under normal international conventions may be subject to taxation or withholding of Indian income tax. Under treaties with India and under local Indian income tax law, income is generally deemed from sources in India for withholding and tax purposes and subject to Indian tax if paid from India. This is true whether or not the services or the earning of the income would normally be considered as from sources outside India in other contexts. Additionally, proof of payment of withholding taxes may be required as part of the remittance procedure. Any withholding taxes paid by us on income from our investments in India may or may not be creditable on our income tax returns.

We intend to avail ourselves of income tax treaties with India and minimize any Indian withholding tax or local tax otherwise imposed. However, we cannot assure you that the Indian tax authorities will recognize application of such treaties to achieve a minimization of Indian tax.

Because the Indian judiciary will determine the scope and enforcement under Indian law of almost all of our material agreements, we may be unable to enforce our rights inside and outside of India.

Indian law can be expected to govern almost all of our material agreements, some of which may be with Indian governmental agencies. We cannot assure you that Solar Semiconductor’s business will be able to enforce any of their material agreements or that remedies will be available outside of India. The system of laws and the enforcement of existing laws in India may not be as certain in implementation and interpretation as in the United States. The Indian government may be inexperienced in enforcing corporate and commercial law, leading to a higher than usual degree of uncertainty as to the outcome of any litigation. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital.

Wage pressures in India may prevent us from sustaining a competitive advantage and may reduce our profit margins.

Wage costs in India have historically been significantly lower than wage costs in the United States and Europe for comparably skilled professionals, which we expect will be one of Solar Semiconductor’s competitive strengths. However, if, following the business combination, wages for skilled professionals increase in India due to increasing competition, we may not be able to sustain this competitive advantage, which could negatively affect profit margins. In addition, we may need to increase our employee compensation to remain competitive with other employers, or seek to recruit in other low labor cost areas to keep our wage costs low. Compensation increases may result in decreased profitability.

The laws of India may not protect intellectual property rights to the same extent as those of the United States, and we may be unsuccessful in protecting our intellectual property rights and may also be subject to third party claims of intellectual property infringement.

Solar Semiconductor’s business relies on a combination of patent, trademark and design laws, trade secrets, confidentiality procedures and contractual provisions to protect its intellectual property. However, the laws of India may not protect proprietary rights to the same extent as laws in the United States. Therefore, efforts to protect such intellectual property may not be adequate. Furthermore, competitors may independently develop similar technology or duplicate its products or services. Unauthorized parties may infringe upon or misappropriate Solar Semiconductor’s products, services or proprietary information.

Any downgrading of India’s debt rating by an international rating agency, or an increase in interest rates in India, could have a negative impact on our ability to borrow in India.

Any adverse revisions to India’s credit ratings for domestic and international debt by international rating agencies as well as an increase in Indian interest rates may adversely impact our ability to finance growth through debt and could lead to a tightening of our margins, adversely effecting our business.

Terrorist attacks and other acts of violence or war involving India and other countries could adversely affect the financial markets and our business.

Terrorist attacks and other acts of violence could have the direct effect of destroying our plant and property causing a loss and interruption of business. According to the World Factbook, religious and border disputes persist in India and remain pressing problems. For example, India has from time to time experienced civil unrest and hostilities with neighboring countries such as Pakistan. The longstanding dispute with Pakistan over the border Indian state of Jammu and Kashmir remains unresolved. If the Indian government is unable to control the violence and disruption associated with these tensions, the results could destabilize the economy and, consequently, adversely affect our business.

Since early 2003, there have also been military hostilities and civil unrest in Afghanistan, Iraq and other Asian countries. These events could adversely influence the Indian economy and, as a result, negatively affect our business.

Our industry depends on the stability of policies and the political situation in India and a change in policy could adversely affect our business.

The role of the Indian central and state governments in the Indian economy on producers, consumers and regulators has remained significant over the years. Since 1991, the Government of India has pursued policies of economic liberalization, including significantly relaxing restrictions on the private sector. We cannot assure you that these liberalization policies will continue under the present or under newly elected governments. Protests against privatization could slowdown the pace of liberalization and deregulation. The rate of economic liberalization could change, and specific laws and policies affecting companies in the infrastructure sector in India, foreign investment, currency exchange rates and other matters affecting our business could change as well. A significant change in India’s economic liberalization and deregulation policies could disrupt business and economic conditions in India and thereby affect our business.

Risks Relating to the Acquisition

The combined company’s working capital could be reduced if stockholders exercise their conversion rights.

Pursuant to our amended and restated certificate of incorporation, holders of our common stock may vote against the acquisition and demand that we convert their shares into their pro rata portion of the funds available in the trust account as of the record date. We will not consummate the acquisition if holders of 2,875,000 or more shares exercise these conversion rights. To the extent the acquisition is consummated and holders have demanded to so convert their shares, there will be a corresponding reduction in the amount of funds available in the trust account to the combined company following the acquisition. As of October 31, 2008, assuming the acquisition is approved, the maximum amount of funds that could be disbursed to our stockholders upon the exercise of their conversion rights is approximately $22.9 million.

If outstanding warrants are exercised, the underlying shares will be eligible for future resale in the public market, which would result in dilution and may have an adverse effect on the market price of our common stock.

Outstanding warrants and the unit purchase options issued to the underwriters in our IPO to purchase an aggregate of 12,700,000 common stock will become exercisable after consummation of the acquisition. If they are exercised, a substantial number of additional shares will be eligible for resale in the public market, which could result in a decrease in the market price of our common stock.

If certain financial objectives are achieved, the Solar Semiconductor shareholders will be entitled to receive additional shares as contingent consideration for the acquisition of their Solar Cayman shares, which would result in dilution and might have an adverse effect on the market price of our common stock.

Under the share exchange agreement, the Solar Cayman shareholders are entitled to receive up to an additional 12,500,000 shares of common stock if certain financial targets are achieved. If the additional shares are earned, the number of shares outstanding will significantly increase. The issuance of the additional shares will have a dilutive effect on the common stock already outstanding and may cause a reduction in the trading price of our common stock in the public market.

Registration rights held by our initial stockholders and registration rights held by the Solar Cayman shareholders with respect to the shares received in the acquisition may have an adverse effect on the market price of our common stock.

Our initial stockholders are entitled to demand that we register the resale of their initial securities, including units, shares of common stock and warrants, and shares of common stock underlying such securities, at any time after the date on which their securities are released from escrow, which will be upon consummation of the acquisition. If our initial stockholders exercise their registration rights with respect to all of their securities, then there would be up to an additional 2,900,000 shares of common stock (which amount includes 200,000 shares of our common stock issuable upon exercise of the warrants) eligible for trading in the public market. Similarly, the Solar Cayman shareholders, who could receive a maximum of approximately 56,000,000 shares of common stock in the acquisition are entitled to demand that the company register the resale of their shares. The presence of these additional shares of common stock eligible for trading in the public market may substantially reduce the market price of our common stock.

Our directors and officers have interests in the acquisition that differ from yours because their common stock may become worthless if the acquisition is not approved.

In considering the recommendation of our board of directors to vote to approve the acquisition, you should be aware that our initial stockholders, which include our directors and officers, have agreements or arrangements that provide them with interests in the acquisition that differ from those of our stockholders generally. Our initial stockholders, including our directors and officers, hold common stock which are not entitled to receive any of the funds that would be distributed upon liquidation of the trust account. Therefore, if the acquisition is not approved, these original securities may become worthless. The personal and financial interests of directors and officers may have influenced their motivation in identifying and selecting a target business in timely completion of an acquisition. Consequently, their discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular acquisition are appropriate and in the best interests of our stockholders. For a more detailed discussion of these interests see “Summary—Interests of Trans-India Officers and Directors in the Acquisition.”

Our directors and officers have interests in the acquisition that differ from yours because if we are liquidated due to our inability to complete a acquisition they could become liable for our debts and obligations.

In seeking the completion of the acquisition with Solar Semiconductor, the interests of our directors and officers differ from those of the public stockholders. Mr. Venkatadri, our president and chief executive officer and one of our directors, agreed that if we are unable to complete a business combination and are required to liquidate, he will indemnify Trans-India for claims made by third parties that are owed money by Trans-India, but only to the extent necessary to ensure that the claims do not reduce the funds in the trust account. However, Mr. Venkatadri will not have any personal liability as to any claimed amounts owed to a third party who executed a waiver of rights to the trust account, or as to any claims under our indemnity of the underwriters in our IPO against certain liabilities, including liabilities under the Securities Act of 1933. As of the date of this proxy statement, we do not have any material vendors or service providers that have not executed a waiver of rights to the trust account. Our other directors and officers have each agreed to be personally liable, on a several basis, in accordance with their respective beneficial ownership interest in Trans-India prior to the IPO, for ensuring that the proceeds in the trust account are not reduced by the claims of any vendor or service provider that is owed money by us for services rendered or products sold to us. Therefore, if the acquisition is not consummated and vendors sue the trust account and win their cases, to the extent we do not have sufficient cash outside of the trust account, the trust account could be reduced by the amount of the claims and our officers and directors would be required to fulfill their indemnification obligations

Because we do not intend to pay dividends, stockholders will benefit from an investment in our common stock only if those shares appreciate in value.

We have never declared or paid any cash dividends on our shares of common stock. Upon completion of the acquisition, we currently intend to retain all future earnings, if any, for use in the operations and expansion of the business. As a result, we do not anticipate paying cash dividends in the foreseeable future. Any future determination as to the declaration and payment of cash dividends will be at the discretion of our board of directors and will depend on factors our board of directors deems relevant, including among others, our results of operations, financial condition and cash requirements, business prospects, and the terms of our credit facilities, if any, and any other financing arrangements. Accordingly, realization of a gain on stockholders’ investments will depend on the appreciation of the price of our common stock, and there is no guarantee that our common stock will appreciate in value.

Voting control by executive officers, directors and other affiliates of the combined company may limit your ability to influence the outcome of director elections and other matters requiring shareholder approval.

Upon consummation of the acquisition and assuming we acquire 100% of Solar Cayman, the executive officers, directors and 5% shareholders of Solar Cayman will own over 54% of our common stock. These shareholders will be able to control substantially all matters requiring approval by our stockholders, including the election of a majority of our directors and the approval of other business transactions. This concentration of ownership could have the effect of delaying or preventing a future change in control of Trans-India or discouraging a potential acquirer from attempting to obtain control of Trans-India, which in turn could have a material adverse effect on the market price of our common stock or prevent our stockholders from realizing a premium over the market price for their common stock.

Our board of directors approved the acquisition without obtaining a fairness opinion.

In light of our directors’ experience in performing due diligence of acquisition targets and in valuing companies, we did not obtain a fairness opinion with respect to the acquisition. If our board of directors erred in concluding that the share exchange agreement is in the best interest of our stockholders, then our stockholders could suffer adverse consequences such as a decline in the value of their shares following the consummation of the transaction. In addition, at a minimum, any litigation over the board’s exercise of its fiduciary duties would divert management’s time and attention from completing the transactions described herein and would likely also involve the expenditure of substantial amounts for legal fees.

Trans-India has not had operations, and Solar Semiconductor has not operated as a public company. Fulfilling the obligations incident to being a public company after completing the acquisition will be expensive and time consuming.

Each of Trans-India, as a company without operations, and Solar Semiconductor, as a private company, has maintained relatively small finance and accounting staffs. Neither Trans-India nor Solar Semiconductor currently has an internal audit group. Although Trans-India has maintained disclosure controls and procedures and internal control over financial reporting as required under the federal securities laws with respect to its very limited activities, Trans-India has not been required to maintain and establish such disclosure controls and procedures and internal control as will be required with respect to businesses such as Solar Semiconductor with substantial operations. Under the Sarbanes-Oxley Act of 2002 and the related rules and regulations of the SEC, after the share exchange has been completed, Trans-India will need to implement additional corporate governance practices and adhere to a variety of reporting requirements and complex accounting rules. Compliance with these obligations will require significant management time, place significant additional demands on Trans-India’s finance and accounting staff and on Trans-India’s financial, accounting and information systems, and will increase Trans-India’s insurance, legal and financial compliance costs. Trans-India may also need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge.

Section 404 of the Sarbanes-Oxley Act of 2002 will require Trans-India to document and test its internal controls over financial reporting in future periods. Any delays or difficulty in satisfying these requirements could adversely affect its future results of operations and Trans-India’s stock price.

Section 404 of the Sarbanes-Oxley Act of 2002 will require Trans-India to document and test the effectiveness of Solar Semiconductor’s internal controls over financial reporting in accordance with an established internal control framework and to report on its conclusion as to the effectiveness of such internal controls. It may cost Trans-India more than it expects to comply with these control- and procedure-related requirements.

Trans-India may discover in the future areas of its internal controls that need improvement, particularly with respect to Solar Semiconductor or other businesses that it may acquire. Trans-India cannot be certain that any remedial measures it takes will provide it with adequate internal controls over its financial processes and reporting in the future. Any failure to implement required new or improved controls, or difficulties encountered in their implementation could harm Trans-India’s operating results or cause it to fail to meet its reporting obligations. If Trans-India is unable to conclude that it has effective internal controls over financial reporting, or if its independent auditors are unable to provide it with an unqualified report regarding the effectiveness of its internal controls over financial reporting in future periods as required by Section 404, investors could lose confidence in the reliability of its financial statements, which could result in a decrease in the value of Trans-India’s common stock. In addition, failure to comply with Section 404 could potentially subject Trans-India to sanctions or investigations by the SEC or other regulatory authorities.

Risks Relating to Trans-India’s Stockholders and Warrant Holders

Our warrants are redeemable upon short notice, which will require you to exercise the warrants or receive the redemption price of $0.01 per warrant.

We have the ability to redeem the warrants issued in our IPO with the prior consent of I–Bankers Securities, Inc. upon 30 days prior notice at any time after they become exercisable and prior to their expiration at a price of $0.01 per warrant, provided that the last reported sales price of our common stock equals or exceeds $11.50 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to notice of the redemption. Calling warrants for redemption could force the warrant holders to:

•	exercise the warrants and pay the exercise price for such warrants at a time when it may be disadvantageous for the holders to do so;

•	sell the warrants at the then-current market price when they might otherwise wish to hold the warrants; or

•	accept the nominal redemption price which, at the time the warrants are called for redemption, is likely to be substantially less than the market value of the warrants.

An effective registration statement or a current prospectus may not be in place when an investor desires to exercise warrants or the warrants are redeemed, thus precluding such investor from being able to exercise the warrants.

No warrants will be exercisable and we will not be obligated to issue shares of common stock unless, at the time a holder seeks to exercise, we have registered with the SEC the shares of common stock issuable upon exercise of the warrants and a prospectus relating to the common stock issuable upon exercise of the warrants is current. Under the terms of the warrant agreement, we have agreed to use our reasonable best efforts to meet these conditions and to maintain a current prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so. Additionally, we have no obligation to settle the warrants for cash in the absence of an effective registration statement or under any other circumstances. The warrants may be deprived of any value, the market for the warrants may be limited and the holders of warrants may not be able to exercise their warrants if the common stock is not registered with the SEC or if the prospectus relating to the common stock issuable upon the exercise of the warrants is not current. Consequently, the warrants may expire unexercised or if redeemed at such time would be practically worthless.

If holders of 2,875,000 or more of the shares of our common stock (which number represents 25% of the common stock issued in our IPO) decide to vote against the acquisition and opt to have their shares converted into cash, we may be forced to dissolve and liquidate, stockholders may receive less than their pro rata share of the funds available in the trust account, and our common stock and warrants would expire and become worthless.

Under the terms of our certificate of incorporation, if holders of 2,875,000 or more of the shares of our common stock (which number represents 25% the common stock issued in our IPO) decide to vote against the acquisition and opt to have their shares converted into cash, we may ultimately be forced to dissolve and liquidate. Under our certificate of incorporation as currently in effect, if we do not complete a acquisition by February 14, 2009, we will dissolve and distribute to our stockholders, excluding our initial stockholders, their pro rata portion of the funds available in the trust account. Following dissolution, we would no longer exist as a corporation.

In any liquidation, the net proceeds of our IPO and private placement and the deferred underwriting compensation held in the trust account, plus any interest earned thereon (net of taxes payable), less the portion of such interest previously release to us, will be distributed on a pro rata basis to the holders of our common stock, excluding our initial stockholders. Based on the conversion price per share in our trust account as of October 31, 2008, the per-share liquidation price would be approximately $7.97. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which could be prior to the claims of our stockholders. We cannot assure you that the actual per-share liquidation price will not be less than $7.97, due to claims of creditors. Furthermore, there will be no distribution with respect to our warrants and, accordingly, the warrants will expire and become worthless.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this proxy statement regarding Solar Semiconductor’s and Trans-India’s strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

The parties may not actually achieve the plans, intentions or expectations disclosed in the forward-looking statements, and you should not place undue reliance on the forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements made by the parties. The parties to this proxy statement have included important factors in the cautionary statements included in this proxy statement, particularly in the “Risk Factors” section, that the parties believe could cause actual results or events to differ materially from the forward-looking statements made by the parties, including, among others:

•	the number and percentage of Trans-India stockholders voting against the acquisition;

•	legislation or regulatory environments, requirements or changes adversely affecting the business in which Solar Semiconductor is engaged;

•	continued compliance with government regulations;

•	fluctuations in customer demand;

•	management of rapid growth;

•	the time to develop and market new products;

•	the successful development of Solar Semiconductor’s new facility and installation of new manufacturing lines;

•	outcomes of government reviews, inquiries, investigations and related litigation;

•	general economic conditions;

•	geopolitical events; and

•	changing principles of generally accepted accounting principles.

Further, the forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, collaborations, dividends or investments made by Trans-India or Solar Semiconductor.

You should read this proxy statement, including all annexes to this proxy statement with the understanding that actual future results may be materially different from what the parties expect. Neither Trans-India or Solar Semiconductor assumes any obligation to update any forward-looking statements.

SELECTED SUMMARY HISTORICAL FINANCIAL INFORMATION

Trans-India Selected Historical Financial Data

The following table sets forth selected historical financial data of Trans-India. The information presented below was derived from (i) Trans-India’s unaudited financial statements as of June 30, 2008 and for the six months ended June 30, 2008 and June 30, 2007 and for the period from April 13, 2006 (inception) through June 30, 2008 and (ii) Trans-India’s audited financial statements as of and for the year ended December 31, 2007 and the period from April 13, 2006 (inception) through December 31, 2006 included elsewhere in this proxy statement. This information is only a summary. You should read this information together with Trans-India’s historical financial statements and accompanying notes thereto and with “Trans-India’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” appearing elsewhere in this proxy statement.

	For the Six Months Ended June 30,		For the Year Ended December 31, 2007	Period from April 13, 2006 (inception) to December 31, 2006	Period from April 13, 2006 (inception) to June 30, 2008
	2008	2007
Statement of Operations Data:
Interest Income	$1,363,697	$1,695,397	$3,686,007	—	$5,049,704
Administrative costs	445,372	335,857	669,136	14,562	1,129,071
Income before income taxes	918,325	1,359,540	3,016,871	(14,562)	3,920,633
Income taxes	426,897	574,000	1,022,232	—	1,449,125

Net income	$491,431	$785,540	$1,994,639	(14,562)	$2,471,508

Net income per share – basic	$0.03	$0.07	$0.16	$0.00	$0.25

Net income per share – diluted	$0.03	$0.05	$0.11	$0.00	$0.15
Weighted average shares outstanding – basic	14,200,000	11,291,160	12,757,539	2,500,000	9,795,764
Weighted average shares outstanding – diluted	18,090,670	160,019,822	17,517,522	2,500,000	16,394,501

	June 30, 2008	December 31, 2007	December 31, 2006
Balance Sheet Data:
Cash and cash equivalents in operation account	$1,045,829	$1,490,425	$63,044
Cash and cash equivalents in trust account	91,009,717	90,079,824
Working capital	88,553,315	88,056,446	5,438
Total assets	92,253,534	91,788,248	210,084
Common stock subject to conversion	22,743.632	22,510,948	—
Stockholders’ equity	65,809,683	65,550,936	210,084

Solar Cayman Selected Historical Financial Data

The following table sets forth selected historical financial data for Solar Cayman. The information presented below was derived from (i) Solar Cayman’s unaudited consolidated financial statements as of June 30, 2008 and for the three months ended June 30, 2008 and June 30, 2007 and (ii) Solar Cayman’s audited consolidated financial statements as of and for the year ended March 31, 2008 and as of March 31, 2007 and for the period from April 17, 2006 (inception) through March 31, 2007 included elsewhere in this proxy statement, and should be read together with those financial statements including the notes thereto and together with “Solar Cayman’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” appearing elsewhere in this proxy statement. Solar Cayman’s consolidated financial statements were prepared in accordance with generally accepted accounting principles in the United States of America, and Solar Cayman uses the U.S. dollar as its reporting currency.

	Unaudited		Audited
	For the Three Months Ended June 30,		For the Year Ended March 31, 2008	Period from April 17, 2006 (inception) through March 31, 2007
	2008	2007
Statement of Operations Data:
Revenue	$26,774,973	$—	$15,184,311	$—
Gross profit	2,116,430	—	281,001	—
Operating loss	(130,514)	(256,906)	(13,707,895)	(452,464)
Net income (loss)	11,625,107	(234,241)	(25,006,825)	(445,066)

Net income per share—basic	$0.52	$(0.04)	$(1.61)	$(0.06)
Net income per share—diluted	$0.45	$(0.04)	—	—

Weighted average shares outstanding—basic	27,448,467	6,107,033	15,539,357	7,160,219
Weighted average shares outstanding—diluted	25,747,572	6,107,033	—	—

	Unaudited	Audited
	June 30, 2008	March 31,
		2008	2007
Balance Sheet Data:
Cash and cash equivalents	$2,810,689	$4,471,428	$2,158,453
Current assets	43,021,906	31,163,488	2,601,510
Total assets	59,174,991	41,139,269	3,793,603
Current liabilities	17,941,225	14,684,413	116,906
Total liabilities	25,247,323	19,151,387	2,527,665
Stockholders equity	33,927,668	21,987,882	1,265,938

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA OF TRANS-INDIA

The following unaudited pro forma condensed combined selected financial data is presented to illustrate the effects of the proposed business combination. The following selected unaudited pro forma condensed combined financial data is based on the audited historical financial statements of Solar Cayman and Trans-India included elsewhere in this proxy statement and the unaudited condensed combined pro forma financial statements included elsewhere in this proxy statement and should be read in conjunction with those historical and pro forma financial statements, including the notes thereto.

For accounting purposes, Solar Cayman is considered to be acquiring Trans-India in the business combination. The reverse acquisition by Solar Cayman, an operating company, with Trans-India, a non-operating company consisting principally of cash and cash equivalents, is viewed as the issuance of equity by the accounting acquirer for the cash of Trans-India. Accordingly, the transaction is considered to be a capital transaction in substance rather than a business combination. The business combination will be treated as the equivalent of Solar Cayman issuing stock for the net monetary assets of Trans-India, accompanied by a recapitalization at book value which approximates fair value with no goodwill or other intangible assets recorded.

The determination of Solar Cayman as the accounting acquirer has been made based on the consideration of all qualitative and quantitative factors of the business combination, including significant consideration to the fact that upon consummation of the business combination (1) Solar Cayman’s management will continue in all the officer and senior management positions of Solar Cayman; (2) the composition of the board of directors of the combined company will consist of four members designated by Solar Cayman and one member designated by Trans-India; (3) the current owners of Solar Cayman, after taking into consideration the outstanding options and warrants, will own approximately 58.2% of the combined entity including those shares held in escrow; and (4) all of the present Solar Semiconductor employees will continue in their present positions and none of the current Trans-India personnel will be employed by the combined company.

As discussed elsewhere in this proxy statement, Trans-India has also agreed to issue to Solar Cayman shareholders that are party to the share exchange agreement up to an additional 12,500,000 Trans-India common shares if certain performance targets are met for the fiscal year ended March 31, 2010. For financial reporting purposes, such earnout shares will not be considered issued or outstanding upon the completion of the business combination and the issuance of the earnout shares will only be reflected in the financial statements if and when they become issuable as a result of the achievement of the performance targets. As these earnout shares would be issued proportionately to all the former Solar Cayman shareholders that are party to the share exchange agreement without regard to employment status, and the issuance of the earnout shares is not dependent on the continued employment of any Solar Cayman shareholders, the issuance of any earnout shares would be accounted for as an adjustment to the original recapitalization of Solar Cayman (a transfer of the par value of any earnout shares issued between common stock and paid in capital) and would have no effect on the results of operations.

The selected unaudited condensed combined selected financial data are presented for illustrative purposes only and are not necessarily indicative of the actual results of operations or financial position that would have resulted had the proposed business combination been completed on the dates assumed. The pro forma adjustments are based on available information and assumptions believed to be reasonable. However future results of operations and financial position may vary significantly from the results reflected in the accompanying selected unaudited pro forma condensed combined financial data due to the factors described in “Risk Factors” included elsewhere in this proxy statement/prospectus.

	Year Ended March 31, 2008 (1)		Three Months Ended June 30, 2008 (2)
	Assuming Maximum Approval (3)	Assuming Minimum Approval (4)	Assuming Maximum Approval (3)	Assuming Minimum Approval (4)
Income Statement Data:
Net Revenues	$15,184	$15,184	$26,775	$26,775
Gross Profit	281	281	2,116	2,116
Income (loss) from operations	(14,376)	(14,376)	(319)	(319)
Net Income (loss) attributable to ordinary shareholders	(11,506)	(11,506)	11,834	11,834
Net Income (loss) per common share— basic	$(0.20)	$(0.21)	$0.20	$0.21
Net Income (loss) per common share— diluted	$(0.20)	$(0.21)	$0.18	$0.19
Weighted average number of shares used in calculating net income per share— basic	56,502,580	53,628,730	57,945,046	55,071,196
Weighted average number of shares used in calculating net income per share— diluted	56,502,580	53,628,730	65,610,640	62,736,790

			June 30, 2008
			Assuming Maximum Approval (3)	Assuming Minimum Approval (4)
Balance Sheet Data:
Current Assets			$131,414	$109,590
Total Assets			147,828	126,004
Current Liabilities			23,698	23,698
Total Liabilities			30,260	30,260
Stockholders' Equity			117,568	95,744

(1)	Prepared using the historical results of operations of Solar Cayman for the year ended March 31, 2008 and the historical results of operations for Trans-India for the year ended December 31, 2007.
(2)	Prepared using the historical results of operations of Solar Cayman for the three months ended June 30, 2008 and the historical results of operations for Trans-India for the three months ended June 30, 2008.
(3)	Assumes that no Trans-India stockholders convert their shares of Trans-India stock into a pro rata portion of the funds available in the trust account.
(4)	Assumes that no more than 24.99% of Trans-India stockholders vote against the business combination and convert their shares into a pro rata portion of the funds available in the trust account.

PRICE RANGE OF SECURITIES AND DIVIDENDS

Trans-India

Our common stock, warrants and units are quoted on the American Stock Exchange under the symbols TIL, TIL.WS, and TIL.U, respectively. The closing price for these securities on October 24, 2008, the last trading day before announcement of the entering into of the share exchange agreement, was $7.50, $0.09 and $7.45, respectively. The closing price for the securities on November 11, 2008, the most recent trading day before the date of this proxy statement, was $7.56, $0.11, and $7.48, respectively.

Our units commenced public trading on February 9, 2007, and the units were separated into individual components consisting of common stock and warrants on March 12, 2007.

The table below sets forth, for the calendar quarters indicated, the high and low sales prices for the securities as reported on the American Stock Exchange in U.S. dollars.

	Units		Common Stock		Warrants
	High	Low	High	Low	High	Low
2007
First Quarter (beginning February 9, 2007 for the units; beginning March 12, 207 for common stock and warrants)	$8.40	$7.80	$7.45	$7.20	$0.80	$0.70
Second Quarter	$8.60	$7.89	$7.55	$7.23	$1.09	$0.75
Third Quarter	$8.69	$7.94	$7.56	$6.98	$1.00	$0.70
Fourth Quarter	$8.49	$7.97	$7.52	$7.36	$0.88	$0.61
2008
First Quarter	$8.13	$7.56	$7.65	$7.39	$0.72	$0.20
Second Quarter	$7.94	$7.59	$7.67	$7.45	$0.42	$0.19
Third Quarter	$8.00	$7.70	$7.76	$7.57	$0.55	$0.20
Fourth Quarter (through October 31, 2008)	$7.70	$7.30	$7.74	$7.47	$0.22	$0.05

Holders of Trans-India. As of [—], 2009, the record date, there were, of record, [—] holders of common stock, [—] holders of warrants, and [—] holders of units.

Dividends. Trans-India has not paid any dividends on its common stock to date and does not intend to pay dividends prior to the completion of an acquisition.

Solar Cayman

Solar Cayman securities are not publicly traded. Solar Cayman has not paid any dividends on its securities to date.

Dividends Post Acquisition

The payment of dividends by Trans-India in the future will be contingent upon revenues and earnings, if any, capital requirements and the general financial condition subsequent to completion of the acquisition. The payment of any dividends subsequent to that time will be within the discretion of our board of directors serving at that time. It is the present intention of our board of directors to retain all earnings, if any, for use in business operations and, accordingly, we do not anticipate declaring any dividends in the foreseeable future. Loans or credit facilities may also limit our ability to pay dividends.

THE TRANS-INDIA SPECIAL MEETING

We are furnishing this proxy statement to our stockholders as part of the solicitation of proxies by our board of directors for use at the special meeting in connection with the proposed acquisition of Solar Cayman. This document provides you with the information you need to know to be able to vote or instruct your vote to be cast at the special meeting.

Date, Time and Place. Trans-India will hold the special meeting at [—], Central standard time, on [—], 2009, at Trans-India’s offices located at 300 South Wacker Drive, Suite 1000, Chicago, IL 60606 to vote on the proposals to approve the acquisition and any adjournment of the special meeting.

Purpose. At the special meeting, holders of our common stock will be asked to approve:

1. The Acquisition Proposal. A proposal to approve our acquisition of at least 80% of the outstanding shares of Solar Cayman and up to 100% of the outstanding shares of Solar Cayman by the issuance of up to 56,245,046 shares of Trans-India common stock and the issuance of options and warrants to purchase an aggregate of 5,491,560 shares of Trans-India by the assumption of outstanding Solar Semiconductor options and warrants, pursuant to the share exchange agreement.

2. The Incentive Plan Proposal. To approve the adoption of a 2008 Equity Incentive Plan.

3. The Share Increase Proposal. To approve the amendment of our certificate of incorporation to increase the number of authorized shares of common stock from 50,000,000 shares of common stock to 140,000,000 shares of common stock.

4. The Article V Proposal. To approve the amendment to our certificate of incorporation to remove Article V entirely from our certificate of incorporation from and after the closing of the acquisition, as the provisions in Article V will no longer be applicable to us, and to make certain other changes to the certificate of incorporation to reflect this deletion.

5. The Name Change Proposal. To approve the amendment to our certificate of incorporation to change our name from and after the closing of the acquisition to Solar Semiconductor Corporation.

6. The Adjournment Proposal. To approve any adjournment of the special meeting for the purpose of soliciting additional proxies.

Pursuant to the share exchange agreement, the acquisition will not be consummated unless each of the Incentive Plan Proposal, Share Increase Proposal, Article V Proposal and Name Change Proposal are approved.

Our board of directors has unanimously determined that the acquisition and the other proposals are fair to and in the best interests of Trans-India and its stockholders, approved and declared each of them advisable, adopted resolutions approving the acquisition and setting forth the terms thereof, and recommends that our stockholders vote “FOR” (a) the Acquisition Proposal, (b) the Incentive Plan Proposal, (c) the Share Increase Proposal, (d) the Article V Proposal, (e) the Name Change Proposal, and (f) the Adjournment Proposal. The board of directors has also determined that the fair market value of Solar Semiconductor is at least 80% of our net assets.

The special meeting has been called only to consider approval of the above proposals. Under Delaware law and our bylaws, no other business may be transacted at the special meeting.

Record Date; Who Is Entitled to Vote. The “record date” for the special meeting is [—], 2009. Record holders of our common stock at the close of business on the record date are entitled to vote or have their votes cast at the special meeting. On the record date, there were 14,200,000 outstanding shares of common stock. Each share of common stock is entitled to one vote per proposal at the special meeting. Our warrants do not have voting rights.

Vote Required. Approval of the Acquisition Proposal requires the affirmative vote of a majority of the shares cast at the special meeting. Approval of the Share Increase Proposal, Article V Proposal and Name Change Proposal requires the affirmative vote of a majority of the outstanding shares of common stock. Approval of the Incentive Plan Proposal and the Adjournment Proposal requires the affirmative vote of the holders of a majority of our common stock, present in person at the meeting or represented by a proxy and entitled to vote thereon.

Even if a majority of our stockholders approve the Acquisition Proposal, pursuant to the share exchange agreement, the acquisition will not be completed if holders of 2,875,000 or more of our shares of common stock (which number represents 25% of the common stock sold in our IPO) vote against the Acquisition Proposal and exercise their right to convert their shares into a pro rata portion of the funds available in the trust account. In addition, pursuant to the share exchange agreement, it is a condition to the obligation of the parties to consummate the acquisition that the Incentive Plan Proposal, Share Increase Proposal, Article V Proposal and Name Change Proposal be approved by our stockholders. If the Acquisition Proposal is approved, but the Incentive Plan Proposal, Share Increase Proposal, Article V Proposal and Name Change Proposal are not approved, we will not be able to go forward with the acquisition with Solar Semiconductor.

Our initial stockholders hold in the aggregate 2,700,000 shares of common stock. These shares represent approximately 19% of our issued and outstanding common stock. In connection with the Acquisition Proposal, our initial stockholders have agreed to vote the 2,700,000 shares of common stock owned by them prior to our IPO in accordance with the majority of the shares of common stock voted by our public stockholders. In addition, our initial stockholders and other affiliates of Solar Semiconductor or Trans-India may choose to buy shares of our common stock in the open market and/or in negotiated private purchases. These shares may voted by the purchasers in their discretion. In the event that purchases do occur, the purchasers may seek to purchase shares from stockholders who would otherwise have voted against the acquisition and elected to convert their shares into a portion of the trust account. This would have the effect of making it more likely that the transaction would be consummated. Any shares purchased by the affiliates of Solar Semiconductor or Trans-India will likely be voted in favor of the acquisition. This would have the effect of reducing the number of other public stockholders of Trans-India that would have to vote in favor of the acquisition in order for the acquisition to be approved. The affiliates that vote their shares for the acquisition will not elect to convert any shares that they purchased in the open market into the trust account, provided, however, that in the event the acquisition with Solar Semiconductor is not consummated and Trans-India is forced to liquidate, the affiliate purchasers will be able to receive liquidation distributions for such shares, but not on the 2,700,000 shares acquired prior to our IPO.

Abstentions; Broker Non-Votes. Abstaining from voting or not voting on a proposal (including broker non-votes which are described in the next paragraph), either in person or by proxy or voting instruction, will not have an effect on the vote relating to the Acquisition Proposal, since our certificate of incorporation provides that only votes cast at the meeting will count toward the vote on the Acquisition Proposal. In addition, an abstention will not count toward the 25% “against and converting” vote that would result in the acquisition’s termination, and you would be unable to exercise any conversion rights upon approval of the acquisition. Similarly, a broker non-vote will have no effect on the Incentive Plan Proposal or the Adjournment Proposal vote, but an abstention will have the effect of a vote against such proposals. With respect to the Share Increase Proposal, Article V Proposal and Name Change Proposal, an abstention or a broker non-vote will have the same effect as a vote against the proposal.

A broker non-vote occurs when a broker submits a proxy card with respect to shares held in a fiduciary capacity (typically referred to as being held in “street name”) but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner and does not have discretionary authority to vote on the proposal. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. The matters currently planned to be considered by the stockholders are not routine matters. As a result, brokers can only vote the shares if they have instructions to do so. Broker non-votes will not be counted in determining whether the Acquisition Proposal, Incentive Plan Proposal, or the Adjournment Proposal to be considered at the meeting are approved, but will have the effect of a vote against the Share Increase Proposal, Article V Proposal and Name Change Proposal.

Voting Your Shares. Each share of common stock that you own in your name entitles you to one vote per proposal. Your proxy card shows the number of shares you own.

There are three ways for holders of record to have their shares represented and voted at the special meeting:

By signing and returning the enclosed proxy card. If you duly sign and return a proxy card, your “proxy,” whose names are listed on the proxy card, will vote your shares as you instruct on the card. If you sign and return the proxy card, but do not give instructions on how to vote your shares, your shares will be voted as recommended by our board of directors, which is “FOR” approval of each proposal.

By telephone or on the internet. You can submit a proxy to vote your shares by following the telephone or internet voting instructions included with your proxy card. If you do, you should not return the proxy card. If you vote this way, however, you will not be able to exercise conversion rights.

You can attend the special meeting and vote in person. We will give you a ballot when you arrive at the special meeting. However, if your shares are held in the “street name” of your broker, bank or another nominee, you must get a proxy from the broker, bank or other nominee. That is the only way we can be sure that the broker, bank or nominee has not already voted your shares.

Conversion Rights. Pursuant to the arrangements established at the time of our IPO, stockholders representing less than 25% of the common stock issued in the IPO are entitled to exercise conversion rights in the event they vote against the acquisition and send a written instruction letter to us as described in the section entitled “Conversion Procedures” below. If you properly exercise your conversion rights, then you will be irrevocably exchanging your shares of common stock for cash and will no longer own those shares of common stock. You may only demand that we convert your shares by checking the box on the proxy card and, at the same time, ensuring your bank or broker complies with the requirements described elsewhere herein. You will only be entitled to receive cash for those shares if you continue to hold those shares through the closing date of the acquisition.

In connection with tendering your shares for conversion, you must elect either to physically tender your stock certificates to our transfer agent by the day prior to the special meeting or to deliver your shares to the transfer agent electronically using The Depository Trust Company’s DWAC System, which election would likely be determined based on the manner in which you hold your shares. Traditionally, in order to perfect conversion rights in connection with a blank check company’s acquisition, a holder could vote against a proposed acquisition and check a box on the proxy card indicating such holder was seeking to exercise such holder’s conversion rights. After the acquisition was approved, the company would contact such stockholder to arrange for it to deliver its certificate to verify ownership. As a result, the stockholder then had an “option window” after the consummation of the acquisition during which it could monitor the price of the stock in the market. If the price rose above the conversion price, it could sell its shares in the open market before actually delivering its shares to the company for cancellation in consideration for the conversion price. Thus, the conversion right, to which stockholders were aware they needed to commit before the stockholder meeting, would become a “put” right surviving past the consummation of the acquisition until the converting holder delivered its certificate. The requirement for physical or electronic delivery by the day prior to the special meeting ensures that a converting holder’s election to convert is irrevocable once the acquisition is approved.

Prior to exercising conversion rights, our stockholders should verify the market price of our common stock, as they may receive higher proceeds from the sale of their shares in the public market than from exercising their conversion rights. The closing price of our common stock on the record date was $[—] and the amount of cash held in the IPO trust account on the record date was approximately $[—]. If a stockholder would have elected to exercise conversion rights on such date, he or she would have been entitled to receive approximately $[—] per share.

Conversion Procedures. If you wish to exercise your conversion rights, you must:

•	affirmatively vote against approval of the Acquisition Proposal;

•	demand that your shares of common stock be converted into cash in accordance with the procedures described in this proxy statement; and

•	ensure that your bank or broker complies with the procedures described in the following paragraphs.

Through the DWAC system, the electronic delivery process can be accomplished by the stockholder, whether or not it is a record holder or its shares are held in “street name,” by contacting the transfer agent or its broker and requesting delivery of its shares through the DWAC system. We believe that approximately 81% of our shares are currently held in “street name.” Delivering shares physically may take significantly longer. In order to obtain a physical stock certificate, a stockholder’s broker and/or clearing broker, DTC, and our transfer agent will need to act together to facilitate this request. There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $45 and the broker would determine whether or not to pass this cost on to the converting holder. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. We do not have any control over this process or over the brokers or DTC, and it may take longer than two weeks to obtain a physical stock certificate. Such stockholders will have less time to make their investment decision than those stockholders that do not elect to exercise their conversion rights. Stockholders who request physical stock certificates and wish to convert may be unable to meet the deadline for tendering their shares before exercising their conversion rights and thus will be unable to convert their shares. Accordingly, we will only require stockholders to deliver their certificates by the day prior to the vote if the stockholders receive the proxy solicitation materials at least twenty days prior to the special meeting.

Your bank or broker must, by 5:00 p.m., New York City time, on [—], 2009, the business day prior to the special meeting, electronically transfer your shares using the DWAC system to the DTC account of Continental Stock Transfer & Trust Company, our stock transfer agent, and provide Continental Stock Transfer & Trust Company with the necessary stock powers, written instructions that you want to convert your shares and a written certificate addressed to Continental Stock Transfer & Trust Company stating that you were the owner of such shares as of the record date, you have owned such shares since the record date and you will continue to own such shares through the closing of the acquisition. If your bank or broker does not provide each of these documents to Continental Stock Transfer & Trust Company, 17 Battery Place, New York, NY 10004, Attn: Mark Zimkind, tel. (212) 845-3287, fax (212) 616-7616, by 5:00 p.m., New York City time, on [—], 2009, the business day prior to the special meeting, your shares will not be converted.

Certificates that have not been tendered in accordance with these procedures by the day prior to the special meeting will not be converted to cash. In the event that a stockholder tenders its shares and decides prior to the special meeting that it does not want to convert its shares, the stockholder may withdraw the tender. In the event that a stockholder tenders shares and the acquisition is not completed, these shares will not be converted to cash and the physical certificates representing these shares will be returned to the stockholder promptly following the determination that the acquisition will not be consummated. We anticipate that a stockholder who tenders shares for conversion in connection with the vote to approve the acquisition would receive payment of its conversion price for such shares promptly after completion of the acquisition. We will hold the certificates of stockholders that elect to convert their shares into a pro rata portion of the funds available in the trust account until such shares are converted to cash or returned to such stockholders.

If you demand conversion of your shares, and later decide that you do not want to convert such shares, your bank or broker must make arrangements with Continental Stock Transfer & Trust Company, at the telephone number stated above, to withdraw the conversion. To be effective, withdrawals of shares previously submitted for conversion must be completed prior to the commencement of the special meeting.

Continental Stock Transfer & Trust Company can assist with this process. Stockholders who may wish to exercise their conversion rights are urged to promptly contact the account executive at the organization holding their account to accomplish these additional procedures. If such stockholders fail to act promptly, they may be unable to timely satisfy the conversion requirements.

Any action that does not include a vote against the Acquisition Proposal will prevent you from exercising your conversion rights.

Questions About Voting. If you have any questions about how to vote or direct a vote in respect of your common stock, you may call Bobba Venkatadri at (510) 432-5492. You may also want to consult your financial and other advisors about the vote.

Revoking Your Proxy and Changing Your Vote. If you give a proxy, you may revoke it or change your voting instructions at any time before it is exercised by:

•	if you have already sent in a proxy, sending another proxy card with a later date;

•	if you voted by telephone, calling the same number and following the instructions;

•	if you voted by internet, you must contact your broker, which will in turn contact Broadridge, our brokerage service provider, to revoke your proxy;

•	notifying Trans-India in writing before the special meeting that you have revoked your proxy; or

•	attending the special meeting, revoking your proxy and voting in person.

If your shares are held in “street name,” consult your broker for instructions on how to revoke your proxy or change your vote.

Not voting your shares will not have the effect of a demand of conversion of your shares into a pro rata share of the trust account.

Solicitation Costs. We are soliciting proxies on behalf of our board of directors. We will bear all costs and expenses associated with printing and mailing this proxy statement, as well as all fees paid to the SEC. This solicitation is being made by mail, but also may be made in person or by telephone or other electronic means. We and our respective directors, officers, employees and consultants may also solicit proxies in person or by mail, telephone or other electronic means. In addition, Solar Cayman shareholders, officers and directors may solicit proxies in person or by mail, telephone or other electronic means on our behalf. These persons will not receive any additional compensation for these solicitation activities.

We have not hired a firm to assist in the proxy solicitation process but may do so if it deems this assistance necessary. We will pay all fees and expenses related to the retention of any proxy solicitation firm.

We will ask banks, brokers and other institutions, nominees and fiduciaries to forward our proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. We will reimburse them for their reasonable expenses.

Stock Ownership. Information concerning the holdings of certain Trans-India stockholders is set forth under “Beneficial Ownership of Securities.”

THE ACQUISITION PROPOSAL

Trans-India was incorporated on April 13, 2006 for the purpose of acquiring, through merger, capital stock exchange, asset acquisition or other similar business combination transaction, one or more target businesses with operations primarily in India.

General Description of the Acquisition

The following discussion of the principal terms of the share exchange agreement is subject to, and is qualified in its entirety by reference to, the share exchange agreement. A copy of the share exchange agreement is attached as Annex A to this proxy statement and is incorporated by reference into this proxy statement.

The share exchange has been structured to be completed in at least two closings. Upon the approval of the Acquisition Proposal, we will acquire at least 80%, and up to 100%, of Solar Cayman by the issuance of up to 56,245,046 shares of our common stock to the Solar Cayman shareholders and the issuance of options and warrants to purchase an aggregate of 5,491,560 shares of Trans-India by the assumption of outstanding Solar Semiconductor options and warrants. Of the 56,245,046 shares, 12,500,000 shares will only be issued subject to an earnout provision, and up to 21,875,000 shares are subject to return to Trans-India pursuant to an earnout provision, in each case based on Solar Cayman’s adjusted net income during the fiscal year ended March 31, 2010. Each share of common stock to be issued in the acquisition will be valued at $8.00 per share. The number of shares to be issued, as well as the number of options and warrants that will be assumed on closing, will be calculated based on a purchase price of $375,000,000, minus the aggregate amount of Solar Cayman long-term indebtedness on the closing date of the acquisition in excess of $50,000,000, plus or minus, as applicable, the earnout amount, if any. The earnout amount is based on Solar Cayman’s adjusted net income during the fiscal year ended March 31, 2010. See “The Share Exchange Agreement – Basic Deal Terms” for additional discussion about the earnout.

Background of the Acquisition

The terms of the share exchange agreement are the result of arm’s-length negotiations between representatives of Trans-India and Solar Semiconductor. The following is a brief discussion of the background of these negotiations, the exchange agreement and related transactions.

Trans-India was formed on April 13, 2006 for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or other similar business combination, one or more target businesses with operations primarily in India. Trans-India completed its IPO on February 14, 2007, raising net proceeds (including the partial exercise of the underwriters’ over-allotment option) of $86,410240, of which $86,250,000, plus $3,680,000 of deferred underwriting compensation, was deposited into the trust account (approximately $7.82 for each share sold in the offering).

In accordance with our amended and restated certificate of incorporation, these funds will be released either upon the consummation of a business combination or upon the liquidation of Trans-India. Trans-India will liquidate if it has not consummated a business combination by February 14, 2009, unless such date is extended at a special meeting of stockholders called for such purpose. As of June 30, 2008, approximately $91,009,717 was held in deposit in the trust account.

We identified and reviewed information with respect to more than 70 possible target companies both in India and the USA. We engaged Ernst & Young LLP and Avendus Advisory Group in India and JMP Securities, Inc. in the United States as our investment advisors for the acquisition. By August 2007, we had entered into substantive discussions with several potential target companies including some involving the valuation, type and amount of consideration we would offer. At least eight of these companies were provided with nonbinding letters of intent.

We held detailed discussions with an active pharmaceutical ingredient manufacturing company based in India from August 2007 until January 2008. We concluded that their final terms were not in the best interests of our stockholders, and we terminated discussions with this company.

We also negotiated from August 2007 to October 2007, with a mid-size publicly-held, fully integrated pharmaceutical company based in India. However, structural and timing issues related to a business combination with this target made this transaction unfavorable to our stockholders.

We then began negotiating with a pharmaceutical contract manufacturing company based company in India that also had operations in the US. In March 2008, we completed technical due diligence and we entered into a non-binding letter of intent with this company in May 2008. During our financial due diligence, we discovered that the financial condition and results of operations of this target did not support the valuation we offered in the letter of intent. Our attempts to renegotiate the terms of this transaction were unsuccessful, so we terminated the letter of intent and suspended further discussions.

In April 2008, we began discussions with a US-based neutraceuticals company that had a business plan involving the establishment of a significant presence in India. By the end of May 2008 we concluded that the terms on which a business combination with this company could be structured would not be advantageous to our stockholders, and we terminated discussions.

In about early May, 2008, we were introduced by a mutual acquaintance to a communications technology company based in India which had demonstrated exceptional growth for the past two years. The company was eager to access US capital markets to support its growth strategy by merging with a United states special purpose acquisition company. We negotiated and signed a letter of intent with this company on July 14, 2008, and announced that we had entered into an agreement in principle with a target company on August 7, 2008. We began drafting definitive agreements and disclosure schedules and commenced technical, legal and financial due diligence in respect of this target company. However, by early September, we became aware that the target company lacked adequate internal controls and financial reporting systems to facilitate our completion of financial due diligence and the preparation of audited financial statements in a timely manner. At a board meeting held September 16, 2008 our board of directors made a decision to suspend any further negotiations with this target company.

In June 2008, we began preliminary discussions with Solar Cayman. One of Solar Cayman’s founders and its Chief Strategic Officer, Mr. Venkata Kode, is an acquaintance of Trans-India’s President and Chief Executive Officer, Mr. Bobba Venkatadri. Mr. Venkatadri’s son, Mr. Bharani P. Bobba is a member of the board of directors of Solar Cayman and Mr. Bobba’s wife is a minority shareholder of Solar Cayman.

Initial discussions with Solar Cayman were suspended during July and the first several weeks in August, 2008 as Solar Cayman explored other financing alternatives. On August 18, 2008, Mr. Kode called Mr. Venkatadri and explained that Solar Cayman had terminated its efforts to secure alternative financing and wished to resume discussions leading to a business combination with Trans-India. On August 25, 2008, Mr. Kode and Mr. Venkatadri had a phone call in which Mr. Venkatadri stated that we were no longer bound by any “standstill” provisions under our expired letter of intent with the communications technology company and were therefore free to negotiate with Solar Cayman. During this conversation, Mr. Venkatadri told Mr. Kode that Trans-India management team members N.C. Murthy and Craig Colmar would lead the negotiation of the terms of a possible transaction in order to avoid the appearance of a conflict of interest resulting from the presence of Mr. Venkatadri’s son on Solar Cayman’s board of directors.

Mr. Venkatadri met with Solar Cayman’s Chief Executive Officer Hari Surapaneni and Mr. Kode at a country club in Hyderabad, India on August 28th to confirm our mutual interest in going forward with this transaction. At this meeting, Mr. Venkatadri explained to Messrs. Surapaneni and Kode our unique structural characteristics and the mechanics and timelines associated with consummating a business combination with us.

On September 2, 2008, Messrs. Surapaneni and Kode attended a meeting at the offices of VenturEast, a venture capital firm in which our director Sarath Naru is a managing director, at which Mr. Venkatadri and Messrs. Ramesh Alur and Sreekanth Beeram of VenturEast were present. At this meeting, we, assisted by the professionals from VenturEast, reviewed Solar Cayman’s supply agreements, technology licensing agreements, order backlog and other business information.

Between September 2, 2008 and September 14, 2008, the principal terms of the transaction were negotiated directly between Mr. Murthy on our behalf and Mr. Kode through numerous telephone conferences. Mr. Murthy regularly reported the progress of these telephone conferences to Mr. Colmar and Mr. Cliff Haigler, our Chief Financial Officer, who offered comments and suggestions. Mr. Venkatadri had phone conversations with Mr. Kode on September 8 and 14, principally to clarify questions that came up in negotiations.

We presented a completed letter of intent to Solar Semiconductor on September 14. Solar Cayman’s board of directors met later that day to approve the terms of the transaction, and on September 15, 2008, Solar Cayman returned to us a signed copy of the letter of intent. Our board of directors met by teleconference on September 16, 2008 to discuss the status of the transaction and to consider our alternatives. After a detailed discussion, our board approved terminating discussions with the communications company with which we had previously entered into a non-binding letter of intent and authorized management to proceed with a transaction with Solar Cayman. We signed the letter of intent with Solar Cayman on September 16, 2008.

Mr. Kode travelled to the United States on September 18, 2008 to meet with Mr. Colmar and to interview various law firms that Mr. Colmar recommended Solar Cayman consider to assist it in concluding the proposed transaction. Messrs. Colmar and Kode met in New York with three potential law firms on September 19, 2008, but did not discuss details of the proposed transaction at that time. On September 22, 2008, Mr. Kode met with Mr. Venkatadri at his Burlingame, California home on his way to the San Francisco airport. At that meeting, Messrs. Venkatadri and Kode discussed various details such as the completion date for consolidated financials, GAAP conversion, and the agenda for a proposed meeting in Hyderabad, India with Mr. Mike McCrory, Chairman and Chief Executive Officer of IBS Group, our lead underwriter, tentatively scheduled to occur between September 24 and September 26, 2008.

On September 25, 2008, a status call was conducted involving Messrs. Surapaneni, Kode, Haigler, Murthy and Venkatadri.

From September 20, 2008 until October 3, 2008, Mr. Haigler, assisted by Sreekanth Beeram of VenturEast, conducted financial, legal and business diligence on Solar Semiconductor at its offices in Hyderabad, India. We began negotiations on the definitive agreement at the same time, led by Mr. Murthy. Mr. Murthy conducted negotiations on the definitive agreement with Mr. Kode principally through telephone conferences until the principal terms of an agreement were reached on October 6, 2008. We immediately convened a special board meeting to discuss the terms of the proposed definitive agreement. At our board meeting held October 7, 2008, we authorized the execution and delivery of a definitive agreement and the ancillary agreements related thereto with Solar Cayman on the terms and conditions materially as presented to the board on October 7, 2008, and authorized management of the company to further negotiate several remaining open issues and to resolve them using their business judgment. Following further negotiations which took place by conference calls involving Messrs. Murthy, Haigler and Colmar on behalf of the company, with the assistance of counsel, we concluded and ultimately executed the definitive agreement on October 24, 2008, together with an employment agreement with Hari Surapaneni to become our chief executive officer and offer letters and non-competition and non-solicitation agreements with other members of management, each to become effective upon closing of the acquisition.

Interests of Trans-India Officers and Directors in the Acquisition

When you consider the unanimous recommendation of our board of directors in favor of adoption of the Acquisition Proposal, you should keep in mind that our officers and members of our board of directors have interests in the transaction that are different from, or in addition to, your interests as a stockholder. These interests include, among other things:

•

If the Solar Cayman acquisition is not approved, we will be required to liquidate. In such event, the 2,700,000 shares of common stock and 200,000 warrants held by our initial stockholders, which include each of our officers and directors, of which 2,500,000 shares were acquired prior to our IPO for an aggregate purchase price of $20,000, and 200,000 units consisting of 200,000 shares and 200,000 warrants were acquired prior to our IPO for an aggregate purchase price of $1,600,000, will be worthless. Such common stock and units had an aggregate market value of $[—] based on the last sale price of $[—] and $[—], respectively, on the American Stock Exchange on [—], 2009, the record date.

•

In connection with the IPO, Mr. Venkatadri, our president and chief executive officer and one of our directors, agreed that if we are unable to complete a business combination and are required to liquidate, he will indemnify Trans-India for claims made by third parties that are owed money by Trans-India, but only to the extent necessary to ensure that the claims do not reduce the funds in the trust account. However, Mr. Venkatadri will not have any personal liability as to any claimed amounts owed to a third party who executed a waiver of rights to the trust account, or as to any claims under our indemnity of the underwriters in our IPO against certain liabilities, including liabilities under the Securities Act of 1933. As of the date of this proxy statement, we do not have any material vendors or service providers that have not executed a waiver of rights to the trust account. Our other directors and officers have each agreed to be personally liable, on a several basis, in accordance with their respective beneficial ownership interest in Trans-India prior to the IPO, for ensuring that the proceeds in the trust account are not reduced by the claims of any vendor or service provider that is owed money by us for services rendered or products sold to us. Therefore, if the acquisition is not consummated and vendors sue the trust account and win their cases, to the extent we do not have sufficient cash outside of the trust account, the trust account could be reduced by the amount of the claims and our officers and directors would be required to fulfill their indemnification obligations.

•

Warrants to purchase our common stock held by our initial stockholders, which include a majority of our directors, are exercisable upon consummation of the acquisition. Based upon the closing price of our common stock on the record date of $[—], if all warrants held by our initial stockholders, which include a majority of our directors, were exercised for common stock the value of such shares of common stock would be approximately $[—].

•

All rights specified in our amended and restated certificate of incorporation relating to the right of officers and directors to be indemnified by Trans-India, and of Trans-India’s officers and directors to be exculpated from monetary liability with respect to prior acts or omissions, will continue after the acquisition. If the acquisition is not approved and Trans-India liquidates, Trans-India will not be able to perform its obligations to its officers and directors under those provisions.

•	Bharani Bobba will become a director of Trans-India upon completion of the acquisition. Mr. Bobba is the son of Mr. Venkatadri, a director and the President and Chief Executive Officer of Trans-India.

Trans-India’s Reasons for the Acquisition and Recommendation of the Trans-India Board

Trans-India’s board of directors unanimously concluded that the share exchange agreement with Solar Semiconductor is in the best interests of Trans-India’s stockholders. The Trans-India board of directors did not obtain a fairness opinion on which to base its assessment. As described below, Trans-India’s board of directors considered both the potential advantages and potential disadvantages of a business combination with Solar Semiconductor.

Potential Advantages of the Business Combination with Solar Semiconductor

In considering and deciding to enter into the business combination, Trans-India’s board of directors gave considerable weight to the positive factors discussed below, and they also considered the negative factors discussed under the heading “Potential Disadvantages of the Business Combination with Solar Semiconductor.”

Solar Semiconductor occupies an attractive niche within a high-growth industry

•	The Solar PV segment is experiencing high growth with a projected installed capacity average growth rate of 30-40%*.

•	Solar Semiconductor has a strong and experienced management team.

•	Solar Semiconductor has forged long term strategic partnerships with top tier suppliers and customers.

•	Solar Semiconductor has generated a backlog of approximately $2 billion in revenue through 2011.

•	Solar Semiconductor has experienced rapid capacity increases from start up (in April 2006) to expected capacity of 200 MW by the fourth quarter of 2008.

•	Solar Semiconductor will benefit from tax-efficient and low cost manufacturing located in India.

*	Source: Solar Generation V – 2008, A report by European Photovoltaic Industry Association

Solar Semiconductor is a Leading Manufacturer of High Quality PV Modules with High Growth

•	According to Photon International, Solar Semiconductor was the largest pure play PV module producer in India in 2007, based on anticipated production capacity.

•

Unlike some PV producers, which operate as PV divisions of large industrial, utility or oil conglomerates, Solar Semiconductor dedicates all of its management efforts and attention to the design, development, manufacturing and marketing of high quality PV products.

Solar Semiconductor has an Advantage with its India-based, Low-cost Manufacturing Model

•	Solar Semiconductor’s India-based manufacturing model lowers its operating costs and capital expenditures.

•

Solar Semiconductor’s combination of automated and manual operations in its manufacturing processes takes advantage of its location in India, where the costs of skilled labor, engineering and technical resources, as well as land, production equipment, facilities and utilities, tend to be lower than those in more developed countries.

•

Solar Semiconductor has begun building an additional manufacturing facility in Fab City near Hyderabad, India, which has been designated by the Indian Government as a Special Economic Zone. Qualifying companies in a Special Economic Zone benefit from multi-year tax incentives, subsidies on capital expenditures and established water and power infrastructure.

Solar Semiconductor has an Experienced Management Team

•	Solar Semiconductor has an experienced management team that has successfully led its operations and increased its production capacity.

•

Solar Semiconductor’s technical and industry knowledge combined with the extensive operating experience of Solar Semiconductor’s senior executives provide Solar Semiconductor with a competitive advantage in the fast growing PV module industry.

Potential Disadvantages of the Business Combination with Solar Semiconductor

The Trans-India board of directors evaluated potential disadvantages of a business combination with Solar Semiconductor, as discussed below. They were not able to identify any factors associated specifically with Solar Semiconductor or its industry that outweighed the advantages of a business combination.

Industry Challenges

•	The solar power industry is currently experiencing a shortage of high-purity silicon, an essential raw material in the production of crystalline solar cells.

•

Currently, the solar power industry relies on government incentives to encourage usage of solar power systems. A significant challenge in the industry is to reduce manufacturing costs so that the cost of installed solar power systems is cost-competitive with traditional energy sources without government subsidy.

•	The solar power market is extremely competitive and rapidly evolving.

•	The entire solar power industry faces significant competition from other power generation sources, including emerging alternative sources.

The Trans-India board of directors concluded that, after the transaction is complete, the consolidated strength of the business combination of Trans-India and Solar Semiconductor overcomes the negative factors that the board of directors had identified in its analysis.

Satisfaction of the 80% Test

It is a requirement that any business acquired by Trans-India have a fair market value equal to at least 80% of Trans-India’s net assets at the time of acquisition, which assets shall include the amount in the trust account. Based on standards generally accepted by the financial community, including the financial analysis of Solar Semiconductor which was generally used to approve the business combination, Trans-India’s board of directors determined that the 80% test requirement was met.

As described above, the board of directors valued Solar Semiconductor at a minimum of $200,000,000, based on arm’s length negotiations with Solar Semiconductor’s management and its comparable company and multiple analyses. This value substantially exceeds the approximate $72,000,000 value required to meet the 80% test.

The Trans-India board of directors believes it was qualified to perform the valuation analysis described above and to conclude that the acquisition of Solar Semiconductor met this requirement because of the financial skills and background of several of its members.

The valuation of Solar Semiconductor resulted principally from arms’ length negotiations between us and Solar Semiconductor. Initially, Solar Semiconductor’s expectations as to valuation were over $600 million, as Solar Semiconductor had recently attempted a private placement of equity securities led by Deutsche Bank, which had adopted a valuation range of $600 – 800 million.

We initially modeled Solar Semiconductor on a base valuation of $400 million, with a contingent (earnout) payment of $8.00 for every dollar of after-tax profit earned by the surviving company in excess of $50 million. We discussed this model with our investment bankers and after additional analysis we informed Solar Semiconductor that a valuation model with unlimited upside was not feasible as our investors would expect the upside to inure materially to their benefit. We convinced Solar Semiconductor’s management that a reasonable valuation was approximately $400 million with a penalty (claw-back) of $175 million if the company could not generate at least $50 million in after-tax profit and an earnout of up to $100 million if the company generates after-tax profit of between $50 and $75 million.

The valuation we had proposed was the equivalent of a multiple of 10.5 times expected 2010 after-tax earnings. Our board’s research indicated that a multiple of 10.5 times expected 2010 earnings represented the arithmetic mean of a collection of appropriate comparable companies. Solar Semiconductor initially rejected this offer, stating that they were not willing to accept an offer of less than $450 million with earnout potential of $175 million. Mr. Murthy, instructed by our board of directors, explained that the valuation proposed by Solar Semiconductor’s management was outside the range we believed to be fair to our stockholders and was not acceptable. Ultimately, we agreed on an enterprise valuation of $425 million, with our assumption of a maximum of $50 million in Solar Semiconductor’s long-term debt and with a dollar-for-dollar decrease in the purchase price if Solar Semiconductor’s long-term debt is higher than $50 million (expressed differently, an equity valuation of $375 million with a maximum of $50 million in debt). Further we agreed to a purchase price reduction of $8.00 for every dollar of profit after tax for the fiscal year ending March 31, 2010 less than $50 million and a purchase price increase of $4 for every dollar of profit after tax for the fiscal year ending March 31, 2010 in excess of $50 million, with a downward adjustment limit of $175 million and an upward adjustment limit of $100 million.

Fees and Expenses

All fees and expenses incurred in connection with the share exchange agreement will be paid by the party incurring such expenses whether or not the share exchange agreement is consummated. We anticipate that we will incur total transaction costs of approximately $600,000. Such costs do not include transaction costs of approximately $400,000 anticipated to be incurred by Solar Semiconductor. We expect these costs would ultimately be borne by us after the acquisition and disbursed from the funds held in the trust if the proposed acquisition is completed.

Use of Capital Funds

Upon consummation of the acquisition, the funds held in the trust account will be available for working capital of the combined company. There is no specific use of proceeds for this amount, other than for general working capital (including for use in paying fees and expenses incurred in connection with the acquisition and related transactions estimated at approximately $4.7 million, which includes the deferred underwriting discount from our IPO).

Material Federal Income Tax Consequences of the Acquisition

The acquisition should qualify as a nontaxable reorganization under applicable U.S. federal income tax principles, and no gain or loss should be recognized by Trans-India stockholders or warrant holders for U.S. federal income tax purposes as a result of the business combination with Solar Semiconductor. If you vote against the Acquisition Proposal, properly elect a conversion of all of your shares of common stock for your pro rata portion of the funds in the trust account, terminate your interest in Trans-India, and the acquisition is consummated, and as a result you receive cash in exchange for your common stock, you will be required to recognize gain or loss upon the exchange of your shares of common stock for cash. The tax consequences to stockholders of Trans-India that properly elect conversion of less than all of their shares may be different, and those stockholders should consult their own tax advisors regarding the consequences of such an election. WE URGE YOU TO CONSULT YOUR OWN TAX ADVISORS REGARDING YOUR PARTICULAR TAX CONSEQUENCES.

Anticipated Accounting Treatment

The Solar Semiconductor acquisition will be accounted for as a reverse merger, whereby Solar Cayman will be the continuing entity for financial reporting purposes and will be deemed to be the acquirer of Trans-India. The acquisition is being accounted for as a reverse merger because (i) after the acquisition the former shareholders of Solar Cayman will hold the majority of the outstanding shares of Trans-India and will have the ability to initially appoint the majority of the members of the board of directors of Trans-India, and (ii) Trans-India has no prior operations and was formed for the purpose of affecting a business combination such as the proposed business combination with Solar.

In accordance with the applicable accounting guidance for accounting for the acquisition as a reverse merger, first Solar Cayman will be deemed to have undergone a recapitalization, whereby its outstanding ordinary shares were converted into shares of Trans-India common stock. Immediately thereafter Solar Cayman, which is the continuing accounting entity, will have been deemed to have acquired the assets and assumed the liabilities of Trans-India in exchange for the issuance of the Trans-India shares. However, Solar Cayman will be deemed to have acquired Trans-India, in accordance with the applicable accounting guidance for accounting for business combination as a reverse merger, Trans-India’s assets and liabilities will be recorded at their historical carrying amounts, which approximate their fair value, with no goodwill or other intangible assets recorded.

Regulatory Matters

The acquisition and the transactions contemplated by the share exchange agreement are not subject to any additional federal or state regulatory requirements or approvals, including the HSR Act.

THE SHARE EXCHANGE AGREEMENT

The discussion in this proxy statement of the acquisition and the principal terms of the share exchange agreement described below are qualified in their entirety by reference to the copy of the share exchange agreement attached as Annex A hereto and incorporated herein by reference. The following description summarizes the material provisions of the share exchange agreement, which agreement we urge you to read carefully because it is the principal legal document that governs the acquisition.

The representations and warranties described below and included in the share exchange agreement were made by Trans-India, Solar Cayman, Solar India, Solar California and certain of the Solar Cayman shareholders as of specific dates. The assertions embodied in these representations and warranties are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the share exchange agreement. The representations and warranties may also be subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders, or may have been used for the purpose of allocating risk among Trans-India and Solar Semiconductor. The share exchange agreement is described in this proxy statement and included as Annex A only to provide you with information regarding its terms and conditions at the time it was entered into by the parties. Accordingly, you should read the representations and warranties in the share exchange agreement not in isolation but rather in conjunction with the other information contained in this document.

Basic Deal Terms

The share exchange has been structured to be completed in at least two closings. Upon the approval of the Acquisition Proposal, we will acquire at least 80% of the outstanding shares of Solar Cayman and up to 100% of the outstanding shares of Solar Cayman by the issuance of up to 56,245,046 shares of our common stock to the Solar Cayman shareholders and the issuance of options and warrants to purchase an aggregate of 5,491,560 shares of Trans-India by the assumption of outstanding Solar Semiconductor options and warrants. Of the 56,245,046 shares, 12,500,000 shares will only be issued subject to an earnout provision, and up to 21,875,000 shares are subject to return to Trans-India pursuant to an earnout provision, in each case based on Solar Cayman’s adjusted net income during the fiscal year ended March 31, 2010. Each share of common stock to be issued in the acquisition will be valued at $8.00 per share. The number of shares to be issued, as well as the number of options and warrants that will be assumed on closing, will be calculated based on a purchase price of $375,000,000, minus the aggregate amount of Solar Cayman long-term indebtedness on the closing date of the acquisition in excess of $50,000,000, plus or minus, as applicable, the earnout amount, if any. The earnout amount is based on Solar Cayman’s adjusted net income during the fiscal year ended March 31, 2010. The term “adjusted net income” means the “net income attributable to Solar Cayman after tax” pursuant to GAAP, adjusted to add back any charges for (a) “acquisition-related costs” recognized as expense, and any other fees, expenses or payments to any third party related to the business combination with Trans-India, (b) the amortization of compensation expense related to stock options and restricted stock granted prior to November 15, 2008, and (c) any fees incurred in transferring to the NASDAQ stock market, if Trans-India makes such transfer.

24,375,000 shares of Trans-India common stock to be received by the Solar Cayman shareholders in the acquisition will be placed in escrow with Deutsche Bank National Trust Company at the closing pursuant to the terms of the share exchange agreement and escrow agreement. Up to 21,875,000 shares will be released to the Solar Cayman shareholders that are parties to the share exchange agreement upon the determination of the earnout amount, which determination will be based on Solar Cayman’s adjusted net income for the period ended March 31, 2010, and the remaining 2,500,000 shares will be held until 18 months after the initial closing of the acquisition, where an aggregate of up to 4,687,500 of such shares may be returned to by Trans-India to satisfy any indemnification claims under the share exchange agreement made by Trans-India during this period.

If Solar Cayman’s adjusted net income during the fiscal year ended March 31, 2010 exceeds $50,000,000, the purchase price will be increased by the lesser of:

(1) $100,000,000; or

(2) an amount equal to: (i) the amount by which the 2010 adjusted net income exceeds $50,000,000, multiplied by (ii) 4.

If Solar Cayman’s adjusted net income during the fiscal year ended March 31, 2010 is less than $50,000,000, the purchase price will be decreased by the lesser of:

(1) $175,000,000; or

(2) an amount equal to (i) the amount by which the 2010 adjusted net income is less than $50,000,000, multiplied by (ii) 8.

If Solar Cayman’s 2010 adjusted net income exceeds $50,000,000, we will issue additional shares of common stock to the Solar Cayman shareholders equal to the earnout amount divided by $8.00. If Solar Cayman’s 2010 adjusted net income is less than $50,000,000, the Solar Cayman shareholders will transfer back to us shares of common stock from the escrow equal to the earnout amount divided by $8.00.

Any and all purchase price consideration described above will be reduced proportionately by the percentage of any outstanding capital stock of Solar Cayman not acquired by Trans-India.

Representations and Warranties

In the share exchange agreement, Solar Semiconductor makes certain representations and warranties (subject to certain exceptions) relating to, among other things:

•	proper corporate organization and similar corporate matters;

•	capital structure;

•	authorization, execution, delivery and enforceability of the share exchange agreement and other transaction documents;

•	absence of conflicts with the organizational documents, material contracts and laws;

•	required consents and approvals;

•	financial information and absence of undisclosed liabilities;

•	absence of certain changes or events;

•	accounts receivable;

•	taxes;

•	restrictions on business activities;

•	title to properties, absence of liens and encumbrances, condition of equipment, and sufficient of assets;

•	ownership of intellectual property;

•	material contracts;

•	compliance with laws, contracts with related persons, and sufficiency of permits;

•	absence of litigation;

•	environmental matters;

•	brokers and finders;

•	employment matters;

•	insurance coverage;

•	product warranties and indemnities; and

•	relationships with customers and suppliers.

In the share exchange agreement, the Solar Cayman shareholders that are parties to the share exchange agreement make certain representations and warranties (subject to certain exceptions) relating to, among other things:

•	ownership of their Solar Cayman shares;

•	proper corporate organization and similar corporate matters;

•	authorization, execution, delivery and enforceability of the share exchange agreement and other transaction documents;

•	absence of conflicts with organizational documents, material contracts and laws; and

•	required consents and approvals.

In the share exchange agreement, we make certain representations and warranties (subject to certain exceptions) relating to, among other things:

•	proper corporate organization and similar corporate matters;

•	capital structure;

•	authorization, execution, delivery and enforceability of the share exchange agreement and other transaction documents;

•	absence of conflicts with our organizational documents, material contracts and laws;

•	required consents and approvals;

•	SEC filings;

•	taxes;

•	absence of litigation;

•	compliance with laws and sufficiency of permits;

•	brokers and finders;

•	shares of common stock to be issued to the Solar Semiconductor shareholders and the manner of the offering for securities law purposes;

•	board of director approvals;

•	our expenses; and

•	information with respect to our trust account.

Conduct of Business Pending Closing

From the date of the execution of the share exchange agreement until the closing, Trans-India and the Solar Semiconductor entities agreed to carry on their respective businesses in the ordinary course in substantially the same manner as previously conducted and in compliance with all applicable laws, to pay all debts and taxes when due, to use all reasonable efforts consistent with past practice and policies to preserve intact their respective business organizations, and to keep available the services of present executive officers and, in the case of Solar Semiconductor, its key employees, and to preserve relationships with those having business dealings with them.

Solar Semiconductor agreed, with certain exceptions, not to, without the prior written consent of Trans-India:

•	enter into any new line of business or make a material change to any existing line of business;

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declare, set aside or pay any dividends on or make any other distributions, or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

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purchase, redeem or otherwise acquire, directly or indirectly, any shares of their capital stock, except repurchases of unvested shares in connection with the termination of employment of its employees;

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issue, deliver, sell, authorize, pledge or otherwise encumber any shares of their securities, or enter into other agreements or commitments of any character obligating them to issue any such securities;

•	cause, permit or propose any amendments to their charter documents;

•	acquire or agree to acquire any equity or voting interest in or a portion of the assets of any material business or entity;

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enter into any binding agreement, agreement in principle, letter of intent, memorandum of understanding or similar agreement with respect to any joint venture, strategic partnership or alliance, except for non-exclusive marketing, distributor, reseller, customer, end-user and related agreements entered into in the ordinary course of business consistent with past practice;

•	sell, lease, license, encumber or otherwise dispose of any material properties or assets except sales of inventory in the ordinary course of business consistent with past practice;

•	make any loans, advances of money or capital contributions other than to employees for travel and entertainment expenses or among the Solar Semiconductor entities;

•	except as required by GAAP or the SEC, make any material change in its methods or principles of accounting;

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except as required by law, make or change any tax election or adopt or change any accounting method in respect of taxes, settle or compromise any material tax liability or consent to any extension or waiver of any limitation period with respect to taxes;

•	except as required by GAAP or the SEC, revalue any of its assets;

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(A) pay, discharge, settle or satisfy any claims or litigation other than (x) in the ordinary course of business consistent with past practice or in amounts not in excess of $25,000 individually or $100,000 in the aggregate or (y) to the extent subject to reserves on its financial statements, or (B) waive the benefits of, agree to modify in any manner, terminate, release any person from or knowingly fail to enforce any confidentiality or similar agreement to which Solar Semiconductor is a party or of which Solar Semiconductor is a beneficiary;

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except as required by law or a contract currently binding on Solar Semiconductor, (A) increase in any manner the amount of compensation or fringe benefits of, pay any bonus to or grant severance or termination pay to any employee earning more than $50,000 annually or director of Solar Semiconductor, (B) make any increase in or commitment to increase the benefits or expand the eligibility under any employee benefit plan (including any severance plan), adopt or amend or make any commitment to adopt or amend any employee benefit plan or make any contribution, other than regularly scheduled contributions or pursuant to the terms of any existing employee benefit plan, to any employee benefit plan, (C) enter into any employment, severance, termination or indemnification agreement with any employee or enter into any collective bargaining agreement, (D) grant any stock appreciation right, phantom stock award, stock-related award or performance award, or (E) enter into any agreement with any employee the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction involving Solar Semiconductor of the nature contemplated by the share exchange agreement;

•	grant any exclusive rights to a third party with respect to any intellectual property of Solar Semiconductor;

•	enter into or renew any contracts containing any non-competition, exclusivity or other restrictions on the operation of the business of Solar Semiconductor or Trans-India;

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enter into any contract which would be to grant to a third party following the acquisition any actual or potential right of license to any intellectual property other than in the normal course of business consistent with past practice;

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enter into or renew any contracts containing any material purchase, supply, support, maintenance or service obligation, other than those obligations in the ordinary course of business consistent with past practice;

•	hire employees other than in the ordinary course of business consistent with past practice and at compensation levels substantially comparable to that of similarly situated employees;

•	incur any indebtedness for borrowed money or guarantee any such indebtedness of another person;

•	enter into, modify, amend, or terminate any material contract currently in effect; or

•	enter into any contract to pay a third party that is outside of the ordinary course of business consistent with past practice and in excess of $100,000 individually.

We agreed, with limited exceptions, not to, without the prior written consent of Solar Semiconductor:

•	pledge, sell, transfer, dispose or otherwise encumber or grant any rights or interests to others of any kind with respect to all or any part of our shares of capital stock;

•	except pursuant to existing equity rights outstanding, issue any shares of our capital stock or any options or any securities convertible into or exchangeable for our capital stock;

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declare any dividend or make any distribution in cash, securities or otherwise on our outstanding shares of capital stock or directly or indirectly redeem or purchase or in any other manner whatsoever advance, transfer (other than in payment for goods received or services rendered in the ordinary course of business), or distribute to any of our affiliates or otherwise withdraw cash or cash equivalents in any manner inconsistent with established cash management practices;

•	except as contemplated by the share exchange agreement, to amend our charter documents; or

•	merge or consolidate with, or acquire any assets of, or otherwise acquire any interest in the business operations of, any person.

Additional Agreements

The share exchange agreement also contains additional agreements of the parties, including agreements providing for:

•	Trans-India to prepare, file and mail this proxy statement and to hold a stockholder meeting to approve the transactions contemplated by the share exchange agreement;

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Solar Semiconductor to promptly provide any information reasonably required or appropriate for inclusion in the proxy statement and to cooperate with Trans-India in the preparation of the proxy statement;

•	Trans-India to file in a timely manner all reports required to be filed with the SEC, and not to terminate its status as an issuer required to file reports under the Securities Exchange Act of 1934;

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Trans-India to use its reasonable best efforts to obtain American Stock Exchange approval of the listing of the common stock to be issued to the Solar Cayman shareholders on the American Stock Exchange, and the listing on the American Stock Exchange of the shares of issuable, and those required to be reserved for issuance, in connection with the 2008 Equity Incentive Plan, subject to official notice of issuance;

•

the protection of confidential information of the parties subject to certain exceptions as required by law, regulation or legal or administrative process, and, subject to the confidentiality requirements, the provision of reasonable access to information;

•

the parties to use their reasonable best efforts to obtain all necessary approvals from stockholders, governmental agencies and other third parties that are required for the consummation of the transactions contemplated by the share exchange agreement, subject to certain limitations;

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Trans-India and Solar Semiconductor to provide prompt written notice to the other party of any representation or warranty made by it contained becoming untrue or inaccurate, or any failure of such party to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it;

•	Trans-India to take all action necessary to hold a stockholder meeting for the election of directors;

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Trans-India to take all action necessary, subject to approval of the Incentive Plan Proposal at the special meeting, to adopt the 2008 Equity Incentive Plan effective as of the closing of the acquisition and Trans-India to file a registration statement on Form S-8 for the shares of issuable with respect to options granted under the 2008 Equity Incentive Plan to the extent Form S-8 is available as soon as is reasonably practicable after the closing of the acquisition;

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the parties to take all action necessary, such that upon the consummation of the acquisition, the Trans-India board of directors will consist of five directors, of which Solar Semiconductor will designate four members with one director to be nominated by Mr. Bobba Venkatadri and Mr. Craig Colmar, on behalf of the Trans-India stockholders;

•	the parties to cooperate in the preparation of any press release or public announcement related to the share exchange agreement or related transactions;

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Trans-India agreed to fulfill and honor in all respects its obligations pursuant to any indemnification contracts between it and its directors and officers immediately prior to the closing, subject to applicable law;

•

Trans-India agreed to maintain directors’ and officers’ liability insurance coverage in amount and scope at least as favorable to such persons as Trans-India’s existing coverage for at least six years following the closing;

•

the parties agree to use reasonable best efforts to fulfill the closing conditions in the share exchange agreement, including coordinating meetings with Trans-India stockholders for the purpose of obtaining stockholder approval of the acquisition; and

•

Solar Semiconductor and the Solar Cayman shareholders agreed to waive all right, title, interest or claim of any kind against the trust account that they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with Trans-India, and will not seek recourse against the trust account.

Exclusivity; No Other Negotiation

Pursuant to the share exchange agreement, none of Solar Semiconductor or the Solar Cayman shareholders that are parties to the share exchange agreement may take, directly or indirectly, any action to initiate, assist, solicit, negotiate, or encourage any offer, inquiry or proposal from any person other than Trans-India relating to an acquisition proposal. Acquisition proposal means any offer or proposal, relating to any transaction or series of related transactions involving:

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any purchase from Solar Cayman or acquisition by any person or group of more than a 10% interest in the total outstanding voting securities of Solar Semiconductor or any tender offer or exchange offer that if consummated would result in any person or group beneficially owning 10% or more of the total outstanding voting securities of Solar Semiconductor, or any merger, consolidation, business combination or similar transaction involving Solar Semiconductor;

•

any sale, lease (other than in the ordinary course of business), exchange, transfer, license (other than in the ordinary course of business), acquisition or disposition of more than 10% of the assets of Solar Semiconductor (taken as a whole); or

•

any liquidation or dissolution of Solar Cayman; provided, however, that Solar Cayman’s efforts to obtain equity or debt financing in an amount not greater than $25,000,000 shall not be deemed an Acquisition Proposal.

Pursuant to the share exchange agreement, we may not take directly or indirectly, any action to initiate, assist, solicit, negotiate, or encourage any offer, inquiry or proposal from any person relating to an acquisition proposal. For Trans-India, an acquisition proposal means any offer or proposal, relating to any transaction or series of related transactions involving:

•	any acquisition of any voting securities of any person or any merger, consolidation, business combination or similar transaction resulting in an acquisition of voting securities, or

•	any acquisition of the assets of any person.

If either party receives an acquisition proposal, that party agrees it will provide the other party with notice of the material terms and conditions of the acquisition proposal.

Conditions to Closing

Consummation of the share exchange agreement and the related transactions is conditioned on a majority of the shares of common stock voted at the special meeting approving the acquisition, provided there is a quorum at such meeting, with holders of less than 25% of our common stock issued in our IPO properly exercising their rights to have their shares converted into a pro rata share of the funds available in the trust account in accordance with our certificate of incorporation.

In addition, the consummation of the transactions contemplated by the share exchange agreement is conditioned upon certain closing conditions, including:

•	each of the Incentive Plan Proposal, Share Increase Proposal, Article V Proposal and Name Change Proposal shall have been approved by our stockholders;

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no governmental entity shall have enacted, issued, promulgated, enforced or entered any law or order which is in effect and which has the effect of making the acquisition illegal or otherwise prohibiting or preventing consummation of the acquisition;

•	any necessary approvals from any governmental entity shall have been timely obtained all in a form and substance satisfactory to Trans-India; and

•

the American Stock Exchange shall have authorized for listing the shares issuable to the Solar Cayman shareholders pursuant to the acquisition, and those required to be reserved for issuance in connection with the 2008 Equity Incentive Plan shall have been authorized for listing on the American Stock Exchange, subject to official notice of issuance.

Solar Semiconductor’s Conditions to Closing of the Share Exchange Agreement

The obligation of Solar Semiconductor to consummate the transactions contemplated by the share exchange agreement, in addition to the conditions described above, are conditioned upon each of the following, among other things:

•	there shall have been no material adverse effect with respect to Trans-India since the date of execution of the share exchange agreement;

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Trans-India shall have entered into an executive employment agreement with Mr. Hari Surapaneni, and offer letters with Nava Akkineni, William Bush, Vishnu Reddy and Mike Ross, and non-competition and non-solicitation agreements with Mr. Surapaneni, Mr. Akkineni, Mr. Bush, Mr. Venkata Kode, Mr. Sakhamuri Satya Narayana Prasad, Mr. Reddy and Mr. Ross;

•

there shall be no material action, suit, claim, order, injunction or proceeding of any nature pending, or overtly threatened, against Trans-India or its properties or any of its respective officers, directors or shareholders arising out of, or in any way connected with, the acquisition or the other transactions contemplated by the share exchange agreement;

•

each of the existing officers and directors of Trans-India (unless an existing director will continue as the director nominee of Trans-India) shall have executed and delivered resignations from such position, effective as of the closing of the acquisition; and

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Trans-India shall have (i) no more than 14,200,000 shares of common stock, (ii) warrants to purchase no more than 11,700,000 shares of common stock at an exercise price per share of $5.00 per share, (iii) an option to purchase 500,000 units at an exercise price per unit of $10.00 consisting of one share of common stock and one warrant to purchase one share of common stock at an exercise price per share of $6.25 per share, and (iv) no preferred stock, outstanding immediately prior to the closing of the acquisition.

Trans-India’s Conditions to Closing of the Share Exchange Agreement

Our obligation to consummate the transactions contemplated by the share exchange agreement, in addition to the conditions described above, are conditioned upon each of the following, among other things:

•	there shall have been no material adverse effect with respect to Solar Cayman since the date of execution of the share exchange agreement;

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Mr. Hari Surapaneni shall have entered into an employment agreement with Trans-India, Nava Akkineni, William Bush, Vishnu Reddy and Mike Ross shall have entered into an offer letter with Trans-India, and each of Mr. Surapaneni, Mr. Akkineni, Mr. Bush, Mr. Venkata Kode, Mr. Sakhamuri Satya Narayana Prasad, Mr. Reddy and Mr. Ross shall have entered into non-competition and non-solicitation agreements with Trans-India;

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there shall be no material action, suit, claim, order, injunction or proceeding of any nature pending, or overtly threatened, against Solar Semiconductor or its properties or any of its respective officers, directors or shareholders arising out of, or in any way connected with, the acquisition or the other transactions contemplated by the share exchange agreement; and

•	Solar Cayman shall have furnished to us the financial statements required for inclusion in this proxy statement.

If permitted under the applicable law, either Trans-India or Solar Semiconductor may waive any inaccuracies in the representations and warranties made to such party contained in the share exchange agreement and waive compliance with any agreements or conditions for the benefit of itself or such party contained in the share exchange agreement. The condition requiring that the holders of less than 25% of the shares issued in our IPO affirmatively vote against the Acquisition Proposal and demand conversion of their shares into cash may not be waived. We cannot assure you that all of the conditions will be satisfied or waived.

Indemnification

The Solar Cayman shareholders that are parties to the share exchange agreement have agreed, on a joint and several basis, to indemnify Trans-India from certain damages arising from the share exchange agreement. With limited exceptions, the amount of damages suffered by Trans-India would be recoverable solely from the shares held in the escrow account. The shares will be held until 18 months after the initial closing of the acquisition, and may be applied by Trans-India to satisfy any indemnification claims made by Trans-India during this period. The Solar Cayman shareholders will not be responsible for any losses unless we have made claims for losses that exceed $1,500,000 in the aggregate. With limited exceptions, the maximum amount we may recover from the Solar Semiconductor shareholders that are parties to the share exchange agreement for any loss or damage will be limited to shares valued at $37,500,000 in the aggregate. The value of any shares recoverable for an indemnification claim will be deemed to be $8.00 per share, regardless of the fair market value of the shares at the time of any claim.

Termination

The share exchange agreement may be terminated and/or abandoned at any time prior to the closing, whether before or after approval of the proposals being presented to our stockholders, by:

•	mutual written consent of Trans-India and the representative of the Solar Cayman shareholders;

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either Trans-India or Solar Cayman, if the closing has not occurred by February 14, 2009, subject to extension if an amendment to Trans-India’s certificate of incorporation has been approved by Trans-India’s stockholders to extend the available time to complete the acquisition beyond February 14, 2009 up to June 30, 2009;

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either Trans-India or Solar Cayman, if a governmental entity has issued an order, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the acquisition, which order is final and nonappealable;

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by Solar Cayman upon a breach of any representation, warranty, covenant or agreement on the part of Trans-India set forth in share exchange agreement, or if any representation or warranty of Trans-India becomes untrue, in either case such that the conditions to the closing of the acquisition would not be satisfied as of the time of the breach or as of the time the representation or warranty becomes untrue, and the breach (to the extent curable) is not cured within 30 days following receipt by Trans-India of a notice describing in reasonable detail the nature of such breach;

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by Trans-India upon a breach of any representation, warranty, covenant or agreement on the part of Solar Semiconductor or the Solar Cayman shareholders set forth in share exchange agreement, or if any representation or warranty of Solar Semiconductor or the Solar Cayman shareholders becomes untrue, in either case such that the conditions to the closing of the acquisition would not be satisfied as of the time of the breach or as of the time the representation or warranty becomes untrue, and the breach (to the extent curable) is not cured within 30 days following receipt by Solar Semiconductor or the Solar Cayman shareholders, as applicable, of a notice describing in reasonable detail the nature of such breach;

•	by Trans-India, if a material adverse effect on Solar Cayman has occurred since the date of the share exchange agreement and is continuing;

•	by Solar Cayman, if a material adverse effect on Trans-India shall have occurred since the date of the share exchange agreement and is continuing; and

•	by Trans-India if the required financial statements are not completed and delivered to Trans-India on or before November 30, 2008.

In the event of termination and abandonment by either Trans-India or the Solar parties, all further obligations of the parties shall terminate, no party shall have any right against the other party, and each party shall bear its own costs and expenses, provided that the confidentiality and expense provisions of the share exchange agreement shall survive.

Amendment, Extension and Waiver

The share exchange agreement may be amended by Trans-India, Solar Cayman and Venkata Kode, as the representative of the Solar Cayman shareholders. At any time prior to the closing, such parties may, to the extent allowed by applicable law, extend the time for the performance of the obligations under the share exchange agreement, waive any inaccuracies in representations and warranties made to the other party and waive compliance with any of the agreements or conditions for the benefit of the other party. Any such extension or waiver must be in writing signed by the foregoing parties.

Conclusion of Trans-India’s Board of Directors

After careful consideration of all relevant factors, our board of directors unanimously determined that the Acquisition Proposal is in the best interests of Trans-India and its stockholders. The board of directors has approved and declared the Acquisition Proposal advisable and recommends that you vote or give instructions to vote “FOR” the Acquisition Proposal.

The foregoing discussion of the information and factors considered by the Trans-India board of directors is not meant to be exhaustive, but includes the material information and factors considered by the board of directors.

CERTAIN AGREEMENTS RELATING TO THE ACQUISITION

Lock-Up Agreements

At the closing of the acquisition, the Solar Cayman shareholders that are parties to the share exchange agreement have agreed to enter into lock-up agreements providing that they may not sell or otherwise transfer any of the common stock received in the acquisition for a period of 12 months from the closing date of the acquisition, provided that we may determine to release from these restrictions an aggregate of up to 5,000,000 shares issued to the Solar Cayman shareholders after six months, in each case subject to exceptions for gifts or transfers to the shareholder’s equity holders, provided in each case that the transferees agree in writing to be bound by the terms of the lock-up agreement.

The form of lock-up agreement is attached as Annex C hereto. We encourage you to read the lock-up agreement in its entirety.

Voting Agreement

Upon the consummation of the acquisition, our board of directors will consist of five directors, of which Solar Semiconductor will designate four members and representatives of Trans-India will designate one member. Upon the consummation of the acquisition, the board of directors is expected to include Hari Surapaneni, Venkata Kode, Bharani Bobba, one director to be selected by Solar Semiconductor and one director to be selected by Trans-India.

At the closing of the acquisition, the Solar Cayman shareholders that are parties to the share exchange agreement, Mr. Venkatadri and Mr. Colmar as representatives of Trans-India, and Trans-India will enter into a voting agreement. The voting agreement provides that, until March 31, 2010 at any meeting called or action taken for the purpose of electing directors to the Trans-India board of directors, the Solar Cayman shareholders that are parties to the share exchange agreement will agree to vote for one director nominated by Mr. Venkatadri and Mr. Colmar on behalf of the Trans-India stockholders.

The form of voting agreement is attached as Annex H hereto. We encourage you to read the voting agreement in its entirety.

Registration Rights Agreement

At the closing of the acquisition, we and the Solar Cayman shareholders that are parties to the share exchange agreement will enter into a registration rights agreement pursuant to which the Solar Cayman shareholders will be entitled to registration rights for the Trans-India common stock received in connection with the acquisition. Pursuant to the registration rights agreement, the Solar Cayman shareholders that are parties to the share exchange agreement are entitled to demand that we register the shares held by them. In addition, the Solar Cayman shareholders have “piggy-back” registration rights on registration statements filed subsequent to the date of the acquisition. We will bear the expenses incurred in connection with the filing of any such registration statements.

The form of registration rights agreement is attached as Annex D hereto. We encourage you to read the agreement in its entirety.

Non-Competition and Non-Solicitation Agreements

We have entered into non-competition and non-solicitation agreements with Hari Surapaneni, Nava Akkineni, William Bush, Venkata Kode, Sakhamuri Satya Narayana Prasad, Vishnu Reddy and Mike Ross that will become effective at the closing of the acquisition. The non-competition and non-solicitation agreements provide that until the two-year anniversary of the above officers termination of employment with us, the officers agree:

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not to engage in, have any ownership interest in (except for ownership of 1% or less of any publicly-held entity), participate in, or facilitate the financing, operation, management or control of any entity that directly or indirectly has a business relating to the design, development, marketing and selling of photovoltaic modules and related devices operating in India, the United States, and the European Union;

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not to interfere with our business or approach, contact or solicit our customers in connection with any business relating to the design, development, marketing and selling of photovoltaic modules and related devices; and

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not to knowingly, directly or indirectly, solicit, encourage or take any other action which is intended to induce or encourage, or has the effect of inducing or encouraging, any of our employees to terminate his or her employment with us, or engage in any action discussed in the foregoing two bullet points; provided that the placement of general advertisements which may be targeted to a particular geographic or technical area but which are not targeted directly or indirectly towards our employees will not be deemed to be a solicitation.

The form of non-competition and non-solicitation agreement is attached as Annex F hereto. We encourage you to read the agreement in its entirety.

Escrow Agreement

Of the Trans-India shares to be received by the Solar Cayman shareholders in the acquisition, 24,375,000 shares will be initially held in escrow by Deutsche Bank National Trust Company. Up to 21,875,000 shares will be returned to us or released to the Solar Cayman shareholders that are party to the share exchange agreement, upon the determination of the earnout amount, which determination will be based on Solar Cayman’s adjusted net income for the period ended March 31, 2010. The remaining 2,500,000 shares will be held until 18 months after the initial closing of the acquisition, and up to an aggregate of 4,687,500 of the shares held in escrow may be applied by Trans-India to satisfy any indemnification claims made by Trans-India during this period. The value of any shares recoverable for an indemnification claim will be deemed to be $8.00 per share, regardless of the fair market value of the shares at the time of any claim. Assuming no claims are satisfied against the shares held in escrow during the 18-month indemnification period, the shares will be released to the Solar Cayman shareholders that are parties to the share exchange agreement.

The form of escrow agreement is attached as Annex G hereto. We encourage you to read the escrow agreement in its entirety.

Employment Agreement and Offer Letters

We have entered into an employment agreement with Hari Surapaneni, that will become effective upon the closing of the acquisition, whereby Mr. Surapaneni will agree to serve as our chief executive officer. The terms of Mr. Surapaneni employment agreement are discussed in the section entitled “Directors and Executive Officers – Compensation of Officers and Directors – Post-Acquisition Employment Arrangements.”

We have also entered into offer letters with Nava Akkineni, William Bush, Vishnu Reddy and Mike Ross, each to be effective only upon the closing of the acquisition. The terms of these offer letters are discussed in the section entitled “Directors and Executive Officers – Compensation of Officers and Directors – Post-Acquisition Employment Arrangements.”

Change of Control Severance Agreements

We have entered into a change of control severance agreement with each of Mike Ross and William Bush, pursuant to which we have agreed to provide certain benefits to each of them if their employment is terminated within 6 months prior to or 12 months following a change of control of Trans-India. These benefits include severance equal to 12 months of their base salary, respectively, full acceleration of vesting of all restricted stock and options held by them, and reimbursement of any excise tax payable by them with respect any such payments that may be deemed parachute payments under Section 280G of the Internal Revenue Code. These agreements will supersede the change of control severance agreements between Solar Cayman and each of Mike Ross and William Bush.

INCENTIVE PLAN PROPOSAL

General

We are submitting the 2008 Equity Incentive Plan, or Plan, to stockholders for approval. Our board of directors unanimously approved the Plan, and recommended that the Plan be submitted to the stockholders for approval at the special meeting. If approved by the stockholders at the special meeting, the Plan will become effective as of the closing of the Solar Semiconductor acquisition. The statements contained in this proxy statement concerning the terms and provisions of the Plan are summaries only and are qualified in their entirety by reference to the full text of the Plan a copy of which is attached as Annex I to this proxy statement.

Our board of directors believes that long-term incentive compensation programs align the interests of management, employees and our stockholders to create long-term stockholder value. Our board of directors believes that plans such as the Plan increase our ability to achieve this objective, especially, in the case of the Plan, by allowing for several different forms of long-term incentive awards, which the board of directors believes will help us to recruit, reward, motivate and retain talented personnel. As a result, we are seeking stockholder approval of the Plan.

Summary of the 2008 Equity Incentive Plan

The Plan provides for the grant of the following types of incentive awards: (i) stock options, (ii) restricted stock, (iii) restricted stock units, (iv) stock appreciation rights, and (v) performance units and performance shares. Each of these is referred to individually as an “Award.” Those who will be eligible for Awards under the Plan include employees, directors and consultants who provide services to us and to our subsidiaries. If the closing of the acquisition were to have occurred as of October 31, 2008, approximately 575 of our employees, directors and consultants would be eligible to participate in the Plan.

Number of Shares of Common Stock Available Under the Incentive Plan. The maximum aggregate number of shares that may be awarded and sold under the Plan is 10,000,000 shares. The shares may be authorized, but unissued, or reacquired common stock. No Awards have yet been granted under the Plan. However, pursuant to the share exchange agreement, we will be issuing options and warrants to purchase an aggregate of 5,491,560 shares of Trans-India from the assumption of outstanding Solar Cayman options and warrants. These issuance will reduce the number of options we may issue under the Plan.

The number of shares available for issuance under the Plan will be increased on the first day of each of our fiscal years beginning with the 2011 fiscal year, in an amount equal to the least of (i) 10,000,000 shares, (ii) 5% of the outstanding shares on the last day of our immediately preceding fiscal year or (iii) such number of shares determined by our board of directors.

If an Award expires or becomes unexercisable without having been exercised in full, is surrendered pursuant to an exchange program, or, with respect to restricted stock, restricted stock units, performance units or performance shares, is forfeited to or repurchased by us due to failure to vest, the unpurchased shares (or for Awards other than options or stock appreciation rights the forfeited or repurchased shares) which were subject thereto will become available for future grant or sale under the Plan. With respect to stock appreciation rights, only shares actually issued pursuant to a stock appreciation right will cease to be available under the Plan; all remaining shares under stock appreciation rights will remain available for future grant or sale under the Plan. Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if shares issued pursuant to Awards of restricted stock, restricted stock units, performance shares or performance units are repurchased by us or are forfeited to us, such shares will become available for future grant under the Plan. Shares used to pay the exercise price of an Award or to satisfy the tax withholding obligations related to an Award will become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than shares, such cash payment will not result in reducing the number of shares available for issuance under the Plan.

If we declare a stock dividend or engage in a reorganization or other change in our capital structure, including a merger, the administrator will adjust the (i) number and class of shares available for issuance under the Plan, (ii) number, class and price of shares subject to outstanding Awards, and (iii) specified per-person limits on Awards to reflect the change.

Administration of the Plan. Our board of directors, or our compensation committee, or a committee of directors or of other individuals satisfying applicable laws and appointed by the board of directors, referred to herein as the “administrator”, will administer the Plan. To make grants to certain of our officers and key employees, the members of the committee must qualify as “non-employee directors” under Rule 16b-3 of the Securities Exchange Act of 1934, and as “outside directors” under Section 162(m) of the Internal Revenue Code of 1986, as amended, so that we can receive a federal tax deduction for certain compensation paid under the Plan.

Subject to the terms of the Plan, the administrator has the sole discretion to select the employees, consultants, and directors who will receive Awards, to determine the terms and conditions of Awards, to modify or amend each Award (subject to the restrictions of the Plan), and to interpret the provisions of the Plan and outstanding Awards. The administrator may implement an exchange program under which (i) outstanding Awards may be surrendered or cancelled in exchange for Awards of the same type, Awards of a different type, and/or cash, (ii) participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the administrator, and/or (iii) the exercise price of an outstanding Award could be reduced or increased.

Options. The administrator is able to grant nonstatutory stock options and incentive stock options under the Plan. The Administrator determines the number of shares subject to each option, although the Plan provides that a participant may not receive options for more than 3,000,000 shares in any fiscal year, except in connection with his or her initial employment, in which case he or she may be granted an option covering up to an additional 3,000,000 shares.

The administrator determines the exercise price of options granted under the Plan, provided the exercise price must be at least equal to the fair market value of our common stock on the date of grant. In addition, the exercise price of an incentive stock option granted to any participant who owns more than 10% of the total voting power of all classes of our outstanding stock must be at least 110% of the fair market value of the common stock on the grant date.

The term of each option will be stated in the Award agreement. The term of an option may not exceed ten years, except that, with respect to any participant who owns more than 10% of the voting power of all classes of our outstanding capital stock, the term of an incentive stock option may not exceed five years.

After a termination of service with us, a participant will be able to exercise the vested portion of his or her option for the period of time stated in the Award agreement. If no such period of time is stated in the participant’s Award agreement, the participant will generally be able to exercise his or her option for (i) three months following his or her termination for reasons other than death or disability, and (ii) twelve months following his or her termination due to death or disability.

Restricted Stock. Awards of restricted stock are rights to acquire or purchase shares of our common stock, which vest in accordance with the terms and conditions established by the administrator in its sole discretion. For example, the administrator may set restrictions based on the achievement of specific performance goals. The administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed. The Award agreement generally will grant us a right to repurchase or reacquire the shares upon the termination of the participant’s service with us for any reason, including death or disability. The administrator will determine the number of shares granted pursuant to an Award of restricted stock, but no participant will be granted a right to purchase or acquire more than 1,000,000 shares of restricted stock during any fiscal year, except that a participant may be granted up to an additional 1,000,000 shares of restricted stock in connection with his or her initial employment.

Restricted Stock Units. Awards of restricted stock units result in a payment to a participant only if the vesting criteria the administrator establishes is satisfied. For example, the administrator may set vesting criteria based on the achievement of specific performance goals. The restricted stock units will vest at a rate determined by the administrator; provided, however, that after the grant of restricted stock units, the administrator, in its sole discretion, may reduce or waive any vesting criteria for such restricted stock units. Upon satisfying the applicable vesting criteria, the participant will be entitled to the payout as determined by the administrator. The administrator, in its sole discretion, may pay earned restricted stock units in cash, shares, or a combination thereof. Restricted stock units that are fully paid in cash will not reduce the number of shares available for grant under the Plan. On the date set forth in the Award agreement, all unearned restricted stock units will be forfeited to us. The administrator determines the number of restricted stock units granted to any participant, but no participant may be granted more than 1,000,000 restricted stock units during any fiscal year, except that the participant may be granted up to an additional 1,000,000 restricted stock units in connection with his or her initial employment.

Stock Appreciation Rights. The administrator will be able to grant stock appreciation rights, which are the rights to receive the appreciation in fair market value of common stock between the exercise date and the date of grant. We can pay the appreciation in either cash, shares of common stock, or a combination thereof. The administrator, subject to the terms of the Plan, will have complete discretion to determine the terms and conditions of stock appreciation rights granted under the Plan, provided, however, that the exercise price may not be less than 100% of the fair market value of a share on the date of grant and the term of a stock appreciation right may not exceed ten years. No participant will be granted stock appreciation rights covering more than 3,000,000 shares during any fiscal year, except that a participant may be granted stock appreciation rights covering up to an additional 3,000,000 shares in connection with his or her initial employment.

After termination of service with us, a participant will be able to exercise the vested portion of his or her stock appreciation right for the period of time stated in the Award agreement. If no such period of time is stated in a participant’s Award agreement, a participant will generally be able to exercise his or her vested stock appreciation rights for the same period of time as applies to stock options.

Performance Units and Performance Shares. The administrator will be able to grant performance units and performance shares, which are Awards that will result in a payment to a participant only if the performance goals or other vesting criteria the administrator may establish are achieved or the Awards otherwise vest. Earned performance units and performance shares will be paid, in the sole discretion of the administrator, in the form of cash, shares, or in a combination thereof. The administrator will establish performance or other vesting criteria in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance units and performance shares to be paid out to participants. The performance units and performance shares will vest at a rate determined by the administrator; provided, however, that after the grant of a performance unit or performance share, the administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such performance unit or performance share. During any fiscal year, no participant will receive more than 1,000,000 performance shares and no participant will receive performance units having an initial value greater than $2,000,000, except that a participant may be granted performance shares covering up to an additional 1,000,000 shares in connection with his or her initial employment with the Company. Performance units will have an initial value established by the administrator on or before the date of grant. Performance shares will have an initial value equal to the fair market value of a share of our common stock on the grant date.

Performance Goals. Awards of restricted stock, restricted stock units, performance shares, performance units and other incentives under the Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, and may provide for a targeted level or levels of achievement including: (i) cash position, (ii) earnings before interest and taxes, (iii) earnings before interest, taxes, depreciation and amortization, (iv) earnings per share, (v) gross margin, (vi) market share, (vii) net income, (viii) operating cash flow, (ix) operating income, (x) overhead or other expense reduction, (xi) profit after-tax, (xii) profit before-tax, (xiii) return on assets, (xiv) return on equity, (xv) return on sales, (xvi) revenue, (xvii) revenue growth, (xviii) sales, and (xix) total shareholder return The performance goals may differ from participant to participant and from Award to Award, may be used alone or in combination, may be used to measure the performance of Trans-India as a whole or one of our business units, and may be measured relative to a peer group or index.

To the extent necessary to comply with the performance-based compensation provisions of Section 162(m), with respect to any Award granted subject to performance goals, within the first twenty-five percent (25%) of the performance period, but in no event more than ninety (90) days following the commencement of any performance period (or such other time as may be required or permitted by Section 162(m)), the administrator will, in writing: (i)

designate one or more participants to whom an Award will be made, (ii) select the performance goals applicable to the performance period, (iii) establish the performance goals, and amounts of such Awards, as applicable, which may be earned for such performance period, and (iv) specify the relationship between performance goals and the amounts of such Awards, as applicable, to be earned by each participant for such performance period. Following the completion of each performance period, the administrator will certify in writing whether the applicable performance goals have been achieved for the performance period. In determining the amounts earned by a participant, the administrator will have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the administrator may deem relevant to the assessment of individual or corporate performance for the performance period. A participant will be eligible to receive payment pursuant to an Award for a performance period only if the performance goals for such period are achieved.

Transferability of Awards. Awards granted under the Plan are generally not transferable, and all rights with respect to an Award granted to a participant generally will be available during a participant’s lifetime only to the participant.

Change in Control. In the event of a merger or change in control, each outstanding Award will be treated as the Administrator determines, including, without limitation, that each Award will be assumed or an equivalent option or right substituted by the successor corporation or a parent or subsidiary of the successor corporation. The administrator is not be required to treat all Awards similarly in the transaction. In the event that the successor corporation does not assume or substitute for the Award, the participant will fully vest in and have the right to exercise all of his or her outstanding options and stock appreciation rights, including shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on restricted stock will lapse, and, with respect to restricted stock units, performance shares and performance units, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met. In addition, if an option or stock appreciation right is not assumed or substituted for in the event of a merger or change in control, the administrator will notify the participant in writing or electronically that the option or stock appreciation right will be fully vested and exercisable for a period of time determined by the administrator in its sole discretion, and the option or stock appreciation right will terminate upon the expiration of such period.

Amendment and Termination of the Plan. The administrator will have the authority to amend, alter, suspend or terminate the Plan, except that stockholder approval will be required for any amendment to the Plan to the extent required by any applicable laws. No amendment, alteration, suspension or termination of the Plan will impair the rights of any participant, unless mutually agreed otherwise between the participant and the administrator and which agreement must be in writing and signed by the participant and us. The Plan will terminate in November, 2018, unless our board of directors terminates it earlier.

Federal Tax Aspects

The following paragraphs are a summary of the general U.S. federal income tax consequences to U.S. taxpayers and us of Awards granted under the Plan. Tax consequences for any particular individual may be different.

Nonstatutory Stock Options. No taxable income is reportable when a nonstatutory stock option with an exercise price equal to the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the option. Any taxable income recognized in connection with an option exercise by an employee is subject to tax withholding by us. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

As a result of Section 409A of the Internal Revenue Code of 1986, as amended, and the Treasury regulations promulgated thereunder, referred to herein as Section 409A, however, nonstatutory stock options and stock appreciation rights granted with an exercise price below the fair market value of the underlying stock or with a deferral feature may be taxable to the recipient in the year of vesting in an amount equal to the difference between the then fair market value of the underlying stock and the exercise price of such awards and may be subject to an additional 20% federal income tax plus penalties and interest. In addition, during each subsequent tax year (until the option is exercised or terminates), the option may be subject to additional annual income and penalty taxes, plus interest charges, on any increase in value of the underlying stock. Finally, certain states, such as California, have adopted similar tax provisions.

Incentive Stock Options. No taxable income is reportable when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax, in which case taxation is the same as for nonstatutory stock options). If the participant exercises the option and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two- or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option.

Stock Appreciation Rights. No taxable income is reportable when a stock appreciation right with an exercise price equal to the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Restricted Stock, Restricted Stock Units, Performance Units and Performance Shares. A participant generally will not have taxable income at the time an Award of restricted stock, restricted stock units, performance shares or performance units are granted. Instead, he or she will recognize ordinary income in the first taxable year in which his or her interest in the shares underlying the Award becomes either (i) freely transferable, or (ii) no longer subject to substantial risk of forfeiture. However, the recipient of a restricted stock Award may elect to recognize income at the time he or she receives the Award in an amount equal to the fair market value of the shares underlying the Award (less any cash paid for the shares) on the date the Award is granted.

Section 409A. Section 409A, which was added by the American Jobs Creation Act of 2004, provides certain new requirements on non-qualified deferred compensation arrangements. Awards granted with a deferral feature will be subject to the requirements of Section 409A, including discount stock options and stock appreciation rights discussed above. If an Award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that Award may recognize ordinary income on the amounts deferred under the Award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an Award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation. Some states may also apply a penalty tax. For instance, California imposes a 20% penalty tax in addition to the 20% federal penalty tax.

Tax Effect for Trans-India; Section 162(m). We generally will be entitled to a tax deduction in connection with an Award under the Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income, for example, upon the exercise of a nonstatutory stock option. Special rules limit the deductibility of compensation paid to our chief executive officer and chief financial officer and to each of our three most highly compensated executive officers for the taxable year other than the principal executive officer or principal financial officer. Under Section 162(m), the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, we can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met. These conditions include stockholder approval of the Plan, setting limits on the number of Awards that any individual may receive and for Awards other than certain stock options, establishing performance criteria that must be met before the Award actually will vest or be paid. The Plan has been designed to permit the administrator to grant Awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting us to continue to receive a federal income tax deduction in connection with such Awards.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND TRANS-INDIA WITH RESPECT TO THE GRANT AND EXERCISE OF AWARDS UNDER THE INCENTIVE PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

Vote Required

The approval of the Plan requires the affirmative vote of a majority of the votes cast on the proposal at the special meeting.

Conclusion of Trans-India’s Board of Directors

After careful consideration of all relevant factors, our board of directors determined that the Incentive Plan Proposal is in the best interests of Trans-India and its stockholders. The board of directors has approved and declared the Incentive Plan Proposal advisable and recommends that you vote or give instructions to vote “FOR” the proposal.

SHARE INCREASE PROPOSAL

We are asking you to approve amending our amended and restated certificate of incorporation to approve the amendment of our certificate of incorporation to increase the number of authorized shares of common stock from 50,000,000 shares of common stock to 140,000,000 shares of common stock. We must amend our amended and restated certificate of incorporation to complete the acquisition as we do not have sufficient authorized shares to issue to the Solar Cayman shareholders in the acquisition and pursuant to our 2008 Equity Incentive Plan.

Effect of the share increase. In addition to having sufficient authorized shares to complete the acquisition and to effect grants under the 2008 Equity Incentive Plan, by increasing the authorized shares to 140,000,000, we believe we will have additional authorized shares to provide a reserve of shares available for issuance to meet business needs as they arise. Such future activities may include, without limitation, mergers and acquisitions, equity financings, providing equity incentives to employees under compensation plans, effecting stock splits, or paying dividends. Although we have no present obligation to issue additional shares (except pursuant to outstanding warrants, options, and underwriter purchase options), we may, in the future, issue common stock in connection with the activities described above or otherwise.

Upon completion of the acquisition, the increase in the authorized shares will not have any immediate effect on the rights of our stockholders. Our board of directors may in the future cause the issuance of additional shares without further vote of our shareholders. Upon completion of the acquisition, our stockholders will not have preemptive or similar rights, which means that they will not have a prior right to purchase any new issue of shares of common stock in order to maintain their proportionate ownership. The issuance of additional common stock would have the effect of decreasing the proportionate equity interest of our stockholders and, depending upon the price paid for such additional shares, could result in dilution to our stockholders.

The share increase could, under certain circumstances, have an anti-takeover effect, although this is not the intention of this proposal. For example, in the event of a hostile attempt to take over control of Trans-India, it may be possible for Trans-India to endeavor to impede the attempt by issuing common stock , which would dilute the voting power of the other outstanding shares and increase the potential cost to acquire control of Trans-India. The share increase therefore may have the effect of discouraging unsolicited takeover attempts, potentially limiting the opportunity for our stockholders to dispose of their shares at a premium, which is often offered in takeover attempts, or that may be available under a future merger proposal. The share increase may also have the effect of permitting our management or board of directors to retain their position, and place them in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of our business.

If the Share Increase Proposal is adopted, it will become effective upon the completion of the acquisition. The approval of the Share Increase Proposal will require the affirmative vote of the holders of a majority of the outstanding shares of our common stock on the record date. Abstentions and broker non-votes will have the same effect of a vote against the Share Increase Proposal.

If the Acquisition Proposal is not approved, the Share Increase Proposal will not be presented at the meeting.

Conclusion of Trans-India’s Board of Directors. After careful consideration of all relevant factors, our board of directors determined that the Share Increase Proposal is in the best interests of Trans-India and its stockholders. The board of directors has approved and declared the Share Increase Proposal advisable and recommends that you vote or give instructions to vote “FOR” the proposal.

ARTICLE V PROPOSAL

We are asking you to approve amending our amended and restated certificate of incorporation to remove Article V entirely from our amended and restated certificate of incorporation from and after the closing of the acquisition, as the provisions in Article V will no longer be applicable to us, and to make certain other changes to the amended and restated certificate if incorporation to reflect this deletion.

Under our amended and restated certificate of incorporation, Article V contains various terms related to our status as a blank check company and impose a number of restrictions on our ability to operate prior to our consummation of our initial business combination. The Article V Proposal would delete Article V from and after the closing of the acquisition, as this article relates to the operation of Trans-India as a blank check company prior to consummation of a business combination, and will no longer be applicable to Trans-India after the acquisition of Solar Semiconductor, and to make minor modifications to other provisions of the certificate of incorporation to reflect the deletion of Article V.

The approval of the Article V Proposal will require the affirmative vote of the holders of a majority of the outstanding shares of our common stock on the record date. Abstentions and broker non-votes will have the same effect of a vote against the name-change proposal.

If the Acquisition Proposal is not approved, the Article V Proposal will not be presented at the meeting.

Conclusion of Trans-India’s Board of Directors. After careful consideration of all relevant factors, our board of directors determined that the Article V Proposal is in the best interests of Trans-India and its stockholders. The board of directors has approved and declared the Article V Proposal advisable and recommends that you vote or give instructions to vote “FOR” the proposal.

NAME CHANGE PROPOSAL

We are asking you to approve amending our amended and restated certificate of incorporation to change Trans-India’s name from and after the closing of the acquisition to Solar Semiconductor Corporation, in order to reflect the nature of our business operations once we have acquired Solar Semiconductor.

The approval of the Name Change Proposal will require the affirmative vote of the holders of a majority of the outstanding shares of our common stock on the record date. Abstentions and broker non-votes will have the same effect of a vote against the Name Change Proposal.

If the Acquisition Proposal is not approved, the Name Change Proposal will not be presented at the meeting.

Conclusion of Trans-India’s Board of Directors. After careful consideration of all relevant factors, our board of directors determined that the Name Change Proposal is in the best interests of Trans-India and its stockholders. The board of directors has approved and declared the Name Change Proposal advisable and recommends that you vote or give instructions to vote “FOR” the proposal.

ADJOURNMENT PROPOSAL

This proposal allows Trans-India’s board of directors to submit a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the special meeting to approve the Acquisition Proposal.

If this proposal is not approved by our stockholders, our board of directors may not be able to adjourn the special meeting to a later date in the event there are not sufficient votes at the time of the special meeting to approve the Acquisition Proposal.

Approval of the Adjournment Proposal requires the affirmative vote of the holders of Trans-India’s common stock, present in person or represented by proxy at the special meeting and entitled to vote thereon. Abstentions will have the effect of a vote against this proposal, but broker non-votes will have no effect on the approval of the proposal.

Conclusion of Trans-India’s Board of Directors. After careful consideration of all relevant factors, Trans-India’s board of directors determined that the Adjournment Proposal of the special meeting for the purpose of soliciting additional proxies is in the best interests of Trans-India and its stockholders. The board of directors has approved and declared the Adjournment Proposal advisable and recommends that you vote or give instructions to vote “FOR” the proposal.

INFORMATION ABOUT SOLAR SEMICONDUCTOR

Overview

Solar Semiconductor designs, develops, manufactures and markets solar photovoltaic products to its global customers for industrial, commercial and residential applications.

Solar Semiconductor has a manufacturing plant located in Kompally, India, with current annual capacity for 75 Megawatt (MW) of module production. Solar Semiconductor is the recipient of ISO 9001 certification for its state of the art manufacturing plant in Hyderabad, India. Solar Semiconductor is in the process of building an additional facility with capacity for PV module manufacturing as well as for manufacturing solar cells. This new facility will be located in Fab City, near Hyderabad, which has been designated by the Indian government as a Special Economic Zone.

Solar India was incorporated in April 2006 under the laws of the Republic of India. Solar California was formed in July 2006 as a California corporation. In early 2008, pursuant to a reorganization transaction, shares of Solar India Semiconductor Private Limited and Solar California were transferred to Solar Cayman, a company formed under the laws of the Cayman Islands in October 2007. Additional shares of Solar India were issued to Solar Cayman in October 2008. Following the reorganization and additional share issuance, Solar Cayman owned 87.03% of Solar India and 99.9% of Solar California. The other beneficial stockholders of Solar India include Hari Surapaneni and his wife, S. Satyanarayana Prasad, a director of Solar India, and members of the family of Venkata Kode, one of Solar Cayman’s officers and directors. The other 0.1% of Solar California is held by Solar India.

The Solar Power Industry

Market

The solar power market has been in existence for several decades. Solar power is an attractive source of energy because it is less dependent on limited and expensive natural resources than fossil fuel-based power generation. According to the Energy Information Administration (EIA), solar energy in 2006 comprised only approximately 1% of the U.S. consumption of renewable energy, we believe leaving room for significant growth. The EIA has predicted that solar will be the fastest growing renewable electricity source in the U.S. in the next twenty years.

According to the European Photovoltaic Industry Association, installations of PV cells and modules globally has grown at an average annual rate of more than 35% since 1998. The global market for photovoltaic modules is expected to grow from approximately $12.9 billion in 2007 to $32.2 billion by 2012 according to BCC Research. Currently, the largest amount of installed capacity by megawatt is located in Germany and Japan. According to the European Photovoltaic Industry Association, the greatest increase in new capacity was in Germany and Spain in 2007.

Key Components of Solar PV Modules

Solar PV modules are manufactured from solar cells that convert sunlight directly into electricity through a process known as the photovoltaic, or PV effect. Solar cells are generally based on crystalline silicon-based technologies or thin-film technologies.

For crystalline silicon-based modules, quartz sand is processed to produce metallurgical-grade silicon, which is then purified to solargrade polysilicon feedstock. The silicon feedstock is processed into ingots which are sliced into solar wafers. Solar wafers are manufactured into solar cells through a multiple step manufacturing process. The solar cells are then interconnected and packaged to form solar panels.

Thin film technology involves depositing several layers of complex materials such as cadmium telluride (CdTe) or Copper-Indium-Gallium-Selenide (CIGS) on a substrate such as glass, to make a solar cell.

Wafers for solar cells based on crystalline silicon technology are currently in tight supply as they require more raw materials and energy to produce and the manufacturing plants require significant capital outlays. Thin-film based solar cells use key materials more efficiently than crystalline silicon based cells, but the manufacturing process to create solar modules using thin-film based cells must be done using more expensive equipment and larger manufacturing facilities.

Solar cells based on crystalline silicon technology require direct sunlight to generate electricity, but typically have higher conversion efficiencies than thin film-based solar cells. Solar cells based on thin film technology do not require direct sunlight and thus can generate electricity for longer periods each day.

Solar Power Systems

Solar power systems, which are comprised of solar cells interconnected into an array to form solar modules, are increasingly used by customers who either have access (on-grid) to or are remote (off-grid) from the utility network for residential, commercial, or industrial applications. The “on-grid” market supplements the customer’s electricity purchased from utility networks with solar power, and is the largest and fastest growing segment of the solar power market. The “off-grid” market creates additional opportunities for solar technology in industrial and consumer applications where access to utility networks is not economically or physically feasible, such as in industrial signaling and remote habitation applications.

Industry Challenges

The solar power industry is currently experiencing a shortage of high-purity silicon, commonly referred to as polysilicon, an essential raw material in the production of crystalline solar cells. Solar Semiconductor believes the current polysilicon shortage represents the single greatest impediment to the growth of the solar industry. However, according to Photon International, polysilicon capacity is expected to grow from approximately 72,000 tons to 297,000 tons from 2008 to 2012, respectively.

Currently, the solar power industry relies on government incentives to encourage usage of solar power systems. A significant challenge in the industry is to reduce manufacturing costs so that the cost of installed solar power systems is cost-competitive with traditional energy sources without government subsidy.

Strategy

Solar Semiconductor’s principal objective is to be a leader in the design, development, manufacture and marketing of high quality solar power products. To achieve this objective Solar Semiconductor is pursuing the following strategies:

Competitive Products

Solar Semiconductor’s products are designed to be of higher quality than its low-price competitors, while being competitive on price with its high-quality competitors. Solar Semiconductor’s manufacturing base in India provides it a low-cost manufacturing source. Solar Semiconductor’s management applies quality control systems from its extensive experience in the semiconductor industries to achieve high quality products.

Product Technology-Based Diversification

Solar Semiconductor began solar PV module manufacturing operations in 2007. It is currently establishing a new facility in Fab City, India in which it is installing additional module manufacturing lines and crystalline silicon cell manufacturing facilities. Solar Semiconductor also currently has plans to install a thin film production line from which it will manufacture thin film based PV modules.

Minimize Risk of Operations Build-Out

Solar Semiconductor is using third party turn-key solutions for its new PV module and cell manufacturing lines to minimize risk of cost overrun and time delays related to the installation. Solar Semiconductor and its equipment suppliers have established a technology roadmap by which they will attempt to improve the efficiency and productivity of Solar Semiconductor’s installed manufacturing equipment.

Increase Capacity to Achieve Economies of Scale

Solar Semiconductor is increasing its manufacturing capacity at its facilities near Hyderabad, India. Its leased facility in Kompally currently has annual manufacturing capacity of 75 MW. It is adding additional module manufacturing capacity at its new facilities located on 50 acres in Fab City. Solar Semiconductor has an option to acquire an additional 50 acres in Fab City. By increasing its manufacturing capacity, Solar Semiconductor believes it can achieve economies of scale which will enable it to manufacture its products at lower cost. Solar Semiconductor also believes that increased output will give it increased negotiating leverage with its key suppliers and customers.

Research and Development to Improve Manufacturing Processes

Solar Semiconductor’s research and development efforts are focused on:

•	improving Solar Semiconductor’s manufacturing processes to achieve higher yields and lower future capital equipment expenses,

•	crystalline silicon and thin film technology development,

•	process engineering, and

•	usage and compatibility of new production materials.

Solar Semiconductor is positioning itself to utilize thinner cells as they become available. Most cells in the market today are 200 µ and higher in thickness. Q-cells, one of Solar Semiconductor’s cell suppliers, has announced that it will soon be introducing 160 µ thick cells. Solar Semiconductor will have immediate access to these cells under the terms of its supply agreement with Q-cells. Solar Semiconductor’s state-of-the-art PV module manufacturing equipment is capable of handling these thinner cells with minimum breakage. Solar Semiconductor’s module manufacturing lines are also capable of handling both two and three bus bar cells. Three bus bar technology enables a higher watt output per unit area in solar cells. Older equipment used by many of Solar Semiconductor’s competitors may not be able to handle three bus bar cells.

Solar Semiconductor is implementing several methodologies to optimize its manufacturing processes in its module lines. It has implemented statistical process controls (SPC), a technique widely used in the semiconductor manufacturing industry to control process variations. Implementation of SPC was a key factor in the reduction of Solar’s cell breakage rates from 3.5% in December 2007 to less than 1.0% in October 2008.

Diversify Customer Base and Geographic Markets

Solar Semiconductor’s customers are primarily located in Europe and the U.S. Solar Semiconductor is focused on expanding its customer base in these areas, particularly in the U.S., as well as in other countries such as India, Australia and Japan. Solar Semiconductor believes that the expansion of its customer base will enable it to increase its sales revenue and also reduce the risks associated with the loss of sales in a particular area.

Contract Manufacturing to Utilize Capacity

Solar Semiconductor is currently not utilizing its full capacity at its manufacturing facilities as a result of a shortage of solar cells and also due to lack of sufficient working capital. Solar Semiconductor believes it can use this under-utilized capacity to provide contract manufacturing services to other solar PV companies.

Competitive Strengths

Solar Semiconductor believes that its competitive strengths will enable it to take advantage of the growth in the PV industry and compete effectively in the global PV market:

A Leading Manufacturer of High Quality PV Modules with High Growth

Solar Semiconductor is a leading manufacturer of high quality PV modules. According to Photon International, Solar Semiconductor was the largest pure play PV module producer in India in 2007, based on production capacity. Unlike some PV producers, which operate as PV divisions of large industrial, utility or oil conglomerates, Solar Semiconductor dedicates all of its management efforts and attention to the design, development, manufacturing and marketing of high quality PV products. Solar Semiconductor’s focus on the PV industry enables its management to set its corporate vision and make strategic and operational decisions based on its commitment to the PV industry and its customer requirements. Solar Semiconductor believes that its focused efforts have contributed to its rapid growth and high operating efficiency since it began its operations in September 2007. Solar Semiconductor believes that its dedication to the PV industry will enable it to better capitalize on the rapidly growing demand for PV products, expand its manufacturing capacity, stay abreast of the latest developments and trends in the solar power industry and respond quickly to industry, technological and market changes.

India-based, Low-cost Manufacturing Model

Solar Semiconductor believes its India-based manufacturing model lowers its operating costs and capital expenditures. Solar Semiconductor optimizes its combination of automated and manual operations in its manufacturing processes to take advantage of its location in India, where the costs of skilled labor, engineering and technical resources, as well as land, production equipment, facilities and utilities, tend to be lower than those in more developed countries. Solar Semiconductor has begun building an additional manufacturing facility in Fab City near Hyderabad, India, which has been designated by the Indian Government as a Special Economic Zone. Qualifying companies in a Special Economic Zone benefit from multi-year tax incentives, subsidies on capital expenditures and established water and power infrastructure. In order to take advantage of the incentives available at its location in Fab City, Solar Semiconductor may reorganize the corporate ownership structure of its existing Kompally facility.

Experienced Management Team with Proven Technology and Operational Record

Solar Semiconductor has an experienced management team that has successfully led its operations and increased its production capacity. Mr. Hari Surapaneni, Solar Semiconductor’s co-founder, and the chairman of the board of directors and chief executive officer of Solar Semiconductor, has over 25 years of experience in the technology industry. Mr. Venkata Kode, Solar Semiconductor’s other co-founder, and member of the board of directors and chief strategic officer of Solar Semiconductor, has nearly 25 years of diverse experience ranging from finance, operations, marketing and sales, engineering and manufacturing. Mr. Vishnu Reddy, Solar Semiconductor’s vice president of quality, reliability and customer satisfaction, has over 30 years of diverse experience in the semiconductor industry. Solar Semiconductor believes that the technical and industry knowledge combined with the extensive operating experience of Solar Semiconductor’s senior executives provide Solar Semiconductor with a competitive advantage in the fast growing PV module industry.

Products and Services

Solar Semiconductor’s current products include modules consisting of mono-crystalline silicon cells and multi-crystalline silicon cells. Solar Semiconductor markets PV modules with high module efficiencies.

Solar Semiconductor’s current product offering includes three different families of modules: the S6 series, M6 series and SC series. These products comprise various types of cells embedded in transparent ethylene-vinyl acetate (“EVA”) behind tempered glass. The modules are sealed with high quality weather proofing film and are designed to be water tight and temperature and UV resistant. Customers have the choice of cells to use in the modules purchased. Currently, Solar Semiconductor offers modules comprised of solar cells from Q-Cells, Ersol, Motech, and Gintech. Additionally, all product lines may be configured for custom applications upon request. Most products are backed by a 25 year performance warranty and a warranty for defects in materials and workmanship of up to 2 years.

S6 Series

The S6 series uses 156mm mono-crystalline cells and is designed optimally for grid connect applications such as large commercial systems, residential systems, PV power plants and off-grid applications requiring higher power. Models range from 140 to 275 W.

M6 Series

The M6 series uses 156mm multi crystalline cells and designed for grid connections as well as off-grid applications. Models range from 130 to 270 W.

SC Series

The SC series employs mono-crystalline cells and are designed primarily for off-grid applications. Models range from 10 to 60 W.

Solar Semiconductor has PV module efficiencies of approximately 13.6% for a 225 W module with multi-crystalline cells and approximately 13.9% for a 230 W module with mono-crystalline cells. Solar Semiconductor believes that these efficiencies are higher than many of its competitors’ products, which typically have efficiencies of 12.5 – 13.0%.

Product Certifications

Solar Semiconductor employs quality assurance procedures at key manufacturing stages to identify and solve quality issues early on in the manufacturing process. Solar Semiconductor’s quality assurance procedures process monitoring and PV cell quality and reliability assurance. Employees are provided regular training in quality control. Solar Semiconductor’s senior management team is actively involved in setting quality assurance policies and managing quality assurance performance.

Solar Semiconductor has received many types of international certifications for its quality assurance programs, which Solar Semiconductor believes demonstrate its technological capabilities and instill customer confidence. The following table sets forth the major certifications Solar Semiconductor has received, has been confirmed to receive or where testing is in process, and major test standards its products have met as of September 30, 2008.

Certification or Test Standard	Relevant Products

IEC 61215 ed.2 test standards, administered by Arizona State University Photovoltaic Testing Laboratory.

The test procedures involved are designed to examine all parameters responsible for ageing of crystalline PV modules and describe various qualification tests based on artificial loading of the materials. Radiation, Thermal and Mechanical testing are all part of IEC 61215 ed.2.

SSI-S6-225 SSI-S6-200 SSI-S6-180 SSI-S6-135

IEC 61730 test standards, administered by VDE in Germany.

IEC 61730 describes the testing requirements for PV modules in order to provide safe electrical and mechanical operation during their expected lifetime, and includes two parts or phases. The first part, IEC 61730-1, pertains to the particular requirements of construction and focuses on requirements for module design and materials. The second part, IEC 61730-2, outlines the safety tests. This standard is designed so that its test sequence can co-ordinate with those of IEC 61215 or IEC 61646 so that a single set of samples may be used to perform both the safety and performance evaluation of a photovoltaic module design. IEC 61730 is a more comprehensive standard which supersedes TUV safety class II testing.

SSI-S6-225 SSI-S6-200 SSI-S6-180 SSI-S6-135

TÜV Rheinland certification, conducted by TÜV Rheinland Product Safety GmbH, an independent approval agency in Germany, against the requirements of IEC 61215 ed.2 & IEC 61730 on PV modules.	SSI-270 SSI-225 SSI-200 SSI-180 SSI-135

TÜV Rheinland certification, conducted by Eurotest Laboratories, Italy against the requirements of IEC 61215 ed.2 & IEC 61730 on PV modules.	SSI-M6-225 SSI-M6-200 SSI-M6-180 SSI-M6-135

VDE certification, authorized by VDE in Germany	SSI-S6-225 SSI-S6-200 SSI-S6-180 SSI-S6-135

CSA certification, based on UL 1703 testing	SSI-S6-270 SSI-S6-225 SSI-S6-200 SSI-S6-180 SSI-S6-135 SSI-M6-270 SSI-M6-225 SSI-M6-200 SSI-M6-180 SSI-M6-135

ISO 9001 quality system certification, established by the International Organization for Standardization, an organization formed by delegates from member countries to establish international quality assurance standards for products and manufacturing processes.	The manufacturing, design and processes

TÜV Rheinland certification, conducted by TÜV Rheinland Product Safety GmbH, an independent approval agency in Germany, against the requirements of IEC 61215 ed.2 & IEC 61730 on PV modules.	SSI-270 SSI-225 SSI-200 SSI-180 SSI-135

UL 1703 certification (testing in process), authorized by Underwriters Laboratories Inc. in Chicago. UL 1703 is the Standard for Safety for Flat-Plate Photovoltaic Modules and Panels, UL 1703, details UL’s current product requirements for PV modules.	SSI-M6-270 SSI-M6-225 SSI-M6-200 SSI-M6-180 SSI-M6-135

Contract Manufacturing Services

Solar Semiconductor intends to utilize its excess module manufacturing capacity through 2009 and potentially longer by performing contract manufacturing services for other PV module manufacturers. Solar Semiconductor will assess its utilization of capacity and the availability of raw materials from time to time to determine the extent to which it is appropriate for it to undertake contract manufacturing services.

Manufacturing Operations

One of Solar Semiconductor’s primary objectives is to provide for large-scale manufacturing of high quality PV modules at low cost. Solar Semiconductor has a manufacturing plant located near Hyderabad, India, with current annual capacity for 75 MW of module production. Solar Semiconductor is significantly increasing its manufacturing capacity with the development of a new facility in Fab City, India, which Solar Semiconductor currently anticipates will be ready to use for manufacturing PV modules by the end of 2008.

Solar Semiconductor’s PV modules are created first by interconnecting multiple solar cells in the desired electrical configuration through tabbing and stringing. After testing and sorting for defective cells, strings of cells are automatically laid up in the desired configuration (on glass and EVA cut to size) by robots that ensure proper spacing between strings. Once laid up, another layer of EVA is added, followed by a back cover. The fully laid up module is tested and then undergoes a lamination process. After lamination, the edges of the module are trimmed, a foam tape is fixed around the edges, and the module is then framed. In this process, the PV modules are sealed and weatherproofed. The modules then undergo several quality control checks and high voltage tests. The performance of every module is verified in a Sun-simulator and documented prior to shipment.

Raw Materials and Suppliers

The principal raw materials required in Solar Semiconductor’s module manufacturing process include solar cells, glass, aluminum and copper.

There is currently a worldwide shortage of solar wafers, a key component of solar cells based on crystalline technology. Solar Semiconductor primarily obtains its solar cells from four suppliers pursuant to multi-year supply agreements. For the year ending March 31, 2008, Q-cells Aktiengesellschaft supplied 57% and Motech Industries, Inc. supplied 31% of Solar Semiconductor’s solar cells. Solar Semiconductor continues to rely on these and two other suppliers to supply a substantial portion of its solar cells. Solar Semiconductor generally maintains approximately 7 days of supply of solar cells.

Solar Semiconductor is a party to a supply contract with Q-cells for spot deliveries of solar cells, in addition to U.S. dollar and Euro-based five year minimum supply agreements. Under the two minimum supply agreements, Solar Semiconductor is obligated to take delivery and pay for a minimum number of solar cells each year of the agreement. Q-cells is obligated to deliver such minimum quantities, except that Q-cells may postpone deliveries of cells if its supplies of solar wafers are delayed. Solar Semiconductor’s agreement with Q-cells expires in 2012.

Solar Semiconductor has recently entered into a memorandum of understanding with Motech pursuant to which Solar Semiconductor and Motech contemplate entering into a multi-year supply agreement. Pursuant to the proposed agreement, Motech will supply and Solar Semiconductor will purchase a minimum quantity of solar cells annually.

Solar Semiconductor has entered into two other multi-year supply agreements for the supply of multi- and mono-crystalline solar cells. Under one of these agreements, Solar Semiconductor is obligated to take delivery and pay for a minimum number of solar cells each year of the agreement, which in total constitute 79 MW of capacity, and the other party is obligated to deliver such minimum quantities, except that it may postpone or reduce deliveries of cells if it is unable to obtain sufficient quantities of solar wafers. The other agreement may be cancelled, or the quantities of solar cells to be purchased or delivered may be reduced, by either party upon two months prior notice. The other party to this latter agreement may cancel or reschedule its delivery obligations on only one month notice due to shortages of solar wafers.

Solar Semiconductor is in the process of installing a manufacturing line for solar cells which will meet a portion of Solar Semiconductor’s needs for solar cells. Raw materials required for the production of solar cells includes solar wafers of which there is currently a worldwide shortage. Solar Semiconductor has recently signed a long-term supply agreement with Deutsche Solar AG for the supply of solar wafers. Under this agreement, Solar Semiconductor is obligated to take and pay for an agreed upon quantity of wafers during each year of the agreement. Solar Semiconductor is obligated to make advanced payments through 2010 under this agreement in the total amount of 54 million Euros. Solar Semiconductor may enter into additional multi-year supply agreements for solar wafers if it can reach agreement with additional suppliers on terms determined to be favorable to it.

Other raw materials used in Solar Semiconductor’s business are generally widely available from multiple sources and Solar Semiconductor does not have long-term contracts other than a firm commitment contract for the purchase of copper. Solar Semiconductor generally maintains six weeks supply of stock of these other raw materials. Lead times for the delivery of these other raw materials is generally six weeks to three months.

Customers

Solar Semiconductor sells its products primarily to distributors and systems integrators in the United States and Europe. For the fiscal year ended March 31, 2008, approximately 30%, 15%, 23% and 15% of Solar Semiconductor’s revenues were generated from sales to Fotosolar Energy, Ibersolar Energia, S.A., SunPower Corporation, and Solfis GmbH-Solartechnik, respectively.

Solar Semiconductor and Ibersolar are parties to a multi-year agreement that provides for the sale by Solar Semiconductor and purchase by Ibersolar of a minimum quantity of PV modules annually, beginning at 15 MW capacity in 2008 and increasing annually thereafter.

Solar Semiconductor recently entered into a new agreement with SunPower, pursuant to which Solar Semiconductor will manufacture and sell to SunPower PV modules under the Solar Semiconductor brand name. The modules are to be manufactured using solar cells sourced by SunPower from Q-cells.

In November 2007, Solar Semiconductor and IBC-SOLAR AG, a leading German distributor and systems integrator, entered into a multi-year agreement pursuant to which IBC was appointed as a non-exclusive distributor of Solar Semiconductor.

In December 2007, Solar Semiconductor entered into a multi-year agreement with Sun Solar Utilities Network, LLC (SSUN), a U.S. commercial power plant developer, pursuant to which Solar Semiconductor has agreed to sell, and SSUN has agreed to purchase, solar PV modules representing approximately 13 MW of capacity.

In June 2008, Solar Semiconductor entered into a multi-year agreement with AS-Solar GmbH, a reseller of PV products based in Germany.

These contracts, along with a few short-term contracts entered into in 2008, together account for 80% of Solar Semiconductor’s planned 2008 production output, 48% of Solar Semiconductor’s planned 2009 production output, and 30% of Solar Semiconductor’s planned 2010 production output. Solar Semiconductor believes that it will be able to increase its production capacity as it enters into new customer agreements for its products. Solar Semiconductor’s long-tem customer agreements typically contain standard termination provisions including that they can be terminated with prior notice or upon payment of certain penalties by the customers.

Sales are generally made ex works at Solar Semiconductor’s facilities. Prior to shipment Solar Semiconductor’s products are generally subject to inspection by its customers.

Sales and Marketing

Solar Semiconductor markets and sells its products in key solar energy markets worldwide including Spain, Italy, Germany and the United States. Solar Semiconductor currently sells its products primarily to distributors and systems integrators. Solar Semiconductor has sales offices in Sunnyvale, California and Hyderabad, India, and currently has plans to open a sales office in Dubai. Solar Semiconductor also has local sales representatives in Germany. Solar Semiconductor believes its local sales offices and representatives enhance its ability to sell into its key markets. Solar Semiconductor’s products are sold under the Solar Semiconductor brand name, as well as producing modules for certain customers for sale by them under their brand name.

Seasonality

Solar Semiconductor has only a limited operating history on which to determine the seasonality of its business. However, based on its limited operating history its shipments to distributors have been lower than average in December. Solar Semiconductor believes that distributors typically lower their inventory at the beginning of the calendar year as consumers tend to delay purchases in the new calendar year until tax incentive programs are determined for the year.

Competition

The solar power market is extremely competitive and rapidly evolving. According to Solarbuzz there are over 100 companies engaged in the production of PV modules. Solar Semiconductor believes that its primary competitors are Suntech Power Holdings, Yingli Green Energy and Trina Solar, each of which Solar Semiconductor believes has the ability to manufacture at low costs within the limits of conventional technology. Solar Semiconductor expects that future competition will include new entrants to the solar power market offering new technological solutions.

Many of Solar Semiconductor’s existing and potential competitors have substantially greater financial, technological, manufacturing and other resources than Solar Semiconductor, greater manufacturing capacity, longer operating histories, greater brand recognition and more established distribution networks. Many of Solar Semiconductor’s competitors have a competitive advantage due to their low manufacturing costs and efficiencies from economies of scale and their ability to purchase raw materials and supplies at lower costs and on advantageous terms. Solar Semiconductor believes that it will be able to compete effectively in the solar PV module market based on its low-cost manufacturing resources, and that it is able to differentiate its products from those of its low cost competitors based on the high quality of its products.

The entire solar power industry faces significant competition from other power generation sources, including emerging alternative sources. Solar power has advantages to other sources of power including that solar power systems can be deployed in many sizes and configurations, can be installed almost anywhere in the world, provide reliable power for many applications, and do not produce air, water or noise emissions. Disadvantages of solar power include the high up-front costs of installing solar power systems compared to other energy sources, that it is not competitive on price with on-grid electricity sources and that it is not available on demand as it requires sunlight.

Intellectual Property

Solar Semiconductor maintains the Solar Semiconductor logo and trademark. Solar Semiconductor Private Limited has applied for an international registration of the “Solar Semiconductor” trademark.

With respect to proprietary know-how that is not patentable and processes for which patents are difficult to enforce, Solar Semiconductor relies on trade secret protection and confidentiality agreements to protect its interests. Solar Semiconductor believes that several elements of its solar PV modules and manufacturing processes involve proprietary know-how, technology or data and other trade secrets, which are not covered by patents or patent applications. Solar Semiconductor has taken security measures to protect its proprietary know-how, technologies, confidential data and other trade secrets. While Solar Semiconductor requires its employees, consultants and other third parties to enter into confidentiality agreements, it cannot be assured that proprietary information will not be disclosed inappropriately, that others will not independently develop substantially equivalent proprietary information and technologies or otherwise gain access to its trade secrets.

Employees

As of September 30, 2008, Solar Semiconductor had 564 full-time employees, including 517 in manufacturing, 3 in research and development, 9 in sales and marketing and 35 in general and administrative. Solar Semiconductor has never experienced a work stoppage and believes that its relations with its employees is good.

Facilities

Kompally Facility

Solar Semiconductor leases a 35,000 square foot manufacturing facility in Kompally, India, near Hyderabad, which is an ISO 9001:2000 certified facility for its quality management systems. In addition to manufacturing, the Kompally facility also contains quality control, laboratory, engineering and services areas. Commercial production began at the Kompally facility in September 2007. Solar Semiconductor added another three module lines of 15 MW each at this facility in 2008.

Fab City Facility

Solar Semiconductor is also developing a new facility in Fab City near Hyderabad, India, on 50 acres leased by Solar Semiconductor pursuant to a 66 year lease. This facility when completed will include additional module manufacturing lines and a cell manufacturing facility. Solar Semiconductor has an option to lease an additional 50 acres of land adjacent to this facility for future expansion. This facility is located in an area designated as a special economic zone for high-tech manufacturing. The government provides tax and other incentives to promote high-tech manufacturing in this special economic zone. As a result, a number of solar industry companies have been attracted to the area. This location provides access to the port cities of Chennai, a popular port for shipments to Asia and North America, and Mumbai, a popular port for shipments to Europe, the Middle-East and Africa. Solar Semiconductor currently anticipates this new facility will be ready to use for manufacturing PV modules by the end of 2008 and for manufacturing solar cells by the first quarter of 2009.

Environmental and Regulatory Matters

Solar Semiconductor is subject to a variety of governmental regulations in India. It has obtained all necessary permits for the operations at its Kampally facility. Solar Semiconductor believes it will be able to obtain in a timely manner all necessary permits prior to the commencement of manufacturing at its Fab City facility.

Solar Semiconductor’s current PV module manufacturing activities do not produce hazardous waste. Solar Semiconductor’s planned cell manufacturing will result in the use, discharge, emission and disposal of hazardous materials.

Solar Semiconductor is not aware of any environmental, health or safety investigation, proceeding or action by any governmental agency involving its facilities. If Solar Semiconductor fails to comply with current or future environmental, health or safety regulations, it could be subject to fines or suspension of cessation of its operations. Any failure by Solar Semiconductor to control or restrict the use, emission or disposal of hazardous substances in accordance with applicable environmental laws and regulations could subject it to substantial financial liabilities operational interruptions and adverse publicity.

Solar Semiconductor Private Limited has obtained the permission of the Indian government to be a 100% export oriented unit pursuant to which it receives certain tax, regulatory and other benefits and incentives.

Legal Proceedings

Solar Semiconductor is not currently a party to any material legal proceedings.

SOLAR SEMICONDUCTOR’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of Solar Semiconductor’s financial condition and results of operations in conjunction with the Solar Semiconductor’s consolidated financial statements and the related notes included elsewhere in this proxy statement. This discussion may contain forward-looking statements based on current expectations involving risks and uncertainties. Solar Semiconductor’s actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” or in other parts of this proxy statement.

Business

Solar Semiconductor designs, develops, manufactures and markets solar photovoltaic products to its global customers for industrial, commercial and residential applications. Solar Semiconductor has a manufacturing plant located in Kompally, India, with current annual capacity for 75 Megawatt (MW) of module production. Solar Semiconductor is the recipient of an ISO 9001 certification for its state of the art manufacturing plant in Hyderabad, India. It is in the process of building an additional facility with capacity for PV module manufacturing as well as for manufacturing solar cells. This new facility will be located in Fab City, India near Hyderabad, India which has been designated by the Indian government as a Special Economic Zone. Solar Semiconductor offers a wide range of PV modules of wattages up to 275 Watts (W) although the majority of its sales are of its 225 W module. The modules feature both mono and multi-crystalline 156 mm (with capability to go to 200 mm) square or pseudo square cells from leading international manufacturers. Its solar energy products are designed with an aim to provide reliable and environmentally friendly electric power for residential, commercial, industrial and public utility applications in various markets worldwide. Solar Semiconductor markets and sells its products primarily in Europe and the U.S. to distributors and integrators who set up solar electric power generating units that range in capacity from a few kilowatts for residential systems to tens of megawatts for industrial and public utility applications.

Solar Cayman was incorporated in the Cayman Islands in October 2007 to function as a holding company. As of March 31, 2008, the subsidiaries of Solar Cayman are:

Subsidiary Name	Location	Solar Semiconductor Ownership
Solar Semiconductor Private Limited	Hyderabad, India	87.03%

Solar Semiconductor, Inc.	Sunnyvale, California	99.9%

Operations

Solar Cayman operates through its subsidiaries in Hyderabad, India and Sunnyvale, California. Solar Cayman manufactures all of its products in India through its subsidiary, Solar Semiconductor Private Limited or Solar India. Solar India has manufacturing operations in Kompally, India near Hyderabad, India. The Kompally factory contains an automated module manufacturing capacity for 75 MW in two buildings with a total area of 35,000 square feet.

Solar Semiconductor has completed a lease agreement with the state government of Andhra Pradesh for a 66 year lease of 50 acres of land in FabCity, India, a special economic zone intended for the semiconductor industry in Hyderabad. In April 2008, Solar Semiconductor began construction of a manufacturing plant that will add 120 MW of capacity for the manufacture of modules, which is expected to come on line in the fourth quarter of 2008. Solar Semiconductor has entered into contracts for the delivery of solar cell manufacturing equipment and plans to begin production of solar cells during the fourth quarter of fiscal year 2009.

Critical Accounting Policies and Estimates

The preparation of consolidated financial statements in accordance with generally accepted accounting principals requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities, if applicable. Solar Semiconductor bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. Solar Semiconductor believes the following critical accounting policies affect its more significant judgments and estimates used in the preparation of its consolidated financial statements:

Foreign Currency

Solar Semiconductor’s foreign operations use their local currency as their functional currency, which is also the currency of the primary economic environment in which it operates unless otherwise specified. The functional currency of Solar India is the Indian Rupee (INR). The assets and liabilities of the subsidiaries for which the functional currency is other than the U.S. Dollar are translated into the U.S. Dollar at the rate of exchange prevailing on the balance sheet dates, other than equity accounts which are translated at historical exchange rates. Revenues and expenses are translated into U.S. dollars at the average monthly exchange rates. Resulting translation adjustments are included in accumulated other comprehensive income (loss) in stockholders’ equity.

Monetary assets and liabilities in foreign currencies are re-measured into functional currency at the rates of exchange prevailing at the balance sheet dates. Transactions in foreign currencies are re-measured into functional currency at the rates of exchange prevailing on the date of the transaction. All transaction foreign exchange gains and losses are recorded in the accompanying consolidated statements of operations.

Solar Cayman uses the U.S. Dollar ($) as its reporting currency.

Property and equipment, net

Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives, which are as follows:

Computer equipment and software	3 years
Vehicles	4 years
Office furniture and equipment	5 years
Plant and equipment	7 years
Leasehold improvements	Lease period

Costs incurred in constructing new facilities, including advances paid towards the acquisition of property and equipment and the cost of property and equipment not put to use before the balance sheet date are disclosed under the caption “Assets under construction” in Note 6.

Inventories

Inventories are valued as follows:

Raw materials, components, stores and spares

Lower of cost or net realizable value. However, materials and other items held for use in the production of inventories are not written down below cost if the finished products in which they will be incorporated are expected to be sold at or above cost. Cost is determined on a first in first out basis.

Work-in-progress and finished goods

Lower of cost or net realizable value. Cost includes direct materials and labor and a proportion of manufacturing overheads based on normal operating capacity. Cost is determined on a first in first out basis.

Net realizable value is the estimated selling price in the ordinary course of business, less estimated costs of completion and estimated costs necessary to make the sale.

Warranty cost

Solar Semiconductor provides a limited warranty for its products for up to 25 years after sales have taken place on solar modules against defects and workmanship. The warranty includes the module which is expected to produce at least 90% of their power output rating during the first 10 years following the date of sale and at least 80% of their power output rating during the following 15 years. Solar Semiconductor does not provide a service warranty. Due to limited warranty claims to date, Solar Semiconductor accrues the estimated costs of warranties based on an assessment of its competitors’ accrual history while incorporating some estimates of failure rates through its quality review process. Actual warranty costs are accumulated and charged against the accrued warranty liability. To the extent that actual warranty costs differ from the estimates, Solar Semiconductor will prospectively revise its accrual rate.

Derivative financial instruments

Solar Semiconductor occasionally enters into contracts that do not in their entirety meet the definition of a derivative instrument that may contain “embedded” derivative instruments – implicit or explicit terms that affect some or all of the cash flow or the value of other exchanges required by the contract in a manner similar to a derivative instrument. Solar Semiconductor assesses whether the economic characteristics and risks of the embedded derivative are clearly and closely related to the economic characteristics and risks of the remaining component of the host contract and whether a separate, non-embedded instrument with the same terms as the embedded instrument would meet the definition of a derivative instrument. When it is determined that (1) the embedded derivative possesses economic characteristics and risks of the host contract and (2) a separate, stand-alone instrument with the same terms would qualify as a derivative instrument, the embedded derivative is separated from the host contract, carried at fair value as a trading or non-hedging derivative instrument.

Recent Accounting Pronouncements

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (SFAS 157). SFAS 157 defines fair value, establishes a framework for measuring fair value, and enhances fair value measurement disclosure. In February 2008, the FASB issued FASB Staff Position (FSP) 157-1, “Application of FASB Statement No. 157 to FASB Statement No. 13 and Other Accounting Pronouncements That Address Fair Value Measurements for Purposes of Lease Classification or Measurement under Statement 13” (FSP 157-1) and FSP 157-2, “Effective Date of FASB Statement No. 157” (FSP 157-2). FSP 157-1 amends SFAS 157 to remove certain leasing transactions from its scope. FSP 157-2 delays the effective date of SFAS 157 for all nonfinancial assets and nonfinancial liabilities, except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually), until the beginning of the first quarter of fiscal 2010. The measurement and disclosure requirements related to financial assets and financial liabilities which were effective for Solar Semiconductor in the first quarter of fiscal 2009 were adopted for certain instruments effective April 1, 2008. Solar Semiconductor does not expect the adoption of SFAS 157 for all nonfinancial assets and nonfinancial liabilities to have a material impact on its results of operations or financial position.

In December 2007, the FASB issued SFAS No. 141 (revised), “Business Combinations” (SFAS No. 141(R)). The standard changes the way companies account for business combinations and requires the acquiring entity in a business combination to recognize assets acquired and liabilities assumed in the transaction; establishes the acquisition-date fair value as the measurement objective for all assets acquired and liabilities assumed; and requires the acquirer to disclose information needed by investors to understand the nature and financial effect of the business combination. SFAS No. 141(R) is effective for fiscal years beginning after December 15, 2008, with early adoption prohibited. Solar Semiconductor is currently evaluating the impact of this statement on its consolidated financial statements.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements — an amendment of Accounting Research Bulletin No. 51” (SFAS No. 160). This statement requires an entity to classify noncontrolling financial interests in subsidiaries as a separate component of equity. Additionally, transactions between an entity and noncontrolling interests are required to be treated as equity transactions. SFAS No. 160 is effective for fiscal years beginning after December 15, 2008, with early adoption prohibited. Solar Semiconductor is currently evaluating the impact of this statement on its consolidated financial statements.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities — an amendment of FASB Statement No. 133”. This Statement changes the disclosure requirements for derivative instruments and hedging activities. Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. This standard is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008 with early adoption permitted. Solar Semiconductor has not early adopted this statement and is currently evaluating the impact on its financial statements.

In April 2008, the FASB issued FSP No. Financial Accounting Standard 142-3, “Determination of the Useful Life of Intangible Assets” (FSP No. FAS 142-3). FSP No. FAS 142-3 amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS No. 142, “Goodwill and Other Intangible Assets”. Solar Semiconductor is required to adopt FSP No. FAS 142-3 for fiscal years beginning after December 15, 2008. Solar Semiconductor does not believe that adoption of this accounting standard will have a significant impact on its consolidated financial statements.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles” (SFAS No. 162). SFAS No. 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements that are presented in conformity with generally accepted accounting principles. SFAS No. 162 will become effective 60 days after the Commission’s approval of the Public Company Accounting Oversight Board amendments to Auditing Standards (AU) Section 411, “The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles”. Solar Semiconductor does not believe that adoption of this accounting standard will have a significant impact on its consolidated financial statements.

Results of Operations

Comparison of the Fiscal Year Ended March 31, 2008 and From April 17, 2006 (inception) to March 31, 2007

	Year Ended March 31, 2008	As % of Sales	From April 17, 2006 (inception) to March 31, 2007	As % of Sales	Amount Increase/ (Decrease)%
Revenue	$15,184,311	100%	$—	—%	$15,184,311	100%
Cost of goods sold	14,903,310	98%	—	—	14,903,310	100%

Gross profit	281,001	2%	—	—	281,001	100%

Operating expenses				—
Selling, general and administrative expenses	13,988,896	92%	452,464	—	13,536,432	2,992%

Operating loss	(13,707,895)	-90%	(452,464)	—	(13,255,431)	-2,930%

Interest income	89,830	1%	250	—	89,580	35,832%
Other income, Net	255,909	2%	18,480	—	237,429	1,285%
Interest expense	(114,305)	-1%	(2,968)	—	(111,337)	-3,751%

Accretion on preferred stock	(11,505,272)	-76%	—	—	(11,505,272)	100%

Loss before income taxes	(24,981,733)	-165%	(436,702)	—	(24,545,031)	-5,621%
Income taxes, net	25,092	0%	8,364	—	16,728	200%

Net loss to common stock holders	$(25,006,825)	-165%	$(445,066)	—%	$(24,561,759)	-5,519%

Revenues

Solar Semiconductor’s revenue for the year ended March 31, 2008 was approximately $15.2 million, an increase of approximately $15.2 million, or 100%, from the period from April 17, 2006 (inception) through March 31, 2007. This increase in revenue is attributable to fiscal 2008 being the initial year of operations of its business. During fiscal 2008, Solar Semiconductor was able to complete the installation of its initial factory in Kompally, India and bring 30 MW of production capacity on-line by the end of the fiscal year. That initial production capacity accounted for its revenues. Solar Semiconductor expects that revenues will continue to increase as it increases its module manufacturing capacity to approximately 200 MW of production capacity by December 31, 2008 and as a result of additional customer orders and relationships.

Four customers accounted for approximately 27%, 25%, 47% and 0% of the gross accounts receivable at March 31, 2008, and represented approximately 30%, 23%, 15% and 15% of Solar Semiconductor’s revenues for the year ended March 31, 2008. As a result, for the periods being reported, Solar Semiconductor was materially dependent upon these customers for its revenues. The loss of any these customers as customers would have a material adverse effect on Solar Semiconductor’s results. For the period from April 17, 2006 (inception) through March 31, 2007, Solar Semiconductor had no revenues as it was still in the process of forming its business.

Solar Semiconductor’s sales during fiscal 2008 were primarily from one product, the 225 W module. Solar Semiconductor is in the process of expanding its product line which it believes will increase its sales in the future. There can be no assurance that its distributors will order additional modules if and when available, or that if ordered, such products will be accepted by their customers as successfully as Solar Semiconductor’s existing products. Solar Semiconductor is currently working to introduce new products and expand its manufacturing capacity but we cannot be certain that these products will sell as well as previous models. The failure of these events to occur would significantly impact Solar Semiconductor’s future sales.

Approximately 96% of Solar Semiconductor’s sales for the year ended March 31, 2008, were to customers in Europe; the remaining 4% was principally to customers in North America. Solar Semiconductor expects sales to increase to customers in North America in fiscal 2008 as a result of its sales efforts and growth in demand for solar products although there is no guarantee that this will occur and if it does not its future sales would be significantly impacted.

Cost of Goods Sold and Gross Profit

Cost of goods sold were approximately $14.9 million during the year ended March 31, 2008 as compared to zero during the period from April 17, 2006 (inception) through March 31, 2007, an increase of approximately $14.9 million, or 100%. This increase in costs of goods is attributable to fiscal 2008 being the initial year of operations of the business. Solar Semiconductor expects cost of goods sold to continue to increase reflecting an expected increase in sales and an expansion of its module manufacturing capacity. Cost of goods, which is primarily made up of solar cells, may also vary as a percentage of sales based on available worldwide solar cell capacity which Solar Semiconductor cannot predict.

Solar Semiconductor’s gross profit for the year ended March 31, 2008 was approximately $281,000, an increase of approximately $281,000, or 100%, from the period from April 17, 2006 (inception) through March 31, 2007. This increase in gross profit is attributable to the fact that while the Solar Semiconductor business was formed in fiscal 2007, manufacturing and sales to customers did not begin until fiscal 2008. While overall gross margin is positive at March 31, 2008, we cannot be certain that the margin will continue to be positive in fiscal 2009 although Solar Semiconductor expects positive results from the combination of an increase in manufacturing capacity coupled with more favorable pricing of raw material as a result of increases in its overall volume of business.

Selling, General and Administrative Expenses

Selling, general and administrative expenses for the year ended March 31, 2008 was approximately $14.0 million an increase of approximately $14.0 million, or 2,992%, from the period from April 17, 2006 (inception) through March 31, 2007. This increase in selling, general and administrative expenses is attributable to expenses associated with the formation of Solar Semiconductor’s business in fiscal 2008. Selling, general and administrative expenses consist primarily of salaries and benefits of personnel, commissions, advertising, printing, customer acquisition related costs, amortization and depreciation expenses, fees to Solar Semiconductor’s professional advisors, non-cash stock based expenses, rent and other general operating costs. Solar Semiconductor expects that these costs will increase in the future reflecting higher sales commissions, product development costs and operating expenses reflecting new initiatives in its business and support for its existing customers and products.

Solar Semiconductor’s general and administrative expenses include amortization expense related to the issuance of stock options and restricted common stock to employees and contractors, which were approximately $10.7 million for the period from April 17, 2006 (inception) through March 31, 2007 and $0 million in fiscal 2007. Excluding these non-cash charges general and administrative costs increased approximately $2.8 million, or approximately 560%, for the year ended March 31, 2008 reflecting increased costs related to formation of its business.

With Solar Semiconductor’s plans to increase its capacity, hire additional employees, costs associated with its new facilities, and related costs due to the increase in its business, and the eventual implementation of Sarbanes-Oxley Section 404 by Trans-India, Solar Semiconductor’s selling, general and administrative costs are likely to increase significantly in future reporting periods.

Interest Expense & Other Income and Expense

Solar Semiconductor’s interest expense for the year ended March 31, 2008 was approximately $90,000, an increase of approximately $90,000, or 35,832%, from the period from April 17, 2006 (inception) through March 31, 2007. This increase in interest expense is attributable to increase in the overall level of debt which it has incurred to fund its operations. Solar Semiconductor expects interest expense to continue to increase as a result of its usage of debt facilities to fund its anticipated growth.

Solar Semiconductor’s other income for the year ended March 31, 2008 was approximately $255,000 an increase of approximately $237,000, or 1,285%, from the period from April 17, 2006 (inception) through March 31, 2007. This increase in other income and expense is primarily attributable to the effect of foreign exchange gains less the recognition of expenses related to the embedded derivatives inherent in customer and vendor contracts. Solar Semiconductor is currently unhedged for currency fluctuation as it needs time to build credit experience for banking relationships.

Accretion of preference shares.

The accretion of preferred shares for the year ended March 31, 2008 was approximately $11.5 million an increase of approximately $11.5 million, or 100%, from the period from April 17, 2006 (inception) through March 31, 2007. These expenses relate to the revaluation of Solar Cayman’s ordinary shares and their relationship to the recognized value of the Series A preference shares.

Comparison of the Three Months Ended June 30, 2008 and 2007

	Three Months Ended June 30, 2008	As % of Sales	Three Months Ended June 30, 2007	As % of Sales	$ Increase/ (Decrease)%
Revenue	$26,774,973	100%	$—	0%	$26,774,973	100%
Cost of goods sold	24,658,543	92%	—	0	24,658,543	100%

Gross profit	2,116,430	8%	—	0	2,116,430	100%

Operating expenses				0
Selling, general and administrative expenses	2,246,944	8%	256,906	0	1,990,038	775%

Operating loss	(130,514)	—%	(256,906)	0	126,392	49%
Interest income	42,028	0%	19,526	0	22,502	115%
Other income, Net	12,301,148	46%	3,139	0	12,298,009	391,781%
Interest expense	(472,607)	-2%	—	0	472,607	100%

Gain/(Loss) before income taxes	11,740,055	44%	(234,241)	0	11,974,296	5,112%
Benefit/(Provision) for income taxes, net	114,948	-0%	—	0	114,948	100%

Net gain/(loss) to common stock holders	$11,625,107	43%	($234,241)	0%	($11,859,348)	5,063%

Revenues

Revenue for the three months ended June 30, 2008 was approximately $26.8 million, an increase of approximately $26.8 million, or 100%, from the three months ended June 30, 2007. This increase in revenue is attributable to fiscal 2008 being the initial year of operations of the Solar Semiconductor business. During fiscal 2008, Solar Semiconductor was able to complete the installation of its initial factory in Kompally, India and bring 30 MW of production capacity on-line. Solar Semiconductor expects to have approximately 200 MW of production capacity on-line by December 31, 2008. The first fiscal quarter of 2009 resulted in a significant increase in production over the previous quarter. Shipments of modules totaled 7.46 MW for the first quarter, exceeding the previous quarter’s 2.85 MW by approximately 161%. In particular, in May 2008, Solar Semiconductor achieved its highest monthly output with 3.67 MW, as it completed a project for one of its key customers. Solar Semiconductor expects that revenues will continue to increase as it increases its model module manufacturing capacity to approximately 200 MW of production capacity by December 31, 2008, and as a result of additional customer orders and relationships.

Revenues were impacted by the cell supply shortage which is affecting the industry as the demand for PV modules has outstripped the ability of polysilicon producers to produce PV crystalline cells. Therefore, Solar Semiconductor’s capacity for module production was underutilized in the quarter ended June 30, 2008 due to its suppliers’ inability to ship cell supplies. Going forward Solar Semiconductor’s management may attempt to secure the supply of PV cells by paying advances to suppliers. There is no guarantee that Solar Semiconductor will be able to secure additional supplies in the future which will affect future sales.

Three customers accounted for approximately 1%, 26%, and 65% of the gross accounts receivable at June 30, 2008, and represented approximately 53%, 20%, and 16% of Solar Semiconductor’s revenues for the three months ended June 30, 2008. As a result, for the periods being reported, Solar Semiconductor was materially dependent upon these customers for its revenues. The loss of any of these customers would have a material adverse effect on its results. At June 30, 2007, Solar Semiconductor had no revenues as it was still in the process of forming its business.

Solar Semiconductor’s sales during the quarter ended June 30, 2008 were primarily from one product, the 225 W module. Solar Semiconductor is in the process of expanding its product line which it believes will increase its sales in the future. There can be no assurance that its distributors will order additional modules if and when available, or that if ordered, such products will be accepted by their customers as successfully as Solar Semiconductor’s existing products. Solar Semiconductor is currently working to introduce new products and expand its manufacturing capacity but we cannot be certain that these products will sell as well as previous models. The failure of these events to occur would significantly impact Solar Semiconductor’s future sales.

Approximately 99% of Solar Semiconductor’s sales for the three months ended June 30, 2008, were to customers in Europe; the remaining 1% was principally to customers in North America. Solar Semiconductor expects sales to increase to customers in North America in fiscal 2008 as a result of its sales efforts and growth in demand for solar products although there is no guarantee that this will occur and if it does not its future sales would be significantly impacted.

Cost of Goods Sold and Gross Profit

Cost of goods sold were approximately $24.7 million during the three months ended June 30, 2008 as compared to zero during the three months ended June 30, 2007, an increase of approximately $24.7 million, or 100%. This increase in costs of goods is attributable to fiscal 2008 being the initial year of operations of the Solar Semiconductor business. Solar Semiconductor expects cost of goods sold to continue to increase reflecting an expected increase in sales and an expansion of its module capacity. Cost of goods, which is primarily made up of solar cells, may also vary as a percentage of sales based on available worldwide solar cell capacity which we cannot predict.

Solar Semiconductor’s gross profit for the three months ended June 30, 2008 was approximately $2.1 million, an increase of approximately $2.1 million, or 100%, from the three months ended June 30, 2007. This increase in gross profit is attributable to the fact that while the business was formed in fiscal 2007 manufacturing and sales to customers did not begin until fiscal 2008. While overall gross margin is positive at June 30, 2008, we cannot be certain that the margin will continue to be positive in fiscal 2009 although Solar Semiconductor expects positive results from the combination of an increase in manufacturing coupled with more favorable pricing of raw material as a result of increases in its overall volume of business.

Operating Expenses

Selling, general and administrative expenses for the three months ended June 30, 2008 were approximately $2.2 million an increase of approximately $2.0 million, or 775%, from the three months ended June 30, 2007. This increase in selling, general and administrative expenses is attributable to expenses associated with the formation of Solar Semiconductor’s business in fiscal 2008 which continued in fiscal 2009. Selling, general and administrative expenses consist primarily of salaries and benefits of personnel, commissions, advertising, printing, customer acquisition related costs, amortization and depreciation expenses, fees to its professional advisors, non-cash stock based expenses, rent and other general operating costs. Solar Semiconductor expects that these costs will increase in the future reflecting higher sales commissions, product development costs and operating expenses reflecting new initiatives in its business and support for its existing customers and products.

Solar Semiconductor’s general and administrative expenses include amortization expense related to the issuance of stock options and restricted common stock to employees and contractors, which were approximately $0.5 million in the three months ended June 30, 2008 and $0 million in the three months ended June 30, 2007. Excluding these non-cash charges general and administrative costs increased approximately $1.9 million, or approximately 466%, for the three months ended June 30, 2008 reflecting increased costs related to formation of its business.

With Solar Semiconductor’s plans to increase its capacity, hire additional employees, costs associated with its new facilities, and related costs due to the increase in its business, and the eventual implementation of Sarbanes-Oxley Section 404 by Trans-India, Solar Semiconductor’s selling, general and administrative costs are likely to increase significantly in future reporting periods.

Interest Expense & Other Income and Expense

Solar Semiconductor’s interest expense for the three months ended June 30, 2008 was approximately $473,000, an increase of approximately $473,000, or 100%, from the three months ended June 30, 2007. This increase in interest expense is attributable to increase in the overall level of debt which Solar Semiconductor incurred to fund its operations. To support increases in its business in the first quarter of fiscal 2009, Solar Semiconductor continued to draw on term and working capital loans. Solar Semiconductor expects to see additional use of the loans to fund its operations and therefore higher interest expense forwarding 2009.

Solar Semiconductor’s other income for the three months ended June 30, 2008 was approximately $12.3 million representing an increase of approximately $12.3 million, or 391,781%, from the three months ended June 30, 2007. This increase in other income is primarily attributable to the recognition of benefit related to the embedded derivatives inherent in customer and vendor contracts less effect of foreign exchange gains. Solar Semiconductor is currently unhedged for currency fluctuation as it needs time to build credit experience for banking relationships.

Liquidity and Capital Resources

At June 30, 2008, Solar Semiconductor had a cash balance of approximately $2.8 million excluding $2.3 million of restricted cash and working capital of approximately $25.1 million. Net cash used in operations was approximately $5.4 million for the three months ended June 30, 2008, as compared to net cash provided by operations of approximately $4.9 million for the prior quarter ended June 30, 2007. For the three months ended June 30, 2008, Solar Semiconductor used cash to fund its net gain of approximately $11.6 million which included non-cash items such as common stock issued for services of approximately $0.5 million. There were also changes in assets and liabilities of approximately $15.7 million primarily to fund the working capital requirement, expressed in inventory, accounts receivable, prepaid assets and accounts payable. Cash from operations was also utilized as a result of advance payments required to secure supplies of cells with its vendors. The polysilicon shortage that is currently impacting the solar industry has necessitated advance payments to cell suppliers to hold supplies. In the first quarter, Solar Semiconductor had approximately $4.83 million in advances to raw material suppliers and equipment vendors, up from $4.3 million in the quarter ended March 31, 2008. At June 30, 2007, Solar Semiconductor was able to generate cash from operations principally as a result of an increase of $5.7 million in accounts payable related to the purchase of polysilicon and other expenses related to the initial formation of its business.

Net cash used in investing activities for the three months ended June 30, 2008 was approximately $4.5 million as compared to net cash used in investing activities of approximately $1.0 million for the prior period ended June 30, 2007. For the three months ended June 30, 2008, the primary use of the cash was to purchase fixed assets and fund deposits for capital equipment to increase our production capacity.

Net cash provided by financing activities for the three months ended June 30, 2008 was approximately $9.7 million as compared to net cash used by financing activities of approximately $4.8 million for the prior period ended June 30, 2007.

In December 2007, Solar Cayman sold and issued 18.5 million ordinary shares to its founders and other persons for an aggregate sales price of $18,500.

In February 2008, Solar Cayman sold and issued 30,387,453 Series A preference shares for an aggregate sales price of approximately $7.6 million, net of approximately $200,000 in offering costs, for working capital purposes and to fund the expansion of Solar Semiconductor’s manufacturing capacity. As part of the offering, Solar Semiconductor accepted as payment certain promissory notes of approximately $5.4 million, which are scheduled to be repaid in fiscal 2009. As of March 31, 2008, $4.1 million remained unpaid.

In February 2008, Solar Semiconductor sold and issued 7,664,368 Series B preference shares for an aggregate sales price of approximately $17.2 million, net of approximately $1.2 million in offering costs for working capital purposes and to fund the expansion of Solar Semiconductor’s manufacturing capacity.

In March 2008, Solar India entered into a Common Rupee Term Loan Agreement with a consortium of banks led by Bank of India for a term loan to finance a portion of the costs of installing a 50 MW solar PV module manufacturing line and a 30 MW solar cell manufacturing line at its Kampally and Fab City facilities. Pursuant to the agreement, Solar India borrowed approximately $21.5 million. The loan is payable in 12 quarterly installments commencing from December 31, 2008, with interest accruing at varying rates specified by each bank.

In March 2008, Solar India entered into a Working Capital Consortium Agreement with a consortium of banks led by Bank of India for a credit facility pursuant to which Solar can borrow or obtain letters of credit for up to a total of, subject to certain sublimits, of approximately $9.5 million pursuant to a secured revolving line of credit. At June 30, 2008, approximately $8.4 million of the line had been utilized. We expect to fully utilize this line to fund our operations as we develop our international sales efforts.

In connection with the above agreements, Solar India entered into a Deed of Hypothecation, a Joint Deed of Hypothecation and Letters of Undertaking with a consortium of banks led by Bank of India. Pursuant to these guarantees, Solar India agreed to pledge its (i) movables including movable machinery, machinery spares, tools and accessories, present and future; and (ii) current assets, namely stocks of raw materials, semi finished and finished goods, consumable stores and spares and all present and future book debts, outstanding money receivables, claims, and bills which are now due and owing. In addition, as of June 30, 2008, Solar India has approximately $1.3 million deposited with the Bank of India, which is classified as restricted cash on its balance sheet.

Historically, Solar Semiconductor has financed its working capital and capital expenditure requirements primarily from short and long-term notes and the sale of preferred stock. Solar Semiconductor may seek additional equity and/or debt financing to sustain its capacity expansion and growth strategies. With the completion of the sale of preferred shares and the completion of the borrowings, as described above, it was able to obtain funds to continue its operations at least through March 2009. Solar Semiconductor believes that based on its current cash position and its borrowing capacity, it will be able to continue operations at least through the end of March 2009. It is reasonably possible that Solar Semiconductor will not be able to obtain sufficient financing to continue operations. Furthermore, any additional equity or convertible debt financing will be dilutive to existing shareholders and may involve preferential rights over common shareholders. Debt financing, with or without equity conversion features, may involve restrictive covenants.

Off-Balance Sheet Arrangements

Solar Semiconductor occasionally enters into contracts that do not in their entirety meet the definition of a derivative instrument that may contain “embedded” derivative instruments – implicit or explicit terms that affect some or all of the cash flow or the value of other exchanges required by the contract in a manner similar to a derivative instrument. We assess whether the economic characteristics and risks of the embedded derivative are clearly and closely related to the economic characteristics and risks of the remaining component of the host contract and whether a separate, non-embedded instrument with the same terms as the embedded instrument would meet the definition of a derivative instrument. When it is determined that (1) the embedded derivative possesses economic characteristics and risks of the host contract and (2) a separate, stand-alone instrument with the same terms would qualify as a derivative instrument, the embedded derivative is separated from the host contract and carried at fair value as a trading or non-hedging derivative instrument.

Solar India has entered into forward sales contracts of $1.9 billion and forward purchase contracts (included in the table below) of $309.7 million as of June 30, 2008. As the currency of some of these contracts is different from the functional currency or the local currency of parties to the contract, Solar Semiconductor has carried out the valuation of the embedded derivatives in the above contracts.

To value the change in value of embedded derivatives as per US GAAP, the difference between the forward rate (INR/US$) for date of delivery of contract as at the Date of Contract and Date of Balance Sheet i.e. March 31, 2008 and June 30, 2008 was considered. The forward rate for this purpose is to be based on the tenure of the contract. For example: the 1 year forward rate to be determined under the Interest Parity Model is to be based on the 1 year interest rates of the 2 economies. Similarly, the second year forward rate is to be based on the two year rate for the two economies.

Contractual Obligations

The following table summarizes Solar Semiconductor’s contractual obligations as of March 31, 2008, and the effect such obligations are expected to have on its liquidity and cash flow in future periods:

	Payment Due by Period
Contractual Obligations	Total $ Million	Less than 1 Year	1-3 years	3-5 years	More than 5 Years
Long-Term Debt Obligations	6.0	1.5	4.5	—	—
Capital Lease Obligations	—	—	—	—	—
Operating Lease Obligations	0.6	0.3	0.4	—	—
Purchase Obligations *	1,217.8	141.9	398.2	536.9	140.7
Other Long-Term Liabilities Reflected on the Registrant’s Balance Sheet under GAAP	—	—	—	—	—
Total	1,224.4	143.7	403.1	536.9	140.7

*	Pursuant to its Euro-based agreement with Qcells, Solar Semiconductor is obligated to make annual advance payments of €100,000, plus statutory VAT if applicable, for each megawatt of solar cells to be delivered under the minimum supply commitments for such year. Pursuant to its U.S. dollar-based agreement with Qcells, Solar Semiconductor is obligated to make annual advance payments of $100,000 for each megawatt of solar cells to be delivered under the minimum supply commitments for such year.

Pursuant to its agreement with ErSol ending in December 2017, Solar Semiconductor is obligated to make advance payments, which are to be credited against the purchase of solar cells and any unused portion of an advanced payment at the end of a year is forfeited by Solar Semiconductor. Solar Semiconductor has made advance payments of €2.5 million in 2008 and is obligated to make an additional advance payment of €2 million by September 1, 2009. The agreement provides for minimum supply and purchase commitments for each year of the agreement.

Pursuant to its agreement with Gintech ending in December 2012, Solar Semiconductor entered into an agreement whereby Solar Semiconductor committed to purchasing agreed upon solar cell volume at agreed upon rates to be negotiated on an annual basis. The agreement provides for Solar Semiconductor to make payments 15 days in advance of the shipment of product. No other advance payments are due under the agreement.

Pursuant to its agreement with Deutsche Solar ending in December 2018, Solar Semiconductor is obligated to make advance payments, which are to be credited against the purchase of solar cells and any unused portion of an advanced payment at the end of a year is forfeited by Solar Semiconductor. Solar Semiconductor made a payment of €318,000 contemporaneously with the contracts execution, with an additional payment of €2.9 million due on September 30, 2008 which is outstanding as of September 30, 2008. Additionally Solar Semiconductor is obligated to make eight additional advance payments of €6.3 million which are due on the last day of each quarter beginning on March 31, 2009. The agreement provides for minimum supply and purchase commitments for each year of the agreement.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Quantitative and Qualitative Disclosures About Market Risk

Interest Rate Risk

Solar Semiconductor does not use derivative financial instruments to manage interest rate risk. Interest income earned on our cash, cash equivalents and marketable securities is subject to interest rate fluctuations, but Solar Semiconductor believes that the impact of these fluctuations will not have a material effect on our financial position due to the liquidity and short-term nature of these financial instruments. For these reasons, a hypothetical 100-basis point adverse change in interest rates would not have a material effect on Solar Semiconductor’s consolidated financial position, results of operations or cash flows.

Foreign Currency Exchange Rate Risk

For the three months ended June 30, 2008, approximately 37% of Solar Semiconductor’s product revenues were denominated in the Euro. As Solar Semiconductor expands its manufacturing operations in India with a resulting increase in operating expenses denominated in Indian Rupee’s and the planned growth in its distribution network internationally, its exposure to fluctuations in currency exchange rates may increase. Solar Semiconductor is party to multi-year polysilicon supply agreements with four suppliers and a multi-year solar wafer supply agreement. The agreements have varied start and end dates. Some of these agreements are denominated in Euros. Additionally, from time to time Solar Semiconductor may agree to purchase equipment and other materials internationally with delivery dates as much as six to twelve months in the future. Solar Semiconductor endeavors to denominate the purchase price of this equipment and materials in United States dollars, but is not always successful in doing so. To the extent that such purchases are made in foreign currency, Solar Semiconductor will be exposed to currency gains or losses.

INFORMATION ABOUT TRANS-INDIA

Trans-India’s History and Business Plans. We are a Delaware corporation that was incorporated on April 13, 2006 to serve as a vehicle for the acquisition of an operating business through a merger, capital stock exchange, asset or stock acquisition, or other similar acquisition. To date, our efforts have been limited to organizational activities, completion of its initial public offering and the evaluation of possible acquisitions. We do not currently have any operations.

The Initial Public Offering and Trust Account. The funds held in the trust account are not to be released until the earlier of the consummation of an acquisition or our liquidation. The trust account contained approximately $7.96 per share of common stock issued in our IPO as of September 30, 2008. If the acquisition is consummated, the trust account, reduced by amounts paid to stockholders who do not approve the acquisition and elect to convert their shares into their pro rata share of the net funds in the trust account, will be released to us and will be utilized for working capital subsequent to the closing of the acquisition.

Fair Market Value of Target Business. The initial target business that we acquire must have a fair market value equal to at least 80% of our net assets at the time of such acquisition, as determined by our board of directors based on standards generally accepted by the financial community, such as actual and potential sales, earnings, cash flow and book value. We are not required to obtain, and do not intend to obtain, an opinion from an investment banking firm as to fair market value, as our board of directors has independently determined that the target business has sufficient fair market value to meet the 80% test.

Limited Ability to Evaluate the Target Business’ Management. Although we closely examined the management of Solar Semiconductor, we cannot assure you that our assessment of Solar Semiconductor’s management will prove to be correct, or that future management will have the necessary skills, qualifications or abilities to manage the business successfully. Solar Semiconductor’s current management is expected to remain with the combined company, and for the most part is expected to run its day-to-day operations. Our representatives will be entitled to designate one person to be a director subsequent to the acquisition.

Stockholder Approval of Acquisition. Provided that a quorum exists and the Incentive Plan Proposal, Share Increase Proposal, Article V Proposal, and Name Change Proposal are approved in accordance with applicable law, we will proceed with the acquisition only if a majority of the shares of our common stock voted at the special meeting are voted in favor of the Acquisition Proposal and holders of shares representing less than 25% of the shares issued in our IPO exercise their conversion rights.

If the Acquisition is Not Consummated. If we do not consummate the acquisition with Solar Semiconductor, and if we are unable to consummate another acquisition prior to February 14, 2009, we will dissolve and distribute to its our stockholders the amount in the trust account. Following dissolution, we would no longer exist as a corporation.

Conversion Rights. Each holder of common stock, excluding our initial stockholders, who votes against the acquisition has the right to have his or her shares converted into cash, if the acquisition is approved and completed.

The actual per-share redemption price will be equal to the amount in the trust account, inclusive of any interest not otherwise payable to us, as of the record date, less taxes payable, divided by the number of shares issued in our IPO, which, as of the record date, would be approximately $[—] per share.

An eligible stockholder may request conversion at the time the vote is taken with respect to the acquisition, but the request will not be granted unless the stockholder votes against the acquisition and the acquisition is approved and completed. Any request for conversion, if made by proxy prior to the date of the special meeting, may be withdrawn at any time up to the date of the meeting. Funds to be distributed to stockholders who elect conversion will be distributed promptly after consummation of the acquisition. Any stockholder who converts common stock into a pro rata portion of the funds available in the trust account still has the right to exercise any warrants that he or she owns. We will not complete the acquisition if holders of 2,875,000 or more shares (which number represents 25% of the shares issued in our IPO) vote against the acquisition and exercise their conversion rights.

Competition. If the merger is completed, we will become subject to competition from competitors of Solar Semiconductor. For more information of the competition Solar Semiconductor faces, please see the section entitled, “Information About Solar Semiconductor – Competition” elsewhere in this document.

Facilities. We maintain our principal executive offices at 300 South Wacker Drive, Suite 1000, Chicago, Illinois, pursuant to an agreement with Johnson and Colmar, an affiliate of Craig Colmar, our Treasurer and Secretary. We pay Johnson and Colmar a monthly fee of $7,500 for general and administrative services, including office space, utilities and secretarial support. We believe, based on rents and fees for similar services in the Chicago metropolitan area, that the fee charged by Johnson and Colmar is at least as favorable to us as we could have obtained from an unaffiliated person. We consider our current office space, combined with the other office space otherwise available to our officers, adequate for our current operations.

Employees. We have three officers, one of which is also a member of our board of directors and one an independent contractor. These individuals are not obligated to devote any specific number of hours to our matters and each intends to devote only as much time as he deems necessary to our affairs. Our officers are also involved with business ventures other than our company. The amount of time they will devote in any time period will vary based on whether a target business has been selected for the business combination and the stage of the business combination process the company is in. Accordingly, once management locates a suitable target business to acquire, they will spend more time investigating such target business and negotiating and processing the business combination (and consequently spend more time to our affairs) than they would prior to locating a suitable target business. We do not intend to have any full time employees prior to the consummation of a business combination.

Periodic Reporting and Audited Financial Statements. We have registered our units, common stock and warrants under the Exchange Act and have reporting obligations, including the requirement that we file annual and quarterly reports with the SEC. In accordance with the requirements of the Securities Exchange Act of 1934, our annual reports will contain financial statements audited and reported on by our independent accountants.

We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2008. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Legal Proceedings. Trans-India is not currently a party to any pending material legal proceedings.

TRANS-INDIA’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND

RESULTS OF OPERATIONS

The following discussion should be read in conjunction with Trans-India’s financial statements and the related notes included elsewhere in this proxy statement.

Overview

We are a blank check company organized as a corporation under the laws of the State of Delaware on April 13, 2006 for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or other similar business combination, one or more target businesses with operations primarily in India. The initial business combination must be a transaction with one or more operating businesses having primary business operations located in India and in which the collective fair market value of the target business, at the time of the business combination, is at least 80% of our net assets (exclusive of the deferred underwriting discounts and commissions) at the time of the business combination.

We neither engaged in any operations nor generated any revenues through February 14, 2007, the date we consummated our IPO. Our entire activity since inception through February 14, 2007 was related to our formation and our IPO. Until July 11, 2008, the date we entered into a letter of intent relating to a business combination, our efforts had been limited to searching for prospective target businesses to acquire.

Liquidity and Capital Resources

We generated gross proceeds of $93,600,000 from the sale of the units in our IPO and the private placements completed prior to our IPO. After deducting the underwriting discounts and commissions, non-accountable expense allowance and the offering expenses, the total net proceeds to us from the offering (including the underwriters’ over-allotment option) were $88,479,772. We deposited $89,930,004, which included the amounts raised in our IPO, as well as amounts received in the private placement we completed immediately prior to our IPO, into a trust account maintained by Continental Stock Transfer & Trust Company, acting as trustee. The remaining proceeds from our IPO of $160,240 became available to be used by us to provide for business, legal and accounting due diligence on prospective business combinations and continuing general and administrative expenses. Up to $2,300,000 of the interest earned on the trust account, net of taxes, may be released to us to fund our working capital requirements. In addition, $3,680,000, representing the deferred underwriting discounts and commissions and non-accountable expenses, were deposited into the trust account for a total of $89,930,004 deposited into the trust account (or $7.82 per unit sold in the public offering). The amounts deposited into the trust account remain on deposit in the trust account earning interest. Upon the consummation of a business combination, we will pay the deferred underwriting discounts and commissions and accrued interest thereon held in the trust account to the underwriters. Any amounts not paid as consideration to the sellers of the target business or to the underwriters as deferred underwriting discounts and commissions may be used to finance the operations of the target business.

As of June 30, 2008, we had cash not held in the trust account of $1,045,829. We will generate interest income on our cash outside of the trust account, which can also be used to pay part of our costs and expenses. We will be using the funds not held in trust for identifying and evaluating prospective acquisition candidates, performing business due diligence on prospective target businesses, traveling to and from the offices of prospective target businesses, reviewing corporate documents and material agreements of prospective target businesses, selecting the target business to acquire and structuring, negotiating and consummating the business combination. Our cash requirements are expected to change based on the timing, nature and outcome of our intended business combination.

We are obligated to pay Johnson and Colmar, an affiliate of one of our directors, officers and stockholders, an administrative fee of $7,500 per month for office space and general and administrative services from February 8, 2007 through the consummation of a business combination. These services include those of Haigler Investments provided to Johnson and Colmar on our behalf, and in particular Cliff Haigler who was appointed as our Chief Financial Officer on June 15, 2007. At June 30, 2008, an aggregate of $123,750 has been paid.

We are obligated to reimburse a number of finders and consultants for expenses incurred in connection with services provided to us prior to the closing of a business combination. We anticipate that we will incur significant additional legal and accounting expenses in connection with our efforts to complete a business combination. We may not have sufficient funds available to us outside of the trust account to pay all of our expenses incurred prior to the completion of a business combination, and we may need to raise additional funds through a private offering of debt or equity securities if such funds are required to consummate a business combination that is presented to us. We would only consummate such a fund-raising simultaneously with the consummation of a business combination.

Approximately $2,300,000 of working capital has been funded from the interest earned from the funds held in the trust account. Prior to February 14, 2009, we anticipate incurring expenses for the following purposes:

•	expenses for due diligence investigations of potential targets;

•	legal, accounting and other expenses relating to our SEC reporting obligations and general corporate matters;

•	legal, accounting, consulting and other expenses attendant to structuring and negotiating a business combination;

•	payment for administrative and support services; and

•	other miscellaneous expenses.

Results of Operations for the Three Months Ended June 30, 2008

For the three months ended June 30, 2008, interest income on the trust account investments, including interest allocable to shares subject to possible conversion and interest from amounts not held in the trust account, and interest from our money market account amounted to $548,828, compared to $1,096,979 in the three month period ended June 30, 2007 as a result of a lower net interest rate. For the three months ended June 30, 2008, operating expenses were $187,423 compared to operating expenses of $196,469 for the three months ended June 30, 2007 and consisted primarily of $30,484 for management travel versus $38,058 for the same period last year, $28,037 for office space and administrative and support services versus $26,250 for the same period last year, $37,124 for premiums associated with our directors and officers liability insurance versus $37,124 for the same period last year, $45,941 in legal, accounting, consulting and other professional fees versus $84,164 for the same period last year, and $52,431 for miscellaneous expenses versus $10,873 for the same period last year. Income taxes were 152,006 for the three months ended June 30, 2008 versus $449,000 for the same period last year. This resulted in net income for the three months ended June 30, 2008 of $209,399, as compared to $451,510 for the three months ended June 30, 2007.

Results of Operations for the Six Months Ended June 30, 2008

For the six months ended June 30, 2008, interest income on the trust account investments, including interest allocable to shares subject to possible conversion and interest from amounts not held in the trust account amounted to $1,363,697, compared to $1,695,397 in the six month period ended June 30, 2007 as a result of a lower net interest rate. For the six months ended June 30, 2008, operating expenses were $445,372 compared to operating expenses of $331,408 for the six months ended June 30, 2007 and consisted primarily of $48,127 for management travel versus $52,275 for the same period last year, $61,154 for office space and administrative and support services versus $33,750 for the same period last year, $74,249 for premiums associated with our directors and officers liability insurance versus $106,499 for the same period last year, $85,587 in legal, accounting, consulting and other professional fees versus $120,710 for the same period last year, and $176,255 for miscellaneous expenses versus $18,174 for the same period last year. Income taxes were $426,894 for the six months ended June 30, 2008 versus $574,000 for the same period last year. This resulted in net income for the six months ended June 30, 2008 of $491,431 as compared to $785,540 for the six months ended June 30, 2007.

Results of Operations for the Period April 13, 2006 (inception) to December 31, 2006

For the period ended December 31, 2006, we had no income and operating costs of $14,562.

Results of Operations for the Year Ended December 31, 2007

For the year ended December 31, 2007, interest income on the trust account investments, including interest allocable to shares subject to possible conversion and interest from amounts not held in the trust amounted to $3,686,007, operating costs of $669,137 consisted primarily of $114,955 for management travel, $117,038 for office space and administrative and support services, $168,373 for premiums associated with our directors and officers liability insurance, $153,271 in legal, accounting and other professional fees, $69,577 for acquisition related expenses and $45,924 for miscellaneous expenses. We paid $1,022,232 of estimated taxes as a result of interest income earned on funds held in the trust account for the year ended December 31, 2007. This resulted in net income for the year ended December 31, 2007 of $1,994,639.

Funds Held in Trust Account

As of June 30, 2008, we had no amounts available to us for withdrawal from the trust account other than for taxes. The following table shows the total funds held in the trust account through June 30, 2008:

Net proceeds from our initial public offering and private placements placed in trust	$86,250,004
Deferred underwriters’ discounts and expenses placed in trust	3,680,000
Total interest earned to date	5,018,838
Less total interest disbursed to us for working capital through June 30, 2008	2,300,000
Less total taxes paid through June 30, 2008	1,639,125
Total funds held in trust account through June 30, 2008	$91,009,717
Total number of liquidation shares	11,500,000

Trust account amount per liquidation share as of June 30, 2008	$7.91

Off Balance Sheet Arrangements

We do not have any off balance sheet arrangements.

Quantitative and Qualitative Disclosures About Market Risk

Market risk is the sensitivity of income to changes in interest rates, foreign exchanges, commodity prices, equity prices, and other market-driven rates or prices. We are not presently engaged in, and if a suitable business target is not identified by us prior to the prescribed liquidation of the trust account we may not engage in, any substantive commercial business. Accordingly, the risks associated with foreign exchange rates, commodity prices, and equity prices are not significant. The net proceeds of our IPO not held in the trust account and not immediately required for the purposes set forth above have been invested only in United States “government securities,” defined as any Treasury Bill issued by the United States having a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. The interest received on such investments has remained relatively consistent and given our limited risk in our exposure to U.S. Treasury Bills and such money market funds, we do not view the interest rate risk to be significant. We do not enter into derivatives or other financial instruments for trading or speculative purposes.

DIRECTORS AND EXECUTIVE OFFICERS

Upon consummation of the acquisition, our board of directors and executive officers shall be as follows:

Directors and Executive Officers	Age	Position / Title
Hari Surapaneni	51	President, Chief Executive Officer and Director

Venkata Kode	49	Chief Strategic Officer and Director

Nava Akkineni	54	Executive Vice President, Sales and Marketing

William Bush	43	Chief Financial Officer

Vishnu Reddy	56	Vice President, Quality, Reliability and Customer Service

Mike Ross	48	Vice President, Administration, Human Resources and Legal, and Secretary

Bharani Bobba	38	Director

Hari Surapaneni has served as a director and the President and Chief Executive Officer of Solar Semiconductor Ltd. since October 2007, a director of Solar Semiconductor Private Limited since its founding in April 2006 and a director and the President and Chief Executive Officer of Solar Semiconductor, Inc. since January 2008. From 2001 to 2005, Mr. Surapaneni was the Senior Product Line Director of the Network Media Platforms Product Line for Analog Devices, Inc., an integrated circuits manufacturer. He joined Analog Devices in connection with its purchase of Chiplogic, a company he founded in 1997. Mr. Surapaneni has an MSCS degree from the Indian Institute of Technology, Chennai, and an MCSE degree from Southern Methodist University.

Venkata Kode has served as a director and the Chief Strategic Officer of Solar Semiconductor Ltd. since January 2008 and October 2008, respectively, a director of Solar Semiconductor Private Limited since July 2006 and a director and the Vice President and Chief Financial Officer of Solar Semiconductor, Inc. since January 2008. Mr. Kode also served as the Chief Financial Officer of Solar Semiconductor Ltd. from December 2007 to March 2008, and as the Chief Operating Officer of Solar Semiconductor Ltd. from March 2008 to October 2008. From October 2002 to January 2006, Mr. Kode served as the President and Chief Executive Officer of Sree Rama Enterprises, dba Closet Factory. From 2001 to 2002, Mr. Kode was a partner at Altus Ventures Management, LLC, a venture capital investment firm. From 1998 to 2000, Mr. Kode served as a Regional Vice-President, Operations, of The Coca-Cola Bottling Company of India. Mr. Kode has an MS degree in Management from Sloan School of Management, Massachusetts Institute of Technology and an MS degree in Electrical and Computer Engineering from University of Iowa and a bachelor degree in Electronics and Communication Engineering from JNTU in Hyderabad, India.

Nava Akkineni has served as the Vice President of Sales and Marketing of Solar Semiconductor, Inc. since July 2006. From 2004 until he joined Solar Semiconductor, Inc., Mr. Akkineni was a Vice President and General Manager of the Canada operations at BenQ America. Earlier, from 2001 to 2004, Mr. Akkineni was a Marketing Director of the Network Media Platform for Analog Devices. Mr. Akkineni has held senior positions as Operations Director, Deputy Managing Director and General Manager for Acer Computer M.E. Ltd. from 1993 to 2000. In 2000, Nava joined as Vice President of Sales and Marketing for Chip Logic, a Silicon Valley start-up company in Santa Clara, California. Mr. Akkineni holds a Master’s Degree from Regional Engineering College, Warangal, India and a PG Diploma in Business Management from IMM, New Delhi, India.

William Bush has served as the Chief Financial Officer of Solar Semiconductor Ltd. since October 2008. From January 2006 through December 2007, Mr. Bush served as Chief Financial Officer and Secretary of ZVUE Corporation, a publicly held global digital entertainment company which distributed professional and user generated content online and through mass market retail, that is traded on the Nasdaq Global Market. From December 2007 until September 2008, Mr. Bush was a part-time employee of ZVUE Corporation and also served as an independent consultant. From September 2002 to December 2005, Mr. Bush was the Chief Financial Officer and Secretary for International Microcomputer Software, Inc., a publicly held developer and distributor of precision design software, content and on-line services listed on the over-the-counter market. Prior to that he was a director of business development and corporate controller for Buzzsaw.com, Inc., a privately held company spun off from Autodesk, Inc. in 1999, focusing on online collaboration, printing and procurement applications. From 1997 to 1999, Mr. Bush worked as corporate controller at Autodesk, Inc., a publicly held company that is the fourth largest software applications company in the world. Prior to that, Mr. Bush worked for seven years in public accounting, first with Ernst & Young, and later with Price Waterhouse in Munich, Germany. Mr. Bush holds a B.S. in Business Administration from U.C. Berkeley and is a Certified Public Accountant. Mr. Bush currently serves on the Board of Directors of Towerstream, a publicly held leading supplier of WiMax services, and FindEx.com, a publicly held Bible study software provider.

Vishnu Reddy has served as the Vice President of Quality Assurance and Reliability of Solar Semiconductor Private Limited since June 2008. From 1998 to 2008, Mr. Reddy was the Director of Hardware Engineering at Mirapoint Inc., which offers appliance-based solutions for secure message networks in enterprise, service provider, and education organizations. From 1997 to 1998, Mr. Reddy was a Vice President at Advance1 Logic, and from 1983 to 1997, Mr. Reddy was the Director of Manufacturing Engineering at Silicon Graphics. Mr. Reddy has a BSEE degree from Osmania University, India, an MSEE from Jawaharlal Nehru Technological University, India and an MSEE from Tuskegee Institute in Alabama.

Mike Ross has served as the Vice President of Administration, Human Resources and Legal, and Secretary, of Solar Semiconductor Ltd. since September 2008 and October 2008, respectively. From April 2007 to July 2008, Mr. Ross served as Vice President, General Counsel and from April 2007 to June 2008, Chief Financial Officer, of Advanced Power Projects, a privately held alternative energy company that applies advanced power technologies to enable existing power plants to generate more power at lower cost with reduced air emissions. Prior to that Mr. Ross was Vice President, General Counsel and Assistant Secretary of Atmel Corporation, a publicly held integrated circuits manufacturer, from March 1989 to August 2006. From 1985 to 1989, Mr. Ross practiced law in the corporate, corporate securities and real estate law departments of the international law firm of Orrick, Herrington & Sutcliffe. Mr. Ross holds a B.S. in Business Administration in accounting from University of Arizona and a J.D. from Stanford University.

Bharani Bobba has served as a director of Solar Semiconductor Ltd. since April 2008. Mr. Bobba is also a partner of Baseline Partners, a private equity firm focused in making investments in small and medium-sized enterprises in India, which Mr. Bobba founded in 2007. Mr. Bobba serves on the Board of two portfolio companies of Baseline, Teleonto and Indus. From 1997 to 2007, Mr. Bobba was a Director in the Technology Investment Banking Group at Merrill Lynch. From 1992 to 1995, Mr. Bobba was an Analyst at Chase Manhattan Bank. Mr. Bobba has an MBA degree from the Fuqua School of Business at Duke University with a concentration in Finance, and a BA in Economics, cum laude, from Georgetown University where he was inducted into the Omicron Delta Epsilon Economics Honor Society and the Phi Eta Sigma National Honor Society.

Independence of Directors

Upon the closing of the acquisition, our board of directors will consist of Hari Surapaneni, Venkata Kode, Bharani Bobba, one director to be selected by Solar Semiconductor and one director to be selected by Trans-India. We expect that three members of the board will be independent directors as such term is defined in the rules of the American Stock Exchange, and will meet the independence standards set forth in Rule 10A-3 of the Exchange Act.

Audit Committee

Upon the completion of the acquisition, we expect our audit committee to consist solely of independent directors as such term is defined in the rules of the American Stock Exchange, and will meet the independence standards set forth in Rule 10A-3 of the Exchange Act.

Our current audit committee consists of Messrs. Vaghul, Naru and Murthy, each of whom is an independent director under the rules and regulations of the SEC, and Mr. Vaghul and Mr. Naru are independent under the American Stock Exchange’s listing standards. Under the American Stock Exchange’s listing standards, Mr. Murthy does not meet the independence standard due to the fact that he has served as one of our executive officers within the past three years. However, our board of directors has determined that Mr. Murthy’s membership on the audit committee is required by the best interests of the company and its stockholders and he was added as a member of the audit committee effective February 8, 2008 pursuant to Section 121B (2)(b) of the American Stock Exchange Company Guide. Mr. Murthy, who has served as one of directors since July 2006 and our executive vice president until February 8, 2008, is an active and important member of the leadership team of the company. We intended to add an independent director to our board of directors and audit committee by February 8, 2008, but as a special purpose acquisition corporation, we were not in a position to pay any compensation for services or issue any additional securities prior to the completion of a business combination to any such individual. We believe Mr. Murthy satisfies the requirements of independence under the American Stock Exchange’s listing requirements but for his prior role as executive vice president, even though he received no compensation from us, and his appointment was the only option available to us at the time to satisfy the applicable requirements. Mr. Murthy will not chair the audit committee and he will not serve on the audit committee in excess of two consecutive years. Our board of directors has determined that Mr. Vaghul qualifies as an “audit committee financial expert” under Item 407(d)(5) of Regulation S-K.

The audit committee is responsible for reviewing and monitoring our financial statements and internal accounting procedures, selection of our independent auditors, evaluating the scope of the annual audit, reviewing audit results, consulting with management and our independent auditor prior to presentation of financial statements to stockholders and, as appropriate, initiating inquiries into aspects of our internal accounting controls and financial affairs. In addition, the audit committee will monitor compliance on a quarterly basis with the terms of this offering. If any noncompliance is identified, then the audit committee is charged with the responsibility to take immediately all action necessary to rectify such noncompliance or otherwise cause compliance with the terms of our initial public offering.

Nominating Committee and Compensation Committee

We do not currently have a nominating committee and all nomination matters have been handled by our full board of directors. As none of our officers or directors presently receive compensation from us for their service rendered to us, we do not presently have a compensation committee.

Upon the completion of the acquisition, we expect to establish a nominating committee and a compensation committee consisting solely of independent directors as defined under the American Stock Exchange’s listing standards.

Compensation Committee Interlocks and Insider Participation

We do not currently have a compensation committee. Upon the completion of the acquisition, we expect to establish a compensation committee consisting solely of independent directors.

Compensation of Officers and Directors

Compensation of Officers and Directors of Trans-India

Other than Craig Colmar and Cliff Haigler, no officer or any affiliate of an officer has received any cash compensation for services rendered. Commencing on February 8, 2007 and ending upon the earlier of the acquisition of a target business and our liquidation, we began paying Johnson and Colmar, an affiliate of Mr. Colmar, a monthly fee of $7,500 for general and administrative services including office space, utilities and secretarial support. This arrangement is for our benefit and is not intended to provide Mr. Colmar, a partner of Johnson and Colmar and our Secretary and Treasurer, with compensation in lieu of salary. We believe, based on rents and fees for similar services in the Chicago metropolitan area, that the fee charged by Johnson and Colmar is at least as favorable as we could have obtained from an unaffiliated third party. However, because our directors at the time we entered into the agreement with Johnson and Colmar may not be deemed independent, we did not have the benefit of disinterested directors approving the transaction. Commencing on June 15, 2007, Johnson and Colmar began payment Haigler Investments for provision of certain financial services to us and for Cliff Haigler to act as our Chief Financial Officer, which amounts are included in the above monthly fee of $7,500 payable by us to Johnson and Colmar.

Other than the $7,500 fee paid to Johnson and Colmar (which includes $5,000 per month payable to Haigler Investments for provision of certain financial services and for Cliff Haigler to act as our Chief Financial Officer), no compensation of any kind, including finder’s and consulting fees, will be paid to any of our initial stockholders, including our officers, directors and special advisors, or any of their respective affiliates, for services rendered prior to or in connection with a business combination. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. If all of our directors are not deemed to be independent, we will not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement.

Compensation of Directors and Executive Officers of Solar Semiconductor

For the fiscal year ended March 31, 2008, the aggregate cash compensation paid during such year to the directors and executive officers of Solar Cayman, by it and its subsidiaries, was $78,333.33.

Employee Stock Option Scheme of Solar India

In July 2007, the board of directors of Solar India adopted an Employee Stock Option Scheme to provide its employees with long-term compensation incentives and to align the employees’ long-term interest with that of Solar India. As of September 29, 2008, pursuant to the Employee Stock Option Scheme, Solar India had granted its employees options to purchase an aggregate of 721,300 Equity Shares of Solar India at an exercise price equal to 10 Indian rupees per share.

On or about September 29, 2008, in connection with the restructuring of Solar Cayman, Solar Cayman offered each of the current service providers of Solar Semiconductor to substitute outstanding and unexercised options granted pursuant to the foregoing scheme with options to purchase ordinary shares of Solar Cayman under the 2008 Equity Incentive Plan described below. All such persons agreed to the substitution of their outstanding and unexercised options. Each of the new options will have an exercise price of $.25 per share, and will constitute the right to purchase the same number of shares as the option substituted therefor. Each of the new options is subject to vesting over four years from the date of commencement of employment of the holder thereof. Option holders have until October 27, 2008 to determine to exchange their Solar India options for Solar Cayman options in connection with the option substitution offer.

Solar 2008 Equity Incentive Plan

In April 2008, the board of directors of Solar Cayman adopted the 2008 Equity Incentive Plan. The 2008 Equity Incentive Plan provides for the grant of incentive stock options, within the meaning of Section 422 of the Internal Revenue Code, to the employees of Solar Semiconductor, and for the grant of nonstatutory stock options and stock purchase rights to Solar Semiconductor’s employees, directors and consultants.

Number of Shares of Common Stock Available under the 2008 Equity Incentive Plan. Solar Cayman initially reserved 5,500,000 ordinary shares for issuance pursuant to the 2008 Equity Incentive Plan. In October 2008, Solar Cayman increased the total number of shares reserved to 8,100,000.

Administration of the 2008 Equity Incentive Plan. The Solar Cayman board of directors or, with respect to different groups of optionees, different committees appointed by the board, are authorized to administer the 2008 Equity Incentive Plan. The administrator has the power to determine the terms of the options and stock purchase rights granted, not inconsistent with the terms of the 2008 Equity Incentive Plan, including the exercise price, the number of shares subject to each option or stock purchase right, the exercisability of the options and stock purchase rights and the form of consideration payable upon exercise.

Options. The administrator determines the exercise price of options granted under the 2008 Equity Incentive Plan. The term of an incentive stock option may not exceed ten years, except that with respect to any participant who owns 10% of the voting power of all classes of our outstanding capital stock, the term may not exceed five years and the exercise price must equal at least 110% of the fair market value on the grant date. The administrator determines the term of all other options.

After termination of employment, a participant may exercise his or her option for the period of time stated in the option agreement. Generally, if termination is due to death or disability, the option will remain exercisable for 12 months. In all other cases, the option will generally remain exercisable for three months. However, an option may never be exercised later than the expiration of its term.

Restricted Stock. Restricted stock may be issued under Solar Cayman’s 2008 Equity Incentive Plan. While shares remain subject to restriction, the holder thereof shall be entitled to voting rights and rights to dividends and other distributions. Any restricted stock for which restrictions have not lapsed reverts back to Solar Cayman upon termination of employment. The purchase price for shares we repurchase will generally be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to us. The administrator determines the rate at which our repurchase option will lapse.

Restricted Stock Units; Stock Appreciation Rights; Performance Units and Performance Shares. Solar Cayman may also issue restricted stock units, stock appreciation rights, performance units and performance shares under the 2008 Equity Incentive Plan, with such terms as may be determined by the administrator.

Transferability. Unless otherwise determined by the administrator, Solar Cayman’s 2008 Equity Incentive Plan generally does not allow for the transfer of awards. Only the optionee may exercise an option or stock purchase right during his or her lifetime.

Adjustments upon Change in Control. Solar Cayman’s 2008 Equity Incentive Plan provides that in the event of a change in control, each outstanding award shall be treated as determined by the administrator. If an award is not assumed or substituted, the participant will fully vest in and have the right to exercise all his or her outstanding options and stock appreciation rights and all performance goals will be deemed achieved. In such event, the administrator will provide notice to the optionee that he or she has the right to exercise the option or stock purchase right as to all of the shares subject to the option or stock purchase right, including shares which would not otherwise be exercisable, for a period of time and that such award shall terminate upon the expiration of such period.

Amendment and Termination of the 2008 Equity Incentive Plan. Solar Cayman’s 2008 Equity Incentive Plan will automatically terminate in 2018, unless Solar Cayman terminates it sooner. In addition, Solar Cayman’s board of directors has the authority to amend, alter, suspend or terminate the 2008 Equity Incentive Plan provided it does not impair the rights of any optionee.

Post-Acquisition Employment Arrangements

In connection with the execution of the share exchange agreement, we entered into an employment agreement with Hari Surapaneni to be effective upon the closing of the acquisition. Pursuant to the agreement Trans-India will employ Mr. Surapaneni as its chief executive officer, and Mr. Surapaneni will receive an annual base salary of $300,000. Mr. Surapaneni is also entitled to receive annual bonuses in accordance with a management bonus plan to be implemented by Trans-India, with such bonuses to be evaluated and paid on no less than a semi-annual basis commencing with the six-months ended September 2009. Mr. Surapaneni will also be entitled to reimbursement of expenses, such as a chauffeur while in India and a golf club or country club membership, and other employee benefits as may be implemented.

The employment of Mr. Surapaneni may be terminated by Mr. Surapaneni or by us at any time. If it is terminated by us for cause or by Mr. Surapaneni without good reason, then Mr. Surapaneni shall not be entitled to any severance payments. If it is terminated by us without cause, by Mr. Surapaneni for good reason, or if it is terminated within the period from two years following the effective date until four years following the effective date as a result of the disability or death of Mr. Surapaneni, then Mr. Surapaneni shall be entitled to the compensation and benefits otherwise payable to him through the date of termination in addition to severance pay from the date of termination for a period equal to 48 months minus the number of months from the effective date of the agreement until date of such termination, and all equity then held by Mr. Surapaneni shall become fully vested. For purposes of the agreement, “cause” is defined as: (1) an act of dishonesty committed by Mr. Surapaneni in connection with his responsibilities as an employee that materially adversely affects us; (2) Mr. Surapaneni’s conviction of, or plea of nolo contender to, a felony or any crime involving fraud, embezzlement or any other act of moral turpitude; (3) Mr. Surapaneni’s gross misconduct; (4) Mr. Surapaneni’s unauthorized use or disclosure of any proprietary information or trade secrets of ours or any other party to whom Mr. Surapaneni owes an obligation of nondisclosure as a result of Mr. Surapaneni’s relationship with us; (5) Mr. Surapaneni’s willful breach of any material obligations under any written agreement or covenant with us; or (6) Mr. Surapaneni’s continued refusal to perform his employment duties in a material fashion, after he has received a written demand of performance from us which specifically sets forth the factual basis for our belief that Mr. Surapaneni has not substantially performed his duties and has failed to cure such non-performance within 30 days after receiving such notice. For purposes of the foregoing provisions (1), (3), (4) and (5), cause shall not be deemed to exist unless determined pursuant to arbitration or pursuant to a legislative, judicial or administrative process. Also for purposes of the agreement, “good reason” means the occurrence of any of the following events without Mr. Surapaneni’s express written consent: (1) a material diminution in Mr. Surapaneni’s authority, duties or responsibilities other than solely as a result of an acquisition of us by a larger entity; (2) a material reduction by us in the base salary of Mr. Surapaneni as in effect immediately prior to such reduction other than a reduction applicable to executives generally; (3) a material change in the geographic location at which Mr. Surapaneni must perform services; or (4) any material breach by us of any material provision of the agreement.

The other officers of Trans-India following the acquisition have entered into offer letters for at-will employment, which will become effective upon the initial closing of the acquisition. Such offer letters contemplate that the following persons will have the titles and salary set forth opposite their name below. Each of the offer letters also contemplates that these persons will be eligible for annual cash bonuses based on performance. The offer letters also provide that each option to purchase shares of Solar Cayman held by the offerees will be exchanged for an option to purchase shares of Trans-India common stock on the terms set forth in the share exchange agreement.

Name	Title	Annual Base Salary
Nava Akkineni	Executive Vice President, Sales and Marketing	$150,000
Vishnu Reddy	Vice President, Quality, Reliability and Customer Service	$150,000
William Bush (2)	Chief Financial Officer	$180,000	(1)
Mike Ross (2)	Vice President, Administration, Human Resources and Legal and Secretary	$240,000

(1)	Mr. Bush’s annual base salary will increase to $240,000 when Solar Semiconductor Ltd. becomes a publicly traded company, or April 1, 2009, whichever occurs earlier.

(2)	Pursuant to a change of control severance agreement Trans-India has entered into with this officer, in the event his employment is terminated by him for good reason (as defined in the change of control severance agreement) or by Trans-India without cause (as defined in the change of control severance agreement) within 6 months prior to a change of control (as defined in the change of control severance agreement) and within 12 months following a change of control, this officer would be entitled to receive severance payments equal to the 12 months of his then-current monthly base salary. In addition, in such event, all of this officer’s then outstanding options will become fully vested and exercisable.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Trans-India Related Party Transactions

On June 28, 2006, we issued an aggregate of 2,450,000 units, each unit consisting of one share of our common stock and one warrant to purchase a share of our common stock, to the individuals set forth below and their respective nominees for $19,600 in cash, at a purchase price of $0.008 per unit, as follows:

Name	Number of Shares of Common Stock	Relationship to Trans-India
Marillion Pharmaceuticals India Pvt. Ltd. (1)	750,000	Stockholder
Business Ventures Corp. (2)	625,000	Stockholder
Narayanan Vaghul	125,000	Chairman of the Board and Director
Bobba Venkatadri	375,000	President, Chief Executive Officer and Director
Nalluru Murthy (3)	312,500	Executive Vice President and Director
Craig Colmar (4)	187,500	Secretary and Treasurer
Edmund Olivier	75,000	Director

(1)	An affiliate of Sarath Naru, one of our directors, through The Biotechnology Venture Fund.

(2)	An entity solely owned by Steven Colmar, the brother of Craig Colmar, our Secretary and Treasurer. Includes 83,333 units held for the benefit of Craig Colmar.

(3)	Resigned as Executive Vice President effective February 8, 2008.

(4)	Resigned as a director effective February 8, 2008.

On July 28, 2006, we issued 50,000 units, each unit consisting of one share of our common stock and one warrant to purchase a share of our common stock, to Rasheed Yar Khan, a special advisor to our board of directors, for $400 in cash, at a purchase price of $0.008 per unit.

On July 28, 2006, Marillion Pharmaceuticals India Pvt. Ltd., Business Ventures Corp., Bobba Venkatadri, our President and Chief Executive Officer and one of our directors, Nalluru Murthy, one of our directors, and Rasheed Yar Khan entered into a subscription agreement to purchase an aggregate of 125,000 units from us at a purchase price of $8.00 per unit in a private placement that will occur immediately prior to this offering.

On November 13, 2006, Marillion Pharmaceuticals India Pvt. Ltd. and Trans-India Investors Limited entered into a subscription agreement to purchase an aggregate of 75,000 units from us at a purchase price of $8.00 per unit in a private placement that will occur immediately prior to our IPO.

On January 4, 2007, each of our initial stockholders agreed to cancel the outstanding warrants held by them.

The holders of at least 30% of the securities listed above will be entitled to make up to two demands that we register these securities pursuant to an agreement signed on February 14, 2007. The holders of at least 30% of these securities may elect to exercise these registration rights at any time after the date on which these securities are released from escrow, which is not before the consummation of a business combination. In addition, these stockholders have certain “piggy-back” registration rights on registration statements filed subsequent to the date these securities are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

Johnson and Colmar, an entity for which Craig Colmar, our Secretary and Treasurer, is a partner, commencing on February 8, 2007 through the acquisition of a target business, makes available to us certain administrative, technology and secretarial services, as well as the use of certain limited office space in Chicago, as we may require from time to time. We pay Johnson and Colmar $7,500 per month for these services. Mr. Colmar is a partner of Johnson and Colmar and, as a result, benefits from the transaction to the extent of his interest in this entity. However, this arrangement is solely for our benefit and is not intended to provide Mr. Colmar compensation in lieu of a salary. We believe, based on rents and fees for similar services in Chicago, Illinois that the fee charged by Johnson and Colmar is at least as favorable as we could have obtained from an unaffiliated person. However, because our directors at the time we entered into the agreement with Johnson and Colmar may not be deemed independent, we did not have the benefit of disinterested directors approving the transaction.

From our inception through February 14, 2007, our initial stockholders Marillion Pharmaceuticals India Pvt. Ltd. and Business Ventures Corp., and Edmund Olivier, one of our directors, advanced a total of $200,000 to us in loans to cover expenses related to this offering and the private placements. Such loans were repaid with 5% annual interest following our IPO from the proceeds of the offering.

Business Ventures Corp. is one of our initial stockholders and was a lender under the loans to cover offering expenses related to our IPO and the private placements. The aggregate commitment of Business Ventures Corp. under such loan agreement and related promissory note was $161,480. In addition, Business Ventures Corp. entered into a subscription agreement with us and purchased 42,882 units in a private placement immediately prior to the consummation of our initial public offering. Business Ventures Corp. is a corporation owned solely by Steven Colmar. Craig Colmar is the brother of Steve Colmar.

Marillion Pharmaceuticals India Pvt. Ltd. is one of our initial stockholders and was a lender under the loans to cover offering expenses related to the IPO and the private placements. The aggregate commitment of Marillion Pharmaceuticals India Pvt. Ltd. under such loan agreement and related promissory note was $223,600. In addition, Marillion Pharmaceuticals India Pvt. Ltd. entered into subscription agreements with us and purchased an aggregate of 63,331 units in the private placements immediately prior to the consummation of our initial public offering. Sarath Naru, one of our directors, indirectly controls Marillion Pharmaceuticals India Pvt. Ltd. In addition, Bobba Venkatadri is a consultant to an affiliated entity of Marillion Pharmaceuticals India Pvt. Ltd.

Trans-India Investors Limited entered into a subscription agreement with us and purchased 51,251 units in a private placement immediately prior to the consummation of our IPO. Trans-India Investors Limited is a foreign corporation owned solely by an unaffiliated person. Trans-India Investors Limited received the funding for such purchase pursuant to loans advanced from Messrs. Venkatadri, Murthy and Olivier.

On June 15, 2007, Cliff Haigler was appointed as Chief Financial Officer by the board of directors. On such date, Trans-India Acquisition Corporation, Johnson and Colmar, Haigler Investments and Mr. Haigler entered into a contractor agreement whereby Johnson and Colmar retained Haigler Investments as an independent contractor for Mr. Haigler, on behalf of Haigler Investments, to perform certain financial services and act as our Chief Financial Officer and principal financial and accounting officer. The services performed by Haigler Investments under the contractor agreement are being paid by Johnson and Colmar pursuant to its existing office services agreement with us. Mr. Haigler will not receive any compensation directly from us for his services.

We reimburse our officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of accountable out-of-pocket expenses reimbursable by us, which will be reviewed only by our board of directors or a court of competent jurisdiction if such reimbursement is challenged.

Other than the $7,500 per-month administrative fee, repayment of the management loans and reimbursable out-of-pocket expenses payable to our officers and directors, no compensation or fees of any kind, including finder’s fees, consulting fees or other similar compensation, will be paid to any of our initial stockholders, officers or directors who owned our common stock prior to our IPO, or to any of their respective affiliates, prior to or with respect to the business combination.

For a discussion of the interests of the Trans-India executive officers and directors in the acquisition, see “Summary—Interest of Trans-India Officers and Directors in the Acquisition.”

Review, Approval or Ratification of Transactions with Related Persons

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates, including loans by our officers and directors, will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions or loans, including any forgiveness of loans, will require prior approval by a majority of our uninterested “independent” directors (to the extent we have any) or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our disinterested “independent” directors (or, if there are no “independent” directors, our disinterested directors) determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

Solar Semiconductor Related Party Transactions

Issuances of Shares of Capital Stock of Solar Cayman

Ordinary Shares

In December 2007, Solar Cayman sold the following number of its ordinary shares to the following directors and executive officers of Solar Cayman and persons or entities holding five percent or more of a class of its shares (the “Solar Related Persons”), at a purchase price of $0.001 per share:

Name	Number of Ordinary Shares	Aggregate Purchase Price	Relationship to Solar Cayman
Nava Akkineni (1)	1,509,685	$1,509.69	5% Stockholder

Jagadish Buddhavarapu (2)	1,508,615	$1,508.62	5% Stockholder

Karthik Kode	625,000	$625.00	5% Stockholder and a related person of a Director and Officer (Mr. Kode’s son)

Sree Kode	625,000	$625.00	5% Stockholder and a related person of a Director and Officer (Mr. Kode’s daughter)

Venkata Kode (3)	3,770,000	$3,770.00	5% Stockholder and a Director and Chief Operating Officer

KSSV Kode Family Living Trust dated November 9, 2007	1,900,000	$1,900.00	5% Stockholder

Satyanarayana Prasad Sakhamuri (4)	1,305,000	$1,305.00	5% Stockholder

Name	Number of Ordinary Shares	Aggregate Purchase Price	Relationship to Solar Semiconductor Ltd.
Surapaneni Revocable Trust UTA dated 12/05/00	1,006,018	$1,006.02	5% Stockholder
Surapaneni Children’s Trust FBO Sravan Surapaneni	2,506,799	$2,506.80	5% Stockholder
Surapaneni Children’s Trust FBO Swetha Surapaneni	2,506,799	$2,506.80	5% Stockholder
Hari Surapaneni (5)	8,238,617	$8,238.62	5% Stockholder and a Director, Chief Executive Officer and President
Ushas Inc.	219,000	$219.00	5% Stockholder
Kiran Akkineni	2,610	$2.61	Related person of a 5% Stockholder (Mr. Akkineni’s son)
Lahari Sakhamuri	200,000	$200.00	Related person of a 5% Stockholder (Mr. Prasad’s daughter)
Vamsi Prasad Sakhamuri	200,000	$200.00	Related person of a 5% Stockholder (Mr. Prasad’s son)

(1)

Includes 409,685 ordinary shares held by Nava Krishna Akkineni and Usha Rani Akkineni, Trustees of The Nava Usha Akkineni Family Living Trust dated May 14, 2007. All 1,100,000 of the ordinary shares issued to Mr. Akkineni are subject to a vesting schedule which provides that 1/48th of such ordinary shares will vest monthly beginning July 1, 2006. As of October 31, 2008, 481,250 ordinary shares held by Mr. Akkineni had not vested.

(2)

1,100,000 of the 1,508,615 ordinary shares issued to Mr. Buddhavarapu are subject to a vesting schedule which provides that 1/48th of such ordinary shares will vest monthly beginning July 1, 2006. As of October 31, 2008, 481,250 ordinary shares held by Mr. Buddhavarapu had not vested.

(3)

Includes 1,900,000 ordinary shares held by the KSSV Kode Family Living Trust dated November 9, 2007. All 1,870,000 of the ordinary shares issued to Mr. Kode are subject to a vesting schedule which provides that 1/48th of such ordinary shares will vest monthly beginning January 1, 2006. As of October 31, 2008, 584,375 ordinary shares held by Mr. Kode had not vested.

(4)

1,300,000 of the 1,305,000 Ordinary Shares issued to Mr. Prasad are subject to a vesting schedule which provides that 1/48th of such ordinary shares will vest monthly beginning January 1, 2006. As of October 31, 2008, 406,250 ordinary shares held by Mr. Prasad had not vested.

(5)

Includes (i) 1,006,018 ordinary shares held by the Surapaneni Revocable Trust UTA dated 12/05/00, (ii) 2,506,799 ordinary shares held by the Surapaneni Children’s Trust FBO Sravan Surapaneni, (iii) 2,506,799 ordinary shares held by the Surapaneni Children’s Trust FBO Swetha Surapaneni, and (iv) 219,000 ordinary shares held by Ushas Inc., an entity owned by Mr. Surapaneni and his wife, Usha Surapaneni. 2,000,000 of the 2,000,001 ordinary shares issued to Mr. Surapaneni are subject to a vesting schedule which provides that 1/48th of such ordinary shares will vest monthly beginning January 1, 2006. As of October 31, 2008, 625,000 ordinary shares held by Mr. Surapaneni had not vested.

Series A Preference Shares

In February 2008, Solar Cayman sold the following number of its Series A preference shares to the following Solar Related Persons, at a purchase price of $0.25 per share:

Name	Number of Series A Preference Shares	Aggregate Purchase Price	Relationship to Solar Cayman
Nava Akkineni (1)	602,308	$150,577.00	5% Stockholder
Jagadish Buddhavarapu (2)(3)	493,444	$123,361.00	5% Stockholder
Karthik Kode (4)	1,980,000	$495,000.00	5% Stockholder and a related person of a Director, Officer and 5% Stockholder (Mr. Kode’s son)
Sree Kode	2,000,000	$500,000.00	5% Stockholder and a related person of a Director, Officer and 5% Stockholder (Mr. Kode’s daughter)
Satyanarayana Prasad Sakhamuri (5)	630,000	$157,500.00	5% Stockholder
Surapaneni Revocable Trust UTA dated 12/05/00	3,088,726	$772,181.50	5% Stockholder
Surapaneni Children’s Trust FBO Sravan Surapaneni	679,920	$169,980.00	5% Stockholder
Surapaneni Children’s Trust FBO Swetha Surapaneni	679,920	$169,980.00	5% Stockholder
Hari Surapaneni (6)	16,448,566	$4,112,141.50	5% Stockholder and a Director, Chief Executive Officer and President
Ushas Inc. (7)	12,000,000	$3,000,000.00	5% Stockholder
Sravan Surapaneni	87,968	$21,992.00	Related person of a Director, Officer and 5% Stockholder (Mr. Surapaneni’s son)
Kiran Akkineni	197,016	$49,254.00	Related person of a 5% Stockholder (Mr. Akkineni’s son)
Usha Akkineni	140,000	$35,000.00	Related person of a 5% Stockholder (Mr. Akkineni’s wife)
Lalitha Sakhamuri	180,000	$45,000.00	Related person of a 5% Stockholder (Mr. Prasad’s wife)
Kilaru Jayalakshmi	100,000	$25,000.00	Related person of a Director, Officer and 5% Stockholder (Mr. Surapaneni’s sister)
Radhika Surapaneni	150,000	$37,500.00	Related person of a Director, Officer and 5% Stockholder (Mr. Surapaneni’s sister-in-law)
Sandhya Putchakayala	100,000	$25,000.00	Related person of a Director, Officer and 5% Stockholder (Mr. Surapaneni’s sister-in-law)
Durga Kode	400,000	$100,000.00	Related person of a Director, Officer and 5% Stockholder (Mr. Kode’s brother)

Name	Number of Series A Preference Shares	Aggregate Purchase Price	Relationship to Solar Semiconductor Ltd.
Sujatha Kode	400,000	$100,000.00	Related person of a Director, Officer and 5% Stockholder (Mr. Kode’s sister-in-law)

Kode Prasunamba	800,000	$200,000.00	Related person of a Director, Officer and 5% Stockholder (Mr. Kode’s mother)

Lalitha Athota	800,000	$200,000.00	Related person of a Director, Officer and 5% Stockholder (Mr. Kode’s sister)

Aruna Buddhavarapu and Rameshwar Aisola	48,000	$12,000.00	Related persons of a 5% Stockholder (Mr. Buddhavarapu’s sister and brother-in-law)

Srinivas Buddhavarapu and Neeraja Gumma	100,000	$25,000.00	Related persons of a 5% Stockholder (Mr. Buddhavarapu’s brother and sister-in-law)

(1)	Includes 412,308 Series A preference shares held by Nava Krishna Akkineni and Usha Rani Akkineni, Trustees of The Nava Usha Akkineni Family Living Trust dated May 14, 2007 and 140,000 Series A preference shares held by Usha Rani Akkineni, Mr. Akkineni’s wife.

(2)	Includes 96,000 Series A preference shares held by the Jagadish Buddhavarapu Irrevocable Trust.

(3)	On January 18, 2008, Mr. Buddhavarapu loaned $99,000 to Solar Cayman and, in exchange therefor, Solar Cayman issued a convertible promissory note in the amount of $99,000 to Mr. Buddhavarapu, with an interest rate of 5% per annum. All $99,000 of the outstanding principal amount on such note was converted into 396,000 Series A preference shares of Solar Cayman on February 4, 2008. During the period from April 1, 2007 through October 31, 2008, Solar Cayman paid interest on such note in the aggregate amount of $230.55 and no principal.

(4)	On January 18, 2008, Mr. Kode loaned $375,000 to Solar Cayman and, in exchange therefor, Solar Cayman issued a convertible promissory note in the amount of $375,000 to Mr. Kode, with an interest rate of 5% per annum. All $375,000 of the outstanding principal amount on such note was converted into 1,500,000 Series A preference shares of Solar Cayman on February 4, 2008. During the period from April 1, 2007 through October 31, 2008, Solar Cayman paid interest on such note in the aggregate amount of $873.29 and no principal.

(5)	Includes 180,000 Series A preference shares held by Lalitha Sree Sakhamuri, Mr. Prasad’s wife.

(6)	Includes (i) 3,088,726 Series A preference shares held by the Surapaneni Revocable Trust UTA dated 12/05/00, (ii) 679,920 Series A preference shares held by the Surapaneni Children’s Trust FBO Sravan Surapaneni, (iii) 679,920 Series A preference shares held by the Surapaneni Children’s Trust FBO Swetha Surapaneni, and (iv) 12,000,000 Series A preference shares held by Ushas Inc., an entity owned by Mr. Hari Surapaneni and his wife, Usha Surapaneni.

(7)	Ushas Inc. is an entity owned by Mr. Hari Surapaneni and his wife, Usha Surapaneni.

Series B Preference Shares

In February 2008, Solar Cayman sold the following number of its Series B preference shares to the following Solar Related Persons, at a purchase price of $2.25 per share:

Name	Number of Series B Preference Shares	Aggregate Purchase Price	Relationship to Solar Semiconductor Ltd.
Nava Akkineni	16,736	$37,656.00	5% Stockholder

Anita Bobba	22,222	$49,999.50	Related person of a Director (Mr. Bobba’s wife)

Srinivas Buddhavarapu and Neeraja Gumma	33,333	$74,999.25	Related persons of a 5% Stockholder (Mr. Buddhavarapu’s brother and sister-in-law)

Promissory Notes Issued to Solar Cayman

Prior to February 4, 2008, certain individuals and entities agreed to purchase equity securities in Solar India for a total purchase price of approximately $13,604,061 (assuming $1 = INR 49.25). While such investment amounts were deposited with Solar India, the equity financing was not consummated. As part of the restructuring of Solar India, Solar California and Solar Cayman, the board of directors of Solar India approved the refund of share application amounts to such investors. While certain of the share application amounts have been refunded, other share application amounts are still due and owning. See “Solar Related Party Transactions—Refund Obligations of Solar India to Certain Solar Related Persons” for additional information regarding Solar India’s refund obligations. On February 4, 2008, Solar Cayman issued its Series A preference shares to the persons that had previously agreed to purchase equity securities in Solar India in exchange for cash and/or unsecured promissory notes to Solar Cayman in the aggregate amount of $5,403,726.25, each bearing an interest rate of 5% per annum. While each of these promissory notes bears an interest rate of 5% per annum, no interest is being accrued, no interest will be charged and, no interest has been paid on any of these promissory notes. As Solar India refunds the share application amounts, the investors have agreed to pay such amounts to Solar Cayman in repayment of the promissory notes they have issued in exchange for some or all of their Series A preference shares of Solar Cayman. To the extent any amount on the promissory notes issued by the investors to Solar Cayman remain due and outstanding after the investors receive their respective share application amounts from Solar India and pay such amounts to Solar Cayman in repayment of the promissory notes, Solar Cayman may consider not requiring such remaining amounts to be repaid as such differences would be due to fluctuations in currency exchange rates.

The following table sets forth the number of Series A preference shares of Solar Cayman purchased by each of the Solar Related Persons who has issued or whose affiliate has issued an unsecured promissory note to Solar Cayman in exchange for Series A preference shares, the original principal amount of the promissory note issued by each of them in consideration for such Series A preference shares, the total principal amount that has been paid to Solar Cayman since April 1, 2007, and the total principal amount that remains outstanding on each such note as of October 31, 2008. The principal amount of the promissory note issued by each such person is equivalent to the amount of such person’s or such entity’s original share subscription amount for equity shares of Solar India. Except as set forth below in Footnotes 1 and 5, the differences between the amounts that remain outstanding on such promissory notes and the share application amounts that remain due to such persons are due to fluctuations in currency exchange rates. See “Solar Related Party Transactions—Refund Obligations of Solar India to certain Solar Related Persons” for additional information regarding Solar India’s refund obligations arising since April 1, 2007.

Name	No. of Series A Preference Shares Purchased	Original Principal Amount on Promissory Note	Total Principal Amount Paid since April 1, 2007	Total Outstanding Amount due to Solar Cayman as of October 31, 2008	Relationship to Solar Cayman
Nava Akkineni (1)	602,308	$150,577.00	$150,577.00	$47,500.00	5% Stockholder

Jagadish Buddhavarapu (2)	96,000	$24,000.00	$24,000.00	$0	5% Stockholder

Karthik Kode	480,000	$120,000.00	$120,000.00	$0	5% Stockholder, and a related person of a Director, Officer and 5% Stockholder (Mr. Kode’s son)

Sree Kode	2,000,000	$500,000.00	$500,000.00	$0	5% Stockholder, and a related person of a Director, Officer and 5% Stockholder (Mr. Kode’s daughter)

Hari Surapaneni (3)	16,448,566	$4,112,141.50	$350,000.00	$3,762,141.50	5% Stockholder and a Director, Chief Executive Officer and President

Surapaneni Revocable Trust UTA dated 12/05/00	3,088,726	$772,181.50	$350,000.00	$422,181.50	5% Stockholder

Surapaneni Children’s Trust FBO Sravan Surapaneni	679,920	$169,980.00	$0	$169,980.00	5% Stockholder

Surapaneni Children’s Trust FBO Swetha Surapaneni	679,920	$169,980.00	$0	$169,980.00	5% Stockholder

Ushas Inc. (4)	12,000,000	$3,000,000.00	$0	$3,000,000.00	5% Stockholder

Sravan Surapaneni	87,968	$21,992.00	$21,992.00	$0	5% Stockholder and a Related person of a Director, Officer (Mr. Surapaneni’s son)

Srinivas Buddhavarapu and Neeraja Gumma	100,000	$25,000.00	$25,000.00	$0	Related persons of a 5% Stockholder (Mr. Buddhavarapu’s brother and sister-in-law)

Usha Akkineni (5)	140,000	$35,000.00	$0	$35,000.00	Related person of a 5% Stockholder (Mr. Akkineni’s wife)

Kiran Akkineni	197,016	$49,254.00	$49,254.00	$0	Related person of a 5% Stockholder (Mr. Akkineni’s son)

(1)	Includes Series A preference shares purchased by and promissory note obligations of Usha Rani Akkineni, Mr. Akkineni’s wife, and Nava Krishna Akkineni and Usha Rani Akkineni, Trustees of the Nava Usha Akkineni Family Living Trust Dated May 14, 2007. As of October 31, 2008, the total outstanding amount owed directly by Mr. Akkineni to Solar Cayman was $12,500. Solar India has refunded Mr. and Mrs. Akkineni’s share application amounts in the amounts of $12,500 and $35,000, respectively, and as such, Mr. and Mrs. Akkineni are expected to repay their note obligations to Solar Cayman in the near future.

(2)	Includes Series A preference shares purchased by and promissory note obligations of Jagadish Buddhavarapu Irrevocable Trust.

(3)	Includes Series A preference shares purchased by and promissory note obligations of the Surapaneni Revocable Trust UTA dated 12/05/00, the Surapaneni Children’s Trust FBO Sravan Surapaneni, the Surapaneni Children’s Trust FBO Swetha Surapaneni and Ushas Inc. Mr. Surapaneni does not directly owe any amount to Solar Cayman.

(4)	Ushas Inc. is an entity owned by Mr. Surapaneni and his wife, Usha Surapaneni.

(5)	Solar India has refunded Mrs. Akkineni’s share application amount, and as such, Mrs. Akkineni is expected to repay her note obligation to Solar Cayman in the near future.

Options Granted to the Solar Related Persons

Since April 1, 2007, the board of directors of Solar Cayman has approved the grant of options to purchase its Ordinary Shares pursuant to its 2008 Equity Incentive Plan to the following Solar Related Persons:

Name	Number of Ordinary Shares	Per Share Exercise Price	Vesting
Hari Surapaneni (1)	3,000,000	$3.03	1/48th of the shares subject to such option vest each month beginning after January 1, 2008, subject to continued employment on each such date.
Mike Ross (2)	450,000	$3.03	1/4th of the shares subject to such option vest on September 26, 2009 and the remaining shares to vest monthly over the next 36 months in equal monthly amounts, subject to continued employment on each such date.
William Bush (3)	450,000	$3.03	1/4th of the shares subject to such option vest on October 13, 2009 and the remaining shares vest monthly over the next 36 months in equal monthly amounts, subject to continued employment on each such date.
Bharani Bobba (4)	170,000	$2.76	1/48th of the shares subject to such option vest each month beginning after April 17, 2008, so long as Mr. Bobba continues to provide services to Solar Cayman on each such date.
Perry Hayes (5)	—	—	—

(1)	Mr. Surapaneni is a director and the Chief Executive Officer and President of Solar Cayman In the event Mr. Surapaneni’s employment is terminated by him for good reason (as defined in the employment agreement between Solar Cayman and Mr. Surapaneni) or by Solar Cayman without cause (as defined in the employment agreement between Solar Cayman and Mr. Surapaneni), all of Mr. Surapaneni’s then outstanding options will become fully vested and exercisable. Upon closing of the acquisition, this employment agreement will be replaced by the employment agreement between Mr. Surapaneni and Trans-India, which is discussed in “Directors and Executive Officers – Compensation of Officers and Directors – Post-Acquisition Employment Arrangements.”

(2)	Mr. Ross joined Solar Cayman as the Vice President, Administration, Human Resources and Legal on September 25, 2008. If, within 12 months following a change of control of Solar Cayman (as defined in the change of control severance agreement between Solar Cayman and Mr. Ross), Mr. Ross’ employment is terminated by him for good reason (as defined in the change of control severance agreement between Solar Semiconductor Ltd. and Mr. Ross) or by Solar Cayman without cause (as defined in the change of control severance agreement between Solar Cayman and Mr. Ross), all of Mr. Ross’ then outstanding options will become fully vested and exercisable. Upon closing of the acquisition, this change of control severance agreement will be replaced by the change of control severance agreement between Mr. Ross and Trans-India, which is discussed in “Directors and Executive Officers – Compensation of Officers and Directors – Post-Acquisition Employment Arrangements.”

(3)	Mr. Bush joined Solar Cayman as the Chief Financial Officer on October 13, 2008. If, within 12 months following a change of control of Solar Cayman (as defined in the change of control severance agreement between Solar Cayman and Mr. Bush), Mr. Bush’s employment is terminated by him for good reason (as defined in the change of control severance agreement between Solar Cayman and Mr. Bush) or by Solar Cayman without cause (as defined in the change of control severance agreement between Solar Semiconductor Ltd. and Mr. Bush), all of Mr. Bush’s then outstanding options will become fully vested and exercisable. Upon closing of the acquisition, this change of control severance agreement will be replaced by the change of control severance agreement between Mr. Bush and Trans-India, which is discussed in “Directors and Executive Officers - Compensation of Officers and Directors - Post-Acquistition Employment Arrangements.”

(4)	Mr. Bobba joined Solar Cayman as a member of its board of directors on April 16, 2008. If his services as a director are terminated within 12 months after the closing date of a change of control transaction involving Solar Cayman, all of Mr. Bobba’s then outstanding options will become fully vested and exercisable.

(5)

Mr. Hayes joined Solar Cayman as the Chief Financial Officer on March 17, 2008. On June 26, 2008, Solar Cayman granted Mr. Hayes an option to purchase up to 600,000 ordinary shares with an exercise price of $2.76 per share, with 1/4th of the shares underlying the options to vest 12 months after the vesting commencement date. Mr. Hayes resigned as the Chief Financial Officer of Solar Cayman on October 9, 2008. All 600,000 of the ordinary shares reserved for issuance under the option granted to Mr. Hayes have been returned to the 2008 Equity Incentive Plan of Solar Cayman.

Other Agreements and Arrangements with Solar Related Persons

Solar Cayman has entered or will enter into an indemnification agreement with each of its directors and officers, including Mr. Hari Surapaneni, Mr. Venkata Kode, Mr. Bharani Bobba, Mr. Mike Ross and Mr. William Bush.

Solar Cayman pays or has paid compensation to its executive officers and directors listed below. Please also see “Solar Related Party Transactions - Options Granted to the Solar Related Persons” above for information regarding options Solar Cayman has granted to its executive officers and directors.

•

Hari Surapaneni - Solar Cayman has entered into an employment agreement with Mr. Hari Surapaneni, which provides for an annual salary of $300,000. Mr. Surapaneni is entitled to receive annual bonuses, which would be calculated based upon Mr. Surapaneni’s annual base salary and agreed upon objectives. Since April 1, 2007, Solar Cayman has (i) made a salary advance to Mr. Surapaneni in the amount of $110,000 and (ii) awarded a $100,000 cash bonus to Mr. Surapaneni, all of which bonus amount was used by Mr. Surapaneni to repay $100,000 of the salary advance granted to him. Mr. Surapaneni’s salary for Solar Cayman’s fiscal year ended March 31, 2009 will be reduced by $10,000 to repay the remaining amount of the salary advance. During the period beginning April 1, 2007 and ending October 31, 2008, Solar Cayman paid Mr. Surapaneni an aggregate of $250,000 as compensation for services he provided to Solar Cayman and its subsidiaries.

•

Venkata Kode - Solar Cayman currently pays Mr. Kode, a director and the Chief Operating Officer of Solar Cayman, a monthly salary of $20,833.33. During the period commencing April 1, 2007 and ending October 31, 2008, Solar Cayman paid Mr. Kode an aggregate of $208,333.30 as compensation for services he provided to Solar Cayman and its subsidiaries.

•

Mike Ross - Mr. Ross joined Solar Cayman on September 26, 2008 as the Vice President of Administration, Human Resources and Legal. Solar Cayman currently pays Mr. Ross a monthly salary of $20,000. Based on Mr. Ross’ performance against a management objectives plan, Mr. Ross will be eligible for an annual bonus equal to 25% of his base salary. During the period commencing April 1, 2007 and ending October 31, 2008, Solar Cayman paid Mr. Ross an aggregate of $22,769.24 as compensation for services he provided to Solar Cayman.

•

William Bush - Mr. Bush joined Solar Cayman on October 13, 2008 as the Chief Financial Officer. Solar Cayman currently pays Mr. Bush a monthly salary of $15,000. Mr. Bush’s monthly salary will increase to $20,000 effective when Solar Cayman becomes a publicly traded company, or April 1, 2009, whichever occurs earlier. Based on Mr. Bush’s performance against a management objectives plan, Mr. Bush will be eligible for an annual bonus equal to 25% of his base salary. During the period commencing April 1, 2007 and ending October 31, 2008, Solar Cayman has paid Mr. Bush an aggregate of $10,384.65 as compensation for services he provided to Solar Cayman.

•

Thomas DeFilipps - Mr. DeFilipps was appointed as the Secretary of Solar Cayman on December 20, 2007. On June 26, 2008, Solar Cayman granted a warrant to Mr. DeFilipps to purchase up to 18,500 ordinary shares at an exercise price of $2.76 per share. Mr. DeFilipps is a partner of Wilson Sonsini Goodrich and Rosati, Professional Corporation, which has provided legal services to Solar Cayman since 2007. During the period commencing April 1, 2007 and ending October 31, 2008, Solar Cayman paid this law firm legal fees in the aggregate amount of $833,425. Except as set forth herein, Mr. DeFilipps was not paid any compensation directly from Solar Cayman.

On June 26, 2008, Solar Cayman granted a warrant to WS Investment Company LLC (2008A) to purchase up to 166,500 ordinary shares at an exercise price of $2.76 per share. WS Investment Company LLC (2008A) is an affiliate of Wilson Sonsini Goodrich and Rosati, Professional Corporation, Solar Cayman’s outside legal counsel.

•

Bharani Bobba - Mr. Bobba was elected to be a member of the board of directors of Solar Cayman on April 16, 2008. Solar Cayman currently pays $5,000 per quarter, or $20,000 per year, to Mr. Bobba for the services he provides to Solar Cayman. During the period commencing April 1, 2007 and ending October 31, 2008, no compensation was paid to Mr. Bobba.

Solar Cayman has severance benefit arrangements with the following executive officers:

•

Hari Surapaneni - Pursuant to the terms of his employment agreement, in the event Mr. Surapaneni’s employment is terminated by him for good reason (as defined in the employment agreement) or by Solar Cayman without cause (as defined in the employment agreement), Mr. Surapaneni would be entitled to receive severance payments equal to his then-current monthly base salary for a period of 48 months minus the number of full-months that has passed from January 1, 2008 to Mr. Surapaneni’s termination date. In addition, if Mr. Surapaneni’s employment is terminated by him for good reason or by Solar Cayman without cause, all of Mr. Surapaneni’s then outstanding options would become fully vested and exercisable. See “Directors and Executive Officers – Compensation of Officers and Directors - Post-Acquisition Employment Arrangements” for the terms of the severance arrangement between Mr. Surapaneni and Trans-India, which will replace Mr. Surapaneni’s severance arrangement with Solar Cayman upon the initial closing of the acquisition.

•

Mike Ross - Pursuant to a change of control severance agreement Solar Cayman has entered into with Mr. Ross, in the event his employment is terminated by him for good reason (as defined in the change of control severance agreement) or by Solar Cayman without cause (as defined in the change of control severance agreement) within 12 months after a change of control of Solar Cayman (as defined in the change of control severance agreement), Mr. Ross would be entitled to receive severance payments equal to 12 months of his then-current monthly base salary. In addition, in such event, all of Mr. Ross’ then outstanding options would become fully vested and exercisable. See “Directors and Executive Officers - Compensation of Officers and Directors - Post-Acquisition Employment Arrangements” for the terms of Mr. Ross’ severance arrangement with Trans-India, which will replace Mr. Ross’ severance arrangement with Solar Cayman upon the initial closing of the acquisition.

•

William Bush - Pursuant to a change of control severance agreement Solar Cayman has entered into with Mr. Bush, in the event his employment is terminated by Mr. Bush for good reason (as defined in the change of control severance agreement) or by Solar Cayman without cause (as defined in the change of control severance agreement) within 12 months after a change of control of Solar Cayman (as defined in the change of control severance agreement), Mr. Bush would be entitled to receive severance payments equal to 12 months of his then-current monthly base salary. In addition, in such event, all of Mr. Bush’s then outstanding options would become fully vested and exercisable. See “Directors and Executive Officers – Compensation of Officers and

Directors - Post-Acquisition Employment Arrangements” for the terms of Mr. Bush’s severance arrangements with Trans-India, which will replace Mr. Bush’s severance arrangement with Solar Cayman upon the initial closing of the acquisition.

Executive officers of Solar Cayman are entitled to receive the standard employee benefits generally available to Solar Cayman’s employees, including medical, dental, life insurance and disability benefits.

Solar Cayman reimburses its executive officers for all reasonable expenses actually incurred or paid by executive officers in the performance of their services on behalf of Solar Cayman. During the period commencing April 1, 2007 and ending October 31, 2008, Solar Cayman did not make any reimbursement payments to any of its officers.

Solar Cayman has entered into a Founders’ Restricted Stock Purchase Agreement with Mr. Nava Akkineni. The vesting terms of the ordinary shares held by Mr. Akkineni are set forth in Footnote (1) above in “Solar Related Party Transactions—Issuances of Shares of Capital Stock of Solar Cayman – Ordinary Shares.”

Solar Cayman has entered into a Founders’ Restricted Stock Purchase Agreement with Mr. Jagadish Buddhavarapu. The vesting terms of the ordinary shares held by Mr. Buddhavarapu are set forth in Footnote (2) above in “Solar Related Party Transactions - Issuances of Shares of Capital Stock of Solar Cayman – Ordinary Shares.”

Solar Cayman has entered into a Founders’ Restricted Stock Purchase Agreement with Mr. Venkata Kode. The vesting terms of the ordinary shares held by Mr. Kode are set forth in Footnote (3) above in “Solar Related Party Transactions - Issuances of Shares of Capital Stock of Solar Cayman – Ordinary Shares.”

Solar Cayman has entered into a Founders’ Restricted Stock Purchase Agreement with Mr. Satyanarayana Prasad Sakhamuri. The vesting terms of the ordinary shares held by Mr. Prasad are set forth in Footnote (4) above in “Solar Related Party Transactions - Issuances of Shares of Capital Stock of Solar Cayman – Ordinary Shares.”

Solar Cayman has entered into a Founders’ Restricted Stock Purchase Agreement with Mr. Hari Surapaneni. The vesting terms of the ordinary shares held by Mr. Surapaneni are set forth in Footnote (5) above in “Solar Related Party Transactions - Issuances of Shares of Capital Stock of Solar Cayman – Ordinary Shares.”

Refund Obligations of Solar India to Certain Solar Related Persons

As part of the restructuring of Solar India, Solar California and Solar Cayman, the board of directors of Solar India approved the refund of share application amounts from certain individuals and entities described above in “Solar Related Party Transactions - Promissory Notes Issued to Solar Cayman.” The following table sets forth the original share application amount due to certain Solar Related Persons, the total share application amount Solar India has paid to such Solar Related Persons since April 1, 2007 and the total outstanding share application amount due to such Solar Related Persons as of October 31, 2008. The principal amount of the promissory note issued by each such Solar Related Persons to Solar Cayman in exchange for Series A preference shares was equivalent to such person’s or such entity’s original share subscription amount for equity shares of Solar India. Except as set forth below in footnotes 3 and 7, the difference between the amounts that remain outstanding on such promissory notes and the amounts of the share application amounts that remain due to such persons are due to fluctuations in currency exchange rates. Since April 1, 2007, Solar India has not made any interest payments on the share application amounts to the Solar Related Persons listed below.

Name	Original Share Application Amount (assuming $1=INR 40) (1)	Total Amount Refunded since April 1, 2007	Total Outstanding Share Application Amount as of October 31, 2008 (assuming $1=INR 49.25) (2)	Relationship to Solar Cayman
Nava Akkineni (3)	$150,577.00	$150,577.00	$0	5% Stockholder
Jagadish Buddhavarapu (4)	$24,000.00	$24,000.00	$0	5% Stockholder
Karthik Kode	$120,000.00	$120,000.00	$0	5% Stockholder, and a related person of a Director, Officer and 5% Stockholder (Mr. Kode’s son)
Sree Kode	$500,000.00	$500,000.00	$0	5% Stockholder, and a related person of a Director, Officer and 5% Stockholder (Mr. Kode’s daughter)
Hari Surapaneni (5)	$4,112,141.50	$350,000.00	$3,053,254	5% Stockholder and a Director, Chief Executive Officer and President
Surapaneni Revocable Trust UTA dated 12/05/00	$772,181.50	$350,000.00	$342,631	5% Stockholder
Surapaneni Children’s Trust FBO Sravan Surapaneni	$169,980.00	$0	$137,951	5% Stockholder
Surapaneni Children’s Trust FBO Swetha Surapaneni	$169,980.00	$0	$137,951	5% Stockholder
Ushas Inc. (6)	$3,000,000.00	$0	$2,434,721	5% Stockholder
Sravan Surapaneni	$21,992.00	$21,992.00	$0	Related person of a Director, Officer and 5% Stockholder (Mr. Surapaneni’s son)
Srinivas Buddhavarapu and Neeraja Gumma	$25,000.00	$25,000.00	$0	Related persons of a 5% Stockholder (Mr. Buddhavarapu’s brother and sister-in-law)
Usha Akkineni (7)	$35,000.00	$0	$0	Related person of a 5% Stockholder (Mr. Akkineni’s wife)
Kiran Akkineni	$49,254.00	$49,254.00	$0	Related person of a 5% Stockholder (Mr. Akkineni’s son)

(1)	This represents the approximate currency exchange rate on or about February 4, 2008.

(2)	This represents the approximate currency exchange rate on or about October 31, 2008.

(3)	Includes the $138,077 share application amounts refunded to (i) Nava Krishna Akkineni and Usha Rani Akkineni, Trustees of the Nava Usha Akkineni Family Living Trust Dated May 14, 2007 and (ii) Usha Rani Akkineni, Mr. Akkineni’s wife. As of October 31, 2008, the outstanding principal amount of the promissory note issued by Mr. Akkineni to Solar Cayman was $12,500. It is expected that Mr. Akkineni will repay such outstanding amount in the near future with the proceeds of the share application amount.

(4)	Includes the $24,000 share application amount refunded to Jagadish Buddhavarapu Irrevocable Trust.

(5)	Includes the $3,053,254 share application amounts due to the Surapaneni Revocable Trust UTA dated 12/05/00, the Surapaneni Children’s Trust FBO Sravan Surapaneni, the Surapaneni Children’s Trust FBO Swetha Surapaneni and Ushas Inc. Solar India does not directly owe any share application amount to Mr. Surapaneni.

(6)	Ushas Inc. is an entity owned by Mr. Surapaneni and his wife, Usha Surapaneni.

(7)	As of October 31, 2008, the outstanding principal amount of the promissory note issued by Mrs. Akkineni to Solar Cayman was $35,000. It is expected that Mrs. Akkineni will repay such outstanding amount in the near future with the proceeds of the share application amount.

Transactions between Solar Related Persons and Solar India

Solar India has agreed to indemnify Mr. Surapaneni and Mr. Kode, as members of its board of directors, pursuant to the Memorandum and Articles of Association of Solar India dated April 12, 2006. Since April 1, 2007, Solar India has not incurred any expenses in connection with this obligation.

Pursuant to the Common Rupee Term Loan Agreement dated March 19, 2008 by and among the Bank of India, Indian Overseas Bank, Union Bank of India, The Federal Limited Bank and Solar India, the Bank of India, Indian Overseas Bank, Union Bank of India and The Federal Limited Bank agreed to loan to Solar India an aggregate amount of up to approximately $20,034,518 (assuming $1 = INR 49.25) for the development of its Fab City facility. In connection with the Common Rupee Term Loan Agreement, Mr. Hari Surapaneni, Mr. Sakhamuri Satyanarayana Prasad and Mrs. Sandhya Kode personally guaranteed the payment obligations of Solar India under such agreement. Upon Mrs. Kode’s resignation as director of Solar India and election of Mr. Venkata Kode as an additional director of Solar India on July 17, 2008, Mr. Kode may have replaced his wife, Mrs. Kode, as a guarantor under the Common Rupee Term Loan Agreement. Mr. Surapaneni is the Chief Executive Officer, President, director and 5% stockholder of Solar Cayman. Mr. Prasad is a 5% stockholder of Solar Cayman and an officer and director of Solar India. Mrs. Kode is a spouse of Mr. Venkata Kode, the Chief Operating Officer and director and 5% stockholder of Solar Cayman, a director and the Vice President and Chief Financial Officer of Solar India, and a director of Solar California.

Pursuant to the Working Capital Consortium Agreement dated March 19, 2008 by and among the Bank of India, Indian Overseas Bank, Union Bank of India, The Federal Limited Bank and Solar India, the Bank of India, Indian Overseas Bank, Union Bank of India and The Federal Limited Bank agreed to grant to Solar India access to certain credit facilities to meet its working capital needs in an aggregate amount up to approximately $9,137,056 (assuming $1 = INR 49.25). In connection with the Working Capital Consortium Agreement, Mr. Hari Surapaneni, Mr. Sakhamuri Satyanarayana Prasad and Mrs. Sandhya Kode entered into the Deed of Guarantee dated March 6, 2008 with the Bank of India, Indian Overseas Bank, Union Bank of India and The Federal Limited Bank, pursuant to which Mr. Surapaneni, Mr. Prasad and Mrs. Kode agreed to personally guarantee the payment obligations of Solar India under such agreement. Upon Mrs. Kode’s resignation as director of Solar India and election of Mr. Venkata Kode as an additional director of Solar India on July 17, 2008, Mr. Kode may have replaced his wife, Mrs. Kode, as a guarantor under the Deed of Guarantee.

Mr. Hari Surapaneni, Mr. Sakhamuri Satyanarayana Prasad, Mrs. Sandhya Kode and/or Mr. Venkata Kode may have guaranteed certain other obligations of Solar India.

Solar India has borrowed $300,000, with an interest rate of 12.5% per annum, from Kode Enterprises, an entity owned by Mr. Venkata Kode’s brother and his family. During the period commencing April 1, 2007 through October 31, 2008, Solar India did not make any payments to Kode Enterprises. As of October 31, 2008, the total principal amount and accrued and unpaid interest on this loan was approximately $325,036. Mr. Venkata Kode’s mother, brother and sister-in-law own 2.55%, 15.81% and 15.81% of Kode Enterprises, respectively and Mr. Kode’s father, mother and sister-in-law are directors of Kode Enterprises, and as a result, benefit from the transaction to the extent of their interest in and/or positions with Kode Enterprises. The remaining shares of capital stock of Kode Enterprises are owned by Mr. Kode’s nieces and a nephew.

The registered office of Solar India is the home address of Mr. Satyanarayana Prasad Sakhamuri, a 5% stockholder of Solar Cayman and a director of Solar India. Neither Solar Semiconductor Private Limited nor Solar Cayman pays any rent to Mr. Prasad for such use.

Transactions between Related Parties and Solar California

Solar California has agreed to indemnify Mr. Surapaneni and Mr. Kode, as officers and directors of Solar California, pursuant to the Bylaws of Solar California dated March 24, 2006. During the period commencing April 1, 2007 and ending October 31, 2008, Solar California has not incurred any expenses in connection with this obligation.

In December 2006, Solar California entered into a lease agreement with Surapaneni Properties, LLC, an entity in which Mr. Hari Surapaneni and his wife are managing members. The lease agreement has a term of five years with an option in Solar California’s favor to renew for four subsequent five-year periods. Solar California pays Surapaneni Properties, LLC $7,500 per month for the leased property. Solar California believes, based on rents and fees for similar services in Sunnyvale, California, that the fee charged by Surapaneni Properties, LLC is at least as favorable as Solar California could have obtained from an unaffiliated person. During the period commencing April 1, 2007 and ending October 31, 2008, Solar Cayman paid an aggregate amount of $152,500 to Surapaneni Properties, LLC. There was no amount outstanding as of October 31, 2008. Mr. and Mrs. Surapaneni together own 100% of Surapaneni Properties, LLC and, as a result, benefit from the transaction to the extent of their interest in or positions with Surapaneni Properties, LLC.

Pursuant to an agreement dated February 1, 2007 by and between Solar California and Sree Rama Enterprises, Inc., Solar California pays $8,000 per month plus payroll taxes to Sree Rama Enterprises, Inc., which is an entity owned by Mr. Venkata Kode and his family, for consulting services provided by Mr. Seetha Ram Rao Gade to Solar Cayman. Mr. Gade is the Secretary of Solar Semiconductor, Inc. In addition, Solar Semiconductor, Inc. reimburses Mr. Gade for all reasonable out-of-pocket expenses he incurs in performing the consulting services. During the period commencing April 1, 2007 and ending October 31, 2008, Solar Cayman paid an aggregate amount of $234,000 to Sree Rama Enterprises, Inc. Mr. Kode, his wife, and his son own 100% of and Mr. Venkata Kode, his wife and his father are directors of Sree Rama Enterprises, Inc., and as a result, benefit from the transaction to the extent of their interest in and/or positions with Sree Rama Enterprises, Inc.

Solar California has an arrangement with Sree Rama Enterprises, Inc. whereby Solar California advances cash payments to Sree Rama Enterprises, Inc. for the health insurance premiums for Mr. Venkata Kode and Mr. Seetha Ram Rao Gade. During the period commencing April 1, 2007 and ending October 31, 2008, Solar California paid approximately $28,709 to Sree Rama Enterprises, Inc. for such health insurance premiums and $14,110 of the $28,709 was used to pay Mr. Kode’s health insurance premium. In addition to the health insurance coverage Mr. Kode enjoys in connection with this transaction, Mr. Kode, his wife and his children who own 100% of Sree Rama Enterprises, Inc. and Mr. Kode, his wife and his father who are directors of Sree Rama Enterprises, Inc. benefit from the transaction to the extent of their interest in and/or positions with Sree Rama Enterprises, Inc.

Review, Approval or Ratification of Transactions with Related Persons

Solar Cayman has not adopted procedures for review of, or standards for approval of, these transactions, but instead reviews such transactions on a case-by-case basis.

BENEFICIAL OWNERSHIP OF SECURITIES

Security Ownership of Trans-India

The following table sets forth certain information regarding beneficial ownership of our common stock as of October 31, 2008, (a) by each person known by us to own beneficially 5% or more of our common stock, (b) by each of our current officers or directors and (c) by all our executive officers and directors as a group.

As of October 31, 2008, there were a total of 14,200,000 shares of common stock issued and outstanding. We believe that all persons named in the table have sole voting and investment power with respect to all the shares beneficially owned by them.

	Common Stock
Name and Address of Beneficial Owner	Number	Percent
Marillion Pharmaceuticals India Pvt. Ltd. (2)	813,331	5.7%
Sarath Naru (3)	813,331	5.7%
Fir Tree, Inc., Fir Tree Capital Opportunity Master Fund, L.P. and Sapling, LLC (4)	1,249,575	8.8%
Platinum Partners Value Arbitrage Fund LP	805,483	5.7%
HBK Investments L.P., HBK Services LLC, HBK Partners II L.P., HBK Management LLC, and HBK Master Fund L.P. (5)	758,846	5.3%
Weiss Asset Management, LLC, Weiss Capital, LLC and Andrew M. Weiss (6)	1,988,000	14.0%
Polar Securities Inc. (7)	987,714	7.0%
Halbis Capital Management (Hong Kong) Ltd. and HSBC Global Investment Funds (8)	700,000	5.5%
Business Ventures Corp.	667,882	4.7%
Bobba Venkatadri	375,000	2.6%
Nalluru Murthy	339,195	2.4%
Craig Colmar (9)	270,833	1.9%
Narayanan Vaghul	125,000	*
Edmund Olivier	75,000	*
Cliff Haigler (10)	30,000	*
All directors and executive officers as a group (7 persons)	2,028,359	14.3%

*	Less than 1% of our outstanding shares of common stock.

(1)	Unless otherwise indicated, the address for each stockholder listed in the following table is c/o Trans-India Acquisition Corporation, 300 South Wacker Drive, Suite 1000, Chicago, IL 60606.

(2)	Sarath Naru indirectly controls Marillion Pharmaceuticals India Pvt. Ltd. and has the right to receive dividends from and the proceeds from the sale of the shares. Marillion Pharmaceuticals India Pvt. Ltd. has shared voting and dispositive power of the 813,331 shares. Marillion Pharmaceuticals India Pvt. Ltd.’s address is 20B, ASCI College Park, Road No. 3, Banjara Hills, Hyberbad 500 034, India.

(3)	Includes 813,331 shares held by Marillion Pharmaceuticals India Pvt. Ltd., an affiliate of Mr. Naru. Mr. Naru has disclaimed beneficial ownership of these shares. Mr. Naru’s address is 20B, ASCI College Park, Road No. 3, Banjara Hills, Hyberbad 500 034, India.

(4)	Based on information contained in a Schedule 13G/A filed by Fir Tree, Inc., Fir Tree Capital Opportunity Master Fund, L.P. and Sapling, LLC on February 14, 2008. Fir Tree Value Master Fund, LP, is the sole member of Sapling, LLC and Fir Tree, Inc. is the investment manager of both Sapling, LLC and Fir Tree Capital Opportunity Master Fund, L.P. Sapling, LLC may direct the vote and disposition of 1,032,625 shares of common stock. Fir Tree Capital Opportunity Master Fund, L.P. may direct the vote and disposition of 216,950 shares of common stock. Fir Tree, Inc. has been granted investment discretion over the shares of common stock held by Sapling, LLC and Fir Tree Capital Opportunity Master Fund, L.P. The address of both Fir Tree, Inc. and Sapling, LLC is 505 Fifth Avenue, 23 rd Floor, New York, New York 10017. The address of Fir Tree Capital Opportunity Master Fund, L.P.is c/o Admiral Administration Ltd., Admiral Financial Center, 5th Floor, 90 Fort Street, Box 32021 SMB, Grand Cayman, Cayman Islands.

(5)	Based on information contained in a Schedule 13G filed by HBK Investments L.P., HBK Services LLC, HBK Partners II L.P., HBK Management LLC, and HBK Master Fund L.P. on September 26, 2008. The entities have shared voting and dispositive power of the 758,846 shares they own. The address for each of the entities is 2101 Cedar Springs Road, Suite 700, Dallas, Texas 75201.

(6)

Based on information contained in a Schedule 13G/A filed by Weiss Asset Management, Weiss Capital, LLC and Andrew Weiss on July 25, 2008. Includes shares beneficially owned by a private investment partnership of which Weiss Asset Management is the sole general partner and which may be deemed to be controlled by Mr. Weiss, who is the Managing Member of Weiss Asset Management, and also includes shares held by a private investment corporation which may be deemed to be controlled by Mr. Weiss, who is the managing member of Weiss Capital, the Investment Manager of such private investment corporation. Dr. Weiss has disclaimed beneficial ownership of these shares reported except to the extent of his pecuniary interest therein. Weiss Asset Management, Weiss Capital, LLC and Andrew Weiss have shared voting and dispositive power over the shares. The business address for Weiss Asset Management, Weiss Capital, LLC and Andrew Weiss is 29 Commonwealth Ave., 10th Floor, Boston, Massachusetts 02116.

(7)	Includes 622,614 owned by North Pole Capital Master Fund and certain discretionary accounts managed by Polar Securities Inc. Polar Securities Inc. serves as the investment manager to North Pole Capital Master Fund. North Pole Capital Master Fund and Polar Securities Inc. disclaim ownership of all reported shares. Polar Securities Inc. has shared voting and dispositive power over its 987,714 shares.

(8)	Halbis Capital Management (Hong Kong) Ltd. is deemed to beneficially own the shares in its capacity as investment adviser to HSBC Global Investment Funds. HSBC Global Investment Funds and Halbais Capital Management (Hong Kong) Ltd. have shared voting and dispositive power of the 700,000 shares. Halbais Capital Management (Hong Kong) Ltd.’s address is HSBC Main Building, 1 Queen’s Road Central, Hong Kong, HSBC Global Investment Funds’ address is 40, avenue Monterey, L-2163 Luxembourg, Grand Duchy of Luxembourg, Societe d’Investment a Capital Variable.

(9)	Includes 83,333 shares held for the benefit of Craig Colmar by Business Ventures Corp., an entity solely owned by Steven Colmar, who is Craig Colmar’s brother.

(10)	Includes 30,000 shares held for the benefit of Cliff Haigler by Business Ventures Corp., an entity of which Mr. Haigler is Chief Financial Officer.

All of our securities held by our initial stockholder prior to the effective date of our IPO, including the private placement units, or the pre-public offering securities, were placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, and will remain in escrow until the consummation of a business combination.

During the escrow period, the holders of the pre-public offering securities are not able to sell or transfer their securities except to their spouses and children or trusts established for their benefit, but retain all other rights as our public stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, the holders of the pre-public offering shares will not receive any portion of the liquidation proceeds with respect to securities by them prior to the consummation of our IPO.

Security Ownership of Solar Cayman

The following table sets forth certain information regarding the beneficial ownership of Solar Cayman ordinary shares as of October 31, 2008 by (i) each person or group of affiliated persons known to beneficially own more than 5% of shares of each class of Solar Cayman’s capital stock, (ii) each named executive officer and director of Solar Cayman, as determined as of Solar Cayman’s year ended March 31, 2008, and (iii) all such named executive officers and directors as a group.

As of October 31, 2008, Solar Cayman’s issued and outstanding capital stock consisted of the following: (i) 18,500,968 ordinary shares; (ii) 30,387,453 Series A preference shares; and (iii) 7,664,368 Series B preference shares. In accordance with the amended and restated articles of association of Solar Cayman and in connection with the acquisition, the holders of a majority of the Series A preference shares and Series B preference shares have agreed to convert the preference shares to ordinary shares immediately prior to closing, which will result in the conversion of all Solar Cayman preference shares to ordinary shares at such time. Except as noted, Solar Cayman believes that all persons named in the table have sole voting and investment power with respect to all the shares beneficially owned by them.

Name and Address of Beneficial Owner (1)	Ordinary Shares		Series A Preference Shares (2)		Series B Preference Shares (2)
	Number of Shares	Percent	Number of Shares	Percent	Number of Shares	Percent
Hari Surapaneni (3)	8,926,117	48.25%	16,448,566	54.13%	—	—
Venkata Kode (4)	3,770,000	20.38%	—	—	—	—
KSSV Kode Family Living Trust dated November 9, 2007	1,900,000	10.27%	—	—	—	—

Name and Address of Beneficial Owner (1)	Ordinary Shares		Series A Preference Shares (2)		Series B Preference Shares (2)
	Number of Shares	Percent	Number of Shares	Percent	Number of Shares	Percent
Surapaneni Children’s Trust FBO Sravan Surapaneni	2,506,799	13.55%	679,920	2.24%	—	—
Surapaneni Children’s Trust FBO Swetha Surapaneni	2,506,799	13.55%	679,920	2.24%	—	—
Nava Akkineni (5)	1,509,685	8.12%	602,308	1.98%	16,736	*
Jagadish Buddhavarapu (6)	1,508,615	8.11%	493,444	1.62%	—	—
Satyanarayana Prasad Sakhamuri (7)	1,305,000	7.05%	630,000	2.07%	—	—
Surapaneni Revocable Trust UTA dated 12/05/00	1,006,018	5.44%	3,088,726	10.16%	—	—
Karthik Ram Kode	625,000	3.38%	1,980,000	6.52%	—	—
Sree Sathya Kode	625,000	3.38%	2,000,000	6.58%	—	—
Ushas Inc.	219,000	1.18%	12,000,000	39.49%	—	—
Bharani Bobba (8)(9)	28,333	*	—	—	22,222	*
Thomas DeFilipps (10)	18,500	*	—	—	—	—
Perry Hayes	—	—	—	—	—	—
All directors and executive officers as a group (5 persons)	12,742,950	68.88%	16,448,566	54.13%	38,958	*

*	Less than 1% of outstanding shares of each class.

(1)	Unless otherwise indicated, the address for each stockholder listed in the following table is c/o Maples & Calder, PO Box 309, Ugland House, South Church Street, George Town, Grand Cayman KY1-1104, Cayman Islands.

(2)	All preference shares will be converted to ordinary shares prior to closing of the acquisition.

(3)	Includes (i) 1,006,018 ordinary shares and 3,088,726 Series A preference shares held by Surapaneni Revocable Trust UTA dated 12/05/00, (ii) 2,506,799 ordinary shares and 679,920 Series A preference shares held by Surapaneni Children’s Trust FBO Sravan Surapaneni, (iii) 2,506,799 ordinary shares and 679,920 Series A preference shares held by Surapaneni Children’s Trust FBO Swetha Surapaneni, and (iv) 219,000 ordinary shares and 12,000,000 Series A preference shares held by Ushas Inc., an entity controlled by Mr. Surapaneni. Also includes 687,500 ordinary shares. Mr. Surapaneni will be entitled to purchase at a per-share price of $3.03 within 60 days pursuant to an option approved by the board of directors of Solar Cayman.

(4)	Includes 1,900,000 ordinary shares held by KSSV Kode Famly Living Trust dated November 9, 2007.

(5)	Includes (i) 409,685 ordinary shares and 412,308 Series A preference shares held by Navakrishna Akkineni and Usha Rani Akkineri, Trustees of The Nava Usha Akkineni Family Living Trust dated May 14, 2007, and (ii) 140,000 Series A preference shares held by Usha Rani Akkineni, Mr. Akkineni’s wife.

(6)	Includes 96,000 Series A preference shares held by Jagadish Buddhavarapu Irrevocable Trust.

(7)	Includes 180,000 Series A preference shares held by Lalitha Sree Sakhamuri Mr. Prasad’s wife.

(8)	Includes 22,222 Series B preference shares held by Anita G. Bobba, Mr. Bobba’s wife.

(9)	Includes 28,333 ordinary shares Bharani Bobba will be entitled to purchase at a per-share price of $2.76 within 60 days pursuant to an option approved by the board of directors of Solar Cayman on June 26, 2008.

(10)	Includes 18,500 ordinary shares Thomas C. De Filipps is entitled to purchase at a per-share exercise price of $2.76, pursuant to a warrant granted on June 26, 2008.

Security Ownership of Solar India

The following table sets forth certain information regarding the beneficial ownership of Solar India equity shares as of October 13, 2008 by (i) each named executive officer or director of Solar Cayman and (ii) all current officers and directors of Solar Cayman as a group.

As of October 31, 2008, there were a total of 61,888,993 equity shares of Solar India issued and outstanding. Except as noted, Solar Semiconductor believes that all persons named in the table have sole voting and investment power with respect to all the shares beneficially owned by them.

Name and Address of Beneficial Owner (1)	Common Stock
	Number	Percent
Hari Surapaneni (2)	5,005,000	8.09%
Venkata Kode (3)	2,500,000	4.04%
All directors and executive officers as a group (4 persons)	7,505,000	12.13%

(1)	Unless otherwise indicated, the address for each stockholder listed in the following table is H.No.11 (M.C.H. No.8-1-SV/11) Aparna’s – Senor Valley, Shaikpet, Film Nagar, Jubilee Hills, Hyderabad – 500 033.

(2)	Includes 5,000,000 shares jointly held by Hari and Usha Surapaneni.

(3)	Includes 2,500,000 shares held by Sri KSSV Finvest Pvt Ltd.

Security Ownership of Trans-India after the Acquisition

The following table sets forth information with respect to the beneficial ownership of our common stock immediately after the consummation of the acquisition by each person who is expected to beneficially own more than 5% of our common stock and each post-acquisition officer, each post-acquisition director and all post-acquisition officers and directors as a group. Immediately after the consummation of the acquisition, assuming that no stockholders exercise their conversion rights, assuming we acquire 100% of Solar Cayman, based on the number of Solar Cayman options and warrants outstanding as of October 31, 2008 and assuming no earnout shares are earned by the Solar Cayman shareholders or returned to us by the Solar Cayman shareholders, we will have 57,945,046 shares issued and outstanding. For purposes of this table, we have assumed that no stockholders exercise their conversion rights.

Common stock which an individual or group has a right to acquire within 60 days pursuant to the exercise or conversion of options, warrants or other similar convertible or derivative securities are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

Name and Address of Beneficial Owner (1)	Common Stock
	Number	Percent
Hari Surapaneni (2)	19,627,974	33.87%
Ushas Inc.	9,451,712	16.31%
Surapaneni Revocable Trust UTA dated 12/05/00	3,167,390	5.47%
Venkata Kode (3)	2,916,192	5.03%
Nava Akkineni (4)	1,646,627	2.84%
Bharani Bobba (5)	39,105	*
Mike Ross	—	—
William Bush	—	—
Vishnu Reddy	—	—
All directors and executive officers as a group (7 persons)	24,229,898	41.82%

*	Less than 1% of our outstanding shares of common stock.

(1)	Unless otherwise indicated, the address for each stockholder listed in the following table is c/o Maples & Calder, PO Box 309, Ugland House, South Church Street, George Town, Grand Cayman KY1-1104, Cayman Islands.

(2)	Includes (i) 3,167,390 shares to be held by the Surapaneni Revocable Trust UTA dated 12/05/00, (ii) 2,465,009 shares to be held by the Surapaneni Children’s Trust FBO Sravan Surapaneni, (iii) 2,465,009 shares to be held by the Surapaneni Children’s Trust FBO Swetha Surapaneni, and (iv) 9,451,712 shares to be held by Ushas Inc., an entity controlled by Mr. Surapaneni. Mr. Surapaneni has disclaimed beneficial ownership of these shares. Also includes 531,799 shares of Trans-India’s common stock Mr. Surapaneni will be entitled to purchase at a per share price of $3.92 within 60 days.

(3)	Includes 1,469,699 shares to be held by KSSV Kode Famly Living Trust dated November 9, 2007.

(4)	Includes (i) 635,832 shares to be held by Navakrishna Akkineni and Usha Rani Akkineri, Trustees of The Nava Usha Akkineni Family Living Trust dated May 14, 2007, and (ii) 108,293 shares to be held by Usha Rani Akkineni, Mr. Akkineni’s wife. Mr. Akkineni has disclaimed beneficial ownership of these shares.

(5)	Includes 21,916 shares of Trans-India’s common stock Bharani Bobba will be entitled to purchase at a per-share price of $3.57 within 60 days.

DESCRIPTION OF TRANS-INDIA’S SECURITIES

General

We are currently authorized to issue 50,000,000 shares of common stock, par value $0.0001, and 5,000,000 shares of preferred stock, par value $0.0001.

Units

Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock.

Common Stock

Our stockholders are entitled to one vote for each share held of record on all matters to be voted on by stockholders. In connection with the vote required for any business combination, including the Acquisition Proposal, our initial stockholders, including all of our officers and directors, have agreed (i) to vote all of their respective shares of common stock beneficially owned by them prior to our IPO either for or against the business combination as determined by the majority of the votes cast by the public stockholders and (ii) to vote all shares then beneficially owned by them in the event we are unable to timely complete a business combination, in favor of our dissolution and liquidation. These voting arrangements apply to the private placement units our initial stockholders acquired immediately prior to our IPO, but not to shares included in units purchased in our IPO or purchased following our IPO in the open market, other than in connection with a vote on our dissolution and liquidation. Additionally, our initial stockholders will vote all of their shares in any manner they determine, in their sole discretion, with respect to any other items that come before a vote of our stockholders.

We will proceed with the Acquisition Proposal only if a majority of the shares of common stock voted by our public stockholders are voted in favor of the Acquisition Proposal and public stockholders owning less than 25% of the shares sold in our IPO exercise their conversion rights discussed below.

There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

If our dissolution and liquidation is approved by stockholders owning a majority of our common stock, public stockholders would be entitled to receive their pro rata share of the funds available in the trust account (including any interest not released to us, net of taxes, and the deferred underwriting discounts and commissions and private placement proceeds) plus any remaining assets less amounts we pay, or reserve to pay, for all of our liabilities and obligations. These liabilities and obligations include our corporate expenses arising during our remaining existence and the costs associated with our dissolution and liquidation. To the extent that funds reserved to pay obligations or liabilities are not subsequently used for such purpose, the funds will be available for distribution to our public stockholders. Our existing stockholders have agreed to waive their rights to share in any liquidating distribution with respect to common stock owned by them prior to consummation of our IPO, including any common stock underlying the private placement units acquired prior to our IPO, in the event we are not able to timely complete a business combination. In addition, the underwriters in our IPO have agreed to forfeit any rights to or claims against the portion of the trust account attributable to the underwriting discounts and commissions in the event we are not able to timely complete a business combination.

Our stockholders have no conversion, preemptive or other subscription rights, and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to have their shares of common stock converted for cash equal to their pro rata share of the funds available in the trust account if they vote against the business combination and the business combination is approved and completed. Public stockholders who convert their stock into their share of the trust account still have the right to exercise the unsold warrants that they received as part of the units in our IPO.

Preferred Stock

Our certificate of incorporation authorizes the issuance of 5,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock, although the underwriting agreement from our IPO prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on a business combination. The preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future. As of the date of this proxy statement, no shares of preferred stock are outstanding.

Warrants

There are currently 11,700,000 warrants outstanding. Each warrant entitles the registered holder to purchase one share of our common stock at a price of $5.00 per share, subject to adjustment as discussed below, at any time commencing on the completion of a business combination, and expiring at 5:00 p.m., New York City time on February 8, 2012.

Provided we obtain the prior consent of I–Bankers Securities, Inc., the representative of the underwriters in our IPO, we may call the warrants for redemption (including any warrants held by existing stockholders and those issued upon exercise of the unit purchase option issued to the representatives of the underwriters in our IPO),

•	in whole and not in part,

•	at a price of $0.01 per warrant at any time after the warrants become exercisable,

•	upon not less than 30 days prior written notice of redemption to each warrant holder, and

•

if, and only if, the reported last sale price of the common stock equals or exceeds $11.50 per share, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders.

We have established these criteria to provide warrant holders with a reasonable premium to the initial warrant exercise price, as well as a reasonable cushion against a negative market reaction, if any, to our redemption call. If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder shall then be entitled to exercise his, her or its warrant prior to the date scheduled for redemption either by payment of the exercise price in cash or on a “cashless basis;” however, there can be no assurance that the price of the common stock will exceed $11.50 or the warrant exercise price after the redemption call is made. Exercises on a cashless basis enable the holder to convert the value in the warrant (the fair market value of the common stock minus the exercise price of the warrant) into shares of common stock. We will establish the “value” to be converted into shares of our common stock upon exercise of the warrants on a cashless basis and provide such information in the notice of redemption. The “value” will be determined using the last sale price of the common stock for the date ending on the third business day prior to the notice of redemption to warrant holders.

The warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances, including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No warrants will be exercisable unless, at the time of exercise, a prospectus relating to the common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to meet these conditions and use our reasonable best efforts to maintain a current prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so. The warrants may be deprived of any value and the market for the warrants may be limited, if the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside. In no event will the registered holders of a warrant be entitled to receive a “net cash” settlement, stock or other consideration in lieu of physical settlement in shares of our common stock.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Purchase Option

In our IPO we sold to the representatives of the underwriters an option to purchase up to 500,000 units in the aggregate at a price of $10.00 per unit. The units issuable upon exercise of this option are identical to those sold in our IPO, except that the per unit price is 125% of the price of the securities sold in the IPO and the exercise price of the underlying warrant is $6.25 per share, which is 125% of the exercise price of the warrants included in the units sold in our IPO.

Registration Rights

The holders of our 2,500,000 issued and outstanding shares of common stock and the holders of the 200,000 units being purchased in the private placements immediately prior to this offering, are entitled to registration rights. The holders of at least 30% of these securities are entitled to make up to two demands that we register these securities. The holders of at least 30% of these securities may elect to exercise these registration rights at any time after the date on which these securities are released from escrow, which is not before the consummation of a business combination. In addition, these stockholders have certain “piggy back” registration rights on registration statements filed subsequent to the date these securities are released from escrow. The holders of a majority-in-interest of the securities underlying the representatives’ purchase option are also entitled to make a demand that we register these securities. In addition, these holders will also have certain “piggy back” registration rights on registration statements filed subsequent to the date that the purchase option may be exercised. We will bear the expenses incurred in connection with the filing of any such registration statements.

Transfer Agent, Registrar and Warrant Agent

The transfer agent and registrar for our units and common stock, and the warrant agent for our warrants is Continental Stock Transfer & Trust Company.

STOCKHOLDER PROPOSALS

If the acquisition is consummated, our fiscal year will end on March 31 and our 2009 annual meeting of stockholders will be held on or about [—], 2009, unless the date is changed by the board of directors. If you are a stockholder and you want to include a proposal in the proxy statement for the year 2009 annual meeting, you need to provide it to us by no later than [—], 2009. You should direct any proposals to our secretary at our principal office.

If we are liquidated as a result of not consummating a acquisition transaction before February 14, 2009, there will be no annual meeting in 2009.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC as required by the Exchange Act. You may read and copy reports, proxy statements and other information filed by us with the SEC at its public reference room located at 100 F Street, N.E., Washington, D.C. 20549-1004. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549-1004. We file reports, proxy statements and other information electronically with the SEC. You may access information on us at the SEC web site containing reports, proxy statements and other information at http://www.sec.gov. This proxy statement describes the material elements of relevant contracts, exhibits and other information attached as annexes or exhibits to this proxy statement. Information and statements contained in this proxy statement are qualified in all respects by reference to the copy of the relevant contract or other document included as an annex or exhibit to this document.

All information contained in this proxy statement relating to Trans-India has been supplied by Trans-India, and all such information relating to Solar Semiconductor has been supplied by Solar Semiconductor. Information provided by either of Trans-India or Solar Semiconductor does not constitute any representation, estimate or projection relating to, attributable to or made on behalf of the other.

This proxy statement contains important business and financial information about us that is not included in or delivered with this document. You may obtain this additional information, or additional copies of this proxy statement, at no cost, and you may ask any questions you may have about the acquisition by contacting us at the following address or telephone number:

Trans-India Acquisition Corporation

300 South Wacker Drive

Suite 1000

Chicago, IL 60606

Telephone: (510) 432-5492

Attention: Bobba Venkatadri

In order to receive timely delivery of the documents in advance of the special meeting, you must make your request for information no later than [—], 2009.

INDEX TO FINANCIAL STATEMENTS

TRANS-INDIA ACQUISITION CORPORATION

(a corporation in the development stage)

PAGE
Report of Independent Registered Public Accounting Firm	F-2

Balance Sheets as of December 31, 2007 and December 31, 2006	F-3

Statements of Operations for the year ended December 31, 2007, the period from April 13, 2006 (inception) to December 31, 2006 and the period from April 13, 2006 (inception) to December 31, 2007	F-4

Statements of Stockholders’ Equity for the year ended December 31, 2007, the period from April  13, 2006 (inception) to December 31, 2006 and the period from April 13, 2006 (inception) to December 31, 2007

F-5

Statements of Cash Flows for the year ended December 31, 2007, the period from April 13, 2006 (inception) to December 31, 2006 and the period from April 13, 2006 (inception) to December 31, 2007	F-6

Notes to Financial Statements	F-7

Balance Sheets as of June 30, 2008 (Unaudited) and December 31, 2007	F-12

Statements of Operations for the three months ended June  30, 2008 (Unaudited) and 2007 (Unaudited), for the six months ended June 30, 2008 (Unaudited) and 2007 (Unaudited) and for the period April 13, 2006 (inception) to June 30, 2008 (Unaudited)

F-13

Statements of Changes in Stockholders’ Equity for the period April 13, 2006 (inception) to December  31, 2006 (Audited), for the fiscal year ended December 31, 2007 (Audited) and for the six months ended June 30, 2008 (Unaudited)

F-14

Statements of Cash Flows for the six months ended June 30, 2008 (Unaudited) and 2007 (Unaudited) and for the period April 13, 2006 (inception) to June 30, 2008 (Unaudited)	F-15

Notes to Unaudited Financial Statements (Unaudited)	F-16

SOLAR SEMICONDUCTOR LTD.

and Subsidiaries

PAGE
Report of Independent Registered Public Accounting Firm	F-21

Consolidated Balance Sheets as of March 31, 2008 and March 31, 2007	F-22

Consolidated Statements of Operations for the year ended March 31, 2008 and for the period from April 17, 2006 (inception) to March 31, 2007	F-23

Consolidated Statements of Changes in Stockholders’ Equity for the year ended March 31, 2008 and for the period from April 17, 2006 (inception) to March 31, 2007	F-24

Consolidated Statements of Cash Flows for the year ended March 31, 2008 and for the period from April 17, 2006 (inception) to March 31, 2007	F-25

Notes to Consolidated Financial Statements	F-27

Consolidated Balance Sheet as of June 30, 2008 (Unaudited)	F-57

Consolidated Statements of Operations for the three months ended June 30, 2008 (Unaudited) and 2007 (Unaudited)	F-58

Consolidated Statements of Cash Flows for the three months ended June 30, 2008 (Unaudited) and 2007 (Unaudited)	F-59

Notes to Consolidated Financial Statements (Unaudited)	F-61

TRANS-INDIA ACQUISITION CORPORATION

(a corporation in the development stage)

Unaudited Combined Condensed Pro Forma Financial Statements

Unaudited pro forma condensed combined balance sheet of Trans-India Acquisition Corporation and Solar Semiconductor Ltd. as of June 30, 2008 assuming maximum and minimum approval	F-93

Unaudited pro forma condensed combined statement of operations of Trans-India Acquisition Corporation and Solar Semiconductor Ltd. for the year ended March 31, 2008 assuming maximum and minimum approval

F-95

Unaudited pro forma condensed combined statement of operations of Trans-India Acquisition Corporation and Solar Semiconductor Ltd. for the three months ended June 30, 2008 assuming maximum and minimum approval

F-96

Notes to unaudited pro forma condensed combined financial statements	F-97

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

Trans-India Acquisition Corporation

We have audited the accompanying balance sheets of Trans-India Acquisition Corporation (a corporation in the development stage) as of December 31, 2007 and 2006, and the related statements of operations, stockholders’ equity, and cash flows for the year ended December 31, 2007, for the period from April 13, 2006 (inception) to December 31, 2006, and for the period from April 13, 2006 (inception) to December 31, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Trans-India Acquisition Corp. as of December 31, 2007 and 2006, and its results of operations and its cash flows for to the year ended December 31, 2007, for the period from April 13, 2006 (inception) to December 31, 2006, and for the period from April 13, 2006 (inception) to December 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1, the Company’s Certificate of Incorporation provides for mandatory liquidation of the Company in the event that the Company does not consummate a business combination within 18 months of the Company’s initial public offering (August 14, 2008) or 24 months of the Company’s initial public offering (by February 14, 2009) if certain extension criteria are met. The possibility of such business combination not being consummated raises substantial doubt about the Company’s ability to continue as a going concern, and the financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Miller, Ellin & Company, LLP

New York, NY

February 4, 2008

TRANS-INDIA ACQUISITION CORPORATION

(a corporation in the development stage)

BALANCE SHEETS

	December 31, 2007	December 31, 2006
ASSETS
Current Assets:
Cash	$1,490,425	$63,044
Refundable state income taxes	215,000	—
Prepaid expenses	2,999	—
Cash and cash equivalents held in trust account	90,079,824	—
Deferred offering costs	—	147,040

Total assets	$91,788,248	$210,084

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued expenses	$46,364	$4,226
Stockholder note payable	—	200,420
Deferred underwriting fees	3,680,000	—

Total liabilities	3,726,364	204,646

Commitments
Common Stock subject to conversion 2,873,850 and 0 shares, respectively, at conversion value	22,510,948	—

Stockholders’ Equity:
Preferred stock, $.0001 par value; authorized 5,000,000 shares; none issued and outstanding	—	—
Common stock, $.0001 par value; authorized 50,000,000 shares; issued and outstanding 14,200,000 and 2,500,000	1,420	250
Additional paid-in capital	63,569,439	19,750
Retained earnings (accumulated deficit)	1,980,077	(14,562)

Total stockholders’ equity	65,550,936	5,438

Total liabilities and stockholders’ equity	$91,788,248	$210,084

See accompanying notes to financial statements.

TRANS-INDIA ACQUISITION CORPORATION

(a corporation in the development stage)

STATEMENTS OF OPERATIONS

	For the year ended December 31, 2007	For the period from April 13, 2006 (inception) to December 31, 2006	For the period from April 13, 2006 (inception) to December 31, 2006
Interest Income	$3,686,007	$—	$3,686,007
Operating Costs	669,136	14,562	683,698

Income (loss) before income taxes	3,016,871	(14,562)	3,002,309
Income Taxes	1,022,232	—	1,022,232

Net Income (loss)	$1,994,639	$(14,562)	$1,980,077

Net Income per share
- basic	$0.16	$0.00	$0.23
- diluted	$0.11	$0.00	$0.12

Weighted average shares outstanding
- basic	12,757,539	2,500,000	8,453,095
- diluted	17,517,522	2,500,000	16,090,653

See accompanying notes to financial statements.

TRANS-INDIA ACQUISITION CORPORATION

(a corporation in the development stage)

STATEMENTS OF STOCKHOLDERS’ EQUITY

For the period April 13, 2006 (inception) to December 31, 2006 and for the period January 1, 2007 to December 31, 2007

	Common Stock
	Shares	Par Value $0.0001 Amount	Paid-in Capital in Excess of Par	Retained Earnings	Total Stockholders’ Equity
Balances April 13, 2006	—	$—	$—	$—	$—
Common stock issued	2,500,000	250	19,750	—	20,000
Net loss	—	—	—	(14,562)	(14,562)

Balance at December 31, 2006	2,500,000	250	19,750	(14,562)	5,438
Issuance of common stock and warrants on February 15, 2007	11,700,000	1,170	93,598,830	—	93,600,000
Expenses of offering	—	—	(7,538,193)	—	(7,538,193)
Proceeds subject to possible conversion of 2,873,850 shares	—	—	(22,510,948)	—	(22,510,948)
Net income	—	—	—	1,994,639	1,994,639

Balance at December 31, 2007	14,200,000	$1,420	$63,569,439	$1,980,077	$65,550,936

See accompanying notes to financial statements.

TRANS-INDIA ACQUISITION CORPORATION

(a corporation in the development stage)

STATEMENTS OF CASH FLOWS

	For the year ended December 31, 2007	For the period from April 13, 2006 (inception) to December 31, 2006	For the period From April 13, 2006 (inception) to December 31, 2007
Cash flows from operating activities:
Net Income (loss)	$1,994,639	$(14,562)	$1,980,077
Adjustment to reconcile net income (loss) to net cash provided by operating activities:
Refundable state income taxes	(215,000)	—	(215,000)
Prepaid expenses	(2,999)	—	(2,999)
Accounts payable and accrued expenses	46,364	—	46,364

Net cash provided by (used in) operating activities	1,823,004	(14,562)	1,808,442

Cash flows from investing activities:
Payment to trust account	(90,079,824)	—	(90,079,824)

Net cash used in investing activities	(90,079,824)	—	(90,079,824)

Cash flows from financing activities:
Payments of notes payable	(200,420)	—	(200,420)
Proceeds from sale of common stock	—	20,000	20,000
Payment of costs of public offering costs	(3,715,379)	(142,814)	(3,858,193)
Stockholder note payable		200,420	200,420
Gross proceeds from private placements	1,600,000	—	1,600,000
Gross proceeds from public offering	92,000,000	—	92,000,000

Net cash provided by financing activities	89,684,201	77,606	89,761,807

Net increase in cash	1,427,381	63,044	1,490,425
Cash, beginning of period	63,044	—	—

Cash, end of period	$1,490,425	$63,044	$1,490,425

Supplemental Disclosures of Cash Flow Information:
Schedule of Non-cash Financing Transactions
Deferred underwriting fees and expenses	$3,680,000	—	$3,680,000

See accompanying notes to financial statements.

TRANS-INDIA ACQUISITION CORPORATION

(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS

1.	ORGANIZATION, BUSINESS OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

Trans-India Acquisition Corporation (the “Company”) was incorporated in Delaware on April 13, 2006 as a blank check company formed to acquire, through merger, capital stock exchange, asset acquisition or other similar business combination, one or more businesses with primary operations in India.

The registration statement for the Company’s initial public offering (the “Public Offering”) was declared effective on February 8, 2007. The Company completed private placements (the “Private Placements”) on February 14, 2007 and received proceeds of $1,600,000. The Company consummated the Public Offering on February 14, 2007 and received net proceeds of $88,479,772. The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Private Placements and the Public Offering (collectively the “Offerings”) (as described in Note 2), although substantially all of the net proceeds of the Offerings are intended to be generally applied toward consummating a business combination with a target company. As used herein, a “target business” shall include an operating business in the life sciences sector of the Indian economy and a “business combination” shall mean the acquisition by the Company of a target business.

Of the proceeds of the Offerings, $89,930,004 was deposited in a trust account (“Trust Account”) and invested until the earlier of (i) the consummation of the first business combination or (ii) the distribution of the Trust Account as described below. The amount in the Trust Account includes $3,680,000 of contingent underwriting discounts and expenses (the “Discount”) which will be paid to the underwriters, together with accrued interest thereon, if a business combination is consummated, but which will be forfeited in part if public stockholders elect to have their shares converted for cash if a business combination is not consummated.

The Company, after signing a definitive agreement for the acquisition of a target business, will submit such transaction for stockholder approval. In the event that stockholders owning 25% or more of the outstanding stock, excluding for this purpose those persons who were stockholders prior to the Public Offering, vote against the business combination, the business combination will not be consummated. All the Company’s stockholders prior to the Public Offering, including all of the officers and directors of the Company (“Initial Stockholders”), have agreed to vote their 2,700,000 founding shares of common stock (including the 200,000 shares issued in the Private Placements) in accordance with the vote of the majority of all other stockholders of the Company (“Public Stockholders”) with respect to any business combination. After consummation of the Company’s first business combination, these voting obligations will terminate.

With respect to the first business combination which is approved and consummated, any Public Stockholder who voted against the business combination may elect to convert his, her or its shares into cash. Accordingly, Public Stockholders holding 24.99% of the aggregate number of shares owned by all Public Stockholders may seek conversion of their shares in the event of a business combination. Such converting Public Stockholders would be entitled to receive their pro rata share of the net offering proceeds in the Trust Account calculated as of the record date for determination of stockholders entitled to vote on the proposed combination, including interest accrued thereon, net of taxes, less up to $2,300,000 of interest that may be released to the Company to fund working capital, plus the Discount and plus the proceeds of the Private Placements, computed without regard to the shares held by Initial Stockholders.

In the event that the Company does not consummate a business combination within 18 months of February 14, 2007, or 24 months if certain extension criteria have been satisfied, the net proceeds held in the Trust Account, including the Discount and accrued interest thereon, will be distributed to the Company’s Public Stockholders. The Initial Stockholders have waived their rights to receive distributions upon the Company’s liquidation with respect to all shares owned by them prior to the Public Offering, including the shares acquired in the Private Placement. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per share in the Public Offering (assuming no value is attributed to the Warrants contained in the Units (as defined below) offered in the Public Offering, as discussed in Note 2).

TRANS-INDIA ACQUISITION CORPORATION

(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS (Continued)

Recently Issued Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the accompanying financial statements.

Income Per Common Share

Basic income per share is computed by dividing net income by the weighted-average number of shares of common stock outstanding during the period. Diluted earnings per share gives effect to the dilutive options, warrants and other potential common stock outstanding during the period.

Stock-Based Compensation

The Company has adopted Financial Accounting Statement No. 123R “Accounting for Stock-Based Compensation”. The Company uses the fair value method of valuing stock-based compensation awards.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Cash Concentration of Credit Risk

The Company maintains cash balances with financial institutions, which, at times, may exceed the Federal Deposit Insurance Corporation limit. The Company has not experienced any losses to date as a result of this policy, and management believes there is little risk of loss.

2.	OFFERINGS

Public Offering

On February 14, 2007, the Company sold 11,500,000 Units (“Units”) (including the underwriters’ over-allotment option of 1,500,000 Units) to the public at a price of $8.00 per Unit. Each Unit consists of one share of the Company’s common stock, $0.0001 par value (“Common Stock”), and one redeemable common stock purchase warrant (“Warrant”). Each Warrant entitles the holder to purchase from the Company one share of Common Stock at an exercise price of $5.00 commencing the later of the completion of a business combination with a target business or February 8, 2008 and expiring February 8, 2012. The Warrants are redeemable at a price of $.01 per Warrant upon 30 days notice after the Warrants become exercisable, only in the event that the last sale price of the Common Stock is at least $11.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.

Private Placements

On February 14, 2007, the Company sold to its officers and directors and their affiliates, its special advisor and Trans-India Investors Limited an aggregate of 200,000 Units at a price of $8.00 per Unit. These private placement units are identical to the Units sold in the Public Offering except that they do not have any conversion rights or rights to any liquidation distributions in the event the Company fails to consummate a business combination.

TRANS-INDIA ACQUISITION CORPORATION

(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS (Continued)

3.	RELATED PARTY TRANSACTION

The Company has agreed to pay an affiliate of one of the Initial Stockholders an administrative fee of $7,500 per month for office space and general and administrative services from February 8, 2007 through the consummation of a business combination. As of December 31, 2007, an aggregate of $78,750 has been paid.

4.	NOTES PAYABLE TO STOCKHOLDERS AND MANAGEMENT

The Company entered into a loan agreement with certain stockholders and members of management to borrow up to $400,000 by issuing unsecured promissory notes to cover expenses related to the Offerings. The notes bore interest at the rate of 5% per annum. The Company borrowed $204,870 under the notes, including accrued interest of $4,450. On February 27, 2007, the Company repaid the notes in full.

5.	COMMITMENTS AND CONTINGENCIES

Option to Purchase Units

The Company, on February 14, 2007, sold to the representatives of the underwriters, for an aggregate of $100, an option to purchase up to a total of 500,000 Units. The Units issuable upon exercise of this option are identical to those sold in Public Offer, except the Unit price is 125% of the price of the Units sold in the Public Offering. This option is exercisable at $10.00 per Unit commencing on the later of the consummation of a business combination or one year from February 8, 2007 and expires on February 8, 2012. The option and the 500,000 Units, the 500,000 shares of Common Stock and the 500,000 warrants that are a part of such units, and the 500,000 shares of Common Stock underlying such Warrants, have been deemed compensation by the National Association of Securities Dealers (“NASD”) and are therefore subject to a 180-day lock-up pursuant to Rule 27110(g)(l) of the NASD Conduct Rules. Additionally, the option may not be sold, transferred, assigned, pledged or hypothecated for a one-year period (including the foregoing 180-day period) following February 8, 2007. However, the option may be transferred to any underwriter and selected dealer who participated in the Public Offering and their bona fide officers or partners. The Company will account for this purchase option as a cost of raising capital and will include the instrument as equity in our financial statements. Accordingly, there will be no net impact on the Company’s financial position or results of operations, except for the recording of the $100 proceeds from the sale. The Company has estimated that the fair value of the purchase option on the date of sale is approximately $5.89 per Unit, using an expected life of five (5) years, volatility of 100%, and a risk-free rate of 5%. However, because the Company’s Units did not have a trading history, the volatility assumption was based on information of comparable companies. Although an expected life of five years was used in the calculation, if the Company does not consummate a business combination within the prescribed time period and it liquidates, the option will become worthless.

Potential Commission to Purchase Warrants

The Company has engaged I-Bankers Securities, Inc. and CRT Capital Group LLC (the “Representatives”), on a non-exclusive basis, as its agent for the solicitation of the exercise of the Warrants. To the extent not inconsistent with the guidelines of the NASD and the rules and regulations of the Securities and Exchange Commission, the Company has agreed to pay the Representatives for bona fide services rendered, a commission equal to 5% of the exercise price for each Warrant exercised more than one year after the date of consummation of a business transaction if the exercise was solicited by the Representatives. In addition to soliciting, either orally or in writing, the exercise of the Warrants, the Representatives’ services may also include disseminating information, either orally or in writing to Warrant holders about the Company or the market for the Company’s securities, and assisting in the processing of the exercise of the Warrants. No compensation will be paid to the Representatives upon the exercise of the Warrants if:

•	the market price of the underlying shares of Common Stock is lower than the exercise price;

•	the holder of the Warrants has not confirmed in writing that a Representative solicited the exercise;

•	the Warrants are held in a discretionary account;

TRANS-INDIA ACQUISITION CORPORATION

(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS (Continued)

•	the Warrants are exercised in an unsolicited transaction; or

•	the arrangement to pay the commission is not disclosed in the prospectus provided to Warrant holders at the time of exercise.

6.	COMMON STOCK RESERVED FOR ISSUANCE

At December 31, 2007, 11,700,000 shares of common stock were reserved for issuance upon exercise of redeemable Warrants.

7.	PREFERRED STOCK

The Company is authorized to issue 5,000,000 shares of preferred stock with such designations, voting and other rights and preferences, as may be determined from time to time by the Board of Directors.

8.	WARRANTS

On June 28, 2006, the Company issued warrants in connection with its initial capitalization to the Initial Stockholders to purchase up to a total of 2,500,000 shares of Common Stock at an exercise price of $0.008 per share. Subsequently, on January 4, 2007, the Company and the holders of the 2,500,000 outstanding warrants entered into an agreement under which the outstanding warrants were cancelled.

9.	PER SHARE INFORMATION

In accordance with SFAS No. 128, “Earnings Per Share,” basic earnings per common share (“Basic EPS”) is computed by dividing the net income by the weighted-average number of shares outstanding. Diluted earnings per common share (“Diluted EPS”) is computed by dividing the net income by the weighted-average number of Common Shares and dilutive Common Share equivalents then outstanding. SFAS No. 128 requires the presentation of both Basic EPS and Diluted EPS on the face of the Company’s Condensed Statements of Income.

The following table sets forth the computation of basic and diluted per share information:

	Twelve months ended December 31, 2007	For the period from April 13, 2006 (inception) to December 31, 2006	For the period from April 13, 2006 (inception) to September 30, 2007
Numerator:
Net Income	$1,994,639	$(14,562)	$1,980,077
Denominator:
Weighted-average common shares outstanding	12,757,534	2,500,000	8,453,099
Dilutive effect of warrants	4,759,988	—	7,637,554
Weighted-average common shares outstanding, assuming dilution	17,517,522	2,500,000	16,090,653
Net Income Per Share:
Basic	$0.16	$0.00	$0.23
Diluted	$0.11	$0.00	$0.12

10.	INCOME TAX

Effective January 1, 2007, the Corporation adopted the provisions of Financial Accounting Standards Board (FASB) Interpretation No. 48, “Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109” (FIN 48). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in the

TRANS-INDIA ACQUISITION CORPORATION

(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS (Continued)

Company’s financial statements in accordance with FASB Statement 109, “Accounting for Income Taxes”, and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.

Management has evaluated and concluded that there are no significant uncertain tax positions requiring recognition in the Corporation’s financial statements as of January 1, 2007. The evaluation was performed for the tax year ended December 31, 2006, which remains subject to examination for Federal and state purposes as of December 31, 2007.

The Corporation’s policy is the classify assessments, if any, for tax related interest as interest expense and penalties as general and administrative expenses.

The components of the provision for income tax is as follows:

	For the year ended December 31, 2007	For the period from April 13, 2006 (inception) to December 31, 2006
Federal
Current	$1,022,232	$—
Deferred	—	—

	1,022,232	—

State
Current	—	—
Deferred	—	—

	$1,022,232	$—

There were no deferred tax assets or liabilities at December 31, 2007 and 2006.

TRANS-INDIA ACQUISITION CORPORATION

(a corporation in the development stage)

BALANCE SHEETS

	June 30, 2008	December 31, 2007
	(Unaudited)	(Audited)
ASSETS
Current Assets:
Cash	$1,045,829	$1,490,425
Prepaid expenses	7,988	2,999
Prepaid taxes	190,000	215,000
Cash and cash equivalents held in trust account	91,009,717	90,079,824

Total assets	$92,253,534	$91,788,248

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$20,219	$46,364
Deferred underwriting fees	3,680,000	3,680,000

Total liabilities	3,700,219	3,726,364

Commitments
Common stock subject to conversion of 2,873,850 shares at conversion value	22,743,632	22,510,948

Stockholders’ Equity:
Preferred stock, $.0001 par value; authorized 5,000,000 shares; none issued and outstanding	—	—
Common stock, $.0001 par value; authorized 50,000,000 shares; issued and outstanding 14,200,000 as of June 30, 2008 and December 31, 2007	1,420	1,420
Additional paid-in capital	63,336,755	63,569,439
Retained earnings	2,471,508	1,980,077

Total stockholders’ equity	65,809,683	65,550,936

Total liabilities and stockholders’ equity	$92,253,534	$91,788,248

See accompanying notes to financial statements.

TRANS-INDIA ACQUISITION CORPORATION

(a corporation in the development stage)

STATEMENTS OF OPERATIONS

(Unaudited)

	For the three months ended June 30, 2008	For the three months ended June 30, 2007	For the six months ended June 30, 2008	For the six months ended June 30, 2007	For the period from April 13, 2006 (inception) to June 30, 2008
Interest Income	$548,828	$1,096,979	$1,363,697	$1,695,397	$5,049,704
Administrative Costs	187,423	196,469	445,372	335,857	1,129,071

Income before income taxes	361,405	900,510	918,325	1,359,540	3,920,633
Income Taxes	152,006	449,000	426,894	574,000	1,449,125

Net Income	$209,399	$451,510	$491,431	$785,540	$2,471,508

Net Income per share
- basic	$0.01	$0.03	$0.03	$0.07	$0.25
- diluted	$0.01	$0.02	$0.03	$0.05	$0.15

Weighted average shares outstanding
- basic	14,200,000	14,200,000	14,200,000	11,291,160	9,795,764
- diluted	18,141,219	18,928,662	18,090,670	16,019,822	16,394,501

See accompanying notes to financial statements.

TRANS-INDIA ACQUISITION CORPORATION

(a corporation in the development stage)

STATEMENTS OF STOCKHOLDERS’ EQUITY

For the period April 13, 2006 (inception) to December 31, 2006 (Audited);

for the fiscal year ended December 31, 2007 (Audited);

and for the six months ended June 30, 2008 (Unaudited)

	Common Stock
	Shares	Par Value $.0001 Amount	Paid-in Capital in Excess of Par	Retained Earnings	Total Stockholders’ Equity
Balance at April 13, 2006	—	$—	$—	$—	$—
Common stock issued	2,500,000	250	19,750	—	20,000
Net loss	—	—	—	(14,562)	(14,562)

Balance at December 31, 2006	2,500,000	250	19,750	(14,562)	5,438
Issuance of common stock and warrants on February 15, 2007	11,700,000	1,170	93,598,830	—	93,600,000
Expenses of offering	—	—	(7,538,193)	—	(7,538,193)
Proceeds subject to possible conversion of 2,873,850 shares	—	—	(22,510,948)	—	(22,510,948)
Net income	—	—	—	1,994,639	1,994,639

Balance at December 31, 2007	14,200,000	1,420	63,569,439	1,980,077	$65,550,936
Additional commitment subject to possible conversion of 2,873,850 shares	—	—	(232,684)	—	(232,684)
Net income	—	—	—	491,431	491,431

Balance at June 30, 2008	14,200,000	$1,420	$63,336,755	$2,471,508	$65,809,683

See accompanying notes to financial statements.

TRANS-INDIA ACQUISITION CORPORATION

(a corporation in the development stage)

STATEMENTS OF CASH FLOWS

(Unaudited)

	For the six months ended June 30, 2008	For the six months ended June 30, 2007	For the period from April 13, 2006 (inception) to June 30, 2008
Cash flows from operating activities:
Net income	$491,431	$785,540	$2,471,508 2
Adjustment to reconcile net income (loss) to net cash provided by operating activities:
Accounts Receivable	—	(380,735)	—
Prepaid expenses	(4,989)	(47,234)	(7,988)
Prepaid taxes	25,001	(200,000)	(190,000)
Accounts payable	(26,146)	134,690	20,219

Net cash provided by operating activities	485,297	292,261	2,293,739

Cash flows from investing activities:
Payment to trust account	(929,893)	(89,930,004)	(91,009,717)

Net cash used in investing activities	(929,893)	(89,930,004)	(91,009,717)

Cash flows from financing activities:
Proceeds from sale of notes payable	—	—	200,420
Payments of notes payable	—	(200,420)	(200,420)
Proceeds from sale of common stock	—	—	20,000
Payment of costs of public offering costs	—	(3,715,379)	(3,858,193)
Gross proceeds from private placements	—	1,600,000	1,600,000
Gross proceeds from public offering	—	92,000,000	92,000,000

Net cash provided by financing activities	—	89,684,201	89,761,807

Net increase in cash	(444,596)	46,458	1,045,829
Cash, beginning of period	1,490,425	63,044	—

Cash, end of period	$1,045,829	$109,502	$1,045,829

Supplemental Disclosures of Cash Flow Information:
Schedule of Non-cash Financing Transactions
Deferred underwriting fees and expenses	$3,680,000	$3,680,000	$3,680,000

See accompanying notes to financial statements.

TRANS-INDIA ACQUISITION CORPORATION

(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS

1.	ORGANIZATION, BUSINESS OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

Trans-India Acquisition Corporation (the “Company”) was incorporated in Delaware on April 13, 2006 as a blank check company formed to acquire, through merger, capital stock exchange, asset acquisition or other similar business combination, one or more businesses with primary operations in India.

The registration statement for the Company’s initial public offering (the “Public Offering”) was declared effective on February 8, 2007. The Company completed private placements (the “Private Placements”) on February 14, 2007 and received proceeds of $1,600,000. The Company consummated the Public Offering on February 14, 2007 and received net proceeds of $88,479,772. The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Private Placements and the Public Offering (collectively the “Offerings”) (as described in Note 2), although substantially all of the net proceeds of the Offerings are intended to be generally applied toward consummating a business combination with a target company. As used herein, a “target business” shall include an operating business in the life sciences sector of the Indian economy and a “business combination” shall mean the acquisition by the Company of a target business.

Of the proceeds of the Offerings, $89,930,004 was deposited in a trust account (“Trust Account”) and invested until the earlier of (i) the consummation of the first business combination or (ii) the distribution of the Trust Account as described below. The amount in the Trust Account includes $3,680,000 of contingent underwriting discounts and expenses (the “Discount”) which will be paid to the underwriters, together with accrued interest thereon, if a business combination is consummated, but which will be forfeited in part if public stockholders elect to have their shares converted for cash if a business combination is not consummated.

The Company, after signing a definitive agreement for the acquisition of a target business, will submit such transaction for stockholder approval. In the event that stockholders owning 25% or more of the outstanding stock, excluding for this purpose those persons who were stockholders prior to the Public Offering, vote against the business combination, the business combination will not be consummated. All the Company’s stockholders prior to the Public Offering, including all of the officers and directors of the Company (“Initial Stockholders”), have agreed to vote their 2,700,000 founding shares of common stock (including the 200,000 shares issued in the Private Placements) in accordance with the vote of the majority of all other stockholders of the Company (“Public Stockholders”) with respect to any business combination. After consummation of the Company’s first business combination, these voting obligations will terminate.

With respect to the first business combination which is approved and consummated, any Public Stockholder who voted against the business combination may elect to convert his, her or its shares into cash. Accordingly, Public Stockholders holding 24.99% of the aggregate number of shares owned by all Public Stockholders may seek conversion of their shares in the event of a business combination. Such converting Public Stockholders would be entitled to receive their pro rata share of the net offering proceeds in the Trust Account calculated as of the record date for determination of stockholders entitled to vote on the proposed combination, including interest accrued thereon, net of taxes, less up to $2,300,000 of interest that may be released to the Company to fund working capital, plus the Discount and plus the proceeds of the Private Placements, computed without regard to the shares held by Initial Stockholders.

In the event that the Company does not consummate a business combination within 18 months of February 14, 2007, or 24 months if certain extension criteria have been satisfied, the net proceeds held in the Trust Account, including the Discount and accrued interest thereon, will be distributed to the Company’s Public Stockholders. The Initial Stockholders have waived their rights to receive distributions upon the Company’s liquidation with respect to all shares owned by them prior to the Public Offering, including the shares acquired in the Private Placement. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per share in the Public Offering (assuming no value is attributed to the Warrants contained in the Units (as defined below) offered in the Public Offering, as discussed in Note 2).

TRANS-INDIA ACQUISITION CORPORATION

(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS (Continued)

Recently Issued Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the accompanying financial statements.

Income Per Common Share

Basic income per share is computed by dividing net income by the weighted-average number of shares of common stock outstanding during the period. Diluted earnings per share gives effect to the dilutive options, warrants and other potential common stock outstanding during the period.

Stock-Based Compensation

The Company has adopted Financial Accounting Statement No. 123R “Accounting for Stock-Based Compensation”. The Company uses the fair value method of valuing stock-based compensation awards.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Cash Concentration of Credit Risk

The Company maintains cash balances with financial institutions, which, at times, may exceed the Federal Deposit Insurance Corporation limit. The Company has not experienced any losses to date as a result of this policy, and management believes there is little risk of loss.

2.	OFFERINGS

Public Offering

On February 14, 2007, the Company sold 11,500,000 Units (“Units”) (including the underwriters’ over-allotment option of 1,500,000 Units) to the public at a price of $8.00 per Unit. Each Unit consists of one share of the Company’s common stock, $0.0001 par value (“Common Stock”), and one redeemable common stock purchase warrant (“Warrant”). Each Warrant entitles the holder to purchase from the Company one share of Common Stock at an exercise price of $5.00 commencing the later of the completion of a business combination with a target business or February 8, 2008 and expiring February 8, 2012. The Warrants are redeemable at a price of $.01 per Warrant upon 30 days notice after the Warrants become exercisable, only in the event that the last sale price of the Common Stock is at least $11.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.

Private Placements

On February 14, 2007, the Company sold to its officers and directors and their affiliates, its special advisor and Trans-India Investors Limited an aggregate of 200,000 Units at a price of $8.00 per Unit. These private placement units are identical to the Units sold in the Public Offering except that they do not have any conversion rights or rights to any liquidation distributions in the event the Company fails to consummate a business combination.

TRANS-INDIA ACQUISITION CORPORATION

(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS (Continued)

3.	RELATED PARTY TRANSACTIONS

The Company has agreed to pay an affiliate of one of the Initial Stockholders an administrative fee of $7,500 per month for office space and general and administrative services from February 8, 2007 through the consummation of a business combination. As of June 30, 2008, an aggregate of $123,750 has been paid.

4.	NOTES PAYABLE TO STOCKHOLDERS AND MANAGEMENT

The Company entered into a loan agreement with certain stockholders and members of management to borrow up to $400,000 by issuing unsecured promissory notes to cover expenses related to the Offerings. The notes bore interest at the rate of 5% per annum. The Company borrowed $204,870 under the notes, including accrued interest of $4,450. On February 27, 2007, the Company repaid the notes in full.

5.	COMMITMENTS AND CONTINGENCIES

Option to Purchase Units

The Company, on February 14, 2007, sold to the representatives of the underwriters, for an aggregate of $100, an option to purchase up to a total of 500,000 Units. The Units issuable upon exercise of this option are identical to those sold in Public Offer, except the Unit price is 125% of the price of the Units sold in the Public Offering. This option is exercisable at $10.00 per Unit commencing on the later of the consummation of a business combination or one year from February 8, 2007 and expires on February 8, 2012. The option and the 500,000 Units, the 500,000 shares of Common Stock and the 500,000 warrants that are a part of such units, and the 500,000 shares of Common Stock underlying such Warrants, have been deemed compensation by the National Association of Securities Dealers (“NASD”) and are therefore subject to a 180-day lock-up pursuant to Rule 27110(g)(l) of the NASD Conduct Rules. Additionally, the option may not be sold, transferred, assigned, pledged or hypothecated for a one-year period (including the foregoing 180-day period) following February 8, 2007. However, the option may be transferred to any underwriter and selected dealer who participated in the Public Offering and their bona fide officers or partners. The Company will account for this purchase option as a cost of raising capital and will include the instrument as equity in our financial statements. Accordingly, there will be no net impact on the Company’s financial position or results of operations, except for the recording of the $100 proceeds from the sale. The Company has estimated that the fair value of the purchase option on the date of sale is approximately $5.89 per Unit, using an expected life of five (5) years, volatility of 100%, and a risk-free rate of 5%. However, because the Company’s Units did not have a trading history, the volatility assumption was based on information of comparable companies. Although an expected life of five years was used in the calculation, if the Company does not consummate a business combination within the prescribed time period and it liquidates, the option will become worthless.

Potential Commission to Purchase Warrants

The Company has engaged I-Bankers Securities, Inc. and CRT Capital Group LLC (the “Representatives”), on a non-exclusive basis, as its agent for the solicitation of the exercise of the Warrants. To the extent not inconsistent with the guidelines of the NASD and the rules and regulations of the Securities and Exchange Commission, the Company has agreed to pay the Representatives for bona fide services rendered, a commission equal to 5% of the exercise price for each Warrant exercised more than one year after the date of consummation of a business transaction if the exercise was solicited by the Representatives. In addition to soliciting, either orally or in writing, the exercise of the Warrants, the Representatives’ services may also include disseminating information, either orally or in writing to Warrant holders about the Company or the market for the Company’s securities, and assisting in the processing of the exercise of the Warrants. No compensation will be paid to the Representatives upon the exercise of the Warrants if:

•	the market price of the underlying shares of Common Stock is lower than the exercise price;

•	the holder of the Warrants has not confirmed in writing that a Representative solicited the exercise;

•	the Warrants are held in a discretionary account;

TRANS-INDIA ACQUISITION CORPORATION

(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS (Continued)

•	the Warrants are exercised in an unsolicited transaction; or

•	the arrangement to pay the commission is not disclosed in the prospectus provided to Warrant holders at the time of exercise.

6.	COMMON STOCK RESERVED FOR ISSUANCE

At June 30, 2008, 11,700,000 shares of common stock were reserved for issuance upon exercise of redeemable Warrants.

7.	PREFERRED STOCK

The Company is authorized to issue 5,000,000 shares of preferred stock with such designations, voting and other rights and preferences, as may be determined from time to time by the Board of Directors.

8.	WARRANTS

On June 28, 2006, the Company issued warrants in connection with its initial capitalization to the Initial Stockholders to purchase up to a total of 2,500,000 shares of Common Stock at an exercise price of $0.008 per share. Subsequently, on January 4, 2007, the Company and the holders of the 2,500,000 outstanding warrants entered into an agreement under which the outstanding warrants were cancelled.

9.	PER SHARE INFORMATION

In accordance with SFAS No. 128, “Earnings Per Share,” basic earnings per common share (“Basic EPS”) is computed by dividing the net income by the weighted-average number of shares outstanding. Diluted earnings per common share (“Diluted EPS”) is computed by dividing the net income by the weighted-average number of Common Shares and dilutive Common Share equivalents then outstanding. SFAS No. 128 requires the presentation of both Basic EPS and Diluted EPS on the face of the Company’s Condensed Statements of Income.

The following table sets forth the computation of basic and diluted per share information:

	Three months ended June 30, 2008	Six Months ended June 30, 2008	For the period from April 13, 2006 (inception) to June 30, 2008
Numerator:
Net Income	$209,399	$491,432	$2,471,508
Denominator:
Weighted-average common shares outstanding	14,200,000	14,200,000	9,795,764
Dilutive effect of warrants	3,941,219	3,890,670	6,598,737
Weighted-average common shares outstanding, assuming dilution	18,141,219	18,090,670	16,394,501
Net Income Per Share:
Basic	$0.01	$0.03	$0.25
Diluted	$0.01	$0.03	$0.15

TRANS-INDIA ACQUISITION CORPORATION

(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS (Continued)

10.	SUBSEQUENT EVENTS

On September 16, 2008, the Company entered into a letter of intent to acquire Solar Semiconductor Ltd. (“Solar Cayman”). On October 24, 2008, the Company entered into Share Exchange Agreement with Solar Cayman, its subsidiaries, Solar Semiconductor Private Limited and Solar Semiconductor, Inc., and certain shareholders of Solar Cayman pursuant to which the Company will acquire at least 80% of Solar Cayman by issuing the shareholders Company common stock valued at $375,000,000, minus the aggregate amount of Solar Cayman indebtedness on the closing date of the acquisition in excess of $50,000,000, plus or minus, as applicable, an earnout amount.

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders’ of

Solar Semiconductor Ltd.:

We have audited the accompanying consolidated balance sheets of Solar Semiconductor Ltd. and Subsidiaries as of March 31, 2008 and 2007, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the year ended March 31, 2008, for the period from April 17, 2006 (inception) to March 31, 2007. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

We were appointed the independent registered public accounting firm by the Company on October 10, 2008 and as a result did not observe the counting of the physical inventories at the beginning of the 2008 fiscal year. We have instead relied on the observation of the physical counting by another independent registered public accounting firm to form our opinion on the financial statements as of March 31, 2008 and 2007, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the year ended March 31, 2008, for the period from April 17, 2006 (inception) to March 31, 2007.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Solar Semiconductor Ltd. and Subsidiaries as of March 31, 2008 and 2007, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the year ended March 31, 2008, for the period from April 17, 2006 (inception) to March 31, 2007 then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ T. R. Chadha & Co.

T. R. Chadha & Co.

Hyderabad, India

November 10, 2008

SOLAR SEMICONDUCTOR LTD. and Subsidiaries

CONSOLIDATED BALANCE SHEETS

	As of March 31,
	2008	2007
ASSETS
Current assets:
Cash and cash equivalents	$4,471,428	$2,158,453
Restricted cash	1,145,230	105,640
Advances to related parties	12,509	275,292
Accounts receivable	7,835,452	—
Inventories	14,144,577	24,153
Prepaid expenses and other current assets	3,554,292	37,972

Total current assets	31,163,488	2,601,510
Property and equipment, net	7,205,201	1,110,378
Restricted cash	1,315,432	45,882
Derivative instruments	1,142,357	—
Other assets	312,791	35,833

TOTAL ASSETS	$41,139,269	$3,793,603

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term borrowings and current portion of long-term debt	8,076,836	—
Accounts payable	3,443,380	53,743
Accrued expenses and other current liabilities	1,746,359	63,163
Derivative Instruments	1,393,545	—
Deferred tax liability	24,293	—

Total current liabilities	14,684,413	116,906
Long-term debt, net of current portion	4,463,235	—
Other liabilities	3,739	2,410,759

TOTAL LIABILITIES	$19,151,387	$2,527,665

Commitments and contingencies (Note 12)	—	—

Stockholders’ equity:
Series A preference shares par value $0.001; authorized: 31,000,000 shares, issued and outstanding: 30,387,453 shares. (liquidation preference: $7,596,863)	7,421,169	—
Series B preference shares, par value $0.001; authorized: 9,000,000 shares issued and outstanding: 7,664,368 shares. (liquidation preference: $17,244,828)	15,985,517	—
Ordinary shares par value $0.001; authorized: 65,000,000 shares issued and outstanding 18,500,968 shares	18,501	—
Ordinary shares (held other than by parent) par value INR 10; authorized: 60,000,000 shares; issued and outstanding 7,510,000 shares	1,634,054	1,634,054
Additional paid in capital	22,211,406	—
Accumulated other comprehensive income	169,126	76,950
Accumulated deficit	(25,451,891)	(445,066)

Total stockholders’ equity	21,987,882	1,265,938

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$41,139,269	$3,793,603

The accompanying notes are an integral part of these consolidated financial statements.

SOLAR SEMICONDUCTOR LTD. and Subsidiaries

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year ended March 31, 2008	Period from April 17, 2006 (inception) to March 31, 2007
Revenue	$15,184,311	$—
Cost of goods sold	14,903,310	—

Gross profit	281,001	—

Operating expenses
Selling, general and administrative expenses	13,988,896	452,464

Operating loss	(13,707,895)	(452,464)

Interest income	89,830	250
Other income, net	255,909	18,480
Interest expense	114,305	2,968
Accretion on preference shares	11,505,272	—

Loss before income taxes	(24,981,733)	(436,702)

Income taxes, net	25,092	8,364

Net loss to ordinary shareholders	$(25,006,825)	$(445,066)

Comprehensive Loss:
Foreign currency translation adjustment	92,176	76,950

Comprehensive loss	$(24,914,649)	$(368,116)

Basic and diluted net loss per share to ordinary shareholders	$(1.61)	$(0.06)
Weighted average number of equity shares used in computing basic and diluted loss per ordinary share	15,539,357	7,160,219

The accompanying notes are an integral part of these consolidated financial statements.

SOLAR SEMICONDUCTOR LTD. and Subsidiaries

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE YEARS ENDED MARCH 31, 2008 AND FROM APRIL 17, 2006 (INCEPTION) TO MARCH 31, 2007

	Series A preference shares		Series B preference shares		Ordinary shares -held other than by SSL		Ordinary shares		Additional paid in capital	Accumulated deficit	Accumulated other comprehensive Income	Total shareholders’ equity
	Number	Amount	Number	Amount	Number	Amount	Number	Amount
Balances as of April 17, 2006	—	$—	—	$—	—	$—	—	$—	$—	$—	$—	$—
Issuance of ordinary stock	—	—	—	—	7,510,000	1,634,054	—	—	—	—	—	$1,634,054
Comprehensive loss:
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	—	—	76,950	$76,950
Net Loss	—	—	—	—	—	—	—	—	—	(445,066)	—	$(445,066)

Balances as of March 31, 2007	—	$—	—	$—	7,510,000	$1,634,054	—	$—	$—	$(445,066)	$76,950	$1,265,938

Issuance of ordinary stock	—	—	—	—	—	—	18,500,968	18,501	—	—	—	$18,501
Issuance of Series A preference shares (net of issuance costs of $150,000)	30,387,453	7,446,863	—	—	—	—	—	—	—	—	—	$7,446,863
Issuance of Series B preference shares (net of issuance costs of $335,000)	—	—	7,664,368	16,909,828	—	—	—	—	—	—	—	$16,909,828

Notes receivable	—	(4,124,748)	—	(4,719,321)	—	—	—	—	—	—	—	$(8,844,069)
Preference Shares application money received	—	4,099,054	—	3,795,010	—	—	—	—	—	—	—	$7,894,064
Compensation expense- issuance of new vested shares	—	—	—	—	—	—	—	—	22,211,406	—	—	$22,211,406
Comprehensive income loss:
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	—	—	92,176	$92,176
Net Loss	—	—	—	—	—	—	—	—	—	(25,006,825)	—	$(25,006,825)

Balances as of March 31, 2008	30,387,453	$7,421,169	7,664,368	$15,985,517	7,510,000	$1,634,054	18,500,968	$18,501	$2,211,406	$(25,451,891)	$169,126	$21,987,882

The accompanying notes are an integral part of these consolidated financial statements.

SOLAR SEMICONDUCTOR LTD. and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the year ended March 31, 2008	Period from April 17, 2006 (inception) to March 31, 2007
Cash Flows from Operating activities:
Net loss	$(25,006,825)	$(445,066)

Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation	251,226	4,596
Deferred income tax liability	24,293	—
Stock based compensation	22,211,406	—
Derivative gain	(1,142,357)	—
Changes in operating assets and liabilities
Accounts receivable	(7,835,452)	—
Inventories	(14,120,424)	(24,153)
Prepaid expenses and other current assets	(3,253,537)	(313,264)
Other non-current assets	(276,958)	(35,832)
Accounts payable	3,389,637	53,743
Derivative instruments	1,393,545	—
Accrued expenses	1,686,936	63,163

Net cash used by operating activities	$(22,678,510)	$(696,813)

Cash Flows from Investing activities:
Purchase of property and equipment, net	(4,618,463)	(47,461)
Capital advances	(1,727,587)	(1,067,514)

Net cash used in investing activities	$(6,346,050)	$(1,114,975)

Cash Flows from Financing activities:
Restricted cash	(2,309,140)	(151,522)
Short term borrowings	8,076,836	—
Long term borrowings	4,463,235	—
Issuance of ordinary shares	18,501	1,634,054
Common Stock Subscriptions	(2,410,759)	2,410,759
Issuance of Series A preference shares	7,421,169	—
Issuance of Series B preference shares	15,985,517	—

Net cash used in financing activities	$31,245,359	$3,893,291

Effect of exchange rate changes on cash and cash equivalents	92,176	76,950
Net increase in cash and cash equivalents	2,312,975	2,158,453
Cash and cash equivalents at beginning of period	2,158,453	—

Cash and cash equivalents at end of period	$4,471,428	$2,158,453

The accompanying notes are an integral part of these consolidated financial statements.

Supplemental Disclosure of Cash Flow Information
In millions

Cash Paid During the Period:
Interest	$0.01	$—
Income taxes	—	—

The accompanying notes are an integral part of these consolidated financial statements.

SOLAR SEMICONDUCTOR LTD. and Subsidiaries

Notes to Consolidated Financial Statements

March 31, 2008 and 2007

1.	Organization

Solar Semiconductor Private Limited (“SSPL”) was incorporated in April 2006 under the laws of the Republic of India. Solar Semiconductor, Inc. (“SSI”) was formed in July 2006 as a California corporation. In early 2008, pursuant to a reorganization transaction, shares of SSPL and SSI were transferred to Solar Semiconductor Ltd. (“SSL” or the “Company”), a company formed under the laws of the Cayman Islands in October 2007. Additional shares of SSPL were issued to SSL in October 2008. Following the reorganization and additional share issuance, SSL owned 86.7% of SSPL and 99.9% of SSI. The other beneficial stockholders of SSPL include Hari Surapaneni and his wife, S. Satyanarayana Prasad, a director of SSPL and members of the family of Venkata Kode, one of SSL’s officers and directors. The other 0.1% of SSI is held by SSPL.

The Company and its subsidiaries design, develop, manufacture and market solar photovoltaic products to its global customers for industrial, commercial and residential applications. SSPL has a manufacturing plant located in Kompally, India, with current annual capacity for 75 Megawatt (“MW”) of module production. SSPL operates in a Special Economic Zone in India in order to take advantage of tax rebates as well as several regulatory and fiscal incentives. The Company is a marketing and sales company in the United States. The Company’s clients are located principally in the United States and Europe.

From April 17, 2006 through the date of commencement of operations (September 6, 2007), the Company’s efforts were devoted principally to financial and organizational planning, raising capital and the development of its product offerings and infrastructure. Substantially all of SSL’s operations are in India.

The Company has incurred losses and, as of March 31, 2008 and 2007, had an accumulated deficit of $25,451,891 and $445,066, respectively. Substantially all of the loss has been financed through private placement of equity securities and bank borrowings. Management recognizes the need for additional financing, and is actively pursuing various options, including public/private equity and debt financing. Management believes that it has sufficient working capital on hand to fund operations, however, there can be no assurance that SSL will achieve its operating plans or that it will be able to obtain the necessary financing to fund its future operations.

2.	Acquisition and Basis of Presentation

On January 25, 2008, SSL entered into an agreement to purchase 99,900 shares from SSI (the “SSI Acquisition”) for $999,000 representing a 99.90% ownership interest in SSI. SSI issued the shares on February 2, 2008 upon receipt of the consideration.

SSL entered into an agreement to purchase 50,378,993 shares from SSPL (the “SSPL Acquisition”) for approximately $12,650,000 representing an 87.03% ownership interest in SSPL. SSPL issued the shares on March 29, 2008 upon receipt of the consideration.

At March 31, 2008, SSPL continues to own a 0.1% minority interest in SSI and the founders of SSPL continue to own a 12.97% interest in SSPL.

In accordance with Emerging Issues Task Force (“EITF”) 02-05, “Definition of Common Control in Relation to Financial Accounting Standards Board (“FASB”) Statement No. 141” and EITF 90-05 “Exchanges of Ownership Interests between Entities under Common Control”, the acquisition of SSPL and SSI were accounted for as transfers or exchanges of assets or equity instruments between enterprises under common control and were recorded at the carrying value of the transferring enterprise in a manner similar to a pooling-of-interests. As the group of shareholders (comprised of two individuals and their immediate families) holding more than 50% of the voting rights of SSPL and SSL agreed in writing to vote a majority of the entities shares in concert, the residual holding of the group in SSPL is also treated as part of common stock.

The consolidated financial statements as of March 31, 2007 and for the period from April 17, 2006 (date of incorporation) through March 31, 2007 present the consolidated operations of SSPL and SSI (predecessor companies). The consolidated financial statements as of March 31, 2008 and the year then ended present the operations of SSL and its majority-owned subsidiaries representing the operations of each entity for the entire year in a manner similar to a pooling-of-interests.

3.	Summary of Significant Accounting Policies

Principals of Consolidation

The consolidated financial statements include the accounts of SSL and its wholly owned subsidiaries. All significant inter-company balances and transactions have been eliminated in consolidation.

Use of estimates

Our financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These accounting principles require management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. SSL bases its estimates and judgments on historical experience and on various other assumptions that it believes are reasonable under the circumstances. The amount of assets and liabilities reported on SSL’s balance sheets and the amounts of expenses reported for each of its periods presented are affected by estimates and assumptions, which are used for, but not limited to, the accounting for revenue recognition, allowance for doubtful accounts, inventory valuation, income taxes, determining impairment on long-lived assets, share-based compensation, accounting for defined benefit plans, derivates valuation, accounting for warranty reserves, and fair value estimates. Actual results could differ from those estimates.

Foreign Currency

The Company’s foreign operations use their local currency as their functional currency, which is also the currency of the primary economic environment in which it operates unless otherwise specified. The functional currency of SSPL is the Indian Rupee (“INR”). The assets and liabilities of the subsidiaries for which the functional currency is other than the U.S. Dollar are translated into the U.S. Dollar at the rate of exchange prevailing on the balance sheet dates, other than equity accounts which are translated at historical exchange rates. Revenues and expenses are translated into U.S. Dollars at the average monthly exchange rates. Resulting translation adjustments are included in accumulated other comprehensive income (loss) in stockholders’ equity.

Monetary assets and liabilities in foreign currencies are re-measured into functional currency at the rates of exchange prevailing at the balance sheet dates. Transactions in foreign currencies are re-measured into functional currency at the rates of exchange prevailing on the date of the transaction. All transaction foreign exchange gains and losses are recorded in the accompanying consolidated statements of operations.

The Company uses the U.S. Dollar (“$”) as its reporting currency.

Cash and cash equivalents

Cash and cash equivalents include cash on hand, cash checking accounts and interest bearing savings account. The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents. Cash and cash equivalents as of March 31, 2008 consist principally of cash on deposit with banks and fixed deposits receivable on demand.

Restricted Cash

Restricted cash represents amounts from term loans and credit lines that are being held in escrow until payment of the outstanding balances and certain debt covenants are met. Upon payment of the term loan and credit line the funds are expected to be released and available for use by the Company. Restricted cash also represents amounts on deposit with various government authorities and deposits which is restricted under lien to banks that have been collateralized against letters of credit and guarantees issued by the bank. The classification of restricted cash into current and non-current is determined based on the maturity date of the deposits.

Fair value of financial instruments

The carrying amounts reported in the consolidated balance sheets for cash and cash equivalents, accounts receivable, inventories, advances to suppliers, accounts payable and accrued expenses and short-term borrowings approximate their fair value due to the short maturity of these instruments. The long-term bank borrowings approximate their fair value since the borrowings were at market interest rates.

Accounts receivable

Accounts receivable represent trade receivables, net of an allowance for doubtful accounts. The allowance for doubtful accounts represents the Company’s best estimate of receivables that are doubtful of recovery based on a specific identification basis. At March 31, 2008, the Company concluded that an allowance for doubtful accounts was not necessary. At March 31, 2007 the Company had not commenced operations and as a result did not require an allowance.

Inventories

Inventories are valued as follows:

Raw materials, components, stores and spares

Lower of cost or net realizable value. However, materials and other items held for use in the production of inventories are not written down below cost if the finished products in which they will be incorporated are expected to be sold at or above cost. Cost is determined on a first in first out basis. Cost is determined on a first in first out basis.

Work-in-progress and finished goods

Lower of cost or net realizable value. Cost includes direct materials and labor and a proportion of manufacturing overheads based on normal operating capacity. Cost is determined on a first in first out basis.

Net realizable value is the estimated selling price in the ordinary course of business, less estimated costs of completion and estimated costs necessary to make the sale.

Property and equipment, net

Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives, which are as follows:

Computer equipment and software	3 years
Vehicles	4 years
Office furniture and equipment	5 years
Plant and equipment	7 years
Leasehold improvements	Lease period

Costs incurred in the construction of new facilities, including advances paid towards the acquisition of property and equipment and the cost of property and equipment not put to use before the balance sheet date are disclosed under the caption “Assets under construction”.

Impairment of long-lived assets

Property and equipment are reviewed for impairment if indicators of impairment arise. The evaluation of impairment is based upon a comparison of the carrying amount of the property and equipment to the estimated future undiscounted net cash flows expected to be generated by the property and equipment. If estimated future undiscounted cash flows are less than the carrying amount of the property and equipment, the asset is considered impaired. The impairment expense is determined by comparing the estimated fair value of the property and equipment to its carrying value, with any shortfall from fair value recognized as an expense in the current period. The fair value is determined based on valuation techniques such as discounted cash flows or comparison to fair values of similar assets.

Revenue

The Company records revenue related to the sale of PV modules when persuasive evidence of an arrangement exists, delivery of the product has occurred and title and risk of loss has passed to the customer, the sales price is fixed or determinable and collectability of the resulting receivable is reasonably assured. This policy is in accordance with the requirements of SEC Staff Accounting Bulletin No. (SAB) 101, Revenue Recognition in Financial Statements, as amended by SAB 104, Revision of Topic 13 (Revenue Recognition). Under this policy, the Company records a trade receivable for the selling price of its product and reduces inventory for the cost of goods sold when delivery occurs in accordance with the terms of the respective sales contracts.

More specifically, the Company’s sales arrangements are generally evidenced by either a master sales agreement and/or by individual purchase orders for each transaction. The shipping terms of the Company’s sales arrangements are generally FOB destination point whereby the Company assumes the risks and rewards of ownership of the products until delivery at the port of destination. Other than warranty obligations, the Company does not have any commitments or obligations to deliver additional products or services to the customers.

Customer concentration

During the fiscal year ended March 31, 2008, the following customers each comprised 10% or more of our total net revenue:

	Net Revenue	% of Total
Fotosolar	$4,545,938	29.9%
SunPower	3,445,503	22.7%
Solfis GmbH	2,329,663	15.3%
Ibersolar Energia	2,259,925	14.9%

*	SSPL started commercial production on September 6, 2007 and sales began September 13, 2007.

The Company had no operations for the year ended March 31, 2007.

Warranty cost

The Company provides a limited warranty for its products for up to 25 years after sales have taken place on solar modules against defects and workmanship. The warranty includes the module which is expected to produce at least 90% of their power output rating during the first 10 years following the date of sale and at least 80% of their power output rating during the following 15 years. The Company does not provide a service warranty. Due to limited warranty claims to date, the Company accrues the estimated costs of warranties based on an assessment of its competitors’ accrual history while incorporating some estimates of failure rates through its quality review process. Actual warranty costs are accumulated and charged against the accrued warranty liability. To the extent that actual warranty costs differ from the estimates, the Company will prospectively revise its accrual rate.

Start-up costs

The Company expenses all costs incurred in connection with start-up activities, including pre-production costs associated with new manufacturing facilities and costs incurred with the formation of the Company such as organization costs. Pre-production costs, including facility and employee costs incurred in connection with constructing new manufacturing plants and raw materials used to test equipment and production processes are included in selling, general and administrative expenses.

Shipping and handling costs

Shipping and handling costs are classified as a component of cost of goods sold. Customer payments of shipping and handling costs are recorded as a component of net sales.

Borrowing costs

Interest cost incurred for funding a qualifying asset during the construction period is capitalized based on actual investment in the asset at the average interest rate. The capitalized interest is included in the cost of the relevant asset and is depreciated over the estimated useful life of the asset. SSPL capitalized $78,818 in interest costs during the year ended March 31, 2008.

Income taxes

The Company applies the asset and liability method of accounting for income taxes as described in Statement of Financial Accounting Standards (“SFAS No. 109”), “Accounting for Income Taxes.” Under this method, deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are recognized to reduce the deferred tax assets to an amount that is more likely than not to be realized. In assessing the likelihood of realization, management considers estimates of future taxable income, incidence of tax and the effect of temporary differences.

Defined contribution plans

Eligible employees of the Company in India receive benefits from a Provident Fund, administered by the Government of India, which is a defined contribution plan. Both the employees and the Company make monthly contributions to the Provident Fund equal to a specified percentage of the eligible employees’ salary.

The Company has no further obligation under defined contribution plans beyond the contributions made to the plans. Contributions are charged to income in the year in which they accrue and are included in the consolidated statements of operations.

Defined benefit plan

Employees in India are entitled to benefits under the Payment of Gratuity Act 1972, a defined benefit retirement plan covering eligible employees of the Company. The plan provides for a lump-sum payment to eligible employees at retirement, death, and incapacitation or on termination of employment, of an amount based on the respective employee’s salary and tenure of employment subject to a maximum of approximately $ 8,750 per employee. In India, SSPL is making the contributions to funds administered and managed by the Life Insurance Corporation of India and AVIVA Life Insurance Company Private Limited (together “Fund Administrators”) to fund the gratuity liability of SSPL. Under this scheme, the obligation to pay gratuity remains with SSPL, although the Fund Administrators administer the scheme. SSPL has unfunded gratuity obligations.

The gratuity liability and net periodic gratuity cost has been actuarially determined after considering discount rates and increases in compensation levels.

Accumulated Other Comprehensive Income

SFAS No. 130, “Reporting Comprehensive Income” (“SFAS No. 130”), establishes rules for the reporting of comprehensive income and its components. Comprehensive income is defined as all changes in equity from non-owner sources. For the Company, comprehensive income (loss) consists of net earnings and changes in the cumulative foreign currency translation adjustments.

Concentration of credit risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents, time deposits, advances to suppliers and accounts receivable. The Company’s cash and cash equivalents are invested with financial institutions, which the Company’s management believes to be high credit quality. With respect to advances to suppliers, such suppliers are primarily suppliers of silicon wafers raw materials. The Company performs ongoing credit evaluations of its suppliers’ financial conditions. The Company generally does not require collateral or other security against advances to suppliers. The Company believes that the credit risk in its accounts receivables is mitigated by the Company’s relatively short collection terms and dispersion of its customer base. The Company monitors the credit worthiness of its customers to whom it grants credit terms in the normal course of its business.

Stock-Based Compensation

The Company applies SFAS No. 123(R), “Share-Based Payment” in accounting for stock based compensation which requires the measurement of compensation expense for all stock awards granted to employees and non-employee directors at fair value on the date of grant and recognition of compensation expense over the related service periods for awards expected to vest. The fair value of nonvested stock is determined based on the number of shares granted and the fair value of the Company’s common stock on the date of grant, and the fair value of stock options granted is determined using the Black-Scholes valuation model.

The Company recognizes the services received in exchange for awards of equity instruments based on the grant-date fair value of the award. The calculated compensation cost is recognized over the period the grantee is required to provide services per the conditions of the award. As permitted under SFAS No. 123(R), the Company has adopted the straight-line attribution method and has included an estimate of stock awards to be forfeited in the future in calculating stock-based compensation expense for the period.

Accounting for leases

The Company leases its facilities under operating lease agreements that are renewable on a periodic basis at the option of the lessor and the lessee with the exception of the land at FabCity, Hyderabad which is subject to a 66 year lease which does not provide for any renewals. The lease agreements, except for the Hyderabad lease, contain rent escalation clauses. Lease payments under operating leases are recognized as an expense on a straight-line basis over the lease term.

Derivative financial instruments

The Company occasionally enters into contracts that do not in their entirety meet the definition of a derivative instrument that may contain “embedded” derivative instruments – implicit or explicit terms that affect some or all of the cash flow or the value of other exchanges required by the contract in a manner similar to a derivative instrument. The Company assesses whether the economic characteristics and risks of the embedded derivative are clearly and closely related to the economic characteristics and risks of the remaining component of the host contract and whether a separate, non-embedded instrument with the same terms as the embedded instrument would meet the definition of a derivative instrument. When it is determined that (1) the embedded derivative possesses economic characteristics and risks of the host contract and (2) a separate, stand-alone instrument with the same terms would qualify as a derivative instrument, the embedded derivative is separated from the host contract and carried at fair value as a trading or non-hedging derivative instrument.

Vendor risk

The Company depends upon key suppliers and vendors to provide raw material that it needs to manufacture PV products and solutions. While the Company believes that its vendors are internationally reputed, the results of operations could be adversely affected if it is unable to obtain adequate supplies of raw material in a timely manner. The Company manages to minimize the possibility of such risk by having long-term contracts with the vendors and also having more than one vendor for supply of raw material and services.

Earnings per share

Basic earnings per share are computed by dividing income (loss) to ordinary shareholders by the weighted average number of common shares outstanding during each period. In determining the income to ordinary shareholders, net income has been reduced by accretion on preference stock. Diluted earnings per share are computed using the weighted average number of ordinary shares plus the potentially dilutive effect of common stock equivalents. Securities that are anti-dilutive are excluded from the computation of weighted average shares outstanding. Certain securities that are currently anti-dilutive may be dilutive in the future.

Recent accounting pronouncements

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS 157”). SFAS 157 defines fair value, establishes a framework for measuring fair value, and enhances fair value measurement disclosure. In February 2008, the FASB issued FASB Staff Position (“FSP”) 157-1, “Application of FASB Statement No. 157 to FASB Statement No. 13 and Other Accounting Pronouncements That Address Fair Value Measurements for Purposes of Lease Classification or Measurement under Statement 13” (“FSP 157-1”) and FSP 157-2, “Effective Date of FASB Statement No. 157” (“FSP 157-2”). FSP 157-1 amends SFAS 157 to remove certain leasing transactions from its scope. FSP 157-2 delays the effective date of SFAS 157 for all nonfinancial assets and nonfinancial liabilities, except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually), until the beginning of the first quarter of fiscal 2010. The measurement and disclosure requirements related to financial assets and financial liabilities which were effective for the Company in the first quarter of fiscal 2009 were adopted for certain instruments effective April 1, 2008. The Company does not expect the adoption of SFAS 157 for all nonfinancial assets and nonfinancial liabilities to have a material impact on its results of operations or financial position.

In December 2007, the FASB issued SFAS No. 141 (revised), “Business Combinations” (“SFAS No. 141(R)”). The standard changes the way companies account for business combinations and requires the acquiring entity in a business combination to recognize assets acquired and liabilities assumed in the transaction; establishes the acquisition-date fair value as the measurement objective for all assets acquired and liabilities assumed; and requires the acquirer to disclose information needed by investors to understand the nature and financial effect of the business combination. SFAS No. 141(R) is effective for fiscal years beginning after December 15, 2008, with early adoption prohibited. The Company is currently evaluating the impact of this statement on its consolidated financial statements.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements — an amendment of Accounting Research Bulletin No. 51” (“SFAS No. 160”). This statement requires an entity to classify noncontrolling financial interests in subsidiaries as a separate component of equity. Additionally, transactions between an entity and noncontrolling interests are required to be treated as equity transactions. SFAS No. 160 is effective for fiscal years beginning after December 15, 2008, with early adoption prohibited. The Company is currently evaluating the impact of this statement on its consolidated financial statements.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities — an amendment of FASB Statement No. 133”. This Statement changes the disclosure requirements for derivative instruments and hedging activities. Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. This standard is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008 with early adoption permitted. The Company has not early adopted this statement and is currently evaluating the impact on its financial statements.

In April 2008, the FASB issued FASB Staff Position (“FSP”) No. Financial Accounting Standard 142-3, “Determination of the Useful Life of Intangible Assets” (“FSP No. FAS 142-3”). FSP No. FAS 142-3 amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS No. 142, “Goodwill and Other Intangible Assets”. The Company is required to adopt FSP No. FAS 142-3 for fiscal years beginning after December 15, 2008. The Company does not believe that adoption of this accounting standard will have a significant impact on its consolidated financial statements.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles” (“SFAS No. 162”). SFAS No. 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements that are presented in conformity with generally accepted accounting principles. SFAS No. 162 will become effective 60 days after the Commission’s approval of the Public Company Accounting Oversight Board amendments to Auditing Standards (AU) Section 411, “The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles”. The Company does not believe that adoption of this accounting standard will have a significant impact on its consolidated financial statements.

4.	Certain financial statement information

	As of March 31, 2008	As of March 31, 2007
Inventory
Raw Material	$5,710,916	$24,153
Work in Progress	1,023,061	—
Finished Goods	7,410,600	—

Total	$14,144,577	$24,153

Prepaid Expenses and Other Current Assets
Advances for Raw Material	$3,081,966	$4,027
Others	242,253	15,288
Prepaid Expenses	201,186	14,567
Interest Receivable	19,469	4,090
Income Tax	9,418	—

Total	$3,554,292	$37,972

Other Non Current Assets
Unamortized Borrowing Cost	$170,774	$—
Deposits	142,017	35,833

Total	$312,791	$35,833

Accrued Expenses
Customer Advances	$977,506	$—
Legal Fees	398,696	—
Warranty	114,542	—
Accrued Salaries	74,740	—
Accrued Interest	50,444	—
Amounts due to Consultants	42,000	—
Other	88,431	63,163

Total	$1,746,359	$63,163

5.	Restricted cash

Restricted cash represents amounts on deposit with various government authorities and deposits which is restricted under lien to banks that have been collateralized against letters of credit and guarantees issued by the bank. The classification of restricted cash into current and non-current is determined based on the maturity date of the deposits.

6.	Property and equipment, net

At March 31, 2008 and 2007, Property and equipment consist of the following:

	Estimated Useful Life (years)	As of March 31, 2008	As of March 31, 2007
Computer equipment and software	3	82,498	12,507
Vehicles	4	38,745	—
Office furniture and equipment	5	311,158	34,954
Machinery and equipment	7	1,592,484	—
Land lease	Lease Period	2,501,876	—
Leasehold improvements	Lease Period	138,330	—
Assets under construction		2,795,101	1,067,513
subtotal		7,460,192	1,114,974
Accumulated depreciation and amortization		(254,991)	(4,596)

Total Property and equipment, net		$7,205,201	$1,110,378

Land lease represents payments made by the Company to the lessor for use of the land for a 66 year period with an annual rental of $100. The lease does not contain a bargain purchase option nor does it transfer the ownership of the land to the Company at the end of the lease period.

7.	Advances payable to Shareholders

Advances payable to shareholders at March 31, 2007 of $2,410,759 (classified in Other Liabilities) represents unsecured short-term non-interest bearing advances payable to shareholders. These advances were applied towards the purchases of preference shares in February 2008 and March 2008.

8.	Debt

The following table details our debt as of March 31, 2008:

Term Loan	$5,948,916
Less: current portion
Current Portion of the Term Loan	1,485,681
Long term debt, net of current portion	$4,463,235

Credit Line	$6,270,490

Other Short Term Borrowings	$320,665

Pursuant to the Common Rupee Term Loan Agreement (“Term Loan”) dated March 19, 2008 by and among the Bank of India, Indian Overseas Bank, Union Bank of India, The Federal Bank (collectively referred as “Bankers”) and SSPL agreed to loan to SSPL an aggregate of up to Rs. 986,700,000, or approximately $24.7 million (INR 39.97 = $1), for the development of its Fab City facility. In connection with the Term Loan, Mr. Hari Surapaneni, Mr. Sakhamuri Satyanarayana Prasad and Mrs. Sandhya Venkat Kode personally guaranteed the payment obligations of SSPL under the Term Loan. Upon Mrs. Sandhya Kode’s resignation as director of SSPL and election of Mr. Venkata Kode as an additional director of SSPL on July 17, 2008, Mr. Venkata Kode replaced his wife, Mrs. Sandhya Kode, as a guarantor under the Term Loan Mr. Hari Surapaneni is the Chief Executive Officer, President, director and 5% stockholder of SSL. Mr. Sakhamuri Satyanarayana Prasad is a 5% stockholder of SSL and an officer and director of SSPL. Mr. Venkata Kode is the Chief Strategic Officer and director and 5% stockholder of SSL, a director and the Vice President and Chief Financial Officer of SSPL. The interest accrues at a minimum annual rate of 12.5% and is payable on March 30, June 29, September 29 and December 30 of each year until the Term Loan has been repaid. The outstanding unpaid principal balance is payable in 12 quarterly installments, commencing on December 31, 2008. The Term Loan is secured by way of equitable mortgage of land and building and hypothecation of fixed assets, both present and future and pari passu charge on all of SSPL’s current assets, subject to and subordinated to the security interests created in favor of the same commercial banks in connection with Credit Line The total amount outstanding against the sanctioned term loans as of March 31, 2008 was approximately $5.9 million of principal and approximately $0.03 million of interest.

Pursuant to the Working Capital Consortium Agreement (“Credit Line”) dated March 19, 2008 by and among the Bankers and SSPL, the Bankers agreed to grant to SSPL all or some or any of the credit facilities either in Indian or foreign currencies by way of overdrafts, cash credits, pre-shipment and post-shipment credits, opening of letter of credit, issuing of guarantees, negotiation and discounting of demand and/or usance bills and checks inland as well as foreign and such other facilities as may be agreed upon from time to time between the bankers and SSPL for an aggregate of up to Rs. 45 crores, or approximately $11.3 million (INR 39.97 = $1). In connection with the Credit Line, Mr. Hari Surapaneni, Mr. Sakhamuri Satyanarayana Prasad and Mrs. Sandhya Venkat Kode entered into the Deed of Guarantee dated March 6, 2008 with the Bankers, pursuant to which Mr. Hari Surapaneni, Mr. Sakhamuri Satyanarayana Prasad and Mrs. Sandhya Kode agreed to guarantee the payment obligations of SSPL under the Credit Line. Upon Mrs. Sandhya Kode’s resignation as director of SSPL and election of Mr. Venkata Kode as an additional director of SSPL on July 17, 2008, Mr. Venkata Kode replaced his wife, Mrs. Sandhya Kode, as a guarantor under the Deed of Guarantee. Borrowings thereunder are limited to an eligible borrowing base of accounts receivable and inventory. Interest accrues at an annual rate of 12.5% and is payable on a monthly basis. The maturity date of borrowings under the Credit Line is one year from the date of sanction. As of March 31, 2008, the Company has approximately $6.3 million of borrowings outstanding under the Credit Line. The Credit Line is subject to certain financial covenants which are monitored quarterly. At March 31, 2008 the Company was in compliance with such covenants.

For the year ended March 31, 2008, the Company recorded interest expense of $114,305, related to borrowings from the Credit Line and Term Loan.

9.	Income Taxes

Income (loss) before income taxes of the company is as follows:

	Year ended March 31, 2008	Period from April 17, 2006 (inception) through March 31, 2007
India	$(1,545,110)	$(436,702)
Other	(23,436,623)	—

	$(24,981,733)	$(436,702)

The provision for income taxes consists of the following:

	Year ended March 31, 2008	Period from April 17, 2006 (inception) through March 31, 2007
Current provision:
India	$—	$8,364
Other	800	—

Deferred benefit:
India	24,292	—
Other	—	—

	$25,092	$8,364

The India income tax provision for period ended March 2007 represents current taxes on non-exempt income in India and certain withholding taxes. Since export revenue of SSPL qualifies for a deduction from taxable income, being profits attributable to undertakings situated in Export Processing Zones until March 2010, no provision for current income tax was made in SSPL.

The other current income tax provision for the year ended March 31, 2008 relates to the minimum California tax.

With respect to the Company’s operations in India, temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases arose due to difference in depreciation rates of fixed assets, provision for gratuity which are allowable on a cash basis under the Indian Income Tax Act and Loss / gain on Derivative Transactions which are taxable at the time of actual realization. Since the export revenue of SSPL qualifies for a deduction from taxable income, profits attributable to contracts completed in Export Processing Zones until March 2010, more than likely will not have any substantial tax consequences as they likely will reverse within the tax holiday period eliminating a substantial portion of the temporary differences.

There is no tax at Cayman Islands and as such no income tax is recognized relating to SSL or deferred tax assets/liabilities need to be recorded relating to temporary differences of SSL.

There are practically no operations at present at SSI and as such the deferred tax assets on carried forward losses are not recognized.

The significant components of the net deferred income tax assets and liabilities are as follows:

	Year ended March 31, 2008	Period from April 17, 2006 (inception) to March 31, 2007
Deferred tax assets:
Net operating loss carry forwards	$271,078	$—
Loss on derivative transaction	117,673	—
Deferred compensation	147,121	—
Total gross deferred tax assets	535,872	—
		—
Deferred tax liabilities:		—
Depreciation and amortization	171,316	—
Exchange loss	98
Total gross deferred tax liabilities	171,414	—
		—
Valuation allowance	388,750	—

Net deferred tax liability	$24,292	$—

At March 31, 2008 the Company has U.S. Federal net operating loss carryforwards for U.S. Federal income tax purposes of approximately $935,000 expiring in fiscal years 2008 through 2027. In addition, the Company has Indian net operating loss carryforwards of approximately $798,000 expiring within the tax holiday period.

The deferred tax asset represents the tax effect of temporary differences related to the Company’s foreign operations that will reverse after the tax holiday period has expired. Realization of the deferred tax assets is dependent upon future income, if any, the amount and timing of which are uncertain. Accordingly, the net deferred tax assets have been offset by a valuation allowance.

The effective tax rate differs from the amount computed by applying the U.S. Federal statutory rate to income (loss) before income taxes as follows:

	For the year ended March 31, 2008	Period from April 17, 2006 (Inception) through March 31, 2007
Statutory Federal income tax rate	34.0%	34.0%
State income taxes, net of federal benefit	(3.3)%	—
Lower rates in other jurisdictions, net	4.8%	—
Permanent items	(0.7)%	(3.2)%
Increase in valuation allowance	(32.7)%	(28.9)%

Effective tax rate	0.1%	1.9%

We have adopted the provisions of FIN 48 effective on January 1, 2007. The adoption of the provisions of FIN 48 did not have a material impact on our financial position and results of operations. We file income tax returns in India, the U.S., and California. The Company’s federal income tax returns for tax years 2007 and beyond remain subject to examination by the Internal Revenue Service. The Company’s California returns for tax years 2007 and beyond remain subject to examination by the Franchise Tax Board. In addition, all of the net operating losses that may be used in future years are still subject to adjustment.

We do not expect our unrecognized tax benefits to change significantly over the next 12 months. In connection with the adoption of FIN 48, the Company will recognize interest and penalties accrued on any unrecognized tax benefits as a component of income tax expense. As of March 31, 2008, the Company has not accrued interest or penalties related to uncertain tax positions.

10.	Net gain (loss) per share

Basic earnings per share are computed using the weighted average number of ordinary shares outstanding during the period. Diluted earnings per share are computed using the weighted average number of ordinary shares and potentially dilutive securities outstanding during the period. Potentially dilutive securities consist of the incremental common shares issuable upon exercise of stock options and warrants and conversion of convertible debt (using the treasury stock method). Potentially dilutive securities are excluded from the computation if their effect is anti-dilutive. The treasury stock effect of options, warrants and conversion of convertible debt and preference shares to ordinary shares outstanding at March 31, 2008 and 2007, respectively, has not been included in the calculation of the net loss per share as such effect would have been anti-dilutive. As a result of these items, the basic and diluted loss per share for all periods presented are identical. The following table summarizes the weighted average ordinary shares outstanding:

	For the year ended March 31, 2008	Period from April 17, 2006 (Inception) through March 31, 2007
Net Loss *	$23,803,225	$445,066
Adjustment of 8% dividend to preference shares	133,451

Net Gain (Loss) after adjustment*	$23,669,774	$445,066

Weighted average ordinary shares outstanding	15,539,357	7,160,219

Series A preference shares	30,387,453	—
Less: anti dilutive ordinary shares due to operating loss	(30,387,453)	—
Series B preference shares	7,664,368	—
Less: anti dilutive ordinary shares due to operating loss	(7,664,368)	—
Total unvested ordinary shares outstanding	3,724,375	—
Less: anti dilutive ordinary shares due to operating loss	(3,724,375)	—
Total stock options outstanding	—	—
Less: anti dilutive stock options due to operating loss	—	—

Diluted weighted average ordinary shares outstanding	15,539,357	7,160,219

Basic and diluted net loss per share	$1.52	$0.06

* The total loss is net of loss of $203,600 related to a non-controlling interest in its subsidiaries for the years ended March, 31 2008 as disclosed in Note 2.

As SSL was incorporated in October 2007, no ordinary shares of SSL existed as of March 31, 2007. Accordingly, earnings per share for the period ended March 31, 2007 is computed utilizing the outstanding ordinary shares of SSL as if those were the ordinary shares outstanding of SSL as of that date.

11.	Related Party Transactions

Refer to the disclosure in Note 8 – Debt for additional disclosure regarding certain debt transactions involving related parties.

Transactions between Related Parties and SSL

Promissory Notes Issued to SSL

Prior to February 4, 2008, certain individuals and entities agreed to purchase equity securities in SSPL for a total purchase price of Rs. 67 crores, or approximately $14,000,000. While such investment amounts were deposited with SSPL, no equity financing was ever consummated. As part of the restructuring of SSPL, SSI and SSL, the board of directors of SSPL approved the refund of share application amounts from such investors. While certain of the share application amounts have been refunded, other share application amounts are still due and owing. On February 4, 2008, SSL issued shares of its Series A preference shares to the persons that had previously agreed to purchase equity securities in SSPL in exchange for cash or unsecured promissory notes to SSL in the aggregate amount of $5,403,726.25, each bearing an interest rate of 5% per annum. While each of these promissory notes bear an interest rate of 5% per annum, no interest is being accrued or will be charged on such promissory notes. As such, no interest has been paid on any of these promissory notes to SSL since February 4, 2008. As SSPL refunds the share application amounts, the investors have agreed to pay such amounts to SSL in repayment of the promissory notes issued by such investors in exchange for the Series A preference shares of SSL. To the extent any amount on the promissory notes issued by the investors to SSL remain due and outstanding after the investors receive their respective share application amounts from SSPL and pay such amounts to SSL in repayment of the promissory notes, SSL may consider forgiving such remaining amounts due on such promissory notes.

The following table sets forth the number of Series A preference shares of SSL purchased by each of the related persons, the original principal amount of the promissory note issued by each of them in consideration for such Series A preference shares and the total principal amount that remains outstanding on each such note. The amount of the promissory note issued by each such person is equivalent to the amount of their original share subscription amount for shares of SSPL, and the amount that remains outstanding on each such promissory note is equal to the amount of the refund that remains due to them from SSPL.

Name	No. of Series A Preference Shares Purchased	Original Principal Amount on Promissory Note	Aggregate Principal Amount Paid since April 1, 2007	Total Outstanding Amount due to SSL	Relationship to SSL
Navakrishna Akkineni (1)	602,308	$150,577.00	$115,577.00	$35,000.00	5% Stockholder

Jagadish Buddhavarapu (2)	96,000	$24,000.00	$24,000.00	$—	5% Stockholder

Karthik Ram Kode (3)	480,000	$120,000.00	$120,000.00	$—	5% Stockholder, and a related person of a Director, Officer and 5% Stockholder (Mr. Kode’s son)

Name	No. of Series A Preference Shares Purchased	Original Principal Amount on Promissory Note	Aggregate Principal Amount Paid since April 1, 2007	Total Outstanding Amount due to SSL	Relationship to SSL
Sree Sathya Kode	2,000,000	$500,000.00	$500,000.00	$—	5% Stockholder, and a related person of a Director, Officer and 5% Stockholder (Mr. Kode’s daughter)

Hari Surapaneni (4)	16,448,566	$4,112,141.50	$350,000	$3,762,141.50	5% Stockholder and a Director, Chief Executive Officer and President

Surapaneni Revocable Trust UTA dated 12/05/00	3,088,726	$772,181.50	$350,000	$422,181.50	5% Stockholder

Surapaneni Children’s Trust FBO Sravan Surapaneni	679,920	$169,980.00	$—	$169,980.00	5% Stockholder

Surapaneni Children’s Trust FBO Swetha Surapaneni	679,920	$169,980.00	$—	$169,980.00	5% Stockholder

Ushas Inc. (5)	12,000,000	$3,000,000.00	$—	$3,000,000.00	5% Stockholder

Sravan Kumar Surapaneni	87,968	$21,992.00	$21,992.00	$—	Related person of a Director, Officer and 5% Stockholder (Mr. Surapaneni’s son)

Srinivas Buddhavarapu and Neeraja Gumma	100,000	$25,000.00	$25,000.00	$—	Related persons of a 5% Stockholder (Mr. Buddhavarapu’s brother [and sister-in-law])

Name	No. of Series A Preference Shares Purchased	Original Principal Amount on Promissory Note	Aggregate Principal Amount Paid since April 1, 2007	Total Outstanding Amount due to SSL	Relationship to SSL
Usha Rani Akkineni	140,000	$35,000.00	$—	$35,000	Related person of a 5% Stockholder (Mr. Akkineni’s wife)

Kiran Kumar Akkineni	197,016	$49,254.00	$49,254.00	$—	Related person of a 5% Stockholder (Mr. Akkineni’s son)

(1)	Includes 552,308 Series A preference shares purchased by Usha Rani Akkineni, Mr. Akkineni’s wife, and Navakrishna Akkineni and Usha Rani Akkineni, Trustees of the Nava Usha Akkineni Family Living Trust Dated May 14, 2007 in exchange for the promissory notes in the aggregate amount of $138,077. The promissory note issued by Mrs. Akkineni has not been repaid.
(2)	Includes 96,000 Series A preference shares purchased by Jagadish Buddhavarapu Irrevocable Trust in exchange for the promissory note in the amount of $24,000.
(3)	On February 2008, SSL issued a convertible promissory note in the amount of $375,000 to Mr. Karthik Ram Kode, with an interest rate of 5% per annum. All of the outstanding principal amount on such note, of $375,000, was converted into 1,500,000 Series A preference shares of SSL on February 4, 2008. SSL has made interest payments in the aggregate amount of $873 since April 1, 2007.
(4)	Includes promissory notes in the aggregate amount of $4,112,141.50 issued by the Surapaneni Revocable Trust UTA dated 12/05/00, the Surapaneni Children’s Trust FBO Sravan Surapaneni, the Surapaneni Children’s Trust FBO Swetha Surapaneni and Ushas Inc.
(5)	Ushas Inc. is an entity controlled by Mr. Surapaneni.

Transactions between Related Parties and SSPL

SSPL indemnifies Mr. Hari Surapaneni and Mr. Venkata Kode, as the members of its board of directors, pursuant to the Memorandum and Articles of Association of SSPL dated April 12, 2006. Since April 1, 2007, SSPL has not reimbursed Mr. Surapaneni or Mr. Kode as they have not incurred losses as a result of performing their services as directors of SSPL.

Pursuant to the Service Agreement dated December 1, 2007 with Kaandu Infrastructure Company Private Limited, SSPL has agreed to pay advisory service charges in the aggregate amount of Rs. 210 lakh, or approximately $425,000, to Kaandu Infrastructure Company Private Limited over a period of 40 months starting December 1, 2007. Ms. Usha Surapaneni, Mr. Hari Surapaneni’s spouse, is or was a shareholder and director of Kaandu Infrastructure Company Private Limited. Since December 1, 2007, a total of $208,439 has become due to Kaandu Infrastructure Company Private Limited, and SSPL has paid $200,309.

On April 24, 2008, SSPL entered into a Project Management Consultancy Agreement with Kaandu Infrastructure Company Private Limited pursuant to which Kaandu Infrastructure Company Private Limited provides consulting services in connection with the construction of SSPL’s facilities in Fab City, Hyderabad. Mrs. Usha Surapaneni is or was a shareholder and director of Kaandu Infrastructure Company. Since April 24, 2008, a total of $266,308 as become due and SSPL has paid an aggregate of $160,344 to Kaandu Infrastructure Company Private Limited for the consulting services it has received.

SSPL issued 11 purchase orders on various dates, for an aggregate amount of $324,593 towards supply of equipment and $292,849 has become due and paid so far.

On January 1, 2008, SSPL entered into a Lease Deed/Agreement with Ushas Ventures Pvt. Ltd., an entity owned by Mr. Hari Surapaneni and his wife, Mrs. Usha Surapaneni, with respect to the property located in Hyderabad, India. The lease provides for a monthly rent of Rs. 55,000, or approximately $1,110, and terminates on December 31, 2008, unless otherwise extended for additional period of 12 months with a 5% increase to the rental amount. Since January 1, 2008, a total of $ 11,960 has become due and SSPL has paid an aggregate of $11,960 directly to owner of the premises based on the instructions of Ushas Ventures Pvt. Ltd.

SSPL has borrowed $300,000, with no interest, from Kode Enterprises, an entity owned by Mr. Venkata Kode’s brother and his mother. Since April 1, 2007, SSPL has not repaid any principal to Kode Enterprises. As of November 7, 2008, the amount outstanding on the loan was $278,844 (at a conversion rate of 49.25=$1).

The registered office of SSPL is the home address of Mr. Satyanarayana Prasad Sakhamuri, a 5% stockholder of SSL and a director of SSPL. Neither SSPL nor SSL pays any rent to Mr. Prasad for such use.

Transactions between Related Parties and SSI.

SSI indemnifies Mr. Hari Surapaneni and Mr. Venkata Kode, as officers and directors of SSI, pursuant to the Bylaws of SSI dated March 24, 2006. Since April 1, 2007, SSI has not reimbursed Mr. Hari Surapaneni and Mr. Venkata Kode as they have not incurred losses as a result of performing their services as officers and directors of SSI.

In December 2006, SSI entered into a Lease Agreement with Surapaneni Properties, LLC, an entity in which Mr. Hari Surapaneni and his wife are managing members. The Lease Agreement has a term of five years with an option to renew for four subsequent five-year periods. SSI pays Surapaneni Properties, LLC $7,500 per month for the leased property. SSL believes, based on rents and fees for similar services in Sunnyvale, California, that the fee charged by Surapaneni Properties, LLC is at least as favorable as SSI could have obtained from an unaffiliated person. Since April 1, 2007, a total of $90,000 has been paid to Surapaneni Properties, LLC.

Pursuant to an agreement dated February 1, 2007 by and between SSI and Sree Rama Enterprises, Inc., SSI paid $8,000 per month plus payroll taxes up to Jan 31, 2008. On February 1, 2008 the amount was increased to $12,000 per month plus payroll taxes to Sree Rama Enterprises, Inc., an entity owned by Mr. Venkata Kode and his family, for consulting services provided by Mr. Seetha Ram Rao Gade, Secretary of SSI In addition, SSI reimburses Mr. Gade for all reasonable out-of-pocket expenses he incurs in performing the consulting services. Since April 1, 2007, a total of $262,709 has become due and SSI has paid an aggregate of $262,709 to Sree Rama Enterprises, Inc.

SSI has an arrangement with Sree Rama Enterprises, Inc. whereby SSI advances cash payments to Sree Rama Enterprises, Inc. for the health insurance premiums for Mr. Venkata Kode and Mr. Seetha Ram Rao Gade, Financial Controller of SSI. Since April 1, 2007, SSI has paid approximately $28,709 to Sree Rama Enterprises, Inc. for such health insurance premiums.

12.	Commitments and Contingencies

Operating leases

The Company conducts its operations using facilities leased under non-cancellable operating lease agreements that expire in November 2011. Aggregate minimum rental commitments under non-cancelable leases are as follows:

Year Ending March 31, 2009	$263,829
Year ending March 31, 2010	266,942
Year ending March 31, 2011	86,721
Total minimum lease payments	$617,492

Rent expense for the fiscal year ended March 31, 2008 and for the period from April 17, 2006 through March 31, 2007 amounted to approximately $168,000 and $26,000, respectively.

Letter of Credits

SSPL has unfunded approximately $1.4 million of open letters of credit outstanding as of March 31, 2008.

Bank Guarantees

The Company has arranged for bank guarantees on its behalf of the company which include a 100% margin. The outstanding bank guarantees as of March 31, 2008 and 2007 is approximately $0.4 million and $0, respectively.

Purchase commitments

The Company purchases raw materials for inventory and manufacturing equipment from a variety of vendors. During the normal course of business, in order to manage manufacturing lead times and help assure adequate supply, the Company enters into agreements with suppliers that either allow it to procure goods and services when it chooses or that establish purchase requirements. In certain instances, these latter agreements allow the Company the option to cancel, reschedule, or adjust its requirements based on its business needs prior to firm orders being placed. Consequently, only a portion of its recorded purchase commitments are firm, non-cancelable and unconditional. At March 31, 2008, the Company’s obligations under firm, non-cancelable and unconditional agreements were approximately $427 million of which, approximately $59 million was for commitments related to machinery and equipment. Approximately $78 million of our purchase obligations are due in fiscal 2009.

Product warranties

The Company offers warranties on its products and records an estimate of the associated liability based on the number of solar modules under warranty.

Product warranty activity during the fiscal year ended March 31, 2008 was as follows:

For the year ended March 31, 2008
Product warranty liability, beginning of period	$—

Accruals for new warranties issued (warranty expense)	114,542
Settlements	—
Change in estimate of warranty liability	—

Product warranty liability, end of period	$114,542

There was no liability for the period ended March 31, 2007, as there were no sales during the period.

13.	Shareholders’ Equity

Ordinary shares

In December 2007, SSL issued 18,500,968 ordinary shares at its par value of $0.001 per share. This issuance included 8,183,615 ordinary shares to the founders and certain employees as compensation for services rendered or to be rendered. Certain of these ordinary shares issued to the founders and certain employees vested immediately with the balance vesting ratably over a period of 48 months. The balance of 10,317,353 ordinary shares were issued to affiliates who have a pre existing personal or business relationship with the company, its officers or directors and has vested immediately. Total of 14,776,593 ordinary shares have vested through March 31, 2008. SSL determined the fair value of shares to be equal to $0.66 per share as at December 31, 2007 based on an independent valuation. For the year ended March 31, 2008, SSL recorded a compensation charge for vested shares totaling approximately $9.7 million. As at March 31, 2008, 3,724,375 shares remain unvested having unamortized compensation cost of approximately $2.5 million, which is expected to be recognized over a weighted average period of 23 months. The intrinsic value for nonvested shares is calculated based on the par value of the underlying shares and the fair market value of SSL’s ordinary shares as of December 31, 2007. In calculating basic loss per share, the Company has excluded the shares that remain unvested from the denominator.

Further, the Company has recorded approximately $6.8 million as accretion in ordinary shares upon the issuance of shares to affiliates by recording a beneficial conversion as additional paid in capital in the year ended March 31, 2008.

The aggregate intrinsic value of nonvested shares at March 31, 2008 was approximately $2.5 million, which is expected to be recognized over a weighted average period of 23 months. The intrinsic value for nonvested shares is calculated based on the par value of the underlying shares and the fair market value of SSL’s ordinary shares as of March 31, 2008.

At March 31, 2008, there was approximately $2.5 million of total unrecognized compensation cost related to shares that had not yet vested, which is expected to be recognized over a weighted average period of 23 months.

At March 31, 2007, SSPL had 7,510,000 shares issued at its par value of INR 10 ($0.218) per share or $1,634,054.

Preference shares

In February 2008, SSL issued 30,387,453 Series A preference shares (“Series A”) at $0.25 per share principally to its founders and employees. In February and March 2008, SSL issued 7,664,368 Series B preference shares (“Series B”) at $2.25 per share to its founders’ relatives/friends and employees. The Series A and Series B are collectively referred to as “Preference Shares”. Through March 31, 2008, the Company has received proceeds totaling $23,406,686 from the sale of the Series A and Series B, net of issuance costs of $150,000 and $335,000 respectively and net subscriptions receivable of approximately $950,000.

The following summarizes the rights, preferences and privileges of the holders of Preference Shares as of March 31, 2008:

Dividends

The holders of the Preference Shares are entitled to receive, out of any funds legally available therefor and in preference to any dividend on the ordinary shares, and on a pari passu basis, noncumulative dividends at the rate of eight percent (8%) of the applicable Original Purchase Price (as defined below) per annum, when and if declared by the board of directors. No dividend is to be paid on the ordinary shares in any year until all dividends for such year have been declared and paid on the Preference Shares, and thereafter, on a pari passu basis with the ordinary shares, the Preference Shares are paid a further dividend in an amount per Preference Shares equal to the amount of such dividend paid per ordinary share multiplied by the number of ordinary shares represented by the Preference Shares respectively, on an as-converted basis. To date, SSL has not declared any dividends.

Liquidation preference

In the event of a liquidation event, the Series B shareholders have a first preference to the distribution and are entitled to receive $2.25 per share plus declared but unpaid dividends, prior to any other holders of Preference Shares or ordinary shares. After the distribution to the Series B shareholders, Series A shareholders are entitled to receive $0.25 per share, plus declared but unpaid dividends prior to any distribution to the holders of ordinary shares. The balance would be distributed among the Series B shareholders and ordinary shareholders, pro rata in proportion to the number of ordinary shares held (assuming conversion of all preference shares).

Voting rights

Each holder of the Preference Shares is entitled to a number of votes equal to the number of common shares into which their preference share is convertible.

Conversion rights

The price at which each ordinary share shall be issued upon conversion of Series A and Series B without the payment of any additional consideration by the holders thereof shall initially be the Original Purchase Price applicable to Series A and Series B, respectively.

Voluntary Conversion: Each holder of a particular series of Preference Shares is entitled to convert any or all of its Preference Shares at any time, without the payment of any additional consideration, into such number of fully paid ordinary shares per Preference Share as is determined by dividing $0.25 with respect to Series A and $2.25 with respect to Series B (the “Original Purchase Price”), by the Conversion Price (as defined below) applicable to such series of Preference Shares.

Conversion Price: The price at which each ordinary share shall be issued upon conversion of Series A without the payment of any additional consideration by the holders thereof shall initially be the Original Purchase Price applicable to Series A (the “Series A Conversion Price”). The price at which each ordinary share shall be issued upon conversion of Series B without the payment of any additional consideration by the holders thereof shall initially be the Original Purchase Price applicable to Series B (the “Series B Conversion Price”). The conversions are subject to normal anti-dilution provisions.

Automatic Conversion: Each Preference Share shall automatically be converted into ordinary shares at the then-effective applicable Conversion Price (A) upon the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act in which (i) gross proceeds to SSL of not less than $20,000,000 are raised (before deduction of underwriters’ commissions and expenses) and (ii) such offering is made at a per share offering price of at least $6.75, as adjusted for any recapitalizations, share combinations, share dividends, share splits and the like, or (B) with the vote or written consent of the holders of at least a majority of the then outstanding Series A and Series B, voting together as a single class.

Beneficial Conversion

In February 2008, SSL issued 30,387,453 shares of Series A at $0.25 per share. Out of the same, 28,061,638 shares of Series A were issued to its founders and 2,325,815 shares of Series A was issued to senior employees. SSL assessed the fair value of its ordinary shares to be $0.66 per share when the Series A was issued in February 2008. The Series A contains conversion options that are in the money at issuance because the Series A can be converted voluntary at any time by the holder. This “in the money” issuance gives rise to a beneficial conversion. EITF 98-5 requires that the value attributable to the beneficial conversion option be measured on the commitment date by allocating a portion of the proceeds equal to the intrinsic value of the conversion option to additional paid-in capital. Accordingly, SSL has recorded approximately $11.5 million as accretion in preference shares upon the issuance of the shares to founders and $953,854 as stock based compensation upon the issuance of shares to its senior employees by recording a beneficial conversion as additional paid in capital.

Stock Option Plan

The 2008 Equity Incentive Plan (the “Plan”) was adopted and approved by the board of directors on April 16, 2008. Under the terms of the Plan, as amended in October 2008, 8,100,000 shares of ordinary shares of the Company are reserved for incentive stock options, nonstatutory (nonqualified) stock options (incentive and nonstatutory stock options are collectively referred to as “options”), stock appreciation rights, stock issuances (which may be subject to the attainment of designated performance goals or service requirements (“nonvested stock”), or any combination thereof. Awards may be granted to such non-employee directors, officers, employees and consultants of the Company as the board of directors shall in its discretion select. Only employees of the Company are eligible to receive grants of incentive stock options. Options are granted at the at no less than the fair market value of the stock on the date of grant. Options vest over periods up to four years and have terms not to exceed 10 years. Nonvested stock awards vest over a period of up to four years.

The Company did not granted any options under the Plan through March 31, 2008 and 2007.

14.	Segment Information

The Company operates in one industry segment which is the manufacturing and distribution of PV modules.

SFAS No. 131, “Disclosures about Segments of an Enterprise and Related Information,” establishes standards for reporting information about operating segments. Operating segments are defined as components of an enterprise for which separate financial information is available and is evaluated regularly by the chief operating decision maker, or decision making group, in deciding how to allocate resources and in assessing performance. The Company’s chief operating decision maker is the Chief Executive Officer (“CEO”). The CEO reviews financial information presented on a consolidated basis for evaluating financial performance and allocating resources. There are no segment managers who are held accountable for operations below the consolidated financial statement level. Accordingly, the Company has determined that it operates in a single reportable segment.

The CEO evaluates performance based primarily on revenues in the geographic locations in which the Company operates. Revenues are attributed to geographic locations based on the ship-to location of the Company’s customers. The Company’s assets are primarily located in India and not allocated to any specific region. Therefore, geographic information is presented only for total revenues. As of March 31, 2008, long-lived assets, which represent property, machinery and equipment, net of accumulated depreciation and amortization, located outside India were immaterial and less than one percent of the total net assets as of these dates.

Approximately 96% of our sales for the year ended March 31, 2008, were to customers in the Europe; the remaining percentage was principally to customers in North America. We had no sales in the year ended March 31, 2007.

15.	Retirement Benefits

Defined contribution plan

For the year ended March 31, 2008 and the period from April 17, 2006 through March 31, 2007, the Company contributed approximately $22,000 and $0, respectively, to the provident fund.

Defined benefit plan

The Company’s projected benefit obligation accrued for the year ended March 31, 2008 amounted to approximately $4,000. The actuarial valuation, computed using the projected unit credit method, assumed salary increments of 10%, attrition rate of 23% and a discount rate of 8%. The actuarial valuation is carried out as per provisions of India GAAP. The same has not been revalued as per U.S. GAAP as the same is not expected to have any material impact on financials considering the lower number of employees and their existing tenure in employment.

Summary of Key Information at March 31, 2008

i.	Changes in benefit obligation:

Opening defined benefit obligation	$—
Interest cost	—
Current service cost	1,869
Benefits paid	—
Actuarial loss on obligation	1,871
Closing defined benefit obligation (recognized in balance sheet)	$3,740

ii.	Funded Status of the plans:

Opening fair value of plan assets	$—
Expected return	—
Contributions	—
Benefits paid	—
Actuarial gain / loss	—
Closing fair value of plan assets	$—

iii.	Components of Employer Expense:

Current service cost	$1,869
Interest cost on benefit obligation	—
Expected return on plan assets	—
Net actuarial loss recognized	1,871
Past service cost	—
Total expense recognized in income statement	$3,740

15.	Derivative Contracts

SSPL has entered into firm, non-cancelable and unconditional forward sales contracts of approximately $671 million and forward purchase contracts of approximately $180 million as of March 31, 2008 where the currency of the contract is different from the functional currency or the local currency of parties to the contract. The company has entered into such contracts to ensure firm supplies of raw materials and sale of finished products. Since the currency of the contract is different from the functional currency or the local currency of parties to the contract, the company has identified the same as embedded derivative in the above contracts as per SFAS No. 133.

The company received the valuation of embedded derivatives carried out from an independent agency as per US GAAP. The valuer has considered the difference between the forward rate (INR/US$) for date of delivery of contract as at the Date of Contract and Date of Balance Sheet i.e. March 31, 2008. The forward rate for this purpose is based on the tenure of the contract. For example: the 1 year forward rate determined under the Interest Parity Model is based on the 1 year interest rates of the 2 economies. The value of embedded derivates has been discounted at a rate of 20%.

Summary of Derivative Valuation

Name of Party	Nature of Contract	Value of Embedded Derivative As of March 31, 2008
In millions
IBC Solar AG	Sale Contract	$1.3
IBER Solar Energia SA	Sale Contract	8.5
Q Cells	Purchase Contract	(10.1)

Total Value of Embedded Derivative		$(0.3)

The loss of approximately $0.3 million for the year ended March 31, 2008 has been classified in Other Income in the Income Statement. The net amount of derivates gain of approximately $1.1 million relating to the period for more than 12 months is reflected in Balance Sheet as Non Current Asset and the remaining amount of derivate loss of approximately $1.4 million is reflected in Current liabilities.

16.	Subsequent Events

Trans-India Transaction

On September 15, 2008, the Company entered into a letter of intent with Trans-India Acquisition Corporation, a Delaware corporation (“Trans-India”) for the acquisition by Trans-India of not less than 80% of the outstanding equity rights of the Company in exchange for shares of common stock of Trans-India. The Company and its subsidiaries, together with shareholders of the Company who collectively own more than 80% of the issued and outstanding shares of capital stock of the Company entered into a Share Exchange Agreement with Trans-India on October 24, 2008 for the acquisition.

The share exchange has been structured to be completed in at least two closings. At the initial closing of the Share Exchange Agreement, Trans-India will acquire at least 80% of SSL by the issuance of shares of Trans-India common stock to the Company’s shareholders who are parties to the Share Exchange Agreement. Each share of common stock to be issued in the acquisition will be valued at $8.00 per share. The number of shares to be issued will be calculated based on a purchase price for 100% of the Company of $375,000,000, minus the aggregate amount of SSL long-term indebtedness on the closing date of the acquisition in excess of $50,000,000, plus or minus, as applicable, the earn-out amount, if any. The earn-out amount is based on “adjusted net income” during the fiscal year ended March 31, 2010. The term “adjusted net income” means the “Net Income Attributable to SSL after tax” as calculated and disclosed pursuant to GAAP for the fiscal year ending March 31, 2010, adjusted to add back to the “Net Income Attributable to Solar Semiconductor after tax “ any charges for (a) “acquisition-related costs” as defined in and charged to expense and any other fees, expenses or payments to any third party related to the business combination with Trans-India, (b) the amortization of compensation expense related to stock options and restricted stock granted prior to November 15, 2008, and (c) any fees incurred in transferring to NASDAQ, if and when Trans-India makes such transfer.

If the Company’s adjusted net income during the fiscal year ended March 31, 2010 exceeds $50,000,000, the purchase price will be increased by the lesser of:

(1) $100,000,000; or

(2) an amount equal to: (i) the amount by which the 2010 adjusted net income exceeds $50,000,000, multiplied by (ii) 4.

If the Company’s adjusted net income during the fiscal year ended March 31, 2010 is less than $50,000,000, the purchase price will be decreased by the lesser of:

(1) $175,000,000; or

(2) an amount equal to (i) the amount by which the 2010 adjusted net income is less than $50,000,000, multiplied by (ii) 8.

Trans-India was incorporated on April 13, 2006 as a blank check company. Its shares of common stock are listed on the American Stock Exchange (AMEX: TIL). Trans-India was formed to acquire, through merger, capital stock exchange, asset acquisition or other business combination, one or more businesses with operations primarily in India.

Upon the completion of the transaction, it is anticipated that the SSL preference shares will convert to ordinary shares which will, in concert with other provisions, eliminate the liquidation preference which at March 31, 2008 was approximately $24.8 million.

Supply Contracts

Pursuant to its agreement with Deutsche Solar completed in June 2008 ending in December 2018, the Company is obligated to make advance payments, which are to be credited against the purchase of solar cells and any unused portion of an advanced payment at the end of a year is forfeited by the Company. The Company made a payment of €318,000 contemporaneously with the contracts execution, with an additional payment of €2.9 million due on September 30, 2008 which is outstanding as of September 30, 2008. Additionally the Company is obligated to make 8 additional advance payments of €6.3 million which are due on the last day of each quarter beginning on March 31, 2009. The agreement provides for minimum supply and purchase commitments for each year of the agreement.

Pursuant to its Euro-based agreement completed in April 2008 with Qcells, the Company is obligated to make annual advance payments of €100,000, plus statutory VAT if applicable, for each megawatt of solar cells to be delivered under the minimum supply commitments for such year.

Pursuant to its U.S. dollar-based agreement completed in April 2008 with Qcells, the Company is obligated to make annual advance payments of $100,000 for each megawatt of solar cells to be delivered under the minimum supply commitments for such year.

Increase in the Stock Option Plan

In October 2008, the board of directors approved an increase in the stock option plan increasing the number of ordinary shares reserved under the plan from 5.5 million to 8.1 million.

Ordinary Share Option Grants for Services

Subsequent to March 31, 2008, the Company granted, subject to the 2008 Equity Incentive Plan, approximately 7.5 million stock options to purchase ordinary shares for services to various officers, directors, employees and service providers which were valued based on an independent valuation of the common stock at the time of issuance for a total value of approximately $16.9 million. The expense will be recognized over the respective service periods.

SOLAR SEMICONDUCTOR LTD and Subsidiaries

CONSOLIDATED BALANCE SHEET

As of June 30, 2008

(Unaudited)

ASSETS
Current Assets:
Cash and cash equivalents	$2,810,689
Restricted cash	2,062,259
Advances to related parties	70,000
Accounts receivable	5,602,384
Inventories	15,175,561
Derivative Instruments	8,575,786
Prepaid expenses and other current assets	8,725,227

Total current assets	43,021,906

Property and equipment, net	11,502,787
Restricted cash	1,154,314
Derivative Instruments	3,228,638
Other assets	267,346

TOTAL ASSETS	$59,174,991

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Short-term borrowings and current portion of long-term debt	14,410,784
Accounts payable	1,191,513
Accrued expenses and other current liabilities	2,203,915
Derivative instruments	—
Deferred tax liability	135,013

Total current liabilities	17,941,225
Long-term debt, net of current portion	7,301,745
Other liabilities	4,353

Total liabilities	$25,247,323

Commitments and contingencies (Note 10)	—

Stockholders’ Equity:
Series A preference shares, par value $0.001; authorized: 31,000,000 shares issued and outstanding: 30,387,453 shares (liquidation preference: $7,596,863)	7,446,863
Series B preference shares, par value $0.001; authorized: 9,000,000 shares issued and outstanding: 7,664,368 shares (liquidation preference: $17,244,828)	16,909,828
Ordinary Shares par value $0.001; authorized: 65,000,000 shares issued and outstanding: 18,500,968 shares	18,501
Ordinary Shares (held other than by parent) par value $0.218, authorized: 60,000,000 shares issued and outstanding: 7,510,000 shares	1,634,054
Additional paid in capital	22,691,253
Accumulated other comprehensive loss	(946,046)
Accumulated deficit	(13,826,785)

Total stockholders’ equity	33,927,668

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$59,174,991

The accompanying notes are an integral part of these consolidated financial statements.

SOLAR SEMICONDUCTOR LTD and Subsidiaries

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three months period ended June 30,
	2008 (Unaudited)	2007 (Unaudited)
Revenue	$26,774,973	$—
Cost of goods sold	24,658,543

Gross profit	2,116,430	—

Operating expenses
Selling, general and administrative expenses	2,246,944	256,906

Operating loss	(130,514)	(256,906)
Interest income	42,028	19,526
Other income, net	12,301,148	3,139
Interest expense	472,607	—

Net Income / (loss) before income taxes	11,740,055	(234,241)
Income taxes, net	114,948	—

Net Income / (loss)	$11,625,107	$(234,241)

Comprehensive Gain/(loss):
Foreign currency translation adjustment	(1,115,171)	131,836

Comprehensive gain/(loss)	$10,509,936	$(102,405)

Basic net gain / (loss) per share to ordinary shareholders	$0.52	$(0.04)
Diluted net gain / (loss) per share to ordinary shareholders	$0.45	$(0.04)
Weighted average number of equity shares used in computing basic gain/(loss) per share	22,448,467	6,107,033
Weighted average number of equity shares used in computing diluted gain/(loss) per share	25,747,572	6,107,033

The accompanying notes are an integral part of these consolidated financial statements.

SOLAR SEMICONDUCTOR LTD and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three months ended June 30, 2008	Three months ended June 30, 2007
Cash Flows from Operating activities:
Net gain/(loss)	$11,625,107	$(234,241)

Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation	189,789	5,275
Deferred income tax liability	110,720	850
Stock based compensation	479,846	—
Derivative gain	(2,086,281)	—
Changes in operating assets and liabilities
Accounts receivable	2,233,068	—
Inventories	(1,030,984)	(314,414)
Prepaid expenses and other current assets	(5,228,427)	(215,646)
Other non-current assets	45,449	15,336
Accounts payable	(2,251,867)	5,682,755
Derivative instruments	(9,969,331)	—
Accrued expenses	458,167	(24,865)

Net cash used by operating activities	$5,424,744	$4,915,050

Cash Flows from Investing activities:
Purchase of property and equipment, net	(7,031,250)	(75,677)
Capital advances	2,543,874	(888,167)

Net cash used in investing activities	$(4,487,376)	$(963,844)

Cash Flows from Financing activities:
Restricted Cash	(755,911)	(2,416,424)
Short term borrowings	6,333,948
Long term borrowings	2,838,510
Ordinary Share Subscriptions	—	(2,410,759)
Issuance of Series A Preference Shares	25,694
Issuance of Series B Preference Shares	924,311

Net cash used in financing activities	$9,366,552	$(4,827,183)

Effect of exchange rate changes on cash and cash equivalents	(1,115,171)	131,836
Net decrease in cash and cash equivalents	(1,660,739)	(744,141)
Cash and cash equivalents at beginning of period	4,471,428	2,158,453

Cash and cash equivalents at end of period	$2,810,689	$1,414,312

The accompanying notes are an integral part of these consolidated financial statements.

Supplemental Disclosure of Cash Flow Information
In millions

Cash Paid During the Period:
Interest	$0.47	$—
Income Taxes	—	—

The accompanying notes are an integral part of these consolidated financial statements

SOLAR SEMICONDUCTOR LTD and Subsidiaries

Notes to Consolidated Financial Statements

June 30, 2008 and 2007

(Unaudited)

1.	Organization

Solar Semiconductor Private Limited (“SSPL”) was incorporated in April 2006 under the laws of the Republic of India. Solar Semiconductor, Inc. (“SSI”) was formed in July 2006 as a California corporation. In early 2008, pursuant to a reorganization transaction, shares of SSPL and SSI were transferred to Solar Semiconductor Ltd. (“SSL”), a company formed under the laws of the Cayman Islands in October 2007. Additional shares of SSPL were issued to SSL or the “Company” in October 2008. Following the reorganization and additional share issuance, SSL owned 86.7% of SSPL and 99.9% of SSI. The other beneficial stockholders of SSPL include Hari Surapaneni and his wife, S. Satyanarayana Prasad, a director of SSPL and members of the family of Venkata Kode, one of SSL’s officers and directors. The other 0.1% of SSI is held by SSPL.

The Company designs, develops, manufactures and markets solar photovoltaic products to its global customers for industrial, commercial and residential applications. SSPL has a manufacturing plant located in Kompally, India, with current annual capacity for 75 Megawatt (“MW”) of module production. SSPL operates in a Special Economic Zone in India in order to take advantage of tax rebates as well as several regulatory and fiscal incentives. SSI is a marketing and sales company in the United States. The Company’s clients are located principally in the United States and Europe.

From April 17, 2006 through the date of commencement of operations (September 6, 2007), the Company’s efforts were devoted principally to financial and organizational planning, raising capital and the development of its product offerings and infrastructure. Substantially all of the Company’s operations are in India.

SSL has incurred losses and, as of June 30, 2008, had an accumulated deficit of $13,826,785. Substantially, all of the loss has been financed through private placement of equity securities and bank borrowings. Management recognizes the need for additional financing, and is actively pursuing various options, including public/private equity and debt financing. Management believes that it has sufficient working capital on hand to fund operations, however, there can be no assurance that the Company will achieve its operating plans or that it will be able to obtain the necessary financing to fund its future operations.

2.	Acquisition and Basis of Presentation

On January 25, 2008, SSL entered into an agreement to purchase 99,900 shares from SSI (the “SSI Acquisition”) for $999,000 representing a 99.90% ownership interest in SSI. SSI issued the shares on February 2, 2008 upon receipt of the consideration.

SSL entered into an agreement to purchase 50,378,993 shares from SSPL (the “SSPL Acquisition”) for approximately $12,650,000 representing an 87.03% ownership interest in SSPL. SSPL issued the shares on March 29, 2008 upon receipt of the consideration.

At June 30, 2008, SSPL continues to own a 0.10% minority interest in SSI and the founders of SSPL continue to own a 12.97% interest in SSPL.

In accordance with Emerging Issues Task Force (“EITF”) 02-05, “Definition of Common Control in Relation to Financial Accounting Standards Board (“FASB”) Statement No. 141” and EITF 90-05 “Exchanges of Ownership Interests between Entities under Common Control”, the acquisition of SSPL and SSI were accounted for as transfers or exchanges of assets or equity instruments between enterprises under common control and were recorded at the carrying value of the transferring enterprise in a manner similar to a pooling-of-interests. As the group of shareholders (comprised of two individuals with their immediate families) holding more than 50% of the voting rights of SSPL and SSL has agreed in writing to vote a majority of the entities shares in concert, the residual holding of the group in SSPL is also treated as part of common stock.

3.	Summary of Significant Accounting Policies

Principals of Consolidation

The consolidated financial statements include the accounts of SSL and its wholly owned subsidiaries. All significant inter-company balances and transactions have been eliminated in consolidation.

Use of estimates

Our financial statements are prepared in accordance with accounting principles generally accepted in the United States of America “GAAP”. These accounting principles require management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. The Company bases its estimates and judgments on historical experience and on various other assumptions that it believes are reasonable under the circumstances. The amount of assets and liabilities reported on the Company’s balance sheets and the amounts of expenses reported for each of its periods presented are affected by estimates and assumptions, which are used for, but not limited to, the accounting for revenue recognition, allowance for doubtful accounts, inventory valuation, income taxes, determining impairment on long-lived assets, share-based compensation, accounting for defined benefit plans, derivates valuation, accounting for warranty reserves, and fair value estimates. Actual results could differ from those estimates.

Foreign Currency

The Company’s foreign operations use their local currency as their functional currency, which is also the currency of the primary economic environment in which it operates unless otherwise specified. The functional currency of SSPL is the Indian Rupee (“INR”). The assets and liabilities of the subsidiaries for which the functional currency is other than the U.S. Dollar are translated into the U.S. Dollar at the rate of exchange prevailing on the balance sheet dates, other than equity accounts which are translated at historical exchange rates. Revenues and expenses are translated into U.S. Dollars at the average monthly exchange rates. Resulting translation adjustments are included in accumulated other comprehensive income (loss) in stockholders’ equity.

Monetary assets and liabilities in foreign currencies are re-measured into functional currency at the rates of exchange prevailing at the balance sheet dates. Transactions in foreign currencies are re-measured into functional currency at the rates of exchange prevailing on the date of the transaction. All transaction foreign exchange gains and losses are recorded in the accompanying consolidated statements of operations.

The Company uses the U.S. Dollar (“$”) as its reporting currency.

Cash and cash equivalents

Cash and cash equivalents include cash on hand, cash checking accounts and interest bearing savings account. The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents. Cash and cash equivalents as of June 30, 2008 consist principally of cash on deposit with banks and fixed deposits receivable on demand.

Restricted Cash

Restricted cash represents amounts from term loans and credit lines that are being held in escrow until payment of the outstanding balances and certain debt covenants are met. Upon payment of the term loan and credit line the funds are expected to be released and available for use by the Company. Restricted cash also represents amounts on deposit with various government authorities and deposits which is restricted under lien to banks that have been collateralized against letters of credit and guarantees issued by the bank. The classification of restricted cash into current and non-current is determined based on the maturity date of the deposits.

Fair value of financial instruments

The carrying amounts reported in the consolidated balance sheets for cash and cash equivalents, accounts receivable, inventories, advances to suppliers, accounts payable and accrued expenses and short-term borrowings approximate their fair value due to the short maturity of these instruments. The long-term bank borrowings approximate their fair value since the borrowings were at market interest rates.

Accounts receivable

Accounts receivable represent trade receivables, net of an allowance for doubtful accounts. The allowance for doubtful accounts represents the Company’s best estimate of receivables that are doubtful of recovery based on a specific identification basis. At June 30, 2008, the Company concluded that an allowance for doubtful accounts was not necessary. At June 30, 2007 the Company had not commenced operations and as a result did not require an allowance.

Inventories

Inventories are valued as follows:

Raw materials, components, stores and spares

Lower of cost or net realizable value. However, materials and other items held for use in the production of inventories are not written down below cost if the finished products in which they will be incorporated are expected to be sold at or above cost. Cost is determined on a first in first out basis. Cost is determined on a first in first out basis.

Work-in-progress and finished goods

Lower of cost or net realizable value. Cost includes direct materials and labor and a proportion of manufacturing overheads based on normal operating capacity. Cost is determined on a first in first out basis.

Net realizable value is the estimated selling price in the ordinary course of business, less estimated costs of completion and estimated costs necessary to make the sale.

Property and equipment, net

Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives, which are as follows:

Computer equipment and software	3 years
Vehicles	4 years
Office furniture and equipment	5 years
Plant and equipment	7 years
Leasehold improvements	Lease period

Costs incurred in the construction of new facilities, including advances paid towards the acquisition of property and equipment and the cost of property and equipment not put to use before the balance sheet date are disclosed under the caption Assets under construction.

Impairment of long-lived assets

Property and equipment are reviewed for impairment if indicators of impairment arise. The evaluation of impairment is based upon a comparison of the carrying amount of the property and equipment to the estimated future undiscounted net cash flows expected to be generated by the property and equipment. If estimated future undiscounted cash flows are less than the carrying amount of the property and equipment, the asset is considered impaired. The impairment expense is determined by comparing the estimated fair value of the property and equipment to its carrying value, with any shortfall from fair value recognized as an expense in the current period. The fair value is determined based on valuation techniques such as discounted cash flows or comparison to fair values of similar assets.

Revenue

The Company records revenue related to the sale of PV modules when persuasive evidence of an arrangement exists, delivery of the product has occurred and title and risk of loss has passed to the customer, the sales price is fixed or determinable and collectability of the resulting receivable is reasonably assured. This policy is in accordance with the requirements of SEC Staff Accounting Bulletin No. (“SAB”) 101, Revenue Recognition in Financial Statements, as amended by SAB 104, Revision of Topic 13 (Revenue Recognition). Under this policy, the Company records a trade receivable for the selling price of its product and reduces inventory for the cost of goods sold when delivery occurs in accordance with the terms of the respective sales contracts.

More specifically, the Company’s sales arrangements are generally evidenced by either a master sales agreement and/or by individual purchase orders for each transaction. The shipping terms of the Company’s sales arrangements are generally FOB destination point whereby the Company assumes the risks and rewards of ownership of the products until delivery at the port of destination. Other than warranty obligations, the Company does not have any commitments or obligations to deliver additional products or services to the customers.

Customer concentration

During the three months ended June 30, 2008, the following customers each comprised 10% or more of our total net revenue:

	Three months ended June 30, 2008
	Net Revenue	% of Total
SunPower	$13,992,531	52.6%
Ibersolar Energia	$5,393,294	20.3%
IBC SOLAR AG	$4,266,776	16.1%

The Company had no operations for the three months ended June 30, 2007.

Warranty cost

The Company provides a limited warranty for its products for up to 25 years after sales have taken place on solar modules against defects and workmanship. The warranty includes the module which is expected to produce at least 90% of their power output rating during the first 10 years following the date of sale and at least 80% of their power output rating during the following 15 years. The Company does not provide a service warranty. Due to limited warranty claims to date, the Company accrues the estimated costs of warranties based on an assessment of its competitors’ accrual history while incorporating some estimates of failure rates through its quality review process. Actual warranty costs are accumulated and charged against the accrued warranty liability. To the extent that actual warranty costs differ from the estimates, the Company will prospectively revise its accrual rate.

Start-up costs

The Company expenses all costs incurred in connection with start-up activities, including pre-production costs associated with new manufacturing facilities and costs incurred with the formation of the Company such as organization costs. Pre-production costs, including facility and employee costs incurred in connection with constructing new manufacturing plants and raw materials used to test equipment and production processes are included in selling, general and administrative expenses.

Shipping and handling costs

Shipping and handling costs are classified as a component of cost of goods sold. Customer payments of shipping and handling costs are recorded as a component of net sales.

Borrowing costs

Interest cost incurred for funding a qualifying asset during the construction period is capitalized based on actual investment in the asset at the average interest rate. The capitalized interest is included in the cost of the relevant asset and is depreciated over the estimated useful life of the asset. SSPL has not capitalized any amount (previous year $78.818) during the three months ended June 30, 2008.

Income taxes

The Company applies the asset and liability method of accounting for income taxes as described in Statement of Financial Accounting Standards (“SFAS No. 109”), “Accounting for Income Taxes.” Under this method, deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are recognized to reduce the deferred tax assets to an amount that is more likely than not to be realized. In assessing the likelihood of realization, management considers estimates of future taxable income, incidence of tax and the effect of temporary differences.

Defined contribution plans

Eligible employees of the Company in India receive benefits from a Provident Fund, administered by the Government of India, which is a defined contribution plan. Both the employees and the Company make monthly contributions to the Provident Fund equal to a specified percentage of the eligible employees’ salary.

The Company has no further obligation under defined contribution plans beyond the contributions made to the plans. Contributions are charged to income in the year in which they accrue and are included in the consolidated statements of operations.

Defined benefit plan

Employees in India are entitled to benefits under the Payment of Gratuity Act 1972, a defined benefit retirement plan covering eligible employees of the Company. The plan provides for a lump-sum payment to eligible employees at retirement, death, and incapacitation or on termination of employment, of an amount based on the respective employee’s salary and tenure of employment subject to a maximum of approximately $ 8,750 per employee. In India, SSPL is making the contributions to funds administered and managed by the Life Insurance Corporation of India and AVIVA Life Insurance Company Private Limited (together “Fund Administrators”) to fund the gratuity liability of SSPL. Under this scheme, the obligation to pay gratuity remains with SSPL, although the Fund Administrators administer the scheme. SSPL has unfunded gratuity obligations.

The gratuity liability and net periodic gratuity cost has been actuarially determined after considering discount rates and increases in compensation levels.

Accumulated Other Comprehensive Income

SFAS No. 130, “Reporting Comprehensive Income” (“SFAS No. 130”), establishes rules for the reporting of comprehensive income and its components. Comprehensive income is defined as all changes in equity from non-owner sources. For the Company, comprehensive income (loss) consists of net earnings and changes in the cumulative foreign currency translation adjustments.

Concentration of credit risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents, time deposits, advances to suppliers and accounts receivable. The Company’s cash and cash equivalents are invested with financial institutions, which the Company’s management believes to be high credit quality. With respect to advances to suppliers, such suppliers are primarily suppliers of silicon wafers raw materials. The Company performs ongoing credit evaluations of its suppliers’ financial conditions. The Company generally does not require collateral or other security against advances to suppliers. The Company believes that the credit risk in its accounts receivables is mitigated by the Company’s relatively short collection terms and dispersion of its customer base. The Company monitors the credit worthiness of its customers to whom it grants credit terms in the normal course of its business.

Stock-Based Compensation

The Company applies SFAS No. 123(R), “Share-Based Payment” in accounting for stock based compensation which requires the measurement of compensation expense for all stock awards granted to employees and non-employee directors at fair value on the date of grant and recognition of compensation expense over the related service periods for awards expected to vest. The fair value of nonvested stock is determined based on the number of shares granted and the fair value of the Company’s common stock on the date of grant, and the fair value of stock options granted is determined using the Black-Scholes valuation model.

The Company recognizes the services received in exchange for awards of equity instruments based on the grant-date fair value of the award. The calculated compensation cost is recognized over the period the grantee is required to provide services as per the conditions of the award. As permitted under SFAS No. 123(R), the Company has adopted the straight-line attribution method and has included an estimate of stock awards to be forfeited in the future in calculating stock-based compensation expense for the period.

Accounting for leases

The Company leases its facilities under operating lease agreements that are renewable on a periodic basis at the option of the lessor and the lessee with the exception of the land at Fabcity, Hyderabad which is subject to a 66 year lease which does not provide for any renewals. The lease agreements, except for the Hyderabad lease, contain rent escalation clauses. Lease payments under operating leases are recognized as an expense on a straight-line basis over the lease term.

Derivative financial instruments

The Company occasionally enters into contracts that do not in their entirety meet the definition of a derivative instrument that may contain “embedded” derivative instruments – implicit or explicit terms that affect some or all of the cash flow or the value of other exchanges required by the contract in a manner similar to a derivative instrument. The Company assesses whether the economic characteristics and risks of the embedded derivative are clearly and closely related to the economic characteristics and risks of the remaining component of the host contract and whether a separate, non-embedded instrument with the same terms as the embedded instrument would meet the definition of a derivative instrument. When it is determined that (1) the embedded derivative possesses economic characteristics and risks of the host contract and (2) a separate, stand-alone instrument with the same terms would qualify as a derivative instrument, the embedded derivative is separated from the host contract and carried at fair value as a trading or non-hedging derivative instrument.

Vendor risk

The Company depends upon key suppliers and vendors to provide raw material that it needs to manufacture PV products and solutions. While the Company believes that its vendors are internationally reputed, the results of operations could be adversely affected if it is unable to obtain adequate supplies of raw material in a timely manner. The Company manages to minimize the possibility of such risk by having long-term contracts with the vendors and also having more than one vendor for supply of raw material and services.

Earnings per share

Basic earnings per share are computed by dividing income (loss) to ordinary shareholders by the weighted average number of common shares outstanding during each period. In determining the income to ordinary shareholders, net income has been reduced by accretion on preference stock. Diluted earnings per share are computed using the weighted average number of ordinary shares plus the potentially dilutive effect of common stock equivalents. Securities that are anti-dilutive are excluded from the computation of weighted average shares outstanding. Certain securities that are currently anti-dilutive may be dilutive in the future.

Recent accounting pronouncements

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS 157”). SFAS 157 defines fair value, establishes a framework for measuring fair value, and enhances fair value measurement disclosure. In February 2008, the FASB issued FASB Staff Position (“FSP”) 157-1, “Application of FASB Statement No. 157 to FASB Statement No. 13 and Other Accounting Pronouncements That Address Fair Value Measurements for Purposes of Lease Classification or Measurement under Statement 13” (“FSP 157-1”) and FSP 157-2, “Effective Date of FASB Statement No. 157” (“FSP 157-2”). FSP 157-1 amends SFAS 157 to remove certain leasing transactions from its scope. FSP 157-2 delays the effective date of SFAS 157 for all nonfinancial assets and nonfinancial liabilities, except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually), until the beginning of the first quarter of fiscal 2010. The measurement and disclosure requirements related to financial assets and financial liabilities which were effective for the Company in the first quarter of fiscal 2009 were adopted for certain instruments effective April 1, 2008. The Company does not expect the adoption of SFAS 157 for all nonfinancial assets and nonfinancial liabilities to have a material impact on its results of operations or financial position.

In December 2007, the FASB issued SFAS No. 141 (revised), “Business Combinations” (“SFAS No. 141(R)”). The standard changes the way companies account for business combinations and requires the acquiring entity in a business combination to recognize assets acquired and liabilities assumed in the transaction; establishes the acquisition-date fair value as the measurement objective for all assets acquired and liabilities assumed; and requires the acquirer to disclose information needed by investors to understand the nature and financial effect of the business combination. SFAS No. 141(R) is effective for fiscal years beginning after December 15, 2008, with early adoption prohibited. The Company is currently evaluating the impact of this statement on its consolidated financial statements.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements — an amendment of Accounting Research Bulletin No. 51” (“SFAS No. 160”). This statement requires an entity to classify noncontrolling financial interests in subsidiaries as a separate component of equity. Additionally, transactions between an entity and noncontrolling interests are required to be treated as equity transactions. SFAS No. 160 is effective for fiscal years beginning after December 15, 2008, with early adoption prohibited. The Company is currently evaluating the impact of this statement on its consolidated financial statements.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities — an amendment of FASB Statement No. 133”. This Statement changes the disclosure requirements for derivative instruments and hedging activities. Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. This standard is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008 with early adoption permitted. The Company has not early adopted this statement and is currently evaluating the impact on its financial statements.

In April 2008, the FASB issued FASB Staff Position (“FSP”) No. Financial Accounting Standard 142-3, “Determination of the Useful Life of Intangible Assets” (“FSP No. FAS 142-3”). FSP No. FAS 142-3 amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS No. 142, “Goodwill and Other Intangible Assets”. The Company is required to adopt FSP No. FAS 142-3 for fiscal years beginning after December 15, 2008. The Company does not believe that adoption of this accounting standard will have a significant impact on its consolidated financial statements.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles” (“SFAS No. 162”). SFAS No. 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements that are presented in conformity with generally accepted accounting principles. SFAS No. 162 will become effective 60 days after the Commission’s approval of the Public Company Accounting Oversight Board amendments to Auditing Standards (AU) Section 411, “The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles”. The Company does not believe that adoption of this accounting standard will have a significant impact on its consolidated financial statements.

4.	Certain financial statement information

At June 30, 2008, the following balance sheet accounts consist of the following:

Inventory
Raw Material	$3,633,407
Work in Progress	1,247,243
Finished Goods	10,294,911

Total	$15,175,561

Prepaid expenses and other current assets
Advances for Raw Material	$8,111,766
Interest Receivable	39,367
Prepaid Expenses	156,578
Income Tax	34,185

Other	383,331

Total	$8,725,227

Other Non Current Assets
Unamortized Borrowing Cost	$128,707
Security Deposits	138,639

Total	$267,346

Accrued Expenses
Advances from Customers	$1,235,855
Warranty	314,770
Legal Fees	194,864
Travel and Related	77,390
Accrued Salaries	70,115
Taxes Payable	58,575
Amounts due to Consultants	32,000
Rent	23,528
Other	196,818

Total	$2,203,915

5.	Property and equipment, net

At June 30, 2008, Property and equipment consist of the following:

	Estimated Useful Life (years)	As of June 30, 2008
Computer equipment and software	3	91,264
Vehicles	4	36,057
Office furniture and equipment	5	455,012
Machinery and equipment	7	3,189,679

Land lease	Lease Period	2,329,478
Leasehold improvements	Lease Period	370,441
Assets under construction		5,391,850
		11,863,881
Accumulated depreciation and amortization		(360,994)

Property and equipment, net		11,502,787

Land lease represents payments made by the Company to the lessor for use of the land for a 66 year period with an annual rental of $100. The lease does not contain a bargain purchase option nor does it transfer the ownership of the land to the Company at the end of the lease period.

6.	Debt

The following table details our debt as of June 30, 2008:

Term Loan	$13,255,063
Less: current portion
Current Portion of the Term Loan	5,953,318
Long term debt, net of current portion	$7,301,745

Credit Line	$8,457,466

Pursuant to the Common Rupee Term Loan Agreement (“Term Loan”) dated March 19, 2008 by and among the Bank of India, Indian Overseas Bank, Union Bank of India, The Federal Bank Limited (collectively called The Bankers) and SSPL, agreed to loan to SSPL an aggregate of up to Rs. 986,700,000, or approximately $24.7 million (INR 39.97 = $1), for the development of its Fab City facility. In connection with the Term Loan, Mr. Hari Surapaneni, Mr. Sakhamuri Satyanarayana Prasad and Mrs. Sandhya Venkat Kode personally guaranteed the payment obligations of SSPL under the Term Loan. Upon Mrs. Sandhya

Kode’s resignation as director of SSPL and election of Mr. Venkata Kode as an additional director of SSPL on July 17, 2008, Mr. Venkata Kode replaced his wife, Mrs. Sandhya Kode, as a guarantor under the Term Loan Mr. Hari Surapaneni is the Chief Executive Officer, President, director and 5% stockholder of SSL. Mr. Sakhamuri Satyanarayana Prasad is a 5% stockholder of SSL and an officer and director of SSPL. Mr. Venkata Kode is the Chief Strategic Officer and director and 5% stockholder of SSL, a director and the Vice President and Chief Financial Officer of SSPL. The interest accrues at a minimum annual rate of 12.5% and is payable on March 30, June 29, September 29 and December 30 of each year until the Term Loan has been repaid. The outstanding unpaid principal balance is payable in 12 quarterly installments, commencing on December 31, 2008. The Term Loan is secured by way of equitable mortgage of land and building and hypothecation of fixed assets, both present and future and pari passu charge on all of SSPL’s current assets, subject to and subordinated to the security interests created in favor of the same commercial banks in connection with Credit Line. The total amount outstanding against the sanctioned term loans as of June 30, 2008 was approximately $13.2 million of principal and approximately $0.1 million of interest.

Pursuant to the Working Capital Consortium Agreement (“Credit Line”) dated March 19, 2008 by and among the Bankers and SSPL, The Bankers agreed to grant to SSPL all or some or any of the credit facilities either in Indian or foreign currencies by way of overdrafts, cash credits, pre-shipment and post-shipment credits, opening of letter of credit, issuing of guarantees, negotiation and discounting of demand and/or usance bills and checks inland as well as foreign and such other facilities as may be agreed upon from time to time between the Bankers and SSPL for an aggregate of up to Rs. 45 crores, or approximately $11.3 million (INR 39.97 = $1). In connection with the Credit Line, Mr. Hari Surapaneni, Mr. Sakhamuri Satyanarayana Prasad and Mrs. Sandhya Venkat Kode entered into the Deed of Guarantee dated March 6, 2008 with the Bankers pursuant to which Mr. Hari Surapaneni, Mr. Sakhamuri Satyanarayana Prasad and Mrs. Sandhya Kode agreed to guarantee the payment obligations of SSPL under the Credit Line. Upon Mrs. Sandhya Kode’s resignation as director of SSPL and election of Mr. Venkata Kode as an additional director of SSPL on July 17, 2008, Mr. Venkata Kode replaced his wife, Mrs. Sandhya Kode, as a guarantor under the Deed of Guarantee. Borrowings thereunder are limited to an eligible borrowing base of accounts receivable and inventory. Interest accrues at an annual rate of 12.5% and is payable on a monthly basis. The maturity date of borrowings under the Credit Line is one year from the date of sanction. As of June 30, 2008, the Company has approximately $8.5 million of borrowings outstanding under the Credit Line. The Credit Line is subject to certain financial covenants which are monitored quarterly. At June 30, 2008, the Company was in compliance with such covenants.

For the three months ended June 30, 2008, the Company recorded interest expense in the amount of approximately $473,000 related to borrowings from the Credit Line and Term Loan.

7.	Income Taxes

Income/(loss) before income taxes are as follows:

	Three months ended June 30, 2008	Three months ended June 30, 2007
India	$12,909,969	$(234,241)
Other	(1,169,914)	—

	$11,740,055	$(234,241)

The provision for income taxes consists of the following:

	Three months ended June 30, 2008	Three months ended June 30, 2007
Current provision:
India	$—	$—
Other	—	—

Deferred benefit:
India	(114,948)	—
Other	—	—

	$(114,948)	$—

Since export revenue of SSPL qualifies for a deduction from taxable income, being profits attributable to undertakings situated in Export Processing Zones until March 2010, no provision for current income tax was made in SSPL.

With respect to the Company’s operations in India, temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases arose due to difference in depreciation rates of fixed assets, provision for gratuity which are allowable on a cash basis under the Indian Income Tax Act and Loss / gain on Derivative Transactions which are taxable at the time of actual realization. Since the export revenue of SSPL qualifies for a deduction from taxable income, profits attributable to contracts completed in Export Processing Zones until March 2010, more than likely will not have any substantial tax consequences as they likely will reverse within the tax holiday period eliminating a substantial portion of the temporary differences.

There is no tax at Cayman Islands and as such no income tax is recognized relating to SSL or deferred tax assets/liabilities needs to be recorded relating to temporary differences of SSL.

There are practically no operations at present at SSI and as such the deferred tax assets on carried forward losses are not recognized.

The significant components of the net deferred income tax assets and liabilities are as follows:

	Three months ended June 30, 2008	Three months ended June 30, 2007
Deferred tax assets:
Net operating loss carry forwards	$271,078	$—
Loss on derivative transaction	3,297,271	—
Deferred compensation	140,579	—
Total gross deferred tax assets	$3,708,928	$—

Deferred tax liabilities:
Depreciation and amortization	273,895	—
Exchange loss	1,697	—
Total gross deferred tax liabilities	275,592	—

Valuation allowance	3,568,349
Net deferred tax asset	$135,013	$—

At June 30, 2008, the Company has U.S. Federal net operating loss carryforwards for U.S. Federal income tax purposes of approximately $2.2 million expiring in fiscal years 2008 through 2027. In addition, the Company has Indian net operating loss carryforwards of approximately $798,000 expiring within the tax holiday period.

The deferred tax asset represents the tax effect of temporary differences related to the Company’s foreign operations that will reverse after the tax holiday period has expired. Realization of the deferred tax assets is dependent upon future income, if any, the amount and timing of which are uncertain. Accordingly, the net deferred tax assets have been offset by a valuation allowance.

The effective tax rate at June 30, 2008 and 2007 differs from the amount computed by applying the U.S. Federal statutory rate to income (loss) before income taxes as follows:

	Three months ended June 30, 2008	Three months ended June 30, 2007
Statutory Federal income tax rate	34.0%	34.0%
State income taxes, net of federal benefit	(3.3)%	—
Lower rates in other jurisdictions, net	4.8%	—
Permanent items	(0.7)%	(1.1)%
Increase in valuation allowance	(33.8)%	(32.9)%

	1.0%	0.0%

We have adopted the provisions of FIN 48 effective on January 1, 2007. The adoption of the provisions of FIN 48 did not have a material impact on our financial position and results of operations. We file income tax returns in India, the U.S., and California. The Company’s federal income tax returns for tax years 2007 and beyond remain subject to examination by the Internal Revenue Service. The Company’s California returns for tax years 2007 and beyond remain subject to examination by the Franchise Tax Board. In addition, all of the net operating losses that may be used in future years are still subject to adjustment.

We do not expect our unrecognized tax benefits to change significantly over the next 12 months. In connection with the adoption of FIN 48, the Company will recognize interest and penalties accrued on any unrecognized tax benefits as a component of income tax expense. As of June 30, 2008, the Company has not accrued interest or penalties related to uncertain tax positions.

8.	Related Party Transactions

Refer to the disclosure in Note 6 – Debt for additional disclosure regarding certain debt transactions involving related parties.

Transactions between Related Parties and SSL

Promissory Notes Issued to Solar Semiconductor Ltd.

Prior to February 4, 2008, certain individuals and entities agreed to purchase equity securities in SSPL for a total purchase price of Rs. 67 crores, or approximately $14,000,000. While such investment amounts were deposited with SSPL, no equity financing was ever consummated. As part of the restructuring of SSPL, SSI and SSL, the board of directors of SSPL approved the refund of share application amounts from such investors. While certain of the share application amounts have been refunded, other share application amounts are still due and owing. On February 4, 2008, SSL issued shares of its Series A Preference Shares to the persons that had previously agreed to purchase equity securities in Solar

Semiconductor Private Limited in exchange for cash or unsecured promissory notes to Solar Semiconductor Ltd. in the aggregate amount of $5,403,726.25, each bearing an interest rate of 5% per annum. While each of these promissory notes bear an interest rate of 5% per annum, no interest is being accrued or will be charged on such promissory notes. As such, no interest has been paid on any of these promissory notes to Solar Semiconductor Ltd. since February 4, 2008. As SSPL refunds the share application amounts, the investors have agreed to pay such amounts to SSL in repayment of the promissory notes issued by such investors in exchange for the Series A Preference Shares of SSL. To the extent any amount on the promissory notes issued by the investors to SSL remain due and outstanding after the investors receive their respective share application amounts from SSPL and pay such amounts to SSL in repayment of the promissory notes, SSL may consider forgiving such remaining amounts due on such promissory notes.

The following table sets forth the number of Series A Preference Shares of SSL purchased by each of the related persons, the original principal amount of the promissory note issued by each of them in consideration for such Series A Preference Shares and the total principal amount that remains outstanding on each such note. The amount of the promissory note issued by each such person is equivalent to the amount of their original share subscription amount for shares of SSPL, and the amount that remains outstanding on each such promissory note is equal to the amount of the refund that remains due to them from SSPL.

Name	No. of Series A Preference Shares Purchased	Original Principal Amount on Promissory Note	Aggregate Principal Amount Paid since April 1, 2007	Total Outstanding Amount due to SSL	Relationship to SSL
Navakrishna Akkineni (1)	602,308	$150,577.00	$115,577.00	$35,000.00	5% Stockholder

Jagadish Buddhavarapu (2)	96,000	$24,000.00	$24,000.00	$—	5% Stockholder

Karthik Ram Kode (3)	480,000	$120,000.00	$120,000.00	$—	5% Stockholder, and a related person of a Director, Officer and 5% Stockholder (Mr. Kode’s son)

Sree Sathya Kode	2,000,000	$500,000.00	$500,000.00	$—	5% Stockholder, and a related person of a Director, Officer and 5% Stockholder (Mr. Kode’s daughter)

Hari Surapaneni (4)	16,448,566	$4,112,141.50	$350,000	$3,762,141.50	5% Stockholder and a Director, Chief Executive Officer and President

Surapaneni Revocable Trust UTA dated 12/05/00	3,088,726	$772,181.50	$350,000	$422,181.50	5% Stockholder

Surapaneni Children’s Trust FBO Sravan Surapaneni	679,920	$169,980.00	$—	$169,980.00	5% Stockholder

Surapaneni Children’s Trust FBO Swetha Surapaneni	679,920	$169,980.00	$—	$169,980.00	5% Stockholder

Name	No. of Series A Preference Shares Purchased	Original Principal Amount on Promissory Note	Aggregate Principal Amount Paid since April 1, 2007	Total Outstanding Amount due to SSL	Relationship to SSL
Ushas Inc. (5)	12,000,000	$3,000,000.00	$—	$3,000,000.00	5% Stockholder

Sravan Kumar Surapaneni	87,968	$21,992.00	$21,992.00	$—	Related person of a Director, Officer and 5% Stockholder (Mr. Surapaneni’s son)

Srinivas Buddhavarapu and Neeraja Gumma	100,000	$25,000.00	$25,000.00	$—	Related persons of a 5% Stockholder (Mr. Buddhavarapu’s brother [and sister-in-law])

Usha Rani Akkineni	140,000	$35,000.00	$—	$35,000	Related person of a 5% Stockholder (Mr. Akkineni’s wife)

Kiran Kumar Akkineni	197,016	$49,254.00	$49,254.00	$—	Related person of a 5% Stockholder (Mr. Akkineni’s son)

(1)	Includes 552,308 Series A preference shares purchased by Usha Rani Akkineni, Mr. Akkineni’s wife, and Navakrishna Akkineni and Usha Rani Akkineni, Trustees of the Nava Usha Akkineni Family Living Trust Dated May 14, 2007 in exchange for the promissory notes in the aggregate amount of $138,077. The promissory note issued by Mrs. Akkineni has not been repaid.
(2)	Includes 96,000 Series A preference shares purchased by Jagadish Buddhavarapu Irrevocable Trust in exchange for the promissory note in the amount of $24,000.
(3)	On February 2008, SSL issued a convertible promissory note in the amount of $375,000 to Mr. Karthik Ram Kode, with an interest rate of 5% per annum. All of the outstanding principal amount on such note, of $375,000, was converted into 1,500,000 Series A preference shares of SSL on February 4, 2008. SSL has made interest payments in the aggregate amount of $873 since April 1, 2007.
(4)	Includes promissory notes in the aggregate amount of $4,112,141.50 issued by the Surapaneni Revocable Trust UTA dated 12/05/00, the Surapaneni Children’s Trust FBO Sravan Surapaneni, the Surapaneni Children’s Trust FBO Swetha Surapaneni and Ushas Inc.

(5)	Ushas Inc. is an entity controlled by Mr. Surapaneni.

Transactions between Related Parties and SSPL

SSPL indemnifies Mr. Hari Surapaneni and Mr. Venkata Kode, as the members of its board of directors, pursuant to the Memorandum and Articles of Association of SSPL dated April 12, 2006. Since April 1, 2007, SSPL has not reimbursed Mr. Hari Surapaneni or Mr. Venkata Kode as they have not incurred losses as a result of performing their services as directors of SSPL.

Pursuant to the Service Agreement dated December 1, 2007 with Kaandu Infrastructure Company Private Limited, SSPL has agreed to pay advisory service charges in the aggregate amount of Rs. 210 lakh, or approximately $425,000, to Kaandu Infrastructure Company Private Limited over a period of 40 months starting December 1, 2007. Ms. Usha Surapaneni, Mr. Hari Surapaneni’s spouse, is or was a shareholder and director of Kaandu Infrastructure Company Private Limited. Since December 1, 2007, a total of $ 208,439 has become due to Kaandu Infrastructure Company Private Limited, and SSPL has paid $ 200,309.

On April 24, 2008, SSPL entered into a Project Management Consultancy Agreement with Kaandu Infrastructure Company Private Limited pursuant to which Kaandu Infrastructure Company Private Limited provides consulting services in connection with the construction of SSPL’s facilities in Fab City, Hyderabad. Mrs. Usha Surapaneni is or was a shareholder and director of Kaandu Infrastructure Company. Since April 24, 2008, a total of $266,308 has become due and SSPL has paid an aggregate of $160,344 to Kaandu Infrastructure Company Private Limited for the consulting services it has received.

SSPL issued 11 purchase orders on various dates, for an aggregate amount of $324,593 towards supply of equipment and $292,849 has become due and paid so far.

On January 1, 2008, SSPL entered into a Lease Deed/Agreement with Ushas Ventures Pvt. Ltd., an entity owned by Mr. Hari Surapaneni and his wife, Mrs. Usha Surapaneni, with respect to the property located in Hyderabad, India. The lease provides for a monthly rent of Rs. 55,000, or approximately $1,110, and terminates on December 31, 2008, unless otherwise extended for additional period of 12 months with a 5% increase to the rental amount. Since January 1, 2008, a total of $ 11,960 has become due and SSPL has paid an aggregate of $11,960 directly to owner of the premises based on the instructions of Usha Ventures Pvt. Ltd.

SSPL has borrowed $300,000, with no interest, from Kode Enterprises, an entity owned by Mr. Venkata Kode’s brother and his mother. Since April 1, 2007, SSPL has not repaid any principal to Kode Enterprises. As of November 7, 2008, the amount outstanding on the loan was $278,844 (at a conversion rate of 49.25=1$).

The registered office of SSPL is the home address of Mr. Satyanarayana Prasad Sakhamuri, a 5% stockholder of SSL and a director of SSPL. Neither SSPL nor SSL pays any rent to Mr. Prasad for such use.

Transactions between Related Parties and SSI.

SSI indemnifies Mr. Surapaneni and Mr. Venkata Kode, as officers and directors of SSI, pursuant to the Bylaws of SSI dated March 24, 2006. Since April 1, 2007, SSI has not reimbursed Mr. Haro Surapaneni or Mr. Venkata Kode as they have not incurred losses as a result of performing their services as officers and directors of SSI.

In December 2006, SSI entered into a Lease Agreement with Surapaneni Properties, LLC, an entity in which Mr. Hari Surapaneni and his wife are managing members. The Lease Agreement has a term of five years with an option to renew for four subsequent five-year periods. SSI pays Surapaneni Properties, LLC $7,500 per month for the leased property. SSL believes, based on rents and fees for similar services in Sunnyvale, California that the fee charged by Surapaneni Properties, LLC is at least as favorable as SSI could have obtained from an unaffiliated person. Since April 1, 2007, a total of $ 160,000 including Rent deposit of $7,500 has become due and SSI has paid an aggregate of $ 22,500 to Surapaneni Properties, LLC.

Pursuant to an agreement dated February 1, 2007 by and between SSI and Sree Rama Enterprises, Inc., SSI paid $8,000 per month plus payroll taxes up to Jan 31, 2008. On February 1, 2008 the amount was increased to $12,000 per month plus payroll taxes to Sree Rama Enterprises, Inc., an entity owned by Mr. Venkata Kode and his family, for consulting services provided by Mr. Seetha Ram Rao Gade, Secretary of SSI In addition, SSI reimburses Mr. Gade for all reasonable out-of-pocket expenses he incurs in performing the consulting services. Since April 1, 2007, a total of $262,709 has become due and SSI has paid an aggregate of $ 262,709 to Sree Rama Enterprises, Inc.

SSI has an arrangement with Sree Rama Enterprises, Inc. whereby SSI advances cash payments to Sree Rama Enterprises, Inc. for the health insurance premiums for Mr. Venkata Kode and Mr. Seetha Ram Rao Gade, Financial Controller of SSI. Since April 1, 2007, SSI has paid approximately $ 28,709 to Sree Rama Enterprises, Inc. for such health insurance premiums.

9.	Net gain/(loss) per share

Basic earnings per share are computed using the weighted average number of ordinary shares outstanding during the period. Diluted earnings per share are computed using the weighted average number of ordinary shares and potentially dilutive securities outstanding during the period. Potentially dilutive securities consist of the incremental ordinary shares issuable upon exercise of stock options and warrants and conversion of convertible debt (using the treasury stock method). The following table summarizes the weighted average ordinary and diluted ordinary shares outstanding:

	Three months ended June 30, 2008	Three months ended June 30, 2007
Net Gain (Loss) *	$9,975,479	$(234,241)
Adjustment of 8% dividend to preference shares	496,834	—

Net Gain/(Loss) after adjustment*	$9,478,645	$(234,241)

Weighted average ordinary shares outstanding	22,448,467	6,107,033

Series A preference shares	30,387,453	—
Series B preference shares	7,664,368	—
Total unvested ordinary shares outstanding	3,238,751	—
Total stock options outstanding	1,041,667	—

Diluted weighted average ordinary shares outstanding	64,780,706	6,107,033

Diluted net gain (loss) per share	$0.15	$(0.04)

*	The net profit (loss) is net of $1,649,628 related to a non-controlling interest in its subsidiaries for the three months ended June 30, 2008.

As SSL was incorporated in October 2007, no ordinary shares of SSL existed as of June 30, 2007. Accordingly, earnings per share for the period ended June 30, 2007 is computed utilizing the outstanding ordinary shares of SSL as if those were the ordinary shares outstanding of SSPL as of that date.

10.	Commitments and Contingencies

Operating leases

The Company conducts its operations using facilities leased under non-cancellable operating lease agreements that expire in November 2011. Aggregate minimum rental commitments under non-cancelable leases as of June 30, 2008 are as follows:

Nine months ended March 31, 2009	$197,872
Year ending March 31, 2010	266,942
Year ending March 31, 2011	86,721
Total minimum lease payments	$551,535

Rent expense for the three months ended June 30, 2008 was approximately $70,000.

Letter of Credit

SSPL has unfunded $3.1 million, of open letters of credit outstanding as of June 30, 2008.

Bank Guarantees

The Company has arranged for bank guarantees on its behalf which include a 100% margin. The outstanding bank guarantees as of June 30, 2008 are $0.01 million.

Purchase commitments

The Company purchases raw materials for inventory and manufacturing equipment from a variety of vendors. During the normal course of business, in order to manage manufacturing lead times and help assure adequate supply, the Company enters into agreements with suppliers that either allow it to procure goods and services when it chooses or that establish purchase requirements. In certain instances, these latter agreements allow the Company the option to cancel, reschedule, or adjust its requirements based on its business needs prior to firm orders being placed. Consequently, only a portion of its recorded purchase commitments are firm, non-cancelable and unconditional. At June 30, 2008, the Company’s obligations under firm, non-cancelable and unconditional agreements were approximately $2.6 billion, of which, approximately $51.7 million was for commitments related to machinery and equipment. Approximately $123.2 million of our purchase obligations are due in fiscal 2009.

Product warranties

The Company offers warranties on its products and records an estimate of the associated liability based on the number of solar modules under warranty.

Product warranty activity during the three months ended June 30, 2008 was as follows:

Three months ended June 30, 2008
Product warranty liability, beginning of period	$113,958
Accruals for new warranties issued (warranty expense)	200,812
Settlements	—
Change in estimate of warranty liability	—

Product warranty liability, end of period	$314,770

As there were no sales during the three months ended June 30, 2007, a product warranty accrual was not required.

11.	Shareholders’ Equity

Ordinary shares

At June 30, 2008, SSPL had 7,510,000 shares issued at its par value of INR 10 per share or $1,634,054.

In December 2007, SSL issued 18,500,968 ordinary shares at its par value of $0.001 per share. This issuance included 8,183,615 ordinary shares to the founders and certain employees as compensation for services rendered or to be rendered. Certain of these ordinary shares issued to the founders and certain employees vested immediately with the balance vesting ratably over a period of 48 months. The balance of 10,317,353 ordinary shares were issued to affiliates who have a pre existing personal or business relationship with the company, its officers or directors and has vested immediately. Total of 15,262,218 ordinary shares have vested through June 30, 2008 including 485,625 ordinary shares vested during quarter ended June 30, 2008. SSL determined the fair value of shares to be equal to $0.66 per share as at December 31, 2007 based on an independent valuation. For the quarter ended June 30, 2008, SSL recorded a compensation charge for vested shares totaling approximately $0.3 million. As at June 30, 2008, 3,238,750 shares remain unvested having unamortized compensation cost of approximately $2.1 million, which is expected to be recognized over a weighted average period of 20 months. The intrinsic value for nonvested shares is calculated based on the par value of the underlying shares and the fair market value of SSL’s ordinary shares as of December 31, 2007. In calculating basic gain per share, the Company has excluded the shares that remain unvested from the denominator.

The aggregate intrinsic value of nonvested shares at June 30, 2008 was approximately $2.1 million. The intrinsic value for nonvested shares is calculated based on the par value of the underlying shares and the fair market value of SSL’s ordinary shares as of June 30, 2008. At June 30, 2008, all of the compensation cost related to shares that had not yet vested had been recognized.

Preference shares

In February 2008, SSL issued 30,387,453 Series A preference shares (“Series A”) at $0.25 per share principally to its founders and employees. In February and March 2008, SSL issued 7,664,368 Series B preference shares (“Series B”) at $2.25 per share to its founders’ relatives/friends and employees. The Series A and Series B are collectively referred to as “Preference Shares”. Through June 30, 2008, the Company has received proceeds totaling approximately $24.4 million from the sale of the Series A and Series B, net of issuance costs of approximately $150,000 and $ 335,000 respectively. The subscriptions receivable have been received by the Company during the three month period ended June 30, 2008.

The following summarizes the rights, preferences and privileges of the holders of preferred shares as of June 30, 2008:

Dividends

The holders of the Preference Shares are entitled to receive, out of any funds legally available therefor and in preference to any dividend on the ordinary shares, and on a pari passu basis, noncumulative dividends at the rate of eight percent (8%) of the applicable Original Purchase Price (as defined below) per annum, when and if declared by the board of directors. No dividend is to be paid on the ordinary shares in any year until all dividends for such year have been declared and paid on the Preference Shares, and thereafter, on a pari passu basis with the ordinary shares, the Preference Shares are paid a further dividend in an amount per Preference Share equal to the amount of such dividend paid per ordinary share multiplied by the number of ordinary shares represented by the Series A or Series B respectively, on an as-converted basis. To date, SSL has not declared any dividends.

Liquidation preference

In the event of a liquidation event, the Series B shareholders have a first preference to the distribution and are entitled to receive $2.25 per share plus declared but unpaid dividends, prior to any other holders of Preference Shares or ordinary shares. After the distribution to the Series B shareholders, Series A shareholders are entitled to receive $0.25 per share, plus declared but unpaid dividends prior to any distribution to the holders of ordinary shares. The balance would be distributed among the Series B shareholders and common stockholders, pro rata in proportion to the number of ordinary shares held (assuming conversion of all preferred shares).

Voting rights

Each holder of the Preference Shares is entitled to a number of votes equal to the number of ordinary shares into which their preference share is convertible.

Conversion rights

The price at which each ordinary share shall be issued upon conversion of Series A and Series B without the payment of any additional consideration by the holders thereof shall initially be the Original Purchase Price applicable to Series A and Series B, respectively.

Voluntary Conversion: Each holder of a particular series of Preference Shares is entitled to convert any or all of its Preference Shares at any time, without the payment of any additional consideration, into such number of fully paid ordinary shares per Preference Share as is determined by dividing $0.25 with respect to Series A and $2.25 with respect to Series B (the “Original Purchase Price”), by the Conversion Price (as defined below) applicable to such series of Preference Shares.

Conversion Price: The price at which each ordinary share shall be issued upon conversion of Series A without the payment of any additional consideration by the holders thereof shall initially be the Original Purchase Price applicable to Series A (the “Series A Conversion Price”). The price at which each ordinary share shall be issued upon conversion of Series B without the payment of any additional consideration by the holders thereof shall initially be the Original Purchase Price applicable to Series B (the “Series B Conversion Price”). The conversions are subject to normal anti-dilution provisions.

Automatic Conversion: Each Preference Share shall automatically be converted into ordinary shares at the then-effective applicable Conversion Price (A) upon the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act in which (i) gross proceeds to SSL of not less than $20,000,000 are raised (before deduction of underwriters’ commissions and expenses) and (ii) such offering is made at a per share offering price of at least $6.75, as adjusted for any recapitalizations, share combinations, share dividends, share splits and the like, or (B) with the vote or written consent of the holders of at least a majority of the then outstanding Series A and Series B, voting together as a single class.

Beneficial Conversion

In February 2008, SSL issued 30,387,453 shares of Series A at $0.25 per share of which 28,061,638 shares of Series A were issued to its founders and 2,325,815 shares of Series A was issued to senior employees. SSL assessed the fair value of its ordinary shares to be $0.66 per share when the Series A was issued in February 2008. The Series A contains conversion options that are in the money at issuance because the Series A can be converted voluntary at any time by the holder. This “in the money” issuance gives rise to a beneficial conversion. EITF 98-5 requires that the value attributable to the beneficial conversion option be measured on the commitment date by allocating a portion of the proceeds equal to the intrinsic value of the conversion option to additional paid-in capital. Accordingly, during the year ended March 31, 2008, SSL has recorded approximately $11.5 million as accretion in preference shares upon the issuance of the shares to founders and $953,854 as stock based compensation upon the issuance of shares to its senior employees by recording a beneficial conversion as additional paid in capital.

Stock Option Plan

The 2008 Equity Incentive Plan (the “Plan”) was adopted and approved by the board of directors of SSL on April 16, 2008. Under the terms of the Plan, as amended in October 2008, 8,100,000 ordinary shares of the Company are reserved for incentive stock options, nonstatutory (nonqualified) stock options (incentive and nonstatutory stock options are collectively referred to as “options”), stock appreciation rights, stock issuances (which may be subject to the attainment of designated performance goals or service requirements (“nonvested stock”), or any combination thereof. Awards may be granted to such non-employee directors, officers, employees and consultants of the Company as the board of directors shall in its discretion select. Only employees of the Company are eligible to receive grants of incentive stock options. Options are granted at the at no less than the fair market value of the stock on the date of grant. Options vest over periods up to four years and have terms not to exceed 10 years. Nonvested stock awards vest over a period of up to four years.

The following represents a summary of the Company’s stock option activity during the three months ended June 30, 2008 under the Plan and related information without regard for estimated forfeitures:

	Shares	Weighted Average Exercise Price
Options outstanding at March 31, 2008	—	$—
Options granted	856,667	2.56
Options exercised	—	—
Options canceled	—	—
Options outstanding at June 30, 2008	856,667	$2.56

The weighted average grant-date fair value of options granted during the three month period ended June 30, 2008 was $2.15. The fair value of options which vested during the three month period ended June 30, 2008 was $2.15. The total intrinsic value of options granted during the three month period ended June 30, 2008 was approximately $2.2 million.

During the three month period ended June 30, 2008, the Company granted an advisor a non-statutory stock option to purchase 20,000 shares pursuant to the Plan with one-forty-eighth of the shares underlying such option to vest monthly from the start of his advisory relationship with the Company, and with one hundred percent (100%) of such shares to vest upon consummation of a change of control transaction, as defined in the Plan. The estimated fair value of these options was measured on the date granted and is being amortized and recorded as selling, general and administrative expense if the grant value is lower than the intrinsic value of the shares. These options will continue to be remeasured at each reporting date until the earlier of the date at which a commitment for performance by the counterparty to earn the equity instruments is reached or the date at which the counterparty’s performance is complete.

During the three month period ended June 30, 2008, the Company granted to a consultant fully-vested, non-forfeitable, non-statutory option to purchase 66,667 ordinary shares pursuant to the Plan. These options were granted in connection with obtaining the property lease for the Company’s facility in India. The consultant’s performance is complete as of

June 30, 2008 and accordingly the estimated fair value of this grant has been recorded as selling, general and administrative expense ($159,334) during the three month period ended June 30, 2008.

During the three month period ended June 30, 2008, the Company granted a non-statutory stock option to purchase 185,000 ordinary shares outside the Plan with a term of five years. The performance related to these options is complete as of June 30, 2008 and accordingly the estimated fair value of these grants has been recorded as selling, general and administrative expense during the three month period ended June 30, 2008 if the grant value is lower than the intrinsic value of the shares.

The following table summarizes information about options outstanding under the Plan and those issued outside of the Plan at June 30, 2008:

Options Outstanding					Options Exercisable
Range of Exercise Prices	Number Outstanding	Weighted Avg. Remaining Life	Weighted Avg. Exercise Price	Intrinsic Value	Number Exercisable	Weighted Avg. Exercise Price	Intrinsic Value
$0.25	66,667	10	$0.25	$143,334	66,667	$0.25	$143,334
$2.76	975,000	10	2.76	2,096,250	212,708	2.76	457,323

	1,041,667	10	$2.60	$2,239,584	279,375	$2.60	$600,657

As of June 30, 2008, there were 4,643,333 shares available for future grants under the Plan.

As of June 30, 2008, there was approximately $1.2 million of unrecognized compensation cost related to nonvested options, which is expected to be recognized over a weighted average period of 5 years.

The fair value for options has been estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions:

Weighted average expected option lives	5 years
Risk-free interest rate	2.53%
Expected volatility	106%
Dividend yield	0%

Expected volatility is based on the historical, expected or implied volatility of similar entities whose share or option prices are publicly available. The expected lives of options granted are based on the expected terms of options granted by other, similar companies with similarly structured awards. The risk-free interest rates are based on the expected option lives and the corresponding U.S. treasury yields in effect at the time of grant.

12.	Segment Information

The Company operates in one industry segment which is the manufacturing and distribution of PV modules.

SFAS No. 131, “Disclosures about Segments of an Enterprise and Related Information,” establishes standards for reporting information about operating segments. Operating segments are defined as components of an enterprise for which separate financial information is available and is evaluated regularly by the chief operating decision maker, or decision making group, in deciding how to allocate resources and in assessing performance. The Company’s chief operating decision maker is the Chief Executive Officer (“CEO”). The CEO reviews financial information presented on a consolidated basis for evaluating financial performance and allocating resources. There are no segment managers who are held accountable for operations below the consolidated financial statement level. Accordingly, the Company has determined that it operates in a single reportable segment.

The CEO evaluates performance based primarily on revenues in the geographic locations in which the Company operates. Revenues are attributed to geographic locations based on the ship-to location of the Company’s customers. The Company’s assets are primarily located in India and not allocated to any specific region. Therefore, geographic information is presented only for total revenues. As of June 30, 2008, long-lived assets, which represent property, machinery and equipment, net of accumulated depreciation and amortization, located outside India were immaterial and less than one percent of the total net assets.

Approximately 99% of our sales for the three months ended June 30, 2008, were to customers in the Europe; the remaining percentage was principally to customers in North America. We had no sales in the three months ended March 31, 2007.

13.	Retirement Benefits

Defined contribution plan

For the three months ended June 30, 2008, the Company contributed approximately $16,000.

Defined benefit plan

The Company’s projected benefit obligation accrued for the quarter ended June 30, 2008 amounted to approximately $1,000. The amount is estimated based on the actuarial valuation done for the year ended March 31, 2008.

15.	Derivative Contracts

SSPL has entered into firm, non-cancelable and unconditional forward sales contracts of approximately $671 million as of June 30, 2008. Similarly, the SSPL entered into forward purchase contracts of approximately $309 million as of June 30, 2008 where the currency of the contract is different from the functional currency or the local currency of parties to the contract. The company has entered into such contracts to ensure firm supplies of ram materials and sale of finished products. Since the currency of the contract is different from the functional currency or the local currency of parties to the contract, the company has identified the same as embedded derivative in the above contracts as per SFAS No.133.

The Company received the valuation of embedded derivatives carried out from an independent agency as per US GAAP. The valuer has considered the difference between the forward rate (INR/US$) for date of delivery of contract as at the Date of Contract and Date of Balance Sheet i.e. June 30, 2008. The forward rate for this purpose is based on the tenure of the contract. For example: the 1 year forward rate determined under the Interest Parity Model is based on the 1 year interest rates of the 2 economies. The value of embedded derivates has been discounted at a rate of 20%

Summary of Derivative Valuation

Name of Party	Nature of Contract	Value of Embedded Derivative at June 30, 2008

In millions
IBC Solar AG	Sale Contract	$16.3
IBER Solar Energia SA	Sale Contract	26.0
Q Cells	Purchase Contracts	(30.5)

Total Value of Embedded Derivative		$11.8

The gain of approximately $11.8 million for the three months ended June 30, 2008 has been classified in Other Income on the Income Statement. The net amount of derivates gain of approximately $3.2 million relating to the period for more than 12 months is reflected in Balance Sheet as Non Current Asset and the remaining amount of derivate gain of approximately $8.6 million is reflected in Current Assets.

16.	Subsequent Events

Trans-India Transaction

On September 15, 2008, the Company entered into a letter of intent with Trans-India Acquisition Corporation, a Delaware corporation (“Trans-India”) for the acquisition by Trans-India of not less than 80% of the outstanding equity rights of the Company in exchange for shares of common stock of Trans-India. The Company and its subsidiaries, together with shareholders of the Company who collectively own more than 80% of the issued and outstanding shares of capital stock of the Company entered into a Share Exchange Agreement with Trans-India on October 24, 2008 for the acquisition.

The share exchange has been structured to be completed in at least two closings. At the initial closing of the Share Exchange Agreement, Trans-India will acquire at least 80% of SSL by the issuance of shares of Trans-India common stock to the Company’s shareholders who are parties to the Share Exchange Agreement. Each share of common stock to be issued in the acquisition will be valued at $8.00 per share. The number of shares to be issued will be calculated based on a purchase price for 100% of the Company of $375,000,000, minus the aggregate amount of SSL indebtedness on the closing date of the acquisition in excess of $50,000,000, plus or minus, as applicable, the earn-out amount, if any. The earn-out amount is based on SSL’s “adjusted net income” during the fiscal year ended March 31, 2010. The term “adjusted net income” means the “Net Income Attributable to Solar Semiconductor after tax” as calculated and disclosed pursuant to GAAP for the fiscal year ending March 31, 2010, adjusted to add back to the “Net Income Attributable to Solar Semiconductor after tax “ any charges for (a) “acquisition-related costs” as defined in and charged to expense and any other fees, expenses or payments to any third party related to the business combination with Trans- India, (b) the amortization of compensation expense related to stock options and restricted stock granted prior to November 15, 2008, and (c) any fees incurred in transferring to NASDAQ, if and when Trans-India makes such transfer.

If the Company’s adjusted net income during the fiscal year ended March 31, 2010 exceeds $50,000,000, the purchase price will be increased by the lesser of:

(1) $100,000,000; or

(2) an amount equal to: (i) the amount by which the 2010 adjusted net income exceeds $50,000,000, multiplied by (ii) 4.

If the Company’s adjusted net income during the fiscal year ended March 31, 2010 is less than $50,000,000, the purchase price will be decreased by the lesser of:

(1) $175,000,000; or

(2) an amount equal to (i) the amount by which the 2010 adjusted net income is less than $50,000,000, multiplied by (ii) 8.

Trans-India was incorporated on April 13, 2006 as Blank Check Company. Its shares of common stock are listed on the American Stock Exchange (AMEX: TIL). Trans-India was formed to acquire, through merger, capital stock exchange, asset acquisition or other business combination, one or more businesses with operations primarily in India.

Upon the completion of the TIL transaction, it is anticipated that the preference shares will convert to ordinary shares which will, in concert with other provisions, eliminate the liquidation preference which at June 30, 2008 was approximately $26.1 million.

Increase in the Stock Option Plan

In October 2008, the Board of Directors approved an increase in the stock option plan increasing the number of ordinary shares reserved under the plan from 5.5 million to 8.1 million.

Ordinary Stock Option Grants for Services

Subsequent to June 30, 2008, the Company granted, subject to the 2008 Equity Incentive Plan, approximately 6.5 million stock options to purchase ordinary shares for services to various officers, directors, employees and service providers which were valued based on an independent valuation of the common stock at the time of issuance for a total value of approximately $14.9 million. The expense will be recognized over the respective service periods.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined balance sheet combines the historical balance sheet of Solar Cayman and the historical balance sheet of Trans-India as of June 30, 2008 giving effect to the business combination of Solar Cayman and Trans-India pursuant to the share exchange agreement, as if the business combination had been consummated on June 30, 2008. The following unaudited pro forma condensed combined statements of operations combine the historical statements of operations of Solar Cayman and Trans-India for the three-month period ended June 30, 2008, in each case giving effect to the business combination, as if it had occurred on April 1, of each period presented.

For accounting purposes, Solar Cayman is considered to be acquiring Trans-India in the business combination. The reverse acquisition by Solar Cayman, an operating company, with Trans-India, a non-operating company consisting principally of cash and cash equivalents, is viewed as the issuance of equity by the accounting acquirer for the cash of Trans-India. Accordingly, the transaction is considered to be a capital transaction in substance rather than a business combination. The business combination will be treated as the equivalent of Solar Cayman issuing stock for the net monetary assets of Trans-India, accompanied by a recapitalization at book value which approximates fair value with no goodwill or other intangible assets recorded.

The determination of Solar Cayman as the accounting acquirer has been made based on the consideration of all qualitative and quantitative factors of the business combination, including significant consideration to the fact that upon consummation of the business combination (1) Solar Semiconductor’s management will continue in all the officer and senior management positions of Solar Semiconductor; (2) the composition of the board of directors of the combined company will consist of four members designated by Solar Semiconductor and one member designated by Trans-India; (3) the current owners of Solar Cayman, after taking into consideration the outstanding options and warrants, will own approximately 58.2% of the combined entity including those shares held in escrow; and (4) all of the present Solar Semiconductor employees will continue in their present positions and none of the current Trans-India personnel will be employed by the combined company.

Trans-India uses a fiscal year ending December 31 and Solar Cayman uses a fiscal year ending March 31. As Solar Cayman will be considered the accounting acquirer for reporting purposes, the historical reporting period of Solar Cayman has been considered the basis for the reporting periods for the pro forma statements. The accompanying unaudited condensed combined balance sheet as of June 30, 2008 has been prepared by combining the historical balance sheets of Trans-India and Solar Cayman as of June 30, 2008. The pro forma adjustments to the unaudited condensed combined balance sheet assume that the business combination occurred on June 30, 2008.

The unaudited condensed combined pro forma statement of operations for the three month period ended June 30, 2008 has been prepared assuming the business combination occurred on April 1, 2008. The unaudited condensed combined pro forma statement of operations for the three month period ended June 30, 2008 has been prepared by combining the historical statement of operations for Trans-India and Solar Cayman for the three months ended June 30, 2008.

The unaudited condensed combined pro forma statements of operations for the year ended March 31, 2008 has been prepared assuming the business combination occurred on April 1, 2007. The unaudited condensed combined pro forma statement of operations for the year ended March 31, 2008 has been prepared by combining the historical statement of operations for Trans-India for the year ended December 31, 2007 with the historical statement of operations for Solar Cayman for the fiscal year ended March 31, 2008.

We are providing the following information to aid you in your analysis of the financial aspects of the business combination. The historical financial information has been adjusted to give pro forma effect to events that are directly attributable to the business combination, based on available data and certain assumptions that management believes are factually supportable, and expected to have a continuing impact on the combined results.

The unaudited pro forma combined information is for illustrative purposes only. The financial results may have been different had the companies always been combined. Because the plans for these activities have not been finalized, we are not able to reasonably quantify the cost of such activities. You should not rely on the pro forma combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that Trans-India will experience after the business combination.

The unaudited pro forma condensed combined balance sheet as of June 30, 2008 and the consolidated statement of operations for the three months ended June 30, 2008 and the fiscal year ended March 31, 2008 have been prepared using two different levels of approval of the business combination by the Trans-India stockholders as follows:

•	Assuming maximum approval: This presentation assumes that no stockholders of Trans-India seek to convert their shares into a pro rata portion of the funds available in the trust account; and

•

Assuming minimum approval: This presentation assumes that Trans-India stockholders owning 24.99% of the common stock sold in the Trans-India initial public offering vote against the business combination and convert their shares into a pro rata portion of the funds available in the trust account.

The following information should be read in conjunction with the pro forma condensed combined statements:

•	Accompanying notes to the unaudited pro forma condensed combined financial statements.

•	Separate historical financial statements of Solar Cayman for the year ended March 31, 2008 included elsewhere in this document.

•	Separate historical financial statements of Trans-India for the three and six months ended June 30, 2008 (unaudited) and the year ended December 31, 2008 included elsewhere in this document.

UNAUDITED PRO FORMA CONDENSED

COMBINED BALANCE SHEET OF

TRANS-INDIA ACQUISITION CORP. AND SOLAR SEMICONDUCTOR LTD.

AS OF JUNE 30, 2008 ASSUMING MAXIMUM AND MINIMUM APPROVAL

	Trans-India Historical	Solar Historical	Pro forma Adjustments Assuming Maximum Approval		Pro forma Adjustments Assuming Minimum Approval		Combined Assuming Maximum Approval	Combined Assuming Minimum Approval
	(In thousands)
Current assets:
Cash and cash equivalents	$1,046	$2,811	$91,010	A	$91,010	A	$91,187	$69,363
			$(3,680)	B	(22,744)	D
					(2,760)	B
Restricted cash	8	2,062					2,070	2,070
Accounts receivable	—	5,602					5,602	5,602
Advances to related parties		70					70	70
Inventories	—	15,176					15,176	15,176
Prepaid expenses and other current assets	190	8,725					8,915	8,915
Derivative instruments		8,576					8,576	8,576
Cash and cash equivalents held in trust account	91,010	—	(91,010)	A	(91,010)	A	—	—

Total current assets	92,254	43,022	(3,680)		(25,504)		131,596	109,772
Property and equipment, net	—	11,503					11,503	11,503
Goodwill	—						—	—
Restricted cash	—	1,154					1,154	1,154
Derivative instruments		3,229					3,229	3,229
Other assets	—	267					267	267

Total assets	$92,254	$59,175	$(3,680)		$(25,504)		$147,749	$125,925

Liabilities:
Short term borrowings and current portion of long-term debt	$—	$14,411	$—		$—		$14,111	$14,111
Accounts payable	20	1,191					1,211	1,211
Accrued expenses and other current liabilities	—	2,204	1,000	E	1,000	E	3,204	3,204
Deferred tax liability	—	135					135	135
Deferred underwriting fees	3,680		(3,680)	B	(3,680)	B	—	—

Total current liabilities	3,700	17,941	(2,680)		(2,680)		18,961	18,961
Long-term debt, net of current portion	—	7,302					7,302	7,302
Other liabilities	—	4					4	4

Total liabilities	3,700	25,247	(2,680)		(2,680)		26,267	26,267
Minority interest								—
Common stock subject to possible conversion	22,744	—	(22,744)	D	(22,744)	D	—	—
Stockholders equity;
Series A preferred stock	—	7,447	(7,447)	C	(7,447)	C	—	—
Series B preferred stock	—	16,910	(16,910)	C	(16,910)	C	—	—

	Trans-India Historical	Solar Historical	Pro forma Adjustments Assuming Maximum Approval		Pro forma Adjustments Assuming Minimum Approval		Combined Assuming Maximum Approval	Combined Assuming Minimum Approval
	(In thousands)
Common Stock		1,634					1,634	1,634
Common stock	1	19	24,357	C	24,357	C	1	1
			(1)	F	(1)	F
			(24,375)	G	(24,375)	G
Additional paid-in-capital	63,337	22,691	22,744	D	920	B	124,114	102,290
			2,473	F	2,473	F
			24,375	G	24,375	G
			(11,506)	H	(11,506)	H
Accumulated other comprehensive (loss)/income	—	(946)					(946)	(946)
Accumulated (deficit) earnings	2,472	(13,827)	(1,000)	E	(1,000)	E	(3,321)	(3,321)
			(2,472)	F	(2,472)	F
			11,506	H	11,506	H

Total stockholders’ equity	65,810	33,928	21,744		(80)		121,482	99,658
Total liabilities and stockholders’ equity	$92,254	$59,175	$(3,680)		$(25,504)

UNAUDITED PRO FORMA CONDENSED

COMBINED STATEMENT OF OPERATIONS OF

TRANS-INDIA ACQUISITION CORP. AND SOLAR SEMICONDUCTOR LTD.

FOR THE YEAR ENDED MARCH 31, 2008

ASSUMING MAXIMUM AND MINIMUM APPROVAL

	Trans-India Historical	Solar Historical	Pro Forma Adjustments Assuming Maximum Conversion	Pro Forma Adjustments Assuming Minimum Conversion	Combined Assuming Maximum Conversion	Combined Assuming Minimum Conversion
Revenue	$—	$15,184			$15,184	$15,184
Cost of goods sold	—	14,903			14,903	14,903

Gross Profit	—	281			281	281
Operating expenses	669	13,988			14,657	14,657
Operating loss	(669)	(13,707)			(14,376)	(14,376)
Other income (expense)	—	256			256	256
Interest income	3,686	90			3,776	3,776
Interest expense	—	(115)			(115)	(115)
Accretion on preference shares	—	(11,506)	11,506	11,506	—	—

Loss before income taxes	3,017	(24,982)			(10,459)	(10,459)
Provision for income taxes (benefit)	1,022	25			1,047	1,047

Net loss	$1,995	$(25,007)			$(11,506)	$(11,506)

Basic and diluted loss per share:
Net loss	$1,995	$(25,007)	$11,506	$11,506	$(11,506)	$(11,506)
Less preferred dividends		(133)	133	133	—	—
Net income attributable to ordinary shareholders	1,995	(25,140)	11,639	11,639	(11,506)	(11,506)
Weighted average shares					56,502,580	53,628,730
Basic and diluted loss per share					$(0.20)	$(0.21)

UNAUDITED PRO FORMA CONDENSED

COMBINED STATEMENT OF OPERATIONS OF

TRANS-INDIA ACQUISITION CORP. AND SOLAR SEMICONDUCTOR LTD.

FOR THE THREE MONTHS ENDED JUNE 30, 2008

ASSUMING MAXIMUM AND MINIMUM APPROVAL

	Trans-India Historical	Solar Historical	Pro Forma Adjustments Assuming Maximum Conversion	Pro Forma Adjustments Assuming Minimum Conversion	Combined Assuming Maximum Conversion	Combined Assuming Minimum Conversion
Revenue	$—	$26,775			$26,775	$26,775
Cost of goods sold	—	24,659			24,659	24,659

Gross Profit	—	2,116			2,116	2,116
Operating expenses	188	2,247			2,435	2,435
Operating loss	(188)	(131)			(319)	(319)
Other income	—	12,301			12,301	12,301
Embedded derivative adjustment
Interest income	549	42			591	591
Interest expense	—	(472)			(472)	(472)

Income before income taxes	361	11,740			12,101	12,101
Provision for income taxes (benefit)	152	115			267	267

Net income	$209	$11,625			$11,834	$11,834

Basic and diluted earnings per share
Net income	$209	$11,625	—	—	$11,834	$11,834
Less preferred dividends		(497)	497	497	—	—

	209	11,128	497	497	11,834	11,834
Weighted average shares outstanding—basic					57,945,046	55,071,196
Weighted average shares outstanding—diluted					65,610,640	62,736,790
Earnings per share—basic					$0.20	$0.21
Earnings per share—diluted					$0.18	$0.19

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS

(In thousands except shares and per share data)

1.	PRO FORMA CONVERSION ASSUMPTIONS

The adoption of the share exchange agreement and approval of the transactions contemplated by the share exchange agreement by the Trans-India stockholders will require the affirmative vote of (a) with respect to the business combination with Solar Cayman, a majority of the shares of Trans-India common stock issued in Trans-India’s initial public offering voting at the meeting and (b) with respect to the other transactions contemplated by the share exchange agreement, a majority of the shares of Trans-India common stock issued and outstanding as of the record date. However, Trans-India will not be able to complete the business combination if the holders of 25% or more of the shares of common stock issued in Trans-India’s initial public offering vote against the business combination and properly demand that Trans-India convert their shares into a pro rata portion of the funds available in the trust account.

The unaudited pro forma condensed combined balance sheet as of June 30, 2008 and the combined statement of operations for the three months ended June 30, 2008 and the year ended March 31, 2008 have been prepared using two different levels of approval of the business combination by the Trans-India stockholders as follows:

•	Assuming maximum approval: This presentation assumes that no stockholders of Trans-India seek to convert their shares into a pro rata portion of the funds available in the trust account; and

•

Assuming minimum approval: This presentation assumes that Trans-India stockholders owning 24.99% of the common stock sold in the Trans-India initial public offering vote against the business combination and convert their shares into a pro rata portion of the funds available in the trust account.

At the closing of the business combination, Trans-India will issue to each holder of Solar Cayman shares, and reserve for issuance to holders of options and warrants to purchase Solar Cayman ordinary shares, a number of shares of Trans-India common stock based on the exchange ratio calculated in accordance with the terms of the share exchange agreement. The foregoing unaudited pro forma condensed combined financial statements assume an exchange ratio of approximately [0.7658] shares of Trans-India common stock for each share of Solar Cayman. This exchange ratio will fluctuate until the closing of the business combination based upon the number of shares of Solar Cayman, assuming the conversion and exercise of all exercisable securities, outstanding immediately prior to the closing of the business combination.

The share exchange agreement contains provisions for the establishment of an escrow account into which 24,375,000 shares to be paid to Solar Cayman shareholders will be placed. The share exchange agreement contains an earnout provision whereby up to 19,687,500 escrow shares will be released or up to 21,875,000 will be returned to Trans-India upon the determination of the earnout amount based on Solar Cayman’s net income for the period ending March 31, 2010. The 4,687,500 escrow shares will be held for eighteen months after the initial closing of the business combination to satisfy any indemnification claims made by Trans-India during this period. The earn out shares will be released to Solar Cayman in the event that the adjusted net income for the fiscal year ended March 31, 2010 equals or exceeds $50,000,000 of Solar Cayman (as defined in the share exchange agreement).

2.	PRO FORMA ADJUSTMENTS

There were no inter-company balances and transactions between Trans-India and Solar Cayman as of the dates and for the periods of these pro forma condensed combined financial statements. The pro forma adjustments included in the unaudited pro forma condensed combined financial statements are as follows:

A. Reflects the release of Trans-India’s cash held in trust (including the amount held in the trust account representing the deferred portion of the underwriters’ fee), inclusive of any interest earned on such pro rata share (net of taxes payable) and the transfer of the balance to cash and cash equivalents at the completion of the business combination.

B. Gives effect to the payment to the underwriters of Trans-India’s initial public offering of deferred underwriters’ fees upon completion of the business combination. In the maximum approval scenario, in which no stockholders elect to convert their shares into a pro rata portion of the funds available in the trust account, the payment of deferred underwriter’s fees would be $3,680. In the minimum approval scenario, in which holders of 24.99% of the public stock of Trans-India convert their shares into a pro rata portion of the funds available in the trust account, the payment of deferred underwriters fees would be $2,760 with the difference ($920) added to additional paid in capital.

C. Reflects the conversion of all outstanding Solar Series A Preference Shares and Series B Preference Shares into an aggregate of 38,051,821 ordinary shares of Solar immediately prior to the completion of the business combination.

D. Reflects the adjustment of common stock subject to conversion as a result of this transaction. As shown in the balance sheet reflecting the maximum approval scenario, this adjustment reflects the reclassification of the value of the Trans-India common stock subject to conversion to additional paid-in capital. As shown in the balance sheet reflecting the minimum approval scenario, this adjustment reflects the cash payout for the conversion value to Trans-India common stockholders who voted against the merger and properly exercised their conversion rights with respect to 24.99% of the Trans-India common stock sold in the initial public offering.

E. Reflects the estimated costs of the business combination that are charged to equity under the provisions of SFAS 141. The estimated expenses are recorded as accrued expenses in the pro forma balance sheet as they have not been paid.

F. Reflects the issuance of 43,745,046 shares of Trans-India common stock and the reclassification of Trans-India’s net monetary assets to additional paid-in capital under the reverse acquisition application of the equity recapitalization method of accounting with Solar Cayman treated as the accounting acquirer.

G. Reflects the adjustment to conform the equity of Solar Cayman to that of the combined company after the business combination.

H. Reflects the elimination of the beneficial conversion feature expense as the preference shares were assumed to have been converted prior to the beginning of the year end March 31, 2008.

3.	PRO FORMA NET INCOME (LOSS) PER SHARE

The pro forma basic and diluted net income (loss) per share are based on the number of ordinary and preference shares of Solar Cayman, options and warrants and the convertible promissory notes, adjusted for the conversion ratio and the issuance of the Trans-India common stock.

Calculation of Pro Forma Weighted Average Shares Outstanding for the Year Ended March 31, 2008 (Assuming Maximum Approval)

	Solar Semiconductor Shares (1)	Conversion Ratio	Solar Shares Converted to Trans-India Shares
Ordinary Shares	18,500,968.7735		14,310,978
Series A Preference Shares	30,387,453.7735		23,505,482
Series B Preference Shares	7,664,368.7735		5,928,587

Total	56,552,789		43,745,046

Trans-India Weighted Average Shares Outstanding(1)			12,757,534

Pro Forma Weighted Average Shares Outstanding—Basic and diluted (1)			56,502,580

(1)	Shares issuable upon exercise of options and warrants are not included since the effect would be antidilutive.

Calculation of Pro Forma Weighted Average Shares Outstanding for the Year Ended March 31, 2008 (Assuming Minimum Approval)

	Solar Semiconductor Shares(1)	Conversion Ratio	Solar Shares Converted to Trans- India Shares
Ordinary Shares	18,500,968.7735		14,310,978
Series A Preference Shares	30,387,453.7735		23,505,482
Series B Preference Shares	7,664,368.7735		5,928,587

Total	56,552,789		43,745,046

Trans-India Weighted Average Shares Outstanding(1)(2)			9,883,684

Pro Forma Weighted Average Shares Outstanding—Basic and diluted(1)			53,628,730

(1)	Shares issuable upon exercise of options and warrants are not included since the effect would be antidilutive.

(2)	Excludes 2,873,850 weighted average shares, which represents the weighted average number of shares assumed converted, which is equal to approximately 24.99%, or one share less than 25%, of the shares of Trans-India common stock issued in Trans-India’s initial public offering, which is the minimum approval (i.e., the maximum conversion) permitted by Trans-India’s certificate of incorporation.

Calculation of Pro Forma Weighted Average Shares Outstanding for the Three Months Ended June 30, 2008 (Assuming Maximum Approval)

	Solar Semiconductor Shares	Conversion Ratio	Solar Shares Converted to Trans- India Shares
Ordinary Shares	18,500,968.7735		14,310,978
Series A Preference Shares	30,387,453.7735		23,505,482
Series B Preference Shares	7,664,368.7735		5,928,587

Total	56,552,789		43,745,046

Trans-India Weighted Average Shares Outstanding—Basic			14,200,000

Pro Forma Weighted Average Shares Outstanding—Basic			57,945,046

Dilutive effect of Solar options and warrants			3,724,375
Dilutive effect of Trans-India warrants			3,941,219

Pro Forma Weighted Average Shares Outstanding—Diluted			65,610,640

Calculation of Pro Forma Weighted Average Shares Outstanding for the Six Months Ended June 30, 2008 (Assuming Minimum Approval)

	Solar Semiconductor Shares	Conversion Ratio	Solar Shares Converted to Trans- India Shares
Ordinary Shares	18,500,968.7735		14,310,978
Series A Preference Shares	30,387,453.7735		23,505,482
Series B Preference Shares	7,664,368.7735		75,928,587

Total	56,552,789		43,745,046

Trans-India Weighted Average Shares Outstanding—Basic(1)			11,326,150

Pro Forma Weighted Average Shares Outstanding—Basic(1)			55,071,196

Dilutive effect of Solar options and warrants			3,724,375
Dilutive effect of Trans-India warrants			3,941,219
Pro Forma Weighted Average Shares Outstanding—Diluted(1)			62,736,790

(1)	Excludes 2,873,850 shares assumed converted, which is equal to approximately 24.99%, or one share less than 25%, of the shares of Trans-India common stock issued in Trans-India’s initial public offering, which is the minimum approval (i.e., the maximum conversion) permitted by Trans-India’s certificate of incorporation.

Annex A

SHARE EXCHANGE AGREEMENT

by and among

TRANS-INDIA ACQUISITION CORPORATION,

SOLAR SEMICONDUCTOR LTD.,

SOLAR SEMICONDUCTOR PRIVATE LIMITED,

SOLAR SEMICONDUCTOR, INC.,

THE INDIVIDUALS AND ENTITIES LISTED ON SCHEDULES A AND B HERETO

and

VENKATA KODE,

AS STOCKHOLDERS’ REPRESENTATIVE

Dated as of October 24, 2008

A-i

A-ii

A-iii

INDEX TO SCHEDULES AND EXHIBITS

Schedules	Description

Schedule A	Company Stockholders selling in Initial Closing
Schedule B	Company Stockholders selling in Second Closing
Schedule 7.2(d)	Key Employees
Schedule 7.2(e)	Parties to Non-Competition/Non-Solicitation Agreements

Exhibit	Description

Exhibit A	Form of Non-Competition/Non-Solicitation Agreement
Exhibit B	Form of Executive Employment Agreement
Exhibit C	Form of Registration Rights Agreement
Exhibit D	Form of Legal Opinion (Company, SSPL, SSI counsel)
Exhibit E	Form of Legal Opinion (Purchaser counsel)
Exhibit F	Form of Escrow Agreement
Exhibit G	Form of Lock-Up Agreement
Exhibit H	Form of Voting Agreement

A-iv

SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (the “Agreement”), dated as of October 24, 2008 is entered into by and among Trans-India Acquisition Corporation, a Delaware corporation (“Purchaser”), Solar Semiconductor Ltd., a Cayman Islands company (the “Company”), Solar Semiconductor Private Limited, a company formed under the laws of the Republic of India (“SSPL”), Solar Semiconductor, Inc., a California corporation (“SSI”), the individuals and entities listed on Schedules A and B hereto (each a “Stockholder” and together the “Stockholders”), and Venkata Kode, in the capacity as representative of the Stockholders as provided herein (the “Stockholders’ Representative”). Certain capitalized terms used but not otherwise defined herein are defined in Section 11.1.

RECITALS

A. The Stockholders are the owners of and have good and valid title to all of the issued and outstanding shares of capital stock of the Company (the “Target Shares”), free and clear of any Liens.

B. The Board of Directors of Purchaser believes it is advisable and in the best interests of Purchaser and its stockholders, that Purchaser acquire the Target Shares from the Stockholders pursuant to the terms of this Agreement (the “Acquisition”).

C. The Board of Directors of Purchaser has resolved to recommend to its stockholders approval of the Acquisition and issuance of shares of Purchaser Common Stock in connection with the Acquisition (the “Stock Issuance”).

D. The parties to this Agreement intend the Acquisition to be treated as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended.

E. The consideration payable by Purchaser in connection with the Acquisition is subject to increase or decrease based upon the financial performance of the Company for the fiscal year ended March 31, 2010 pursuant to the terms of this Agreement.

F. A portion of the consideration payable by Purchaser in connection with the Acquisition shall be placed in escrow by Purchaser as partial security for the indemnification obligations of the Stockholders set forth in this Agreement.

G. The Company, SSI, SSPL and the Stockholders, on the one hand, and Purchaser, on the other hand, desire to make certain representations, warranties, covenants and other agreements in connection with the Acquisition.

H. Concurrently with the execution of this Agreement, the Key Employees will each enter into (i) a Non-Competition and Non-Solicitation Agreement, each in the form attached hereto as Exhibit A (the “Non-Competition/Non-Solicitation Agreements”), with Purchaser, and (ii) either an employment agreement in the form attached hereto as Exhibit B (the “Executive Employment Agreement”) with Purchaser or an offer letter in form as mutually agreed upon with Purchaser, each of which shall be effective upon Closing.

I. At the Closing, the Stockholders included in such Closing will each enter into (i) a lock-up agreement in the form attached hereto as Exhibit G (the “Lock-Up Agreement”), with Purchaser whereby such Stockholders will each agree to certain restrictions on the sale or transfer of shares of Purchaser Common Stock owned by them, (ii) a registration rights agreement in the form attached hereto as Exhibit C (the “Registration Rights Agreement”), whereby Purchaser shall be obligated to register the Purchaser Common Stock issued in the Acquisition, which shall be effective upon Closing, and (iii) a voting agreement in the form attached hereto as Exhibit H (the “Voting Agreement”), with Purchaser whereby such Stockholders will each agree to vote the shares of Purchaser Common Stock owned by them in accordance with the terms thereof through March 31, 2010.

AGREEMENT

In consideration of the mutual agreements, covenants and other premises set forth herein, the mutual benefits to be gained by the performance thereof, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, the parties hereby agree as follows:

ARTICLE I

EXCHANGE OF CAPITAL STOCK

1.1 Exchange of Shares. Upon the terms and subject to the conditions of this Agreement, and in reliance on the representations and warranties set forth herein, at the Closings, the Stockholders party to this Agreement agree to convey, assign, transfer and deliver to the Purchaser, and the Purchaser agrees to acquire from such Stockholders in each such Closing, all of such Stockholders’ right, title and interest in the Target Shares owned of record or beneficially by such Stockholders, free and clear of any Liens. Schedules A and B hereto set forth the number and type of Target Shares that each of the Stockholders will convey, assign, transfer and deliver to the Purchaser hereunder subject to the terms of this Agreement.

1.2 Closings. The exchange of the Target Shares held by the Stockholders listed on Schedule A hereto shall take place at the offices of Cozen O’Connor, counsel to the Company, at The Army and Navy Building, 1627 I Street, NW, Suite 1100, Washington, District of Columbia, by the exchange of documents and instruments by mail, courier, and facsimile to the extent mutually acceptable to the parties hereto, at a time and date to be specified by the parties, which shall be no later than the second (2nd) Business Day after the satisfaction or waiver of the conditions set forth in Article VII (other than those that by their terms are to be satisfied or waived at the Initial Closing), or at such other time, date and location as the parties hereto agree in writing (the “Initial Closing”). The date on which the Initial Closing occurs is referred to herein as the “Closing Date.” If the Initial Closing has occurred prior to April 1, 2009, the exchange of the Target Shares held by the Stockholders listed on Schedule B hereto shall take place at the offices of Cozen O’Connor by the exchange of documents and instruments by mail, courier, and facsimile to the extent mutually acceptable to the parties hereto, on April 1, 2009 or such other date to be specified in writing by the parties hereto (the “Second Closing”); provided that if the Initial Closing occurs on or after April 1, 2009, the Second Closing shall occur concurrently with the Initial Closing. Additional closings (each an “Additional Closing” and with the Initial Closing and Second Closing, each a “Closing” and together the “Closings”) may take place on the terms hereof with any holders of Target Shares not included on Schedule A or Schedule B hereto, as amended, for a period of thirty (30) days following the Second Closing. Such holders shall, by executing and delivering counterpart signature pages, become parties to this Agreement and the Related Agreements, as applicable, and shall have the rights and obligations of a “Stockholder” hereunder or thereunder. Immediately after any such Additional Closing, Schedule B hereto will be amended to list the additional Stockholders. At the Initial Closing, each of the parties shall deliver to the others such documents, certificates and consents, and shall take or cause to be taken such other actions, as are required under Article VII.

1.3 Purchase Price.

(a) Purchase Price. The aggregate purchase price for the Target Shares shall be equal to the sum of (i) $375,000,000, minus (ii) the aggregate amount of Closing Date Indebtedness in excess of $50,000,000, if applicable, plus or minus, as applicable, (iii) the Earn Out Amount, if any (the “Purchase Price”). Notwithstanding the foregoing, the aggregate purchase price for 100% of the Company Capital Stock will in no case exceed $475,000,000.

(b) Initial Closing Payment. The portion of the Purchase Price payable by Purchaser at the Initial Closing shall be an amount equal to the product of (A) the sum of (i) $375,000,000, minus (ii) the aggregate amount of Closing Date Indebtedness in excess of $50,000,000, if applicable, multiplied by (B) a fraction whereby the numerator is the number of Target Shares (calculated on an as converted to Company Ordinary Shares basis) held by the Stockholders listed on Schedule A hereto and the denominator is the Fully Diluted Company Capital Stock (the “Initial Closing Date Payment”). At the Initial Closing, Purchaser shall issue certificates to the Stockholders and the Escrow Agent representing the aggregate number of shares of Purchaser Common Stock equal to the sum of (x) the Initial Closing Date Payment, minus (y) the product of (i) the Escrow Amount, multiplied by (ii) a fraction whereby the numerator is the number of Target Shares (calculated on an as converted to Company Ordinary Shares basis) held by the Stockholders listed on Schedule A hereto and the denominator is the aggregate number of Target Shares (calculated on an as converted to Company Ordinary Shares basis), divided by (z) Purchaser Per Share Price, and such certificates shall be allocated in accordance with Section 1.4.

(c) Subsequent Closing Payments. The portion of the Purchase Price payable by Purchaser at the Second Closing and any Additional Closing shall be an amount equal to the product of (A) the sum of (i) $375,000,000, minus (ii) the aggregate amount of Closing Date Indebtedness in excess of $50,000,000, if applicable, multiplied by (B) a fraction whereby the numerator is the number of Target Shares (calculated on an as converted to Company Ordinary Shares basis) held by the Stockholders listed on Schedule B hereto, as amended, included in such Closing and the denominator is the Fully Diluted Company Capital Stock (the “Subsequent Closing Date Payment”). At such Closing, Purchaser shall issue certificates to the Stockholders and the Escrow Agent representing the aggregate number of shares of Purchaser Common Stock equal to the sum of (x) the Subsequent Closing Date Payment, minus (y) the product of (i) the Escrow Amount, multiplied by (ii) a fraction whereby the numerator is the number of Target Shares (calculated on an as converted to Company Ordinary Shares basis) held by the Stockholders listed on Schedule B hereto, as amended, included in such Closing and the denominator is the aggregate number of Target Shares (calculated on an as converted to Company Ordinary Shares basis), divided by (z) Purchaser Per Share Price, and such certificates shall be allocated in accordance with Section 1.4.

1.4 Mechanics of Certificate Surrender and Payment. At the Closings, the Stockholders’ Representative shall deliver to Purchaser original share certificates representing all of each Stockholders’ Target Shares to be exchanged in the applicable Closing, together with duly executed stock powers, in proper form for transfer and such other documents or instruments as are necessary to vest in Purchaser all such Stockholder’s interests in the Target Shares in accordance with the terms of this Agreement. At the Initial Closing, Purchaser shall (a) issue certificates to each Stockholder listed on Schedule A hereto representing the number of shares of Purchaser Common Stock set forth opposite such Stockholder’s name on such schedule under the heading “Purchaser Shares” and (b) issue and deposit with the Escrow Agent a certificate representing the aggregate number of Escrow Shares set forth opposite such Stockholders’ names on such schedule under the heading “Escrow Shares”. At the Second Closing and any Additional Closing, Purchaser shall (a) issue certificates to each Stockholder listed on Schedule B hereto, as amended, included in such Closing representing the number of shares of Purchaser Common Stock set forth opposite such Stockholder’s name on such schedule under the heading “Purchaser Shares”, and (b) issue and deposit with the Escrow Agent a certificate representing the aggregate number of Escrow Shares set forth opposite such Stockholders’ names on such schedule, as amended, under the heading “Escrow Shares” included in such Closing. At the Initial Closing, (i) all Company Options shall be assumed and replaced for options to purchase Purchaser Common Stock in accordance with Section 5.12(b) and (ii) all Company Warrants shall assumed and replaced for warrants to purchase Purchaser Common Stock in accordance with Section 5.13. Any Stockholder receiving Purchaser Common Stock in any Closing in exchange for Target Shares that are subject to any vesting rights, repurchase rights, or other restrictions shall receive such Purchaser Common Stock with the substantially the same vesting rights, repurchase rights, or other restrictions.

1.5 Earn Out Adjustment.

(a) Net Income Statement. On or before the thirtieth (30th) day following the completion of the Company’s audited consolidated financial statements for the fiscal year ended March 31, 2010, but in no event later than one hundred twenty (120) days after March 31, 2010, Purchaser shall cause the Independent Accountants (or such other independent financial accountants of Purchaser as may be selected by the Audit

Committee of the Board of Directors of Purchaser) to prepare and deliver to the Stockholders’ Representative a report (the “2010 Net Income Statement”) reflecting in reasonable detail the calculation of Net Income for the Company during the fiscal year ended March 31, 2010 (the “2010 Net Income”), together with a copy of the complete audited financial statements from which such calculation is derived. Absent fraud or manifest error, the 2010 Net Income Statement shall be binding upon the parties hereto for purposes of this Section 1.5.

(b) Earn Out Payment. On or before the tenth (10th) Business Day following the delivery of the 2010 Net Income Statement in accordance with Section 1.5(a), (i) if the 2010 Net Income exceeds $50,000,000, the Purchase Price shall be increased by the lesser of (1) $100,000,000 or (2) an amount equal to (A) the amount by which the 2010 Net Income exceeds $50,000,000, multiplied by (B) 4, or (ii) if the 2010 Net Income is less than $50,000,000, the Purchase Price shall be decreased by the lesser of (1) $175,000,000 or (2) an amount equal to (Y) the amount by which the 2010 Net Income is less than $50,000,000, multiplied by (Z) 8, (whichever is applicable, the “Earn Out Amount”). In either case, the absolute value of the Earn Out Amount shall be reduced by a fraction whereby the numerator is the number of Target Shares (calculated on an as converted to Company Ordinary Shares basis) held by the Stockholders listed on Schedules A and B hereto, as amended, and the denominator is the aggregate amount of Target Shares (calculated on an as converted to Company Ordinary Shares basis) (the “Adjusted Earn Out Amount”). If the 2010 Net Income exceeds $50,000,000, Purchaser shall instruct the Escrow Agent to deliver to the Stockholders’ Representative all of the Escrow Shares then held by the Escrow Agent less a number of Escrow Shares equal to the quotient of (x) the Indemnification Cap minus all Losses paid to Indemnified Parties pursuant to Article VIII, divided by (y) the Purchaser Per Share Price, and Purchaser shall issue to the Stockholders’ Representative stock certificates in the name of the Stockholders included on Schedules A and B hereto, as amended, and representing shares of Purchaser Common Stock calculated in accordance with each such Stockholder’s pro rata portion of the Earn Out Payment as set forth opposite each Stockholder’s name on Schedules A and B hereto, as amended, under the heading “Pro Rata Interest” and representing in aggregate the number of shares of Purchaser Common Stock equal to the Adjusted Earn Out Amount divided by the Purchaser Per Share Price (if applicable, the “Earn Out Payment”). If the 2010 Net Income is less than $50,000,000, Purchaser shall provide notice to the Stockholders’ Representative and the Escrow Agent of the Adjusted Earn Out Amount and the Escrow Agent shall promptly cause to be transferred to Purchaser shares of Purchaser Common Stock equal to the Adjusted Earn Out Amount set forth on such notice divided by the Purchaser Per Share Price, and the remaining balance of the Escrow Shares, if any, less a number of Escrow Shares equal to the quotient of (x) the Indemnification Cap minus all Losses paid to Indemnified Parties pursuant to Article VIII, divided by (y) the Purchaser Per Share Price, shall be promptly be delivered to the Stockholders’ Representative in certificates in the name of the Stockholders included on Schedules A and B hereto, as amended, calculated in accordance with each such Stockholder’s pro rata portion of the remaining Escrow Shares as set forth opposite each Stockholder’s name on Schedules A and B hereto, as amended, under the heading “Pro Rata Interest”.

(c) Transfer of Earn Out Rights. Any sale, exchange, transfer or other disposition by any of the Stockholders of their right to receive any portion of an Earn Out Payment shall be subject to prior written notice to Purchaser and the Stockholders’ Representative and an agreement in writing by the transferee to be bound by all of the provisions hereof applicable to such Stockholder following the date hereof and compliance with all applicable Laws; provided that in no event shall such right be evidenced by a negotiable certificate of any kind and no person shall take any action to make such right, and such right shall not become, readily marketable. The Stockholders and transferee agree to provide reasonable evidence, including an opinion of counsel, regarding compliance with applicable Laws as reasonably requested by Purchaser in advance of any such transfer. Schedules A and B hereto, as amended, shall be adjusted to reflect the transfer of any right to receive any portion of an Earn Out Payment. Any transfer in violation of this Section 1.5(c) shall be null and void and shall not be recognized by Purchaser.

1.6 No Further Ownership Rights in Target Shares. Following the Closings, as applicable, the Stockholders shall not have any ownership rights in or to the Target Shares sold to Purchaser in such Closing, except by virtue of its ownership of Purchaser Common Stock.

1.7 Escrow. The Escrow Shares shall be retained by the Escrow Agent in accordance with the Escrow Agreement until the earlier to occur of (the “Escrow Termination Date”) (x) the date that is eighteen (18) months after the Closing Date and (y) the date on which the number of Escrow Shares held by the Escrow Agent is reduced to zero because of disbursements therefrom in accordance with this Section 1.7 and the Escrow Agreement. After the Closing, subject to the provisions of this Section 1.7 and Article VIII, Purchaser shall be entitled to seek disbursements of all or portions of the Escrow Shares in order to satisfy any amounts due to Purchaser pursuant to Section 1.5(b) and under claims for a breach of the Company’s, SSI’s, SSPL’s, or Stockholders’ representations, warranties or covenants hereunder, based on each Escrow Share being valued at the Purchaser Per Share Price (rounded down to the nearest whole Escrow Share). The Escrow Shares shall only be released by the Escrow Agent pursuant to the terms of this Agreement and the Escrow Agreement. On the Escrow Termination Date, the Stockholders’ Representative and Purchaser shall execute and deliver joint written instructions to the Escrow Agent instructing the Escrow Agent to disburse to the Stockholders’ Representative any Escrow Shares remaining with the Escrow Agent, except to the extent of the amount of any claims for indemnifiable Losses made by any Indemnified Party under Article VIII prior to the Escrow Termination Date that have yet to be paid, are in dispute or as to which Third-Party Claims are pending, which shares shall continue to be held by the Escrow Agent after the Escrow Termination Date until such time as such disputed claims and/or Third-Party Claims are resolved, at which time the Escrow Shares remaining with the Escrow Agent shall be disbursed to the Stockholders’ Representative (who shall distribute such shares pro rata to the Stockholders in amounts set forth opposite each Stockholder’s name on Schedules A and B under the heading “Pro Rata Interest”) or Purchaser in accordance with the resolution of such disputed claims in accordance with the terms of this Agreement and the Escrow Agreement.

1.8 Lost, Stolen or Destroyed Certificates. In the event any stock certificates for Target Shares shall have been lost, stolen or destroyed, the Purchaser shall pay to the applicable Stockholder(s), in accordance with the terms and conditions hereof, such portion of the Purchase Price as is allocable to the Target Shares represented by such lost, stolen or destroyed certificates, upon receipt of an affidavit of such Stockholder(s) in which such Stockholder(s) certifies in writing as to the fact that such certificate or certificates are lost, stolen or destroyed and undertakes to indemnify the Purchaser from and against all Losses incurred in connection with or arising out of the Purchaser’s purchase of the Target Shares evidenced thereby.

1.9 No Fractional Shares. No fractional shares of Purchaser Common Stock shall be issued pursuant to this Agreement. If a Stockholder or Purchaser would otherwise be entitled to receive a fraction of a share of Purchaser Common Stock (after aggregating all fractional shares of Purchaser Common Stock issuable to such Person) shall, in lieu of such fraction of a share, be paid in cash the amount in U.S. Dollars (rounded up to the nearest whole cent) determined by multiplying such fraction by the Purchaser Per Share Price.

1.10 Withholding Taxes. Notwithstanding any other provision in this Agreement, Purchaser and the Escrow Agent shall have the right to deduct and withhold from any payments to be made hereunder (including with respect to the Earn Out Amounts) if such withholding is required by law and to request any necessary Tax forms, including Form W-9 or the appropriate series of Form W-8, as applicable, or any similar information, from each Stockholder and any other recipients of payments hereunder. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been delivered and paid to each Stockholder or other recipient of payments in respect of which such deduction and withholding was made.

1.11 Escrow and Tax Documents. Prior to the Initial Closing, each Stockholder shall deliver to the Escrow Agent or Purchaser, as applicable, all documents and information requested to be provided in connection with the Acquisition by the Escrow Agent and/or the Purchaser.

1.12 Stockholders’ Representative.

(a) Appointment of Stockholders’ Representative. Each of the Stockholders party to this Agreement does hereby irrevocably make, constitute and appoint the Stockholders’ Representative as his, her or its agent, to act in his, her or its name, place and stead, as such Stockholder’s attorney-in-fact, to (i) execute and deliver all documents necessary or desirable to carry out the intent of the this Agreement or the Escrow Agreement (including in the name of, or on behalf of, such Stockholder), (ii) make all elections or decisions entered into in connection with this Agreement and the Escrow Agreement, (iii) hold such Stockholder’s equity securities of the Company and transfer, exercise or convert such equity securities, as the case may be, in accordance with the terms hereof, (iv) act on such Stockholder’s behalf in connection with all obligations and agreements of the Stockholders under this Agreement and the Escrow Agreement, (v) amend, waive or otherwise change the terms or conditions of this Agreement and the Escrow Agreement on behalf of such Stockholder, (vi) defend, settle and make payments to the Indemnified Parties on behalf of such Stockholder in connection with any claim for indemnification made by any Indemnified Party pursuant to Article VIII hereof, (vii) give and receive on behalf of the Stockholders any and all notices from or to any Stockholder or Stockholders under the Agreement, (viii) if necessary or desirable, as determined by the Stockholders’ Representative in its sole discretion, incorporate corporations, organize partnerships, organize limited liability companies and take similar actions on behalf of the Stockholders and take all actions in connection therewith, and (ix) otherwise exercise all rights of such Stockholder and otherwise act on behalf of such Stockholder under the Agreement and the Escrow Agreement and in connection with the Acquisition, in each case as if such Stockholder had personally done such act, and the Stockholders’ Representative hereby accepts such appointment. The death, incapacity, dissolution, liquidation, insolvency or bankruptcy of any Stockholder shall not terminate such appointment or the authority and agency of the Stockholders’ Representative. The power-of-attorney granted in this Section 1.12(a) is coupled with an interest and is irrevocable.

(b) The Stockholders’ Representative shall be entitled to rely, and shall be fully protected in relying, upon any statements furnished to it by any other Stockholder, the Company, SSI, SSPL, Purchaser or any third Person or any other evidence reasonably deemed by the Stockholders’ Representative to be reliable, and the Stockholders’ Representative shall be entitled to act on the advice of counsel selected by it. The Stockholders’ Representative shall be fully justified in failing or refusing to take any action under this Agreement or the Escrow Agreement unless it shall have received such advice or concurrence of such Stockholders as it deems appropriate or it shall have been expressly jointly and severally indemnified to its satisfaction by the Stockholders appointing it against any and all Losses that the Stockholders’ Representative may incur by reason of taking or continuing to take any such action.

(c) The Stockholders’ Representative shall be entitled to retain counsel acceptable to it and to incur such expenses as the Stockholders’ Representative deems to be necessary or appropriate in connection with its performance of its obligations under this Agreement and the Escrow Agreement, and all such fees and expenses (including reasonable attorneys’ fees and expenses) incurred by the Stockholders’ Representative shall be jointly and severally borne by each Stockholder.

(d) The Stockholders party to this Agreement hereby agree to jointly and severally indemnify the Stockholders’ Representative (in its capacity as such) against, and to hold the Stockholders’ Representative (in its capacity as such) harmless from, any and all Losses of whatever kind which may at any time be imposed upon, incurred by or asserted against the Stockholders’ Representative in such capacity in any way relating to or arising out of its action or failures to take action pursuant to this Agreement or the Escrow Agreement.

(e) Venkata Kode shall be the initial Stockholders’ Representative and shall serve as the Stockholders’ Representative until his resignation. Upon the resignation of the Stockholders’ Representative, the Stockholders holding a majority of the Company Ordinary Shares as of immediately prior to the Initial Closing shall appoint a new Stockholders’ Representative. Each time a new Stockholders’ Representative is appointed pursuant to this Agreement, such Person, as a condition precedent to the effectiveness of such appointment, shall accept such position in writing with a copy to the Purchaser and the Escrow Agent.

(f) Absent any notice received by Purchaser to the contrary, and absent bad faith or willful misconduct, Purchaser and Escrow Agent (i) shall be fully protected in relying upon and shall be entitled to rely upon, and shall have no Loss to the Stockholders with respect to, actions, decisions and determinations of the Stockholders’ Representative and (ii) shall be entitled to assume that all actions, decisions and determinations of the Stockholders’ Representative are fully authorized by all of the Stockholders.

1.13 Additional Stockholders as Parties. Following the date hereof and prior to the Initial Closing, additional holders of Target Shares may become parties to this Agreement by executing and delivering a counterpart signature page hereto and shall have the rights and obligations of a “Stockholder” hereunder. Upon any additional Stockholder becoming a party to this Agreement, Purchaser shall update Schedules A and B hereto, as applicable.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY, SSPL AND SSI

As of the date hereof, the Company, SSPL and SSI hereby represent and warrant to Purchaser, subject to such exceptions as are specifically disclosed in a disclosure letter (referencing the appropriate section, subsection, paragraph and subparagraph numbers) supplied by the Company to Purchaser concurrently with the execution of this Agreement (the “Company Disclosure Letter”) as follows:

2.1 Organization; Standing; Charter Documents; Subsidiaries.

(a) Organization; Standing and Power. Each Solar Entity (i) is a corporation or other organization duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization (except, in the case of good standing, for entities organized under the Laws of any jurisdiction that does not recognize such concept), (ii) has the requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and (iii) is duly qualified or licensed and in good standing (except, in the case of good standing, for entities organized under the laws of any jurisdiction that does not recognize such concept) to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to so qualify or to be in good standing, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company, SSPL, or SSI or adversely affect on the Company’s, SSPL’s or SSI’s ability to consummate the transactions contemplated by this Agreement. For purposes of this Agreement, “Subsidiary,” when used with respect to any party, shall mean any corporation or other business entity at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other business entity is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

(b) Charter Documents. The Company has delivered or made available to Purchaser true and correct copies of: (i) the articles of incorporation (including any certificate of designations) and bylaws, or like organizational documents, of the Company, each as amended to date (collectively, the “Target Charter Documents”), and (ii) the articles of incorporation and bylaws, or like organizational documents, of each of its Subsidiaries, each as amended to date (collectively, “Subsidiary Charter Documents”), and each such instrument is in full force and effect. The Company is not in violation of any of the provisions of the Target Charter Documents and none of its Subsidiaries is in violation of its respective Subsidiary Charter Documents.

(c) Subsidiaries. Section 2.1(c) of the Company Disclosure Letter sets forth each Subsidiary of the Company as of the date hereof. All the outstanding shares of capital stock of, or other equity or voting interests in, each such Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable and are owned by the Company and/or a wholly-owned Subsidiary of the Company, free and clear of all pledges, liens, charges, encumbrances, and security interests of any kind or nature whatsoever (collectively, “Liens”), including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests, except for restrictions imposed by applicable securities Laws. Other than its Subsidiaries, the Company does not own, directly or indirectly, any securities or capital stock of, or other equity or voting interests of any nature in, any other Person.

(d) Directors. Section 2.1(d) of the Company Disclosure Letter lists the directors of each Solar Entity as of the date hereof.

(e) Officers. Section 2.1(e) of the Company Disclosure Letter lists the officers of each Solar Entity as of the date hereof.

2.2 Capital Structure.

(a) Capital Stock.

(i) The authorized capital stock of the Company consists of: (i) 65,000,000 Ordinary Shares, par value $0.001 per share (the “Company Ordinary Shares”), (ii) 31,000,000 Series A Preference Shares, par value $0.001 per share (the “Series A Preference Shares”), and (iii) 9,000,000 Series B Preference Shares, par value $0.001 per share (the “Series B Preference Shares” and together with the Series A Preference Shares, the “Company Preference Shares”), in each case owned by the Persons listed on Schedule 2.2(a)(i). As of the date hereof: (w) 18,500,968 Company Ordinary Shares were issued and outstanding, (x) 30,387,453 Series A Preference Shares were issued and outstanding, (y) 7,664,368 Series B Preference Shares were issued and outstanding, and (z) no Company Ordinary Shares or Company Preference Shares were issued and held by the Company in its treasury. No other shares of Company capital stock are outstanding. All of the outstanding shares of capital stock of the Company are duly authorized and validly issued, fully paid and nonassessable and not subject to any preemptive rights.

(ii) The authorized capital stock of SSPL consists of: (i) Rs. 40,00,00,000/- (Rupees Forty Crores Only) divided into 8,00,00,000 (Eight Crores) Equity Shares of Rs.10/- (Rupees Ten Only) each (the “SSPL Common Stock”). As of the date hereof: (x) 63,885,845 shares of SSPL Common Stock were issued and outstanding owned by the Persons listed on Schedule 2.2(a)(ii), and (y) no shares of SSPL Common Stock were issued and held by SSPL in its treasury. No other shares of SSPL capital stock are outstanding. All of the outstanding shares of capital stock of SSPL are duly authorized and validly issued, fully paid and nonassessable and not subject to any preemptive rights.

(iii) The authorized capital stock of SSI consists of: (i) 100,000 shares of Common Stock, no par value per share (the “SSI Common Stock”). As of the date hereof and as of the Closing Date: (x) 100,000 shares of SSI Common Stock were issued and outstanding owned by the Persons listed on Schedule 2.2(a)(iii), and (y) no shares of SSI Common Stock were issued and held by SSI in its treasury. No other shares of SSI capital stock are outstanding. All of the outstanding shares of capital stock of SSI are duly authorized and validly issued, fully paid and nonassessable and not subject to any preemptive rights.

(b) Stock Options. As of the date hereof: (i) 6,849,170 Company Ordinary Shares are subject to issuance pursuant to outstanding options to purchase Company Ordinary Shares under the stock option, stock award, stock appreciation or phantom stock plans of the Company (the “Company Stock Option Plans”) (stock options, stock awards, stock appreciation rights, phantom stock awards, stock-related awards and performance awards granted by the Company pursuant to the Company Stock Option Plans are referred to in this Agreement as “Company Options”), (ii) 1,250,830 Company Ordinary Shares are reserved for future issuance under the employee stock purchase plans of the Company, and (iii) 250,217 Company Ordinary Shares are subject to issuance pursuant to outstanding options or rights or warrants to purchase Company Ordinary Shares issued other than pursuant to the Company Stock Option Plans (“Company Warrants”). All Company Ordinary Shares subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, would be duly authorized, validly issued, fully paid and nonassessable. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or other similar rights or equity-based awards with respect to the Company, SSPL, or SSI.

(c) Voting Debt. There are no bonds, debentures, notes or other indebtedness of any Solar Entity (i) having the right to vote on any matters on which stockholders of any Solar Entity may vote (or which is convertible into, or exchangeable for, securities of any Solar Entity having such right) or (ii) the value of which is any way based upon or derived from capital or voting stock of the Company, SSPL, or SSI (collectively, “Voting Debt”), issued or outstanding.

(d) Other Securities. As of the date hereof, other than SSPL and SSI, the Company has no other Subsidiaries and owns no equity in any other entity. Other than as set forth in Section 2.2 of the Company Disclosure Schedule, neither SSPL nor SSI owns any equity in any entity as of the date hereof. Except as otherwise set forth in this Section 2.2, there are no authorized or outstanding shares of preferred stock and no securities, options, warrants, calls, rights, Contracts, arrangements or undertakings of any kind to which any Solar Entity is a party or by which any of them is bound obligating any Solar Entity to (including on a deferred basis) issue, deliver or sell, or cause to be issued, delivered or sold, or otherwise granting any Solar Entity the right to have a third party issue, deliver or sell to any Solar Entity, additional shares of capital stock, Voting Debt or other voting securities of any Solar Entity, or obligating any Solar Entity to issue, grant, extend or enter into any such security, option, warrant, call, right, Contract, arrangement or undertaking. All outstanding shares of capital stock of each Solar Entity have been issued and granted in compliance in all material respects with (i) all applicable securities Laws and all other applicable Laws and (ii) all requirements set forth in applicable Contracts with respect to such shares to which the Company is a party. There are no outstanding Contracts to which any Solar Entity is a party to (A) repurchase, redeem or otherwise acquire any shares of capital stock of, or other equity or voting interests in, any Solar Entity or (B) dispose of any shares of the capital stock of, or other equity or voting interests in, any Solar Entity. No Solar Entity is a party to, nor are there, any voting agreements, irrevocable proxies, voting trusts, registration rights agreements or other voting arrangements with respect to shares of the capital stock of, or other equity or voting interests in, any Solar Entity. For purposes of this Agreement, “Laws” shall mean any federal, state, provincial, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, order, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity.

2.3 Authority. The Company, SSPL and SSI have all requisite power and authority to enter into this Agreement and any Related Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and any Related Agreements to which the Company, SSPL or SSI is a party and the consummation of the transactions contemplated hereby and thereby shall as of the Closing have been duly authorized by all necessary corporate action on the part of the Company, SSPL and SSI, including by the Company’s, SSPL’s and SSI’s Board of Directors and by the Stockholders. This Agreement and each of the Related Agreements to which the Company, SSPL and/or SSI is a party have been duly executed and delivered by the Company, SSPL and/or SSI, as applicable, and assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitute the valid and binding obligations of the Company, SSPL and/or SSI, as applicable, enforceable against it in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other Laws of general application relating to or affecting the enforcement of creditors’ rights generally, or (ii) as limited by Laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

2.4 No Conflict. The execution and delivery by the Company, SSPL and SSI of this Agreement and any Related Agreement to which other is a party, and the consummation of the transactions contemplated hereby and thereby, will not conflict with or result in any violation of or default under (with or without notice or lapse of time, or both) or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit under (any such event, a “Conflict”): (i) any provision of the Target Charter Documents or the Subsidiary Charter Documents, (ii) any written or oral mortgage, indenture, lease, contract, permit, license, franchise, insurance policy, agreement, instrument, or commitment (each a “Contract”) to which any Solar Entity is a party or by which any of its properties or assets (whether tangible or intangible) are bound, or (iii) any Law applicable to any Solar Entity or any of their respective properties or assets (whether tangible or intangible). Following the Closing and pursuant to the terms of those Contracts to which any of the Solar Entities is a party as of the Closing, the applicable Solar Entity will be permitted to exercise all of its rights under such Contracts without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which the applicable Solar Entity would otherwise have been required to pay pursuant to the terms of such Contracts had the transactions contemplated by this Agreement not occurred.

2.5 Consents. No consent, notices, waivers, approval, order or authorization of, or registration, declaration or filing with any supranational, national, state, provincial, municipal, local or foreign government, any instrumentality, subdivision, court, administrative agency or commission or other governmental entity or instrumentality, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental function (a “Governmental Entity”) or any third party, including a party to any Contract to which any Solar Entity is a party or by which its assets are bound (so as not to trigger any Conflict), is required to be obtained or made by any Solar Entity in connection with the execution and delivery of this Agreement and any Related Agreement to which any Solar Entity is a party or the consummation of the Acquisition and other transactions contemplated hereby and thereby, except for: (i) the consents listed on Section 2.5 of the Company Disclosure Letter (“Company Consents”); (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal, foreign, state or provincial securities (or related) Laws and the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) and applicable foreign pre-acquisition notice statutes; and (iii) such other consents, authorizations, filings, approvals and registrations which if not obtained or made would not have a Material Adverse Effect on any Solar Entity or adversely affect the ability of the Company, SSPL, or SSI to consummate the Acquisition within the time frame in which the Acquisition would otherwise be consummated in the absence of the need for such consent, approval, order, authorization, registration, declaration or filings.

2.6 Company Financial Statements. The Company has delivered or made available to Purchaser the Company’s (i) unaudited balance sheets as of March 31, 2007, and March 31, 2008, respectively, and the related unaudited consolidated statements of income, cash flow and members’ equity for the respective years then ended (the “Company Historic Financial Statements”), and (ii) unaudited balance sheet as of June 30, 2008 (the “Balance Sheet Date”) and the related consolidated statements of income, cash flow and members’ equity for the respective three-month period then ended available at the date of this Agreement (together with the Company Historic Financial Statements, the “Financials”). Except as set forth in Section 2.6 of the Company Disclosure Letter, the Company Historic Financial Statements are complete and accurate and fairly present, in conformity with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto), in all material respects the financial condition of the Company and the operating results and cash flows as of the dates and during the periods indicated therein, except that the unaudited interim financial statements may not contain all footnotes required by GAAP and were or are subject to normal and recurring year end adjustments. The Company’s unaudited balance sheet as of the Balance Sheet Date as delivered or made available to Purchaser is referred to hereinafter as the “Current Balance Sheet.” The Solar Entities’ books and records have been properly and accurately maintained in all material respects, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein.

2.7 Internal Controls. The Solar Entities have established and maintain, adhere to and enforce a system of internal controls over financial reporting, which are effective in providing reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements (including the Financials) for external purposes in accordance with GAAP, including policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the

Solar Entities, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the Solar Entities are being made only in accordance with appropriate authorizations of management and the Board of Directors of the Company, of SSPL and of SSI, as applicable, and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets, SSPL’s assets or SSI’s assets, as applicable, that could have a material effect on the financial statements of the Solar Entities. Neither any Solar Entity (including any Employee thereof) nor the Company’s independent auditors or legal counsel has identified or been made aware of (A) any significant deficiency or material weakness in the design or operation of internal control over financial reporting utilized by the Solar Entities, (B) any fraud, whether or not material, that involves the management or other Employees of any Solar Entity, or (C) any claim or allegation regarding any of the foregoing. In connection with the periods covered by the Financials, the Company, SSPL, and SSI have disclosed to Purchaser all deficiencies and weaknesses identified by the Company, SSPL, or SSI or any of their independent auditors (whether current or former) in the design or operation of internal controls over financial reporting utilized by the Solar Entities.

2.8 No Undisclosed Liabilities. As of the date hereof, the Solar Entities do not have any liability, indebtedness, obligation, unpaid expense, claim, deficiency, guaranty or endorsement (“Indebtedness”) of any type, whether accrued, absolute, contingent, matured, unmatured or otherwise, except for those which (i) have been disclosed, reflected, recorded or reserved against in the Current Balance Sheet, or (ii) have arisen in the ordinary course of business consistent with past practices since the Balance Sheet Date and prior to the date hereof and which are not in excess of $250,000 individually. Set forth on Section 2.8 of the Company Disclosure Letter are all leases and indebtedness of the Company, SSPL, or SSI that have been guaranteed by any of the Stockholders, together with a brief summary describing the nature of each such guarantee.

2.9 No Changes. From the Balance Sheet Date through the date hereof, there has not been, occurred or arisen any (except as contemplated by this Agreement):

(a) transaction by any Solar Entity except in the ordinary course of business as conducted on that date and consistent with past practices or the entry into this Agreement;

(b) modifications, amendments or changes to the Target Charter Documents or Subsidiary Charter Documents;

(c) expenditure, transaction or commitment by any Solar Entity exceeding $250,000 individually;

(d) payment, discharge, waiver or satisfaction, in any amount in excess of $250,000 in any one case, of any claim, liability, right or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise of any Solar Entity), other than payments, discharges or satisfactions in the ordinary course of business or of liabilities recorded or reserved against in the Current Balance Sheet;

(e) destruction of, damage to, or loss of any material assets (whether tangible or intangible) of the Solar Entities (whether or not covered by insurance);

(f) loss of any material business or customer of the Solar Entities;

(g) employment dispute, including claims or matters raised by any individual or Governmental Entity, or any workers’ representative organization, bargaining unit or union regarding labor trouble or claim of wrongful discharge or other unlawful employment or labor practice or action with respect to the Solar Entities;

(h) adoption or change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Solar Entities, except as required by GAAP, applicable Law or the SEC, or the adoption of U.S. GAAP in connection with the preparation of the Financials;

(i) adoption of or change in any material election in respect of Taxes, adoption or change in any accounting method in respect of Taxes, agreement or settlement of any material claim or assessment in respect of Taxes, or extension or waiver of the limitation period applicable to any claim or assessment in respect of any material Taxes with respect to the Solar Entities;

(j) revaluation by the Solar Entities of any of their assets (whether tangible or intangible) from what appears on the Current Balance Sheet, including writing down the value of intangible assets or writing off notes or accounts receivable;

(k) declaration, setting aside or payment of any distribution (whether in cash or property) in respect of any Company Ordinary Shares, Company Preference Shares, SSPL Common Stock, or SSI Common Stock, any issuance or authorization of any issuance of any other securities in respect of, in lieu of or in substitution for Company Ordinary Shares, Company Preference Shares, SSPL Common Stock, or SSI Common Stock, or any direct or indirect repurchase, redemption, or other acquisition by any of the Solar Entities of any Company Ordinary Shares, Company Preference Shares, SSPL Common Stock, or SSI Common Stock (or options, warrants or other rights convertible into, exercisable or exchangeable therefor);

(l) split, combination or reclassification of any Solar Entity’s capital stock;

(m) (i) increase in or other change to the salary or other compensation payable or to become payable by the Solar Entities to any officers, employees, consultants or advisors, (ii) the declaration, payment or commitment or obligation of any kind for the payment (whether in cash or equity) by the Solar Entities of a severance payment, termination payment, bonus or other additional salary or compensation to any such Person, or (iii) adoption or amendment of any Employee Plan, or (iv) execution or amendment of any Employee Agreement with any Employee earning more than $50,000 annually;

(n) sale, lease, license or other disposition of any of the assets (whether tangible or intangible) or properties of the Solar Entities, including the sale of any accounts receivable of the Solar Entities, or any creation of any security interest in such assets or properties, except the sale of products to customers in the ordinary course of business;

(o) loan by any Solar Entity to any third party, amendment to the terms of any outstanding loan agreement with respect to any loan by a Solar Entity, or purchase by any Solar Entity of any debt securities of any third party, except for advances to employees for travel and business expenses in the ordinary course of business consistent with past practices;

(p) incurrence by any Solar Entity of any indebtedness, amendment of the terms of any outstanding loan agreement, guaranteeing by any Solar Entity of any indebtedness of a third party, issuance or sale of any debt securities of any Solar Entity or guaranteeing of any debt securities of a third party, other than in connection with the financing of ordinary course trade payables consistent with past practice;

(q) waiver or release of any material right or claim of any Solar Entity, including any write-off or other compromise of any account receivable of such Solar Entity;

(r) commencement or settlement of any Legal Proceeding by any Solar Entity, other than the payment, discharge, settlement or satisfaction for money, of Legal Proceedings (i) in the ordinary course of business consistent with past practice or in amounts not in excess of $25,000 individually or $100,000 in the aggregate, or (ii) which liabilities were recorded or reserved against in the Current Balance Sheet;

(s) the receipt by any Solar Entity of a written or oral notice or threat of any Legal Proceeding against any Solar Entity or relating to any of its businesses, properties or assets;

(t) receipt by any Solar Entity of written or oral notice of any claim or potential claim of ownership, interest or right by any Person other than a Solar Entity of any Company Intellectual Property, or of infringement by any Solar Entity of any other Person’s Intellectual Property;

(u) issuance, grant, delivery, transfer, sale or purchase, or entry into a Contract to issue, grant, deliver, transfer, sell or purchase, by any Solar Entity, of any Company Ordinary Shares, Company Preference Shares, SSI Common Stock, or SSPL Common Stock or securities convertible into, or exercisable or exchangeable for, Company Ordinary Shares, Company Preference Shares, SSI Common Stock, or SSPL Common Stock or any subscriptions, warrants, options, rights or securities to acquire any of the foregoing;

(v) event or condition of any character that has had a Material Adverse Effect on any Solar Entity;

(w) purchase or sale of any interest in real property, granting of any security interest in any real property or lease, license, sublease or other occupancy of any Leased Real Property or other real property by any Solar Entity, except in the ordinary course of business consistent with past practice;

(x) acquisition by any Solar Entity by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or corporation, partnership, association or other business organization or division thereof or other acquisition or agreement to acquire any assets or any equity securities that are material, individually or in the aggregate, to the business of the Solar Entities;

(y) entry by any Solar Entity into a Contract with (i) respect to any joint venture, strategic partnership or alliance, or (ii) an Affiliate of any of the Solar Entities or of any of the Stockholders;

(z) hiring by any Solar Entity of any employees other than non-officer employees in the ordinary course of business consistent with past practice and at compensation levels substantially comparable to that of similarly situated employees, or promotion, demotion or termination or other material change to the employment status or title of any Employee earning more than $50,000 annually by any Solar Entity;

(aa) to the Company’s, SSI’s or SSPL’s Knowledge, cancellation, amendment or renewal of any insurance policy of any Solar Entity; or

(bb) agreement by any Solar Entity or any Stockholder to do any of the things described in the preceding clauses (a) through (aa) of this Section 2.9 (other than negotiations with Purchaser, the Solar Entities, and the Stockholders and their representatives regarding the transactions contemplated by this Agreement and any Related Agreements).

2.10 Accounts Receivable.

(a) Set forth in Section 2.10 of the Company Disclosure Letter is a list of all accounts receivable of the Solar Entities as of the Balance Sheet Date, together with an aging schedule indicating a range of days elapsed since invoice.

(b) All of the accounts receivable of the Solar Entities as of the Balance Sheet Date and all of the accounts receivable of the Company, of SSI, and of SSPL as of the date hereof, arose in the ordinary course of business, to the Company’s, SSI’s and SSPL’s Knowledge are not subject to any valid set-off or counterclaim, do not represent obligations for goods or services subject to any repurchase or return arrangement other than in the ordinary course of business consistent with past practice, and are to the Company’s, SSI’s and SSPL’s Knowledge collectible except to the extent of reserves therefor set forth in the Current Balance Sheet. As of the date hereof, no Person has any Lien on any accounts receivable of the Company, of SSI, and of SSPL and no written or oral request or agreement for deduction or discount has been received by any Solar Entity with respect to any accounts receivable of any Solar Entity.

2.11 Tax Matters.

(a) Definition of Taxes. For the purposes of this Agreement, the term “Tax” or, collectively, “Taxes” shall mean (i) any and all federal, state, provincial, local and foreign taxes, assessments and other like or similar governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes as well as public imposts, fees and social security charges (including health, unemployment, workers’ compensation and pension insurance), together with all interest, penalties and additions imposed with respect to such amounts, (ii) any liability for the payment of any amounts of the type described in clause (i) of this Section 2.11(a) as a result of being a member of an affiliated, consolidated, combined or unitary group for any period and (iii) any liability for the payment of any amounts of the type described in clauses (i) or (ii) of this Section 2.11(a) as a result of any express or implied obligation to indemnify any other Person or as a result of any obligation under any agreement or arrangement with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

(b) Tax Returns and Audits.

(i) Each Solar Entity has (a) prepared and timely filed all required federal, state, provincial, local, municipal and foreign returns, estimates, information statements and reports (“Returns”) relating to any and all Taxes of the Solar Entities and such Returns are true and correct in all material respects and have been completed in accordance with applicable Law and (b) timely paid all Taxes they are required to pay.

(ii) Each Solar Entity has withheld with respect to the Employees and other third parties, all federal, state, provincial and foreign Taxes required to be withheld, and, to the extent required, have timely paid such Taxes withheld over to the appropriate authorities.

(iii) No Solar Entity has been delinquent in the payment of any Tax, nor is there any Tax deficiency outstanding, assessed or proposed in writing against such Solar Entity, nor has any Solar Entity executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

(iv) Purchaser or its legal counsel has received copies of all Tax Returns for the Solar Entities filed for all periods beginning January 1, 2005, or later.

(v) No audit or other examination of any Return of any Solar Entity is presently in progress, nor has any Solar Entity been notified orally or in writing of any request for such an audit or other examination.

(vi) No Solar Entity has any liabilities for unpaid Taxes for any period or portion of any period ending on or before the Balance Sheet Date which have not been accrued or reserved on the Current Balance Sheet, whether asserted or unasserted, contingent or otherwise, and no Solar Entity has incurred any liability for Taxes since the Balance Sheet Date other than in the ordinary course of business.

(vii) There are (and immediately following the Closing there will be) no Liens on the assets of any Solar Entity relating to or attributable to Taxes other than Liens for Taxes not yet due and payable. There is no basis for the assertion of any claim relating or attributable to Taxes, which, if adversely determined, would result in any Lien on the assets of any Solar Entity.

(viii) No Solar Entity is a party to any Tax sharing, indemnification or allocation agreement nor does any Solar Entity owe any amount under any such agreement.

2.12 Restrictions on Business Activities. There is no Contract or Order to which any Solar Entity is a party or otherwise binding upon any Solar Entity which prohibits or impairs or which may be reasonably be expected to restrict, prohibit, or impair any business practice or action of the Solar Entities or limits the freedom of the Solar Entities to engage in any line of business or to compete with any Person. Set forth in Section 2.12 of the Company Disclosure Letter is a list as of the date hereof of each Contract to which any Solar Entity is a party or is otherwise binding on a Solar Entity pursuant to which it is restricted from selling, licensing or otherwise distributing any product or from providing any service, in any geographic area, during any period of time, or in any segment of the market, together with a brief summary of such restriction.

2.13 Title to Properties; Absence of Liens and Encumbrances; Condition of Equipment; Sufficiency of Assets.

(a) No Solar Entity owns or has ever owned any real property. Section 2.13(a) of the Company Disclosure Letter sets forth as of the date hereof a list of all real property currently leased, subleased or licensed by or from any Solar Entity or otherwise used or occupied by any Solar Entity for the operation of their businesses (the “Leased Real Property”). True and complete copies of each Lease Agreement have been delivered or made available to Purchaser.

(b) Set forth in Section 2.13(b) of the Company Disclosure Letter is a true, correct and complete list as of the date hereof of all leases, lease guaranties, subleases, agreements for the leasing, use or occupancy of, or otherwise granting a right in or relating to the Leased Real Property to which any Solar Entity is a party, including all amendments, terminations and modifications thereof (“Lease Agreements”). As of the date hereof, there are no other Lease Agreements for real property affecting the Leased Real Property or to which any Solar Entity is bound.

(c) Each Lease Agreements is a valid and binding agreement of the Solar Entity party thereto, enforceable against such Solar Entity and against each of the counterparties thereto, in accordance with its terms, and is in full force and effect with respect to the Solar Entity party thereto, and the other parties thereto. There is not, under any of such Lease Agreements, any existing default, past due payment of rent, or event of default (or event which with notice or lapse of time, or both, would constitute a default) by any Solar Entity or, to the Company’s, SSI’s or SSPL’s Knowledge, the other parties thereto. No Solar Entity has received any written or oral notice of a default, alleged failure to perform, or any offset or counterclaim with respect to any such Lease Agreement, which has not been fully remedied and withdrawn. The Solar Entities currently occupy all of the Leased Real Property for the operation of their business. To the Company’s, SSI’s or SSPL’s Knowledge, there are no other parties occupying, or, with a right to occupy, the Leased Real Property. No Solar Entity owes brokerage commissions or finders fees with respect to any such Leased Real Property, except as reserved for in the Current Balance Sheet.

(d) The Leased Real Property is in good operating condition and repair, free from structural, physical and mechanical defects, is maintained in a manner consistent with standards generally followed by companies engaged in the same or similar business as the Solar Entities with respect to similar properties, and suitable for the conduct of the Company’s, SSI’s and SSPL’s business as currently conducted. The operation of the Solar Entities’ business as currently conducted on the Leased Real Property does not, nor does such Leased Real Property, including the improvements thereon, violate in any material respect any applicable building code, zoning requirement or statute relating to such property or operations thereon, and any such non-violation is not dependent on so-called non-conforming use exceptions, other than any violations that would not have a Material Adverse Effect on any of the Solar Entities.

(e) Each Solar Entity has good and valid title to, or, in the case of leased tangible properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Liens, except (i) as reflected in the Current Balance Sheet, (ii) Liens for Taxes not yet due and payable, and (iii) such imperfections of title and encumbrances, if any, which do not detract from the value or interfere with the present use of the property subject thereto or affected thereby.

(f) All material items of equipment owned or leased by any Solar Entity are (i) adequate for the conduct of the business of the Solar Entities as currently conducted, and (ii) in good operating condition, regularly and properly maintained, subject to normal wear and tear. On the Closing Date, the tangible properties and assets owned, leased or licensed by the Solar Entities will be sufficient with respect to tangible properties and assets to conduct the business of the Solar Entities immediately following the Closing in substantially the same manner as presently conducted by the Solar Entities.

2.14 Intellectual Property.

(a) Definitions. For all purposes of this Agreement, the following terms shall have the following respective meanings:

“Intellectual Property” shall mean any or all of the following (i) works of authorship including computer programs, source code, and executable code, whether embodied in software, firmware or otherwise, architecture, documentation, designs, files, records, and data, (ii) inventions (whether or not patentable), discoveries, improvements, and technology, (iii) proprietary and confidential information, trade secrets and know how, (iv) databases, data compilations and collections and technical data, (v) logos, trade names, trade dress, trademarks and service marks, (vi) domain names, web addresses and sites, (vii) tools, methods and processes, (viii) devices, prototypes, schematics, mask works, breadboards, netlists, maskworks, test methodologies, verilog files, emulation and simulation reports, test vectors and hardware development tools, and (ix) any and all instantiations of the foregoing in any form and embodied in any media.

“Intellectual Property Rights” shall mean worldwide common law and statutory rights associated with (i) patents and patent applications, (ii) copyrights, copyright registrations and copyright applications, “moral” rights and mask work rights, (iii) the protection of trade and industrial secrets and confidential information, (iv) other proprietary rights relating to Intellectual Property, (v) trademarks, trade names and service marks, and (vi) divisions, continuations, renewals, reissuances and extensions of the foregoing (as applicable).

“Company Intellectual Property” shall mean any and all Intellectual Property and Intellectual Property Rights that are owned by or exclusively licensed to any Solar Entity.

“Registered Intellectual Property” shall mean Intellectual Property and Intellectual Property Rights that have been registered, filed, certified or otherwise perfected or recorded with or by any Governmental Entity.

(b) Section 2.14(b) of the Company Disclosure Letter lists as of the date hereof (i) all Registered Intellectual Property owned or exclusively licensed by, or filed in the name of, any Solar Entity (the “Company Registered Intellectual Property”), and (ii) any proceedings or actions before any court or tribunal (including the United States Patent and Trademark Office (the “PTO”) or equivalent or similar authority anywhere in the world) in which any of the Company Registered Intellectual Property is involved.

(c) The rights of the Solar Entities to each item of Company Registered Intellectual Property is valid and enforceable. All necessary registration, maintenance and renewal fees in connection with such Company Registered Intellectual Property have been paid and all necessary documents and certificates in connection with such Company Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other Governmental Entities for the purposes of maintaining such Registered Intellectual Property in connection with the Company’s business as currently conducted. In each case in which any Solar Entity has acquired any Intellectual Property Rights from any Person, such Solar Entity has obtained a valid and enforceable assignment of such Intellectual Property Rights to such Solar Entity sufficient to irrevocably transfer all rights in such Intellectual Property to the Solar Entity, and the Solar Entities have recorded each such assignment with the relevant Governmental Entities, including the PTO, the United States Copyright Office, or their respective equivalents in any relevant foreign jurisdiction, as the case may be, as is customary for companies engaged in the same or similar business as the Solar Entities. To the Company’s, SSI’s and SSPL’s Knowledge, no Company Intellectual Property is subject to any proceeding or outstanding Order adversely affecting the validity, use or enforceability of the Solar Entities’ rights to such Company Intellectual Property as used in the Solar Entities’ business as currently conducted.

(d) The Company, SSPL or SSI owns or, to the extent it licenses from a third party, has rights to use in the Solar Entities’ business as currently conducted, each item of Company Intellectual Property, including all Company Registered Intellectual Property, free and clear of any Liens. The Company and its Subsidiaries are the exclusive owners or, to the Company’s Knowledge to the extent the Company or its Subsidiaries licenses from a third party, the exclusive licensee, of all Company Intellectual Property.

(e) To the extent that any Company Intellectual Property has been developed or created independently or jointly by any Person other than any Solar Entity for which any Solar Entity has, directly or indirectly, provided consideration for such development or creation, the Solar Entities have a Contract with such Person with respect thereto, and the Solar Entities have obtained ownership of, and is the exclusive owner of, all such Intellectual Property therein and associated Intellectual Property Rights by operation of law or by valid assignment, and has required the waiver of all non-assignable rights, including all author or moral rights by such Person.

(f) No Solar Entity has (i) transferred ownership of, or granted any exclusive license of or exclusive right to use, or authorized the retention of any exclusive rights to use or joint ownership of, any Company Intellectual Property, to any other Person or (ii) permitted the rights of the Solar Entities in such Company Intellectual Property to enter into the public domain.

(g) The Company Registered Intellectual Property constitutes all of the Registered Intellectual Property (except “off-the-shelf” software) used in or necessary to, or that would otherwise be infringed by, the conduct of the business of the Solar Entities as currently conducted.

(h) Section 2.14(h) of the Company Disclosure Letter lists as of the date hereof all Contracts to which any Solar Entity is a party with respect to the license by such Solar Entity of any Intellectual Property Rights from a third party.

(i) No third party that has licensed Intellectual Property or Intellectual Property Rights to any Solar Entity has ownership rights or license rights to improvements or derivative works made by such Solar Entity in such licensed Intellectual Property.

(j) As of the date hereof, no Solar Entity is party to any Legal Proceeding, and the Solar Entities have not received written or oral notice of any violation, with respect to any Contracts between a Solar Entity and any other Person with respect to Company Intellectual Property or other Intellectual Property used in and/or necessary to the conduct of the business regarding the scope of such Contract, or performance under such Contract, including with respect to any payments to be made, or received by such Solar Entity thereunder.

(k) To the Company’s, SSI’s and SSPL’s Knowledge, the operation of the business of the Solar Entities as currently conducted, including the development, design, use, import, branding, advertising, promotion, marketing, distribution and sale of any technology, product or service of the Solar Entities does not infringe or misappropriate any Intellectual Property Rights of any Person and will not infringe or misappropriate when conducted by Purchaser or the Solar Entities following the Closing or violate any right of any Person (including any right to privacy or publicity), or constitute unfair competition or trade practices under the laws of any jurisdiction. As of the date hereof, the Solar Entities have not received written or oral notice from any Person claiming that the operation of the business of the Solar Entities as currently conducted, including the use, import, branding, advertising, promotion, marketing, distribution and sale of any technology or service of the Solar Entities, infringes or misappropriates any Intellectual Property Rights of any Person or constitutes unfair competition or trade practices under the laws of any jurisdiction (nor is there any basis therefor).

(l) Neither this Agreement nor the transactions contemplated by this Agreement, including the assignment to Purchaser by operation of law or otherwise of any Contracts to which any Solar Entity is a party, will result in: (i) Purchaser granting to any third party any right to or with respect to any Intellectual Property Rights owned by, or licensed to, Purchaser; (ii) Purchaser being bound by, or subject to, any non-compete or other material restriction on the operation or scope of its business; or (iii) Purchaser or the Solar Entities being obligated to pay any royalties or other material amounts to any third party in excess of those payable by the Solar Entities in the absence of this Agreement or the transactions contemplated hereby.

(m) To the Company’s, SSI’s and SSPL’s Knowledge, as of the date hereof no Person is violating, infringing or misappropriating any Company Intellectual Property. As of the date hereof, no Solar Entity has received written or oral notice that any Person is violating, infringing or misappropriating any Company Intellectual Property.

(n) The Company, SSPL, and SSI have taken all reasonable steps as are customary for companies engaged in the same or similar business as the Solar Entities that are required or necessary to protect the rights of the Solar Entities in confidential information and trade secrets of the Solar Entities or provided by any other Person to the Solar Entities. Without limiting the foregoing, (i) the Company, SSPL, and SSI have, and enforces, a policy requiring each current and former employee of any Solar Entity engaged in the development of Company Intellectual Property to execute proprietary information, confidentiality and assignment agreements substantially in the Company’s standard form for employees (a copy of which has been provided to the Purchaser (the “Proprietary Information Agreement”)), (ii) the Company, SSPL, and SSI have, and enforces, a policy requiring each current and former consultant or contractor of the Solar Entities engaged in the development of Company Intellectual Property to execute a consulting agreement containing proprietary information, confidentiality and assignment provisions substantially in the Company’s standard form for consultants or contractors (a copy of which has been provided to the Purchaser (the “Consultant Proprietary Information Agreement”)), and (iii) all current and former employees, advisors, consultants and contractors of the Solar Entities engaged in the development of Company Intellectual Property have executed a Proprietary Information Agreement or a Consultant Proprietary Information Agreement, as appropriate.

2.15 Agreements, Contracts and Commitments.

(a) Except as set forth in Section 2.15(a) of the Company Disclosure Letter (specifying the appropriate subparagraph below) (“Material Contracts”), as of the date hereof no Solar Entity is a party to, nor any of their assets are bound by:

(i) any Contract with an Employee or individual consultant or contractor, any Contract to grant any severance or termination pay (in cash or otherwise) to any Employee, or any contractor or consulting Contract with a firm or other organization;

(ii) any Employee Plan or Employee Agreement, including any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of the occurrence of any of the transactions contemplated by this Agreement;

(iii) any fidelity or surety bond or completion bond in excess of $25,000 individually or $100,000 in the aggregate;

(iv) any lease of personal property having a value in excess of $25,000 individually or $100,000 in the aggregate;

(v) any agreement of indemnification or guaranty;

(vi) any Contract obligating any Solar Entity to make any capital expenditures and involving future payments in excess of $25,000 individually or $100,000 in the aggregate;

(vii) any Contract relating to the disposition or acquisition of assets or any interest in any business enterprise outside the ordinary course of business;

(viii) any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit involving in excess of $25,000 individually or $100,000 in the aggregate;

(ix) any purchase order or Contract for the purchase of materials involving in excess of $25,000 individually or $100,000 in the aggregate;

(x) any joint marketing, strategic alliance, affiliate or development Contract;

(xi) any Contract with an executive officer, Employee earning more than $25,000 annually, director, stockholder or Affiliate of any Solar Entity;

(xii) any Contract relating to the license of intellectual property by a Solar Entity (other than “off-the-shelf” software readily available on commercial terms and in each case for less than $1,000); or

(xiii) any other Contract pursuant to which any Solar Entity has any obligation to pay or expend, or reasonably expects to receive, $25,000 individually or $100,000 in the aggregate or more and is not cancelable without penalty by the Company within thirty (30) days.

(b) Each Material Contract is a valid and binding agreement of the Solar Entity party thereto, enforceable against such Solar Entity, and, to the Company’s, SSI’s, and SSPL’s Knowledge, against each of the counterparties thereto, in accordance with its terms, and is in full force and effect with respect to such Solar Entity, and the counterparties thereto. Each Solar Entity is in compliance with and is not in breach, violation or default under, has not received written or oral notice that it is in breach, violation or default under, and there is no event that with the lapse of time, giving of notice or both would constitute such a breach, violation or default by such Solar Entity under, any of the terms or conditions of any Material Contract to which it is a party. To the Company’s, SSI’s, and SSPL’s Knowledge, as of the date hereof no counterparty to a Material Contract is in breach, violation or default thereunder, nor as of the date hereof is there any event that with the lapse of time, giving of notice or both would constitute such a breach, violation or default by such counterparty. True and complete copies of each Material Contract have been delivered or made available to Purchaser.

(c) Each Solar Entity has fulfilled or will have fulfilled all material obligations required to have been performed by such Solar Entity, prior to the Closing Date pursuant to each Material Contract to which such Solar Entity is a party or to which it is bound.

2.16 Interested Party Transactions. No executive officer, Employee, director, Affiliate, or stockholder of any Solar Entity (nor, to the Company’s, SSI’s, or SSPL’s Knowledge, any immediate family members or Affiliates of any of such Persons) (i) furnishes or sells services, products, technology or Intellectual Property that any Solar Entity furnishes or sells, (ii) purchases from or sells or furnishes to the Solar Entities, any goods, services, products, technology or properties (tangible or intangible), or (iii) is party to any Contract to which any Solar Entity is a party.

2.17 Compliance; Permits; Exports.

(a) Compliance. No Solar Entity is in conflict with, or in default or in violation of, any Law applicable to it or by which it or by which any of its respective businesses or assets is bound, except for those conflicts, defaults or violations that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on any Solar Entity. No Solar Entity has received written or oral notice that any investigation or review by any Governmental Entity is pending with respect to a conflict with, default or violation of, any Law applicable to it or by which any of its respective businesses or properties is bound, and, to the Knowledge of the Company, SSI and SSPL, no such investigation or review has been overtly threatened, against the Solar Entities. There is no decree, order, judgment, writ, award, injunction, rule or consent of or by a Governmental Entity (“Order”) to which any Solar Entity is a party which has or would reasonably be expected to have the effect of prohibiting or materially impairing the conduct of business by the Solar Entities as currently conducted.

(b) Permits. The Solar Entities hold, to the extent legally required, all consents, authorizations, permits, licenses, variances, clearances, consents, commissions, franchises, exemptions, orders and approvals from Governmental Entities (“Permits”) that are required for the operation of the business of the Solar Entities as currently conducted or as reasonably contemplated to be conducted and the ownership by the Solar Entities of their respective assets, except for those the lack of which would not reasonably be expected to have a Material Adverse Effect on the Company (collectively, “Company Permits”). The Company Permits are in full force and effect and no suspension or cancellation of any of the Company Permits is pending or, to the Company’s, SSI’s, or SSPL’s Knowledge, overtly threatened. The Solar Entities are in compliance in all material respects with the terms of the Company Permits.

(c) Export Control Laws. Each Solar Entity is conducting and has conducted its export transactions in accordance in all material respects with all applicable export and re-export control Laws. Each Solar Entity has obtained, and is in material compliance with, all export Permits required for (A) the export and re-export of products, services, software and technologies and (B) releases of technologies and software to foreign nationals located in the United States and abroad (“Export Approvals”), except as would not have a Material Adverse Effect on the Solar Entities. There are no Legal Proceeding pending or, to the Company’s,

SSI’s, or SSPL’s Knowledge, overtly threatened against the Solar Entities, alleging a violation of such Export Approvals or the export control Laws of any Governmental Entity. No Export Approvals for the transfer of export licenses to Purchaser are required for the consummation of the Acquisition.

2.18 Foreign Corrupt Practices Act. Assuming the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), was applicable to all of the Solar Entities, to the Company’s, SSI’s, and SSPL’s Knowledge, no Solar Entity, nor any officer, director, agent, Employee or other Person associated with or acting on their behalf, has, directly or indirectly, violated any provision of the FCPA, and to the Company’s, SSI’s, and SSPL’s Knowledge, none of them has used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, made, offered or authorized any unlawful payment to foreign or domestic government officials or employees, or made, offered or authorized any unlawful bribe, rebate, payoff, influence payment, kickback or other similar unlawful payment.

2.19 Litigation. As of the date hereof, there is no action, suit, claim or proceeding (each a “Legal Proceeding”) of any nature pending or threatened in writing against the Solar Entities, their properties (tangible or intangible) or any of their directors or executive officers and there is no reasonable basis therefor. To the Company’s, SSI’s, and SSPL’s Knowledge, as of the date hereof, there is no investigation by or before any Governmental Entity pending or overtly threatened against any of the Solar Entities, any of their properties (tangible or intangible) or any of their directors or officers. To the Company’s, SSI’s, and SSPL’s Knowledge, no Governmental Entity has at any time challenged or questioned the legal right of the Solar Entities to conduct their operations. To the Company’s, SSI’s, and SSPL’s Knowledge, there is no Legal Proceeding of any nature pending or overtly threatened as of the date hereof against any Person who has a right pursuant to a Contract to which any Solar Entity is a party or by which any of their assets are bound to indemnification from any Solar Entity related to facts and circumstances existing prior to the Closing.

2.20 Minute Book. Copies of the minute books of the Solar Entities delivered or made available to Purchaser contain complete and accurate records of all actions taken, and all meetings held, by the boards of directors and stockholders of the Solar Entities (and any committees thereof) since the time of formation of each of Solar Entities. At the Closing, the minute books of the Solar Entities will be in the possession of such entities.

2.21 Environmental Matters.

(a) Hazardous Material. No Solar Entity has: (i) operated any underground storage tanks at any property that it has at any time owned, operated, occupied or leased; or (ii) released any amount of any substance that has been designated by any Governmental Entity with jurisdiction over such release or by Law applicable to such release to be radioactive, toxic, hazardous or otherwise a danger to health, reproduction or the environment, including PCBs, asbestos, petroleum and urea-formaldehyde, and all substances listed as hazardous substances or contaminants pursuant to any applicable federal, foreign, state, provincial or local Laws or constituting a hazardous waste (a “Hazardous Material”), but excluding office and janitorial supplies properly and safely maintained. No Hazardous Materials are present in, on or under any property, including the land and the improvements, ground water and surface water thereof, that any Solar Entity has at any time owned, operated, occupied or leased.

(b) Hazardous Materials Activities. No Solar Entity has transported, stored, used, manufactured, disposed of, released or exposed their employees or others to Hazardous Materials, nor disposed of, transported, sold, or manufactured any product containing a Hazardous Material (any or all of the foregoing being collectively referred to herein as “Hazardous Material Activities”), in each case in violation of any Law to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity applicable to such action.

(c) Permits. The Solar Entities currently hold all Permits necessary for the conduct of its Hazardous Material Activities, and other businesses of the Solar Entities as such activities and businesses are currently being conducted.

(d) Environmental Liabilities. As of the date hereof, no Legal Proceeding is pending, and the Solar Entities have not received any threat of a Legal Proceeding relating to the conduct of its Hazardous Material Activities or the handling of any Hazardous Material. No event has occurred that would cause or be reasonably expected to cause the Solar Entities to be involved in any environmental litigation or incur liability.

2.22 Brokers’ and Finders’ Fees. No Solar Entity has incurred, nor will any of them incur, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions, fees related to investment banking or similar advisory services or any similar charges in connection with the execution and delivery of the Agreement or the consummation of any transaction contemplated hereby, nor will Purchaser incur, directly or indirectly, any such liability based on arrangements made by or on behalf of any Solar Entity.

2.23 Employee Benefit Plans and Compensation.

(a) Definitions. For all purposes of this Agreement, the following terms shall have the following respective meanings:

“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly through one or more intermediaries controlling, controlled by or under common control with such other Person.

“Employee Plan” shall mean any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, equity or equity-related awards, welfare benefits, fringe benefits or other employee benefits or remuneration of any kind, whether written, unwritten or otherwise, funded or unfunded, including any arrangement for the benefit of Employees who perform services, which is or has been maintained, contributed to, or required to be contributed to, by any Solar Entity for the benefit of any Employee, or with respect to which any Solar Entity has or may have any liability or obligation.

“Employee” shall mean any current or former employee, contractor or consultant of any Solar Entity.

“Employee Agreement” shall mean each management, employment, severance, consulting, contractor, relocation, repatriation, expatriation, loan, visa, work permit or other Contract providing for compensation or benefits between any Solar Entity and any Employee.

“Pension Plan” shall mean each Employee Plan which any Solar Entity is a party to or bound by or under which any Solar Entity has any liability or contingent liability, as listed and described in Section 2.23(a) of the Company Disclosure Letter.

(b) Schedule. The Company has made available or provided to Purchaser as of the date hereof an accurate and complete list of each Employee Plan and each Employee Agreement with Employees earning more than $150,000 annually. As of the date hereof, no Solar Entity has made any plan or commitment to establish any new Employee Plan or Employee Agreement, to modify any Employee Plan or Employee Agreement (except to the extent required by Law or to conform any such Employee Plan or Employee Agreement to the requirements of any applicable Law, in each case as previously disclosed to Purchaser in writing, or as required by this Agreement), or to enter into any Employee Plan or Employee Agreement. Section 2.23(b)(2) of the Company Disclosure Letter sets forth as of the date hereof a table setting forth the name and salary of each Employee of the Solar Entities that earn more than $50,000 annually. As of the date hereof, no Solar Entity has received notice of termination from any employee listed on Section 2.23(b)(2) of the Company Disclosure Letter. Section 2.23(b)(3) of the Company Disclosure Letter contains as of the date hereof an accurate and complete list of all Persons that have a consulting or advisory relationship with the Solar Entities.

(c) Documents. The Company has made available or provided to Purchaser as of the date hereof: (i) correct and complete copies of all documents embodying each Employee Plan and each Employee Agreement with any Employee earning more than $50,000 annually, including all amendments thereto and all related trust documents, (ii) if the Employee Plan is funded, the most recent annual and periodic accounting of Employee Plan assets, (iii) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, (iv) all material written agreements and contracts relating to each Employee Plan, including administrative service agreements and group insurance contracts, (v) all communications material to any Employee or Employees relating to any Employee Plan and any proposed Employee Plan, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any liability to any Solar Entity, (vi) all correspondence to or from any governmental agency relating to any Employee Plan, (vii) all policies pertaining to fiduciary liability insurance covering the fiduciaries for each Employee Plan, and (viii) all discrimination tests for each Employee Plan for the three most recent plan years, in each case as of the date hereof.

(d) Employee Plan Compliance. Each Solar Entity has performed all obligations required to be performed by it under, is not in default or violation of, and as of the date hereof has not received written notice of default or violation by any other party of, any Employee Plan, and each Employee Plan has been established and maintained in accordance with its terms and in compliance with all applicable Laws. There are no Legal Proceedings pending, and as of the date hereof no Solar Entity has received threat of any Legal Proceedings (other than routine claims for benefits), against any Employee Plan or against the assets of any Employee Plan. Each Employee Plan can be amended, terminated or otherwise discontinued after the Closing in accordance with its terms, without liability to Purchaser, any Solar Entity or any Affiliate (other than ordinary administration expenses). As of the date hereof, here are no audits, inquiries or proceedings pending or overtly threatened by any Governmental Entity with respect to any Employee Plan. Each Solar Entity has timely made all contributions and other payments required by and due under the terms of each Employee Plan.

(e) No Self-Insured Plan. Neither any Solar Entity nor any Affiliate of any Solar Entity has ever maintained, established, sponsored, participated in or contributed to any self-insured plan that provides benefits to employees (including any such plan pursuant to which a stop-loss policy or contract applies).

(f) No Post-Employment Obligations. No Employee Plan or Employee Agreement provides, or reflects or represents any liability to provide, retiree life insurance, retiree health or other retiree employee welfare benefits to any Person for any reason, except as may be required by applicable statute, and no Solar Entity has ever represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) or any other Person that such Employee(s) or other Person would be provided with retiree life insurance, retiree health or other retiree employee welfare benefits, except to the extent required by statute.

(g) Effect of Transaction. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby or any termination of employment or service in connection therewith will (i) result in any payment (including severance, golden parachute, bonus or otherwise) becoming due to any Employee, (ii) result in any forgiveness of indebtedness held by the Solar Entities to an Employee, (iii) materially increase any benefits otherwise payable by the Solar Entities under any Employment Plan, or (iv) result in the acceleration of the time of payment or vesting of any such benefits under any Employment Plan.

(h) Employment Matters. Each Solar Entity (i) is in compliance with all applicable Laws respecting employment, employment practices, terms and conditions of employment, employee safety and wages and hours, and in each case, with respect to Employees, (ii) has withheld and reported all amounts required by Law or Contract to be withheld and reported with respect to wages, salaries and other payments to Employees, (iii) is not liable for any arrears of wages, severance pay or any Taxes or any penalty for failure to comply with any of the foregoing, and (iv) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Entity, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice). As of the date hereof, there are no Legal Proceedings pending or threatened in writing against the Solar Entities or any of the Employees relating to any Employee, Employee Agreement or Employee Plan. As of the date hereof, there are no Legal Proceedings pending or overtly threatened against the Solar Entities or any Company trustee under any worker’s compensation policy. The services provided by each of the Employees is terminable at the will of the Solar Entity for which such Employee is employed and any such termination would result in no liability to the Solar Entities. Section 2.23(h) of the Company Disclosure Letter lists as of the date hereof all liabilities of the Solar Entities to any Employee, that would result from the termination by the Solar Entities of such Employee’s employment, a change of control of any Solar Entity, or a combination thereof. No Solar Entity has any direct or indirect liability solely with respect to any misclassification of any Person as an independent contractor rather than as an employee, or with respect to any employee leased from another employer, except as would not have a Material Adverse Effect on the Solar Entities.

(i) Labor. No work stoppage or labor strike against the Solar Entities is pending or, to the Company’s, SSI’s, or SSPL’s Knowledge, overtly threatened as of the date hereof. To the Company’s, SSI’s, and SSPL’s Knowledge, as of the date hereof there are no activities or proceedings of any labor union to organize any Employees. As of the date hereof, there are no Legal Proceedings pending before any Governmental Entity or overtly threatened relating to any labor matters involving any Employee with respect to the Solar Entities, including charges of unfair labor practices. No Solar Entity has engaged in any unfair labor practices in violation of applicable Law. No Solar Entity is presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by the Solar Entities.

(j) No Interference or Conflict. To the Company’s, SSI’s, and SSPL’s Knowledge, no stockholder, executive officer or Employee of the Solar Entities is obligated under any Contract or any Order that would interfere with such Person’s efforts to promote the interests of the Solar Entities, or that would interfere with the business of the Solar Entities. Neither the execution nor delivery of this Agreement, nor the carrying on of the business of the Solar Entities as currently conducted, nor any activity of such stockholder, executive officer or Employee in connection with the carrying on of the business of the Solar Entities as currently conducted, will conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any Contract to which such Person is party, which would result in a Material Adverse Effect on any of the Solar Entities.

2.24 Insurance. The Company has made available or provided to Purchaser as of the date hereof all insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, executive officers, Employees and stockholders of the Solar Entities to which any Solar Entity is the beneficiary. Within the last three years, there has been no claim by any Solar Entity pending under any of the insurance policies or bonds to which it is a beneficiary as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds or that the Company has a reasonable reason to believe will be denied or disputed by the underwriters of such policies or bonds. In addition, as of the date hereof there is no pending claim of which its total value (inclusive of defense expenses) will exceed the applicable policy limits. All premiums due and payable under all such policies and bonds have been paid (or if installment payments are due, will be paid if incurred prior to the Closing Date) and the Solar Entities are in material compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). As of the date hereof, no Solar Entity has received notice of any termination of, or premium increase with respect to, any of such policies. No Solar Entity has ever maintained, established, sponsored, participated in or contributed to any self-insurance plan.

2.25 Warranties; Indemnities. Except for warranties set forth in Section 2.25 of the Company Disclosure Schedule, including any warranties implied by Law, no Solar Entity has given any warranties or indemnities for which such Solar Entity remains liable relating to any products or technology sold or services rendered by such Solar Entity. Section 2.25 of the Company Disclosure Letter contains a complete record of the warranty claims or defective product claims with respect to any products or technology sold or services rendered by the Solar Entities, including the date of claim, name of claimant, description of claim, resolution or status.

2.26 Customers and Suppliers. As of the date hereof, no current customer, vendor or supplier of the Solar Entities has overtly threatened in to cancel or otherwise modify its business relationship with such Solar Entity, which would be material to the Solar Entities.

2.27 Complete Copies of Materials. The documents delivered or made available to Purchaser or included in the Company Disclosure Letter are true and complete copies of each document (or summaries of same).

2.28 Disclosure. As of the Closing, none of the information supplied in writing by or on behalf of the Solar Entities specifically for inclusion or incorporation by reference in the Proxy Statement at the time the Proxy Statement is mailed or delivered to the stockholders of Purchaser, contained any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under with they are made, not misleading. Each of the Solar Entities agrees to provide to Purchaser a certificate with respect to such information provided to Purchaser for inclusion or incorporation by reference in the Proxy Statement.

2.29 No Other Representations or Warranties. Except for the representations and warranties made by the Company, SSPL, and SSI in this Article II, no Solar Entity makes any representation or warranty with respect to any of the Target Shares, any Solar Entity or its respective business, operations, assets, liabilities, condition (financial or otherwise) or prospects, notwithstanding the delivery or disclosure to Purchaser or its representatives of any documentation, forecasts or other information with respect to any one or more of the foregoing.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

The Stockholders hereby severally represent and warrant to Purchaser, subject to such exceptions as are specifically disclosed in a disclosure letter (referencing the appropriate section, subsection, paragraph and subparagraph numbers) supplied by the Stockholders’ Representative to Purchaser concurrently with the execution of this Agreement (the “Stockholders’ Disclosure Letter”), as follows:

3.1 Organization; Standing. Each Stockholder that is an entity (i) as of the date hereof, is duly organized, validly existing and in good standing under the Laws of their place of incorporation, (ii) has the requisite power and authority to own, lease and operate their properties and to carry on their business as now being conducted, and (iii) is duly qualified or licensed and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to so qualify or to be in good standing, individually or in the aggregate, would not reasonably be expected to adversely affect any Stockholder’s ability to consummate the transactions contemplated by this Agreement.

3.2 Ownership of Target Shares. The Target Shares being purchased hereunder by Purchaser are owned of record by the Stockholders listed on Schedule A or B as owning such Target Shares, free and clear of all Liens, and upon the Closings, as applicable, Purchaser shall receive good, valid and marketable title to the Target Shares being acquired hereunder, free and clear of all Liens. No Stockholder is a party to any voting agreements, irrevocable proxies, voting trusts, or other voting arrangements with respect to the Target Shares.

3.3 Authority. Each Stockholder has all requisite corporate and other applicable power and authority to enter into this Agreement and any Related Agreements to which each Stockholder a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery by each Stockholder of this Agreement and any Related Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby shall as of the Closing have been duly authorized by all necessary corporate action on the part of any Stockholder that is an entity, including by such Stockholder’s Board of Directors and by its shareholders, member or partners as applicable. This Agreement and any Related Agreements to which a Stockholder is a party have been duly executed and delivered by such Stockholder and assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitute the valid and binding obligations of such Stockholder enforceable against it in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other Laws of general application relating to or affecting the enforcement of creditors’ rights generally, or (ii)  as limited by Laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

3.4 No Conflict. The execution and delivery by each Stockholder of this Agreement and any Related Agreement to which a Stockholder is a party, and the consummation of the transactions contemplated hereby and thereby, will not Conflict with: (i) any provision of the articles of incorporation (including any certificate of designations) and bylaws, or like organizational documents, of a Stockholder, each as amended to date, (ii) any Contract to which a Stockholder is a party or by which any of its properties or assets (whether tangible or intangible) are bound, or (iii) any Law applicable to any Stockholder or any of its properties or assets (whether tangible or intangible), in each case which would adversely affect any Stockholder’s ability to consummate the transactions contemplated by this Agreement.

3.5 Consents. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or any third party, including a party to any Contract to which any Stockholder is a party or by which its assets are bound (so as not to trigger any Conflict), is required to be made by a Stockholder in connection with the execution and delivery of this Agreement and any Related Agreements to which any Stockholder is a party or the consummation of the transactions contemplated hereby and thereby, except for: (i) the consents listed on Section 3.5 of the Stockholders’ Disclosure Letter (“Stockholder Consents”), (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal, foreign, state or provincial securities (or related) Laws and the HSR Act and applicable foreign pre-acquisition notice statutes, and (iii) such other consents, authorizations, filings, approvals and registrations which if not obtained or made would not adversely affect the ability of any Stockholder to consummate the Acquisition within the time frame in which the Acquisition would otherwise be consummated in the absence of the need for such consent, approval, order, authorization, registration, declaration or filings.

3.6 No Other Representations or Warranties. Except for the representations and warranties made by the Stockholders in this Article III, no Stockholder makes any representation or warranty with respect to any of the Target Shares, any Stockholder or their business, operations, assets, liabilities, condition (financial or otherwise) or prospects, notwithstanding the delivery or disclosure to Purchaser or its representatives of any documentation, forecasts or other information with respect to any one or more of the foregoing.

3.7 Acquisition of Purchaser Common Stock.

(a) Acquisition Entirely for Own Account. Each Stockholder is acquiring Purchaser Common Stock hereunder for his, her or its own account and not with a view to the resale or distribution of any part thereof.

(b) Disclosure of Information. Each Stockholder acknowledges that all of the Purchaser SEC Documents were fully available to it, and it had reviewed and understands such reports. Each Stockholder acknowledges that it has received all the information that it has requested relating to Purchaser and the transactions contemplated by this Agreement. Each Stockholder further represents that it has had an opportunity to ask questions and receive answers from Purchaser regarding the terms and conditions of its acquisition of the Purchaser Common Stock hereunder and the transactions contemplated by this Agreement.

(c) Accredited Investor; Stockholders’ Representative; Non-US Person. Each Stockholder noted on Schedule A or B with a single asterisk (*) is a “U.S. Person” as defined in Regulation S of the Securities Act and an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act. Each Stockholder noted on Schedule A or B with a double asterisk (**) is a “U.S. Person” as defined in Regulation S of the Securities Act, but not an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act and is represented by the Stockholders’ Representative hereunder for purposes of the Stock Issuance in accordance with Regulation D under the Securities Act. Each Stockholder noted on Schedule A or B with a triple asterisk (***) is not a “U.S. Person” as defined in Regulation S of the Securities Act and is not acquiring the securities for the account or benefit of any “U.S. Person” as defined in Regulation S of the Securities Act.

(d) Restricted Securities. Each Stockholder understands that the Purchaser Common Stock it will acquire hereunder constitutes “restricted securities” from Purchaser under the United States federal securities laws and that under such laws and applicable regulations such securities may only be sold in the United States pursuant to an effective registration statement or an available exemption from registration. Each Stockholder understands that, subject to certain limitations, the currently available exemption from registration under Rule 144 requires the securities to be held for a certain period of time before they can be sold in the United States.

(e) Legend. It is understood that the certificates evidencing the Purchaser Common Stock shall bear one of the following legends, as applicable:

Stockholders deemed to be a “U.S. Person” as defined in Regulation S of the Securities Act shall receive certificates evidencing the Purchaser Common Stock with the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THE SECURITIES REPRESENTED HEREBY MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO COUNSEL FOR THE COMPANY, TO THE EFFECT THAT THE PROPOSED SALE, TRANSFER, OR DISPOSITION MAY BE EFFECTUATED WITHOUT REGISTRATION UNDER THE ACT.”

Stockholders deemed not to be a “U.S. Person” as defined in Regulation S of the Securities Act shall receive certificates evidencing the Purchaser Common Stock with the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “US SECURITIES ACT”), AND ARE RESTRICTED SECURITIES (AS DEFINED IN RULE 144 UNDER THE US SECURITIES ACT). EACH PURCHASER OF THESE SECURITIES ARE HEREBY NOTIFIED THAT THE SELLER OF THESE SECURITIES MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE US SECURITIES ACT PROVIDED BY RULE 144A OR REGULATION S THEREUNDER.

THE HOLDER OF THESE SECURITIES AGREES FOR THE BENEFIT OF THE COMPANY THAT: (A) THESE SECURITIES MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY: (I) OUTSIDE OF THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 UNDER THE US SECURITIES ACT; (II) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE US SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE); OR (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE US SECURITIES ACT, IN EACH CASE (I) THROUGH (III) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES; AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THESE SECURITIES FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE. PRIOR TO PERMITTING ANY TRANSFER, THE COMPANY MAY REQUEST AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH TRANSFER IS TO BE EFFECTED IN A TRANSACTION MEETING THE REQUIREMENTS OF REGULATION S UNDER THE US SECURITIES ACT OR IS EXEMPT FROM REGISTRATION. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED DIRECTLY OR INDIRECTLY, UNLESS IN COMPLIANCE WITH THE US SECURITIES ACT.”

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PURCHASER

As of the date hereof, Purchaser hereby represents and warrants to the Company and the Stockholders, subject to such exceptions as are specifically disclosed in a disclosure letter (referencing the appropriate section, subsection, paragraph and subparagraph numbers) supplied by the supplied by Purchaser to the Company and the Stockholders’ Representative concurrently with the execution of this Agreement (the “Purchaser Disclosure Letter”), as follows:

4.1 Organization; Standing; Charter Documents; Subsidiaries.

(a) Organization; Standing and Power. Purchaser (i) is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, (ii) has the requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and (iii) is duly qualified or licensed and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to so qualify or to be in good standing, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Purchaser or adversely affect on Purchaser’s ability to consummate the transactions contemplated by this Agreement.

(b) Charter Documents. Purchaser has delivered or made available to the Company and the Stockholders’ Representative true and correct copies of the articles of incorporation (including any certificate of designations) and bylaws, or like organizational documents, of Purchaser (collectively, the “Purchaser Charter Documents”), and each such instrument is in full force and effect. Purchaser is not in violation of any of the provisions of the Purchaser Charter Documents, except for such violations that would not result in a Material Adverse Effect on Purchaser.

(c) Subsidiaries. Purchaser (i) has no Subsidiaries, and (ii) does not own, directly or indirectly, any securities or capital stock of, or other equity or voting interests of any nature in, any Person. Purchaser does not own, directly or indirectly, any securities or capital stock of, or other equity or voting interests of any nature in, any Person.

(d) Directors. Section 4.1(d) of the Purchaser Disclosure Letter lists the directors of Purchaser as of the date hereof.

(e) Officers. Section 4.1(e) of the Purchaser Disclosure Letter lists the officers of Purchaser as of the date hereof.

4.2 Capital Structure.

(a) Purchaser Capital Stock. The authorized capital stock of Purchaser consists of: (i) 50,000,000 shares of Purchaser Common Stock, and (ii) 5,000,000 shares of Purchaser Preferred Stock. As of the date hereof: (x) 14,200,000 shares of Purchaser Common Stock were issued and outstanding issued and outstanding as of the date hereof, (y) no shares of Purchaser Preferred Stock are issued and outstanding, and (z) no shares of Purchaser Common Stock or Purchaser Preferred Stock were issued and held by Purchaser in its treasury. No other shares of Purchaser capital stock are issued. All of the issued and outstanding shares of capital stock of the Purchaser are duly authorized and validly issued, fully paid and nonassessable and not subject to any preemptive rights.

(b) Equity Rights. Except for (i) warrants to purchase up to 11,700,000 shares of Purchaser Common Stock (the “Purchaser Warrants”) and (ii) options to purchase up to 500,000 units, where each unit consists of one share of Purchaser Common Stock and one warrant to purchase one share of Purchaser Common Stock (the “Underwriter Purchase Options”), there are no outstanding or authorized subscriptions, options, warrants, or other similar rights providing for the issuance, delivery or sale of, or obligating the company to issue, deliver or sale, any shares of capital stock of Purchaser. Except for the Stock Option Plan as of the Closing, there are no stock purchase, stock appreciation, phantom stock, profit participation or other similar rights or equity-based awards with respect to Purchaser.

(c) Voting Debt. There are no bonds, debentures, notes or other indebtedness of Purchaser (i) having the right to vote on any matters on which stockholders of Purchaser may vote (or which is convertible into, or exchangeable for, securities of Purchaser having such right) or (ii) the value of which is any way based upon or derived from capital or voting stock of Purchaser (collectively, “Purchaser Voting Debt”), issued or outstanding.

(d) Other Securities. Except as otherwise set forth in this Section 4.2, there are no securities, options, warrants, calls, rights, Contracts, arrangements or undertakings of any kind to which Purchaser is a party or by which it is bound obligating Purchaser to (including on a deferred basis) issue, deliver or sell, or cause to be issued, delivered or sold, or otherwise granting Purchaser the right to have a third party issue, deliver or sell to Purchaser additional shares of capital stock, Purchaser Voting Debt or other voting securities of Purchaser, or obligating Purchaser to issue, grant, extend or enter into any such security, option, warrant, call, right, Contract, arrangement or undertaking. All outstanding shares of Purchaser Common Stock have been issued and granted in compliance in all material respects with (i) all applicable securities Laws and all other applicable Laws and (ii) all requirements set forth in applicable Contracts with respect to such shares to which Purchaser is a party. There are no Contracts to which Purchaser is a party to repurchase, redeem or otherwise acquire any shares of capital stock of, or other equity or voting interests in, Purchaser. Purchaser is not a party to, nor are there, any voting agreements, irrevocable proxies, voting trusts, registration rights agreements or other voting arrangements with respect to shares of the capital stock of, or other equity or voting interests in, Purchaser.

4.3 Authority. Subject to obtaining stockholder approval, Purchaser has all requisite corporate power and authority to enter into this Agreement and any Related Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Purchaser of this Agreement and any Related Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby shall as of the Closing have been duly authorized by all necessary corporate action on the part of Purchaser. The affirmative vote of the holders of a majority of the outstanding shares of Purchaser Common Stock present in person or by proxy in favor of the Acquisition and the Stock Issuance at a meeting duly called and held for approval of such matters are the only votes of the holders of any class or series of Purchaser capital stock necessary to approve the Acquisition, the Stock Issuance and the transactions contemplated by this Agreement. This Agreement and any Related Agreements to which Purchaser is a party have been duly executed and delivered by Purchaser and assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitute the valid and binding obligations of Purchaser enforceable against it in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other Laws of general application relating to or affecting the enforcement of creditors’ rights generally, or (ii) as limited by Laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

4.4 No Conflict. The execution and delivery by Purchaser of this Agreement and any Related Agreement to which Purchaser is a party, and the consummation of the transactions contemplated hereby and thereby, will not Conflict with (assuming Purchaser obtains stockholder approval of the Purchaser Stockholder Approval Items and amends its certificate of incorporation to authorize a sufficient number of shares of Purchaser Common Stock): (i) any provision of the Purchaser Charter Documents, (ii) any Contract to which Purchaser is a party or by which any of its properties or assets (whether tangible or intangible) are bound, (iii) any Law applicable to Purchaser or any of its properties or assets (whether tangible or intangible), or (iv) the rules and regulations of AMEX, on which the Purchaser Common Stock is quoted.

4.5 Consents. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or any third party, including a party to any Contract to which Purchaser is a party or by which its assets are bound (so as not to trigger any Conflict), is required to be made by Purchaser in connection with the execution and delivery of this Agreement and any Related Agreements to which Purchaser is a party or the consummation of the transactions contemplated hereby and thereby, except for: (i) the consents listed on Section 4.5 of the Purchaser Disclosure Letter (“Purchaser Consents”), (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal, foreign, state or provincial securities (or related) Laws and the HSR Act and applicable foreign pre-acquisition notice statutes, (iii) the filing of the Proxy Statement with the Securities and Exchange Commission (the “SEC”) in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (iv) approval of the listing of Purchaser Common Stock on AMEX and the shares of Purchaser Common Stock issuable, and those required to be reserved for issuance, in connection with the Stock Issuance and the Stock Option Plan, (v) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities or “blue sky” Laws and the securities Laws of any foreign country with respect to the Stock Issuance, and (vi) such other consents, authorizations, filings, approvals and registrations which if not obtained or made would not have a Material Adverse Effect on Purchaser or adversely affect the ability of Purchaser to consummate the Acquisition within the time frame in which the Acquisition would otherwise be consummated in the absence of the need for such consent, approval, order, authorization, registration, declaration or filings.

4.6 SEC Documents.

(a) Purchaser has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC under of the Securities Act and Exchange Act (the “Purchaser SEC Documents”). A true and complete copy of each Purchaser SEC Document is available on the web site maintained by the SEC at http://www.sec.gov. As of their respective filing dates, Purchaser SEC Documents complied in all material respects with the requirements of the Securities Act and Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to Purchaser, and no Purchaser SEC Documents contained on their respective filing dates any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent corrected by a subsequently filed Purchaser SEC Document filed prior to the date of this Agreement.

(b) Each of the financial statements of Purchaser (including, in each case, any related notes thereto) contained in Purchaser SEC Documents, (i) complied in all material respects with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to Purchaser, (ii) are complete and accurately and fairly present, in conformity with GAAP applied on a consistent basis throughout the periods indicated therein (except as may be indicated in the notes thereto and, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q, Form 8-K or any similar or successor form under the Exchange Act), the financial condition of Purchaser and the operating results and cash flows as of the dates and during the periods indicated therein, except that the unaudited interim financial statements may not contain all footnotes required by GAAP and were or are subject to normal and recurring year end adjustments. Purchaser’s books and records have been properly and accurately maintained in all material respects, and, to Purchaser’s Knowledge, there are no material inaccuracies or discrepancies of any kind contained or reflected therein.

(c) Purchaser has no Indebtedness of any type, whether accrued, absolute, contingent, matured, unmatured or otherwise, except for those which (i) have been disclosed, reflected, recorded or reserved against in the unaudited balance sheet of Purchaser as of June 30, 2008 (the “Purchaser Balance Sheet Date”) contained in Purchaser’s Quarterly Report on Form 10-Q, filed with the SEC on August 14, 2008, or (ii) have arisen in the ordinary course of business consistent with past practices since the Purchaser Balance Sheet Date. Set forth on Section 4.6(c) of the Purchaser Disclosure Letter are all leases and indebtedness of Purchaser that have been guaranteed by a stockholder of Purchaser and the name of the guaranteeing stockholder(s), together with a brief summary describing the nature of each such guarantee.

4.7 Tax Matters. Purchaser filed all material Tax Returns required to be filed by it and has paid, or has adequately reserved (in accordance with GAAP) for the payment of, all Taxes required to be paid (whether or not shown on any Tax Returns), and the most recent financial statements contained in the Purchaser SEC Documents reflect an adequate reserve (in accordance with GAAP) for all Taxes payable by Purchaser through the date of such financial statements. No material deficiencies for any Taxes have been asserted or assessed, or to Purchaser’s Knowledge, proposed, against Purchaser that are not subject to adequate reserves (in accordance with GAAP) in the most recent financial statements contained in the Purchaser SEC Documents. There is no pending audit, examination, investigation, dispute, proceeding or claim with respect to any Taxes of Purchaser, nor to Purchaser’s Knowledge is there any such claim or dispute pending or contemplated. Purchaser has delivered or made available to the Stockholders’ Representative correct and complete copies of all Returns, if any, filed by Purchaser, and all examination reports and statements of deficiencies assessed or asserted against or agreed to by the Purchaser, since its inception and any and all correspondence with respect to the foregoing.

4.8 Litigation. There is no Legal Proceeding of any nature pending or, to Purchaser’s Knowledge, threatened in writing against Purchaser, its properties (tangible or intangible) or any of its directors or executive officers with respect to the business of Purchaser. To Purchaser’s Knowledge, there is no investigation by or before any Governmental Entity pending or threatened in writing against Purchaser, any of its properties (tangible or intangible) or any of its directors or executive officers with respect to the business of Purchasers. To Purchaser’s Knowledge, no Governmental Entity has at any time challenged or questioned the legal right of Purchaser to conduct its operations as currently conducted or its ability to consummate the Acquisition. To Purchaser’s Knowledge, there is no Legal Proceeding pending or threatened in writing against any Person who has a right pursuant to a Contract to which Purchaser is a party or by which any of its assets are bound to indemnification from Purchaser related to facts and circumstances existing prior to the Closing.

4.9 Compliance; Permits.

(a) Compliance. Purchaser is not in conflict with, or in default or in violation of, any Law applicable to Purchaser or by which any of its business or properties is bound, except for those conflicts, defaults or violations that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Purchaser. Purchaser has not received written notice that any investigation or review by any Governmental Entity is pending with respect to a conflict with, default or violation of, any Law applicable to Purchaser or by which any of its business or properties is bound, and, to the Knowledge of Purchaser, no such investigation or review has been threatened in writing, against Purchaser. There is no Order to which Purchaser is a party which has or would reasonably be expected to have the effect of prohibiting or materially impairing the conduct of business by Purchaser as currently conducted or its ability to consummate the Acquisition.

(b) Permits. Purchaser holds, to the extent legally required, all Permits that are required for the operation of the business of Purchaser as currently conducted, the consummation of the Acquisition (subject to the consents, approvals, orders, authorizations, registrations, declarations or filings listed or disclosed in Section 4.5), and ownership by Purchaser of its assets (collectively, “Purchaser Permits”). To Purchaser’s Knowledge, the Purchaser Permits are in full force and effect and no suspension or cancellation of any of the Purchaser Permits is pending or threatened in writing. Purchaser is in compliance in all material respects with the terms of the Purchaser Permits.

4.10 Internal Controls. Purchaser has established and maintains, adheres to and enforces a system of internal controls over financial reporting, which are effective in providing reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of Purchaser, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of Purchaser are being made only in accordance with appropriate authorizations of management and the Board of Directors of Purchaser, and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of Purchasers assets, that could have a material effect on the financial statements of Purchaser. Neither Purchaser (including any Employee thereof) nor Purchaser’s independent auditors or legal counsel has identified or been made aware of (A) any significant deficiency or material weakness in the design or operation of internal control over financial reporting utilized by Purchaser, (B) any fraud, whether or not material, that involves the management or other employees of Purchaser, or (C) any claim or allegation regarding any of the foregoing. In connection with the periods covered by the financial statements of Purchaser, Purchaser has disclosed to the Company all deficiencies and weaknesses identified by Purchaser or any of its independent auditors (whether current or former) in the design or operation of internal controls over financial reporting utilized by Purchaser.

4.11 Foreign Corrupt Practices Act. To Purchaser’s Knowledge, neither Purchaser, nor any officer, director, agent, employee or other Person associated with or acting on its behalf, has, directly or indirectly, violated any provision of the FCPA, and to Purchaser’s Knowledge, none of them has used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, made, offered or authorized any unlawful payment to foreign or domestic government officials or employees, or made, offered or authorized any unlawful bribe, rebate, payoff, influence payment, kickback or other similar unlawful payment.

4.12 Minute Book. The minutes of Purchaser delivered to counsel for the Company contain fair and accurate records of all actions taken, and all meetings held, by the board of directors and stockholders of Purchaser (and any committees thereof) since the time of formation of Purchaser. At the Closing, the minute books of Purchaser will be in its possession.

4.13 Brokers’ and Finders’ Fees. Purchaser has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions, fees related to investment banking or similar advisory services or any similar charges in connection with the execution and delivery of the Agreement or any transaction contemplated hereby, nor will the Company, SSI, SSPL or any of the Stockholders incur, directly or indirectly, any such liability based on arrangements made by or on behalf of Purchaser.

4.14 Shares of Purchaser Common Stock. The shares of Purchaser Common Stock issuable to the Stockholders pursuant to Sections 1.4 and 1.6, when issued and delivered in compliance with the provisions of this Agreement, will be validly issued, and will be fully paid and nonassessable, and not subject to any preemptive rights or rights of first refusal. Such shares of Purchaser Common Stock will be free of any Liens, other than any Liens created by or imposed upon the Stockholders; provided that such shares shall be subject to certain restrictions as set forth herein and in the Lock-Up Agreement and the Escrow Agreement.

4.15 Board Approval. The Board of Directors of Purchaser has, by resolutions duly adopted by unanimous vote at a meeting of all directors duly called and held and not subsequently rescinded or modified in any way prior to the date hereof, (i) determined that the Acquisition is fair to, and in the best interests of Purchaser and its stockholders and declared the Acquisition to be advisable, (ii) approved this Agreement and the transactions contemplated hereby, including the Acquisition, and (iii) recommended that the stockholders of Purchaser approve (a) the Acquisition, (b) the adoption by Purchaser of a 2008 Stock Option Plan in a form mutually agreed to by Purchaser and the Stockholders’ Representative that complies with all applicable Laws with an available and reserved pool of 10,000,000 shares of Purchaser Common Stock for grant thereunder (the “Stock Option Plan”), (c) the amendment of Purchaser’s certificate of incorporation to (A) increase the number of authorized shares of Purchaser Common Stock to 140,000,000, (B) delete Article V, and (C) change the name of the corporation to “Solar Semiconductor Corporation”, and (d) the Stock Issuance (the items described in clauses (a) through (d), collectively, the “Purchaser 2009 Stockholder Approval Items”), and directed that such matters be submitted to Purchaser’s stockholders at the Purchaser 2009 Stockholders’ Meeting. The Audit Committee of Purchaser upon completion of the Acquisition shall appoint the Independent Accountants, as the independent registered public accountants of Purchaser for the fiscal year ended December 31, 2009.

4.16 No General Solicitation. Neither Purchaser, nor any of its Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Purchaser Common Stock to be issued in the Stock Issuance.

4.17 No Integrated Offering. Neither Purchaser, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Purchaser Common Stock being issued pursuant to the Stock Issuance under the Securities Act or cause this offering of the Purchaser Common Stock to be integrated with prior offerings by Purchaser for purposes of the Securities Act.

4.18 Expenses. Section 4.18 of the Purchaser Disclosure Letter sets forth as of the date hereof the amounts held by Purchaser outside of the trust account (the “Fund”), and an estimate of all such fees and expenses to be incurred through the date of the Initial Closing (in aggregate, the “Purchase Third Party Expense Amount”).

4.19 Trust Account Fund. Upon the Closing, the cash or cash equivalents released from the Fund pursuant to the terms of the Investment Management Trust Agreement, dated February 14, 2007, between Continental Stock Transfer & Trust Company and Purchaser shall not be subject to any restrictions and shall equal in amount the amount held in the Fund, plus interest accrued thereon, less the aggregate Conversion Price (as defined in the Purchaser Charter Documents) paid in respect of conversion of Purchaser Common Stock in accordance with the Purchaser Charter Documents, any conversions made in connection with Purchaser’s extension of the End Date as contemplated in Section 9.1(b), if any, and the Purchaser Third Party Expense Amount.

4.20 Disclosure. As of the Closing, the Proxy Statement, at the time the Proxy Statement was mailed or delivered to the stockholders of Purchaser, shall not, other than any information about Stockholders and the Solar Entities, have contained any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under with they are made, not misleading.

4.21 Representations Complete. None of the representations or warranties made by Purchaser (as modified by the Purchaser Disclosure Letter) in this Agreement, and none of the statements made in the Purchaser Disclosure Letter or any exhibit, schedule or certificate furnished by Purchaser pursuant to this Agreement contains, or will contain at the Closing, any untrue statement of a material fact, or omits or will omit at the Closing to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

4.22 No Other Representations or Warranties. Except for the representations and warranties made by Purchaser in this Article IV, Purchaser makes no representation or warranty with respect to any of the Purchaser Common Stock to be issued in the Stock Issuance, Purchaser or its business, operations, assets, liabilities, condition (financial or otherwise) or prospects, notwithstanding the delivery or disclosure to the Company, SSPL, SSI, the Stockholders or their representatives of any documentation, forecasts or other information with respect to any one or more of the foregoing.

ARTICLE V

ADDITIONAL AGREEMENTS

5.1 Proxy Statement.

(a) As promptly as practicable after the execution of this Agreement, Purchaser shall prepare and file with the SEC a preliminary proxy statement relating to a meeting of Purchaser’s stockholders to be held to consider the approval of the Purchaser Stockholder Approval Items (the “Preliminary Proxy Statement”).

(b) Purchaser shall use its reasonable best efforts to cause to be filed as promptly as reasonably practicable a final proxy statement relating to a meeting of Purchaser’s stockholders to be held to consider the approval of the Purchaser Stockholder Approval Items (the “Final Proxy Statement” and together with the Preliminary Proxy Statement, the “Proxy Statement”) and shall use its reasonable best efforts to comply with the Exchange Act and the rules and regulations of the SEC in preparing and filing such Proxy Statement.

(c) The Company, SSI and SSPL shall promptly provide to Purchaser such information concerning its business affairs and financial statements and financial information as, in the reasonable judgment of Purchaser or its counsel, may be required or appropriate for inclusion in the Proxy Statement pursuant to this Section 5.1, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other’s counsel and auditors in the preparation of the Proxy Statement. The Company shall cooperate with Purchaser (and its counsel) in the preparation of the Proxy Statement and any amendment or supplement thereto.

5.2 Reporting Status. During the period beginning on the date of this Agreement and ending on the earlier to occur of the Closing Date or the termination of this Agreement pursuant to its terms, Purchaser shall file in a timely manner all reports required to be filed with the SEC pursuant to the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and Purchaser shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations of the SEC promulgated thereunder would otherwise permit such termination.

5.3 AMEX Listing. During the period beginning on the date of this Agreement and ending on the earlier to occur of the Closing Date or the termination of this Agreement pursuant to its terms, Purchaser shall comply in all respects with the listing requirements and rules and regulations of AMEX to maintain the listing of Purchaser’s securities on AMEX.

5.4 Reservation of Shares. Purchaser shall take all action reasonably necessary in accordance with the Purchaser Charter Documents and applicable Laws to at all times have authorized, and reserved for the purpose of issuance, such number of shares of Purchaser Common Stock as shall be necessary to effect the payment of the Earn Out Payments. If at any time Purchaser does not have available such shares of Purchaser Common Stock as shall from time to time be sufficient to effect the payment of the Earn Out Payments, Purchaser shall call and hold a special meeting of its stockholders within sixty (60) days of such occurrence, for the sole purpose of increasing the number of shares authorized. Purchaser shall cause the Board of Directors of Purchaser to recommend to Purchaser’s stockholders to vote in favor of increasing such number of shares of Purchaser Common Stock authorized.

5.5 Purchaser 2008 Stockholders Meeting; Board Recommendations.

(a) Meeting of Stockholders. Promptly after the date hereof, Purchaser will take all action necessary in accordance with the rules and regulations of the SEC and AMEX, the Purchaser Charter Documents and applicable Laws to call, hold and convene a meeting of its stockholders to consider the approval of the Purchaser 2008 Stockholder Approval Items (the “Purchaser 2008 Stockholders’ Meeting”) to be held as promptly as practicable after the filing of the Preliminary Proxy Statement. Purchaser will use all reasonable best efforts to solicit from its stockholders proxies in favor of the Purchaser 2008 Stockholder Approval Items, and will take all other action necessary or advisable to secure the vote or consent of its stockholders required by the rules and regulations of the SEC and AMEX, the Purchaser Charter Documents and applicable Laws to obtain such approvals. Purchaser shall ensure that the Purchaser 2008 Stockholders’ Meeting is called, noticed, convened, held and conducted, and that all proxies solicited by its in connection with the Purchaser 2008 Stockholders’ Meeting are solicited in compliance with the rules and regulations of the SEC and AMEX, the Purchaser Charter Documents and applicable Laws.

(b) Board Recommendation. Purchaser shall cause the Board of Directors of Purchaser to recommend that the stockholders of Purchaser vote in favor of the approval the Purchaser 2008 Stockholder Approval Items at the Purchaser 2008 Stockholders’ Meeting. Purchaser shall cause the preliminary and final proxy statement with respect to such meeting to include a statement to the effect that the Board of Directors of Purchaser has recommended that Purchaser’s stockholders vote in favor of the Purchaser 2008 Stockholder Approval Items at the Purchaser 2008 Stockholders’ Meeting. Subject to applicable Laws, Purchaser shall cause the Board of Directors of Purchaser and any committee thereof to refrain from withdrawing, amending or modifying, or proposing or resolving to withdraw, amend or modify in a manner adverse to the other parties, the recommendation of its Board of Directors that the stockholders of Purchaser vote in favor of the approval of the Purchaser 2008 Stockholder Approval Items.

5.6 Purchaser 2009 Stockholders Meeting; Board Recommendations.

(a) Meeting of Stockholders. Promptly after the filing of the Final Proxy Statement, Purchaser will take all action necessary in accordance with the rules and regulations of the SEC and AMEX, the Purchaser Charter Documents and applicable Laws to call, hold and convene a meeting of its stockholders to consider the approval of the Purchaser 2009 Stockholder Approval Items (the “Purchaser 2009 Stockholders’ Meeting”) to be held as promptly as practicable after the filing of the Final Proxy Statement. Purchaser will use all reasonable best efforts to solicit from its stockholders proxies in favor of the Purchaser 2009 Stockholder Approval Items, and will take all other action necessary or advisable to secure the vote or consent of its stockholders required by the rules and regulations of the SEC and AMEX, the Purchaser Charter Documents and applicable Laws to obtain such approvals. Purchaser shall ensure that the Purchaser 2009 Stockholders’ Meeting is called, noticed, convened, held and conducted, and that all proxies solicited by its in connection with the Purchaser 2009 Stockholders’ Meeting are solicited in compliance with the rules and regulations of the SEC and AMEX, the Purchaser Charter Documents and applicable Laws.

(b) Board Recommendations. Purchaser shall cause the Board of Directors of Purchaser to recommend that the stockholders of Purchaser vote in favor of the approval the Purchaser Stockholder Approval Items at the Purchaser Stockholders’ Meeting. Purchaser shall cause the Proxy Statement to include a statement to the effect that the Board of Directors of Purchaser has recommended that Purchaser’s stockholders vote in favor of the Purchaser Stockholder Approval Items at the Purchaser Stockholders’ Meeting. Subject to applicable Laws, Purchaser shall cause the Board of Directors of Purchaser and any committee thereof to refrain from withdrawing, amending or modifying, or proposing or resolving to withdraw, amend or modify in a manner adverse to the other parties, the recommendation of its Board of Directors that the stockholders of Purchaser vote in favor of the approval of the Purchaser Stockholder Approval Items.

5.7 Board and Stockholder Approvals. Purchaser shall cause the Board of Directors of Purchaser any committee thereof to refrain from withdrawing, amending or modifying, or proposing or resolving to withdraw, amend or modify in a manner adverse to the other parties, or in any way challenge the effectiveness or validity of the approvals of their respective Board of Directors and stockholders approving the Acquisition. The Stockholders shall not withdraw, amend or modify, or propose to resolve to withdraw, amend or modify in a manner adverse to Purchaser, or in any way challenge the effectiveness or validity of this Agreement or the approval of the Stockholders approving the Acquisition.

5.8 AMEX Approval. Prior to the Closing, Purchaser shall use its reasonable best efforts to obtain approval of the listing of Purchaser Common Stock on AMEX, and the listing on AMEX of the shares of Purchaser Common Stock issuable, and those required to be reserved for issuance, in connection with the Stock Issuance and the Stock Option Plan, subject to official notice of issuance.

5.9 Confidentiality. Each of the parties hereto hereby agrees that the information obtained in any investigation pursuant to the negotiation and execution of this Agreement or the effectuation of the transactions contemplated hereby, shall be governed by the confidentiality provisions of the letter of intent entered into by Purchaser and Company on September 15, 2008 (the “Confidentiality Agreement”), which Confidentiality Agreement will continue in full force and effect in accordance with its terms and each of Purchaser, the Company, and the Stockholders agree to be bound by the terms of such agreement and to hold, and cause their respective directors, officers, Employees, agents and advisors (including attorneys, accountants, consultants, bankers and financial advisors) to hold, any non-public information in accordance with the terms of the Confidentiality Agreement.

5.10 Access to Information. During the period beginning on the date of this Agreement and ending on the earlier to occur of the Closing Date or the termination of this Agreement pursuant to its terms, the Company shall afford Purchaser and Purchaser’s agents reasonable access during the Company’s regular business hours, upon reasonable advance notice, to its properties, books, records and personnel to obtain all information concerning its business (including the businesses of its Subsidiaries), including the status of product development efforts, properties, results of operations and personnel, as Purchaser may reasonably request. Purchaser shall hold all information received pursuant to this Section 5.10 confidential in accordance with the terms of the Confidentiality Agreement. Notwithstanding the foregoing, this Section 5.10 shall not require any Solar Entity to permit any inspection, or to disclose any information, that would result in (i) the waiver of any applicable attorney-client privilege, or (ii) the violation of any Laws. No information or knowledge obtained in any investigation or notification pursuant to this Section 5.10 or otherwise shall affect or be deemed to modify any representation or warranty contained herein, the covenants or agreements of the Company or the Stockholders or the conditions to the obligations of Purchaser hereto under this Agreement.

5.11 Regulatory Filings; Reasonable Best Efforts.

(a) Regulatory Filings. The Company and Purchaser shall coordinate and cooperate with one another and shall each use its reasonable best efforts to comply with, and shall each refrain from taking any action that would impede compliance with, all Laws, and as promptly as practicable after the date hereof, each of Purchaser and the Solar Entities shall make all filings, notices, petitions, statements, registrations, submissions of information, applications or submissions of other documents required by any Governmental Entity in connection with the Acquisition and the transactions contemplated hereby, including: (i) filings of any pre-acquisition notification forms required by the acquisition notification or control Laws of any applicable jurisdiction, as agreed by the parties hereto, and (ii) any filings required under the Exchange Act and the securities Laws of any foreign country, or any other Law relating to the Acquisition. Each of Purchaser, the Company and Purchaser will cause all documents that it is responsible for filing with any Governmental Entity under this Section 5.11(a) to comply in all material respects with all applicable Laws.

(b) Reasonable Best Efforts. Upon the terms and subject to the conditions set forth herein, each of the parties hereto and Purchaser agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Acquisition and the other transactions contemplated by this Agreement, including using reasonable best efforts to accomplish the following: (i) the taking of all reasonable acts necessary to cause the conditions precedent set forth in Article VII to be satisfied, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) defending of any Legal Proceedings challenging this Agreement or the consummation of the transactions contemplated hereby, (iv) meetings with and presentations to Purchaser’s stockholders regarding the Acquisition, and (v) the execution or delivery of any additional instruments reasonably necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. In connection with and without limiting the foregoing, the Company and its Board of Directors shall, if any takeover statute or similar Law is or becomes applicable to the Acquisition, this Agreement or any of the transactions contemplated by this Agreement, use its reasonable best efforts to ensure that the Acquisition and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such Law on the Acquisition, this Agreement and the transactions contemplated hereby.

5.12 Notification of Certain Matters.

(a) By the Company and the Stockholders’ Representative. The Company or the Stockholders’ Representative, as applicable, shall give prompt written notice to Purchaser of any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate, or any failure of the Company to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement Known to the Company or any of the Stockholders, in each case, such that the conditions set forth in Sections 7.1 and 7.2 would not be satisfied; provided, however, that such disclosure shall not be deemed to cure any breach of a representation, warranty, covenant or agreement or to satisfy any condition or deemed to be an admission of the materiality of such item disclosed. The Company or the Stockholders’ Representative shall promptly notify Purchaser of any event or state of facts before the Closing that constitutes a Material Adverse Effect on the Company. Any such notification shall not be deemed to amend the schedules hereto for purposes of determining whether the conditions set forth in Article VII hereof have been satisfied and shall not be deemed to cure any breach of any representation or warranty or to limit the rights and remedies of the parties under this Agreement for any breach by the other parties of such representations and warranties.

(b) By Purchaser. Purchaser shall give prompt notice to the Company of any representation or warranty made by it or Purchaser contained in this Agreement becoming untrue or inaccurate, or any failure of Purchaser to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement Known to Purchaser, in each case, such that the conditions set forth in Sections 7.1 and 7.3 would not be satisfied; provided, however, that such disclosure shall not be deemed to cure any breach of a representation, warranty, covenant or agreement or to satisfy any condition or deemed to be an admission of the materiality of such item disclosed. Purchaser shall promptly notify the Company or the Stockholders’ Representative of any event or state of facts before the Closing that constitutes a Material Adverse Effect on Purchaser. Any such notification shall not be deemed to amend the schedules hereto for purposes of determining whether the conditions set forth in Article VII hereof have been satisfied and shall not be deemed to cure any breach of any representation or warranty or to limit the rights and remedies of the parties under this Agreement for any breach by the other parties of such representations and warranties.

(c) Third-Party Consents. As soon as practicable following the date hereof, Purchaser, each of the Stockholders, and the Solar Entities shall each use its reasonable best efforts to obtain any consents, waivers or approvals under any of its or their Subsidiaries’, as applicable, respective Contracts required to be obtained in connection with the consummation of the Acquisition and the transactions contemplated by this Agreement and the Related Agreements.

5.13 Stock Option Plan Matters.

(a) Stock Option Plan. Purchaser shall take all action necessary in accordance with the rules and regulations of AMEX, the Purchaser Charter Documents and applicable Laws, subject to approval of the Stock Option Plan by the stockholders at the Purchaser Stockholder’s Meeting and approval of the Stock Option Plan by AMEX, as required, to adopt the Stock Option Plan effective as of the Closing Date.

(b) Assumption and Exchange of Company Options. At the Initial Closing, Purchaser shall take all required actions such that each then outstanding Company Option, whether or not exercisable at the Initial Closing and regardless of the respective exercise prices thereof, will be assumed and replaced by Purchaser under the Stock Option Plan. Each Company Option so assumed by Purchaser under this Agreement will continue to have, and be subject to, the same terms and conditions set forth in the applicable Company Option (including any applicable stock option agreement or other document evidencing such Company Option) immediately prior to the Initial Closing (including any repurchase rights or vesting provisions), except that (i) each Company Option will be exercisable (or will become exercisable in accordance with its terms) for that number of whole shares of Parent Common Stock equal to the product of the number of Company Ordinary Shares that were issuable upon exercise of such Company Option immediately prior to the Initial Closing multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of Parent Common Stock and (ii) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Company Option will be equal to the quotient determined by dividing the exercise price per Company Ordinary Shares at which such Company Option was exercisable immediately prior to the Initial Closing by the Exchange Ratio, rounded up to the nearest whole cent. Each assumed Company Option shall be vested immediately following the Initial Closing as to the same percentage of the total number of shares subject thereto as it was vested as to immediately prior to the Initial Closing, except to the extent such Company Option by its terms in effect prior to the date hereof provides for acceleration of vesting. As soon as reasonably practicable, Purchaser will use all reasonable efforts to issue to each Person who holds an assumed Company Option a document evidencing the foregoing assumption and replacement of such Company Option by Purchaser.

(c) Incentive Stock Options. The conversion of Company Options provided for in this Section 5.12, with respect to any options which are intended to be “incentive stock options” (as defined in Section 422 of the Code) shall be effected in a manner consistent with Section 424(a) of the Code.

(d) Form S-8. Purchaser agrees to file a registration statement on Form S-8 for the shares of Purchaser Common Stock issuable with respect to options granted under the Stock Option Plan to the extent Form S-8 is available as soon as is reasonably practicable after the Closing and shall use its reasonable best efforts to maintain the effectiveness of such registration statement thereafter for so long as any of such options or other rights remain outstanding.

(e) Assumption and Exchange of Company Warrants. At the Initial Closing, Purchaser shall take all required actions such that each then outstanding Company Warrant, whether or not exercisable at the Initial Closing and regardless of the respective exercise prices thereof, will be assumed and replaced by Purchaser. Each Company Warrant so assumed by Purchaser under this Agreement will continue to have, and be subject to, the same terms and conditions set forth in the applicable Company Warrant immediately prior to the Initial Closing (including any repurchase rights or vesting provisions), except that (i) each Company Warrant will be exercisable (or will become exercisable in accordance with its terms) for that number of whole shares of Parent Common Stock equal to the product of the number of Company Ordinary Shares that were issuable upon exercise of such Company Warrant immediately prior to the Initial Closing multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of Parent Common Stock and (ii) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Company Warrant will be equal to the quotient determined by dividing the exercise price per Company Ordinary Shares at which such Company Warrant was exercisable immediately prior to the Initial Closing by the Exchange Ratio, rounded up to the nearest whole cent. Each assumed Company Warrant shall be vested immediately following the Initial Closing as to the same percentage of the total number of shares subject thereto as it was vested as to immediately prior to the Initial Closing, except to the extent such Company Warrant by its terms in effect prior to the date hereof provides for acceleration of vesting. As soon as reasonably practicable, Purchaser will use all reasonable efforts to issue to each Person who holds an assumed Company Warrant a document evidencing the foregoing assumption and replacement of such Company Warrant by Purchaser.

5.14 Board of Directors of Purchaser.

(a) The parties hereto shall take all actions necessary in accordance with the rules and regulations of the SEC and AMEX, the Purchaser Charter Documents and applicable Laws such that effective as of immediately following the Closing and ending not sooner than March 31, 2010, the Board of Directors of Purchaser shall consist of five (5) members with four (4) of the initial directors nominated by the Stockholders in their discretion (the “Stockholder nominees”) and one (1) of the initial directors nominated by the Purchaser Representatives (the “Purchaser nominee”). The Purchaser nominee and at least two (2) of the Stockholder nominees will be independent directors under SEC and AMEX rules and regulations. Such directors shall upon election satisfy all the requirements of all applicable Laws and of AMEX director independence requirements and the audit committee financial expert requirements of the SEC.

(b) The Stockholders agree, pursuant to the Voting Agreement, that, for a period commencing from the Closing Date and ending not sooner than March 31, 2010, they shall vote all Purchaser Common Stock then owned by them in favor of the persons nominated by Purchaser Representatives.

5.15 Public Disclosure. The Company and Purchaser shall issue one joint press release, in form and substance mutually agreeable to the parties hereto, regarding the Acquisition upon execution of this Agreement. Other than the press release referred to in the preceding sentence, neither the Company, the Stockholders’ Representative, nor any of their respective representatives shall issue any statement or communication to any third party (other than its agents that are bound by confidentiality restrictions) regarding the subject matter of this Agreement or the transactions contemplated hereby without the consent of Purchaser. Other than the press release referred to above, Purchaser shall not issue any statement or communication to any third party (other than its agents that are bound by confidentiality restrictions) regarding the subject matter of this Agreement or the transactions contemplated hereby without first consulting with the Company, except that this restriction shall be subject to Purchaser’s obligation to comply with applicable Laws and the rules and regulations of the SEC and AMEX.

5.16 Stockholder Restrictive Legend. The Stockholders acknowledge that certain Stockholders will be deemed to be an affiliate of the Company for purposes of Rule 145 promulgated under the Securities Act and such Stockholders will be required to deliver to Purchaser prior to the Initial Closing an executed affiliate agreement in customary form pursuant to which such Stockholder shall agree to be bound by the provision of Rule 145 promulgated under the Securities Act in a form provided by Purchaser and reasonably acceptable to such Stockholder. Purchaser will give stop transfer instructions to its transfer agent with respect to the Purchaser Common Stock received pursuant to the Acquisition by such Stockholder and there will be placed on the certificate(s) representing such Purchaser Common Stock, or any substitutions therefor, a legend stating in substance that the shares were issued in a transaction to which Rule 145 promulgated under the Securities Act applies and may only be transferred (i) in conformity with Rule 145 or (ii) in accordance with a written opinion of counsel, reasonably acceptable to Purchaser, in form and substance that such transfer is exempt from registration under the Securities Act.

5.17 Additional Documents and Further Assurances. Following the Closing, each party hereto, at the reasonable request of another party hereto, shall use commercially reasonable efforts to execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of the Acquisition and the transactions contemplated hereby.

5.18 Guaranty. Prior to the Closing, the Company shall (i) cause SSPL and SSI to perform any and all of their obligations under this Agreement and the Related Agreements and (ii) guarantees the performance by each of SSPL and SSI of their obligations under this Agreement and the Related Agreements.

5.19 Expenses. All fees and expenses incurred in connection with the Acquisition and/of the transactions contemplated hereby, including all legal, accounting, financial and tax advisory, consulting, investment banking, regulatory and all other fees and expenses of third parties incurred by the Company, SSI, SSPL, or the Stockholders, on the one hand, and Purchaser, on the other hand, in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby (“Third Party Expenses”), shall be the obligation of the Company and Purchaser, respectively.

5.20 Conveyance Taxes. Purchaser, the Stockholders and the Stockholders’ Representative shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer or stamp taxes, any transfer, recording, registration or other fees or any similar taxes which become payable in connection with the transactions contemplated by this Agreement that are required to be filed on or before the Closing. All such taxes will be paid by the party bearing the legal responsibility for such payment.

5.21 Solar Entities Acquisition Proposals.

(a) No Solicitation. From the date hereof until the earlier of the termination of this Agreement pursuant to its terms or the Closing Date, the Company, SSI, SSPL and the Stockholders agree that neither they nor any of their Subsidiaries nor any of their officers and directors or those of their Subsidiaries shall, and that the Company, SSI, SSPL and the Stockholders shall use its reasonable best efforts to cause their and their Subsidiaries’ Employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) (collectively, “Representatives”) not to (and shall not authorize any of them to), directly or indirectly: (i) solicit, initiate, encourage, knowingly facilitate or induce any inquiry with respect to, or the making, submission or announcement of, any Acquisition Proposal, (ii) participate in any discussions or negotiations regarding, or furnish to any Person any nonpublic information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Acquisition Proposal, (iii) engage in discussions with any Person with respect to any Acquisition Proposal, except as to the existence of the provisions of this Section 5.21, (iv) approve, endorse or recommend any Acquisition Proposal, or (v) enter into any letter of intent or similar document or any Contract contemplating or otherwise relating to any Acquisition Proposal. The Solar Entities and the Stockholders will immediately cease any and all existing activities, discussions or negotiations with any third parties conducted heretofore with respect to any Acquisition Proposal with respect to itself. “Acquisition Proposal” shall mean any offer or proposal, relating to any transaction or series of related transactions involving: (A) any purchase from the Company or acquisition by any Person or “group” (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of more than a ten percent (10%) interest in the total outstanding voting securities of the Solar Entities or any tender offer or exchange offer that if consummated would result in any Person or group beneficially owning ten percent (10%) or more of the total outstanding voting securities of the Solar Entities or any merger, consolidation, business combination or similar transaction involving the Solar Entities, (B) any sale, lease (other than in the ordinary course of business), exchange, transfer, license (other than in the ordinary course of business), acquisition or disposition of more than ten percent (10%) of the assets of the Solar Entities (taken as a whole), or (C) any liquidation or dissolution of the Company; provided, however, neither the discussion of such transactions with Purchaser and its Affiliates and Representatives nor the transactions contemplated hereby nor the Company’s efforts to obtain equity or debt financing in an amount not greater than $25 million shall be deemed an Acquisition Proposal.

(b) Notification of Unsolicited Acquisition Proposals. As promptly as practicable after receipt of any Acquisition Proposal or any request for nonpublic information or inquiry which the Solar Entities reasonably believe would lead to an Acquisition Proposal, the Company shall provide Purchaser with notice of the material terms and conditions of such Acquisition Proposal, request or inquiry, and the identity of the Person or group making any such Acquisition Proposal, request or inquiry and a copy of all written materials provided in connection with such Acquisition Proposal, request or inquiry. The Company shall provide Purchaser as promptly as practicable notice setting forth all such information as is reasonably necessary to keep Purchaser informed in all material respects of the status and details (including material amendments or proposed material amendments) of any such Acquisition Proposal, request or inquiry and shall promptly provide Purchaser a copy of all written materials subsequently provided in connection with such Acquisition Proposal, request or inquiry.

5.22 Purchaser Acquisition Proposals.

(a) No Solicitation. From the date hereof until the earlier of the termination of this Agreement pursuant to its terms or the Closing Date, Purchaser agrees that neither it nor any of its Subsidiaries nor any of its officers and directors or those of its Subsidiaries shall, and that Purchaser shall use its reasonable best efforts to cause its and its Subsidiaries’ Representatives not to (and shall not authorize any of them to), directly or indirectly: (i) solicit, initiate, encourage or induce any inquiry with respect to, or the making, submission or announcement of, any Purchaser Acquisition Proposal, or (ii) approve, endorse or recommend any Purchaser Acquisition Proposal, or (iii) enter into any letter of intent or similar document or any Contract contemplating or otherwise relating to any Purchaser Acquisition Proposal. Purchaser will immediately cease any and all existing activities, discussions or negotiations with any third parties conducted heretofore with respect to any Purchaser Acquisition Proposal with respect to itself. “Purchaser Acquisition Proposal” shall mean any offer or proposal, relating to any transaction or series of related transactions involving: (A) any acquisition of any voting securities of any Person or any merger, consolidation, business combination or similar transaction resulting in an acquisition of voting securities, or (B) any acquisition of the assets of any Person; provided, however, neither the discussion of such transactions with the Stockholders and their Affiliates and Representatives nor the transactions contemplated hereby and shall not be deemed a Purchaser Acquisition Proposal.

(b) Notification of Unsolicited Purchaser Acquisition Proposals. As promptly as practicable after receipt of any Purchaser Acquisition Proposal, Purchaser shall provide the Stockholders’ Representative with notice of the material terms and conditions of such Purchaser Acquisition Proposal, request or inquiry, and the identity of the Person or group making any such Purchaser Acquisition Proposal, request or inquiry and a copy of all written materials provided in connection with such Purchaser Acquisition Proposal, request or inquiry. Purchaser shall provide the Stockholders’ Representative as promptly as practicable after the occurrence of any material development with respect to such Purchaser Acquisition Proposal notice setting forth all such information as is reasonably necessary to keep the Stockholders’ Representative informed in all material respects of the status and details (including material amendments or proposed material amendments) of any such Purchaser Acquisition Proposal, request or inquiry and shall promptly provide the Stockholders’ Representative a copy of all written materials subsequently provided in connection with such Purchaser Acquisition Proposal, request or inquiry.

5.23 Indemnification.

(a) Indemnity. From and after the Closing, Purchaser will fulfill and honor in all respects the obligations of Purchaser pursuant to any indemnification Contracts between Purchaser and its directors and officers immediately prior to the Closing for which true and complete copies have been provided to the Company, subject to applicable Law. Subject to limitations by applicable Law, Purchaser shall cause the certificate of incorporation and bylaws of Purchaser following the Closing will contain provisions with respect to exculpation and indemnification that are at least as favorable to the Indemnified Parties as those contained in the Purchaser Charter Documents as in effect on the date hereof, which provisions will not be amended, repealed or otherwise modified for a period of six (6) years from the Closing in any manner that would adversely affect the rights thereunder of individuals who, immediately prior to the Closing, were directors, officers, employees or agents of Purchaser, unless such modification is required by Law.

(b) Insurance. For a period of six (6) years after the Closing, Purchaser will cause to be maintained directors’ and officers’ liability insurance covering those persons who are covered by Purchaser’s directors’ and officers’ liability insurance policy as of the date hereof on terms comparable to those applicable to the current directors and officers of Purchaser for a period of six (6) years after the Closing.

(c) Third–Party Beneficiaries. This Section 5.23 is intended to be for the benefit of, and shall be enforceable by the directors and officers of Purchaser described in Section 5.23(a) and their heirs and personal representatives and shall be binding on Purchaser and its successors and assigns. In the event Purchaser or its successor or assign (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each case, proper provision shall be made so that the successor and assign of Purchaser honor the obligations set forth with respect to Purchaser in this Section  5.23.

5.24 Purchaser Investor Communications. Subject to applicable Laws, Purchaser will use commercially reasonable efforts to coordinate meetings with Purchaser stockholders and representatives of the Company and Purchaser for the purpose of obtaining Purchaser stockholder approval of the Acquisition. Purchaser shall comply with all of the rules and regulations of the SEC and AMEX and applicable Laws with respect to all such communications. The costs and expenses for each of the Company representatives or Purchaser representatives, as applicable, related to the above “road show” activities shall be the obligation of the Company and the Purchaser, as applicable.

5.25 Company Financial Statements. (i) The Company shall use its commercially reasonable efforts to deliver to Purchaser on or before November 30, 2008 (A) the Company Historic Financial Statements prepared for those periods and in such format as may be determined by a mutually acceptable independent financial accountant certified by the Public Company Accounting Oversight Board (the “Independent Accountants”), together with the unqualified audit report of the Independent Accountants with respect to such financial statements for inclusion in the Proxy Statement pursuant to the Exchange Act and (B) the unaudited balance sheet as of September 30, 2008 and the related consolidated statements of income, cash flow and members’

equity for the respective three and six-month periods then ended each as reviewed by the Independent Accountants, and (ii) such Financials must, in the opinion of Purchaser, be suitable or readily adaptable for incorporation in the reports required to be filed by Purchaser with the SEC pursuant to the Exchange Act.

ARTICLE VI

CONDUCT OF BUSINESS

6.1 Conduct of Business by Solar Entities prior to the Closing.

(a) Ordinary Course. During the period from the date hereof and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, the Solar Entities shall, and shall cause their Subsidiaries to, except as otherwise expressly contemplated by this Agreement or to the extent that Purchaser shall otherwise consent in writing, (i) carry on their business in the usual, regular and ordinary course, in substantially the same manner as heretofore conducted and in compliance with all applicable Laws, (ii) pay their debts and Taxes when due, and (iii) use all reasonable efforts consistent with past practices and policies to (x) preserve intact its present business organization, (y) keep available the services of its present executive officers and Key Employees, and (z) preserve its relationships with customers, suppliers, licensors, licensees, and others with which it has business dealings.

(b) Required Consent. In addition, without limiting the generality of Section 6.1(a), except as expressly permitted by the terms of this Agreement or as expressly provided in Section 6.1(b) of the Company Disclosure Letter (referencing the applicable subparagraph below), without the prior written consent of Purchaser, which shall not be unreasonably withheld or delayed, during the period from the date hereof and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing Date, none of the Solar Entities shall do any of the following:

(i) enter into any new line of business material to the Solar Entities or make a material change to any existing line of business;

(ii) declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

(iii) purchase, redeem or otherwise acquire, directly or indirectly, any shares of their capital stock, except repurchases of unvested shares in connection with the termination of the employment relationship with any Employee pursuant to stock option or purchase agreements in effect on the date hereof;

(iv) issue, deliver, sell, authorize, pledge or otherwise encumber any shares of their capital stock, Voting Debt or any securities convertible into shares of their capital stock or Voting Debt, or subscriptions, rights, warrants or options to acquire any shares of its capital stock or Voting Debt or any securities convertible into shares of their capital stock or Voting Debt, or enter into other agreements or commitments of any character obligating them to issue any such securities or rights;

(v) cause, permit or propose any amendments to the Target Charter Documents or any of the Subsidiary Charter Documents;

(vi) acquire or agree to acquire by merging or consolidating with, or by purchasing any equity or voting interest in or a portion of the assets of, or by any other manner, any material business or any Person or division thereof, or otherwise acquire or agree to acquire any material assets;

(vii) enter into any binding agreement, agreement in principle, letter of intent, memorandum of understanding or similar agreement with respect to any joint venture, strategic partnership or alliance, except for non-exclusive marketing, distributor, reseller, customer, end-user and related agreements entered into in the ordinary course of business consistent with past practice;

(viii) sell, lease, license, encumber or otherwise dispose of any material properties or assets except sales of inventory and scrap material in the ordinary course of business consistent with past practice;

(ix) make any loans, advances of money or capital contributions to, or investments in, any Person, other than: (A) loans or investments by it or a wholly-owned Subsidiary of it to or in it or any wholly-owned Subsidiary of it, or (B) employee loans or advances for travel and entertainment expenses made in the ordinary course of business consistent with past practice;

(x) except as required by GAAP or the SEC, make any material change in its methods or principles of accounting;

(xi) except as required by Legal Requirements, make or change any Tax election or adopt or change any accounting method in respect of Taxes, settle or compromise any material Tax liability or consent to any extension or waiver of any limitation period with respect to Taxes;

(xii) except as required by GAAP or the SEC, revalue any of its assets;

(xiii) (A) pay, discharge, settle or satisfy any claims or litigation (whether or not commenced prior to the date of this Agreement) other than the payment, discharge, settlement or satisfaction for money, of claims or litigation (x) in the ordinary course of business consistent with past practice or in amounts not in excess of $25,000 individually or $100,000 in the aggregate or (y) to the extent subject to reserves on the Financials existing as of the date hereof in accordance with GAAP, or (B) waive the benefits of, agree to modify in any manner, terminate, release any Person from or knowingly fail to enforce any confidentiality or similar agreement to which any of the Solar Entities is a party or of which any or the Solar Entities is a beneficiary;

(xiv) except as required by Legal Requirements or written Contracts currently binding on the Solar Entities, (A) increase in any manner the amount of compensation or fringe benefits of, pay any bonus to or grant severance or termination pay to any Employee earning more than $50,000 annually or director of the Solar Entities, (B) make any increase in or commitment to increase the benefits or expand the eligibility under any Employee Plan (including any severance plan), adopt or amend or make any commitment to adopt or amend any Employee Plan or make any contribution, other than regularly scheduled contributions or pursuant to the terms of any existing Employee Plan, to any Employee Plan, (C) enter into any employment, severance, termination or indemnification agreement with any Employee or enter into any collective bargaining agreement, (D) grant any stock appreciation right, phantom stock award, stock-related award or performance award (whether payable in cash, shares or otherwise) to any Person (including any Employee) other than under any Employee Plan, or (E) enter into any agreement with any Employee the benefits of which are (in whole or in part) contingent or the terms of which are materially altered upon the occurrence of a transaction involving the Solar Entities of the nature contemplated hereby;

(xv) grant any exclusive rights to a third party with respect to any Company Intellectual Property;

(xvi) enter into or renew any Contracts containing, or otherwise subjecting the Solar Entities or Purchaser to, any non-competition, exclusivity or other restrictions on the operation of the business of the Solar Entities or Purchaser;

(xvii) enter into any Contract which would be to grant to a third party following the Acquisition any actual or potential right of license to any Company Intellectual Property other than in the normal course of business consistent with past practice;

(xviii) enter into or renew any Contracts containing any material purchase, supply, support, maintenance or service obligation, other than those obligations in the ordinary course of business consistent with past practice;

(xix) hire employees other than in the ordinary course of business consistent with past practice and at compensation levels substantially comparable to that of similarly situated employees;

(xx) incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of the Solar Entities, guarantee any debt securities of another Person, enter into any “keep well” or other agreement to maintain any financial statement condition of any other Person (other than any wholly-owned Subsidiary of it) or enter into any arrangement having the economic effect of any of the foregoing, other than in connection with the financing of ordinary course trade payables consistent with past practice;

(xxi) enter into, modify, amend, or terminate any Material Contract currently in effect, or waive, release or assign any material rights or claims thereunder, in each case, in a manner materially adverse to the Company;

(xxii) enter into any Contract obligating the Solar Entities to pay a third party that is outside of the ordinary course of business consistent with past practice and in excess of $100,000 individually;

(xxiii) intentionally take any action that is intended to (A) result in any of the Company’s, SSI’s, SSPL’s or Stockholder’s representations and warranties set forth in this Agreement being or becoming untrue in any material respect (or in all respects, with respect to those representations and warranties which are qualified as to materiality) at any time at or prior to the Closing Date, (B) result in any of the conditions to the Acquisition set forth in Article VII not being satisfied, or (C) result in a material violation of any provision of this Agreement (or a violation in any respect, with respect to those provisions which are qualified as to materiality) except, in each case, as may be required by any Law; or

(xxiv) agree in writing or otherwise to take any of the actions described in (i) through (xxiii) above.

(c) Procedures for Requesting Purchaser Consent. If the Company desires to take an action which would be prohibited pursuant to Section 6.1(b) without the written consent of Purchaser, prior to taking such action the Company may request such written consent by sending an e-mail or facsimile to the following individual:

Craig Colmar

Secretary and Treasurer

Trans-India Acquisition Corporation

Facsimile: (312) 922-9283

E-mail: cpcolmar@jocolaw.com

Consent shall be deemed given pursuant to this Section 6.1(c) if no response is received within three (3) Business Days following a request for consent delivered pursuant to this Section  6.1(c).

6.2 Conduct of Business by Purchaser prior to the Closing.

(a) Ordinary Course. During the period from the date hereof and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, Purchaser shall, except as otherwise expressly contemplated by this Agreement or to the extent that the Company shall otherwise consent in writing, (i) carry on their business in the usual, regular and ordinary course, in substantially the same manner as heretofore conducted and in compliance with all applicable Laws, (ii) pay its debts and Taxes of when due, and (iii) use all reasonable efforts consistent with past practices and policies to (x) preserve intact its present business organization, (y) keep available the services of its present executive officers, and (z) preserve its relationships with those with which it has business dealings.

(b) Required Consent. In addition, without limiting the generality of Section 6.2(a), except as expressly permitted by the terms of this Agreement or as expressly provided in Section 6.2(b) of the Purchaser Disclosure Letter (referencing the applicable subparagraph below), without the prior written consent of the Company, not to be unreasonably withheld if a valid business purpose exists for doing so in the good faith business judgment of Purchaser and upon presentment of relevant information and an opportunity to assess and discuss with Purchaser, during the period from the date hereof and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing Date, Purchaser shall not do any of the following:

(i) not pledge, sell, transfer, dispose or otherwise encumber or grant any rights or interests to others of any kind with respect to all or any part of the shares of capital stock of Purchaser;

(ii) except pursuant to existing equity rights outstanding, not issue any shares of capital stock of Purchaser or any options therefor or any securities convertible into or exchangeable for capital stock of Purchaser or enter into any agreements in respect of the ownership or control of such capital stock;

(iii) not declare any dividend or make any distribution in cash, securities or otherwise on the outstanding shares of capital stock of Purchaser or directly or indirectly redeem, purchase or in any other manner whatsoever advance, transfer (other than in payment for goods received or services rendered in the ordinary course of business), or distribute to any of their Affiliates or otherwise withdraw cash or cash equivalents in any manner inconsistent with established cash management practices;

(iv) except as contemplated by this Agreement, not to amend the Certificate of Incorporation or By-laws (or other organizational documents) of Purchaser; or

(v) not to merge or consolidate with, or acquire any assets of, or otherwise acquire any interest in the business operations of, any Person.

6.3 Conduct of Business by the Stockholders prior to the Closing.

(a) Ordinary Course. During the period from the date hereof and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, the Stockholders, if entities, shall in support of the Acquisition, except as otherwise expressly contemplated by this Agreement or to the extent that Purchaser shall otherwise consent in writing, (i) carry on their business in the usual, regular and ordinary course, in substantially the same manner as heretofore conducted and in compliance with all applicable Laws, (ii) pay its debts and Taxes of when due, and (iii) use all reasonable efforts consistent with past practices and policies to preserve intact its present business organization.

(b) Required Consent. In addition, without limiting the generality of Section 6.3(a), except as expressly permitted by the terms of this Agreement, without the prior written consent of Purchaser, during the period from the date hereof and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing Date, none of the Stockholders shall do any of the following:

(i) purchase or otherwise acquire, directly or indirectly, any shares of capital stock, Voting Debt or any securities convertible into shares of capital stock or Voting Debt, or subscriptions, rights, warrants or options to acquire any shares of capital stock or Voting Debt or any securities convertible into shares of capital stock or Voting Debt of the Company except pursuant to stock option or purchase agreements in effect on the date hereof;

(ii) sell, pledge or otherwise encumber any shares of capital stock, Voting Debt or any securities convertible into shares of capital stock or Voting Debt, or subscriptions, rights, warrants or options to acquire any shares of capital stock or Voting Debt or any securities convertible into shares of capital stock or Voting Debt of the Company;

(iii) take any action or omit to take any action that may directly or indirectly impede or affect the Acquisition and the Closing on the terms contemplated by this Agreement;

(iv) intentionally take any action that is intended to (A) result in any of Stockholders’ representations and warranties set forth in this Agreement being or becoming untrue in any material respect (or in all respects, with respect to those representations and warranties which are qualified as to materiality) at any time at or prior to the Closing Date, (B) result in any of the conditions to the Acquisition set forth in Article VII not being satisfied, or (C) result in a material violation of any provision of this Agreement (or a violation in any respect, with respect to those provisions which are qualified as to materiality) except, in each case, as may be required by any Law; or

(v) agree in writing or otherwise to take any of the actions described in (i) through (iv) above.

6.4 Conduct of Purchaser’s Business Post-Closing. Between the date of this Agreement and March 31, 2010, Purchaser and the Stockholders agree to cause the Purchaser to: (a) not sell or issue an aggregate of greater than $25 million of Purchaser equity securities (including any securities convertible into equity, but excluding pursuant to the Stock Option Plan) or Solar Entities equity securities (including any securities convertible into equity); provided that if Purchaser receives approval of a majority of the Purchaser’s independent Board members, including the Purchaser nominee, the Purchaser may sell or issue an aggregate of greater than $25 million of Purchaser equity securities (including any securities convertible into equity); provided further that such funds are utilized solely to fund asset or stock acquisitions from third parties, and provided further that any stock or assets acquired are held in a separate subsidiary from the Solar Entities until at least April 1, 2010; (b) hold the businesses of the Solar Entities as of the Closing Date separate from any other businesses and not to merge or consolidate the businesses of the Solar Entities with any other businesses; (c) not change Purchaser’s fiscal year end; and (d) not effect any intercompany transactions, which transactions include any of the Solar Entities, unless such transactions are approved by a majority of the Purchaser’s independent Board members, including the Purchaser nominee.

ARTICLE VII

CONDITIONS TO THE ACQUISITION

7.1 Conditions to Obligations of Each Party to Effect the Acquisition. The respective obligations of the Company, SSI, SSPL, the Stockholders and Purchaser to effect the Acquisition shall be subject to the satisfaction, at or prior to the Initial Closing, of the following condition:

(a) No Order; Injunctions; Restraints; Illegality. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any Law or Order which is in effect and which has the effect of making the Acquisition illegal or otherwise prohibiting or preventing consummation of the Acquisition.

(b) Stockholder Approval. Each of the Purchaser Stockholder Approval Items shall have been approved by the requisite vote under the rules and regulations of AMEX, the Purchaser Charter Documents and applicable Law by the stockholders of Purchaser.

(c) Governmental Approval. Any necessary approvals from any Governmental Entity shall have been timely obtained all in a form and substance satisfactory to Purchaser.

(d) AMEX Listing. The shares of Purchaser Common Stock issuable, and those required to be reserved for issuance, in connection with the Stock Issuance and the Stock Option Plan shall have been authorized for listing on AMEX, subject to official notice of issuance.

7.2 Additional Conditions to Obligations of Purchaser. The obligations of Purchaser to effect the Acquisition shall be subject to the satisfaction at or prior to each Closing (unless otherwise provided below) of each of the following conditions, any of which may be waived, in writing, exclusively by Purchaser:

(a) Representations, Warranties and Covenants. (i) The representations and warranties of the Company, SSI, SSPL and the Stockholders contained in this Agreement (other than the representations and warranties as of a specified date, which shall be true and correct as of such date) shall have been true and correct on the date they were made and shall be true and correct in all material respects (except for those representations and warranties which are qualified as to materiality, which shall be true and correct in all respects) on and as of the Closing Date as though such representations and warranties were made on and as of such time, and (ii) the Company, SSI, SSPL, and the Stockholders shall have performed and complied in all material respects with all covenants and obligations under this Agreement required to be performed and complied with by such parties as of the Closing.

(b) No Material Adverse Effect. There shall not have occurred any event or condition of any character that has had, either individually or in the aggregate with all such other events or conditions, a Material Adverse Effect on the Solar Entities.

(c) Litigation. There shall be no material action, suit, claim, order, injunction or proceeding of any nature pending, or overtly threatened, against the Solar Entities or any of the Stockholders or their respective properties or any of their respective officers, directors or shareholders arising out of, or in any way connected with, the Acquisition or the other transactions contemplated by this Agreement.

(d) New Employment Arrangements. The Company employees listed on Schedule 7.2(d) hereto (the “Key Employees”) shall have each executed and delivered an Executive Employment Agreement or offer letter, as applicable, which agreements or offer letters shall be in full force and effect.

(e) Non-Competition/Non-Solicitation Arrangements. The Key Employees listed on Schedule 7.2(e) shall each have executed and delivered the Non-Competition/Non-Solicitation Agreements, which agreements shall be in full force and effect.

(f) Legal Opinion. Prior to the Initial Closing, Purchaser shall have received a legal opinion from legal counsel to the Company, SSI, and SSPL, substantially in the form set forth as Exhibit D hereto.

(g) Closing Date Indebtedness. Prior to the Initial Closing, the Company shall provide to Purchaser a schedule setting forth the amount of outstanding Long-Term Indebtedness, determined as of 11:59 p.m. California time on the Business Day immediately preceding the Closing Date (the “Closing Date Indebtedness”) and indicating the payees (the “Indebtedness Schedule”), which schedule shall be certified as true and correct as of the Closing Date by the Company’s chief executive officer.

(h) Company Financial Statements. The Company Historic Financial Statements shall have been prepared for those periods and in such format as may be determined by the Independent Accountants, for inclusion in the Proxy Statement pursuant to the Exchange Act and sufficient to meet the on-going public reporting requirements of Purchaser, and (ii) the Company Historic Financial Statements are, in the opinion of Purchaser, suitable or readily adaptable for incorporation in the reports required to be filed by Purchaser with the SEC pursuant to the Exchange Act.

(i) Registration Rights Agreement. The Stockholders shall have executed and delivered the Registration Rights Agreement and such agreement shall be in full force and effect.

(j) Voting Agreement. The Stockholders shall have executed and delivered the Voting Agreement and such agreement shall be in full force and effect.

(k) Lock-Up Agreement. The Stockholders shall have executed and delivered to Purchaser the Lock-Up Agreement and such agreement shall be in full force and effect.

(l) Certificate of the Company and the Stockholders’ Representative. Purchaser shall have received a certificate, validly executed by (i) the Chief Executive Officers of the Company, SSI and SSPL for and on behalf of the Company, SSI and SSPL, respectively, and (ii) the Stockholders’ Representative for and on behalf of the Stockholders certifying that the conditions in Section 7.2(a) and 7.2(b) with respect to the Company, SSI, SSPL or the Stockholders, as applicable, have been met as of the Closing, and the conditions in Section 7.3 have been met or are waived by the Stockholders, SSI, SSPL, and the Company as of the Closing.

(m) Certificate of Status. Purchaser shall have received a certificate, dated within five (5) Business Days prior to both Closings, duly executed by the registered secretaries of the Company and SSI affirming the good standing of the Company and SSI

(n) Deliveries. The Stockholders’ Representative shall have made all of the deliveries to Purchaser pursuant to Section 1.4.

7.3 Additional Conditions to Obligations of the Stockholders, SSI, SSPL and the Company. The obligation of the Stockholders, SSI, SSPL, and the Company to effect the Acquisition shall be subject to the satisfaction at or prior to the Initial Closing of each of the following conditions, any of which may be waived, in writing, by the Stockholders, SSI, SSPL and the Company:

(a) Representations, Warranties and Covenants. (i) The representations and warranties of the Purchaser in this Agreement (other than the representations and warranties as of a specified date, which shall be true and correct as of such date) shall have been true and correct when made and shall be true and correct in all material respects (except for those representations and warranties which are qualified as to materiality, which shall be true and correct in all respects) on and as of the Closing Date as though such representations and warranties were made on and as of such time and (ii) Purchaser shall have performed and complied in all material respects with all covenants and obligations under this Agreement required to be performed and complied with by such parties as of the Closing Date.

(b) No Material Adverse Effect. There shall not have occurred any event or condition of any character that has had, either individually or in the aggregate with all such other events or conditions, a Material Adverse Effect on Purchaser.

(c) Litigation. There shall be no material action, suit, claim, order, injunction or proceeding of any nature pending, or overtly threatened, against Purchaser or its properties or any of its respective officers, directors or shareholders arising out of, or in any way connected with, the Acquisition or the other transactions contemplated by this Agreement.

(d) Third Party Consents. Purchaser shall have delivered to the Stockholders’ Representative all necessary consents, waivers and approvals of parties to the Contracts set forth on Schedule 7.3(d) hereto as are required thereunder in connection with the Acquisition.

(e) Purchaser Stockholder Approval. Purchaser shall have obtained stockholder approval of the Purchaser Stockholder Approval Items, in accordance with the requirements of applicable Law and the Purchaser Charter Documents.

(f) New Employment Arrangements. Purchaser shall have executed and delivered to each Key Employee its respective Executive Employment Agreement or offer letter, as applicable, and such agreement or offer letters shall be in full force and effect.

(g) Non-Competition/Non-Solicitation Arrangements. Purchaser shall have executed and delivered to the Key Employees executing a Non-Competition/Non-Solicitation Agreement its respective Non-Competition/Non-Solicitation Agreement and such agreements shall be in full force and effect.

(h) Legal Opinion. The Company and the Stockholders’ Representative shall have received a legal opinion from legal counsel to Purchaser, substantially in the form set forth as Exhibit E hereto.

(i) Registration Rights Agreement. Purchaser shall have executed and delivered the Registration Rights Agreement and such agreement shall be in full force and effect.

(j) Voting Agreement. The Stockholders shall have executed and delivered the Voting Agreement and such agreement shall be in full force and effect.

(k) Lock-Up Agreement. Purchaser shall have executed and delivered to the Stockholders the Lock-Up Agreement and such agreement shall be in full force and effect

(l) Officers and Directors. Each of the existing officers and directors of Purchaser (other than the Purchaser board member selected by Purchaser who shall continue as of the Closing as the director nominee of the Purchaser Representatives) shall have executed and delivered resignations from such position, effective as of the Closing.

(m) Certificate of Purchaser. The Company shall have received a certificate, validly executed the Chief Executive Officer of Purchaser for and on behalf of Purchaser, certifying that the conditions in Section 7.3(a) and 7.3(b) with respect to Purchaser, as the case may be, have been met as of the Closing, and the conditions in Section 7.2 have been met or are waived by Purchaser as of the Closing.

(n) Purchaser Capital Stock. Purchaser shall have (i) no more than 14,200,000 shares of Purchaser Common Stock, (ii) warrants to purchase no more than 11,700,000 shares of Purchaser Common Stock at an exercise price per share of $5.00, (iii) an option to purchase 500,000 units at an exercise price per unit of $10.00 consisting of one share of Purchaser Common Stock and one warrant to purchase one share of Purchaser Common Stock at an exercise price per share of $6.25, and (iv) no Purchaser Preferred Stock, outstanding immediately prior to the Closing Date and the Share Issuance.

(o) Stockholder Parties. At the Initial Closing, Stockholders holding at least 80% of the Target Shares (and representing at least 80% of the voting power of the Company) shall be party to (i) this Agreement and all right and title in such Target Shares shall be acquired by Purchaser and (ii) the Related Agreements to which the Stockholders are a party.

(p) Deliveries. Purchaser shall have made all of the deliveries to the Stockholders’ Representative and Escrow Agent pursuant to Section 1.4.

ARTICLE VIII

SURVIVAL OF REPRESENTATIONS AND WARRANTIES; CLAIMS

8.1 Survival of Representations and Warranties. The representations and warranties of the Company, SSI, SSPL and the Stockholders contained herein shall survive the Closing Date until eighteen (18) months thereafter; provided, however, that the representations and warranties set forth in Section 2.2 (Capital Structure), Section 2.3 (Authority), Section 3.2 (Ownership of Target Shares) and Section 3.3 (Authority) shall survive indefinitely. In the case of fraud, intentional misrepresentation or active concealment, the representations and warranties of the Company, SSI, SSPL and the Stockholders shall survive indefinitely. Any claims under this Agreement with respect to a breach of a representation and warranty must be asserted by written notice to the Stockholders’ Representative within the period contemplated by this Section 8.1, and if such a notice is given, the survival period for such representation and warranty shall continue until the claim is fully resolved. The right to indemnification or other remedy based on the representations, warranties, covenants and agreements herein will not be affected by any investigation conducted with respect to, or any knowledge acquired by Purchaser (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or agreement.

8.2 Indemnification. The Stockholders shall jointly and severally indemnify Purchaser and its respective Affiliates (including, after the Closing, the Company), and each of their respective officers, directors, employees, stockholders, partners and agents (each an “Indemnified Party” and together the “Indemnified Parties”) against, and hold each of the Indemnified Parties harmless from, any damage, claim, loss, cost, liability or expense, including interest, penalties, reasonable attorneys’ fees and expenses of investigation, response action, removal action or remedial action net of insurance coverage or proceeds (hereinafter individually a “Loss” and collectively “Losses”) assessed, suffered, incurred or sustained by such Indemnified Party or that such Indemnified Party reasonably anticipates that it will assess, suffer, incur or sustain that arise out of or relate to, whether directly or indirectly: (i) any misrepresentation or breach of any representation or warranty on the part of the Company, SSI, SSPL or the Stockholders contained in this Agreement or in any certificate or other instrument delivered by the Company pursuant to this Agreement, (ii) any breach or non-performance by the Company, SSI, SSPL or any Stockholder of any of their covenants or agreements contained in this Agreement or in any certificate or other instrument delivered by the Company, SSI, SSPL or any of the Stockholders pursuant to this Agreement, or (iii) fraud, intentional misrepresentation or active concealment. The Stockholders shall not have any right of contribution, indemnification or right of advancement from the Company, SSI, SSPL or any of their Subsidiaries or Purchaser with respect to any Loss claimed by an Indemnified Party. The term “Losses” as used in this Article VIII is not limited to matters asserted by third parties against the Indemnified Parties, but includes Losses incurred or sustained by such Persons in the absence of third-party claims, and payments by an Indemnified Party shall not be a condition precedent to recovery. In determining the amount of any Losses, materiality qualifiers contained in any representation, warranty or covenant shall be disregarded.

8.3 Maximum Payments; Deductible Amount; Remedy.

(a) Except as set forth in Section 8.3(c), the maximum amount an Indemnified Party may recover from the Stockholders for Losses shall be limited in aggregate to the Indemnification Cap and the sole remedy for such amount shall be from the Escrow Shares pursuant to the terms of this Agreement. Nothing in this Agreement shall limit the right of Purchaser or any other Indemnified Party to pursue remedies under any Related Agreement against the parties thereto.

(b) The Stockholders shall not pay any Loss of an Indemnified Party unless and until Indemnified Parties have made Claims in accordance with Section 8.4 for Losses that exceed $1,500,000 in the aggregate (the “Loss Threshold Amount”). After the Claims for Losses exceed the Loss Threshold Amount in the aggregate, then any additional Losses incurred by the Indemnified Parties in excess of the Loss Threshold Amount shall be satisfied in accordance with the procedures set forth in this Article VIII.

(c) Notwithstanding anything to the contrary set forth in this Agreement, nothing in this Agreement shall limit the liability of any Person in respect of Losses incurred due to (i) a breach of the Company’s, SSI’s, SSPL’s and Stockholders’ representations and warranties set forth Section 2.2 (Capital Structure), Section 2.3 (Authority), Section 3.2 (Ownership of Target Shares) or Section 3.3 (Authority), or (ii) an Indemnified Party’s claim for indemnification hereunder to the extent a breach results from fraud, intentional misrepresentation or active concealment.

(d) The parties hereto agree and acknowledge that any Indemnified Party may bring a Claim for any Loss under this Article VIII notwithstanding the fact that such Indemnified Party had knowledge of the breach, event or circumstance giving rise to such Loss prior to the Closing or waived any condition to the Closing related thereto.

8.4 Indemnification Procedures.

(a) Notice of Claims. In the event an Indemnified Party shall have a claim for Losses under this Article VIII (a “Claim”), the Indemnified Party shall promptly send written notice of such Claim (the “Notice of Claim”) to the Stockholders’ Representative and the Escrow Agent, which shall (i) provide that the Indemnified Party has assessed, suffered, incurred or sustained or reasonably anticipates that it will assess, suffer, incur or sustain Losses, and (ii) specify in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was assessed, suffered, incurred or sustained, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty or covenant to which such item is related.

(b) Objections to Claims. The Stockholders’ Representative shall have a period of thirty (30) days after delivery of the Notice of Claim, to object in a written statement to the claim made in the Notice of Claim on behalf of any Stockholders (“Objection”) and to deliver the objection to the Indemnified Party and the Escrow Agent.

(c) Payments. If no Objection is delivered in accordance with Section 8.4(b), then, immediately following the expiration of the period set forth in Section 8.4(b), the Escrow Agent shall in accordance with the terms of the Escrow Agreement release to Purchaser a number of Escrow Shares having a value equal to the amount of the Losses up to a maximum of the Indemnification Cap, except as set forth in Section 8.3(c). For purposes of this Section 8.4, the value of the shares of Purchaser Common Stock for purposes of this Article VIII shall be equal to the Purchaser Per Share Price.

(d) Resolution of Conflicts; Arbitration.

(i) If the Stockholders’ Representative shall deliver an Objection to any Notice of Claim in accordance with Section 8.4(b), within thirty (30) days after delivery of such Objection, the Stockholders’ Representative and the Indemnified Party shall attempt in good faith to agree upon the rights of the respective parties with respect to each such Claim. If the Stockholders’ Representative and the Indemnified Party so agree, the Stockholders’ Representative and the Indemnified Party shall reduce such agreement to a memoranda of agreement executed by both parties in accordance with the Escrow Agreement (the “Memoranda of Understanding”) and shall deliver the Memoranda of Understanding to the Escrow Agent within ten (10) business days.

(ii) If no such agreement can be reached after good faith negotiation, within thirty (30) days after delivery of the respective Objection, the Stockholders’ Representative or the Indemnified Party may demand arbitration of the matter unless the amount of the Losses is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration, and in either such event the matter shall be settled by arbitration conducted by one arbitrator mutually agreeable to the Stockholders’ Representative and the Indemnified Party. If, within thirty (30) days after submission of any dispute to arbitration, the Stockholders’ Representative and the Indemnified Party cannot mutually agree on one arbitrator, then the American Arbitration Association shall select an arbitrator pursuant to its rules.

(iii) Any such arbitration shall be held in the State of Delaware, under the rules then in effect of the American Arbitration Association. The arbitrator shall determine how all expenses relating to the arbitration shall be paid, including the respective expenses of each party, the fees of the arbitrator and the administrative fee of the American Arbitration Association. Other than an exchange of documents and the right of each party to make one interrogatory request, no discovery shall be permitted in the arbitration, but the maximum number of days for the deposition of witnesses and for hearings shall not exceed an aggregate of ten (10). The arbitrator shall issue a decision with the findings of fact and reasoning for such decision and the award, judgment, decree or order awarded by the arbitrator within thirty (30) days of the last hearing date. The decision of the arbitrator as to the validity and amount of any Claim in any Notice of Claim shall be final, binding and conclusive upon the parties. Within thirty (30) days of a decision of the arbitrator requiring payment by one party to another, either party may submit the decision of the arbitrator to the Escrow Agent and the Escrow Agent shall release and deliver the appropriate number of Escrow Shares to the appropriate party in accordance with the arbitrator’s decision and the Escrow Agreement up to, except as set forth in Section 8.3(c), the Indemnification Cap, having such value determined in accordance with Section 8.4(c).

(iv) Judgment upon any award rendered by the arbitrator(s) may be entered in any court having jurisdiction and shall be specifically enforceable.

8.5 Third Party Claims. In the event Purchaser becomes aware of a third party claim (a “Third Party Claim”) which Purchaser reasonably believes may result in a demand for indemnification pursuant to this Article VIII, Purchaser shall notify the Stockholders’ Representative of such claim, and the Stockholders’ Representative shall be entitled, at its expense, to participate in on behalf of the Stockholders, but not to determine or conduct, the defense of such Third Party Claim. Purchaser shall have the right in its sole discretion to conduct the defense of, and to settle, any such claim; provided, however, that except with the consent of the Stockholders’ Representative, no settlement of any such Third Party Claim with third party claimants shall be determinative of the amount of Losses relating to such matter.

ARTICLE IX

TERMINATION, AMENDMENT AND WAIVER

9.1 Termination. Notwithstanding anything to the contrary set forth in this Agreement, this Agreement may be terminated or the transactions contemplated hereby may be abandoned at any time prior to the Closing Date:

(a) by mutual written consent of Purchaser and the Stockholders’ Representative;

(b) by Purchaser or the Company if the Acquisition shall not have been consummated by February 14, 2009, subject to extension if amendment of Purchaser’s Amended and Restated Certificate of Incorporation has been approved at the Purchaser 2008 Stockholders’ Meeting to extend the available time to complete the Acquisition beyond February 14, 2009 up to June 30, 2009 (as appropriate, the “End Date”);

(c) by Purchaser or the Company if a Governmental Entity shall have issued an Order, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Acquisition, which Order is final and nonappealable;

(d) by the Company if Purchaser takes any action to liquidate, dissolve or wind up Purchaser;

(e) by the Company, upon a breach of any representation, warranty, covenant or agreement on the part of Purchaser set forth in this Agreement, or if any representation or warranty of Purchaser shall have become untrue, in either case such that the conditions set forth in Section 7.1 or Section 7.3 would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, and such breach (to the extent curable) shall not be cured within thirty (30) days following receipt by Purchaser of a notice describing in reasonable detail the nature of such breach;

(f) by Purchaser, upon a breach of any representation, warranty, covenant or agreement on the part of the Company, SSI, SSPL, or the Stockholders set forth in this Agreement, or if any representation or warranty of the Company, SSI, SSPL or the Stockholders shall have become untrue, in either case such that the conditions set forth in Section 7.1 or Section 7.2 would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, and such breach (to the extent curable) shall not be cured within thirty (30) days following receipt by the Company, SSI, SSPL or the Stockholders, as applicable, of a notice describing in reasonable detail the nature of such breach;

(g) by Purchaser, if a Material Adverse Effect on the Company shall have occurred since the date hereof and be continuing; and

(h) by the Company, if a Material Adverse Effect on Purchaser shall have occurred since the date hereof and be continuing; and

(i) by Purchaser if the Financials, each financial statement as audited or reviewed, as applicable, are not completed and delivered to Purchaser on or before November 30, 2008, in accordance with Section 5.25.

9.2 Notice of Termination; Effect of Termination. Any termination of this Agreement under Section 9.1 above will be effective immediately upon the delivery of a valid written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in Section 9.1, this Agreement shall be of no further force or effect, except (i) as set forth in Section 5.9 (Confidentiality), Section 5.19 (Expenses), this Section 9.2, Article X and Article XI, each of which shall survive the termination of this Agreement. No termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreement, which agreement shall survive termination of this Agreement in accordance with its terms.

ARTICLE X

GENERAL PROVISIONS

10.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (i) on the date of delivery if delivered personally, (ii) on the date of confirmation of receipt (or, the first Business Day following such receipt if the date is not a Business Day) of transmission by telecopy or facsimile, or (iii) on the date of confirmation of receipt (or, the first Business Day following such receipt if the date is not a Business Day) if delivered by a nationally recognized courier service. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

(a)	if to Purchaser, to:

Trans-India Acquisition Corporation

300 South Wacker Drive, Suite 1000

Chicago, Illinois 60606 USA

Attention: Bobba Venkatadri, Chief Executive Officer

Facsimile No.: (312) 922-9283

with a copy to (which shall not constitute notice):

Cozen O’Connor

The Army and Navy Building

1627 I Street, NW, Suite 1100

Washington, District of Columbia 20006 USA

Attention: Ralph V. De Martino

Facsimile No.: (866) 741-8182

(b)	if to the Company, SSI, or SSPL to:

Solar Semiconductor Ltd.

1292 Kifer Road, Suite 808

Sunnyvale, California 94086 USA

Attention: Hari Surapaneni, President and CEO

Facsimile No.: (408) 329-5354

with a copy to (which shall not constitute notice):

Solar Semiconductor Ltd.

1292 Kifer Road, Suite 808

Sunnyvale, California 94086 USA

Attention: Mike Ross, VP Admin, HR and Legal

Facsimile No.: (408) 329-5354

and

Hayden Bergman Rooney, Professional Corporation

150 Post Street, Suite 650

San Francisco, California 94108 USA

Attention: Kevin K. Rooney

Facsimile No.: (415) 399-9320

(c)	if to the Stockholders, to the Stockholders’ Representative at:

Venkata Kode

USA:

1292 Kifer Road, Suite 808

Sunnyvale, CA 94086

Facsimile No.: +1 408 329-5354

India:

M/s Solar Semiconductor Pvt Ltd

Naim Chambers, # 8-2-608/1/4,

Road No 10, Banjara Hills, Hyderabad – 34

Facsimile No: +91 40 2330 1576

10.2 Amendment. This Agreement may not be amended except by execution of an instrument in writing signed on behalf of each of Purchaser, the Company and the Stockholders’ Representative, provided that no amendment shall be made which by Law or in accordance with the rules and regulations of AMEX requires further approval by such stockholders without such further stockholder approval.

10.3 Extension; Waiver. At any time prior to the Closing, Purchaser, on the one hand, and the Company, on the other hand, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the covenants, agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

10.4 Counterparts. This Agreement may be executed in one or more counterparts, including by facsimile or other electronic means, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

10.5 Fund Waiver. The Stockholder, Stockholders’ Representative, the Company, SSI and SSPL on behalf of themselves and their Subsidiaries, directors, officers, employees and Affiliates, as applicable, hereby agree that they not have any right, title, interest or claim of any kind in or to any monies in the Fund (“Fund Claim”) and hereby waive any Fund Claim any of them may have in the future as a result of, or arising out of, any contracts or agreements with Purchaser and will not seek recourse against the Fund or income thereon for any reason whatsoever.

10.6 Entire Agreement; Assignment. This Agreement, the Schedules and Exhibits hereto, the Company Disclosure Letter, the Stockholder Disclosure Letter, the Purchaser Disclosure Letter, the Confidentiality Agreement, and the documents and instruments and other agreements among the parties hereto referenced herein: (i) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings both written and oral, among the parties with respect to the subject matter hereof including that certain letter of intent dated as of September 15, 2008, other than the confidentiality provisions of such letter of intent which shall survive the execution of this Agreement, (ii) are not intended to confer upon any other Person any rights or remedies hereunder, except as specifically provided, following the Closing, in Section 5.23, and (iii) shall not be assigned by operation of law or otherwise; provided that Purchaser may assign this Agreement in connection with any sale of all or substantially all of its assets, merger, consolidation, reorganization or other change of control transaction. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

10.7 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

10.8 Other Remedies; Specific Performance.

(a) Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.

(b) Specific Performance. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at Law or in equity.

10.9 Governing Law. EXCEPT AS OTHERWISE PROVIDED HEREIN, ALL QUESTIONS AND/OR DISPUTES CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY THE INTERNAL LAWS, AND NOT THE LAW OF CONFLICTS, OF THE STATE OF DELAWARE. EACH OF THE PARTIES HERETO, BY ACCEPTANCE OF CONSIDERATION SPECIFIED HEREIN, HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES TO BE SUBJECT TO, AND HEREBY CONSENTS AND SUBMITS TO, THE JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE AND AGREES THAT ANY ACTION INVOLVING ANY EQUITABLE OR OTHER CLAIM SHALL BE BROUGHT EXCLUSIVELY IN THE DELAWARE COURT OF CHANCERY. IN THE EVENT THAT THE DELAWARE COURT OF CHANCERY DOES NOT ACCEPT JURISDICTION OVER ANY SUCH ACTION, EACH OF THE PARTIES HERETO, BY ACCEPTANCE OF CONSIDERATION SPECIFIED HEREIN, HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ANY SUCH ACTION THEN SHALL BE BROUGHT EXCLUSIVELY IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE.

10.10 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AND ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

ARTICLE XI

DEFINITIONS AND INTERPRETATION

11.1 Definitions. For all purposes of this Agreement, the following terms shall have the following respective meanings:

“2010 Earn Out Amount” shall have the meaning set forth in Section 1.5(b)(ii).

“2010 Earn Out Payment” shall have the meaning set forth in Section 1.5(b)(ii).

“2010 Net Income” shall have the meaning set forth in Section 1.5(a)(ii).

“2010 Net Income Statement” shall have the meaning set forth in Section 1.5(a)(ii).

“Acquisition” shall have the meaning set forth in the recitals hereto.

“Acquisition Proposal” shall have the meaning set forth in Section 5.21(a).

“Additional Closing” shall have the meaning set forth in Section 1.2.

“Adjusted Earn Out Amount” shall have the meaning set forth in Section 1.5(b)(ii)

“Affiliate” shall have the meaning set forth in Section 2.23(a).

“Agreement” shall have the meaning set forth in the first paragraph.

“AMEX” means the American Stock Exchange.

“Balance Sheet Date” shall have the meaning set forth in Section 2.6.

“Business Day” shall mean any day in Delaware other than a Saturday, Sunday or a day on which banking institutions are authorized or obligated by Law or executive order to close.

“Claim” shall have the meaning set forth in Section 8.4(a).

“Closing” and “Closings” shall have the meaning set forth in Section 1.2.

“Closing Date” shall have the meaning set forth in Section 1.2.

“Closing Date Indebtedness” shall have the meaning set forth in Section 7.2(g).

“Company” shall have the meaning set forth in the first paragraph.

“Company Capital Stock” shall mean the Company Ordinary Shares and the Company Preference Shares.

“Company Consents” shall have the meaning set forth in Section 2.5.

“Company Disclosure Letter” shall have the meaning set forth in the first paragraph of Article II.

“Company Historic Financial Statements” shall have the meaning set forth in Section 2.6.

“Company Options” shall have the meaning set forth in Section 2.1(b).

“Company Intellectual Property” shall have the meaning set forth in Section 2.14(a).

“Company Ordinary Shares” shall have the meaning set forth in Section 2.2(a)(i).

“Company Permits” shall have the meaning set forth in Section 2.17(b).

“Company Preference Shares” shall have the meaning set forth in Section 2.2(a)(i).

“Company Registered Intellectual Property” shall have the meaning set forth in Section 2.14(b).

“Company Stock Option Plans” shall have the meaning set forth in Section 2.1(b).

“Company Warrants” shall have the meaning set forth in Section 2.1(b).

“Confidentiality Agreement” shall have the meaning set forth in Section 5.9.

“Conflict” shall have the meaning set forth in Section 2.4.

“Consultant Proprietary Information Agreement” shall have the meaning set forth in Section 2.14(n).

“Contract” and “Contracts” shall have the meaning set forth in Section 2.4.

“Current Balance Sheet” shall have the meaning set forth in Section 2.6.

“Earn Out Amount” shall mean the 2010 Earn Out Amount.

“Earn Out Payment” shall mean the 2010 Earn Out Payment.

“Employee” shall have the meaning set forth in Section 2.23(a).

“Employee Agreement” shall have the meaning set forth in Section 2.23(a).

“Employee Plan” shall have the meaning set forth in Section 2.23(a).

“End Date” shall have the meaning set forth in Section 9.1(b).

“Escrow Agent” shall mean Deutsche Bank National Trust Company.

“Escrow Agreement” shall mean the escrow agreement entered into by and among Purchaser, the Stockholders’ Representative and the Escrow Agent and is attached hereto as Exhibit E.

“Escrow Amount” shall mean $195,000,000.

“Escrow Shares” shall mean 24,375,000 shares of Purchaser Common Stock.

“Escrow Termination Date” shall have the meaning set forth in Section 1.7.

“Exchange Act” shall have the meaning set forth in Section 4.5.

“Exchange Ratio” shall mean the quotient determined by dividing (x) the Stockholder Per Share Price by (y) the Purchaser Per Share Price.

“Executive Employment Agreement” shall have the meaning set forth in the recitals hereto.

“Export Approvals” shall have the meaning set forth in Section 2.17(c).

“FCPA” shall have the meaning set forth in Section 2.18.

“Final Proxy Statement” shall have the meaning set forth in Section 5.1(b).

“Financials” shall have the meaning set forth in Section 2.6.

“Fully Diluted Company Capital Stock” shall mean the aggregate number of shares of Company Ordinary Shares and Company Preference Shares plus Company Ordinary Shares and Company Preference Shares assuming the net exercise or cashless exercise of Company Options and Company Warrants (whether or not such options and warrants include a net exercise or cashless exercise provision).

“Fund” shall have the meaning set forth in Section 4.18.

“Fund Claim” shall have the meaning set forth in Section 10.5.

“GAAP” shall mean United States generally accepted accounting principles.

“Governmental Entity” shall have the meaning set forth in Section 2.5.

“Hazardous Material” shall have the meaning set forth in Section 2.21(a).

“Hazardous Material Activities” shall have the meaning set forth in Section 2.21(b).

“HSR Act” shall have the meaning set forth in Section 2.5.

“Indebtedness” shall have the meaning set forth in Section 2.8.

“Indebtedness Schedule” shall have the meaning set forth in Section 7.2(g).

“Indemnification Cap” shall mean $37,500,000.

“Indemnified Party” and “Indemnified Parties” shall have the meaning set forth in Section 8.2.

“Independent Accountants” shall have the meaning set forth in Section 5.25.

“Initial Closing” shall have the meaning set forth in Section 1.2.

“Initial Closing Date Payment” shall have the meaning set forth in Section 1.3(b).

“Intellectual Property” shall have the meaning set forth in Section 2.14(a).

“Intellectual Property Rights” shall have the meaning set forth in Section 2.14(a).

“Key Employees” shall have the meaning set forth in Section 7.2(d).

“Knowledge” of, “Known” to, and words of similar import with respect to, (i) the Company means the actual knowledge of the officers and directors of the Company, (ii) SSI means the actual knowledge of the officers and directors of SSI, (iii) SSPL means the actual knowledge of the officers and directors of SSPL, (iv) the Stockholders means the actual knowledge of the officers and directors of each Stockholder that is an entity and shall mean the actual knowledge of each Stockholder who is an individual, and (v) Purchaser means the actual knowledge of the officers and directors of Purchaser, in each case after reasonable inquiry of the senior employees of such entity who have a material responsibility for or devote substantial time to such matter.

“Laws” shall have the meaning set forth in Section 2.2(d).

“Lease Agreements” shall have the meaning set forth in Section 2.13(b).

“Leased Real Property” shall have the meaning set forth in Section 2.13(a).

“Legal Proceedings” shall have the meaning set forth in Section 2.19.

“Liens” shall have the meaning set forth in Section 2.1(c).

“Lock-Up Agreement” shall have the meaning set forth in the recitals hereto.

“Long-Term Indebtedness” shall mean any payment obligations of the Company, SSI or SSPL and its Subsidiaries on a consolidated basis, upon the date of determination, determined in accordance with GAAP, that are not due and payable during the twelve (12) month period following such date.

“Loss” and “Losses” shall have the meaning set forth in Section 8.2.

“Loss Threshold Amount” shall have the meaning set forth in Section 8.3(b).

“Material Adverse Effect” shall mean any change, event or effect that is materially adverse to the business, assets (whether tangible or intangible), financial condition, operations or capitalization of an entity and its Subsidiaries.

“Material Contract” and “Material Contracts” shall have the meaning set forth in Section 2.15(a).

“Memoranda of Understanding” shall have the meaning set forth in Section 8.4(d)(i).

“Net Income” shall mean the “adjusted net income after tax” of the Company during the fiscal year ending March 31, 2010. The term “adjusted net income after tax” means the “Net Income Attributable to the Company after tax” as calculated and disclosed pursuant to GAAP for the fiscal year ending March 31, 2010, adjusted to add back to the “Net Income Attributable to the Company after tax “ any charges for (a) “acquisition-related costs” as defined in and charged to expense and any other fees, expenses or payments to any third party related to the business combination with Purchaser, (b) the amortization of compensation expense related to stock options and restricted stock granted prior to November 15, 2008, and (c) any fees incurred in transferring to NASDAQ, if and when the Purchaser makes such transfer.

“Non-Competition/Non-Solicitation Agreements” shall have the meaning set forth in the recitals hereto.

“Notice of Claim” shall have the meaning set forth in Section 8.4(a).

“Objection” shall have the meaning set forth in Section 8.4(b).

“Order” shall have the meaning set forth in Section 2.17(a).

“Pension Plan” shall have the meaning set forth in Section 2.23(a).

“Permits” shall have the meaning set forth in Section 2.17(b).

“Person” shall mean an individual or entity, including a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a Governmental Entity (or any department, agency, or political subdivision thereof).

“Preliminary Statement” shall have the meaning set forth in Section 5.1(a).

“Proprietary Information Agreement” shall have the meaning set forth in Section 2.14(n).

“Proxy Statement” shall have the meaning set forth in Section 5.1(b).

“PTO” shall have the meaning set forth in Section 2.14(b).

“Purchase Price” shall have the meaning set forth in Section 1.3(a).

“Purchaser Per Share Price” shall mean $8.00.

“Purchaser” shall have the meaning set forth in the first paragraph.

“Purchaser Acquisition Proposal” shall have the meaning set forth in Section 5.22(a).

“Purchaser Balance Sheet Date” shall have the meaning set forth in Section 4.6(c).

“Purchaser Charter Documents” shall have the meaning set forth in Section 4.1(b).

“Purchaser Common Stock” shall mean the common stock of Purchaser, par value $0.0001 per share.

“Purchaser Consents” shall have the meaning set forth in Section 4.5.

“Purchaser Disclosure Letter” shall have the meaning set forth in the first paragraph of Article IV.

“Purchaser nominee” shall have the meaning set forth in Section 5.14(a).

“Purchaser Permits” shall have the meaning set forth in Section 4.9(b).

“Purchaser Preferred Stock” shall mean the blank check preferred stock of Purchaser, par value $0.0001 per share.

“Purchaser Representatives” shall mean Bobba Venkatadri and Craig Colmar.

“Purchaser SEC Documents” shall have the meaning set forth in Section 4.6(a).

“Purchaser 2008 Stockholders Approval Items” shall mean the election of the current directors of Purchaser and, if required and practicable, amendment of Purchaser’s Amended and Restated Certificate of Incorporation to extend the available time to complete the Acquisition beyond February 14, 2009 up to a date on or before June 30, 2009.

“Purchaser 2009 Stockholders Approval Items” shall have the meaning set forth in Section 4.13.

“Purchaser 2008 Stockholders’ Meeting” shall have the meaning set forth in Section 5.5(a).

“Purchaser 2009 Stockholders’ Meeting” shall have the meaning set forth in Section 5.6(a).

“Purchaser Third Party Expense Amount” shall have the meaning set forth in Section 4.18.

“Purchaser Warrants” shall have the meaning set forth in Section 4.2(b).

“Purchaser Voting Debt” shall have the meaning set forth in Section 4.2(c).

“Registered Intellectual Property” shall have the meaning set forth in Section 2.14(a).

“Registration Rights Agreement” shall have the meaning set forth in the recitals hereto.

“Registered Intellectual Property” shall have the meaning set forth in Section 2.14(a).

“Related Agreements” shall mean the Non-Competition/Non-Solicitation Agreements, Lock-Up Agreement, the Executive Employment Agreements, the Escrow Agreement, the Registration Rights Agreement, and all other agreements and certificates entered into or executed by or on behalf of the parties hereto in connection with the transactions contemplated herein.

“Representatives” shall have the meaning set forth in Section 5.21(a).

“Returns” shall have the meaning set forth in Section 2.11(b)(i).

“SEC” shall have the meaning set forth in Section 4.5.

“Second Closing” shall have the meaning set forth in Section 1.2.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the applicable rules and regulations promulgated thereunder.

“Series A Preference Shares” shall have the meaning set forth in Section 2.2(a)(i).

“Series B Preference Shares” shall have the meaning set forth in Section 2.2(a)(i).

“Solar Entity” or “Solar Entities” shall mean the Company, SSPL, SSI and their Subsidiaries.

“SSI” shall have the meaning set forth in the first paragraph.

“SSI Preferred Stock” shall have the meaning set forth in Section 2.2(a)(iii).

“SSI Common Stock” shall have the meaning set forth in Section 2.2(a)(iii).

“SSPL” shall have the meaning set forth in the first paragraph.

“SSPL Preferred Stock” shall have the meaning set forth in Section 2.2(a)(ii).

“SSPL Common Stock” shall have the meaning set forth in Section 2.2(a)(ii).

“Stock Issuance” shall have the meaning set forth in the recitals hereto.

“Stock Option Plan” shall have the meaning set forth in Section 4.15.

“Stockholder” or “Stockholders” shall have the meaning set forth in the first paragraph.

“Stockholder Consents” shall have the meaning set forth in Section 3.5.

“Stockholder nominees” shall have the meaning set forth in Section 5.14(a).

“Stockholder Per Share Price” shall mean the quotient of (x) the sum of (i) $375,000,000, minus (ii) the aggregate amount of Closing Date Indebtedness in excess of $50,000,000, if applicable, divided by (y) the Fully Diluted Company Capital Stock.

“Stockholder Representative” shall have the meaning set forth in the first paragraph.

“Stockholders’ Disclosure Letter” shall have the meaning set forth in the first paragraph of Article III.

“Subsequent Closing Date Payment” shall have the meaning set forth in Section 1.3(c).

“Subsidiary” shall have the meaning set forth in Section 2.1(a).

“Subsidiary Charter Documents” shall have the meaning set forth in Section 2.1(b).

“Target Charter Documents” shall have the meaning set forth in Section 2.1(b).

“Target Shares” shall have the meaning set forth in the recitals hereto.

“Tax” and “Taxes” shall have the meaning set forth in Section 2.11(a).

“Third Party Claim” shall have the meaning set forth in Section 8.5.

“Third Party Expenses” shall have the meaning set forth in Section 5.19.

“Underwriter Purchase Options” shall have the meaning set forth in Section 4.2(b).

“Voting Debt” shall have the meaning set forth in Section 2.2(c).

11.2 Interpretation.

(a) The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

(b) Any reference to any federal, state, provincial, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

(c) The parties agree that they have been represented by counsel during the negotiation and execution of this Agreement and the documents reference herein and, therefor, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

(d) As used in this Agreement reference to dollar amounts, unless otherwise specifically indicated, shall mean the lawful money of the United States of America.

(e) Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

(f) Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”.

(g) Except as otherwise indicated, all references in this Agreement to “Articles,” “Schedules,” “Sections” and “Exhibits” are intended to refer to Articles, Schedules, Sections and Exhibits to this Agreement.

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IN WITNESS WHEREOF, Purchaser, the Company, SSI, SSPL, the Stockholders, and the Stockholders’ Representative have caused this Agreement to be signed, all as of the date first written above.

PURCHASER: TRANS-INDIA ACQUISITION CORPORATION

By:	/s/ Bobba Venkatadri
Name: Bobba Venkatadri
Title: President and CEO

COMPANY: SOLAR SEMICONDUCTOR LTD.

By:	/s/ Hari Surapaneni
Name: Hari Surapaneni
Title: President and CEO

SSI: SOLAR SEMICONDUCTOR PRIVATE LIMITED

By:	/s/ Hari Surapaneni
Name: Hari Surapaneni
Title: President and CEO

SSPL: SOLAR SEMICONDUCTOR, INC.

By:	/s/ Venkata Kode
Name: Venkata Kode
Title: Director

STOCKHOLDERS’ REPRESENTATIVE:

/s/ Venkata Kode
Venkata Kode

[Signature Page to Share Exchange Agreement]

STOCKHOLDERS:

The Nava Usha Akkineni Family Living Trust
Dated May 14, 2007

(Stockholder name if an entity)

/s/ Navakrishna Akkineni         /s/ Usha Rani Akkineni

(Signature)

Navakrishna Akkineni                 Usha Rani Akkineni

(Print Name)

Trustees

(Print title if signing on behalf of an entity)

Entrust New Direction IRA, Inc. FBO Acct #08022352 (Stockholder name if an entity) /s/ Mahesh Bikkina (Signature) Mahesh Bikkina (Print Name) (Print title if signing on behalf of an entity)

Jagadish Buddhavarapu Irrevocable Trust (Stockholder name if an entity) /s/ Srinivas Buddhavarapu (Signature) Srinivas Buddhavarapu (Print Name) Trustee (Print title if signing on behalf of an entity)	Harpreet S. Chaudhary 401(k) Account (Stockholder name if an entity) /s/ Harpreet S. Chaudhary (Signature) Harpreet S. Chaudhary (Print Name) Trustee (Print title if signing on behalf of an entity)

The Anthony Kalliath Management Trust (Stockholder name if an entity) /s/ Anthony Kalliath (Signature) Anthony Kalliath (Print Name) Grantor and Trustee (Print title if signing on behalf of an entity)	KSSV Kode Family Living Trust dated November 9, 2007 (Stockholder name if an entity) /s/ Sandhya Kode (Signature) Sandhya Kode (Print Name) Trustee (Print title if signing on behalf of an entity)

[Signature Page to Share Exchange Agreement]

STOCKHOLDERS:

Neeva Infonet Inc. (Stockholder name if an entity) /s/ Chandrakala Dhumbala (Signature) Chandrakala Dhumbala (Print Name) President (Print title if signing on behalf of an entity)	Surapaneni Revocable Trust UTA 12/05/00 (Stockholder name if an entity) /s/ Hari Surapaneni (Signature) Hari Surapaneni (Print Name) Trustee (Print title if signing on behalf of an entity)

Surapaneni Children’s Trust FBO Sravan Surapaneni (Stockholder name if an entity) /s/ Hari Surapaneni (Signature) Hari Surapaneni (Print Name) Trustee (Print title if signing on behalf of an entity)	Surapaneni Children’s Trust FBO Swetha Surapaneni (Stockholder name if an entity) /s/ Hari Surapaneni (Signature) Hari Surapaneni (Print Name) Trustee (Print title if signing on behalf of an entity)

Usha Inc. (Stockholder name if an entity) /s/ Usha Surapaneni (Signature) Usha Surapaneni (Print Name) Trustee/Director (Print title if signing on behalf of an entity)	Venkat B. Talasila TTEE Trust (Stockholder name if an entity) /s/ Venkat Talasila (Signature) Venkat Talasila (Print Name) Trustee (Print title if signing on behalf of an entity)

[Signature Page to Share Exchange Agreement]

STOCKHOLDERS:

/s/ Kiran Kumar Akkineni (Signature) Kiran Kumar Akkineni (Print Name)	/s/ Ravindra Alapati (Signature) Ravindra Alapati (Print Name)

/s/ Lalitha Kumari Athota (Signature) Lalitha Kumari Athota (Print Name)	/s/ Usha Rani Akkineni (Signature) Usha Rani Akkineni (Print Name)

/s/ Navakrishna Akkineni (Signature) Navakrishna Akkineni (Print Name)	/s/ Athota Vamsi Mohan (Signature) Athota Vamsi Mohan (Print Name)

/s/ Sudhakar Athota (Signature) Sudhakar Athota GPA Holder of Vijay Mohan Athota (Print Name)	/s/ Vinod K. Bojedla (Signature) Vinod K. Bojedla (Print Name)

/s/ Srinivas S. Buddhavarapu /s/ Neeraja Gumma (Signature) Srinivas S. Buddhavarapu and Neeraja Gumma (Print Name)	/s/ Aruna Buddhavarapu /s/ Rameshwar Sarma Aisola (Signature) Aruna Buddhavarapu and Rameshwar Sarma Aisola (Print Name)

/s/ Jagadish Buddhavarapu (Signature) Jagadish Buddhavarapu (Print Name)	/s/ Prasad H. Chalasani (Signature) Prasad H. Chalasani (Print Name)

[Signature Page to Share Exchange Agreement]

STOCKHOLDERS:

/s/ Jhansi Lakshmi Chaparala (Signature) Jhansi Lakshmi Chaparala (Print Name)	/s/ Hyma Chukkapalli /s/ Chandrasekhar Cherukuri (Signature) Hyma Chukkapalli and Chandrasekhar Cherukuri (Print Name)

/s/ Seetha Ram Rao Gade /s/ Kalyani Gade (Signature) Seetha Ram Rao Gade and Kalyani Gade (Print Name)	/s/ Seetha Ram Rao Gade (Signature) Seetha Ram Rao Gade Custodian for Ujwala Gade (Print Name)

/s/ Seetha Ram Rao Gade (Signature) Seetha Ram Rao Gade Custodian for Utthejh Gade (Print Name)	/s/ Seetha Ram Rao Gade (Signature) Seetha Ram Rao Gade (Print Name)

/s/ Vinaya K. Gavini (Signature) Vinaya K. Gavini (Print Name)	/s/ Prasad Venkata Gogineni (Signature) Prasad Venkata Gogineni (Print Name)

/s/ Ramabrahman Gullapalli (Signature) Ramabrahman Gullapalli (Print Name)	/s/ Purnachandra Rao Gummadi (Signature) Purnachandra Rao Gummadi (Print Name)

/s/ Kilaru Jayalakshmi (Signature) Kilaru Jayalakshmi (Print Name)	/s/ Padma V. Kanneganti /s/ Mallikarjun Kanneganti (Signature) Padma V. Kanneganti and Mallikarjun Kanneganti (Print Name)

[Signature Page to Share Exchange Agreement]

STOCKHOLDERS:

/s/ Pardha Saradhi Rao Kanagala (Signature) Pardha Saradhi Rao Kanagala (Print Name)	/s/ Mukunda Kantamaneni (Signature) Mukunda Kantamaneni (Print Name)

/s/ Devika R. Kasaraneni (Signature) Devika R. Kasaraneni (Print Name)	/s/ Malineni Kasturi (Signature) Malineni Kasturi (Print Name)

/s/ Ramarao Kaza /s/ Swarajyam Kaza (Signature) Ramarao Kaza and Swarajyam Kaza (Print Name)	/s/ Sujatha Kode (Signature) Sujatha Kode as Guardian for Aneesh Venkatadri Kode (Print Name)

/s/ Kode Satyanarayana (Signature) Kode Satyanarayana as GPA Holder for Durga Prasad Kode (Print Name)	/s/ Kode Satyanarayana (Signature) Kode Satyanarayana as GPA Holder for Karthik Ram Kode (Print Name)

/s/ Ramesh M. Kode (Signature) Ramesh M. Kode (Print Name)	/s/ Kode Satyanarayana (Signature) Kode Satyanarayana as GPA Holder for Sree Sathya Kode (Print Name)

/s/ Sujatha Kode (Signature) Sujatha Kode as GPA Holder for Silpa Kode (Print Name)	/s/ Kode Sujatha (Signature) Kode Sujatha (Print Name)

[Signature Page to Share Exchange Agreement]

STOCKHOLDERS:

/s/ Sujatha Kode (Signature) Sujatha Kode as GPA Holder for Swetha Kode (Print Name)	/s/ Venkata R. Kode (Signature) Venkata R. Kode (Print Name)

/s/ Satyagnana Prasunamba Kode (Signature) Satyagnana Prasunamba Kode (Print Name)	/s/ Srinivas Kolli (Signature) Srinivas Kolli (Print Name)

/s/ Sudhakar Kosarju (Signature) Sudhakar Kosarju (Print Name)	/s/ Rajesh Kotari (Signature) Rajesh Kotari (Print Name)

/s/ Sarat B. Kuchipudi (Signature) Sarat B. Kuchipudi (Print Name)	/s/ Magnati Bijili Kumari (Signature) Magnati Bijili Kumari (Print Name)

/s/ Prasanth Lingam (Signature) Prasanth Lingam (Print Name)	/s/ Vijayalakshmi Lingam (Signature) Vijayalakshmi Lingam (Print Name)

/s/ Sumathi Madala (Signature) Sumathi Madala (Print Name)	/s/ Vandana Mandalika (Signature) Vandana Mandalika (Print Name)

[Signature Page to Share Exchange Agreement]

STOCKHOLDERS:

/s/ Prabhakar Manne (Signature) Prabhakar Manne (Print Name)	/s/ Padmaja Narla (Signature) Padmaja Narla (Print Name)

/s/ Vidyadhar Nettimi /s/ Kalyani Nettimi (Signature) Vidyadhar Nettimi and Kalyani Nettimi (Print Name)	/s/ Prasanth Nuthakki (Signature) Prasanth Nuthakki, M.D. (Print Name)

/s/ Sandhya R. Nuthakki (Signature) Sandhya R. Nuthakki (Print Name)	/s/ Prasanna Gamma Kali (Signature) Prasanna Gamma Kali (Print Name)

/s/ Hemant Puri (Signature) Hemant Puri (Print Name)	/s/ Sandhya Putchakayala (Signature) Sandhya Putchakayala (Print Name)

/s/ P. Rajeev Kumar (Signature) P. Rajeev Kumar (Print Name)	/s/ Shilpa Putchakayala (Signature) Shilpa Putchakayala (Print Name)

/s/ Ramesh Ragineni (Signature) Ramesh Ragineni (Print Name)	/s/ Cherkuri Ratna Giri Rao (Signature) Cherkuri Ratna Giri Rao (Print Name)

[Signature Page to Share Exchange Agreement]

STOCKHOLDERS:

/s/ Rajesh Rao (Signature) Rajesh Rao (Print Name)	/s/ Hemanth S. Ravi (Signature) Hemanth S. Ravi (Print Name)

/s/ Sridhar Reddi (Signature) Sridhar Reddi (Print Name)	/s/ Juan I. Rivera /s/ Anthony F. Rivera (Signature) Juan I. Rivera and Anthony F. Rivera (Print Name)

/s/ Nageswararao V. Sakhamuru (Signature) Nageswararao V. Sakhamuru (Print Name)	/s/ Lahari Sakhamuri (Signature) Lahari Sakhamuri (Print Name)

/s/ Lalitha Sree Sakhamuri (Signature) Lalitha Sree Sakhamuri (Print Name)	/s/ Satyanarayana Prasad Sakhamuri (Signature) Satyanarayana Prasad Sakhamuri (Print Name)

/s/ Vamsi Krishna Prasad Sakhamuri (Signature) Vamsi Krishna Prasad Sakhamuri (Print Name)	/s/ Ravi Surapaneni (HUF) (Signature) Ravi Surapaneni (HUF) (Print Name)

/s/ Lakshmi Kode Sammarco (Signature) Lakshmi Kode Sammarco (Print Name)	/s/ Paramesh Seeni (Signature) Paramesh Seeni (Print Name)

[Signature Page to Share Exchange Agreement]

STOCKHOLDERS:

/s/ Satyanarayana M. Seeni (Signature) Satyanarayana M. Seeni (Print Name)	/s/ Ravindra Sunku (Signature) Ravindra Sunku (Print Name)

/s/ Vijay Surapaneni /s/ Renuka Surapaneni (Signature) Vijay Surapaneni and Renuka Surapaneni (Print Name)	/s/ Hari Surapaneni (Signature) Hari Surapaneni (Print Name)

/s/ Surapaneni Rakhika (Signature) Surapaneni Rakhika (Print Name)	/s/ Ravi Surapaneni (Signature) Ravi Surapaneni (Print Name)

/s/ Sravan Surapaneni (Signature) Sravan Surapaneni (Print Name)	/s/ S.S.R.L. Swamy (Signature) S.S.R.L Swamy (Print Name)

/s/ Sreedhar Tallapaneni (Signature) Sreedhar Tallapaneni (Print Name)	/s/ Sreedhar Vaidyanathan (Signature) Sreedhar Vaidyanathan (Print Name)

/s/ Srinivasa Rao Vasireddy (Signature) Srinivasa Rao Vasireddy (Print Name)	/s/ Madanmohan Veluvolu /s/ Malathy Rao (Signature) Madanmohan Veluvolu and Malathy Rao (Print Name)

[Signature Page to Share Exchange Agreement]

/s/ Naidu K. Chekuru (Signature) Naidu K. Chekuru (Print Name)	/s/ Sree Narendra Chintapalli (Signature) Sree Narendra Chintapalli (Print Name)

/s/ Rajendra Kanneganti (Signature) Rajendra Kanneganti (Print Name)

[Signature Page to Share Exchange Agreement]

SCHEDULE A

(To Share Exchange Agreement)

Company Stockholders in Initial Closing

Stockholder Name	Company Ordinary Shares	Series A Preference Shares	Series B Preference Shares	Total Target Shares (as converted to Company Ordinary Shares) to be exchanged	Purchaser Shares	Escrow Shares	Pro Rata Interest
Navakrishna Akkineni and Usha Rani Akkineni, Trustees of The Nava Usha Akkineni Family Living Trust dated May 14, 2007	409,685	412,308		821,993
Kiran Kumar Akkineni	2,610	197,016		199,626
Navakrishna Akkineni	1,100,000	50,000	16,736	1,166,736
Usha Rani Akkineni		140,000		140,000
Ravindra Alapati			11,111	11,111
End-IRA, Inc. FBO Mahesh Bikkina, IRA			102,666	102,666
Vinod K. Bojedla			44,444	44,444
Srinivas Buddhavarapu & Neeraja Gumma		100,000	33,333	133,333
Jagadish Buddhavarapu Irrevocable Trust		96,000		96,000
Aruna Buddhavarapu & Rameshwar Sarma Aisola		48,000		48,000
Jagadish Buddhavarapu	1,508,615	397,444		1,906,059
Prasad H. Chalasani			44,444	44,444
Jhansi Lakshmi Chaparala			44,444	44,444
Harpreet S. Chaudhary 401(k) Account			44,500	44,500
Naidu K. Chekuru			10,000	10,000
Sree Narendra Chintapalli			18,000	18,000
Hyma Chukkapalli/ Chandrasekhar Cherukuri			15,555	15,555
Seetha Ram Rao Gade & Kalyani Gade	34,954	403,047		438,001
Seetha Ram Rao Gade Custodian for Ujwala Gade	36,000			36,000
Seetha Ram Rao Gade Custodian for Utthejh Gargey Venkat Gade	36,000			36,000
Seetha Ram Rao Gade	400,000			400,000
Vinaya Kumar Gavini			177,777	177,777
Prasad Venkata Gogineni			22,222	22,222
Ramabrahman Gullapalli			44,444	44,444

Stockholder Name	Company Ordinary Shares	Series A Preference Shares	Series B Preference Shares	Total Target Shares (as converted to Company Ordinary Shares) to be exchanged	Purchaser Shares	Escrow Shares	Pro Rata Interest
Purnachandra Rao Gummadi			55,555	55,555
The Anthony Kalliath Management Trust			55,555	55,555
Mallikarjun R. Kanneganti & Padma V. Kanneganti			22,222	22,222
Pardha Saradhi Rao Kanagala			212,336	212,336
Rajendra Kanneganti			33,333	33,333
Mukunda Kantamaneni			44,444	44,444
Devika R. Kasaraneni			99,999	99,999
Ramarao Kaza & Swarajyam Kaza			44,444	44,444
Karthik Ram Kode	625,000	1,980,000		2,605,000
Ramesh M. Kode		500,000	44,444	544,444
Sree Sathya Kode	625,000	2,000,000		2,625,000
Venkata Ramana Kode	1,870,000			1,870,000
KSSV Kode Family Living Trust dated November 9, 2007	1,900,000			1,900,000
Srinivas Kolli			6,666	6,666
Sudhakar N. Kosaraju			11,111	11,111
Rajesh Kotari			11,111	11,111
Sarat Babu Kuchipudi & Vijaya L. Kuchipudi			111,111	111,111
Prasanth Lingam			33,333	33,333
Vijayalakshmi Lingam			111,111	111,111
Sumathi Madala			66,666	66,666
Seetha Ramaiah Mannava			20,000	20,000
Prabhakar S. Manne			13,333	13,333
Padmaja Narla			35,555	35,555
Neeva Infonet Inc.			22,222	22,222
Vidyadhar Nettimi & Kalyani Nettimi			33,333	33,333
Prasanth Nuthakki			111,111	111,111
Sandhya Rani Nuthakki			166,666	166,666
Hemant Puri			11,111	11,111
Shilpa Putchakayala	4,300	200,000		204,300
Ramesh Ragineni			8,888	8,888
Rajesh Rao			44,444	44,444
Hemanth S. Ravi			33,333	33,333
Sridhar Reddi			13,333	13,333
Juan I. Rivera & Anthony F. Rivera			222,222	222,222
Nageswararao V. Sakhamuru			17,777	17,777

Stockholder Name	Company Ordinary Shares	Series A Preference Shares	Series B Preference Shares	Total Target Shares (as converted to Company Ordinary Shares) to be exchanged	Purchaser Shares	Escrow Shares	Pro Rata Interest
Lakshmi Kode Sammarco		500,000	44,444	544,444
Paramesh Seeni			100,000	100,000
Satyanarayana Murty Seeni			11,111	11,111
Ravindra Sunku			11,111	11,111
Vijay Surapaneni & Renuka Surapaneni			22,222	22,222
Surapaneni Revocable Trust UTA dated 12/05/00	1,006,018	3,088,726		4,094,744
Surapaneni Children’s Trust FBO Sravan Surapaneni	2,506,799	679,920		3,186,719
Surapaneni Children’s Trust FBO Swetha Surapaneni	2,506,799	679,920		3,186,719
Hari Rao Surapaneni	2,000,001			2,000,001
Sravan Kumar Surapaneni		87,968		87,968
Ushas Inc.	219,000	12,000,000		12,219,000
Venkat B. Talasila TTEE Venkat Talasila Trust			44,444	44,444
Sreedhar Tallapaneni			21,333	21,333
Sreedhar Vaidyanathan			11,111	11,111
Srinivasa Rao Vasireddy			44,444	44,444
Madanmohan R. Veluvolu & Malathy Rao			102,222	102,222

TOTALS	16,790,781	23,560,349	2,758,887	43,110,017

SCHEDULE B

(To Share Exchange Agreement)

Company Stockholders (in Second Closing)

Stockholder Name	Company Ordinary Shares	Series A Preference Shares	Series B Preference Shares	Total Target Shares (as converted to Company Ordinary Shares) to be exchanged	Purchaser Shares	Escrow Shares	Pro Rata Interest
Lalitha Kumari Athota		800,000		800,000
Vamsi Mohan Athota		450,000		450,000
Vijay Mohan Athota		450,000		450,000
Kilaru Jayalakshmi		100,000		100,000
Malineni Kasturi			44,444	44,444
Aneesh Venkatadri Kode		500,000		500,000
Durga Prasad Kode		400,000		400,000
Silpa Kode		500,000		500,000
Sujatha Kode		400,000		400,000
Swetha Kode		500,000		500,000
Kode Satya Gnana Prasunamba		800,000		800,000
Maganti Bijili Kumari			47,888	47,888
Vandana Mandalika		100,000		100,000
Gamma Kali Prasanna			11,111	11,111
Sandhya Putchakayala		100,000		100,000
Rajeev Kumar Putchakayala	5,187	397,104		402,291
Cherukuri Ratna Giri Rao			22,222	22,222
Lahari Sakhamuri	200,000			200,000
Lalitha Sree Sakhamuri		180,000		180,000
Satyanarayana Prasad Sakhamuri	1,305,000	450,000		1,755,000
Vamsi Krishna Prasad Sakhamuri	200,000			200,000
Ravi (HUF) Surapaneni		200,000		200,000
Radhika Surapaneni		150,000		150,000
Ravi Surapaneni		200,000		200,000
S.R.L. Swamy Surapaneni		150,000		150,000

TOTALS	1,710,187	6,827,104	125,665	8,662,956

EXHIBIT A

Form of Non-Competition/Non-Solicitation Agreement

[See Annex F]

EXHIBIT B

Form of Executive Employment Agreement

[See Annex E]

EXHIBIT C

Form of Registration Rights Agreement

[See Annex D]

EXHIBIT D

FORM OF LEGAL OPINION (COMPANY COUNSEL)

[NOTE: THE FOLLOWING OPINIONS IN SUBSTANTIALLY THE FORM PROVIDED ARE TO BE PROVIDED FOR EACH OF SOLAR SEMICONDUCTOR LTD., SOLAR SEMICONDUCTOR PRIVATE LIMITED AND SOLAR SEMICONDUCTOR, INC., SUBJECT TO ANY MODIFICATION REQUIRED BY LAW IN THE JURISDICTION OF INCORPORATION OF SUCH ENTITY OR TO CONFORM TO LOCAL INDUSTRY PRACTICE]

1. The Company is a corporation duly incorporated and validly existing under, and by virtue of, the laws of the Cayman Islands and is in good standing under such laws.

2. The Company has all requisite corporate power and authority to enter into the Share Exchange Agreement and any Related Agreements to which it is a party and to consummate the transactions contemplated thereby.

3. The execution and delivery by the Company of the Share Exchange Agreement and the Related Agreements to which it is a party and the consummation by the Company of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action on the part of the Company, and no further action is required on the part of the Company or any of the Company’s shareholder to authorize the Share Exchange Agreement and the Related Agreements to which it is a party and the transactions contemplated thereby.

EXHIBIT E

Form of Opinion of Trans-India Counsel

1. Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

2. Purchaser has all requisite corporate power and authority to enter into the Share Exchange Agreement and any Related Agreements to which it is a party and to consummate the transactions contemplated thereby, including the issuance of shares of Purchaser Common Stock thereunder. The execution and delivery of the Share Exchange Agreement and any Related Agreements to which it is a party and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of Purchaser, and no further corporate action is required on the part of Purchaser to authorize the Share Exchange Agreement and the transactions contemplated thereby. The Share Exchange Agreement, any Related Agreements to which it is a party and the transactions contemplated thereby have been approved by the Board of Directors of Purchaser. The Share Exchange Agreement and any Related Agreements to which it is a party have been duly executed and delivered by Purchaser, and assuming the due authorization, execution and delivery by the other parties thereto, constitutes the valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms.

3. The execution, delivery and performance of and compliance with the terms of the Share Exchange Agreement and any Related Agreement to which it is a party by Purchaser and the issuance of shares of Purchaser Common Stock to be issued at Closing to the Stockholders do not violate or conflict with any provision of the Certificate of Incorporation or Bylaws of Purchaser, nor any provision of any applicable federal, state or local law, rule or regulation.

4. The execution, delivery and performance of the obligations by Purchaser under the Share Exchange Agreement and any Related Agreement to which it is a party do not require any consents, approvals, permits, orders or authorizations of any federal, Delaware corporate or state governmental authority on the part of Purchaser except all qualifications, registrations, designations, declarations or filings as have been made or obtained and are effective.

5. The shares of Purchaser Common Stock issued at the current Closing are validly issued, fully paid and nonassessable and free of any liens, encumbrances and preemptive or similar rights; provided, however, that the shares of Purchaser Common Stock may be subject to restrictions on transfer under applicable state and federal securities laws. Subject to the accuracy of the Stockholders’ representations set forth in Section 3 of the Share Exchange Agreement, assuming the Disclosure Package was provided to each of the Stockholders prior to each of the Stockholders executing the Share Exchange Agreement, and assuming no other representations or disclosures were provided to each of the Stockholders, the offer, sale and issuance of the shares of Purchaser Common Stock pursuant to the Share Exchange Agreement at the current Closing constitute transactions exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended.

EXHIBIT F

Form of Escrow Agreement

[See Annex G]

EXHIBIT G

Form of Lock-Up Agreement

[See Annex C]

EXHIBIT H

Form of Voting Agreement

[See Annex H]

Annex B

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

TRANS-INDIA ACQUISITION CORPORATION

Trans-India Acquisition Corporation, a corporation existing under the laws of the State of Delaware, hereby certifies as follows:

A. The name of the Corporation is Trans-India Acquisition Corporation. The Corporation was originally incorporated under the name BVC 2006 Acquisition Corporation No. 1, and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on April 13, 2006.

B. The Corporation’s Amended and Restated Certificate of Incorporation was filed in the office of the Secretary of the State of Delaware on January 4, 2007.

C. This Second Amended and Restated Certificate of Incorporation was duly adopted in accordance with the applicable provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware by the directors and stockholders of the Corporation.

D. This Second Amended and Restated Certificate of Incorporation restates, integrates and amends the Amended and Restated Certificate of Incorporation of the Corporation.

E. The text of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety to read as follows:

ARTICLE I

The name of the Corporation is Solar Semiconductor Corporation (the “Corporation”).

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is 874 Walker Road, Suite C, City of Dover, County of Kent, Delaware 19904. The name of its registered agent at that address is United Corporate Services, Inc.

ARTICLE III

The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

In addition to the powers and privileges conferred upon the Corporation by law and those incidental thereto, the Corporation shall possess and may exercise all the powers and privileges which are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Corporation.

ARTICLE IV

The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is one hundred forty five million (145,000,000) shares, consisting of one hundred forty million (140,000,000) shares of common stock, par value $0.0001 per share (“Common Stock”), and five million (5,000,000) shares of preferred stock, par value $0.0001 per share (“Preferred Stock”).

The Preferred Stock may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board of Directors (authority to do so being hereby expressly vested in the board). The Board of Directors is further authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and to fix the number of shares of any series of Preferred Stock and the designation of any such series of Preferred Stock. The Board of Directors, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares in any such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.

The authority of the Board of Directors with respect to each such class or series shall include, without limitation of the foregoing, the right to determine and fix:

(a) the distinctive designation of such class or series and the number of shares to constitute such class or series;

(b) the rate at which dividends on the shares of such class or series shall be declared and paid, or set aside for payment, whether dividends at the rate so determined shall be cumulative or accruing, and whether the shares of such class or series shall be entitled to any participating or other dividends in addition to dividends at the rate so determined, and if so, on what terms;

(c) the right or obligation, if any, of the Corporation to redeem shares of the particular class or series of Preferred Stock and, if redeemable, the price, terms and manner of such redemption;

(d) the special and relative rights and preferences, if any, and the amount or amounts per share, which the shares of such class or series of Preferred Stock shall be entitled to receive upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

(e) the terms and conditions, if any, upon which shares of such class or series shall be convertible into, or exchangeable for, shares of capital stock of any other class or series, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

(f) the obligation, if any, of the Corporation to retire, redeem or purchase shares of such class or series pursuant to a sinking fund or fund of a similar nature or otherwise, and the terms and conditions of such obligation;

(g) voting rights, if any, on the issuance of additional shares of such class or series or any shares of any other class or series of Preferred Stock;

(h) limitations, if any, on the issuance of additional shares of such class or series or any shares of any other class or series of Preferred Stock; and

(i) such other preferences, powers, qualifications, special or relative rights and privileges thereof as the Board of Directors of the Corporation, acting in accordance with this Second Amended and Restated Certificate of Incorporation, may deem advisable and are not inconsistent with law and the provisions of this Second Amended and Restated Certificate of Incorporation.

ARTICLE V

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Second Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

B-2

ARTICLE VI

A. Limitation of Liability. To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

B. Indemnification. The Corporation may indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person or his or her testator or intestate is or was a director, officer or employee of the Corporation, or any predecessor of the Corporation, or serves or served at any other enterprise as a director, officer or employee at the request of the Corporation or any predecessor to the Corporation.

C. Amendments. Neither any amendment nor repeal of this Article VI, nor the adoption of any provision of the Corporation’s Certificate of Incorporation inconsistent with this Article VI, shall eliminate or reduce the effect of this Article VI, in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article VI, would accrue or arise, prior to such amendment, repeal, or adoption of an inconsistent provision.

ARTICLE VII

A. Number of Directors. The number of directors which constitutes the whole Board of Directors of the Corporation shall be designated in the Bylaws of the Corporation. Vacancies occurring on the Board of Directors for any reason and newly created directorships resulting from an increase in the authorized number of directors may be filled only by vote of a majority of the remaining members of the Board of Directors, although less than a quorum, at any meeting of the Board of Directors. A person so elected by the Board of Directors to fill a vacancy or newly created directorship shall hold office until his or her successor shall have been duly elected and qualified.

B. Election of Directors. Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

ARTICLE VIII

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation.

ARTICLE IX

Meetings of stockholders may be held within or outside the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

ARTICLE X

The Corporation hereby elects not to be governed by Section 203 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, the Corporation has caused this Second Amended and Restated Certificate of Incorporation to be signed by Hari Surapaneni, its President and Chief Executive Officer, as of the      day of             , 2009.

Hari Surapaneni

President and Chief Executive Officer

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Annex C

FORM OF LOCK-UP AGREEMENT

[                    ], 2009

Solar Semiconductor Corporation (formerly named Trans-India Acquisition Corporation)

1292 Kifer Road, Suite 808

Sunnyvale, California 94086 USA

Ladies and Gentlemen:

Reference is made to that certain Share Exchange Agreement (the “Exchange Agreement”), dated October [    ], 2008 by and among Trans-India Acquisition Corporation, a Delaware corporation (the “Company”), Solar Semiconductor Ltd., a Cayman Islands company (“SSL”), Solar Semiconductor Private Limited, a company formed under the laws of the Republic of India, Solar Semiconductor, Inc., a California corporation, the individuals listed on Schedules A and B, as amended, to the Exchange Agreement (each a “Stockholder” and collectively the “Stockholders”) and Venkata Kode, as the Stockholders’ Representative, pursuant to which the Company will acquire at least 80% of the outstanding capital stock of SSL (the “Acquisition”). Capitalized terms used in this lock-up agreement (this “Agreement”) and not otherwise defined herein shall have the meanings ascribed to them in the Exchange Agreement.

In order to induce the Company to enter into the Exchange Agreement and to consummate the transactions contemplated therein, the undersigned agreed to enter into this Agreement and hereby agrees not to, without the prior written consent of the Company, directly or indirectly, offer, sell, contract to sell, or otherwise dispose of, any equity or debt securities of the Company including, without limitation, any shares of the Company’s common stock (collectively, the “Company Securities”) that are beneficially owned by the undersigned as of the applicable Closing in which the undersigned receives shares of the Company’s capital stock in the Acquisition, or file any registration statement with respect to any of the foregoing, or enter into any swap or other agreement that transfers, in whole or in part, directly or indirectly, the economic consequences of ownership of shares of Company Securities, whether any such swap or transaction is to be settled by delivery of Company Securities or other securities, in cash or otherwise, from and including the effective date of the Acquisition until twelve (12) months after the Closing Date, provided that the Company may release an aggregate of up to 5,000,000 shares of Company common stock issued to the Stockholders from this and all similar lock-up agreements entered into in connection with Acquisition prior to such time at any time following six (6) months after the Closing Date (the “Restriction Period”); provided that nothing herein shall prohibit the undersigned from (a) acquiring any Company Securities directly from the Company; (b) surrendering any Company Securities pursuant to the terms of a merger or consolidation approved by the Board of Directors of the Company and a majority of the stockholders of the Company, or (c) tendering any Company Securities pursuant to a tender offer made in compliance with Sections 13 and 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder and approved by the board of directors of the Company. Notwithstanding anything contained herein to the contrary, the undersigned may, without the prior written consent of the Company, transfer any Company Securities (y) as a bona fide gift or gifts, or (z) to the undersigned’s equity holders; providing that the undersigned provides prior written notice of such transfer to the Company and the transferee(s) thereof agree(s) in writing to be bound by the restrictions set forth herein.

By signing and returning this Agreement, the undersigned (a) further represents and agrees that the undersigned has full power and authority to enter into this Agreement and that, upon request, the undersigned will execute any additional documents necessary or desirable in connection with this Agreement and its enforcement; and (b) understands that this Agreement is irrevocable by the undersigned, all authority herein conferred by the undersigned or agreed to be conferred by the undersigned shall be binding on the undersigned and the undersigned’s successors and assigns.

[Remainder of Page Intentionally Left Blank]

                    , 2009

Furthermore, the undersigned hereby agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent against the transfer of the Company Securities in violation of this Agreement.

(Stockholder name if an entity)

(Signature)

(Print Name)

(Print title if signing on behalf of an entity)

[Signature Page to Lock-Up Agreement]

C-2

Annex D

FORM OF REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is made and entered into as of                     , 2009 (the “Effective Date”) by and among Solar Semiconductor Corporation (formerly named Trans-India Acquisition Corporation), a Delaware corporation (the “Company”) and the undersigned individuals and entities (each individually a “Stockholder” and together the “Stockholders”).

RECITALS

A. The Company, Solar Semiconductor Ltd., a Cayman Islands company (“SSL”), Solar Semiconductor Private Limited, a company formed under the laws of the Republic of India, Solar Semiconductor, Inc., a California corporation, the Stockholders, and the Stockholders’ Representative (as defined in the Share Exchange Agreement) have entered into a share exchange agreement of even date herewith (the “Share Exchange Agreement”), pursuant to which the Company will acquire at least 80% of the outstanding capital stock of SSL (the “Acquisition”).

B. In the Acquisition, the Stockholders received shares of Common Stock of the Company in exchange for their shares of capital stock of SSL.

C. In inducing the Stockholders to enter into the Share Exchange Agreement, the Company agreed to enter into this Agreement with the Stockholders.

D. Each Stockholder holds the number of Registrable Securities set forth on Exhibit A next to such Stockholder’s name.

NOW, THEREFORE, in consideration of the premises and the mutual agreements, provisions, and covenants set forth in the Share Exchange Agreement and in this Agreement, it is hereby agreed as follows:

1. Definitions.

(a) “Commission” means the Securities and Exchange Commission, or any other federal agency then administering the Securities Act or the Exchange Act.

(b) “Common Stock” means the common stock of the Company.

(c) “Exchange Act” means the federal Securities Exchange Act of 1934.

(d) “Registrable Securities” mean the shares of Common Stock held by the Stockholders listed on Exhibit A (or any of their successors or assigns), which Exhibit shall be updated for any Stockholders that become party to this Agreement in the future. Registrable Securities also include any shares of capital stock or other securities of the Company issued as a dividend or other distribution with respect to or in exchange for or in replacement of such shares of Common Stock. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when: (a) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (b) such securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration under the Securities Act; (c) such securities shall have ceased to be outstanding; or (d) such Registrable Securities may be sold under Rule 144 or another similar exemption under the Securities Act during a three-month period without registration.

(e) “Registration Statement” means a registration statement filed by the Company with the Commission in compliance with the Securities Act and the rules and regulations promulgated thereunder for a public offering and sale of Common Stock (other than a registration statement on Form S-4 or Form S-8, or their successors, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another entity).

(f) “Securities Act” means the federal Securities Act of 1933.

2. Registration Rights.

2.1 Demand Registration.

(a) Request for Registration. At any time and from time to time on or after the Effective Date, the Stockholders holding at least ten percent (the “Initiating Stockholders”) of the then outstanding Registrable Securities may make a written demand for registration (a “Demand Registration”) under the Securities Act of the sale of all or part of their Registrable Securities. Any demand for a Demand Registration shall specify the number of shares of Registrable Securities proposed to be sold and the intended method(s) of distribution thereof.

(b) Notice to all Stockholders. Should the Company receive a written request from less than all Stockholders of the then outstanding Registrable Securities, then the Company shall, within twenty (20) days after the receipt of such written request, give written notice of such request (the “Request Notice”) to all remaining Stockholders (“Remaining Stockholders”). The Remaining Stockholders shall have twenty (20) days after receipt of the Request Notice to inform the Company, by writing, of any interest to participate in the Demand Registration.

(c) Reasonable Efforts; Form S-3 Registration. After all notices pursuant to Section 2.1(b) above have been made, the Company shall use all reasonable efforts to effect the registration under the Securities Act of all Registrable Securities which the Initiating Stockholders (and any Remaining Stockholders electing to participate in such registration) request to be registered. The Company may, if permitted by law, effect any registration pursuant to this Section 2.1 by the filing of a registration statement on Form S-3.

(d) Reduction of Offering. If the Initiating Stockholders intend to distribute the Registrable Securities covered by their request by means of an underwriting, then they shall so advise the Company as a part of their request made pursuant to this Section 2.1(a) and the Company shall include such information in the written notice referred to in subsection Section 2.1(b). In such event, the right of any Stockholder to include his, her, or its Registrable Securities in such registration shall be conditioned upon such Stockholder’s participation in such underwriting. All Stockholders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Section 2.1(d), if the underwriter(s) advise(s) the Company in writing that marketing factors require a limitation of the number of securities to be underwritten then the Company shall so advise all holders of Registrable Securities that would otherwise be registered and underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be reduced as required by the underwriter(s) and allocated among the holders of Registrable Securities on a pro rata basis according to the number of Registrable Securities then outstanding held by each Stockholder requesting registration (including any Remaining Stockholders electing to be included in such Demand Registration); provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities of the Company are first entirely excluded from the underwriting and registration. Any Registrable Securities excluded and withdrawn from such underwriting shall be withdrawn from the registration.

(e) Maximum number of Demand Registrations. The Company shall not be obligated (i) to effect more than three (3) Demand Registrations under this Section 2.1(a) in respect of Registrable Securities or (ii) to effect any Demand Registration within three months after the effective date of a registration statement relating to any underwritten offering of Common Stock (including any such offering effected pursuant to a Demand Registration hereunder).

(f) Deferral. Notwithstanding the foregoing, if the Company shall furnish to Stockholders requesting the filing of a registration statement pursuant to this Section 2.1(a), a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be detrimental to the Company and its shareholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, then the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Stockholders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period.

(g) Effective Registration. A registration will not count as a Demand Registration until the Registration Statement filed with the Commission with respect to such Demand Registration has been declared effective and the Company has complied with all of its obligations under this Agreement with respect thereto; provided, however that if, after such Registration Statement has been declared effective, the offering of Registrable Securities pursuant to a Demand Registration is interfered with by any stop order or injunction of the Commission or any other governmental agency or court, the Registration Statement with respect to such Demand Registration will be deemed not to have been declared effective, unless and until, (i) such stop order or injunction is removed, rescinded or otherwise terminated, and (ii) the Stockholders included in such Demand Registration thereafter elect to continue the offering.

2.2 Piggy-Back Registration.

(a) Piggy-Back Rights. If at any time on or after the Effective Date the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, by the Company for its own account or by shareholders of the Company for their own account, other than a Registration Statement (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to the Company’s existing shareholders, (iii) for an offering of debt that is convertible into equity securities of the Company or (iv) for a dividend reinvestment plan, then the Company shall (x) give written notice of such proposed filing to Stockholders as soon as practicable but in no event less than thirty (30) days before the anticipated filing date, which notice shall describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing underwriter or underwriters, if any, of the offering, and (y) offer to the Stockholders in such notice the opportunity to register the sale of such number of shares of Registrable Securities as the Stockholders may request in writing within twenty (20) days following receipt of such notice (a “Piggy-Back Registration”). The Company shall cause such Registrable Securities to be included in such registration and shall use its best efforts to cause the managing underwriter(s) of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration to be included on the same terms and conditions as any similar securities of the Company and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. If the Stockholder proposes to distribute its securities through a Piggy-Back Registration that involves an underwriter(s), the Stockholder shall enter into an underwriting agreement in customary form with the underwriter(s) selected for such Piggy-Back Registration. Piggyback Registrations effected under this Section 2.2(a) shall not be counted as Demand Registrations effected pursuant to Section 2.1(a).

(b) Reduction of Offering. Notwithstanding any other provision of this Agreement, if a Piggy-Back Registration will be an underwritten offering and the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares (including Registrable Securities) from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first, to the Company, and second to Stockholders requesting inclusion of their Registrable Securities in such Registration Statement on a pro rata basis based on the number of Registrable Securities each such Stockholder has requested to be included in the registration. If any Stockholder disapproves of the terms of any such underwriting, such Stockholder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) business days prior to the effective date of the Registration Statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Stockholder that is a partnership or corporation, the partners, retired partners and shareholders of such Stockholder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “Stockholder,” and any pro rata reduction with respect to such “Stockholder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “Stockholder,” as defined in this sentence.

(c) Withdrawal. Any Stockholder may elect to withdraw its request for inclusion of Registrable Securities in any Piggy-Back Registration by giving written notice to the Company of such request to withdraw prior to the effectiveness of the Registration Statement. The Company may also elect to withdraw a registration statement at any time prior to the effectiveness of the Registration Statement. Notwithstanding any such withdrawal, the Company shall pay all expenses incurred by a Stockholder in connection with such Piggy-Back Registration as provided in Section 2.2.

2.3 Form S-3 Registration. In case the Company shall receive from the Stockholders of at least ten percent (10%) of the Registrable Securities a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Stockholder or Stockholders, the Company shall:

(d) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Stockholders; and

(e) use its best efforts to effect, as soon as practicable, such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Stockholder’s Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Stockholders joining in such request as are specified in a written request given within twenty (20) days after receipt of such written notice from the Company, provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 2.3:

(i) if Form S-3 is not available for such offering by the Stockholders;

(ii) if the Stockholders, together with the stockholders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters’ discounts or commissions) of less than $1,000,000;

(iii) if the Company shall furnish to the Stockholders a certificate signed by the Chief Executive Officer or Chairman of the Board of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than forty five (45) days after receipt of the request of the Stockholder or Stockholders under this Section 2.3; provided, however, that the Company shall not utilize this right more than once in any twelve month period; or

(iv) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

(f) Subject to the foregoing, the Company shall file a Registration Statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Stockholders.

2.4 Termination of Registration Rights. The Company’s obligations pursuant to Sections 2 shall terminate as to any Stockholder, at such time in which all Registrable Securities that such Stockholder holds or has the right to acquire may immediately be sold in any three-month period without registration pursuant to Rule 144 under the Securities Act.

2.5 Expenses. All expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings and/or qualifications pursuant to Section 2, including without limitation all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of up to $30,000 of one counsel for the Stockholders selected by them, shall be borne by the Company. Each Stockholder participating in a registration pursuant to this Section 2 shall bear such Stockholder’s proportionate share (based on the number of shares sold by such Stockholder over the total number of shares included in such registration at the time it goes effective) of all discounts and commissions incurred in connection with such offering.

3. Registration Procedures.

3.1 Obligations of the Company. Whenever required under Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously and as reasonably as possible:

(g) prepare and file with the Commission such amendments and supplements to such registration and the prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statements;

(h) furnish, without charge, to the Stockholders holding Registrable Securities such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration;

(i) prepare and file with the Commission such amendments, including post-effective amendments, and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and in compliance with the provisions of the Securities Act until all Registrable Securities and other securities covered by such Registration Statement have been disposed of in accordance with the intended method(s) of distribution set forth in such Registration Statement (which period shall not exceed the sum of one hundred eighty (180) days plus any period during which any such disposition is interfered with by any stop order or injunction of the Commission or any governmental agency or court) or such securities have been withdrawn;

(j) use its commercially reasonable efforts to register and qualify the securities covered by such Registration Statement under such other securities or blue sky laws of such states or other jurisdictions as shall be reasonably requested by the Stockholders holding Registrable Securities, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business, subject itself to taxation or to file a general consent to service of process in any such states or jurisdictions;

(k) notify in writing each Stockholder holding Registrable Securities when (i) any registration statement filed by the Company shall become effective, (ii) when any post-effective amendment to any such registration statement becomes effective, (iii) the issuance or threatened issuance by the Commission of any stop order (whereby the Company shall take all actions required to prevent the entry of such stop order or to remove it if entered), and (iv) any request by the Commission for any amendment or supplement to such registration statement or any prospectus relating thereto or for additional information or of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the securities covered by such registration statement, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly make available to the Stockholder holding Registrable Securities included in such Registration Statement any such supplement or amendment;

(l) use commercially reasonable efforts to cause all such Registrable Securities registered pursuant to a Registration Statement hereunder to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

(m) provide a transfer agent and registrar for all Registrable Securities registered pursuant to a Registration Statement hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(n) use its reasonable best efforts to furnish, at the request of any Stockholder requesting registration of Registrable Securities pursuant to this Agreement, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Agreement, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (x) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Stockholders requesting registration of Registrable Securities, and (y) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Stockholders requesting registration of Registrable Securities; and

(o) make available for inspection by the Stockholders holding Registrable Securities included in such Registration Statement, any underwriter participating in any disposition pursuant to such Registration Statement and any legal counsel, any accountant or other professional retained by the Stockholder or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, as shall be necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information requested by any of them in connection with such Registration Statement.

4. Indemnification and Contribution.

4.1 Indemnification by the Company. The Company agrees to indemnify and hold harmless the Stockholders, and each of the Stockholders’ employees, affiliates, partners, stockholders, attorneys and agents, and each person, if any, who controls each Stockholder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (each, a “Stockholder Indemnified Party”), from and against any expenses, losses, judgments, claims, damages or liabilities, whether joint or several, arising out of or based upon any untrue statement (or allegedly untrue statement) of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arising out of or based upon any omission (or alleged omission) to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration; and the Company shall promptly reimburse the Stockholder Indemnified Party for any legal and any other expenses reasonably incurred by such Stockholder Indemnified Party in connection with investigating and defending any such loss, judgment, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such expense, loss, claim, damage or liability arises out of or is based upon any untrue statement or allegedly untrue statement or omission or alleged omission made in such Registration Statement, preliminary prospectus, final prospectus, or summary prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by the Stockholder Indemnified Party expressly for use thereunder. The Company also shall indemnify any underwriter of the Registrable Securities, their officers, affiliates, directors, partners, members and agents and each person who controls such underwriter on substantially the same basis as that of the indemnification provided above in this Section 4.1

4.2 Indemnification by the Stockholders. To the extent permitted by law, each Stockholders shall, in the event that any registration is being effected under the Securities Act pursuant to this Agreement of any Registrable Securities held by such Stockholder, indemnify and hold harmless the Company, each of its directors and officers and each underwriter (if any), and each other person, if any, who controls such Company or such underwriter within the meaning of the Securities Act, against any losses, claims, judgments, damages or liabilities, whether joint or several, insofar as such losses, claims, judgments, damages or liabilities (or actions in respect thereof) that arise out of or are based upon any untrue statement or allegedly untrue statement of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in such Registration Statement; or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or the alleged omission to state a material fact required to be stated therein or necessary to make the statement therein not misleading, but only to the extent that the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by such Stockholder expressly for use therein, and in such case, such Stockholder shall reimburse the Company, its directors and officers, and each of the controlling persons for any legal or other expenses reasonably incurred by any of them in connection with investigation or defending any such loss, claim, damage, liability or action. Notwithstanding the foregoing or anything herein the contrary, each Stockholder’s indemnification obligations hereunder shall be limited to the amount of any net proceeds actually received by such Stockholder in the applicable offering covered by such Registration Statement.

4.3 Conduct of Indemnification Proceedings. Promptly after receipt by any person of any notice of any loss, claim, damage or liability or any action in respect of which indemnity may be sought pursuant to Section 4.1 or 4.2, such person (the “Indemnified Party”) shall if a claim in respect thereof is to be made against any other person for indemnification hereunder, notify such other person (the “Indemnifying Party”) in writing of the loss, claim, judgment, damage, liability or action; provided, however that the failure by the Indemnified Party to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which the Indemnifying Party may have to such Indemnified Party hereunder, except and solely to the extent the Indemnifying Party is actually prejudiced by such failure. If the Indemnified Party is seeking indemnification with respect to any claim or action brought against the Indemnified Party, then the Indemnifying Party shall be entitled to participate in such claim or action, and, to the extent that it wishes, jointly with all other Indemnifying Parties, to assume the defense thereof with counsel satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however that in any action in which both the Indemnified Party and the Indemnifying Party are named as defendants, the Indemnified Party shall have the right to employ separate counsel (but no more than one such separate counsel) to represent the Indemnified Party and its controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, with the fees and expenses of such counsel to be paid by such Indemnifying Party if, based upon the written opinion of counsel of such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, consent to entry of judgment or effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such judgment or settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding.

4.4 Contribution.

(p) If the indemnification provided for in the foregoing Sections 4.1, 4.2 and 4.3 is unavailable to any Indemnified Party in respect of any loss, claim, damage, liability or action referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the Indemnified Parties and the Indemnifying Parties in connection with the actions or omissions which resulted in such loss, claim, damage, liability or action, as well as any other relevant equitable considerations. The relative fault of any Indemnified Party and any Indemnifying Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Indemnified Party or such Indemnifying Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(q) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation or by any other method of allocation which does not take account the equitable considerations referred to in the immediately preceding Section 4.4(a). The amount paid or payable by an Indemnified Party as a result of any loss, claim, damage, liability or action referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4.4, no Stockholder shall be required to contribute any amount in excess of the dollar amount of the net proceeds (after payment of any underwriting fees, discounts, commissions or taxes) actually received by such Stockholder from the sale of Registrable Securities which gave rise to such contribution obligation. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

4.5 Survival. Unless otherwise superseded by an underwriting agreement entered into in connection with the offering, the obligations of the Company and Stockholders under Section 4.4 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2, and otherwise shall survive the termination of this Agreement.

5. Rule 144 Reporting.

5.1 With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, after such time as a public market exists for the Common Stock, the Company agrees to:

(r) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(s) use its commercially reasonable efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

(t) furnish to any Stockholder, so long as such Stockholder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of said Rule 144, and of the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and (iii) such other reports and documents of the Company as a Stockholder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Stockholder to sell any such securities without registration (at any time after the Company has become subject to the reporting requirements of the Exchange Act).

6. Miscellaneous.

6.1 Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, by facsimile when receipt is electronically confirmed, one business day after delivery to a nationally recognized courier service that promises overnight delivery, or otherwise upon receipt, addressed:

(u) if to a Stockholder, at the address listed next to such Stockholder’s name on the signature page.

(v) if to Company:

Solar Semiconductor Corporation

1292 Kifer Road, Suite 808

Sunnyvale, California 94086 USA

Attention: Hari Surapaneni, President and CEO

Fax: (408) 329-5354

with a copy (which shall not constitute notice) to:

Solar Semiconductor Corporation

1292 Kifer Road, Suite 808

Sunnyvale, California 94086 USA

Attention: Mike Ross, VP Admin, HR and Legal

Fax: (408) 329-5354

and

Hayden Bergman Rooney, Professional Corporation

150 Post Street, Suite 650

San Francisco, California 94108 USA

Attention: Kevin K. Rooney

Fax: (415) 399-9320

7. Assignment; No Third Party Beneficiaries. This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part. This Agreement and the rights, duties and obligations of the Stockholders hereunder may not be freely assigned or delegated, in whole or in part, without the consent of the Company, other than by a Stockholder in conjunction with any transfer of Registrable Securities by such Stockholder. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and their respective successors and the permitted assigns of each Stockholder or of any assignee of a Stockholder. This Agreement is not intended to confer any rights or benefits on any persons that are not party hereto.

8. Entire Agreement. This Agreement (including all agreements entered into pursuant hereto and all certificates and instruments delivered pursuant hereto and thereto) constitute the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written.

9. Amendments and Waivers. Any provision of this Agreement may be amended and the observance thereof may be waived, either generally or in a particular instance and either retroactively or prospectively, only with the written consent of the Company and the holders of a majority of the Registrable Securities; provided, however, that this Agreement may not be amended and the observance of any term hereof may not be waived with respect to any Stockholder without the written consent of such Stockholder unless such amendment or waiver applies to all Stockholders in the same fashion. Notwithstanding the foregoing, this Agreement may be amended without consent to add any additional holders of capital stock of SSL on or prior to the Closing Date that are included in the Second Closing or an Additional Closing as a party to this Agreement by executing and delivering a counterpart signature page to this Agreement, and such party shall have the rights and obligations of a “Stockholder” hereunder. Immediately after any such Stockholder is added as a party to this Agreement, Exhibit A hereto will be amended to list the additional Stockholder. The Company shall give prompt notice of any amendment hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment or waiver. Any amendment or waiver effected in accordance with this Section 6.4 shall be binding upon each Stockholder, each permitted successor or assignee of such Stockholder and the Company.

10. Titles and Headings. Titles and headings of sections of this Agreement are for convenience only and shall not affect the construction of any provision of this Agreement.

11. Governing Law. This Agreement shall be governed by, interpreted under, and construed in accordance with the internal laws of the State of Delaware applicable to agreements made and to be performed within the State of Delaware, without giving effect to any choice-of-law provisions thereof that would compel the application of the substantive laws of any other jurisdiction

12. Severability. If any provision of this Agreement is held to be unenforceable under applicable law, then such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

13. Counterparts. This Agreement may be executed in counterparts, including by facsimile or other electronic means of transmission, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Remainder of this page left intentionally blank]

IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date and year first above written.

Solar Semiconductor Corporation:	Stockholder:

Name:	(print company name if applicable)
Title:

Name:
Title (if applicable):

Address:

[Signature Page to Registration Rights Agreement]

EXHIBIT A

(To Registration Rights Agreement)

List of Stockholders

Annex E

EMPLOYMENT AGREEMENT

This Employment Agreement (this “Agreement”) is made and entered into effective as of the Initial Closing date set forth in the Share Exchange Agreement dated October 24, 2008 by and between Trans-India Acquisition Corporation, a Delaware corporation (“TIL”), Solar Semiconductor Ltd., a Cayman Islands company (“Solar Cayman”), Solar Semiconductor Private Limited, a company formed under the laws of the Republic of India, Solar Semiconductor, Inc., a California corporation, certain of Solar Cayman’s stockholders, and the Stockholder’s Representative (the “Exchange Agreement”) (the “Effective Date”) by and between TIL and Hari Surapaneni (the “Executive”). TIL, together with any parent or subsidiaries of TIL, are herein referred to as the “Company”, and all such companies other than TIL are herein referred to as the “Related Companies.”

WHEREAS, the Board of Directors of TIL (the “Board”) believes that it is in the best interests of the Company and its stockholders to provide Executive with an incentive to continue his employment.

NOW, THEREFORE, In consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Position and Responsibilities. The Company hereby confirms Executive’s position as President and Chief Executive Officer of TIL. The Executive agrees to assume and discharge such responsibilities as are commensurate with such position and as the Board may direct. The Executive agrees to devote the necessary time, skill and attention to the Executive’s duties and responsibilities, and agrees to perform them faithfully, diligently and competently. In addition, the Executive agrees to comply with and be bound by the operating policies, procedures and practices of the Company in effect from time to time during the Executive’s employment. Nothing herein is intended to restrict Executive from owning, directly or indirectly, any class of securities of any other business entity, or from serving as a director on the board of any other business entity; provided, however, that Executive will not hold any interest in a private company or more than one percent of the stock of any public company which private or public company is in competition directly or indirectly with the Company, as reasonably determined by the Board, nor serve on the board of any business entity, which is in competition, directly or indirectly with the Company, as reasonably determined by the Board; and, provided further, that, notwithstanding any provision of this Section 1, Executive shall not be required to divest himself of any securities he currently holds, directly or indirectly, nor be required to terminate his service as a board member of any company or business entity.

2. Compensation. Executive will receive an annual salary of $300,000, which will be paid semi-monthly in accordance with the Company’s normal payroll procedures. Executive will be eligible to receive aggregate annual bonuses equal to the product of one hundred percent (100%) of Executive’s then annual salary and a multiplier determined in accordance with a management bonus plan which the Company will implement as soon as reasonably practicable following the execution of this Agreement. Bonuses will be evaluated and paid on no less than a semi-annual basis for the six months ending March and September, commencing with the six-months ending March 2009.

3. Other Benefits. Executive will be entitled to receive the standard employee benefits made available by the Company to its employees to the full extent of Executive’s eligibility for such benefits. During Executive’s employment, Executive shall be permitted, to the extent eligible, to participate in any group medical, dental, life insurance and disability insurance plans or similar benefit plan of the Company that is available to employees generally. Participation in any such plans shall be consistent with Executive’s rate of compensation to the extent that compensation is a determinative factor with respect to coverage under any such plan. Executive will be allowed four (4) weeks of vacation each year plus all recognized United States and Indian holidays. The Company shall reimburse Executive for all reasonable expenses actually incurred or paid by Executive in the performance of Executive’s services on behalf of the Company, upon prior authorization and approval in accordance with the Company’s then-current written expense reimbursement policy as in effect from time to time. In addition, Executive shall be entitled to reimbursement of expenses commensurate with other similarly situated executives, including but not limited to a chauffeur while in India, and a golf club or country club membership, as appropriate. Executive will be entitled to reimbursement for travel expenses in accordance with Company policy, or for business class travel, at his option.

4. Stock. In connection with Executive’s previous employment with Solar Cayman, Executive received an option to purchase Solar Cayman’s Ordinary Shares, which option was exchanged pursuant to the terms of the Exchange Agreement for an option to purchase shares of TIL common stock on the same terms as the original option to purchase Solar Cayman’s Ordinary Shares. Such TIL option grant shall be subject to the terms and conditions of TIL’s 2008 Stock Option Plan and shall be designated as a nonstatutory stock option for U.S. tax law purposes.

5. At-Will Employment. The Company and Executive acknowledge that Executive’s employment with TIL and/or any of the Related Companies is and will continue to be at-will, as defined under applicable law. Accordingly, any of Executive, TIL or any of the Related Companies may terminate Executive’s employment relationship at any time for any reason, with or without cause. If Executive’s employment with TIL or any of the Related Companies terminates for any reason, Executive will not be entitled to any severance payments, stock vesting, or other benefits, damages, awards or compensation other than as provided for in this Agreement.

6. Severance Benefits.

(a) Involuntary Termination.

(i) Severance Payments. If, at any time, (1) Executive terminates his employment with the Company for Good Reason or (2) the Company terminates Executive’s employment without Cause, then, subject to Section 6(b) below, Executive will be entitled to receive severance pay (less applicable withholding taxes) from the first regular payroll date following the effective date of the Release (as defined below) in accordance with the Company’s regular payroll practices, for a period of forty-eight (48) months minus the number of months from the Effective Date until the date of Executive’s termination (the “Severance Period”). The total severance payment will be equivalent to Executive’s monthly base salary (as in effect immediately prior to Executive’s termination), less applicable withholding, for a period of forty-eight (48) months minus the number of months from the Effective Date until the date of Executive’s termination.

(ii) Equity. If, at any time, (a) Executive terminates his employment with the Company for Good Reason or (b) the Company terminates Executive’s employment without Cause, then, subject to Section 6(b) below, all of Executive’s then outstanding equity awards, including without limitation stock options and restricted stock, shall immediately become fully vested and, if applicable, exercisable as of the effective date of the Release (as defined below).

(b) Release of Claims Agreement. The receipt of any severance pay, equity award vesting or other employee benefits pursuant to Section 6(a) above will be subject to Executive signing and not revoking a release of claims agreement with the Company in a form provided by the Company and acceptable to Executive, which acceptance shall not be unreasonably withheld (the “Release”). No severance pay, equity award vesting or other benefits will be provided until the Release becomes effective.

(c) Voluntary Resignation; Termination For Cause. If Executive’s employment with the Company terminates (i) voluntarily by Executive (except upon a termination for Good Reason) or (ii) for Cause by the Company, then Executive will not be entitled to receive severance or other benefits except for those (if any) as may then be established under other written agreements with TIL (or any of the Related Companies).

(d) Disability; Death.

(i) If, within the first two (2) years following the Effective Date, the Company terminates Executive’s employment as a result of Executive’s Disability, or Executive’s employment terminates due to his death, then neither Executive nor his estate will be entitled to receive severance or other benefits except for those (if any) as may then be established under the Company’s then existing written severance and benefits plans and practices or pursuant to other written agreements with the Company. However, if Executive has already begun to receive severance payments pursuant to Section 6(a) and if Executive should die before all amounts have been paid, such unpaid amounts will be paid in a lump-sum payment (less any withholding taxes) to Executive’s designated beneficiary, if living, or otherwise to the personal representative of Executive’s estate.

(ii) If, within the period from two (2) years following the Effective Date until four (4) years following the Effective date, the Company terminates Executive’s employment as a result of Executive’s Disability, or Executive’s employment terminates due to his death, then Executive or his estate, as applicable, will be entitled to receive the same severance benefits as Executive would have received pursuant to Sections 6(a) hereof, subject to the execution by Executive or his estate, as applicable, of the required Release under Section 6(b) hereof.

(e) Exclusive Remedy. In the event of a termination of Executive’s employment with the Company, the provisions of this Section 6 are intended to be and are exclusive and in lieu of any other rights or remedies to which Executive or the Company may otherwise be entitled. Executive will be entitled to no benefits, compensation or other payments or rights upon termination of employment other than those benefits expressly set forth in this Section 6, except as provided by law or as set forth in other written agreements with the Company; provided, however, that to the extent that the provisions of this Agreement and any other written agreement shall conflict, then the provisions of this Agreement shall apply.

(f) Deferred Compensation. Notwithstanding anything to the contrary in this Agreement, if Executive is a “specified employee” within the meaning of Section 409A of the Code and any final regulations and guidance promulgated thereunder (“Section 409A”) at the time of Executive’s termination, then only that portion of the severance and benefits payable to Executive pursuant to this Agreement, if any, and any other severance payments or separation benefits which may be considered deferred compensation under Section 409A (together, the “Deferred Compensation Separation Benefits”), which (when considered together) do not exceed the Section 409A Limit (as defined herein) may be made within the first six (6) months following Executive’s termination of employment in accordance with the payment schedule applicable to each payment or benefit. For these purposes, each severance payment is hereby designated as a separate payment and will not collectively be treated as a single payment. Any portion of the Deferred Compensation Separation Benefits in excess of the Section 409A Limit otherwise due to Executive on or within the six (6) month period following Executive’s termination will accrue during such six (6) month period and will become payable in a lump sum payment on the date six (6) months and one (1) day following the date of Executive’s termination of employment. All subsequent Deferred Compensation Separation Benefits, if any, will be payable in accordance with the payment schedule applicable to each payment or benefit. Notwithstanding anything herein to the contrary, if Executive dies following termination but prior to the six (6) month anniversary of Executive’s date of termination, then any payments delayed in accordance with this paragraph will be payable in a lump sum as soon as administratively practicable after the date of Executive’s death and all other Deferred Compensation Separation Benefits will be payable in accordance with the payment schedule applicable to each payment or benefit. It is the intent of this Agreement to comply with the requirements of Section 409A so that none of the severance payments and benefits to be provided hereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities herein will be interpreted to so comply. The Company and Executive agree to work together in good faith to consider amendments to this Agreement and to take such reasonable actions which are necessary, appropriate or desirable to avoid imposition of any additional tax or income recognition prior to actual payment to Executive under Section 409A. For purposes of this Agreement, “Section 409A Limit” will mean the lesser of two (2) times: (i) Executive’s annualized compensation based upon the annual rate of pay paid to Executive during the Company’s taxable year preceding the Company’s taxable year of Executive’s termination of employment as determined under Treasury Regulation 1.409A-1(b)(9)(iii)(A)(1) and any Internal Revenue Service guidance issued with respect thereto; or (ii) the maximum amount that may be taken into account under a qualified plan pursuant to Section 401(a)(17) of the Code for the year in which Executive’s employment is terminated.

(g) Parachute Payment Gross-Up.

(i) In the event any payment or distribution by the Company to or for the benefit of Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (a “Payment”), constitutes a “parachute payment” within the meaning of Section 280G of the Code that are subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), Executive will receive a cash payment from the Company in an amount equal to the Excise Tax (a “Gross-Up Payment”). For the avoidance of doubt, Executive shall not receive any additional payment from the Company for any additional income, employment, excise or other taxes imposed on Executive as a result of Executive’s receipt of the Gross-Up Payment from the Company.

(ii) Subject to the provisions of Section 6(g)(iii), all determinations required to be made under this Section 6(g), including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at the determination, will be made by a nationally recognized certified public accounting firm selected by the Company with the consent of Executive, which should not unreasonably be withheld (the “Accounting Firm”) which will provide detailed supporting calculations both to the Company and Executive within thirty (30) days after the receipt of notice from Executive that there has been a Payment, or such earlier time as is requested by the Company. All fees and expenses of the Accounting Firm will be borne solely by the Company. The Company, as determined in accordance with this Section 6(g), will pay any Gross-Up Payment to Executive within five (5) days after the receipt of the Accounting Firm’s determination, but in no event later than the due date by which Executive is required to pay such Excise Tax to the Internal Revenue Service (the “IRS”). If the Accounting Firm determines that no Excise Tax is payable by Executive, it will so indicate to Executive in writing. Any determination by the Accounting Firm will be binding upon the Company and Executive; provided, however, that as a result of uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm, it is possible that Gross-Up Payments that the Company should have made will not have been made (an “Underpayment”), consistent with the calculations required to be made hereunder. In the event the Company exhausts its remedies in accordance with Section 6(g)(iii), or elects not to exercise such remedies, and Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm will determine the amount of Underpayment that has occurred and the Underpayment will be promptly paid by the Company to or for the benefit of Executive, but in no event later than the due date by which Executive is required to pay such Underpayment to the IRS.

(iii) Executive will notify the Company in writing of any potential claim by the IRS that would result in a Gross-Up Payment (that has not already been paid by the Company) within ten (10) business days of receiving the claim and will cooperate fully with the Company in contesting any Excise Tax liability assessed by the IRS, the cost of such contest to be incident solely on the Company.

7. Definition of Terms. The following terms referred to in this Agreement will have the following meanings:

(a) Cause. “Cause” is defined as: (i) an act of dishonesty committed by Executive in connection with Executive’s responsibilities as an employee that materially adversely affects the Company, (ii) Executive’s conviction of, or plea of nolo contendere to, a felony or any crime involving fraud, embezzlement or any other act of moral turpitude, (iii) Executive’s gross misconduct, (iv) Executive’s unauthorized use or disclosure of any proprietary information or trade secrets of the Company or any other party to whom Executive owes an obligation of nondisclosure as a result of Executive’s relationship with the Company; (v) Executive’s willful breach of any material obligations under any written agreement or covenant with the Company; or (vi) Executive’s continued refusal to perform his employment duties in a material fashion, after Executive has received a written demand of performance from the Company which specifically sets forth the factual basis for the Company’s belief that Executive has not substantially performed his duties and has failed to cure such non-performance within thirty (30) days after receiving such notice. With respect to sub-sections (i), (iii), (iv), and (v), above, any termination of Executive will not be deemed for Cause until so determined pursuant to arbitration as provided in Section 11 hereof or other applicable legislative, judicial, or administrative process; provided however, that nothing herein shall alter the Company’s right to terminate Executive at any time as an at-will employee pursuant to Section 5 hereof.

(b) Disability. “Disability” will mean that Executive has been unable to perform his Company duties as the result of his incapacity due to physical or mental illness, and such inability, at least twenty-six (26) weeks after its commencement, is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to Executive or Executive’s legal representative (such agreement as to acceptability not to be unreasonably withheld). Termination resulting from Disability may only be effected after at least thirty (30) days’ written notice by the Company of its intention to terminate Executive’s employment. In the event that Executive resumes the performance of substantially all of his duties hereunder before the termination of his employment becomes effective, the notice of intent to terminate will automatically be deemed to have been revoked.

(c) Good Reason. “Good Reason” means the occurrence of one or more of the following events, without Executive’s express written consent: (i) a material diminution in Executive’s authority, duties or responsibilities with the Company; provided, however, that a reduction in authority, duties, or responsibilities solely by virtue of the Company being acquired and made part of a larger entity, whether as a subsidiary, business unit or otherwise (as, for example, when the Chief Executive Officer of TIL remains the Chief Executive Officer of TIL following a change of control where TIL becomes a wholly-owned subsidiary of the acquirer, but is not made the Chief Executive Officer of the acquiring corporation) will not constitute “Good Reason”; (ii) a material reduction by the Company in the base salary of Executive as in effect immediately prior to such reduction (in other words, a reduction of more than ten (10%) of Executive’s base salary in any one year) other than a reduction applicable to executives generally; (iii) a material change in the geographic location at which Executive must perform services (in other words, the relocation of Executive to a facility or a location more than twenty-five (25) miles from Executive’s then present location, without Executive’s express written consent); or (iv) any material breach by the Company of any material provision of this Agreement. It is understood that Executive must assert any termination for Good Reason by written notice to the Company no later than forty-five (45) days following the date on which arise the acts or omissions constituting the grounds for Good Reason, and the Company must have an opportunity within thirty (30) days following delivery of such notice to cure the Good Reason condition. In no instance will a resignation by Executive be deemed to be for Good Reason if it is made more than twelve (12) months following the initial occurrence of any of the events that otherwise would constitute Good Reason hereunder.

8. Successors.

(a) Company’s Successors. Any successor to the Company (whether direct or indirect and whether by purchase, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company’s business and/or assets will assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term “Company” will include any successor to the Company’s business and/or assets which executes and delivers the assumption agreement described in this Section 8 or which becomes bound by the terms of this Agreement by operation of law.

(b) Executive’s Successors. The terms of this Agreement and all rights of Executive hereunder will inure to the benefit of, and be enforceable by, Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

9. Notice.

(a) General. Notices and all other communications contemplated by this Agreement will be in writing and will be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of Executive, mailed notices will be addressed to him at the home address which he most recently communicated to the Company in writing. In the case of the Company, mailed notices will be addressed to its corporate headquarters, and all notices will be directed to the attention of its President, with a copy to copy to Mike Ross, Esq., addressed to the Company’s corporate headquarters.

(b) Notice of Termination. Any termination by TIL or any of the Related Companies for Cause or by Executive for Good Reason will be communicated by a notice of termination to the other party hereto given in accordance with Section 7 of this Agreement. Such notice will indicate the specific termination provision in this Agreement relied upon, will set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination under the provision so indicated, and will specify the termination date (which will be not more than thirty (30) days after the giving of such notice). If, in the case of a termination by Executive for Good Reason, the Company cures the alleged facts or circumstances giving rising to the Good Reason termination within thirty (30) days of such notice, Executive’s termination will not constitute a termination for Good Reason for purposes of this Agreement and the notice of intent to terminate will automatically be deemed to have been revoked.

10. Term of Agreement. This Agreement will terminate upon the date that all of the obligations of the parties hereto with respect to this Agreement have been satisfied.

11. Arbitration.

IN CONSIDERATION OF EXECUTIVE’S EMPLOYMENT WITH THE COMPANY, ITS PROMISE TO ARBITRATE ALL EMPLOYMENT-RELATED DISPUTES, AND EXECUTIVE’S RECEIPT OF THE COMPENSATION, PAY RAISES, AND OTHER BENEFITS PAID TO EXECUTIVE BY THE COMPANY, AT PRESENT AND IN THE FUTURE, EXECUTIVE AGREES THAT ANY AND ALL CONTROVERSIES, CLAIMS, OR DISPUTES WITH ANYONE (INCLUDING THE COMPANY AND ANY EMPLOYEE, OFFICER, DIRECTOR, SHAREHOLDER, OR BENEFIT PLAN OF THE COMPANY, IN THEIR CAPACITY AS SUCH OR OTHERWISE), WHETHER BROUGHT ON AN INDIVIDUAL, GROUP, OR CLASS BASIS, ARISING OUT OF, RELATING TO, OR RESULTING FROM EXECUTIVE’S EMPLOYMENT WITH THE COMPANY OR THE TERMINATION OF EXECUTIVE’S EMPLOYMENT WITH THE COMPANY, INCLUDING ANY BREACH OF THIS AGREEMENT, SHALL BE SUBJECT TO BINDING ARBITRATION UNDER THE ARBITRATION RULES SET FORTH IN CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 1280 THROUGH 1294.2, INCLUDING SECTION 1281.8 (THE “ACT”), AND PURSUANT TO CALIFORNIA LAW. DISPUTES THAT EXECUTIVE AGREES TO ARBITRATE, AND THEREBY AGREES TO WAIVE ANY RIGHT TO A TRIAL BY JURY, INCLUDE ANY STATUTORY CLAIMS UNDER LOCAL, STATE, OR FEDERAL LAW, INCLUDING, BUT NOT LIMITED TO, CLAIMS UNDER TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, THE AMERICANS WITH DISABILITIES ACT OF 1990, THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, THE OLDER WORKERS BENEFIT PROTECTION ACT, THE SARBANES-OXLEY ACT, THE WORKER ADJUSTMENT AND RETRAINING NOTIFICATION ACT, THE CALIFORNIA FAIR EMPLOYMENT AND HOUSING ACT, THE FAMILY AND MEDICAL LEAVE ACT, THE CALIFORNIA FAMILY RIGHTS ACT, THE CALIFORNIA LABOR CODE, CLAIMS OF HARASSMENT, DISCRIMINATION, AND WRONGFUL TERMINATION, AND ANY STATUTORY OR COMMON LAW CLAIMS. EXECUTIVE FURTHER UNDERSTANDS THAT THIS AGREEMENT TO ARBITRATE ALSO APPLIES TO ANY DISPUTES THAT THE COMPANY MAY HAVE WITH EXECUTIVE UNDER THIS AGREEMENT.

(a) Procedure. EXECUTIVE AGREES THAT ANY ARBITRATION WILL BE ADMINISTERED BY JUDICIAL ARBITRATION & MEDIATION SERVICES, INC. (“JAMS”), PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES (THE “JAMS RULES”). EXECUTIVE

AGREES THAT THE ARBITRATOR SHALL HAVE THE POWER TO DECIDE ANY MOTIONS BROUGHT BY ANY PARTY TO THE ARBITRATION, INCLUDING MOTIONS FOR SUMMARY JUDGMENT AND/OR ADJUDICATION, MOTIONS TO DISMISS AND DEMURRERS, AND MOTIONS FOR CLASS CERTIFICATION, PRIOR TO ANY ARBITRATION HEARING. EXECUTIVE ALSO AGREES THAT THE ARBITRATOR SHALL HAVE THE POWER TO AWARD ANY REMEDIES AVAILABLE UNDER APPLICABLE LAW, AND THAT THE ARBITRATOR SHALL AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, EXCEPT AS PROHIBITED BY LAW. EXECUTIVE UNDERSTANDS THAT THE COMPANY WILL PAY FOR ANY ADMINISTRATIVE OR HEARING FEES CHARGED BY THE ARBITRATOR OR JAMS EXCEPT THAT EXECUTIVE SHALL PAY ANY FILING FEES ASSOCIATED WITH ANY ARBITRATION THAT EXECUTIVE INITIATES, BUT ONLY SO MUCH OF THE FILING FEES AS EXECUTIVE WOULD HAVE INSTEAD PAID HAD EXECUTIVE FILED A COMPLAINT IN A COURT OF LAW. EXECUTIVE AGREES THAT THE ARBITRATOR SHALL ADMINISTER AND CONDUCT ANY ARBITRATION IN ACCORDANCE WITH CALIFORNIA LAW, INCLUDING THE CALIFORNIA CODE OF CIVIL PROCEDURE, AND THAT THE ARBITRATOR SHALL APPLY SUBSTANTIVE AND PROCEDURAL CALIFORNIA LAW TO ANY DISPUTE OR CLAIM, WITHOUT REFERENCE TO RULES OF CONFLICT OF LAW. TO THE EXTENT THAT THE JAMS RULES CONFLICT WITH CALIFORNIA LAW, CALIFORNIA LAW SHALL TAKE PRECEDENCE. EXECUTIVE AGREES THAT THE DECISION OF THE ARBITRATOR SHALL BE IN WRITING. EXECUTIVE AGREES THAT ANY ARBITRATION UNDER THIS AGREEMENT SHALL BE CONDUCTED IN SANTA CLARA COUNTY, CALIFORNIA.

(b) Remedy. EXCEPT AS PROVIDED BY THE ACT AND THIS AGREEMENT, ARBITRATION SHALL BE THE SOLE, EXCLUSIVE, AND FINAL REMEDY FOR ANY DISPUTE UNDER THIS AGREEMENT BETWEEN EXECUTIVE AND THE COMPANY. ACCORDINGLY, EXCEPT AS PROVIDED FOR BY THE ACT AND THIS AGREEMENT, NEITHER EXECUTIVE NOR THE COMPANY WILL BE PERMITTED TO PURSUE COURT ACTION REGARDING CLAIMS THAT ARE SUBJECT TO ARBITRATION.

(c) Administrative Relief. EXECUTIVE UNDERSTANDS THAT THIS AGREEMENT DOES NOT PROHIBIT EXECUTIVE FROM PURSUING AN ADMINISTRATIVE CLAIM WITH A LOCAL, STATE, OR FEDERAL ADMINISTRATIVE BODY OR GOVERNMENT AGENCY THAT IS AUTHORIZED TO ENFORCE OR ADMINISTER LAWS RELATED TO EMPLOYMENT, INCLUDING, BUT NOT LIMITED TO, THE DEPARTMENT OF FAIR EMPLOYMENT AND HOUSING, THE EQUAL EMPLOYMENT OPPORTUNITY COMMISSION, THE NATIONAL LABOR RELATIONS BOARD, OR THE WORKERS’ COMPENSATION BOARD. THIS AGREEMENT DOES, HOWEVER, PRECLUDE EXECUTIVE FROM PURSUING COURT ACTION REGARDING ANY SUCH CLAIM, EXCEPT AS PERMITTED BY LAW.

12. Voluntary Nature of Agreement. EXECUTIVE ACKNOWLEDGES AND AGREE THAT EXECUTIVE IS EXECUTING THIS AGREEMENT VOLUNTARILY AND WITHOUT ANY DURESS OR UNDUE INFLUENCE BY THE COMPANY OR ANYONE ELSE. EXECUTIVE FURTHER ACKNOWLEDGES AND AGREES THAT EXECUTIVE HAS CAREFULLY READ THIS AGREEMENT AND THAT EXECUTIVE HAS ASKED ANY QUESTIONS NEEDED FOR EXECUTIVE TO UNDERSTAND THE TERMS, CONSEQUENCES, AND BINDING EFFECT OF THIS AGREEMENT AND FULLY UNDERSTAND IT, INCLUDING THAT EXECUTIVE IS WAIVING HIS RIGHT TO A JURY TRIAL. FINALLY, EXECUTIVE AGREES THAT EXECUTIVE HAS BEEN PROVIDED AN OPPORTUNITY TO SEEK THE ADVICE OF AN ATTORNEY OF HIS CHOICE BEFORE SIGNING THIS AGREEMENT.

13. Solicitation of Employees. Executive agrees that for a period of twelve (12) months immediately following the termination of his relationship with the Company for any reason, whether voluntary or involuntary, with or without cause, Executive shall not either directly or indirectly solicit any of the Company’s employees to leave their employment, or attempt to solicit employees of the Company, either for himself or for any other person or entity.

14. Miscellaneous Provisions.

(a) Assumption. It shall be considered a material breach of this Agreement if there is a failure by the Company to obtain the assumption of this Agreement by any successor.

(b) No Duty to Mitigate. Executive will not be required to mitigate the amount of any payment contemplated by this Agreement, nor will any such payment be reduced by any earnings that Executive may receive from any other source.

(c) Modification or Waiver. No provision of this Agreement will be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by Executive and by an authorized officer of the Company (other than Executive). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party will be considered a waiver of any other condition or provision or of the same condition or provision at another time.

(d) Headings. All captions and section headings used in this Agreement are for convenient reference only and do not form a part of this Agreement.

(e) Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto in respect to the subject matter hereof and, to the extent the provisions of this Agreement conflict with the terms of any other written agreement between Executive and the Company, supersedes in their entirety all prior representations, understandings, undertakings or agreements (whether oral or written and whether expressed or implied) of the parties with respect to the subject matter hereof.

(f) Choice of Law. The validity, interpretation, construction and performance of this Agreement will be governed by the laws of the State of California (with the exception of its conflict of laws provisions).

(g) Severability. The invalidity or unenforceability of any provision or provisions of this Agreement will not affect the validity or enforceability of any other provision hereof, which will remain in full force and effect.

(h) Withholding. All payments made pursuant to this Agreement will be subject to withholding of applicable income and employment taxes.

(i) Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

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IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year set forth below.

TRANS-INDIA ACQUISITION CORPORATION:

By:	/s/ Bobba Venkatadri

Date:	10/24/08

EXECUTIVE:

By:	/s/ Hari Surapaneni
Hari Surapaneni

Date:	10/24/08

Counterpart Signature Page to Employment Agreement

Annex F

FORM OF NON-COMPETITION AND NON-SOLICITATION AGREEMENT

THIS NON-COMPETITION AND NON-SOLICITATION AGREEMENT (this “Agreement”) is made and entered into as of October     , 2008 by and between Trans-India Acquisition Corporation, a Delaware corporation (the Purchaser”) and              (“Executive”) and shall become effective immediately following the closing of the Acquisition (as defined below) (the “Effective Date”). Capitalized terms not otherwise defined herein shall have the same meanings as set forth in the Share Exchange Agreement (as defined below).

RECITALS

WHEREAS, the Purchaser, Solar Semiconductor Ltd., a Cayman Islands company (the “Company”), Solar Semiconductor Private Limited, a company formed under the laws of the Republic of India (“SSPL”), Solar Semiconductor, Inc., a California corporation (“SSI” and collectively with the Company and SSL, the “Solar Entities”), Executive, and certain other Persons have entered into a share exchange agreement of even date herewith (the “Share Exchange Agreement”), pursuant to which the Purchaser will acquire at least 80% of the outstanding shares of capital stock of the Company (the “Acquisition”).

WHEREAS, the parties acknowledge that the relevant market for the Solar Entities’ products and services is in India, the United States, and the European Union and that intense competition exists for the products and services of the Solar Entities in India, the United States, and the European Union.

WHEREAS, concurrently with the execution hereof, Executive and the Purchaser are entering into an Executive Employment Agreement or offer letter, as applicable (the “Employment Agreement”), to address Executive’s employment by the Purchaser following the consummation of the Acquisition.

WHEREAS, in consideration of the sale by Executive of his ordinary shares in the Company in connection with the Acquisition, Executive stands to realize a substantial financial benefit, which benefit is intended by the parties to compensate Executive for the full value of the ordinary shares in the Company owned by Executive.

WHEREAS, in his capacity as              of the Company, Executive exerted, and following the Acquisition will continue to exert as              of the Purchaser, significant decision-making authority with respect to the management of the Purchaser’s and the Solar Entities’ business, including with respect to the management of the Purchaser’s and the Solar Entities’ relationships with third party suppliers and customers and the Purchaser’s and the Solar Entities’ employment policies.

WHEREAS, the parties hereto agree that Executive’s services are of a special, unique and unusual character which give them distinctive value, that he has been critical to the building and retention of the goodwill inherent in the relationships of the Solar Entities with their suppliers, customers and other third party vendors, and that any breach of the agreements set forth in this Agreement would cause serious harm to the Solar Entities.

WHEREAS, in light of the foregoing, Executive has voluntarily agreed to the restrictions on his activities, and the remedies for the breach thereof, in each case, set forth in this Agreement, and acknowledges and agrees that such restrictions are wholly reasonable in light of the payments and other amounts and opportunities made available to him and the risk presented to the Purchaser’s and the Solar Entities’ business if he were to violate the restrictions set forth in this Agreement.

WHEREAS, as a condition and inducement to the Acquisition, and to preserve the value of the business being acquired by the Purchaser after the Acquisition, the Share Exchange Agreement contemplates, among other things, that Executive shall enter into this Agreement and that this Agreement shall become effective as of the

Effective Date to set forth certain understandings of the parties with respect to certain restrictions on the activities of Executive during the term of Executive’s employment with the Purchaser and following the termination of Executive’s employment with the Purchaser.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual benefits to be derived from this Agreement, the Share Exchange Agreement and the Employment Agreement and of the representations, warranties, conditions, and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Covenant Not to Compete or Solicit.

(a) Executive acknowledges that during the course of Executive’s employment with the Solar Entities, Executive has received and been privy to confidential information and trade secrets of the Solar Entities and will receive Purchaser confidential information and trade secrets during the course of Executive’s employment with the Purchaser, and that Purchaser has a legitimate interest in ensuring that such confidential information and trade secrets remain confidential and are not disclosed to third parties. Thus, to avoid the actual or threatened misappropriation of such trade secrets and confidential information, Executive agrees that beginning on the Closing Date and ending on the second (2nd) anniversary of the termination of Executive’s employment with the Purchaser (the “Non-Competition Period”), Executive shall not, directly or indirectly, without the prior written consent of the Purchaser: (i) engage in, anywhere in the Restricted Territory (as defined below), whether as an employee, agent, consultant, advisor, independent contractor, proprietor, principal, partner, executive, officer, director or otherwise, or have any ownership interest in (except for ownership of one percent (1%) or less of any publicly-held entity), or participate in or facilitate the financing, operation, management or control of, any Person (including through an affiliate of such Person) that directly or indirectly engages or participates in a Competing Business Purpose (as defined below); or (ii) interfere with the business of the Purchaser or the Solar Entities or approach, contact or solicit the Purchaser’s or the Solar Entities’ customers in connection with a Competing Business Purpose. “Competing Business Purpose” means any business relating to the design, development, marketing and selling of photovoltaic modules and related devices. “Restricted Territory” means India, the United States, and the European Union.

(b) Beginning on the Closing Date and ending on the second (2nd) anniversary of the termination of Executive’s employment with the Purchaser (the “Non-Solicitation Period”), Executive shall not knowingly, directly or indirectly, without the prior written consent of the Purchaser, solicit, encourage or take any other action which is intended to induce or encourage, or has the effect of inducing or encouraging, any employee of the Purchaser or any of the Solar Entities to (i) terminate his or her employment with the Purchaser or any of the Solar Entities, or (ii) engage in any action in which Executive would, under the provisions of Section 1(a) hereof, be prohibited from engaging. Notwithstanding the foregoing, for purposes of this Agreement, the placement of general advertisements which may be targeted to a particular geographic or technical area but which are not targeted directly or indirectly towards employees of the Purchaser or any of the Solar Entities shall not be deemed to be a solicitation under this Agreement.

(c) The covenants contained in Section 1(a) and Section 1(b) hereof shall be construed as a series of separate covenants, one for each country, province, state, city or other political subdivision of the Restricted Territory. Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenants contained in Section 1(a) and Section 1(b) hereof. If, in any judicial proceeding, a court refuses to enforce any of such separate covenants (or any part thereof), then such unenforceable covenant (or such part) shall be eliminated from this Agreement to the extent necessary to permit the remaining separate covenants (or portions thereof) to be enforced. To the extent that the provisions of this Section 1 are deemed to exceed the time, geographic or scope limitations permitted by applicable law, then such provisions shall be reformed to the maximum time, geographic or scope limitations, as the case may be, permitted by applicable laws.

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(d) Executive acknowledges that (i) Executive is familiar with the foregoing covenants not to compete or solicit; (ii) the covenants set forth in Section 1(a) and Section 1(b) hereof represent only a limited restraint and allow Executive to pursue Executive’s livelihood and occupation without unreasonable or unfair restrictions; (iii) Executive was immediately before the Closing Date a significant executive of the Solar Entities; (iv) after the Effective Date, Executive will be an officer, key employee, and/or key member of the management of the Purchaser; (v) the goodwill associated with the existing business, customers and assets of the Solar Entities prior to the Acquisition is an integral component of the value of the Solar Entities to the Purchaser and is reflected in any consideration payable to Executive in connection with the Acquisition, and (vi) Executive’s agreement as set forth herein is necessary to preserve the value of the Solar Entities to the Purchaser following the Acquisition. Executive represents that Executive is fully aware of Executive’s obligations hereunder, and acknowledges that the limitations of length of time, geography and scope of activity agreed to in this Agreement are reasonable because, among other things: (A) the Purchaser and each of the Solar Entities are engaged in a highly competitive industry; (B) Executive has unique access to, and will continue to have access to, the trade secrets and know-how of the Purchaser and the Solar Entities, including, without limitation, the plans and strategy (and, in particular, the competitive strategy) of the Purchaser and the Solar Entities; (C) Executive is accepting employment with Purchaser on favorable terms in connection with the Acquisition; (D) in the event Executive’s employment with the Purchaser ended, Executive would be able to obtain suitable and satisfactory employment without violation of this Agreement; and (E) this Agreement provides no more protection than is necessary to protect the Purchaser’s interests in its and the Solar Entities’ goodwill, trade secrets and confidential information.

(e) Executive acknowledges that Executive is subject to the Purchaser’s and the Solar Entities’ confidential information and trade secret protection policies and agrees to comply with such policies.

(f) Executive’s obligations under this Agreement shall remain in effect if Executive’s employment with the Purchaser or any of the Solar Entities is terminated for any or no reason.

(g) Executive agrees that during the Non-Competition Period, prior to becoming an employee or partner of or consultant to any Person, Executive will (i) provide written notice of such employment, partnership or consultancy to the Purchaser and (ii) provide such Person with an executed copy of this Agreement.

(h) Executive agrees that each of the Non-Competition Period and the Non-Solicitation Period shall be tolled during any period of violation of the covenants contained in Section 1(a) and Section 1(b) hereof.

2. Arbitration.

(a) Executive and the Purchaser agree that any dispute or controversy arising out of, relating to, or in connection with this Agreement, or the interpretation, validity, construction, performance, breach, or termination thereof, shall be settled by binding arbitration to be held in the State of Delaware, USA in accordance with the American Arbitration Association Commercial Arbitration Rules, and Supplemental Procedures for Large Complex Disputes (together the “Rules”). Such dispute or controversy shall be settled by arbitration conducted by one arbitrator mutually agreeable to the Purchaser and Executive. In the event that within forty-five (45) days after submission of any dispute to arbitration, the Purchaser and Executive cannot mutually agree on one arbitrator, the Purchaser and Executive shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The decision of the arbitrator or a majority of the three arbitrators, as the case may be, shall be final, binding and conclusive upon the parties to the arbitration. Judgment may be entered on the arbitrator(s)’ decision in any court having jurisdiction.

(b) At the request of either party, the arbitrator(s) will enter an appropriate protective order to maintain the confidentiality of information produced or exchanged in the course of the arbitration proceedings.

(c) The arbitrator(s) shall apply internal Delaware law to the merits of any dispute or claim, without reference to rules of conflicts of law.

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(d) The parties agree that the Purchaser would be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Executive set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to the Purchaser upon any such violation, the Purchaser shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or any other means available to the Purchaser at law or in equity. Moreover, no violation or breach by the Purchaser will constitute a defense to injunctive relief.

(e) Either party may apply to any court of competent jurisdiction within the State of Delaware, USA for a temporary restraining order, preliminary injunction or other interim or conservatory relief, as necessary, without breach of this arbitration agreement and without any abridgment of the powers of the arbitrator(s).

(f) EXECUTIVE HAS READ AND UNDERSTANDS THIS SECTION 2, WHICH DISCUSSES ARBITRATION. EXECUTIVE UNDERSTANDS THAT BY SIGNING THIS AGREEMENT, EXECUTIVE AGREES, EXCEPT AS SET FORTH IN SECTION 2(d) AND SECTION 2(e) ABOVE, TO SUBMIT ANY CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH OR TERMINATION THEREOF TO BINDING ARBITRATION, AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF EXECUTIVE’S RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES ARISING OUT OF, RELATING TO OR IN CONNECTION WITH THIS AGREEMENT.

3. Miscellaneous.

(a) Governing Law; Consent to Personal Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof. Subject to Section 2 hereof, each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of any court within the State of Delaware, USA in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process.

(b) Severability. In the event that any portion of this Agreement becomes or is held by an arbitrator or a court of competent jurisdiction to conflict with any federal, state or local law, or to be otherwise illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and be construed as if such portion had not been included in this Agreement.

(c) No Assignment. Because the nature of the Agreement is specific to the actions of Executive, Executive may not assign this Agreement. This Agreement shall inure to the benefit of the Purchaser and its successors and assigns.

(d) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial messenger or courier service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice); provided, however, that notices sent by mail will not be deemed given until received:

If to the Purchaser prior to the closing of the Acquisition:

Trans-India Acquisition Corporation

300 South Wacker Drive, Suite 1000

Chicago, Illinois 60606 USA

Attention: Bobba Venkatadri, Chief Executive Officer

Facsimile No.: (312) 922-9283

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with a copy to (which shall not constitute notice):

Cozen O’Connor

The Army and Navy Building

1627 I Street, NW, Suite 1100

Washington, District of Columbia 20006 USA

Attention: Ralph V. De Martino

Facsimile No.: (866) 741-8182

If to the Purchaser after the closing of the Acquisition:

Solar Semiconductor Ltd.

1292 Kifer Road, Suite 808

Sunnyvale, California 94086 USA

Attention: Hari Surapaneni, President and CEO

Facsimile No.: (408) 329-5354

with a copy to (which shall not constitute notice):

Solar Semiconductor Ltd.

1292 Kifer Road, Suite 808

Sunnyvale, California 94086 USA

Attention: Mike Ross, VP Admin, HR and Legal

Facsimile No.: (408) 329-5354

and

Hayden Bergman Rooney, Professional Corporation

150 Post Street, Suite 650

San Francisco, California 94108 USA

Attention: Kevin K. Rooney

Facsimile No.: (415) 399-9320

If to Executive:   To the address set forth on the signature page hereof.

(e) Entire Agreement. Except for any confidential information and trade secret protection agreement that may be signed by Executive and the Purchaser, this Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior discussions, agreements and understandings, written or oral, between the parties with respect to the subject matter hereof.

(f) Waiver of Breach. No delay or omission by the Purchaser in exercising any right under this Agreement shall operate as a waiver of that right or any other right under this Agreement. The waiver of a breach of any term or provision of this Agreement, which must be in writing, shall not operate as or be construed to be a waiver of any other previous or subsequent breach of this Agreement.

(g) Counterparts. This Agreement may be executed in one or more counterparts, including by facsimile or other means of electronic transmission, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

(h) Amendments and Modification. This Agreement may not be modified, amended, altered or supplemented except by the execution and delivery of a written agreement executed by the parties hereto.

(i) Interpretation. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

F-5

(j) Termination. This Agreement shall terminate, including all of Executive’s obligations hereunder, if the Share Exchange Agreement is terminated pursuant to Section 9.1 thereto.

(k) Other Obligations. Executive expressly consents to be bound by the provisions of this Agreement for the benefit of the Purchaser or any parent, subsidiary or affiliate thereof without the necessity of the separate execution of this Agreement in favor of such parent, subsidiary or affiliate.

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F-6

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

EXECUTIVE

By:

Print Name:

Address:

Telephone:

Fax:

TRANS-INDIA ACQUISITION
CORPORATION,
a Delaware corporation

By:
Name:
Title:

[Signature Page to Non-Competition and Non-Solicitation Agreement]

F-7

Annex G

FORM OF ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this “Agreement”) is made and entered into as of                     , 2009, by and between Solar Semiconductor Corporation (formerly named Trans-India Acquisition Corporation), a Delaware corporation (the “Company”), Venkata Kode (the “Stockholders’ Representative”), and Deutsche Bank National Trust Company (the “Escrow Agent”).

RECITALS

A. The Company, Solar Semiconductor Ltd., a Cayman Islands company (“SSL”), Solar Semiconductor Private Limited, a company formed under the laws of the Republic of India, Solar Semiconductor, Inc., a California corporation, the individuals listed on Schedules A and B, as amended, to the Exchange Agreement (each a “Stockholder” and collectively the “Stockholders”) and the Stockholders’ Representative, have entered into a Share Exchange Agreement dated October     , 2008 (the “Exchange Agreement”), pursuant to which the Company will acquire at least 80% of the outstanding capital stock of SSL (the “Acquisition”) (the “Acquisition”). Capitalized terms that are used but not defined herein shall have the respective meanings ascribed thereto in the Exchange Agreement.

B. Pursuant to Section 1.5(b) and 1.7 of the Exchange Agreement, 24,375,000 shares of Purchaser Common Stock (the “Escrow Shares”) are to be delivered to and deposited with the Escrow Agent (the “Escrow Fund”) in order to secure the performance of the Stockholders’ Earn Out payment obligations under the Exchange Agreement and, subject to certain limitations set forth herein and in the Exchange Agreement, the Stockholders’ indemnification obligations under the Exchange Agreement.

C. The parties hereto desire to set forth additional terms and conditions relating to the operation of the Escrow Fund.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises, and the representations, warranties, covenants and other agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted by the parties, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Appointment of Escrow Agent. Company and Stockholders’ Representative hereby appoint the Escrow Agent as their agent to hold in escrow and to administer the disposition of the Escrow Fund in accordance with the terms of this Agreement and the Exchange Agreement and the Escrow Agent hereby accepts such appointment.

2. Establishment and Period of Escrow.

(a) Pursuant to Section 1.4 and 1.5(b) of the Exchange Agreement, Company shall deposit at the Initial Closing the Escrow Shares with the Escrow Agent, thereby establishing the Escrow Fund. The Escrow Fund shall terminate on the date after the Initial Closing that the Escrow Agent receives the notice from the Company or Purchaser, as applicable, as specified in Sections 1.5(b) and 1.7 and Article VIII of the Exchange Agreement (the “Escrow Period”).

3. Rights and Obligations of the Parties. The Escrow Agent shall be entitled to such rights and shall perform such duties as escrow agent as set forth herein and as set forth in the Exchange Agreement (collectively, the “Duties”), in accordance with the provisions of this Agreement and the Exchange Agreement. Stockholders’

Representative and Company shall be entitled to their respective rights and shall perform their respective duties and obligations as set forth herein and as set forth in the Exchange Agreement, in accordance with the provisions of this Agreement and the Exchange Agreement.

4. Duties of Escrow Agent.

(a) The Duties of the Escrow Agent shall include the following: the Escrow Agent shall (i) accept delivery of the Escrow Shares from Company, (ii) safeguard and treat the Escrow Fund as a trust fund in accordance with the provisions of this Agreement, (iii) hold the Escrow Fund in a separate account, apart from any other funds or accounts of the Escrow Agent or any other Person, and (iv) hold and dispose of the Escrow Fund only in accordance with the provisions of this Agreement and the Exchange Agreement.

(b) Following the Closing, the Duties of the Escrow Agent with respect to the Escrow Fund may be altered, amended, modified or revoked only by a writing signed by Stockholders’ Representative, Company and the Escrow Agent.

5. Exculpatory Provisions.

(a) The Escrow Agent shall be obligated only for the performance of such Duties as are specifically set forth herein and in Sections 1.5(b) and 1.7 and Article VIII of the Exchange Agreement and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be liable for forgeries or false impersonations. The Escrow Agent shall not be liable for any act done or omitted hereunder as escrow agent, except for gross negligence, willful misconduct or breach of this Agreement. The Escrow Agent shall in no case or event be liable for any representations or warranties of Stockholders’ Representative for punitive, incidental or consequential damages. Any act done or omitted pursuant to the advice or opinion of counsel shall be conclusive evidence of the good faith of the Escrow Agent.

(b) The Escrow Agent shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver the Exchange Agreement, this Agreement or any documents or papers deposited or called for thereunder or hereunder.

(c) The Escrow Agent shall not be liable for the outlawing of any rights under any statute of limitations with respect to the Exchange Agreement, this Agreement or any documents deposited with the Escrow Agent

6. Release of Escrow Fund.

(a) Subject to the terms of the Exchange Agreement and this Agreement, the Escrow Agent shall, pursuant to Section 1.5(b) and 1.7 of the Exchange Agreement, release to the Stockholders’ Representative and/or to the Company, as applicable, all or a portion of the Escrow Shares held in the Escrow Fund promptly following the expiration of the Escrow Period upon receipt of and based on written notice from the Company or the Purchaser, as applicable, delivered pursuant to 1.5(b) or 1.7 of the Exchange Agreement. In the event of a dispute between the parties hereto regarding the Escrow Shares, the parties shall resolve such dispute in accordance with Section 8.4(d) of the Exchange Agreement.

(b) Upon receipt of a Notice of Claim prior to the end of the Escrow Period, subject to the provisions of Section 6(c) and 6(g) below and provided that the Losses specified in the Notice of Claim exceed the Loss Threshold Amount, if applicable, the Escrow Agent shall immediately following the expiration of the period set forth in Section 6(c) release to the Indemnified Party a number of Escrow Shares having a value which in the aggregate are equal to the amount of the Losses. For purposes of determining the numbers and value of Escrow Shares to be delivered to a Indemnified Party out of the Escrow Fund pursuant to this Section 6(b), each Escrow Share shall have a value equal to the Purchaser Per Share Price.

(c) Stockholders’ Representative shall have a period of thirty (30) days after delivery of the Notice of Claim, to deliver an Objection to the Indemnified Party and the Escrow Agent.

(d) In the event of a dispute between the parties hereto, as evidenced by the delivery of an Objection by Stockholders’ Representative to the Indemnified Party and the Escrow Agent in accordance with Section 8.4(b) of the Exchange Agreement, the Escrow Agent is hereby expressly authorized to disregard any and all notifications given by any of the parties hereto or by any other person, excepting only the Notice of Claim, the Objection and the Memoranda of Understanding, as provided in Section 8.4 of the Exchange Agreement, respectively, or decisions of an arbitrator as provided in Section 8.4(d)(iii) of the Exchange Agreement. The Escrow Agent shall be entitled to conclusively rely and shall distribute the Escrow Account in accordance with the terms of such Memorandum of Understanding and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court, or the arbitrator. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court or arbitrator, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment, or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

(e) For purposes of all deliveries of any Escrow Shares to Indemnified Parties hereunder pursuant to Article VIII of the Exchange Agreement, if an Objection is not delivered to the Indemnified Party and the Escrow Agent during the 30-day period as required in Section 6(c), the Indemnified Party shall send (with a copy to the Stockholders’ Representative) the Escrow Agent and Continental Stock Transfer & Trust Company, as transfer agent of Company’s Common Stock (“Continental”), a letter of instruction requesting that the original share certificate representing the Escrow Shares held by the Escrow Agent (the “Original Certificate”) be reissued by Continental into a share certificate representing the number of shares of Company Common Stock specified in such letter of instruction to be delivered to such Indemnified Parties with any legends requested by the Company and a share certificate for the balance of the shares of Company Common Stock represented by the Original Certificate in the name of the Stockholders’ Representative with the same legends printed on the reverse side of such certificate to be delivered back to the Escrow Agent to be held pursuant to the terms of this Agreement. Upon receipt of such letter of instruction, the Escrow Agent shall overnight via Federal Express (or other overnight service) the Original Certificate to Continental at the address and to the contact person specified in the letter of instruction. The Escrow Agent shall be entitled to rely on the information set forth in the letter of instruction.

(f) For purposes of all deliveries of any Escrow Shares to the Stockholders’ Representative and/or the Company hereunder pursuant to Section 1.5(b) or 1.7 of the Exchange Agreement, the Company and the Stockholders’ Representative shall jointly send a letter of instruction to the Escrow Agent and Continental, requesting that such Original Certificate be reissued by Continental into share certificates in the names of the Stockholders specified in the letter of instruction representing the number of shares of Company Common Stock specified in the letter of instruction with the same legends printed on the reverse side of such certificate as were on the Original Certificate and delivered to the Stockholders’ Representative and the remaining Escrow Shares shall be delivered to the Company free of any legends for cancellation. Upon receipt of such letter of instruction, the Escrow Agent shall overnight via Federal Express (or other overnight service) the Original Certificate to Continental at the address and to the contact person specified in the letter of instruction. The Escrow Agent shall be entitled to rely on the information set forth in the letter of instruction

(g) Notwithstanding the foregoing or anything herein to the contrary, other than as set forth in Section 1.5(b) of the Exchange Agreement, in no case may the Escrow Agent release Escrow Shares to the Company or to Indemnified Parties pursuant to Article VIII of the Exchange Agreement or otherwise that in the aggregate during the Escrow Period have a value in excess of the Indemnification Cap.

7. Resignation and Removal of the Escrow Agent. The Escrow Agent may resign as Escrow Agent at any time with or without cause, with respect to the Escrow Fund by giving at least thirty (30) calendar days’ prior written notice to each of the Stockholders’ Representative and the Company, such resignation to be effective thirty (30) calendar days following the date such notice is given. In addition, the Stockholders’ Representative and the Company may jointly remove the Escrow Agent as escrow agent at any time with or without cause, by an instrument executed by Stockholders’ Representative and the Company (which may be executed in counterparts)

given to the Escrow Agent, which instrument shall designate the effective date of such removal. In the event of any such resignation or removal, a successor escrow agent, which shall be a bank or trust company organized under the laws of the United States of America, the State of California or having (or if such bank or trust company is a member of a bank company, its bank holding company shall have) a combined capital and surplus of not less than $100,000,000, shall be appointed by Stockholders’ Representative on the terms of this Agreement with the written approval of the Company, which approval shall not be unreasonably withheld or delayed. Any such successor escrow agent shall deliver to Stockholders’ Representative and the Company, a written instrument accepting such appointment, and thereupon it shall succeed to all the rights and duties of the escrow agent hereunder and shall be entitled to receive possession of the Escrow Fund. Upon receipt of the identity of the successor escrow agent, the Escrow Agent shall deliver the Escrow Fund then held hereunder to the successor escrow agent.

8. Fees. The Company shall pay to the Escrow Agent such fees as are established by the Fee Schedule attached hereto as

Exhibit A.

9. Further Instruments. If the Escrow Agent reasonably requires other or further instruments in connection with its performance of the Duties, the necessary parties hereto shall join in furnishing such instruments.

10. Disputes. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the cash and/or other property held by the Escrow Agent hereunder, the Escrow Agent is authorized and directed to act in accordance with, and in reliance upon, the provisions of this Agreement and the Exchange Agreement.

11. Indemnification. In consideration of the Escrow Agent’s acceptance of this appointment, the Company agrees to indemnify and hold the Escrow Agent harmless as to any liability incurred by it to any person, firm or corporation by reason of its having accepted such appointment or in carrying out the provisions of this Agreement and the Exchange Agreement, and to reimburse the Escrow Agent for all its costs and expenses (including, without limitation, counsel fees and expenses) reasonably incurred by reason of any matter as to which such indemnity is paid pursuant to this Section 11; provided, however, that no indemnity need be paid in case of the Escrow Agent’s gross negligence, willful misconduct or breach of this Agreement.

12. General.

(a) Notice. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or by nationally recognized overnight courier prepaid, to the parties at the following addresses or facsimile numbers:

If to Stockholders’ Representative to:

Venkata Kode

USA:

1292 Kifer Road, Suite 808

Sunnyvale, CA 94086

Phone: +1 408 329 5353 x101

Fax: +1 408 329 5354 (Fax)

India:

M/s Solar Semiconductor Pvt Ltd

Naim Chambers, # 8-2-608/1/4,

Road No 10, Banjara Hills, Hyderabad – 34

Phone: +91 40 2330 1571, 72 & 73

Fax : +91 40 2330 1576

If to Company:

Solar Semiconductor Corporation

1292 Kifer Road, Suite 808

Sunnyvale, California 94086 USA

Attention: Hari Surapaneni, President and CEO

Telephone: (408) 329-5353

Fax: (408) 329-5354

with a copy (which shall not constitute notice) to:

Solar Semiconductor Corporation

1292 Kifer Road, Suite 808

Sunnyvale, California 94086 USA

Attention: Mike Ross, VP Admin, HR and Legal

Telephone: (408) 329-5353

Fax: (408) 329-5354

Email: mike.ross@solarsemiconductor.com

and

Hayden Bergman Rooney, Professional Corporation

150 Post Street, Suite 650

San Francisco, California 94108 USA

Attention: Kevin K. Rooney

Telephone: (415) 692-3310

Fax: (415) 399-9320

Email: krooney@hbrpc.com

If to the Escrow Agent:

Deutsche Bank National Trust Company

101 California Street, 46th Floor

San Francisco, CA 94111

Attention: Sandra Hanrahan, Vice President

Telephone: (415) 617-4241

Fax: (415) 617-4280

Email: Sandra.Hanrahan@db.com

or to such other address as any party may have furnished in writing to the other parties in the manner provided above. Any notice addressed to the Escrow Agent shall be effective only upon receipt.

(b) Amendment and Termination. This Agreement may be amended or terminated if, but only if, such amendment or termination is in writing and is signed by each of Stockholders’ Representative and the Company, but the duties or responsibilities of the Escrow Agent may not be amended or modified without its consent.

(c) Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by applicable law or otherwise afforded, will be cumulative and not alternative.

(d) No Assignment; Binding Effect. Neither this Agreement nor any right, interest or obligation hereunder may be assigned (by operation of law or otherwise) by any party without the prior written consent of the other parties and any attempt to do so will be void. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

(e) Headings. The headings and table of contents used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

(f) Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (iv) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

(g) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

(h) Construction. The parties hereto agree that this Agreement is the product of negotiation between sophisticated parties and individuals, all of who were represented by counsel, and each of who had an opportunity to participate in and did participate in the drafting of each provision hereof. Accordingly, ambiguities in this Agreement, if any, shall not be construed strictly or in favor of or against any party hereto but rather shall be given a fair and reasonable construction without regard to the rule of contra proferentem.

(i) Counterparts. This Agreement may be executed in any number of counterparts, including by facsimile or other means of electronic transmission, each of which when so executed shall constitute an original copy hereof, but all of which together shall constitute one instrument.

(j) Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity, provided that in no event shall any party to this Agreement be liable for any consequential, special, indirect or incidental damages, including, without limitation, lost profits, arising out of this Agreement.

13. Tax Reporting Matters. Within ten (10) calendar days of the Closing Date, Stockholders’ Representative and the Company each agree to provide the Escrow Agent with appropriate Forms W-9 (or applicable Forms W-8, in the case of non-U.S. persons) and other forms and documents to the Escrow Agent that the Escrow Agent may reasonably request (collectively, “Tax Reporting Documentation”). The parties hereto understand that, if such Tax Reporting Documentation is not so certified to the Escrow Agent, the Escrow Agent may be required by the Internal Revenue Code of 1986, as amended, to withhold a portion of any payments made pursuant to this Agreement.

14. Patriot Act Compliance. To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account. For a non-individual person such as a business entity, a charity, a trust or other legal entity the Escrow Agent will ask for documentation to verify its formation and existence as a legal entity. The Escrow Agent may also ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation. Stockholders’ Representative and the Company each agree to provide all such information and documentation as to themselves as requested by Escrow Agent to ensure compliance with federal law.

[Remainder of Page Left Blank Intentionally]

IN WITNESS WHEREOF, each of the parties hereto has executed this Escrow Agreement as of the date first above written.

ESCROW AGENT:

DEUTSCHE BANK NATIONAL TRUST
COMPANY

By:
Name:
Title:

By:
Name:
Title:

COMPANY:

SOLAR SEMICONDUCTOR
CORPORATION

By:
Name:	Hari Surapaneni
Title:	President and CEO

STOCKHOLDERS’ REPRESENTATIVE:

Venkata Kode

EXHIBIT A

FEE SCHEDULE

Annex H

FORM OF VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”) is dated as of                     , 2009, by and among Solar Semiconductor Corporation (formerly named Trans-India Acquisition Corporation), a Delaware corporation (the “Company”), Bobba Venkatadri and Craig Colmar as representatives of the Company (the “Trans-India Representatives”), and the individuals and entities listed on Schedule A hereto (each a “Solar Stockholder” and together the “Solar Stockholders”). Capitalized terms used, but not defined, herein shall have the meaning assigned to them in the Exchange Agreement (defined below).

RECITALS

A. The Company and the Solar Stockholders are party to that certain Share Exchange Agreement, dated October     , 2008, among the Company, Solar Semiconductor Ltd., a Cayman Islands company (“SSL”), Solar Semiconductor Private Limited, a company formed under the laws of the Republic of India (“SSPL”), Solar Semiconductor, Inc., a California corporation (“SSI”), the Solar Stockholders and Venkata Kode, as the Stockholders’ Representative (the “Exchange Agreement”), pursuant to which, the parties agreed, among other things, that the Solar Stockholders will sell, transfer, convey, assign and deliver to the Company, free and clear of all Liens, all their rights, title and interest in and to at least 80% of the issued and outstanding shares of capital stock of the Company, in exchange for shares of common stock of the Company.

B. As a condition to the closing of the Exchange Agreement, the Company and the Solar Stockholders have agreed to enter into this Agreement.

C. Each Solar Stockholder is the record and beneficial owner of such number of shares of capital stock of SSL set forth opposite such Solar Stockholder’s name on Schedule A hereto (hereinafter referred to as the “Voting Shares”).

AGREEMENT

NOW THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

1. Representations and Warranties. Each of the parties hereto, by their respective execution and delivery of this Agreement, hereby represents and warrants to the other parties hereto that:

(a) such party has the full right, capacity and authority to enter into, deliver and perform this Agreement;

(b) this Agreement has been duly executed and delivered by such party and is a binding and enforceable obligation of such party, enforceable against such party in accordance with the terms of this Agreement; and

(c) the execution, delivery and performance of such party’s obligations under this Agreement will not require such party to obtain the consent, waiver or approval of any Person and will not violate, result in a breach of, or constitute a default under any statute, regulation, agreement, judgment, consent, or decree by which such party is bound.

2. Shares Subject to Agreement. Each Solar Stockholder, severally and not jointly, agrees to vote all of its Voting Shares in accordance with the provisions of this Agreement.

3. Obligations to Vote Voting Shares for Specific Nominee. At any annual or special meeting called, or in connection with any other action (including the execution of written consents) taken for the purpose of electing directors to the board of directors of the Company (the “Board”), each of the Solar Stockholders agrees, for a period commencing from the Closing Date and ending on March 31, 2010 (the “Voting Period”), to vote all of its Voting Shares in favor of the person nominated by the Trans-India Representatives (the “Trans-India Director”) and notified in writing by the Trans-India Representatives to the Solar Stockholders not less then 30 days in advance of the meeting called for such purpose (or within 30 days of any requested action by written consent).

4. Obligations to Vote Voting Shares for Removal of Director; Filling Vacancies. During the Voting Period, the Trans-India Representatives shall have the right to request the resignation or removal of the Trans-India Director by notifying the Company and the Solar Stockholders in writing. In such event, each of the Solar Stockholders agrees to vote all of its Voting Shares in accordance with Section 3 in a manner that would cause the removal of the Trans-India Director, whether at any annual or special meeting called, or, in connection with any other action (including the execution of written consents) taken for the purpose of removing such director. In the event of the resignation, death, removal or disqualification of the Trans-India Director, the Trans-India Representatives shall promptly identify a new director and, after written notice has been given by the Trans-India Representatives to the Board, the Board shall elect such nominee to the vacancy created by the resignation, death, removal or disqualification of the Trans-India Director.

5. Covenant to Vote. Each Solar Stockholder shall appear in person or by proxy at any annual or special meeting of shareholders of the Company for the purpose of obtaining a quorum and shall vote all Voting Shares owned by such Solar Stockholder, either in person or by proxy, at any annual or special meeting of shareholders of the Company called for the purpose of voting on the election of directors or by written consent of shareholders with respect to the election of directors, in favor of the election of the Trans-India director.

6. Transfer Restrictions; Legend.

(a) Transfer Restrictions. Each of the Solar Stockholders hereby agrees that all transfers of the Company’s capital stock made by it shall be made subject to this Agreement and any transferee will agree in writing to be bound by the terms and provisions of this Agreement as a condition precedent to any such transfer; provided that any transfers made in compliance with the Lock-Up Agreement entered into between the Solar Stockholders and the Company may be made without restriction and any shares so transferred shall be re-issued without the legend set forth in Section 6(b).

(b) Legend. Each of the Solar Stockholders hereby agrees that each certificate representing any shares of capital stock of the Company held by such Solar Stockholders shall be endorsed with a legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN VOTING REQUIREMENTS AND OTHER RESTRICTIONS SET FORTH IN A VOTING AGREEMENT BETWEEN THE HOLDER OF THIS CERTIFICATE AND CERTAIN OTHER PARTIES. TRANSFER OF THE SECURITIES IS SUBJECT TO THE RESTRICTIONS CONTAINED IN SUCH AGREEMENT.

7. Additional Shares. If, after the date hereof, the Solar Stockholders acquire beneficial or record ownership of any additional shares of capital stock of the Company (any such shares, “Additional Shares”) as a result of any stock dividend or stock split of the Voting Shares, the provisions of this Agreement shall thereafter be applicable to such Additional Shares as if such Additional Shares had been held by the Solar Stockholders as of the date hereof. The provisions of the immediately preceding sentence shall be effective with respect to Additional Shares without action by any person or entity immediately upon the acquisition by the Solar Stockholders of the beneficial ownership of the Additional Shares.

8. Termination. This Agreement shall commence on the Closing Date and continue in force and effect until March 31, 2010. On March 31, 2010, except as otherwise set forth herein, the restrictions and obligations set forth herein shall terminate and be of no further effect, except that Solar Stockholders shall each be entitled to receive certificate(s) representing such holder’s shares without the legend required by Section 6 herein upon the surrender of the certificate(s) representing such shares to the Company.

9. Governing Law. This Agreement and the legal relations among the parties shall be governed by, and construed in accordance with, the laws of the State of Delaware regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof, except to the extent the laws of Delaware are mandatorily applicable.

10. Notices. Any notices required or permitted to be sent hereunder shall be delivered personally or by courier service to the following addresses, or such other address as any party hereto designates by written notice to the other party. Provided, however, a transmission per facsimile or email shall be sufficient and shall be deemed to be properly served when the facsimile or email is received if the signed original notice is received by the recipient within three (3) calendar days thereafter.

(a)	If to the Company, to:

Solar Semiconductor Corporation

1292 Kifer Road, Suite 808

Sunnyvale, California 94086 USA

Attention: Hari Surapaneni, President and CEO

Facsimile No.: (408) 329-5354

with a copy to (which shall not constitute notice):

Solar Semiconductor Corporation

1292 Kifer Road, Suite 808

Sunnyvale, California 94086 USA

Attention: Mike Ross, VP Admin, HR and Legal

Fax: (408) 329-5354

and

Hayden Bergman Rooney, Professional Corporation

150 Post Street, Suite 650

San Francisco, California 94108 USA

Attention: Kevin K. Rooney

Facsimile No.: (415) 399-9320

(b) If to a Solar Stockholder, to the address for such Solar Stockholder set forth on Schedule B hereto.

or to such other address as any party may have furnished to the others in writing in accordance herewith.

11. Miscellaneous.

(a) Binding Effect. This Agreement and all the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties.

(b) Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed by the party hereto to whom it is being enoforced. Notwithstanding the foregoing, this Agreement may be amended without consent to add any additional holders of capital stock of SSL on or prior to the Closing Date that are included in the Second Closing or an Additional Closing as a party to this Agreement by executing and delivering a counterpart signature page to this Agreement, and such party shall have the rights and obligations of a “Solar Stockholder” hereunder. Immediately after any such Solar Stockholder is added as a party to this Agreement, Schedule A hereto will be amended to list the additional Solar Stockholder. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

(c) Construction; Interpretation. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or the Exchange Agreement or any agreements related thereto. The words “including,” “include” and other words of similar import shall be deemed to be followed by the words “without limitation.”

(d) Counterparts; Facsimile Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that parties need not sign the same counterpart. In the event that any signature is delivered by facsimile or electronic mail transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or electronic mail signature page were an original thereof.

(e) Entire Agreement. The Agreement and the schedules attached thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents and schedules.

(f) Severability of Provisions. The provisions of this Agreement shall be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any provision of this Agreement would be held to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as to be invalid, prohibited or unenforceable, it shall be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision.

(g) Controlling Agreement. To the extent the terms of this Agreement (as amended, supplemented, restated or otherwise modified from time to time) directly conflicts with a provision in the Exchange Agreement, the terms of this Agreement shall control.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and made and entered into effective as of the date first set forth above.

SOLAR SEMICONDUCTOR CORPORATION

By:
Name:
Title:

SOLAR STOCKHOLDERS:

SEE SCHEDULE B ATTACHED HERETO

TRANS-INDIA REPRESENTATIVES:

BOBBA VENKATADRI

CRAIG COLMAR

Signature Page to Voting Agreement

SCHEDULE A

Solar Stockholders’ Voting Shares

SCHEDULE B

SOLAR STOCKHOLDER:

(Stockholder name if an entity)

(Signature)

(Print Name)

(Print title if signing on behalf of an entity)

Signature Page to Voting Agreement

Annex I

TRANS-INDIA ACQUISITION CORPORATION

2008 EQUITY INCENTIVE PLAN

1. Purposes of the Plan. The purposes of this Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide additional incentive to Employees, Directors and Consultants, and

•	to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units and Performance Shares.

2. Definitions. As used herein, the following definitions will apply:

(a) “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section (d) of the Plan.

(b) “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(c) “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares.

(d) “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(e) “Board” means the Board of Directors of the Company.

(f) “Change in Control” means the occurrence of any of the following events:

(i) Change in Ownership of the Company. A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than 50% of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection (i), the acquisition of additional stock by any one Person, who is considered to own more than 50% of the total voting power of the stock of the Company will not be considered a Change in Control; or

(ii) Change in Effective Control of the Company. A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this clause (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

(iii) Change in Ownership of a Substantial Portion of the Company’s Assets. A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (iii)(B)(3). For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this Section 2(f), persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

(g) “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

(h) “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board, or by the compensation committee of the Board, in accordance with Section (d) hereof.

(i) “Common Stock” means the common stock of the Company.

(j) “Company” means Trans-India Acquisition Corporation, a Delaware corporation, or any successor thereto.

(k) “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

(l) “Determination Date” means the latest possible date that will not jeopardize the qualification of an Award granted under the Plan as “performance-based compensation” under Section 162(m) of the Code.

(m) “Director” means a member of the Board.

(n) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

(o) “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

(p) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(q) “Exchange Program” means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for Awards of the same type (which may have higher or lower exercise prices and different terms), Awards of a different type, and/or cash, (ii) Participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator, and/or (iii) the exercise price of an outstanding Award is reduced or increased. The Administrator will determine the terms and conditions of any Exchange Program in its sole discretion.

(r) “Fair Market Value” means, as of any date, the value of the Common Stock as the Administrator may determine in good faith by reference to the price of such stock on any established stock exchange or a national market system on the day of determination if the Common Stock is so listed on any established stock exchange or a national market system. If the Common Stock is not listed on any established stock exchange or a national market system, the value of the Common Stock will be determined as the Administrator may determine in good faith.

(s) “Fiscal Year” means the fiscal year of the Company.

(t) “Incentive Stock Option” means an Option that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(u) “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(v) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(w) “Option” means a stock option granted pursuant to the Plan.

(x) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(y) “Participant” means the holder of an outstanding Award.

(z) “Performance Goals” will have the meaning set forth in Section 11 of the Plan.

(aa) “Performance Period” means any Fiscal Year of the Company or such other period as determined by the Administrator in its sole discretion.

(bb) “Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine pursuant to Section 0.

(cc) “Performance Unit” means an Award which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 0.

(dd) “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

(ee) “Plan” means this 2008 Equity Incentive Plan.

(ff) “Restricted Stock” means Shares issued pursuant to a Restricted Stock award under Section 7 of the Plan, or issued pursuant to the early exercise of an Option.

(gg) “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 7(i). Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(hh) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(ii) “Section 16(b)” means Section 16(b) of the Exchange Act.

(jj) “Service Provider” means an Employee, Director or Consultant.

(kk) “Share” means a share of the Common Stock, as adjusted in accordance with Section 14 of the Plan.

(ll) “Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 8(f) is designated as a Stock Appreciation Right.

(mm) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. Stock Subject to the Plan.

(a) Stock Subject to the Plan. Subject to the provisions of Section 14 of the Plan, the maximum aggregate number of Shares that may be subject to Awards and sold under the Plan is 10,000,000 shares. The Shares may be authorized but unissued, or reacquired Common Stock.

(b) Automatic Share Reserve Increase. The number of Shares available for issuance under the Plan will be increased on the first day of each Fiscal Year beginning with the 2011 Fiscal Year, in an amount equal to the least of (i) 10,000,000 Shares, (ii) 5% of the outstanding Shares on the last day of the immediately preceding Fiscal Year or (iii) such number of Shares determined by the Board.

(c) Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full, is surrendered pursuant to an Exchange Program, or, with respect to Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares, is forfeited to or repurchased by the Company due to failure to vest, the unpurchased Shares (or for Awards other than Options or Stock Appreciation Rights the forfeited or repurchased Shares) which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to Stock Appreciation Rights, only Shares actually issued pursuant to a Stock Appreciation Right will cease to be available under the Plan; all remaining Shares under Stock Appreciation Rights will remain available for future grant or sale under the Plan (unless the Plan has terminated). Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if Shares issued pursuant to Awards of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units are repurchased by the Company or are forfeited to the Company, such Shares will become available for future grant under the Plan. Shares used to pay the exercise price of an Award or to satisfy the tax withholding obligations related to an Award will become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Notwithstanding the foregoing and, subject to adjustment as provided in Section 14, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Section 422 of the Code and the Treasury Regulations promulgated thereunder, any Shares that become available for issuance under the Plan pursuant to Sections 3(b) and 3(c).

(d) Share Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

4. Administration of the Plan.

(a) Procedure.

(i) Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan will be administered by a Committee of two (2) or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv) Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which Committee will be constituted to satisfy Applicable Laws.

(b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

(i) to determine the Fair Market Value;

(ii) to select the Service Providers to whom Awards may be granted hereunder;

(iii) to determine the number of Shares to be covered by each Award granted hereunder;

(iv) to approve forms of Award Agreements for use under the Plan;

(v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine;

(vi) to determine the terms and conditions of any, and to institute any Exchange Program;

(vii) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(viii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws;

(ix) to modify or amend each Award (subject to Section 19(c) of the Plan), including but not limited to the discretionary authority to extend the post-termination exercisability period of Awards and to extend the maximum term of an Option (subject to Section 6(b) regarding Incentive Stock Options);

(x) to allow Participants to satisfy withholding tax obligations in such manner as prescribed in Section 15;

(xi) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xii) to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that otherwise would be due to such Participant under an Award; and

(xiii) to make all other determinations deemed necessary or advisable for administering the Plan.

(c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards.

5. Eligibility. Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

6. Stock Options.

(a) Limitations.

(i) Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.

(ii) The Administrator will have complete discretion to determine the number of Shares subject to an Option granted to any Participant, provided that during any Fiscal Year, no Participant will be granted an Option covering more than 3,000,000 Shares. Notwithstanding the limitation in the previous sentence, in connection with his or her initial service as an Employee, an Employee may be granted Options covering up to an additional 3,000,000 Shares.

(b) Term of Option. The term of each Option will be stated in the Award Agreement; provided, however, that the term will be no more than ten (10) years from the date of grant thereof. In the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(c) Option Exercise Price and Consideration.

(i) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, subject to the following:

(1) In the case of an Incentive Stock Option

(A) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.

(B) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(2) In the case of a Nonstatutory Stock Option, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(3) Notwithstanding the foregoing, Options may be granted with a per Share exercise price less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.

(ii) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

(iii) Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of: (1) cash; (2) check; (3) promissory note, to the extent permitted by Applicable Laws, (4) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided that accepting such Shares, in the sole discretion of the Administrator, will not result in any adverse accounting consequences to the Company; (5) consideration received by the Company under a broker-assisted (or other) cashless exercise program implemented by the Company in connection with the Plan; (6) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws, or (7) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Administrator will consider if acceptance of such consideration may be reasonably expected to benefit the Company.

(d) Exercise of Option.

(i) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

An Option will be deemed exercised when the Company receives: (i) notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 14 of the Plan.

Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(ii) Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s termination as the result of the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement, to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of the Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for three (3) months following the Participant’s termination. Unless the Administrator provides otherwise, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(iii) Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement, to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for twelve

(12) months following the Participant’s termination. Unless the Administrator provides otherwise, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(iv) Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement, to the extent that the Option is vested on the date of death (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement) by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to the Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for twelve (12) months following the Participant’s death. Unless otherwise provided by the Administrator, if, at the time of death, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

7. Restricted Stock.

(a) Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

(b) Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Notwithstanding the foregoing sentence, for restricted stock intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, during any Fiscal Year no Participant will receive more than an aggregate of 1,000,000 Shares of Restricted Stock. Notwithstanding the foregoing limitation, in connection with his or her initial service as an Employee, for restricted stock intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, an Employee may be granted an aggregate of up to an additional 1,000,000 Shares of Restricted Stock. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed.

(c) Transferability. Except as provided in this Section 7, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(d) Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

(e) Removal of Restrictions. Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction or at such other time as the Administrator may determine. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

(f) Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(g) Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless the Administrator provides otherwise. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

(h) Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

(i) Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals will be set by the Administrator on or before the Determination Date. In granting Restricted Stock which is intended to qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

8. Restricted Stock Units.

(a) Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. After the Administrator determines that it will grant Restricted Stock Units under the Plan, it will advise the Participant in an Award Agreement, which will specify the terms and conditions as the Administrator, in its sole discretion, will determine, including all terms, conditions, and restrictions related to the grant, the number of Restricted Stock Units and the form of payout, which, subject to Section 8(d), may be left to the discretion of the Administrator. Notwithstanding anything to the contrary in this subsection (a), for Restricted Stock Units intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, during any Fiscal Year of the Company, no Participant will receive more than an aggregate of 1,000,000 Restricted Stock Units. Notwithstanding the limitation in the previous sentence, for Restricted Stock Units intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, in connection with his or her initial service as an Employee, an Employee may be granted an aggregate of up to an additional 1,000,000 Restricted Stock Units.

(b) Vesting Criteria and Other Terms. The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment), or any other basis determined by the Administrator in its discretion.

(c) Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Administrator. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

(d) Form and Timing of Payment. Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) determined by the Administrator and set forth in the Award Agreement. The Administrator, in its sole discretion, may only settle earned Restricted Stock Units in cash, Shares, or a combination of both. Shares represented by Restricted Stock Units that are fully paid in cash will be available again for grant under the Plan.

(e) Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.

(f) Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock Units as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals will be set by the Administrator on or before the Determination Date. In granting Restricted Stock Units which are intended to qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

9. Stock Appreciation Rights.

(a) Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

(b) Number of Shares. The Administrator will have complete discretion to determine the number of Stock Appreciation Rights granted to any Participant, provided that during any Fiscal Year, no Participant will be granted Stock Appreciation Rights covering more than 3,000,000 Shares. Notwithstanding the limitation in the previous sentence, in connection with his or her initial service as an Employee, an Employee may be granted Stock Appreciation Rights covering up to an additional 3,000,000 Shares.

(c) Exercise Price and Other Terms. The per share exercise price for the Shares to be issued pursuant to exercise of a Stock Appreciation Right will be determined by the Administrator and will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. Otherwise, subject to Section 6(a) of the Plan, the Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan.

(d) Stock Appreciation Right Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(e) Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 6(b) relating to the maximum term and Section 6(d) relating to exercise also will apply to Stock Appreciation Rights.

(f) Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii) The number of Shares with respect to which the Stock Appreciation Right is exercised.

At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

10. Performance Units and Performance Shares.

(a) Grant of Performance Units/Shares. Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant, provided that during any Fiscal Year, for Performance Units or Performance Shares intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, (i) no Participant will receive Performance Units having an initial value greater than $2,000,000, and (ii) no Participant will receive more than 1,000,000 Performance Shares. Notwithstanding the foregoing limitation, for Performance Shares intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, in connection with his or her initial service, a Service Provider may be granted up to an additional 1,000,000 Performance Shares.

(b) Value of Performance Units/Shares. Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

(c) Performance Objectives and Other Terms. The Administrator will set performance objectives or other vesting provisions (including, without limitation, continued status as a Service Provider) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Service Providers. Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine. The Administrator may set performance objectives based upon the achievement of Company-wide, divisional, or individual goals, applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

(d) Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Unit/Share.

(e) Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares will be made as soon as practicable after the expiration of the applicable Performance Period. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

(f) Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.

(g) Section 162(m) Performance Restrictions. For purposes of qualifying grants of Performance Units/Shares as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals will be set by the Administrator on or before the Determination Date. In granting Performance Units/Shares which are intended to qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

11. Performance-Based Compensation Under Code Section 162(m).

(a) General. If the Administrator, in its discretion, decides to grant an Award intended to qualify as “performance-based compensation” under Code Section 162(m), the provisions of this Section 11 will control over any contrary provision in the Plan; provided, however, that the Administrator may in its discretion grant Awards that are not intended to qualify as “performance-based compensation” under Section 162(m) of the Code to such Participants that are based on Performance Goals or other specific criteria or goals but that do not satisfy the requirements of this Section 11.

(b) Performance Goals. The granting and/or vesting of Awards of Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units and other incentives under the Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Code Section 162(m) and may provide for a targeted level or levels of achievement (“Performance Goals”) including (i) cash position, (ii) earnings before interest and taxes, (iii) earnings before interest, taxes, depreciation and amortization, (iv) earnings per Share, (v) gross margin, (vi) market share, (vii) net income, (viii) operating cash flow, (ix) operating income, (x) overhead or other expense reduction, (xi) profit after-tax, (xii) profit before-tax, (xiii) return on assets, (xiv) return on equity, (xv) return on sales, (xvi) revenue, (xvii) revenue growth, (xviii) sales, and (xix) total shareholder return. Any Performance Goals may be used to measure the performance of the Company as a whole or a business unit of the Company and may be measured relative to a peer group or index. The Performance Goals may differ from Participant to Participant and from Award to Award. Prior to the Determination Date, the Administrator will determine whether any significant element(s) will be included in or excluded from the calculation of any Performance Goal with respect to any Participant.

(c) Procedures. To the extent necessary to comply with the performance-based compensation provisions of Code Section 162(m), with respect to any Award granted subject to Performance Goals, within the first twenty-five percent (25%) of the Performance Period, but in no event more than ninety (90) days following the commencement of any Performance Period (or such other time as may be required or permitted by Code Section 162(m)), the Administrator will, in writing, (i) designate one or more Participants to whom an Award will be made, (ii) select the Performance Goals applicable to the Performance Period, (iii) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (iv) specify the relationship between Performance Goals and the amounts of such Awards, as applicable, to be earned by each Participant for such Performance Period. Following the completion of each Performance Period, the Administrator will certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amounts earned by a Participant, the Administrator will have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Administrator may deem relevant to the assessment of individual or corporate performance for the Performance Period. A Participant will be eligible to receive payment pursuant to an Award for a Performance Period only if the Performance Goals for such period are achieved.

(d) Additional Limitations. Notwithstanding any other provision of the Plan, any Award which is granted to a Participant and is intended to constitute qualified performance based compensation under Code Section 162(m) will be subject to any additional limitations set forth in the Code (including any amendment to Section 162(m)) or any regulations and ruling issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m) of the Code, and the Plan will be deemed amended to the extent necessary to conform to such requirements.

12. Leaves of Absence/Transfer Between Locations. Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Service Provider will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months following the first (1st) day of such leave, any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

13. Limited Transferability of Awards. Unless determined otherwise by the Administrator, Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or the laws of descent and distribution, and may be exercised during the lifetime of the Participant, only by the Participant.

14. Adjustments; Dissolution or Liquidation; Merger or Change in Control.

(a) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, shall adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award, and the numerical Share limits set forth in Sections 3, 6, 7, 8, 9, and 10.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c) Merger or Change in Control. In the event of a merger or Change in Control, each outstanding Award shall be treated as the Administrator determines, including, without limitation, that each Award be assumed or an equivalent award substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. The Administrator shall not be required to treat all Awards (or portions thereof) similarly in the transaction.

In the event that the successor corporation does not assume or substitute for the Award, the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock will lapse, and, with respect to Restricted Stock Units, Performance Shares and Performance Units, all Performance Goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met. In addition, if an Option or Stock Appreciation Right is not assumed or substituted for in the event of a merger or Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be fully vested and exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.

For the purposes of this subsection 14(c), an Award will be considered assumed if, following the merger or Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the merger or Change in Control, the consideration (whether stock, cash, or other securities or property) received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or Change in Control is not solely stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, Performance Unit or Performance Share, for each Share subject to such Award, to be solely stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or Change in Control.

Notwithstanding anything in this Section 14(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more Performance Goals will not be considered assumed if the Company or its successor modifies any of such Performance Goals without the Participant’s consent; provided, however, a modification to such Performance Goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

15. Tax Withholding.

(a) Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

(b) Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld, (iii) delivering to the Company already-owned Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld, or (iv) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld. The amount of the withholding requirement will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

16. No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor will they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

17. Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

18. Term of Plan. Subject to Section 22 of the Plan, the Plan will become effective upon its adoption by the Board. Unless sooner terminated under Section 19, it will continue in effect for a term of ten (10) years from the later of (a) the effective date of the Plan, or (b) the earlier of the most recent Board or stockholder approval of an increase in the number of Shares reserved for issuance under the Plan.

19. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

(b) Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

20. Conditions Upon Issuance of Shares.

(a) Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

21. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

22. Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

APPENDIX A

TRANS-INDIA ACQUISITION CORPORATION

2008 EQUITY INCENTIVE PLAN

ADDITIONAL TERMS AND CONDITIONS FOR EMPLOYEES RESIDENT IN INDIA

The additional terms and conditions detailed below are to be read in conjunction with the Plan and the Award Agreement. Any terms and provisions not specifically defined below for Employees subject to the laws of India will have the same meaning as defined in the Plan and the Award Agreement.

1. Definitions. Notwithstanding the provisions of the Plan, the following definitions will have the meaning given to them for Options granted to employees of the Company resident in India.

(a) “FEMA” means the Foreign Exchange Management Act, 1999 of India, the rules and regulations notified thereunder and any amendments thereto. The restrictions under FEMA, as referred to in this Appendix A and as existing on the effective date of this Appendix A, will be read to include the amendments made to FEMA subsequent to the effective date of this Appendix A and will be deemed to have always included such amendments.

(b) “Indian Subsidiary” for the purpose of this Appendix A, means Solar Semiconductor Private Limited for so long as the holding-subsidiary relationship exists between Solar Semiconductor Ltd. and Solar Semiconductor Private Limited, as per the provisions of section 4 of the Indian Companies Act, 1956.

2. Purpose. The purpose of this Appendix A is to establish certain rules applicable to Common Stock which may be granted under the Plan from time to time to Employees of the Indian Subsidiary, who are residents of the Republic of India, in compliance with the exchange control, securities and other Applicable Laws currently in force in India. Except as otherwise provided by this Appendix A, all Options and Shares issued pursuant thereto under this Appendix A shall be governed by the terms of the Plan. In the event of a conflict between the provisions of the Plan and the provisions of this Appendix A, the provisions of this Appendix A shall prevail.

3. Consideration. Except as otherwise provided below, payment of the exercise price for the number of Shares being purchased pursuant to any Option will be made (i) in cash, by check or cash equivalent, (ii) pursuant to a cashless exercise program implemented by the Company in connection with the Plan, (iii) by such other consideration as may be approved by the Administrator from time to time to the extent permitted by Applicable Law, or (iv) by any combination thereof. Notwithstanding the foregoing, the above procedures will be subject to compliance with the applicable regulations under FEMA.

4. Eligibility. Notwithstanding the provisions of the Plan, Options granted to residents of India may only be granted to Employees who are, on the date of grant, “resident” in India in accordance with the provisions of FEMA and satisfy the provisions in Section 5 of the Plan regarding eligibility, as applicable. Consultants resident in India will not be eligible to receive Options under this Appendix A.

Options may be granted to Employees in accordance with the terms of the Plan and this Appendix A to the Plan as the Administrator deems appropriate. In determining which Employees may be granted Options and for determining the quantum of Options to be granted, the Administrator will take into account whether Options will provide additional incentive to Employees, whether such Options will promote the success of the Company’s business, the potential for future contribution to the Company and the Indian Subsidiary, integrity, number of employment years and any other factor(s) as deemed appropriate by the Administrator.

5. Standard Form of Award Agreement. Unless otherwise provided by the Administrator at the time the Option is granted, an Option shall comply with and be subject to the terms and conditions set forth in the Award Agreement approved by the Administrator concurrently and to be used in conjunction with the adoption of this Appendix A.

6. Currency Exchange Rates. Except as otherwise determined by the Administrator, all monetary values under this Appendix A including, without limitation, the Fair Market Value per Share and the exercise price shall be stated in US Dollars. Any changes or fluctuations in the exchange rate at which amounts paid by a Participant in currencies other than US Dollars are converted into US Dollars or amounts paid to a Participant in US Dollars are converted into currencies other than US Dollars shall be borne solely by the Participant.

7. Recovery of Fringe Benefit from the Participant. The Administrator shall have the right to recover from a Participant the fringe benefit tax whether paid or payable by the Company or the Indian Subsidiary arising on account of allotment of Shares upon the exercise of Options by a Participant.

8. Compliance With Law. In addition to the requirements set forth in the Plan, the grant of Common Stock pursuant to this Appendix A and the issuance of Common Stock upon exercise of the right to purchase shall be subject to compliance with all Applicable Laws of the Republic of India.

TRANS-INDIA ACQUISITION CORPORATION

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON

[—], 2009

The undersigned stockholders of Trans-India Acquisition Corporation, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement, dated [—], 2009, in connection with the Special Meeting of Stockholders to be held at [—] Central standard time on [—], 2009, at Trans-India’s offices located at 300 South Wacker Drive, Suite 1000, Chicago, IL 60606, and hereby appoints Bobba Venkatadri and Craig Colmar, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the common stock of Trans-India Acquisition Corporation registered in the name provided herein, which the undersigned is entitled to vote at such Special Meeting of Stockholders, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the Proxy Statement.

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ACQUISITION PROPOSAL, THE INCENTIVE PLAN PROPOSAL, THE SHARE INCREASE PROPOSAL, THE ARTICLE V PROPOSAL, THE NAME CHANGE PROPOSAL AND THE ADJOURNMENT PROPOSAL.

IF YOUR SHARES ARE HELD IN AN ACCOUNT AT A BROKERAGE FIRM OR BANK, YOU MUST INSTRUCT YOUR BROKER OR BANK ON HOW TO VOTE YOUR SHARES. IF YOU DO NOT PROVIDE SUCH INSTRUCTIONS YOUR SHARES WILL NOT BE VOTED ON ANY OF THE PROPOSALS.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3, 4, 5 AND 6.

1. ☐ For ☐ Against ☐ Abstain	To approve the Acquisition Proposal, which consists of the acquisition by Trans-India of at least 80%, and up to 100%, of the outstanding shares of Solar Cayman by the issuance of up to 56,245,046 shares of Trans-India common stock and the issuance of options and warrants to purchase an aggregate of 5,491,560 shares of Trans-India by the assumption of outstanding Solar Cayman options and warrants, pursuant to the share exchange agreement.

If you (i) voted “AGAINST” Proposal 1, (ii) hold shares of common stock and (iii) are not one of Trans-India’s initial stockholders, you may exercise your conversion rights and demand that Trans-India convert your shares of common stock into a pro rata portion of the funds available in the trust account by marking the “Exercise My Conversion Rights” box below. If you exercise your conversion rights, then you will be exchanging your shares of Trans-India common stock for cash and will no longer own these shares. You will be entitled to receive cash for these shares only if the acquisition is completed, you continue to hold these shares through the closing of the acquisition and you tender your stock certificate, physically or electronically, to Trans-India’s transfer agent by the day prior to the Special Meeting. Failure to (a) vote against the Acquisition Proposal, (b) check the following box, (c) submit this proxy in a timely manner, or (d) deliver your stock certificate, physically or electronically, to Trans-India’s transfer agent within the prescribed time will result in the loss of your conversion rights.

I HEREBY EXERCISE MY CONVERSION RIGHTS ☐

2. ☐ For ☐ Against ☐ Abstain	To approve the Incentive Plan Proposal, which consists of the adoption of a 2008 Equity Incentive Plan. Up to 10,000,000 shares of common stock may be issued under the 2008 Equity Incentive Plan.

3. ☐ For ☐ Against ☐ Abstain	To approve the Share Increase Proposal, which consists of the amendment of Trans-India’s certificate of incorporation to increase the number of authorized shares of common stock from 50,000,000 shares of common stock to 140,000,000 shares of common stock.

4. ☐ For ☐ Against ☐ Abstain	To approve the Article V Proposal, which consists of the amendment to Trans-India’s certificate of incorporation to remove Article V entirely from the certificate of incorporation from and after the closing of the acquisition, as the provisions in Article V will no longer be applicable to Trans-India, and to make certain other changes to the certificate of incorporation to reflect this deletion.

5. ☐ For ☐ Against ☐ Abstain	To approve the Name Change Proposal, which consists of the amendment to Trans-India’s certificate of incorporation to change its name from and after the closing of the acquisition to Solar Semiconductor Corporation.

6. ☐ For ☐ Against ☐ Abstain	To approve the Adjournment Proposal, which permits Trans-India’s board of directors or its chairman, in their discretion, to adjourn or postpone the Special Meeting if necessary for further solicitation of proxies if there are not sufficient votes at the originally scheduled time of the special meeting to adopt Proposals 1, 2, 3, 4, or 5.

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof. The board of directors recommends a vote FOR each of the proposals above and if no specification is made, the shares will be voted for such proposals.

If Individual:	Dated ________________________________ 2009

_________________________________________
Stockholder’s Signature

_________________________________________
Stockholder’s Signature

If Entity:	_________________________________________
Name of Entity

_________________________________________
Signature of Authorized Officer or Person

_________________________________________
Title(s) of Authorized Officer or Person

Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney. If a corporation, please spell the full corporate name and sign by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

YOUR VOTE IS VERY IMPORTANT. PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS SET FORTH IN ITEMS 1, 2, 3, 4, 5 AND 6 AND WILL GRANT DISCRETIONARY AUTHORITY TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.

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